As filed with the Securities and Exchange Commission on March 14, 2012.
Registration No. 333-176685

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Carlyle Group L.P.
(Exact name of Registrant as specified in its charter)

Delaware	6282	45-2832612
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Pennsylvania Avenue, NW
Washington, D.C. 20004-2505
Telephone: (202) 729-5626
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey W. Ferguson
General Counsel
The Carlyle Group L.P.
1001 Pennsylvania Avenue, NW
Washington, D.C. 20004-2505
Telephone: (202) 729-5626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Ford Bonnie Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017-3954 Telephone: (212) 455-2000 Facsimile: (212) 455-2502	Phyllis G. Korff David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036-6522 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of the proposed sale of the securities to the public:  As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[Page Intentionally Left Blank]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 14, 2012
PRELIMINARY PROSPECTUS
     Common Units
Representing Limited Partner Interests

This is the initial public offering of common units representing limited partner interests in The Carlyle Group L.P. No public market currently exists for our common units. We are offering all of the           common units representing limited partner interests in this offering. We anticipate that the initial public offering price will be between $      and $      per common unit. We have applied to list the common units on the NASDAQ Global Select Market under the symbol “CG.”

Investing in our common units involves risks. See “Risk Factors” beginning on page 27. These risks include the following:

We are managed by our general partner, which is owned by our senior Carlyle professionals. Our common unitholders will have only limited voting rights and will have no right to remove our general partner or, except in limited circumstances, elect the directors of our general partner. Moreover, immediately following this offering, our senior Carlyle professionals generally will have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of our limited partners. In addition, our partnership agreement limits the liability of, and reduces or eliminates the duties (including fiduciary duties) owed by, our general partner to our common unitholders and restricts the remedies available to our common unitholders for actions that might otherwise constitute breaches of our general partner’s duties. As a limited partnership, we will qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the NASDAQ Global Select Market. For example, we will not be required to comply with the requirements that a majority of the board of directors of our general partner consist of independent directors and that we have independent director oversight of executive officer compensation and director nominations.

Our business is subject to many risks, including those associated with:

•	adverse economic and market conditions, which can affect our business and liquidity position in many ways, including by reducing the value or performance of the investments made by our investment funds and reducing the ability of our investment funds to raise or deploy capital;

•	changes in the debt financing markets, which could negatively impact the ability of our funds and their portfolio companies to obtain attractive financing or refinancing for their investments and operations, and could increase the cost of such financing if it is obtained, leading to lower-yielding investments;

•	the potential volatility of our revenue, income and cash flow;

•	our dependence on our founders and other key personnel and our ability to attract, retain and motivate high quality employees who will bring value to our operations;

•	business and regulatory impediments to our efforts to expand into new investment strategies, markets and businesses;

•	the fact that most of our investment funds invest in illiquid, long-term investments that are not marketable securities, and such investments may lose significant value during an economic downturn;

•	the potential for poor performance of our investment funds; and

•	the possibility that we will not be able to continue to raise capital from third-party investors on advantageous terms.

As discussed in “Material U.S. Federal Tax Considerations,” The Carlyle Group L.P. will be treated as a partnership for U.S. federal income tax purposes, and our common unitholders therefore will be required to take into account their allocable share of items of income, gain, loss and deduction of The Carlyle Group L.P. in computing their U.S. federal income tax liability. Although we currently intend to make annual distributions in an amount sufficient to cover the anticipated U.S. federal, state and local income tax liabilities of holders of common units in respect of their allocable share of our net taxable income, it is possible that such tax liabilities will exceed the cash distributions that holders of common units receive from us. Although not enacted, the U.S. Congress has considered legislation that would have precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations for taxable years after a ten-year transition period and would have taxed individual holders of common units with respect to certain income and gains at increased rates. Similar legislation could be enacted in the future.

Proceeds, Before
Expenses, to The
	Price to	Underwriting	Carlyle
	Public	Discount	Group L.P.
Per Common Unit	$	$	$
Total	$	$	$

To the extent that the underwriters sell more than           common units, the underwriters have the option to purchase up to an additional           common units from us at the initial public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the common units to purchasers on or about          , 2012.

J.P. Morgan	Citigroup	Credit Suisse

BofA Merrill Lynch	Barclays Capital	Deutsche Bank Securities
Goldman, Sachs & Co.	Morgan Stanley	UBS Investment Bank

ICBC International	Sandler O’Neill + Partners, L.P.

Keefe Bruyette & Woods	CIBC	Itaú BBA

Nomura	Ramirez & Co., Inc.	Scotiabank

Societe Generale	The Williams Capital Group, L.P.

Mizuho Securities	SMBC Nikko

, 2012

Global Presence

As of December 31, 2011.

Assets Under Management (dollars in billions, 2003 — 2011)

(i)

You should rely only on the information contained in this prospectus or in any free writing prospectus we may authorize to be delivered to you. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. We and the underwriters are offering to sell, and seeking offers to buy, our common units only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common units.

Through and including          , 2012 (25 days after the date of this prospectus), all dealers that effect transactions in our common units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

(ii)

Our business is currently owned by four holding entities: TC Group, L.L.C., TC Group Cayman, L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P. We refer to these four holding entities collectively as the “Parent Entities.” The Parent Entities are under the common ownership and control of our senior Carlyle professionals and two strategic investors that own minority interests in our business — entities affiliated with Mubadala Development Company, an Abu-Dhabi based strategic development and investment company (“Mubadala”), and California Public Employees’ Retirement System (“CalPERS”). Unless the context suggests otherwise, references in this prospectus to “Carlyle,” the “Company,” “we,” “us” and “our” refer (1) prior to the consummation of our reorganization into a holding partnership structure as described under “Organizational Structure,” to Carlyle Group, which is comprised of the Parent Entities and their consolidated subsidiaries and (2) after our reorganization into a holding partnership structure, to The Carlyle Group L.P. and its consolidated subsidiaries. In addition, certain individuals engaged in our businesses own interests in the general partners of our existing carry funds. Certain of these individuals will contribute a portion of these interests to us as part of the reorganization. We refer to these individuals, together with the owners of the Parent Entities prior to this offering, collectively as our “existing owners.” Completion of our reorganization will occur prior to this offering. See “Organizational Structure.”

When we refer to the “partners of The Carlyle Group L.P.,” we are referring specifically to the common unitholders and our general partner and any others who may from time to time be partners of that specific Delaware limited partnership. When we refer to our “senior Carlyle professionals,” we are referring to the partners of our firm who are, together with CalPERS and Mubadala, the owners of our Parent Entities prior to the reorganization. References in this prospectus to the ownership of the senior Carlyle professionals include the ownership of personal planning vehicles of these individuals.

“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle. Our “carry funds” refers to those investment funds that we advise, including the buyout funds, growth capital funds, real asset funds and distressed debt and mezzanine funds (but excluding our structured credit funds, hedge funds and fund of funds vehicles), where we receive a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund. Our “fund of funds vehicles” refer to those funds, accounts and vehicles advised by AlpInvest Partners B.V., formerly known as AlpInvest Partners N.V. (“AlpInvest”).

“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets we manage from which we derive recurring fund management fees. Our fee-earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired, the amount of limited partner capital commitments and for fund of funds vehicles, the amount of external investor capital commitments during the commitment period;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired, the remaining amount of limited partner invested capital;

(c) the gross amount of aggregate collateral balance at par, adjusted for defaulted or discounted collateral, of our collateralized loan obligations (“CLOs“) and the reference portfolio notional amount of our synthetic collateralized loan obligations (“synthetic CLOs“);

(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds; and

(e) for fund of funds vehicles and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

(iii)

“Assets under management” or “AUM” refers to the assets we manage. Our AUM equals the sum of the following:

(a) the fair value of the capital invested in our carry funds, co-investment vehicles and fund of funds vehicles plus the capital that we are entitled to call from investors in those funds and vehicles (including our commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance at par of our CLOs and the reference portfolio notional amount of our synthetic CLOs; and

(c) the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds.

We include in our calculation of AUM and fee-earning AUM certain energy and renewable resources funds that we jointly advise with Riverstone Investment Group L.L.C. (“Riverstone”).

Our calculations of AUM and fee-earning AUM may differ from the calculations of other alternative asset managers. As a result, these measures may not be comparable to similar measures presented by other alternative asset managers. In addition, our calculation of AUM (but not fee-earning AUM) includes uncalled commitments to, and the fair value of invested capital in, our investment funds from Carlyle and our personnel, regardless of whether such commitments or invested capital are subject to fees. Our definitions of AUM or fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we advise. See “Business — Structure and Operation of Our Investment Funds — Incentive Arrangements/Fee Structure.”

For our carry funds, co-investment vehicles and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

Unless indicated otherwise, non-financial operational and statistical data in this prospectus is as of December 31, 2011. Compound annual growth in AUM is presented since December 31, 2003, the first period for which comparable information is available. The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment, our first fund was formed in 1990. For our Real Assets segment, our first fund was formed in 1997.

Until an investment fund (i) has distributed substantially all expected investment proceeds to its fund investors, (ii) is not expected to generate further investment proceeds (e.g., earn-outs), (iii) is no longer paying management fees or accruing performance fees, and (iv) in the case of our structured credit funds, has made a final redemption distribution, we consider such investment fund to be “active.” The fund performance data presented herein includes the performance of all of our carry funds, including those that are no longer active. All other fund data presented in this prospectus, and all other references to our investment funds, are to our “active” investment funds.

References herein to “active investments” are to investments that have not yet been fully realized, meaning that the investment fund continues to own an interest in, and has not yet completely exited, the investment.

(iv)

In addition, for purposes of the non-financial operating and statistical data included in this prospectus, including the aggregation of our non-U.S. dollar denominated investment funds, foreign currencies have been converted to U.S. dollars at the spot rate as of the last trading day of the reporting period when presenting period end balances, and the average rate for the period has been utilized when presenting activity during such period. With respect to capital commitments raised in foreign currencies, the conversion to U.S. dollars is based on the exchange rate as of the date of closing of such capital commitment.

Unless indicated otherwise, the information included in this prospectus assumes:

•	no exercise by the underwriters of the option to purchase up to an additional common units from us; and

•	the common units to be sold in this offering are sold at $ per common unit, which is the midpoint of the price range indicated on the front cover of this prospectus.

(v)

[Page Intentionally Left Blank]

(vi)

SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all the information you should consider before investing in our common units. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and the financial statements and the related notes, before you decide to invest in our common units.

The Carlyle Group

We are one of the world’s largest and most diversified multi-product global alternative asset management firms. We advise an array of specialized investment funds and other investment vehicles that invest across a range of industries, geographies, asset classes and investment strategies and seek to deliver attractive returns for our fund investors. Since our firm was founded in Washington, D.C. in 1987, we have grown to become a leading global alternative asset manager with more than $147 billion in AUM across 89 funds and 52 fund of funds vehicles. We have approximately 1,300 employees, including more than 600 investment professionals, in 33 offices across six continents, and we serve over 1,400 active carry fund investors from 72 countries. Across our Corporate Private Equity and Real Assets segments, we have investments in over 200 portfolio companies that employ more than 650,000 people.

The growth and development of our firm has been guided by several fundamental tenets:

•	Excellence in Investing. Our primary goal is to invest wisely and create value for our fund investors. We strive to generate superior investment returns by combining deep industry expertise, a global network of local investment teams who can leverage extensive firm-wide resources and a consistent and disciplined investment process.

•	Commitment to our Fund Investors. Our fund investors come first. This commitment is a core component of our firm culture and informs every aspect of our business. We believe this philosophy is in the long-term best interests of Carlyle and its owners, including our prospective common unitholders.

•	Investment in the Firm. We have invested, and intend to continue to invest, significant resources in hiring and retaining a deep talent pool of investment professionals and in building the infrastructure of the firm, including our expansive local office network and our comprehensive investor support team, which provides finance, legal and compliance and tax services in addition to other corporate services.

•	Expansion of our Platform. We innovate continuously to expand our investment capabilities through the creation or acquisition of new asset-, sector- and regionally-focused strategies in order to provide our fund investors a variety of investment options.

•	Unified Culture. We seek to leverage the local market insights and operational capabilities that we have developed across our global platform through a unified culture we call “One Carlyle.” Our culture emphasizes collaboration and sharing of knowledge and expertise across the firm to create value.

We believe that this offering will enable us to continue to develop and grow our firm; strengthen our infrastructure; create attractive investment products, strategies and funds for the benefit of our fund investors; and attract and retain top quality professionals. We manage our business for the long-term, through economic cycles, leveraging investment and exit opportunities in different parts of the world and across asset classes. We believe it is an opportune time to capitalize on the additional resources and growth prospects that we expect a public offering will provide.

Our Business

We operate our business across four segments: (1) Corporate Private Equity, (2) Real Assets, (3) Global Market Strategies and (4) Fund of Funds Solutions. We established our Fund of Funds Solutions segment on July 1, 2011 at the time we completed our acquisition of a 60% equity interest in, and began to consolidate, AlpInvest.

We earn management fees pursuant to contractual arrangements with the investment funds that we manage and fees for transaction advisory and oversight services provided to portfolio companies of these funds. We also typically receive a performance fee from an investment fund, which may be either an incentive fee or a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund. Our ability to generate carried interest is an important element of our business and carried interest has historically accounted for a significant portion of our revenue. In order to better align the interests of our senior Carlyle professionals and the other individuals who manage our carry funds with our own interests and with those of the investors in these funds, such individuals are allocated directly a portion of the carried interest in our carry funds. See “— Organizational Structure — Reorganization” for additional information regarding the allocation of carried interest between us and our senior Carlyle professionals before and after the consummation of this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures” for a discussion of the composition of our revenues and expenses, including additional information regarding how our management fees and performance fees are structured and calculated.

The following tables set forth information regarding our segment revenues, economic net income (“ENI”) and distributable earnings by segment for the years ended December 31, 2011 and 2010 and regarding our total revenues, income before provision for income taxes and cash distributions in conformity with U.S. generally accepted accounting principles (“GAAP”) for such periods. Please see “Management’s Discussion and Analysis of Financial Condition and Results of

Operations — Key Financial Measures” for a discussion of the composition of our revenues and expenses and “— Segment Analysis” for discussion and analysis of our segment results.

	For the Year Ended December 31, 2011
	Corporate
	Private		Global Market	Fund of Funds
	Equity	Real Assets	Strategies	Solutions(5)	Total
	(In millions)

Total Revenues (GAAP)					$2,845.3

Income before provision for income taxes (GAAP)					$1,182.8

Cash distributions (GAAP)(1)					$1,498.4

Segment Revenues(2)	$1,483.6	$314.7	$324.9	$26.1	$2,149.3

Economic Net Income(2)(3)	$514.1	$143.9	$161.5	$13.6	$833.1

Distributable Earnings(2)(4)	$566.0	$84.8	$193.4	$20.2	$864.4

	For the Year Ended December 31, 2010
	Corporate
	Private		Global Market	Fund of Funds
	Equity	Real Assets	Strategies	Solutions	Total
	(In millions)

Total Revenues (GAAP)					$2,798.9

Income before provision for income taxes (GAAP)					$1,479.7

Cash distributions (GAAP)(1)					$787.8

Segment Revenues(2)	$1,897.2	$235.0	$253.6	n/a	$2,385.8

Economic Net Income(2)(3)	$819.3	$90.7	$104.0	n/a	$1,014.0

Distributable Earnings(2)(4)	$307.2	$12.7	$22.6	n/a	$342.5

(1)	Cash distributions, net of compensatory payments, distributions related to co-investments and distributions related to the Mubadala investment in 2010 were $681.9 million and $105.8 million for the years ended December 31, 2011 and 2010, respectively. See “Cash Distribution Policy.”

(2)	Under GAAP, we are required to consolidate certain of the investment funds that we advise. However, for segment reporting purposes, we present revenues and expenses on a basis that deconsolidates these funds.

(3)	ENI, a non-GAAP measure, represents segment net income excluding the impact of income taxes, acquisition-related items including amortization of acquired intangibles and earn-outs, charges associated with equity-based compensation issued in this offering or future acquisitions, corporate actions and infrequently occurring or unusual events (e.g., acquisition related costs, gains and losses on fair value adjustments on contingent consideration, gains and losses from the retirement of our debt, charges associated with lease terminations and employee severance and settlements of legal claims). For a further discussion about ENI and a reconciliation to Income Before Provision for Income Taxes, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures — Non-GAAP Financial Measures — Economic Net Income” and “ — Non-GAAP Financial Measures,” and Note 14 to our combined and consolidated financial statements appearing elsewhere in this prospectus.

(4)	Distributable Earnings, a non-GAAP measure, is a component of ENI representing total ENI less unrealized performance fees and unrealized investment income plus unrealized performance fee compensation expense. For a further discussion about Distributable Earnings and a reconciliation to Income Before Provision for Income Taxes, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures — Non-GAAP Financial Measures — Distributable Earnings,” “ — Non-GAAP Financial Measures” and Note 14 to our combined and consolidated financial statements appearing elsewhere in this prospectus. For a discussion of cash distributions and the difference between Distributable Earnings and such cash distribution during the historical periods presented, see “Cash Distribution Policy.”

(5)	We established our Fund of Funds Solutions segment on July 1, 2011. These results are for the period from July 1, 2011 to December 31, 2011.

Corporate Private Equity.  Our Corporate Private Equity segment, established in 1990 with our first U.S. buyout fund, advises our buyout and growth capital funds, which pursue a wide variety of corporate investments of different sizes and growth potentials. Our 26 active Corporate Private Equity funds are each carry funds. They are organized and operated by geography or industry and are advised by separate teams of local professionals who live and work in the markets where they invest. We believe this diversity of funds allows us to deploy more targeted and specialized investment expertise and strategies and offers our fund investors the ability to tailor their investment choices.

Our Corporate Private Equity teams have two primary areas of focus:

•	Buyout Funds. Our buyout teams advise a diverse group of 17 active funds that invest in transactions that focus either on a particular geography (United States, Europe, Asia, Japan, South America or the Middle East and North Africa (“MENA”)) or a particular industry (e.g., financial services). As of December 31, 2011, our buyout funds had, in the aggregate, approximately $47 billion in AUM.

•	Growth Capital Funds. Our nine active growth capital funds are advised by three regionally-focused teams in the United States, Europe and Asia, with each team generally focused on middle-market and growth companies consistent with specific regional investment considerations. As of December 31, 2011, our growth capital funds had, in the aggregate, approximately $4 billion in AUM.

The following table presents certain data about our Corporate Private Equity segment as of December 31, 2011 (dollar amounts in billions; compound annual growth is presented since December 31, 2003; amounts invested include co-investments).

	% of		Fee-					Amount	Investments
	Total	AUM	Earning	Active	Active	Available	Investment	Invested Since	Since
AUM	AUM	CAGR	AUM	Investments	Funds	Capital	Professionals	Inception	Inception

$51	35%	22%	$38	167	26	$13	254	$49	422

Real Assets.  Our Real Assets segment, established in 1997 with our first U.S. real estate fund, advises our 17 active carry funds focused on real estate, infrastructure and energy and renewable resources.

Our Real Assets teams have three primary areas of focus:

•	Real Estate. Our 10 active real estate funds pursue real estate investment opportunities in Asia, Europe and the United States and generally focus on acquiring single-property opportunities rather than large-cap companies with real estate portfolios. As of December 31, 2011, our real estate funds had, in the aggregate, approximately $12 billion in AUM.

•	Infrastructure. Our infrastructure investment team focuses on investments in infrastructure companies and assets. As of December 31, 2011, we advised one infrastructure fund with approximately $1 billion in AUM.

•	Energy & Renewable Resources. Our energy and renewable resources activities focus on buyouts, growth capital investments and strategic joint ventures in the midstream, upstream, power and oilfield services sectors, as well as the renewable and alternative sectors of the energy industry. We currently conduct these activities with Riverstone, jointly advising six funds with approximately $17 billion in AUM as of December 31, 2011. We and Riverstone have mutually decided not to pursue additional jointly managed funds (although we will continue to advise jointly with Riverstone the six existing energy and renewable resources funds). We are actively exploring new approaches through which to expand our energy capabilities and intend to augment our significant in-house expertise in this sector.

The following table presents certain data about our Real Assets segment as of December 31, 2011 (dollar amounts in billions; compound annual growth is presented since December 31, 2003; amounts invested include co-investments; investment professionals excludes Riverstone employees).

	% of		Fee-					Amount	Investments
	Total	AUM	Earning	Active	Active	Available	Investment	Invested Since	Since
AUM	AUM	CAGR	AUM	Investments	Funds	Capital	Professionals	Inception	Inception

$31	21%	37%	$22	330	17	$8	136	$26	552

Global Market Strategies.  Our Global Market Strategies segment, established in 1999 with our first high yield fund, advises a group of 46 active funds that pursue investment opportunities across various types of credit, equities and alternative instruments, and (with regards to certain macroeconomic strategies) currencies, commodities and interest rate products and their derivatives. These funds include:

Carry Funds.  We advise six carry funds, with an aggregate of $3 billion in AUM, in three different strategies: distressed and corporate opportunities (including liquid trading portfolios and control investments); corporate mezzanine (targeting middle market companies); and energy mezzanine opportunities (targeting debt investments in energy and power projects and companies).

Hedge Funds.  Through our 55% stake in Claren Road Asset Management, LLC (“Claren Road”) we advise two long/short credit hedge funds focusing on the global high grade and high yield markets totaling, in the aggregate, approximately $6 billion in AUM. Additionally, through our 55% stake in Emerging Sovereign Group LLC (“ESG”), we advise six emerging markets equities and macroeconomic hedge funds with an aggregate AUM of $2 billion.

Structured Credit Funds.  Our 32 structured credit funds, with an aggregate AUM of $13 billion, invest primarily in performing senior secured bank loans through structured vehicles and other investment products.

The following table presents certain data about our Global Market Strategies segment as of December 31, 2011 (dollar amounts in billions; compound annual growth is presented since December 31, 2003).

	% of Total		Fee-Earning	Active	Investment
AUM	AUM	AUM CAGR	AUM	Funds	Professionals(1)

$24	16%	33%	$23	46	145

(1)	Includes 31 middle office and back office professionals.

Fund of Funds Solutions.  Our Fund of Funds Solutions segment was established on July 1, 2011 when we completed our acquisition of a 60% equity interest in AlpInvest. AlpInvest is one of the world’s largest investors in private equity and advises a global private equity fund of funds program and related co-investment and secondary activities. Its anchor clients are two large Dutch pension funds, which were the founders and previous shareholders of the company. Although we maintain ultimate control over AlpInvest, AlpInvest’s historical management team (who are our employees) will continue to exercise independent investment authority without involvement by other Carlyle personnel.

AlpInvest has three primary areas of focus:

•	Fund Investments. AlpInvest fund of funds vehicles make investment commitments directly to buyout, growth capital, venture and other alternative asset funds advised by other general partners (“portfolio funds”). As of December 31, 2011, AlpInvest advised 25 fund of funds vehicles totaling, in the aggregate, approximately $30 billion in AUM.

•	Co-investments. AlpInvest invests alongside other private equity and mezzanine funds in which it has a fund investment throughout Europe, North America and Asia. As of

December 31, 2011, AlpInvest co-investments programs were conducted through 15 fund of funds vehicles totaling, in the aggregate, approximately $5 billion in AUM.

•	Secondary Investments. AlpInvest also advises funds that acquire interests in portfolio funds in secondary market transactions. As of December 31, 2011, AlpInvest’s secondary investments program was conducted through 12 fund of funds vehicles totaling, in the aggregate, approximately $6 billion in AUM.

In addition, although customized separate accounts and co-mingled vehicles for clients other than AlpInvest’s anchor clients do not currently represent a significant portion of our AUM, we expect to grow our Fund of Funds Solutions segment with these two products. See “Business — Structure and Operation of Our Investment Funds — Incentive Arrangements/Fee Structure” for a discussion of the arrangements with the historical owners and management of AlpInvest regarding the allocation of carried interest in respect of the historical investments of and the historical and certain future commitments to our fund of funds vehicles.

The following table presents certain data about our Fund of Funds Solutions segment as of December 31, 2011 (dollar amounts in billions).

	% of		Fund of		Amount
	Total	Fee-Earning	Funds	Available	Invested	Investment
AUM(1)	AUM	AUM	Vehicles	Capital	Since Inception	Professionals(2)

$41	28%	$28	52	$15	$38	60

(1)	Under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to our fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties).

(2)	Includes 24 middle office and back office professionals.

Competitive Strengths

Since our founding in 1987, Carlyle has grown to become one of the world’s largest and most diversified multi-product global alternative asset management firms. We believe the following competitive strengths position us well for future growth:

Global Presence.  We believe we have a greater presence around the globe and in emerging markets than any other alternative asset manager. We currently operate on six continents and sponsor funds investing in the United States, Asia, Europe, Japan, MENA and South America, with 12 carry funds and their related co-investment vehicles representing approximately $11 billion in AUM actively investing in emerging markets. Our extensive network of investment professionals is composed primarily of local individuals with the knowledge, experience and relationships that allow them to identify and take advantage of opportunities unavailable to firms with less extensive footprints.

Diversified and Scalable Multi-Product Platform.  We have created separate geographic, sector and asset specific fund groups, investing significant resources to develop this extensive network of investment professionals and offices. As a result, we benefit from having 89 different funds (including 49 carry funds) and 52 fund of funds vehicles around the world. We believe this broad fund platform and our investor services infrastructure provide us with a scalable foundation to pursue future investment opportunities in high-growth markets and to expand into new products. Our diverse platform also enhances our resilience to credit market turmoil by enabling us to invest during such times in assets and geographies that are less dependent on leverage than traditional U.S. buyout activity. We believe the breadth of our product offerings also enhances our fundraising by allowing us to offer investors greater flexibility to allocate capital across different geographies, industries and components of a company’s capital structure.

Focus on Innovation.  We have been at the forefront of many recognized trends within our industry, including the diversification of investment products and asset classes, geographic expansion and raising strategic capital from institutional investors. Within 10 years of the launch of our first fund in 1990 to pursue buyout opportunities in the United States, we had expanded our buyout operations to Asia and Europe and added funds focused on U.S. real estate, global energy and power, structured credit and venture and growth capital opportunities in Asia, Europe and the United States. Over the next 10 years, we developed an increasing number of new, diverse products, including funds focused on distressed opportunities, infrastructure, global financial services, mezzanine investments and real estate across Asia and Europe. We continued to innovate in 2010 and 2011 with the significant expansion of our Global Markets Strategies business, which has more than doubled its AUM since the beginning of 2008, the formation of our Fund of Funds Solutions segment and numerous new fund initiatives. We believe our focus on innovation will enable us to continue to identify and capitalize on new opportunities in high-growth geographies and sectors.

Proven Ability to Consistently Attract Capital from a High-Quality, Loyal Investor Base.  Since inception, we have raised more than $117 billion in capital (excluding acquisitions). We have successfully and repeatedly raised long-term, non-redeemable capital commitments to new and successor funds, with a broad and diverse base of over 1,400 active carry fund investors from 72 countries. Despite the recent challenges in the fundraising markets, from December 31, 2007 through December 31, 2011, we had closings for commitments totaling approximately $32 billion across 30 funds and related co-investment vehicles, as well as net inflows to our hedge funds. We have a demonstrated history of attracting investors to multiple funds, with approximately 91% of commitments to our active carry funds (by dollar amount) coming from investors who are committed to more than one active carry fund, and approximately 58% of commitments to our active carry funds (by dollar amount) coming from investors who are committed to more than five active carry funds (each as of December 31, 2011). We have a dedicated in-house fund investor relations function, which we refer to as our “LP relations” group, which includes 23 geographically focused investor relations professionals and 31 product and client segment specialists and support staff operating on a global basis. We believe that our constant dialogue with our fund investors and our commitment to providing them with the highest quality service inspires loyalty and aids our efforts to continue to attract investors across our investment platform.

Demonstrated Record of Investment Performance.  We have demonstrated a strong and consistent investment track record, producing attractive returns for our fund investors across segments, sectors and geographies, and across economic cycles. The following table summarizes the aggregate investment performance of our Corporate Private Equity, Real Assets, and Fund of Funds Solutions segments. Due to the diversified nature of the strategies in our Global Market Strategies segment, we have included summarized investment performance for the largest carry fund and two of our largest hedge funds in this segment. For additional information, including performance information of other Global Market Strategies funds, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment Analysis — Corporate Private Equity — Fund Performance Metrics,” “— Real Assets — Fund Performance Metrics” “— Fund of Funds Solutions — Fund Performance Metrics”, and “— Global Market Strategies — Fund Performance Metrics.”

	As of December 31, 2011				Inception to December 31, 2011
							Realized/
				Realized/			Partially
	Cumulative			Partially			Realized
	Invested			Realized	Gross	Net	Gross
	Capital(2)	MOIC(3)		MOIC(3)(4)	IRR(5)	IRR(6)	IRR(4)(5)
	(Dollars in billions)

Corporate Private Equity(1)	$48.7	1.8	x	2.6x	27%	18%	31%
Real Assets(1)	$26.4	1.5	x	2.0x	17%	10%	29%
Fund of Funds Solutions(1)	$38.3	1.3	x	n/a	10%	9%	n/a

	As of
	December 31,
	2011	Inception to December 31, 2011
			Net	Net Annualized
	Total AUM	Gross IRR(5)	IRR(6)	Return(7)
	(Dollars in billions)

Global Market Strategies(8)
CSP II (carry fund)	$1.6	15%	10%	n/a
Claren Road Master Fund (hedge fund)	$4.7	n/a	n/a	11%
Claren Road Opportunities Fund (hedge fund)	$1.4	n/a	n/a	18%

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P. See “Risk Factors — Risks Related to Our Business Operations — The historical returns attributable to our funds, including those presented in this prospectus, should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.”

(1)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(2)	Represents the original cost of all capital called for investments since inception.

(3)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(4)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures.

(5)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(6)	Net IRR represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(7)	Net Annualized Return is presented for fee-paying investors on a total return basis, net of all fees and expenses.

(8)	Due to the disparate nature of the underlying asset classes in which our Global Market Strategies funds participate (e.g., syndicated loans, bonds, distressed securities, mezzanine loans, emerging markets equities, macroeconomic products) and the inherent difficulties in aggregating the performance of closed-end and open-end funds, the presentation of aggregate investment performance across this segment would not be meaningful.

Financial Strength.  The investment performance across our broad fund base has enabled us to generate Economic Net Income of $833.1 million in 2011 and $1.014 billion in 2010 and Distributable Earnings of $864.4 million and $342.5 million for the same periods. Our income before provision for income taxes, a GAAP measure, was approximately $1.2 billion in 2011 and $1.5 billion in 2010. This performance is also reflected in the rate of appreciation of the investments in our carry funds in recent periods, with a 34% increase in our carry fund value in 2010 and a 16% increase in 2011. Additionally, distributions to our fund investors have been robust, with more than $8 billion distributed to fund investors in 2010 and approximately $19 billion in 2011. We believe the investment pace and available capital of our carry funds position us well for the future. Our carry funds invested approximately $10 billion in 2010 and more than $11 billion in 2011, and as of December 31, 2011, these funds had approximately $22 billion in capital commitments that had not yet been invested.

Stable and Diverse Team of Talented Investment Professionals With a Strong Alignment of Interests.  We have a talented team of more than 600 investment professionals and we are assisted by our Executive Operations Group of 27 operating executives, with an average of over 40 years of relevant operating, financial and regulatory experience, who are a valuable resource to our portfolio companies and our firm. Our investment professionals are supported by a centralized investor services and support group, which includes more than 400 professionals. The interests of our professionals are aligned with the interests of the investors in our funds and in our firm. Since our inception through December 31, 2011, we and our senior Carlyle professionals, operating executives and other professionals have invested or committed to invest in excess of $4 billion in or alongside our funds. We have also sought to align the long-term incentives of our senior Carlyle professionals with our common unitholders, including through equity compensation arrangements that include certain vesting, minimum retained ownership and transfer restrictions. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions.”

Commitment to Responsible Global Citizenship.  We believe that being a good corporate citizen is part of good business practice and creates long-term value for our fund investors. We have worked to apply the Private Equity Growth Capital Council’s Guidelines for Responsible Investment, which we helped to develop in 2008, demonstrating our commitment to environmental, social and governance standards in our investment activities. In addition, we were the first global alternative asset management firm to release a corporate citizenship report, which catalogues and describes our corporate citizenship efforts, including our responsible investment policy and practices and those of our portfolio companies.

Our Strategy for the Future

We intend to create value for our common unitholders by seeking to:

•	continue to generate attractive investment returns for our fund investors across our multi-fund, multi-product global investment platform, including by increasing the value of our current portfolio and leveraging the strong capital position of our investment funds to pursue new investment opportunities;

•	continue to inspire the confidence and loyalty of our more than 1,400 active carry fund investors, and further expand our investor base, with a focus on client service and strong investment performance;

•	continue to grow our AUM by raising follow-on investment funds across our four segments and by broadening our platform, through both organic growth and selective acquisitions, where we believe we can provide investors with differentiated products to meet their needs;

•	further advance our leadership position in core non-U.S. geographic markets, including high-growth emerging markets such as China, Latin America, India, MENA and Sub-Saharan Africa; and

•	continue to demonstrate principled industry leadership and to be a responsible and respected member of the global community by demonstrating our commitment to environmental, social and governance standards in our investment activities.

Investment Risks

An investment in our common units involves substantial risks and uncertainties. Some of the more significant challenges and risks relating to an investment in our common units include those associated with:

•	adverse economic and market conditions, which can affect our business and liquidity position in many ways, including by reducing the value or performance of the investments made by our investment funds and reducing the ability of our investment funds to raise or deploy capital;

•	changes in the debt financing markets, which could negatively impact the ability of our funds and their portfolio companies to obtain attractive financing or refinancing for their investments and operations, and could increase the cost of such financing if it is obtained, leading to lower-yielding investments;

•	the potential volatility of our revenue, income and cash flow, which is influenced by:

•	the fact that carried interest is only received when investments are realized and achieve a certain specified return;

•	changes in the carrying values and performance of our funds’ investments; and

•	the life cycle of our carry funds, which influences the timing of our accrual and realization of carried interest;

•	the fact that the fees we receive for transaction advisory services are dependent upon the level of transactional activity during the period;

•	our dependence on our founders and other key personnel and our ability to attract, retain and motivate high quality employees who will bring value to our operations;

•	business and regulatory impediments to our efforts to expand into new investment strategies, markets and businesses;

•	the fact that most of our investment funds invest in illiquid, long-term investments that are not marketable securities, and such investments may lose significant value during an economic downturn;

•	the potential for poor performance of our investment funds; and

•	the possibility that we will not be able to continue to raise capital from third-party investors on advantageous terms.

As a limited partnership, we will qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the NASDAQ Global Select Market. For example, we will not be required to comply with the requirements that a majority of the board of directors of our general partner consist of independent directors and that we have independent director oversight of executive officer compensation and director nominations.

In addition, and as discussed in “Material U.S. Federal Tax Considerations”:

•	The Carlyle Group L.P. will be treated as a partnership for U.S. federal income tax purposes, and our common unitholders therefore will be required to take into account their allocable share of items of income, gain, loss and deduction of The Carlyle Group L.P. in computing their U.S. federal income tax liability;

•	Although we currently intend to make annual distributions in an amount sufficient to cover the anticipated U.S. federal, state and local income tax liabilities of holders of common units in respect of their allocable share of our net taxable income, it is possible that such tax liabilities will exceed the cash distributions that holders of common units receive from us; and

•	Although not enacted, the U.S. Congress has considered legislation that would have precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations for taxable years after a ten-year transition period and would have taxed individual holders of common units with respect to certain income and gains now taxed at capital gains rates, including gain on disposition of units, at increased rates. Similar legislation could be enacted in the future.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in our common units.

The Carlyle Group L.P. was formed in Delaware on July 18, 2011. Our principal executive offices are located at 1001 Pennsylvania Avenue, NW, Washington, D.C. 20004-2505, and our telephone number is (202) 729-5626.

Organizational Structure

Our Current Organizational Structure

Our business is currently owned by four holding entities: TC Group, L.L.C., TC Group Cayman, L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P. We refer to these four holding entities collectively as the “Parent Entities.” The Parent Entities are under the common ownership and control of the partners of our firm (who we refer to as our “senior Carlyle professionals”) and two strategic investors that own minority interests in our business — entities affiliated with Mubadala Development Company, an Abu-Dhabi based strategic development and investment company (“Mubadala”), and California Public Employees’ Retirement System (“CalPERS”). In addition, certain individuals engaged in our businesses own interests in the general partners of our existing carry funds. Certain of these individuals will, as described below, contribute a portion of these interests to us as part of the reorganization. We refer to these individuals, together with the owners of the Parent Entities prior to this offering, collectively, as our “existing owners.”

Reorganization

Prior to this offering, we will complete a series of transactions pursuant to which our business will be reorganized into a holding partnership structure as described under “Organizational Structure.” Following the reorganization and this offering, The Carlyle Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, will hold equity interests in three Carlyle Holdings partnerships (which we refer to collectively as “Carlyle Holdings”), which in turn will own the four Parent Entities. Through its wholly-owned subsidiaries, The Carlyle Group L.P. will be the sole general partner of each of the Carlyle Holdings partnerships. Accordingly, The Carlyle Group L.P. will operate and control all of the business and affairs of Carlyle Holdings and will consolidate the financial results of Carlyle Holdings and its consolidated subsidiaries, and the ownership interest of the limited partners of Carlyle Holdings will be reflected as a non-controlling interest in The Carlyle Group L.P.’s consolidated financial statements. At the time of this offering, our existing owners will be the only limited partners of the Carlyle Holdings partnerships.

Certain existing and former owners of the Parent Entities (including CalPERS and former and current senior Carlyle professionals) have beneficial interests in investments in or alongside our funds that were funded by such persons indirectly through the Parent Entities. In order to minimize the extent of third party ownership interests in firm assets, prior to the completion of the offering we will (i) distribute a portion of these interests (approximately $118.5 million as of December 31, 2011) to the beneficial owners so that they are held directly by such persons and are no longer consolidated in our financial statements and (ii) restructure the remainder of these interests (approximately $84.8 million as of December 31, 2011) so that they are reflected as non-controlling interests in our financial statements. In addition, prior to the offering the Parent Entities will restructure the ownership of certain carried interest rights allocated to retired senior Carlyle professionals so that such carried interest rights will be reflected as non-controlling interests in our financial statements. Such restructured carried interest rights accounted for approximately $42.3 million of our performance fee revenue for the year ended December 31, 2011. Prior to the date of the offering the Parent Entities will also make one or more cash distributions of previously undistributed earnings and excess accumulated cash to their owners totaling $      . See “Unaudited Pro Forma Financial Information.”

Our existing owners will then contribute to the Carlyle Holdings partnerships their interests in the Parent Entities and a portion of the equity interests they own in the general partners of our existing investment funds and other entities that have invested in or alongside our funds.

Accordingly, following the reorganization, subsidiaries of Carlyle Holdings generally will be entitled to:

•	all management fees payable in respect of all current and future investment funds that we advise, as well as the fees for transaction advisory and oversight services that may be payable by these investment funds’ portfolio companies (subject to certain third party interests, as described below);

•	all carried interest earned in respect of all current and future carry funds that we advise (subject to certain third party interests, including those described below and to the allocation to our investment professionals who work in these operations of a portion of this carried interest as described below);

•	all incentive fees (subject to certain interests in Claren Road and ESG and, with respect to other funds earning incentive fees, any performance-related allocations to investment professionals); and

•	all returns on investments of our own balance sheet capital that we make following this offering (as well as on existing investments with an aggregate value of approximately $249.3 million as of December 31, 2011).

In certain cases, the entities that receive management fees from our investment funds are owned by Carlyle together with other persons. For example, management fees from our energy and renewables funds are received by an entity we own together with Riverstone, and the Claren Road, ESG and AlpInvest management companies are partially owned by the respective founders and managers of these businesses. We may have similar arrangements with respect to the ownership of the entities that advise our funds in the future.

In order to better align the interests of our senior Carlyle professionals and the other individuals who manage our carry funds with our own interests and with those of the investors in these funds, such individuals are allocated directly a portion of the carried interest in our carry funds. Prior to the reorganization, the level of such allocations vary by fund, but generally are at least 50% of the carried interests in the fund. As a result of the reorganization, the allocations to these individuals will be approximately 45% of all carried interest, on a blended average basis, earned in respect of investments made prior to the date of the reorganization and approximately 45% of any carried interest that we earn in respect of investments made from and after the date of the reorganization, in each case with the exception of the Riverstone funds, where we will retain essentially all of the carry to which we are entitled under our arrangements for those funds. In addition, under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to our fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties). See “Business — Structure and Operation of Our Investment Funds — Incentive Arrangements/Fee Structure.”

The diagram below (which omits certain wholly-owned intermediate holding companies) depicts our organizational structure immediately following this offering. As discussed in greater detail below and under “Organizational Structure,” The Carlyle Group L.P. will hold, through wholly-owned subsidiaries, a number of Carlyle Holdings partnership units that is equal to the number of common units that The Carlyle Group L.P. has issued and will benefit from the income of Carlyle Holdings to the extent of its equity interests in the Carlyle Holdings partnerships. While the holders of common units of The Carlyle Group L.P. will be entitled to all of the economic rights in The Carlyle Group L.P. immediately following this offering, our existing owners will, like the wholly-owned subsidiaries of The Carlyle Group L.P., hold Carlyle Holdings partnership units that entitle them to economic rights in Carlyle Holdings to the extent of their equity interests in the Carlyle Holdings partnerships. Public investors will not directly hold equity interests in the Carlyle Holdings partnerships.

(1)	The Carlyle Group L.P. common unitholders will have only limited voting rights and will have no right to remove our general partner or, except in limited circumstances, elect the directors of our general partner. TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit in The Carlyle Group L.P. that will entitle it, on those few matters that may be submitted for a vote of The Carlyle Group L.P. common unitholders, to participate in the vote on the same basis as the common unitholders and provide it with a number of votes that is equal to the aggregate number of vested and unvested partnership units in Carlyle Holdings held by the limited partners of Carlyle Holdings on the relevant record date. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Withdrawal or Removal of the General Partner,” “— Meetings; Voting” and “— Election of Directors of General Partner.”

(2)	Certain individuals engaged in our business will continue to own interests directly in selected operating subsidiaries, including, in certain instances, entities that receive management fees from funds that we advise. The Carlyle Holdings partnerships will also directly own interests in selected operating subsidiaries. For additional information concerning these interests see “Organizational Structure — Our Organizational Structure Following this Offering — Certain Non-controlling Interests in Operating Subsidiaries.”

The Carlyle Group L.P. intends to conduct all of its material business activities through Carlyle Holdings. Each of the Carlyle Holdings partnerships was formed to hold our interests in different businesses. We expect that Carlyle Holdings I L.P. will own all of our U.S. fee-generating businesses and many of our non-U.S. fee-generating businesses, as well as our carried interests (and other investment interests) that are expected to derive income that would not be qualifying income for purposes of the U.S. federal income tax publicly-traded partnership rules and certain of our carried interests (and other investment interests) that do not relate to investments in stock of corporations or in debt, such as equity investments in entities that are pass-through for U.S. federal income tax purposes. We anticipate that Carlyle Holdings II L.P. will hold a variety of assets, including our carried interests in many of the investments by our carry funds in entities that are treated as domestic corporations for U.S. federal income tax purposes and in certain non-U.S. entities. Certain of our non-U.S. fee-generating businesses, as well as our non-U.S. carried interests (and other investment interests) that are expected to derive income that would not be qualifying income for purposes of the U.S. federal income tax publicly-traded partnership rules and certain of our non-U.S. carried interests (and other investment interests) that do not relate to investments in stock of corporations or in debt, such as equity investments in entities that are pass-through for U.S. federal income tax purposes will be held by Carlyle Holdings III L.P.

The Carlyle Group L.P. has formed wholly-owned subsidiaries to serve as the general partners of the Carlyle Holdings partnerships: Carlyle Holdings I GP Inc. (a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes), Carlyle Holdings II GP L.L.C. (a Delaware limited liability company that is a disregarded entity and not an association taxable as a corporation for U.S. federal income tax purposes) and Carlyle Holdings III GP L.P. (a Québec société en commandite that is a foreign corporation for U.S. federal income tax purposes) will serve as the general partners of Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P., respectively. Carlyle Holdings I GP Inc. and Carlyle Holdings III GP L.P. will serve as the general partners of Carlyle Holdings I L.P. and Carlyle Holdings III L.P., respectively, either directly or indirectly through wholly-owned subsidiaries that are disregarded for federal income tax purposes. We refer to Carlyle Holdings I GP Inc., Carlyle Holdings II GP L.L.C. and Carlyle Holdings III GP L.P. collectively as the “Carlyle Holdings General Partners.”

Holding Partnership Structure

As discussed in “Material U.S. Federal Tax Considerations,” The Carlyle Group L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes, although our partnership agreement does not restrict our ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, whether or not cash distributions are made. Investors in this offering will become limited partners of The Carlyle Group L.P. Accordingly, an investor in this offering generally will be required to pay U.S. federal income taxes with respect to the income and gain of The Carlyle Group L.P. that is allocated to such investor, even if The Carlyle Group L.P. does not make cash distributions. We believe that the Carlyle Holdings partnerships will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the holders of partnership units in Carlyle Holdings, including The Carlyle Group L.P.’s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Carlyle Holdings. See “Material U.S. Federal Tax Considerations” for more information about the tax treatment of The Carlyle Group L.P. and Carlyle Holdings.

Each of the Carlyle Holdings partnerships will have an identical number of partnership units outstanding, and we use the terms “Carlyle Holdings partnership unit” or “partnership unit in/of Carlyle Holdings” to refer collectively to a partnership unit in each of the Carlyle Holdings partnerships. The Carlyle Group L.P. will hold, through wholly-owned subsidiaries, a number of

Carlyle Holdings partnership units equal to the number of common units that The Carlyle Group L.P. has issued. The Carlyle Holdings partnership units that will be held by The Carlyle Group L.P.’s wholly-owned subsidiaries will be economically identical to the Carlyle Holdings partnership units that will be held by our existing owners. Accordingly, the income of Carlyle Holdings will benefit The Carlyle Group L.P. to the extent of its equity interest in Carlyle Holdings. Immediately following this offering, The Carlyle Group L.P. will hold Carlyle Holdings partnership units representing     % of the total number of partnership units of Carlyle Holdings, or     % if the underwriters exercise in full their option to purchase additional common units, and our existing owners will hold Carlyle Holdings partnership units representing     % of the total number of partnership units of Carlyle Holdings, or     % if the underwriters exercise in full their option to purchase additional common units.

Under the terms of the partnership agreements of the Carlyle Holdings partnerships, all of the Carlyle Holdings partnership units received by our existing owners in the reorganization described in “Organizational Structure” will be subject to restrictions on transfer and, with the exception of Mubadala and CalPERS, minimum retained ownership requirements. All of the Carlyle Holdings partnership units received by our founders, CalPERS and Mubadala as part of the Reorganization will be fully vested as of the date of issuance. All of the Carlyle Holdings partnership units received by our other existing owners in exchange for their interests in carried interest owned at the fund level relating to investments made by our carry funds prior to the date of the Reorganization will be fully vested as of the date of issuance. Of the remaining Carlyle Holdings partnership units received as part of the Reorganization by our other existing owners,     % will be fully vested as of the date of issuance and     % will not be vested and, with specified exceptions, will be subject to forfeiture if the employee ceases to be employed by us prior to vesting. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions.”

The Carlyle Group L.P. is managed and operated by our general partner, Carlyle Group Management L.L.C., to whom we refer as “our general partner,” which is in turn wholly-owned by our senior Carlyle professionals. Our general partner will not have any business activities other than managing and operating us. We will reimburse our general partner and its affiliates for all costs incurred in managing and operating us, and our partnership agreement provides that our general partner will determine the expenses that are allocable to us. Although there are no ceilings on the expenses for which we will reimburse our general partner and its affiliates, the expenses to which they may be entitled to reimbursement from us, such as director fees, are not expected to be material.

Certain Corporate Governance Considerations

Voting.  Unlike the holders of common stock in a corporation, our common unitholders will have only limited voting rights and will have no right to remove our general partner or, except in the limited circumstances described below, elect the directors of our general partner. In addition, TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit that provides it with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Carlyle Holdings partnership units held by the limited partners of Carlyle Holdings. Accordingly, immediately following this offering, on those few matters that may be submitted for a vote of the limited partners of The Carlyle Group L.P., such as the approval of amendments to the limited partnership agreement of The Carlyle Group L.P. that the limited partnership agreement does not authorize our general partner to approve without the consent of the limited partners and the approval of certain mergers or sales of all or substantially all of our assets, investors in this offering will collectively have     % of the voting power of The Carlyle Group L.P. limited partners, or     % if the underwriters exercise in full their option to purchase additional common units, and our existing owners will collectively have     % of the voting power of The Carlyle Group L.P. limited partners, or     % if the underwriters exercise in full their option to purchase additional common units. These percentages correspond with the percentages of the Carlyle Holdings partnership units that will be held by The Carlyle Group L.P. through its wholly-owned subsidiaries, on the one hand, and by our existing owners, on the other hand. We refer to our common units (other than those held by any person whom our general partner may from time to time with such person’s consent designate as a non-voting common unitholder) and our special voting units as “voting units.” Our common unitholders’ voting rights will be further restricted by the provision in our partnership agreement stating that any common units held by a person that beneficially owns 20% or more of any class of The Carlyle Group L.P. common units then outstanding (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) cannot be voted on any matter.

Election of Directors.  In general, our common unitholders will have no right to elect the directors of our general partner. However, when our Senior Carlyle professionals and other then-current or former Carlyle personnel hold less than 10% of the limited partner voting power, our common unitholders will have the right to vote in the election of the directors of our general partner. This voting power condition will be measured on January 31, of each year, and will be triggered if the total voting power held by holders of the special voting units in The Carlyle Group L.P. (including voting units held by our general partner and its affiliates) in their capacity as such, or otherwise held by then-current or former Carlyle personnel (treating voting units deliverable to such persons pursuant to outstanding equity awards as being held by them), collectively, constitutes less than 10% of the voting power of the outstanding voting units of The Carlyle Group L.P. Unless and until the foregoing voting power condition is satisfied, our general partner’s board of directors will be elected in accordance with its limited liability company agreement, which provides that directors may be appointed and removed by members of our general partner holding a majority in interest of the voting power of the members, which voting power is allocated to each member ratably according to his or her aggregate ownership of our common units and partnership units. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Election of Directors of General Partner.”

Conflicts of Interest and Duties of Our General Partner.  Although our general partner has no business activities other than the management of our business, conflicts of interest may arise in the future between us and our common unitholders, on the one hand, and our general partner and its affiliates, on the other. The resolution of these conflicts may not always be in our best interests or that of our common unitholders. In addition, we have certain duties and obligations to our investment funds and their investors and we expect to regularly take actions with respect to the purchase or sale of investments in our investment funds, the structuring of investment transactions for those funds or otherwise in a manner consistent with such duties and obligations but that might at the same time adversely affect our near-term results of operations or cash flow.

Our partnership agreement limits the liability of, and reduces or eliminates the duties (including fiduciary duties) owed by, our general partner to our common unitholders. Our partnership agreement also restricts the remedies available to common unitholders for actions that might otherwise constitute breaches of our general partner’s duties (including fiduciary duties). By purchasing our common units, you are treated as having consented to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might be considered a breach of fiduciary or other duties under applicable state law. For a more detailed description of the conflicts of interest and fiduciary responsibilities of our general partner, see “Conflicts of Interest and Fiduciary Responsibilities.’’

The Offering

Common units offered by The Carlyle Group L.P.	common units.

Common units outstanding after the offering transactions	common units (or common units if all outstanding Carlyle Holdings partnership units held by our existing owners were exchanged for newly-issued common units on a one-for-one basis).

Use of proceeds	We estimate that the net proceeds to The Carlyle Group L.P. from this offering, after deducting estimated underwriting discounts, will be approximately $ , or $ if the underwriters exercise in full their option to purchase additional common units.

The Carlyle Group L.P. intends to use all of these proceeds to purchase newly issued Carlyle Holdings partnership units from Carlyle Holdings, as described under “Organizational Structure — Offering Transactions.” We intend to cause Carlyle Holdings to use a portion of these proceeds to repay the outstanding indebtedness under the revolving credit facility of our existing senior secured credit facility and the remainder for general corporate purposes, including general operational needs, growth initiatives, acquisitions and strategic investments and to fund capital commitments to, and other investments in and alongside of, our investment funds. We anticipate that the acquisitions we may pursue will be those that would broaden our platform where we believe we can provide investors with differentiated products to meet their needs. Carlyle Holdings will also bear or reimburse The Carlyle Group L.P. for all of the expenses of this offering, which we estimate will be approximately $ . See “Use of Proceeds” and “Capitalization.”

Voting rights	Our general partner, Carlyle Group Management L.L.C., will manage all of our operations and activities. You will not hold an interest in our general partner, which is wholly-owned by our senior Carlyle professionals. Unlike the holders of common stock in a corporation, you will have only limited voting rights and will have no right to remove our general partner or, except in limited circumstances, elect the directors of our general partner.

In addition, TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit that provides it with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Carlyle Holdings partnership units held by the limited partners of Carlyle Holdings. Accordingly, immediately following this offering our existing owners generally will have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of the limited partners of The Carlyle Group L.P. Our common unitholders’ voting rights will be further restricted by the provision in our partnership agreement stating that any common units held by a person that beneficially owns 20% or more of any class of The Carlyle Group L.P. common units then outstanding (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) cannot be voted on any matter. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Withdrawal or Removal of the General Partner,” “— Meetings; Voting” and “— Election of Directors of General Partner.”

Cash distribution policy	Our general partner currently intends to cause The Carlyle Group L.P. to make quarterly distributions to our common unitholders of its share of distributions from Carlyle Holdings, net of taxes and amounts payable under the tax receivable agreement as described below. We currently anticipate that we will cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of $ per common unit. In addition, we currently anticipate that we will cause Carlyle Holdings to make annual distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, in an amount that, taken together with the other above-described quarterly distributions, represents substantially all of our Distributable Earnings in excess of the amount determined by our general partner to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and our funds or to comply with applicable law or any of our financing agreements. We anticipate that the aggregate amount of our distributions for most years will be less than our Distributable Earnings for that year due to these funding requirements. For a discussion of the difference between Distributable Earnings and cash distributions during the historical periods presented, see “Cash Distribution Policy.”

Notwithstanding the foregoing, the declaration and payment of any distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, legal, tax and regulatory restrictions, other constraints on the payment of distributions by us to our common unitholders or by our subsidiaries to us, and such other factors as our general partner may deem relevant.

The Carlyle Group L.P. will be a holding partnership and will have no material assets other than its ownership of partnership units in Carlyle Holdings held through wholly-owned subsidiaries. We intend to cause Carlyle Holdings to make distributions to its partners, including the wholly-owned subsidiaries of The Carlyle Group L.P., in order to fund any distributions we may declare on the common units. If Carlyle Holdings makes such distributions, the limited partners of Carlyle Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Carlyle Holdings. Because Carlyle Holdings I GP Inc. must pay taxes and make payments under the tax receivable agreement, the amounts ultimately distributed by The Carlyle Group L.P. to common unitholders are expected to be less, on a per unit basis, than the amounts distributed by the Carlyle Holdings partnerships to the limited partners of the Carlyle Holdings partnerships in respect of their Carlyle Holdings partnership units.

In addition, the partnership agreements of the Carlyle Holdings partnerships will provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if our wholly-owned subsidiaries that are the general partners of the Carlyle Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income). The Carlyle Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities. The Carlyle Group L.P. is not required to distribute to its common unitholders any of the cash that its wholly-owned subsidiaries may receive as a result of tax distributions by the Carlyle Holdings partnerships.

For limitations on our ability to make distributions, see “Cash Distribution Policy.”

Exchange rights of holders of Carlyle Holdings partnership units	Prior to this offering we will enter into an exchange agreement with our senior Carlyle professionals and the other limited partners of the Carlyle Holdings partnerships so that these holders, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Carlyle Holdings partnerships, may on a quarterly basis, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange their Carlyle Holdings partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. As the number of Carlyle Holdings partnership units held by the limited partners of the Carlyle Holdings partnerships declines, the number of votes to which TCG Carlyle Global Partners L.L.C. is entitled as a result of its ownership of the special voting unit will be correspondingly reduced. For information concerning transfer restrictions that will apply to holders of Carlyle Holdings partnership units, including our senior Carlyle professionals, see “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions.”

Tax receivable agreement	Future exchanges of Carlyle Holdings partnership units are expected to result in increases in the tax basis of the tangible and intangible assets of Carlyle Holdings, primarily attributable to a portion of the goodwill inherent in our business. These increases in tax basis will increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of tax that certain of our subsidiaries, including Carlyle Holdings I GP Inc., which we refer to as the “corporate taxpayers,” would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. We will enter into a tax receivable agreement with our existing owners whereby the corporate taxpayers will agree to pay to our existing owners 85% of the amount of cash tax savings, if any, in U.S. federal, state and local income tax that they realize as a result of these increases in tax basis. The corporate taxpayers will have the right to terminate the tax receivable agreement by making payments to our existing owners calculated by reference to the value of all future payments that our existing owners would have been entitled to receive under the tax receivable agreement using certain valuation assumptions, including that any Carlyle Holdings partnership units that have not been exchanged are deemed exchanged for the market value of the common units at the time of termination, and that the corporate taxpayers will have sufficient taxable income in each future taxable year to fully realize all potential tax savings. Based upon certain assumptions described in greater detail under “Certain Relationships and Related Person Transactions — Tax Receivable Agreement,” we estimate that if the corporate taxpayers were to exercise their termination right immediately following this offering, the aggregate amount of these termination payments would be approximately $ million. See “Certain Relationships and Related Person Transactions — Tax Receivable Agreement.”

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before deciding to invest in our common units.

Proposed trading symbol	“CG.”

In this prospectus, unless otherwise indicated, the number of common units outstanding and the other information based thereon does not reflect:

•	common units issuable upon exercise of the underwriters’ option to purchase additional common units from us;

•	common units issuable upon exchange of Carlyle Holdings partnership units that will be held by our existing owners immediately following the offering transactions;

•	up to common units issuable upon exchange of up to Carlyle Holdings partnership units that may be issued in connection with the contingently issuable equity interests received by the sellers as part of our acquisition of Claren Road, subject to adjustment as described below. See Note 3 to the combined and consolidated financial statements included elsewhere in this prospectus; or

•	interests that may be granted under the 2012 Carlyle Group Equity Incentive Plan, or our “Equity Incentive Plan,” consisting of:

—	deferred restricted common units that we expect to grant to our employees at the time of this offering;

—	phantom deferred restricted common units that we expect to grant to our employees at the time of this offering, which are settleable in cash; and

—	additional common units or Carlyle Holdings partnership units available for future grant under our Equity Incentive Plan, which are subject to automatic annual increases.

See “Management — Equity Incentive Plan” and “— IPO Date Equity Awards.”

We have agreed to adjust the Carlyle Holdings partnership units issuable to the Claren Road sellers to the extent necessary to ensure that the implied value of the           Carlyle Holdings partnership units received or to be received by them upon fulfillment of the annual performance conditions (inclusive of the contingently issuable equity interests described above), calculated based on the initial public offering price per common unit in this offering, is not less than $41.0 million and not greater than $61.6 million (assuming that all annual performance conditions are met). In addition, we have agreed to adjust the consideration to the ESG sellers, which adjustment may be made at our option in cash or Carlyle Holdings partnership units, to the extent necessary to ensure that the value of the           Carlyle Holdings partnership units received by them, based on the five-day volume weighted average price per unit of our common units, measured at the expiration of the 180-day restricted period described under “Common Units Eligible For Future Sale — Lock-Up Arrangements,” is not less than $7.0 million and not greater than $8.4 million.

See “Pricing Sensitivity Analysis” to see how some of the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

Summary Financial and Other Data

The following summary financial and other data of Carlyle Group, which comprises TC Group, L.L.C., TC Group Cayman L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P., as well as their controlled subsidiaries, which are under common ownership and control by our individual senior Carlyle professionals, entities affiliated with Mubadala and CalPERS, should be read together with “Organizational Structure,” “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus. Carlyle Group is considered our predecessor for accounting purposes, and its combined and consolidated financial statements will be our historical financial statements following this offering.

We derived the summary historical combined and consolidated statements of operations data of Carlyle Group for each of the years ended December 31, 2011, 2010 and 2009 and the summary historical combined and consolidated balance sheet data as of December 31, 2011 and 2010 from our audited combined and consolidated financial statements which are included elsewhere in this prospectus. We derived the summary historical combined and consolidated balance sheet data of Carlyle Group as of December 31, 2009 from our audited combined and consolidated financial statements which are not included in this prospectus. The combined and consolidated financial statements of Carlyle Group have been prepared on substantially the same basis for all historical periods presented; however, the consolidated funds are not the same entities in all periods shown due to changes in U.S. GAAP, changes in fund terms and the creation and termination of funds.

Net income is determined in accordance with U.S. GAAP for partnerships and is not comparable to net income of a corporation. All distributions and compensation for services rendered by Carlyle’s individual partners have been reflected as distributions from equity rather than compensation expense in the historical combined and consolidated financial statements. Our non-GAAP presentation of Economic Net Income and Distributable Earnings reflects, among other adjustments, pro forma compensation expense for compensation to our senior Carlyle professionals, which we have historically accounted for as distributions from equity rather than as employee compensation. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures — Non-GAAP Financial Measures.”

The summary historical combined and consolidated financial and other data is not indicative of the expected future operating results of The Carlyle Group L.P. following the Reorganization and the Offering Transactions (as defined below). Prior to this offering, we will complete a series of transactions pursuant to which our business will be reorganized into a holding partnership structure as described in “Organizational Structure.” See “Organizational Structure” and “Unaudited Pro Forma Financial Information.”

The summary unaudited pro forma consolidated statement of operations data for the year ended December 31, 2011 presents our consolidated results of operations giving pro forma effect to the Reorganization and Offering Transactions described under “Organizational Structure,” and the other transactions described in “Unaudited Pro Forma Financial Information,” as if such transactions had occurred on January 1, 2011. The summary unaudited pro forma consolidated balance sheet data as of December 31, 2011 presents our consolidated financial position giving pro forma effect to the Reorganization and Offering Transactions described under “Organizational Structure,” and the other transactions described in “Unaudited Pro Forma Financial Information,” as if such transactions had occurred on December 31, 2011. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical combined and consolidated financial information of Carlyle Group. The unaudited condensed consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Carlyle Group that would have occurred had the transactions described above occurred on the dates indicated or had we operated as a public company during the periods presented or for any future period or date. The unaudited condensed consolidated pro forma financial information should not be relied upon as being indicative of our results of operations or financial position had the transactions described under “Organizational Structure” and the use of the estimated net proceeds from this offering as described under “Use of Proceeds” occurred on the dates assumed. The unaudited pro forma consolidated financial information also does not project our results of operations or financial position for any future period or date.

	Pro Forma(4) for
	the Year
	Ended
	December 31,	Year Ended December 31,
	2011	2011	2010	2009
	(Dollars in millions)

Statement of Operations Data
Revenues
Fund management fees	$	$915.5	$770.3	$788.1
Performance fees
Realized		1,307.4	266.4	11.1
Unrealized		(185.8)	1,215.6	485.6

Total performance fees		1,121.6	1,482.0	496.7
Investment income		78.4	72.6	5.0
Interest and other income		15.8	21.4	27.3
Interest and other income of Consolidated Funds		714.0	452.6	0.7

Total Revenues		2,845.3	2,798.9	1,317.8
Expenses
Compensation and benefits
Base compensation		374.5	265.2	264.2
Performance fee related
Realized		225.7	46.6	1.1
Unrealized		(122.3)	117.2	83.1

Total compensation and benefits		477.9	429.0	348.4
General, administrative and other expenses		323.5	177.2	236.6
Interest		60.6	17.8	30.6
Interest and other expenses of Consolidated Funds		453.1	233.3	0.7
Other non-operating expenses		32.0	—	—
Loss (gain) from early extinguishment of debt, net of related expenses		—	2.5	(10.7)
Equity issued for affiliate debt financing		—	214.0	—

Total Expenses		1,347.1	1,073.8	605.6
Other Income (Loss)
Net investment losses of Consolidated Funds		(323.3)	(245.4)	(33.8)
Gain on business acquisition		7.9	—	—

Income before provision for income taxes		1,182.8	1,479.7	678.4
Provision for income taxes		28.5	20.3	14.8

Net income		1,154.3	1,459.4	663.6
Net loss attributable to non-controlling interests in consolidated entities		(202.6)	(66.2)	(30.5)

Net income attributable to Carlyle Group	$	$1,356.9	$1,525.6	$694.1

Other Data
Economic Net Income(1)(2)	$	$833.1	$1,014.0	$416.3

Distributable Earnings(1)(3)	$	$864.4	$342.5	$165.3

Fee-Earning Assets Under Management (at period end)		$111,024.6	$80,776.5	$75,410.5

Total Assets Under Management (at period end)		$147,022.7	$107,511.8	$89,831.5

	Pro Forma(4)
	As of
	December 31,	As of December 31,
	2011	2011	2010	2009
	(Dollars in millions)

Balance Sheet Data
Cash and cash equivalents	$	$509.6	$616.9	$488.1
Investments and accrued performance fees	$	$2,644.0	$2,594.3	$1,279.2
Investments of Consolidated Funds(5)	$	$19,507.3	$11,864.6	$163.9
Total assets	$	$24,651.7	$17,062.8	$2,509.6

Loans payable	$	$860.9	$597.5	$412.2
Subordinated loan payable to affiliate	$	$262.5	$494.0	$—
Loans payable of Consolidated Funds	$	$9,689.9	$10,433.5	$—
Total liabilities	$	$13,561.1	$14,170.2	$1,796.0

Redeemable non-controlling interests in consolidated entities	$	$1,923.4	$694.0	$—
Total members’ equity	$	$817.3	$895.2	$437.5
Equity appropriated for Consolidated Funds	$	$853.7	$938.5	$—
Non-controlling interests in consolidated entities	$	$7,496.2	$364.9	$276.1
Total equity	$	$9,167.2	$2,198.6	$713.6

(1)	Under GAAP, we are required to consolidate certain of the investment funds that we advise. However, for segment reporting purposes, we present revenues and expenses on a basis that deconsolidates these investment funds.

(2)	ENI, a non-GAAP measure, represents segment net income excluding the impact of income taxes, acquisition-related items including amortization of acquired intangibles and earn-outs, charges associated with equity-based compensation issued in this offering or future acquisitions, corporate actions and infrequently occurring or unusual events (e.g., acquisition related costs and gains and losses on fair value adjustments on contingent consideration, gains and losses from the retirement of our debt, charges associated with lease terminations and employee severance and settlements of legal claims). For discussion about the purposes for which our management uses ENI and the reasons why we believe our presentation of ENI provides useful information to investors regarding our results of operations as well as a reconciliation of Economic Net Income to Income Before Provision for Income Taxes, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures — Non-GAAP Financial Measures — Economic Net Income” and “— Non-GAAP Financial Measures” and Note 14 to our combined and consolidated financial statements appearing elsewhere in this prospectus.

(3)	Distributable Earnings, a non-GAAP measure, is a component of ENI representing total ENI less unrealized performance fees and unrealized investment income plus unrealized performance fee compensation expense. For a discussion about the purposes for which our management uses Distributable Earnings and the reasons why we believe our presentation of Distributable Earnings provides useful information to investors regarding our results of operations as well as a reconciliation of Distributable Earnings to Income Before Provision for Income Taxes, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Financial Measures — Non-GAAP Financial Measures — Distributable Earnings” and — Non-GAAP Financial Measures” and Note 14 to our combined and consolidated financial statements appearing elsewhere in this prospectus.

(4)	Refer to “Unaudited Pro Forma Financial Information.”

(5)	The entities comprising our consolidated funds are not the same entities for all periods presented. Pursuant to revised consolidation guidance that became effective January 1, 2010, we consolidated the existing and any subsequently acquired CLOs where we hold a controlling financial interest. The consolidation of funds during the periods presented generally has the effect of grossing up reported assets, liabilities, and cash flows, and has no effect on net income attributable to Carlyle Group or members’ equity.

RISK FACTORS

An investment in our common units involves risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in our common units.

Risks Related to Our Company

Adverse economic and market conditions could negatively impact our business in many ways, including by reducing the value or performance of the investments made by our investment funds, reducing the ability of our investment funds to raise or deploy capital, and impacting our liquidity position, any of which could materially reduce our revenue and cash flow and adversely affect our financial condition.

Our business may be materially affected by conditions in the global financial markets and economic conditions or events throughout the world that are outside of our control, including but not limited to changes in interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation), trade barriers, commodity prices, currency exchange rates and controls and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect the level and volatility of securities prices and the liquidity and the value of investments, and we may not be able to or may choose not to manage our exposure to these market conditions and/or other events. In the event of a market downturn, each of our businesses could be affected in different ways.

For example, the unprecedented turmoil in the global financial markets during 2008 and 2009 provoked significant volatility of securities prices, contraction in the availability of credit and the failure of a number of companies, including leading financing institutions, and had a significant material adverse effect on our Corporate Private Equity, Real Assets and Global Market Strategies businesses. During that period, many economies around the world, including the U.S. economy, experienced significant declines in employment, household wealth and lending. In addition, the recent speculation regarding the inability of Greece and certain other European countries to pay their national debt, the response by Eurozone policy makers to mitigate this sovereign debt crisis and the concerns regarding the stability of the Eurozone currency have created uncertainty in the credit markets. As a result, there has been a strain on banks and other financial services participants, which could adversely affect our ability to obtain credit on favorable terms or at all. Those events led to a significantly diminished availability of credit and an increase in the cost of financing. The lack of credit in 2008 and 2009 materially hindered the initiation of new, large-sized transactions for our Corporate Private Equity and Real Assets segments and adversely impacted our operating results in those periods. While the adverse effects of that period have abated to a degree, global financial markets have experienced significant volatility following the downgrade by Standard & Poor’s on August 5, 2011 of the long-term credit rating of U.S. Treasury debt from AAA to AA+. The capital market volatility we are currently experiencing that became more pronounced beginning in August 2011 has continued to impact valuations of a significant number of our funds’ investments and fund performance as of and for the year ended December 31, 2011. There continue to be signs of economic weakness such as relatively high levels of unemployment in major markets including the United States and Europe. Further, financial institutions have not yet provided debt financing in amounts and on the terms commensurate with what they provided prior to 2008.

Our funds may be affected by reduced opportunities to exit and realize value from their investments, by lower than expected returns on investments made prior to the deterioration of the credit markets and by the fact that we may not be able to find suitable investments for the funds to effectively deploy capital, all of which could adversely affect the timing of new funds and our ability to raise new funds. During periods of difficult market conditions or slowdowns (which may be across one or more industries or geographies), our funds’ portfolio companies may experience adverse operating performance, decreased revenues, financial losses, difficulty in obtaining access to financing and increased funding costs. Negative financial results in our funds’ portfolio companies may result in lower investment returns for our investment funds, which could materially and adversely affect our ability to raise new funds as well as our operating results and cash flow. During such periods of weakness, our funds’ portfolio companies may also have difficulty expanding their businesses and operations or meeting their debt service obligations or other expenses as they become due, including expenses payable to us. Furthermore, such negative market conditions could potentially result in a portfolio company entering bankruptcy proceedings, or in the case of our Real Assets funds, the abandonment or foreclosure of investments, thereby potentially resulting in a complete loss of the fund’s investment in such portfolio company or real assets and a significant negative impact to the fund’s performance and consequently our operating results and cash flow, as well as to our reputation. In addition, negative market conditions would also increase the risk of default with respect to investments held by our funds that have significant debt investments, such as our Global Market Strategies funds.

Our operating performance may also be adversely affected by our fixed costs and other expenses and the possibility that we would be unable to scale back other costs within a time frame sufficient to match any decreases in revenue relating to changes in market and economic conditions. In order to reduce expenses in the face of a difficult economic environment, we may need to cut back or eliminate the use of certain services or service providers, or terminate the employment of a significant number of our personnel that, in each case, could be important to our business and without which our operating results could be adversely affected.

Finally, during periods of difficult market conditions or slowdowns, our fund investment performance could suffer, resulting in, for example, the payment of less or no carried interest to us. The payment of less or no carried interest could cause our cash flow from operations to significantly decrease, which could materially and adversely affect our liquidity position and the amount of cash we have on hand to conduct our operations. Having less cash on hand could in turn require us to rely on other sources of cash (such as the capital markets which may not be available to us on acceptable terms) to conduct our operations, which include, for example, funding significant general partner and co-investment commitments to our carry funds and fund of funds vehicles. Furthermore, during adverse economic and market conditions, we might not be able to renew all or part of our credit facility or find alternate financing on commercially reasonable terms. As a result, our uses of cash may exceed our sources of cash, thereby potentially affecting our liquidity position.

Changes in the debt financing markets could negatively impact the ability of certain of our funds and their portfolio companies to obtain attractive financing or re-financing for their investments and could increase the cost of such financing if it is obtained, which could lead to lower-yielding investments and potentially decreasing our net income.

Any recurrence of the significant contraction in the market for debt financing that occurred in 2008 and 2009 or other adverse change to us relating to the terms of such debt financing with, for example, higher rates, higher equity requirements and/or more restrictive covenants, particularly in the area of acquisition financings for leveraged buyout and real assets transactions, could have a material adverse impact on our business. In the event that certain of our funds are unable to obtain committed debt financing for potential acquisitions or can only obtain debt at an increased interest rate or on unfavorable terms, certain of our funds may have difficulty completing otherwise profitable acquisitions or may generate profits that are lower than would otherwise be the case, either of which could lead to a decrease in the investment income earned by us. Similarly, our funds’ portfolio companies regularly utilize the corporate debt markets in order to obtain financing for their operations. To the extent that the credit markets render such financing difficult to obtain or more expensive, this may negatively impact the operating performance of those portfolio companies and, therefore, the investment returns of our funds. In addition, to the extent that the markets make it difficult or impossible to refinance debt that is maturing in the near term, some of our portfolio companies may be unable to repay such debt at maturity and may be forced to sell assets, undergo a recapitalization or seek bankruptcy protection.

Our revenue, net income and cash flow are variable, which may make it difficult for us to achieve steady earnings growth on a quarterly basis.

Our revenue, net income and cash flow are variable. For example, our cash flow fluctuates due to the fact that we receive carried interest from our carry funds and fund of funds vehicles only when investments are realized and achieve a certain preferred return. In addition, transaction fees received by our carry funds can vary from quarter to quarter. We may also experience fluctuations in our results, including our revenue and net income, from quarter to quarter due to a number of other factors, including changes in the carrying values and performance of our funds’ investments that can result in significant volatility in the carried interest that we have accrued (or as to which we have reversed prior accruals) from period to period, as well as changes in the amount of distributions, dividends or interest paid in respect of investments, changes in our operating expenses, the degree to which we encounter competition and general economic and market conditions. For instance, during the most recent economic downturn, we recorded significant reductions in the carrying values of many of the investments of the investment funds we advise. The carrying value of fund investments may be more variable during times of market volatility. Such variability in the timing and amount of our accruals and realizations of carried interest and transaction fees may lead to volatility in the trading price of our common units and cause our results and cash flow for a particular period not to be indicative of our performance in a future period. We may not achieve steady growth in net income and cash flow on a quarterly basis, which could in turn lead to adverse movements in the price of our common units or increased volatility in our common unit price generally. The timing and receipt of carried interest also varies with the life cycle of our carry funds. For instance, the significant distributions made by our carry funds during 2010 and 2011 were partly a function of the relatively large portion of our AUM attributable to carry funds and investments that were in their “harvesting” period during such time, as opposed to the fundraising or investment periods which precede harvesting. During periods in which a significant portion of our AUM is attributable to carry funds and fund of funds vehicles or their investments that are not in their harvesting periods, as has been the case from time to time, we may receive substantially lower distributions. Moreover, even if an investment proves to be profitable, it may be several years before any profits can be realized in cash (or other proceeds). We cannot predict precisely when, or if, realizations of investments will occur. For example, for an extended period beginning the latter half of 2007, the global credit crisis made it difficult for potential purchasers to secure financing to purchase companies in our investment funds’ portfolio, which limited the number of potential realization events. A downturn in the equity markets also makes it more difficult to exit investments by selling equity securities. If we were to have a realization event in a particular quarter, the event may have a significant impact on our quarterly results and cash flow for that particular quarter which may not be replicated in subsequent quarters.

We recognize revenue on investments in our investment funds based on our allocable share of realized and unrealized gains (or losses) reported by such investment funds, and a decline in realized or unrealized gains, or an increase in realized or unrealized losses, would adversely affect our revenue, which could further increase the volatility of our quarterly results and cash flow. Because our carry funds and fund of funds vehicles have preferred investor return thresholds that need to be met prior to us receiving any carried interest, declines in, or failures to increase sufficiently the carrying value of, the investment portfolios of a carry fund or fund of funds vehicle may delay or eliminate any carried interest distributions paid to us in respect of that fund or vehicle, since the value of the assets in the fund or vehicle would need to recover to their aggregate cost basis plus the preferred return over time before we would be entitled to receive any carried interest from that fund or vehicle.

With respect to certain of the investment funds and vehicles that we advise, we are entitled to incentive fees that are paid annually, semi-annually or quarterly if the net asset value of a fund has increased. These funds also have “high-water mark” provisions whereby if the funds have experienced losses in prior periods, we will not be able to earn incentive fees with respect to an investor’s account until the net asset value of the investor’s account exceeds the highest period end value on which incentive fees were previously paid. The incentive fees we earn are therefore dependent on the net asset value of these funds or vehicles, which could lead to volatility in our quarterly results and cash flow.

Our fee revenue may also depend on the pace of investment activity in our funds. In many of our carry funds, the base management fee may be reduced when the fund has invested substantially all of its capital commitments. We may receive a lower management fee from such funds after the investing period and during the period the fund is harvesting its investments. As a result, the variable pace at which many of our carry funds invest capital may cause our management fee revenue to vary from one quarter to the next. For example, the investment periods for many of the large carry funds that we raised during the particularly productive period from 2007 to early 2008 are, unless extended, scheduled to expire beginning in 2012, which will result in step-downs in the applicable management fee rates for certain of these funds. Our management fee revenues will be reduced by these step-downs in management fee rates, as well as by any adverse impact on fee-earning AUM resulting from successful realization activity in our carry funds. Our failure to successfully replace and grow fee-earning AUM through the integration of recent acquisitions and anticipated new fundraising initiatives could have an adverse effect on our management fee revenue.

We depend on our founders and other key personnel, and the loss of their services or investor confidence in such personnel could have a material adverse effect on our business, results of operations and financial condition.

We depend on the efforts, skill, reputations and business contacts of our senior Carlyle professionals, including our founders, Messrs. Conway, D’Aniello and Rubenstein, and other key personnel, including members of our management committee, operating committee, the investment committees of our investment funds and senior investment teams, the information and deal flow they and others generate during the normal course of their activities and the synergies among the diverse fields of expertise and knowledge held by our professionals. Accordingly, our success will depend on the continued service of these individuals. Our founders currently have no immediate plans to cease providing services to our firm, but our founders and other key personnel are not obligated to remain employed with us. In addition, all of the Carlyle Holdings partnership units received by our founders and a portion of the Carlyle Holdings partnership units that other key personnel will receive in the reorganization, as described in “Organizational Structure,” will be fully vested upon issuance. Several key personnel have left the firm in the past and others may do so in the future, and we cannot predict the impact that the departure of any key personnel will have on our ability to achieve our investment objectives. The loss of the services of any of them could have a material adverse effect on our revenues, net income and cash flow and could harm our ability to maintain or grow AUM in existing funds or raise additional funds in the future. Under the provisions of the partnership agreements governing most of our carry funds, the departure of various key Carlyle personnel could, under certain circumstances, relieve fund investors of their capital commitments to those funds, if such an event is not cured to the satisfaction of the relevant fund investors within a certain amount of time. We have historically relied in part on the interests of these professionals in the investment funds’ carried interest and incentive fees to discourage them from leaving the firm. However, to the extent our investment funds perform poorly, thereby reducing the potential for carried interest and incentive fees, their interests in carried interest and incentive fees become less valuable to them and may become a less effective retention tool.

Our senior Carlyle professionals and other key personnel possess substantial experience and expertise and have strong business relationships with investors in our funds and other members of the business community. As a result, the loss of these personnel could jeopardize our relationships with investors in our funds and members of the business community and result in the reduction of AUM or fewer investment opportunities. For example, if any of our senior Carlyle professionals were to join or form a competing firm, that could have a material adverse effect on our business, results of operations and financial condition.

Recruiting and retaining professionals may be more difficult in the future, which could adversely affect our business, results of operations and financial condition.

Our most important asset is our people, and our continued success is highly dependent upon the efforts of our senior and other professionals. Our future success and growth depends to a substantial degree on our ability to retain and motivate our senior Carlyle professionals and other key personnel and to strategically recruit, retain and motivate new talented personnel, including new senior Carlyle professionals. However, we may not be successful in our efforts to recruit, retain and motivate the required personnel as the market for qualified investment professionals is extremely competitive.

Following this offering, we may not be able to provide future senior Carlyle professionals with equity interests in our business to the same extent or with the same economic and tax consequences as those from which our existing senior Carlyle professionals previously benefited. For example, following this offering, our investment professionals and other employees are expected to be incentivized by the receipt of partnership units in Carlyle Holdings, deferred restricted common units granted pursuant to our equity plans, participation interests in carried interest and bonus compensation. The portion of their economic incentives comprising Carlyle Holdings partnership units and grants of restricted units will be greater after the offering than before the offering, and these incentives have different economic and tax characteristics than the blend of financial incentives we used before the offering.

If legislation were to be enacted by the U.S. Congress or any state or local governments to treat carried interest as ordinary income rather than as capital gain for tax purposes, such legislation would materially increase the amount of taxes that we and possibly our unitholders would be required to pay, thereby adversely affecting our ability to recruit, retain and motivate our current and future professionals. See “— Risks Related to U.S. Taxation— Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis” and “— Although not enacted, the U.S. Congress has considered legislation that would have: (i) in some cases after a ten-year transition period, precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations; and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as our distributions to you and the market price of our common units, could be reduced.” Moreover, the value of the common units we may issue our senior Carlyle professionals at any given time may subsequently fall (as reflected in the market price of our common units), which could counteract the intended incentives.

As a result of the foregoing, in order to recruit and retain existing and future senior Carlyle professionals and other key personnel, we may need to increase the level of compensation that we pay to them. Accordingly, as we promote or hire new senior Carlyle professionals and other key personnel over time or attempt to retain the services of certain of our key personnel, we may increase the level of compensation we pay to these individuals, which could cause our total employee compensation and benefits expense as a percentage of our total revenue to increase and adversely affect our profitability. The issuance of equity interests in our business in the future to our senior Carlyle professionals and other personnel would also dilute public common unitholders.

We strive to maintain a work environment that reinforces our culture of collaboration, motivation and alignment of interests with investors. If we do not continue to develop and implement the right processes and tools to manage our changing enterprise and maintain this culture, our ability to compete successfully and achieve our business objectives could be impaired, which could negatively impact our business, results of operations and financial condition.

Given the priority we afford the interests of our fund investors and our focus on achieving superior investment performance, we may reduce our AUM, restrain its growth, reduce our fees or otherwise alter the terms under which we do business when we deem it in the best interest of our fund investors — even in circumstances where such actions might be contrary to the interests of unitholders.

In pursuing the interests of our fund investors, we may take actions that could reduce the profits we could otherwise realize in the short term. While we believe that our commitment to our fund investors and our discipline in this regard is in the long-term interest of us and our common unitholders, our common unitholders should understand this approach may have an adverse impact on our short-term profitability, and there is no guarantee that it will be beneficial in the long term. One of the means by which we seek to achieve superior investment performance in each of our strategies might include limiting the AUM in our strategies to an amount that we believe can be invested appropriately in accordance with our investment philosophy and current or anticipated economic and market conditions. For instance, in 2009 we released JPY 50 billion ($542 million) of co-investment commitments associated with our second Japan buyout fund (CJP II) in exchange for an extension of the fund’s investment period. In prioritizing the interests of our fund investors, we may also take other actions that could adversely impact our short-term results of operations when we deem such action appropriate. For example, in 2009, we decided to shut down one of our Real Assets funds and guaranteed to reimburse investors of the fund for capital contributions made for investments and fees to the extent investment proceeds did not cover such amounts. Additionally, we may voluntarily reduce management fee rates and terms for certain of our funds or strategies when we deem it appropriate, even when doing so may reduce our short-term revenue. For example, in 2009, we voluntarily increased the transaction fee rebate for our latest U.S. buyout fund (CP V) and our latest European buyout fund (CEP III) from 65% to 80%, and voluntarily reduced CEP III management fees by 20% for the years 2011 and 2012. We have also waived management fees on certain leveraged finance vehicles at various times to improve returns.

We may not be successful in expanding into new investment strategies, markets and businesses, which could adversely affect our business, results of operations and financial condition.

Our growth strategy is based, in part, on the expansion of our platform through selective investment in, and development or acquisition of, alternative asset management businesses or other businesses complementary to our business. This strategy can range from smaller-sized lift-outs of investment teams to strategic alliances or acquisitions. This growth strategy involves a number of risks, including the risk that the expected synergies from an acquisition or strategic alliance will not be realized, that the expected results will not be achieved or that the investment process, controls and procedures that we have developed around our existing platform will prove insufficient or inadequate in the new investment strategy. We may also incur significant charges in connection with such acquisitions and investments and they may also potentially result in significant losses and costs. For instance, in 2007, we made an investment in a multi-strategy hedge fund joint venture, which we liquidated at a significant loss in 2008 amid deteriorating market conditions and global financial turmoil. Similarly, in 2006, we established an investment fund, which invested primarily in U.S. agency mortgage-backed securities. Beginning in March 2008, there was an unprecedented deterioration in the market for U.S. agency mortgage backed securities and the fund was forced to enter liquidation, resulting in a recorded loss for us of approximately $152 million. Such losses could adversely impact our business, results of operations and financial condition, as well as do harm to our professional reputation.

The success of our growth strategy will depend on, among other things:

•	the availability of suitable opportunities;

•	the level of competition from other companies that may have greater financial resources;

•	our ability to value potential development or acquisition opportunities accurately and negotiate acceptable terms for those opportunities;

•	our ability to obtain requisite approvals and licenses from the relevant governmental authorities and to comply with applicable laws and regulations without incurring undue costs and delays; and

•	our ability to successfully negotiate and enter into beneficial arrangements with our counterparties.

Moreover, even if we are able to identify and successfully negotiate and complete an acquisition, these types of transactions can be complex and we may encounter unexpected difficulties or incur unexpected costs including:

•	the diversion of management’s attention to integration matters;

•	difficulties and costs associated with the integration of operations and systems;

•	difficulties and costs associated with the assimilation of employees; and

•	the risk that a change in ownership will negatively impact the relationship between an acquiree and the investors in its investment vehicles.

Each transaction may also present additional unique challenges. For example, our investment in AlpInvest faces the risk that the other asset managers in whose funds AlpInvest invests may no longer be willing to provide AlpInvest with investment opportunities as favorable as in the past, if at all.

Our organizational documents do not limit our ability to enter into new lines of business, and we may, from time to time, expand into new investment strategies, geographic markets and businesses, each of which may result in additional risks and uncertainties in our businesses.

We intend, to the extent that market conditions warrant, to seek to grow our businesses and expand into new investment strategies, geographic markets and businesses. Moreover, our organizational documents do not limit us to the asset management business. To the extent that we make strategic investments or acquisitions in new geographic markets or businesses, undertake other related strategic initiatives or enter into a new line of business, we may face numerous risks and uncertainties, including risks associated with the following:

•	the required investment of capital and other resources;

•	the possibility that we have insufficient expertise to engage in such activities profitably or without incurring inappropriate amounts of risk;

•	the combination or integration of operational and management systems and controls; and

•	the broadening of our geographic footprint, including the risks associated with conducting operations in certain foreign jurisdictions where we currently have no presence.

Further, entry into certain lines of business may subject us to new laws and regulations with which we are not familiar or from which we are currently exempt, and may lead to increased litigation and regulatory risk. If a new business generates insufficient revenue or if we are unable to efficiently manage our expanded operations, our results of operations may be adversely affected.

Our strategic initiatives may include joint ventures, which may subject us to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control. We currently participate in several joint ventures and may elect to participate in additional joint venture opportunities in the future if we believe that operating in such a structure is in our best interests. There can be no assurances that our current joint ventures will continue in their current form, or at all, in the future or that we will be able to identify acceptable joint venture partners in the future or that our participation in any additional joint venture opportunities will be successful.

Although not enacted, the U.S. Congress has considered legislation that would have: (i) in some cases after a ten-year transition period, precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations; and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as our distributions to you and the market price of our common units, could be reduced.

Over the past several years, a number of legislative and administrative proposals have been introduced and, in certain cases, have been passed by the U.S. House of Representatives. In May 2010, the U.S. House of Representatives passed legislation, or “May 2010 House bill,” that would have, in general, treated income and gains now treated as capital gains, including gain on disposition of interests, attributable to an investment services partnership interest (“ISPI”) as income subject to a new blended tax rate that is higher than the capital gains rate applicable to such income under current law, except to the extent such ISPI would have been considered under the legislation to be a qualified capital interest. Your interest in us, our interest in Carlyle Holdings II L.P. and the interests that Carlyle Holdings II L.P. holds in entities that are entitled to receive carried interest may have been classified as ISPIs for purposes of this legislation. The U.S. Senate considered but did not pass similar legislation. Recently, on February 14, 2012, Representative Levin introduced similar legislation, or “2012 Levin bill,” that would generally tax carried interest at ordinary income rates. Unlike previous proposals, the 2012 Levin bill includes exceptions, including exceptions for interests in publicly traded partnerships like The Carlyle Group L.P., that would not recharacterize all of the gain from a disposition of units as ordinary income. It is unclear when or whether the U.S. Congress will vote on this legislation or what provisions will be included in any legislation, if enacted.

Both the May 2010 House bill and the 2012 Levin bill provide that, for taxable years beginning 10 years after the date of enactment, income derived with respect to an ISPI that is not a qualified capital interest and that is subject to the rules discussed above would not meet the qualifying income requirements under the publicly traded partnership rules. Therefore, if similar legislation is enacted, following such ten-year period, we would be precluded from qualifying as a partnership for U.S. federal income tax purposes or be required to hold all such ISPIs through corporations, possibly U.S. corporations. If we were taxed as a U.S. corporation or required to hold all ISPIs through corporations, our effective tax rate would increase significantly. The federal statutory rate for corporations is currently 35%. In addition, we could be subject to increased state and local taxes. Furthermore, you could be subject to tax on our conversion into a corporation or any restructuring required in order for us to hold our ISPIs through a corporation.

On September 12, 2011, the Obama administration submitted similar legislation to Congress in the American Jobs Act that would tax income and gain, now treated as capital gains, including gain on disposition of interests, attributable to an ISPI at rates higher than the capital gains rate applicable to such income under current law, except to the extent such ISPI would be considered to be a qualified capital interest. The proposed legislation would also characterize certain income and gain in respect of ISPIs as non-qualifying income under the publicly traded partnership rules after a ten-year transition period from the effective date, with an exception for certain qualified capital interests. This proposed legislation follows several prior statements by the Obama administration in support of changing the taxation of carried interest. Furthermore, in the American Jobs Act and in the Obama administration’s published revenue proposal for 2013, the Obama administration proposed that current law regarding the treatment of carried interest be changed to subject such income to ordinary income tax (which is taxed at a higher rate than the proposed blended tax rate under the House legislation). The Obama administration’s published revenue proposals for 2010, 2011 and 2012 contained similar proposals.

More recently, on February 22, 2012, the Obama administration announced its “framework” of key elements to change the U.S. federal income tax rules for businesses. Few specifics were included, and it is unclear what any actual legislation would provide, when it would be proposed or what its prospects for enactment would be. Several parts of the framework if enacted could adversely affect

us. First, the framework would reduce the deductibility of interest for corporations in some manner not specified. A reduction in interest deductions could increase our tax rate and thereby reduce cash available for distribution to investors or for other uses by us. Such a reduction could also increase the effective cost of financing by companies in which we invest, which could reduce the value of our carried interest in respect of such companies. The framework suggests some entities currently treated as partnerships for tax purposes should be subject to an entity-level income tax similar to the corporate income tax. If such a proposal caused us to be subject to additional entity-level taxes, it could reduce cash available for distribution to investors or for other uses by us. Finally, the framework reiterates the President’s support for treatment of carried interest as ordinary income, as provided in the President’s revenue proposal for 2013 described above. Because the framework did not include specifics, its effect on us is unclear, but the framework reflects a commitment by the President to try to change the tax law in ways that could be adverse to us.

States and other jurisdictions have also considered legislation to increase taxes with respect to carried interest. For example, New York considered legislation under which you, even if a non-resident, could be subject to New York state income tax on income in respect of our common units as a result of certain activities of our affiliates in New York. This legislation would have been retroactive to January 1, 2010. It is unclear when or whether similar legislation will be enacted. In addition, states and other jurisdictions have considered legislation to increase taxes involving other aspects of our structure. In addition, states and other jurisdictions have considered and enacted legislation which could increase taxes imposed on our income and gain. For example, the District of Columbia has recently passed legislation that could expand the portion of our income that could be subject to District of Columbia income tax.

We will expend significant financial and other resources to comply with the requirements of being a public entity.

As a public entity, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which is discussed below. See “— Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and common unit price.” In order to maintain and improve the effectiveness of our disclosure controls and procedures, significant resources and management oversight will be required. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, additional directors and officers’ liability insurance, director fees, reporting requirements of the Securities and Exchange Commission (the “SEC”), transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

Our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and common unit price.

We have not previously been required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and we will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within our organization.

Additionally, we have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected, and our independent registered public accounting firm may not be able to certify as to the adequacy of our internal controls over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and lead to a decline in our common unit price.

Operational risks may disrupt our businesses, result in losses or limit our growth.

We rely heavily on our financial, accounting, information and other data processing systems. If any of these systems do not operate properly or are disabled or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of our network security systems, a cyber incident or attack or otherwise, we could suffer substantial financial loss, increased costs, a disruption of our businesses, liability to our funds and fund investors regulatory intervention or reputational damage. In addition, we operate in businesses that are highly dependent on information systems and technology. Our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on us.

Furthermore, we depend on our headquarters in Washington, D.C., where most of our administrative and operations personnel are located, and our office in Arlington, Virginia, which houses our treasury and finance functions, for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our businesses, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

In addition, sustaining our growth will also require us to commit additional management, operational and financial resources to identify new professionals to join our firm and to maintain appropriate operational and financial systems to adequately support expansion. Due to the fact that the market for hiring talented professionals is competitive, we may not be able to grow at the pace we desire.

Extensive regulation in the United States and abroad affects our activities and creates the potential for significant liabilities and penalties.

Our business is subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations in the jurisdictions in which we operate around the world. Many of these regulators are empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships. Even if an investigation or proceeding does not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing fund investors or fail to gain new investors or discourage others from doing business with us. Some of our investment funds invest in businesses that operate in highly regulated industries, including in businesses that are regulated by the U.S. Federal Communications Commission and U.S. federal and state banking authorities. The regulatory regimes to which such businesses are subject may, among other things, condition our funds’ ability to invest in those businesses upon the satisfaction of applicable ownership restrictions or qualification requirements. Moreover, our failure to obtain or maintain any regulatory approvals necessary for our funds to invest in such industries may disqualify our funds from participating in certain investments or require our funds to divest themselves of certain assets. In addition, we regularly rely on exemptions from various requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, the Investment Company Act of 1940, as amended (the “1940 Act”), and the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in conducting our asset management activities in the United States. Similarly, in conducting our asset management activities outside the United States, we rely on available exemptions from the regulatory regimes of various foreign jurisdictions. These exemptions from regulation within the United States and abroad are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third-party claims and our business could be materially and adversely affected. Moreover, the requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our funds and are not designed to protect our common unitholders. Consequently, these regulations often serve to limit our activities and impose burdensome compliance requirements. See “Business — Regulatory and Compliance Matters.”

We may become subject to additional regulatory and compliance burdens as we expand our product offerings and investment platform. For example, if we were to sponsor a registered investment company under the 1940 Act, such registered investment company and our subsidiary that serves as its investment adviser would be subject to the 1940 Act and the rules thereunder, which, among other things, regulate the relationship between a registered investment company and its investment adviser and prohibit or severely restrict principal transactions and joint transactions. This could increase our compliance costs and create the potential for additional liabilities and penalties.

Regulatory changes in the United States could adversely affect our business and the possibility of increased regulatory focus could result in additional burdens and expenses on our business.

As a result of the financial crisis and highly publicized financial scandals, investors have exhibited concerns over the integrity of the U.S. financial markets and the domestic regulatory environment in which we operate in the United States. There has been an active debate over the appropriate extent of regulation and oversight of private investment funds and their managers. We may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and self-regulatory organizations. Regulatory focus on our industry is likely to intensify if, as has happened from time to time, the alternative asset management industry falls into disfavor in popular opinion or with state and federal legislators, as the result of negative publicity or otherwise.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which imposes significant new regulations on almost every aspect of the U.S. financial services industry, including aspects of our business. Among other things, the Dodd-Frank Act includes the following provisions, which could have an adverse impact on our ability to conduct our business:

•	The Dodd-Frank Act establishes the Financial Stability Oversight Council (the “FSOC”), a federal agency acting as the financial system’s systemic risk regulator with the authority to review the activities of nonbank financial companies predominantly engaged in financial activities that are designated as “systemically important.” Such designation is applicable to companies where material financial distress could pose risk to the financial stability of the United States or if the nature, scope, size, scale, concentration, interconnectedness or mix of their activities could pose a threat to U.S. financial stability. On October 11, 2011, the FSOC issued a proposed rule and interpretive guidance regarding the process by which it will designate nonbank financial companies as systemically important. The regulation details a three-stage process, with the level of scrutiny increasing at each stage. During Stage 1, the FSOC will apply a broad set of uniform quantitative metrics to screen out financial companies that do not warrant additional review. The FSOC will consider whether a company has at least $50 billion in total consolidated assets and whether it meets other thresholds relating to credit default swaps outstanding, derivative liabilities, loans and bonds outstanding, a minimum leverage ratio of total consolidated assets to total equity of 15 to 1, and a short-term debt ratio of debt (with maturities less than 12 months) to total consolidated assets of 10%. A company that meets both the asset test and one of the other thresholds will be subject to additional review. Although it is unlikely that we would be designated as systemically important under the process outlined in the proposed rule, the designation criteria could evolve over time. If the FSOC were to determine that we were a systemically important nonbank financial company, we would be subject to a heightened degree of regulation, which could include a requirement to adopt heightened standards relating to capital, leverage, liquidity, risk management, credit exposure reporting and concentration limits, restrictions on acquisitions and being subject to annual stress tests by the Federal Reserve.

•	The Dodd-Frank Act, under what has become known as the “Volcker Rule,” generally prohibits depository institution holding companies (including foreign banks with U.S. branches and insurance companies with U.S. depository institution subsidiaries), insured depository institutions and subsidiaries and affiliates of such entities from investing in or sponsoring private equity funds or hedge funds. The Volcker Rule is currently scheduled to become effective on July 21, 2012 and is subject to certain transition periods and exceptions for certain “permitted activities” that would enable certain institutions subject to the Volcker Rule to continue investing in private equity funds under certain conditions. Although we do not currently anticipate that the Volcker Rule will adversely affect our fundraising to any significant extent, there is uncertainty regarding the implementation of the Volcker Rule and its practical implications and there could be adverse implications on our ability to raise funds from the types of entities mentioned above as a result of this prohibition. On October 11, 2011, the Federal Reserve and other federal regulatory agencies issued a proposed rule implementing the Volcker Rule.

•	The Dodd-Frank Act requires many private equity and hedge fund advisers to register with the SEC under the Advisers Act, to maintain extensive records and to file reports with information that the regulators identify as necessary for monitoring systemic risk. Although a Carlyle subsidiary has been registered as an investment adviser for over 15 years, the Dodd-Frank Act will affect our business and operations, including increasing regulatory costs, imposing additional burdens on our staff and potentially requiring the disclosure of sensitive information.

•	The Dodd-Frank Act authorizes federal regulatory agencies to review and, in certain cases, prohibit compensation arrangements at financial institutions that give employees incentives to engage in conduct deemed to encourage inappropriate risk taking by covered financial institutions. Such restrictions could limit our ability to recruit and retain investment professionals and senior management executives.

•	The Dodd-Frank Act requires public companies to adopt and disclose policies requiring, in the event the company is required to issue an accounting restatement, the clawback of related incentive compensation from current and former executive officers.

•	The Dodd-Frank Act amends the Exchange Act to compensate and protect whistleblowers who voluntarily provide original information to the SEC and establishes a fund to be used to pay whistleblowers who will be entitled to receive a payment equal to between 10% and 30% of certain monetary sanctions imposed in a successful government action resulting from the information provided by the whistleblower.

Many of these provisions are subject to further rulemaking and to the discretion of regulatory bodies, such as the FSOC.

In June 2010, the SEC approved Rule 206(4)-5 under the Advisers Act regarding “pay to play” practices by investment advisers involving campaign contributions and other payments to government clients and elected officials able to exert influence on such clients. The rule prohibits investment advisers from providing advisory services for compensation to a government client for two years, subject to very limited exceptions, after the investment adviser, its senior executives or its personnel involved in soliciting investments from government entities make contributions to certain candidates and officials in position to influence the hiring of an investment adviser by such government client. Advisers are required to implement compliance policies designed, among other matters, to track contributions by certain of the adviser’s employees and engagement of third parties that solicit government entities and to keep certain records in order to enable the SEC to determine compliance with the rule. Any failure on our part to comply with the rule could expose us to significant penalties and reputational damage. In addition, there have been similar rules on a state-level regarding “pay to play” practices by investment advisers. For example, in May 2009, we reached resolution with the Office of the Attorney General of the State of New York (the “NYAG”) regarding its inquiry into the use of placement agents by various asset managers, including Carlyle, to solicit New York public pension funds for private equity and hedge fund investment commitments. We made a $20 million payment to New York State as part of this resolution in November 2009 and agreed to adopt the NYAG’s Code of Conduct.

In September 2010, California enacted legislation, which became effective in January 2011, requiring placement agents who solicit funds from the California state retirement systems, such as CalPERS and the California State Teachers’ Retirement System, to register as lobbyists. In addition to increased reporting requirements, the legislation prohibits placement agents from receiving contingent compensation for soliciting investments from California state retirement systems. New York City has enacted similar measures, which became effective on January 1, 2011, that require asset management firms and their employees that solicit investments from New York City’s five public pension systems to register as lobbyists. Like the California legislation, the New York City measures impose significant compliance obligations on registered lobbyists and their employers, including annual registration fees, periodic disclosure reports and internal recordkeeping, and also prohibit the acceptance of contingent fees. Moreover, other states or municipalities may consider similar legislation as that enacted in California and New York City or adopt regulations or procedures with similar effect. These types of measures could materially and adversely impact our business.

It is impossible to determine the extent of the impact on us of the Dodd-Frank Act or any other new laws, regulations or initiatives that may be proposed or whether any of the proposals will become law. Any changes in the regulatory framework applicable to our business, including the changes described above, may impose additional costs on us, require the attention of our senior management or result in limitations on the manner in which we conduct our business. Moreover, as calls for additional regulation have increased, there may be a related increase in regulatory investigations of the trading and other investment activities of alternative asset management funds, including our funds. Compliance with any new laws or regulations could make compliance more difficult and expensive, affect the manner in which we conduct our business and adversely affect our profitability.

Recent regulatory changes in jurisdictions outside the United States could adversely affect our business.

Similar to the environment in the United States, the current environment in jurisdictions outside the United States in which we operate, in particular Europe, has become subject to further regulation. Governmental regulators and other authorities in Europe have proposed or implemented a number of initiatives and additional rules and regulations that could adversely affect our business.

In October 2010, the EU Council of Ministers adopted a directive to amend the revised Capital Requirements Directive (“CRD III”), which, among other things, requires European Union (“EU”) member states to introduce stricter control on remuneration of key employees and risk takers within specific credit institutions and investment firms. The Financial Services Authority (the “FSA”) has implemented CRD III by amending its remuneration code although the extent of the regulatory impact will differ depending on a firm’s size and the nature of its activities.

In addition, in November 2010, the European Parliament voted to approve the EU Directive on Alternative Investment Fund Managers (the “EU Directive”), which establishes a new EU regulatory regime for alternative investment fund managers, including private equity and hedge fund managers. The EU Directive generally applies to managers with a registered office in the EU (or managing an EU-based fund vehicle), as well as non-EU-based managers that market securities of alternative investment funds in the European Union. In general, the EU Directive will have a staged implementation over a period of years beginning in mid-2013 for EU-based managers (or EU-based funds) and no later than 2018 for non-EU-based managers marketing non-EU-based funds into the European Union. Compliance with the EU Directive will subject us to a number of additional requirements, including rules relating to the remuneration of certain personnel (principally adopting the provisions of CRD III referred to above), certain capital requirements for alternative investment fund managers, leverage oversight for each investment fund, liquidity management and retention of depositories for each investment fund. Compliance with the requirements of the EU Directive will impose additional compliance expense for us and could reduce our operating flexibility and fund raising opportunities.

In December 2011, China’s National Development and Reform Commission issued a new circular regulating the activities of private equity funds established in China. The circular includes new rules relating to the establishment, fundraising and investment scope of such funds; risk control mechanisms; basic responsibilities and duties of fund managers; information disclosure systems; and record filing. Compliance with these requirements may impose additional expense, affect the manner in which we conduct our business and adversely affect our profitability.

Our investment businesses are subject to the risk that similar measures might be introduced in other countries in which our funds currently have investments or plan to invest in the future, or that other legislative or regulatory measures that negatively affect their respective portfolio investments might be promulgated in any of the countries in which they invest. The reporting related to such initiatives may divert the attention of our personnel and the management teams of our portfolio companies. Moreover, sensitive business information relating to us or our portfolio companies could be publicly released.

See “Risks Related to Our Business Operations — Our funds make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investments in companies that are based in the United States” and “Business — Regulatory and Compliance Matters” for more information.

We are subject to substantial litigation risks and may face significant liabilities and damage to our professional reputation as a result of litigation allegations and negative publicity.

The investment decisions we make in our asset management business and the activities of our investment professionals on behalf of portfolio companies of our carry funds may subject them and us to the risk of third-party litigation arising from investor dissatisfaction with the performance of those investment funds, the activities of our portfolio companies and a variety of other litigation claims and regulatory inquiries and actions. From time to time we and our portfolio companies have been and may be subject to regulatory actions and shareholder class action suits relating to transactions in which we have agreed to acquire public companies.

For example, on February 14, 2008, a private class action lawsuit challenging “club” bids and other alleged anti-competitive business practices was filed in the U.S. District Court for the District of Massachusetts. The complaint alleges, among other things, that certain private equity firms, including Carlyle, violated Section 1 of the Sherman Antitrust Act of 1890 (the “Sherman Act”) by forming multi-sponsor consortiums for the purpose of bidding collectively in corporate buyout auctions in certain going private transactions, which the plaintiffs allege constitutes a “conspiracy in restraint of trade.” It is difficult to determine what impact, if any, this litigation (and any future related litigation), together with any increased governmental scrutiny or regulatory initiatives, will have on the private equity industry generally or on us and our funds specifically. As a result, the foregoing could have an adverse impact on us or otherwise impede our ability to effectively achieve our asset management objectives. See “Business — Legal Proceedings” for more information on this and other proceedings.

In addition, to the extent that investors in our investment funds suffer losses resulting from fraud, gross negligence, willful misconduct or other similar misconduct, investors may have remedies against us, our investment funds, our principals or our affiliates under the federal securities laws and/or state law. The general partners and investment advisers to our investment funds, including their directors, officers, other employees and affiliates, are generally indemnified with respect to their conduct in connection with the management of the business and affairs of our private equity funds. For example, we have agreed to indemnify directors and officers of Carlyle Capital Corporation Limited in connection with the matters involving that fund discussed under “Business — Legal Proceedings.” However, such indemnity generally does not extend to actions determined to have involved fraud, gross negligence, willful misconduct or other similar misconduct.

If any lawsuits were brought against us and resulted in a finding of substantial legal liability, the lawsuit could materially adversely affect our business, results of operations or financial condition or cause significant reputational harm to us, which could materially impact our business. We depend to a large extent on our business relationships and our reputation for integrity and high-caliber professional services to attract and retain investors and to pursue investment opportunities for our funds. As a result, allegations of improper conduct by private litigants or regulators, whether the ultimate outcome is favorable or unfavorable to us, as well as negative publicity and press speculation about us, our investment activities or the private equity industry in general, whether or not valid, may harm our reputation, which may be more damaging to our business than to other types of businesses.

In addition, with a workforce composed of many highly paid professionals, we face the risk of litigation relating to claims for compensation, which may, individually or in the aggregate, be significant in amount. The cost of settling any such claims could negatively impact our business, results of operations and financial condition.

Employee misconduct could harm us by impairing our ability to attract and retain investors in our funds and subjecting us to significant legal liability and reputational harm. Fraud and other deceptive practices or other misconduct at our portfolio companies could harm performance.

There is a risk that our employees could engage in misconduct that adversely affects our business. Our ability to attract and retain investors and to pursue investment opportunities for our funds depends heavily upon the reputation of our professionals, especially our senior Carlyle professionals. We are subject to a number of obligations and standards arising from our asset management business and our authority over the assets managed by our asset management business. The violation of these obligations and standards by any of our employees would adversely affect our clients and us. Our business often requires that we deal with confidential matters of great significance to companies in which our funds may invest. If our employees were to use or disclose confidential information improperly, we could suffer serious harm to our reputation, financial position and current and future business relationships, as well as face potentially significant litigation. It is not always possible to detect or deter employee misconduct, and the extensive precautions we take to detect and prevent this activity may not be effective in all cases. If any of our employees were to engage in misconduct or were to be accused of such misconduct, whether or not substantiated, our business and our reputation could be adversely affected and a loss of investor confidence could result, which would adversely impact our ability to raise future funds.

We will also be adversely affected if there is misconduct by senior management of portfolio companies in which our funds invest. Such misconduct might undermine our due diligence efforts with respect to such companies and it might negatively affect the valuation of a fund’s investments.

In recent years, the U.S. Department of Justice (the “DOJ”) and the SEC have devoted greater resources to enforcement of the Foreign Corrupt Practices Act (the “FCPA”). In addition, the United Kingdom has recently significantly expanded the reach of its anti-bribery laws. While we have developed and implemented policies and procedures designed to ensure strict compliance by us and our personnel with the FCPA, such policies and procedures may not be effective in all instances to prevent violations. Any determination that we have violated the FCPA or other applicable anti-corruption laws could subject us to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business prospects, financial position or the market value of our common units.

Certain policies and procedures implemented to mitigate potential conflicts of interest and address certain regulatory requirements may reduce the synergies across our various businesses and inhibit our ability to maintain our collaborative culture.

We consider our “One Carlyle” philosophy and the ability of our professionals to communicate and collaborate across funds, industries and geographies one of our significant competitive strengths. As a result of the expansion of our platform into various lines of business in the alternative asset management industry we are currently, and as we continue to develop our managed account business and expand we will be, subject to a number of actual and potential conflicts of interest and subject to greater regulatory oversight than that to which we would otherwise be subject if we had just one line of business. In addition, as we expand our platform, the allocation of investment opportunities among our investment funds may become more complex. In addressing these conflicts and regulatory requirements across our various businesses, we have and may continue to implement certain policies and procedures (for example, information barriers) that may reduce the positive synergies that we cultivate across these businesses through our “One Carlyle” approach. For example, although we maintain ultimate control over AlpInvest, AlpInvest’s historical management team (who are our employees) will continue to exercise independent investment authority without involvement by other Carlyle personnel. See “— Risks Related to Our Business Operations — Our Fund of Funds Solutions business is subject to additional risks.” In addition, we may come into possession of material non-public information with respect to issuers in which we may be considering making an investment. As a consequence, we may be precluded from providing such information or other ideas to our other businesses that benefit from such information.

Risks Related to Our Business Operations

Poor performance of our investment funds would cause a decline in our revenue, income and cash flow, may obligate us to repay carried interest previously paid to us, and could adversely affect our ability to raise capital for future investment funds.

In the event that any of our investment funds were to perform poorly, our revenue, income and cash flow could decline. In some of our funds, such as our hedge funds, a reduction in the value of our AUM in such funds could result in a reduction in management fees and incentive fees we earn. In other funds managed by us, such as our private equity funds, a reduction in the value of the portfolio investments held in such funds could result in a reduction in the carried interest we earn. Moreover, we could experience losses on our investments of our own capital as a result of poor investment performance by our investment funds. Furthermore, if, as a result of poor performance of later investments in a carry fund’s or fund of funds vehicle’s life, the fund does not achieve certain investment returns for the fund over its life, we will be obligated to repay the amount by which carried interest that was previously distributed to us exceeds the amount to which we are ultimately entitled. These repayment obligations may be related to amounts previously distributed to our senior Carlyle professionals prior to the completion of this offering, with respect to which our common unitholders did not receive any benefit. See “— We may need to pay “giveback” obligations if and when they are triggered under the governing agreements with our investors.”

Poor performance of our investment funds could make it more difficult for us to raise new capital. Investors in carry funds and fund of funds vehicles might decline to invest in future investment funds we raise and investors in hedge funds or other investment funds might withdraw their investments as a result of the poor performance of the investment funds in which they are invested. Investors and potential investors in our funds continually assess our investment funds’ performance, and our ability to raise capital for existing and future investment funds and avoid excessive redemption levels will depend on our investment funds’ continued satisfactory performance. Accordingly, poor fund performance may deter future investment in our funds and thereby decrease the capital invested in our funds and ultimately, our management fee income. Alternatively, in the face of poor fund performance, investors could demand lower fees or fee concessions for existing or future funds which would likewise decrease our revenue.

Our asset management business depends in large part on our ability to raise capital from third-party investors. If we are unable to raise capital from third-party investors, we would be unable to collect management fees or deploy their capital into investments and potentially collect transaction fees or carried interest, which would materially reduce our revenue and cash flow and adversely affect our financial condition.

Our ability to raise capital from third-party investors depends on a number of factors, including certain factors that are outside our control. Certain factors, such as the performance of the stock market, the pace of distributions from our funds and from the funds of other asset managers or the asset allocation rules or regulations or investment policies to which such third-party investors are subject, could inhibit or restrict the ability of third-party investors to make investments in our investment funds. For example, during 2008 and 2009, many third-party investors that invest in alternative assets and have historically invested in our investment funds experienced significant volatility in valuations of their investment portfolios, including a significant decline in the value of their overall private equity, real assets, venture capital and hedge fund portfolios, which affected our ability to raise capital from them. Coupled with a lack of distributions from their existing private equity and real assets portfolios, many of these investors were left with disproportionately outsized remaining commitments to, and invested capital in, a number of investment funds, which significantly limited their ability to make new commitments to third-party managed investment funds such as those advised by us. Although economic conditions have improved and many investors have increased the amount of commitments they are making to alternative investment funds, there can be no assurance that this will continue. Moreover, as some existing investors cease or significantly curtail making commitments to alternative investment funds, we may need to identify and attract new investors in order to maintain or increase the size of our investment funds. There can be no assurances that we can find or secure commitments from those new investors. Our ability to raise new funds could similarly be hampered if the general appeal of private equity and alternative investments were to decline. An investment in a limited partner interest in a private equity fund is more illiquid and the returns on such investment may be more volatile than an investment in securities for which there is a more active and transparent market. Private equity and alternative investments could fall into disfavor as a result of concerns about liquidity and short-term performance. Such concerns could be exhibited, in particular, by public pension funds, which have historically been among the largest investors in alternative assets. Many public pensions are significantly underfunded and their funding problems have been exacerbated by the recent economic downturn. Concerns with liquidity could cause such public pension funds to reevaluate the appropriateness of alternative investments. In addition, the evolving preferences of our fund investors may necessitate that alternatives to the traditional investment fund structure, such as managed accounts, smaller funds and co-investment vehicles, become a larger part of our business going forward. This could increase our cost of raising capital at the scale we have historically achieved.

The failure to successfully raise capital commitments to new investment funds may also expose us to credit risk in respect of financing that we may provide such funds. When existing capital commitments to a new investment fund are insufficient to fund in full a new investment fund’s participation in a transaction, we may lend money to or borrow money from financial institutions on behalf of such investment funds to bridge this difference and repay this financing with capital from subsequent investors to the fund. Our inability to identify and secure capital commitments from new investors to these funds may expose us to losses (in the case of money that we lend directly to such funds) or adversely impact our ability to repay such borrowings or otherwise have an adverse impact on our liquidity position. Finally, if we seek to expand into other business lines, we may also be unable to raise a sufficient amount of capital to adequately support such businesses.

The failure of our investment funds to raise capital in sufficient amounts could result in a decrease in our AUM as well as management fee and transaction fee revenue, or could result in a decline in the rate of growth of our AUM and management fee and transaction fee revenue, any of which could have a material adverse impact on our revenues and financial condition. Our past experience with growth of AUM provides no assurance with respect to the future. For example, our next generation of large buyout and other funds could be smaller in overall size than our current large buyout and other funds. There can be no assurance that any of our business segments will continue to experience growth in AUM.

Some of our fund investors may have concerns about the prospect of our becoming a publicly traded company, including concerns that as a public company we will shift our focus from the interests of our fund investors to those of our common unitholders. Some of our fund investors may believe that we will strive for near-term profit instead of superior risk-adjusted returns for our fund investors over time or grow our AUM for the purpose of generating additional management fees without regard to whether we believe there are sufficient investment opportunities to effectively deploy the additional capital. There can be no assurance that we will be successful in our efforts to address such concerns or to convince fund investors that our decision to pursue this offering will not affect our longstanding priorities or the way we conduct our business. A decision by a significant number of our fund investors not to commit additional capital to our funds or to cease doing business with us altogether could inhibit our ability to achieve our investment objectives and could have a material adverse effect on our business and financial condition.

Our investors in future funds may negotiate to pay us lower management fees and the economic terms of our future funds may be less favorable to us than those of our existing funds, which could adversely affect our revenues.

In connection with raising new funds or securing additional investments in existing funds, we negotiate terms for such funds and investments with existing and potential investors. The outcome of such negotiations could result in our agreement to terms that are materially less favorable to us than the terms of prior funds we have advised or funds advised by our competitors. Such terms could restrict our ability to raise investment funds with investment objectives or strategies that compete with existing funds, reduce fee revenues we earn, reduce the percentage of profits on third-party capital that we share in or add expenses and obligations for us in managing the fund or increase our potential liabilities, all of which could ultimately reduce our profitability. For instance, we have confronted and expect to continue to confront requests from a variety of investors and groups representing investors to increase the percentage of transaction fees we share with our investors (or to decline to receive any transaction fees from portfolio companies owned by our funds). To the extent we accommodate such requests, it would result in a decrease in the amount of fee revenue we earn. Moreover, certain institutional investors have publicly criticized certain fund fee and expense structures, including management fees. We have confronted and expect to continue to confront requests from a variety of investors and groups representing investors to decrease fees and to modify our carried interest and incentive fee structures, which could result in a reduction in or delay in the timing of receipt of the fees and carried interest and incentive fees we earn. Any modification of our existing fee or carry arrangements or the fee or carry structures for new investment funds could adversely affect our results of operations. See “— The alternative asset management business is intensely competitive.”

In addition, we believe that certain institutional investors, including sovereign wealth funds and public pension funds, could in the future demonstrate an increased preference for alternatives to the traditional investment fund structure, such as managed accounts, smaller funds and co-investment vehicles. There can be no assurance that such alternatives will be as efficient as the traditional investment fund structure, or as to the impact such a trend could have on the cost of our operations or profitability if we were to implement these alternative investment structures. Moreover, certain institutional investors are demonstrating a preference to in-source their own investment professionals and to make direct investments in alternative assets without the assistance of private equity advisers like us. Such institutional investors may become our competitors and could cease to be our clients.

Valuation methodologies for certain assets in our funds can involve subjective judgments, and the fair value of assets established pursuant to such methodologies may be incorrect, which could result in the misstatement of fund performance and accrued performance fees.

There are often no readily ascertainable market prices for a substantial majority of illiquid investments of our investment funds. We determine the fair value of the investments of each of our investment funds at least quarterly based on the fair value guidelines set forth by generally accepted accounting principles in the United States. The fair value measurement accounting guidance establishes a hierarchal disclosure framework that ranks the observability of market inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

Investments for which market prices are not observable include private investments in the equity of operating companies or real estate properties. Fair values of such investments are determined by reference to projected net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), the discounted cash flow method, comparable values in public market or private transactions, valuations for comparable companies and other measures which, in many cases, are unaudited at the time received. Valuations may be derived by reference to observable valuation measures for comparable companies or transactions (for example, multiplying a key performance metric of the investee company or asset, such as EBITDA, by a relevant valuation multiple observed in the range of comparable companies or transactions), adjusted by management for differences between the investment and the referenced comparables, and in some instances by reference to option pricing models or other similar models. In determining fair values of real estate investments, we also consider projected operating cash flows, sales of comparable assets, replacement costs and capitalization rates (“cap rates”) analysis. Additionally, where applicable, projected distributable cash flow through debt maturity will also be considered in support of the investment’s carrying value. The fair values of credit-oriented investments are generally determined on the basis of prices between market participants provided by reputable dealers or pricing services. Specifically, for investments in distressed debt and corporate loans and bonds, the fair values are generally determined by valuations of comparable investments. In some instances, other valuation techniques, including the discounted cash flow method, may be used to value illiquid investments.

The determination of fair value using these methodologies takes into consideration a range of factors including but not limited to the price at which the investment was acquired, the nature of the investment, local market conditions, trading values on public exchanges for comparable securities, current and projected operating performance and financing transactions subsequent to the acquisition of the investment. These valuation methodologies involve a significant degree of management judgment. For example, as to investments that we share with another sponsor, we may apply a different valuation methodology than the other sponsor does or derive a different value than the other sponsor has derived on the same investment, which could cause some investors to question our valuations.

Because there is significant uncertainty in the valuation of, or in the stability of the value of, illiquid investments, the fair values of such investments as reflected in an investment fund’s net asset value do not necessarily reflect the prices that would be obtained by us on behalf of the investment fund when such investments are realized. Realizations at values significantly lower than the values at which investments have been reflected in prior fund net asset values would result in reduced earnings or losses for the applicable fund, the loss of potential carried interest and incentive fees and in the case of our hedge funds, management fees. Changes in values attributed to investments from quarter to quarter may result in volatility in the net asset values and results of operations that we report from period to period. Also, a situation where asset values turn out to be materially different than values reflected in prior fund net asset values could cause investors to lose confidence in us, which could in turn result in difficulty in raising additional funds.

The historical returns attributable to our funds, including those presented in this prospectus, should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.

We have presented in this prospectus information relating to the historical performance of our investment funds. The historical and potential future returns of the investment funds that we advise are not directly linked to returns on our common units. Therefore, any continued positive performance of the investment funds that we advise will not necessarily result in positive returns on an investment in our common units. However, poor performance of the investment funds that we advise would cause a decline in our revenue from such investment funds, and could therefore have a negative effect on our performance, our ability to raise future funds and in all likelihood the returns on an investment in our common units.

Moreover, with respect to the historical returns of our investment funds:

•	market conditions at times were significantly more favorable for generating positive performance, particularly in our Corporate Private Equity and Real Assets businesses, than the market conditions we experienced in recent years and may continue to experience for the foreseeable future;

•	the rates of returns of our carry funds reflect unrealized gains as of the applicable measurement date that may never be realized, which may adversely affect the ultimate value realized from those funds’ investments;

•	unitholders will not benefit from any value that was created in our funds prior to your investment in our common units to the extent such value has been realized;

•	in recent years, there has been increased competition for private equity investment opportunities resulting from the increased amount of capital invested in alternative investment funds and high liquidity in debt markets, and the increased competition for investments may reduce our returns in the future;

•	the rates of returns of some of our funds in certain years have been positively influenced by a number of investments that experienced rapid and substantial increases in value following the dates on which those investments were made, which may not occur with respect to future investments;

•	our investment funds’ returns in some years have benefited from investment opportunities and general market conditions that may not repeat themselves (including, for example, particularly favorable borrowing conditions in the debt markets during 2005, 2006 and early 2007), and our current or future investment funds might not be able to avail themselves of comparable investment opportunities or market conditions; and

•	we may create new funds in the future that reflect a different asset mix and different investment strategies, as well as a varied geographic and industry exposure as compared to our present funds, and any such new funds could have different returns than our existing or previous funds.

In addition, future returns will be affected by the applicable risks described elsewhere in this prospectus, including risks related to the industries and businesses in which our funds may invest. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment Analysis — Fund Performance Metrics” for additional information.

Dependence on significant leverage in investments by our funds could adversely affect our ability to achieve attractive rates of return on those investments.

Many of our carry funds’ and fund of funds vehicles’ investments rely heavily on the use of leverage, and our ability to achieve attractive rates of return on investments will depend on our ability to access sufficient sources of indebtedness at attractive rates. For example, in many private equity investments, indebtedness may constitute and historically has constituted up to 70% or more of a portfolio company’s or real estate asset’s total debt and equity capitalization, including debt that may be incurred in connection with the investment. The absence of available sources of sufficient debt financing for extended periods of time could therefore materially and adversely affect our Corporate Private Equity and Real Assets businesses. In addition, an increase in either the general levels of interest rates or in the risk spread demanded by sources of indebtedness, such as the increase we experienced during 2009, would make it more expensive to finance those businesses’

investments. Increases in interest rates could also make it more difficult to locate and consummate private equity investments because other potential buyers, including operating companies acting as strategic buyers, may be able to bid for an asset at a higher price due to a lower overall cost of capital or their ability to benefit from a higher amount of cost savings following the acquisition of the asset. In addition, a portion of the indebtedness used to finance private equity investments often includes high-yield debt securities issued in the capital markets. Availability of capital from the high-yield debt markets is subject to significant volatility, and there may be times when we might not be able to access those markets at attractive rates, or at all, when completing an investment. Finally, the interest payments on the indebtedness used to finance our carry funds’ and fund of funds vehicles’ investments are generally deductible expenses for income tax purposes, subject to limitations under applicable tax law and policy. Any change in such tax law or policy to eliminate or substantially limit these income tax deductions, as has been discussed from time to time in various jurisdictions, would reduce the after-tax rates of return on the affected investments, which may have an adverse impact on our business and financial results. See “— Our funds make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the United States.”

Investments in highly leveraged entities are also inherently more sensitive to declines in revenue, increases in expenses and interest rates and adverse economic, market and industry developments. The incurrence of a significant amount of indebtedness by an entity could, among other things:

•	subject the entity to a number of restrictive covenants, terms and conditions, any violation of which could be viewed by creditors as an event of default and could materially impact our ability to realize value from the investment;

•	allow even moderate reductions in operating cash flow to render the entity unable to service its indebtedness, leading to a bankruptcy or other reorganization of the entity and a loss of part or all of the equity investment in it;

•	give rise to an obligation to make mandatory prepayments of debt using excess cash flow, which might limit the entity’s ability to respond to changing industry conditions to the extent additional cash is needed for the response, to make unplanned but necessary capital expenditures or to take advantage of growth opportunities;

•	limit the entity’s ability to adjust to changing market conditions, thereby placing it at a competitive disadvantage compared to its competitors that have relatively less debt;

•	limit the entity’s ability to engage in strategic acquisitions that might be necessary to generate attractive returns or further growth; and

•	limit the entity’s ability to obtain additional financing or increase the cost of obtaining such financing, including for capital expenditures, working capital or other general corporate purposes.

As a result, the risk of loss associated with a leveraged entity is generally greater than for companies with comparatively less debt. For example, a number of investments consummated by private equity sponsors during 2005, 2006 and 2007 that utilized significant amounts of leverage subsequently experienced severe economic stress and, in certain cases, defaulted on their debt obligations due to a decrease in revenue and cash flow precipitated by the subsequent downturn during 2008 and 2009. Similarly, the leveraged nature of the investments of our Real Assets funds increases the risk that a decline in the fair value of the underlying real estate or tangible assets will result in their abandonment or foreclosure. For example, in 2009 and 2010, several investments of our real estate funds were foreclosed, resulting in aggregate write-offs of approximately $198 million in 2009 and $19 million in 2010.

When our private equity funds’ existing portfolio investments reach the point when debt incurred to finance those investments matures in significant amounts and must be either repaid or refinanced, those investments may materially suffer if they have not generated sufficient cash flow to repay maturing debt and there is insufficient capacity and availability in the financing markets to permit them to refinance maturing debt on satisfactory terms, or at all. If a limited availability of financing for such purposes were to persist for an extended period of time, when significant amounts of the debt incurred to finance our Corporate Private Equity and Real Assets funds’ existing portfolio investments came due, these funds could be materially and adversely affected.

Many of our Global Market Strategies funds may choose to use leverage as part of their respective investment programs and regularly borrow a substantial amount of their capital. The use of leverage poses a significant degree of risk and enhances the possibility of a significant loss in the value of the investment portfolio. A fund may borrow money from time to time to purchase or carry securities or may enter into derivative transactions (such as total return swaps) with counterparties that have embedded leverage. The interest expense and other costs incurred in connection with such borrowing may not be recovered by appreciation in the securities purchased or carried and will be lost, and the timing and magnitude of such losses may be accelerated or exacerbated, in the event of a decline in the market value of such securities. Gains realized with borrowed funds may cause the fund’s net asset value to increase at a faster rate than would be the case without borrowings. However, if investment results fail to cover the cost of borrowings, the fund’s net asset value could also decrease faster than if there had been no borrowings. Increases in interest rates could also decrease the value of fixed-rate debt investment that our investment funds make.

Any of the foregoing circumstances could have a material adverse effect on our results of operations, financial condition and cash flow.

A decline in the pace or size of investments by our carry funds or fund of funds vehicles could result in our receiving less revenue from transaction fees.

The transaction fees that we earn are driven in part by the pace at which our funds make investments and the size of those investments. Any decline in that pace or the size of such investments could reduce our transaction fees and could make it more difficult for us to raise capital on our anticipated schedule. Many factors could cause such a decline in the pace of investment, including:

•	the inability of our investment professionals to identify attractive investment opportunities;

•	competition for such opportunities among other potential acquirers;

•	decreased availability of capital on attractive terms; and

•	our failure to consummate identified investment opportunities because of business, regulatory or legal complexities and adverse developments in the U.S. or global economy or financial markets.

For example, the more limited financing options for large Corporate Private Equity and Real Assets investments resulting from the credit market dislocations in 2008 and 2009 reduced the pace and size of investments by our Corporate Private Equity and Real Assets funds.

In addition, we have confronted and expect to continue to confront requests from a variety of investors and groups representing investors to increase the percentage of transaction fees we share with our investors (or to decline to receive transaction fees from portfolio companies held by our funds). To the extent we accommodate such requests, it would result in a decrease in the amount of fee revenue we earn. See “— Our investors in future funds may negotiate to pay us lower management fees and the economic terms of our future funds may be less favorable to us than those of our existing funds, which could adversely affect our revenues.”

The alternative asset management business is intensely competitive.

The alternative asset management business is intensely competitive, with competition based on a variety of factors, including investment performance, business relationships, quality of service provided to investors, investor liquidity and willingness to invest, fund terms (including fees), brand recognition and business reputation. Our alternative asset management business competes with a number of private equity funds, specialized investment funds, hedge funds, corporate buyers, traditional asset managers, real estate development companies, commercial banks, investment banks and other financial institutions (as well as sovereign wealth funds). For instance, Carlyle and Riverstone have mutually decided not to pursue another jointly managed fund as co-sponsors. Accordingly, we expect that our future energy and renewable funds will compete with Riverstone, among other alternative asset managers, for investment opportunities and fund investors in the energy and renewable space. A number of factors serve to increase our competitive risks:

•	a number of our competitors in some of our businesses have greater financial, technical, marketing and other resources and more personnel than we do;

•	some of our funds may not perform as well as competitors’ funds or other available investment products;

•	a significant number of investors have materially decreased or temporarily suspended making new fund investments recently because of the global economic downturn and poor returns in their overall investment portfolios in 2008 and 2009;

•	several of our competitors have significant amounts of capital, and many of them have similar investment objectives to ours, which may create additional competition for investment opportunities and may reduce the size and duration of pricing inefficiencies that otherwise could be exploited;

•	some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us with respect to investment opportunities;

•	some of our competitors may have higher risk tolerances, different risk assessments or lower return thresholds than us, which could allow them to consider a wider variety of investments and to bid more aggressively than us for investments that we want to make;

•	some of our competitors may be subject to less regulation and accordingly may have more flexibility to undertake and execute certain businesses or investments than we do and/or bear less compliance expense than we do;

•	some of our competitors may have more flexibility than us in raising certain types of investment funds under the investment management contracts they have negotiated with their investors;

•	some of our competitors may have better expertise or be regarded by investors as having better expertise in a specific asset class or geographic region than we do;

•	our competitors that are corporate buyers may be able to achieve synergistic cost savings in respect of an investment, which may provide them with a competitive advantage in bidding for an investment;

•	there are relatively few barriers to entry impeding the formation of new alternative asset management firms, and the successful efforts of new entrants into our various businesses, including former “star” portfolio managers at large diversified financial institutions as well as such institutions themselves, is expected to continue to result in increased competition;

•	some investors may prefer to invest with an asset manager that is not publicly traded or is smaller with only one or two investment products that it manages; and

•	other industry participants may, from time to time, seek to recruit our investment professionals and other employees away from us.

We may lose investment opportunities in the future if we do not match investment prices, structures and terms offered by our competitors. Alternatively, we may experience decreased rates of return and increased risks of loss if we match investment prices, structures and terms offered by our competitors. Moreover, if we are forced to compete with other alternative asset managers on the basis of price, we may not be able to maintain our current fund fee and carried interest terms. We have historically competed primarily on the performance of our funds, and not on the level of our fees or carried interest relative to those of our competitors. However, there is a risk that fees and carried interest in the alternative asset management industry will decline, without regard to the historical performance of a manager. Fee or carried interest income reductions on existing or future funds, without corresponding decreases in our cost structure, would adversely affect our revenues and profitability. See “— Our investors in future funds may negotiate to pay us lower management fees and the economic terms of our future funds may be less favorable to us than those of our existing funds, which could adversely affect our revenues.”

In addition, the attractiveness of our investment funds relative to investments in other investment products could decrease depending on economic conditions. This competitive pressure could adversely affect our ability to make successful investments and limit our ability to raise future investment funds, either of which would adversely impact our business, revenue, results of operations and cash flow. See “— Our investors in future funds may negotiate to pay us lower management fees and the economic terms of our future funds may be less favorable to us than those of our existing funds, which could adversely affect our revenues.”

The due diligence process that we undertake in connection with investments by our investment funds may not reveal all facts that may be relevant in connection with an investment.

Before making private equity and other investments, we conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment. The objective of the due diligence process is to identify attractive investment opportunities based on the facts and circumstances surrounding an investment and, in the case of private equity investments, prepare a framework that may be used from the date of an acquisition to drive operational achievement and value creation. When conducting due diligence, we may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment. Nevertheless, when conducting due diligence and making an assessment regarding an investment, we rely on the resources available to us, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence process may at times be subjective with respect to newly-organized companies for which only limited information is available. Accordingly, we cannot be certain that the due diligence investigation that we carry out with respect to any investment opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Instances of fraud, accounting irregularities and other deceptive practices can be difficult to detect, and fraud and other deceptive practices can be widespread in certain jurisdictions. Several of our funds invest in emerging market countries that may not have established laws and regulations that are as stringent as in more developed nations, or where existing laws and regulations may not be consistently enforced. For example, our funds invest throughout China, Latin America and MENA, and we have recently hired investment professionals to facilitate investment in Sub-Saharan Africa. Due diligence on investment opportunities in these jurisdictions is frequently more complicated because consistent and uniform commercial practices in such locations may not have developed. Fraud, accounting irregularities and deceptive practices can be especially difficult to detect in such locations. For example, two Chinese companies in which we have minority investments have recently been made the subject of internal investigations in connection with allegations of financial or accounting irregularities, and a purported class action has been brought against one of the Chinese companies and certain of its present and former officers and directors, including a Carlyle employee who is a former director of such entity. We do not have sufficient information at this time to give an assessment of the likely outcome of these matters or as to the ultimate impact these allegations, if true, may have on the value of our investments.

We cannot be certain that our due diligence investigations will result in investments being successful or that the actual financial performance of an investment will not fall short of the financial projections we used when evaluating that investment. Failure to identify risks associated with our investments could have a material adverse effect on our business.

Our funds invest in relatively high-risk, illiquid assets, and we may fail to realize any profits from these activities for a considerable period of time or lose some or all of our principal investments.

Many of our investment funds invest in securities that are not publicly traded. In many cases, our investment funds may be prohibited by contract or by applicable securities laws from selling such securities for a period of time. Our investment funds will not be able to sell these securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration is available. The ability of many of our investment funds, particularly our private equity funds, to dispose of investments is heavily dependent on the public equity markets. For example, the ability to realize any value from an investment may depend upon the ability to complete an initial public offering of the portfolio company in which such investment is held. Even if the securities are publicly traded, large holdings of securities can often be disposed of only over a substantial length of time, exposing the investment returns to risks of downward movement in market prices during the intended disposition period. Accordingly, under certain conditions, our investment funds may be forced to either sell securities at lower prices than they had expected to realize or defer, potentially for a considerable period of time, sales that they had planned to make. We have made and expect to continue to make significant principal investments in our current and future investment funds. Contributing capital to these investment funds is subject to significant risks, and we may lose some or all of the principal amount of our investments.

The investments of our private equity funds are subject to a number of inherent risks.

Our results are highly dependent on our continued ability to generate attractive returns from our investments. Investments made by our private equity funds involve a number of significant risks inherent to private equity investing, including the following:

•	we advise funds that invest in businesses that operate in a variety of industries that are subject to extensive domestic and foreign regulation, such as the telecommunications industry, the aerospace, defense and government services industry and the healthcare industry (including companies that supply equipment and services to governmental agencies), that may involve greater risk due to rapidly changing market and governmental conditions in those sectors;

•	significant failures of our portfolio companies to comply with laws and regulations applicable to them could affect the ability of our funds to invest in other companies in certain industries in the future and could harm our reputation;

•	companies in which private equity investments are made may have limited financial resources and may be unable to meet their obligations, which may be accompanied by a deterioration in the value of their equity securities or any collateral or guarantees provided with respect to their debt;

•	companies in which private equity investments are made are more likely to depend on the management talents and efforts of a small group of persons and, as a result, the death,

disability, resignation or termination of one or more of those persons could have a material adverse impact on their business and prospects and the investment made;

•	companies in which private equity investments are made may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•	companies in which private equity investments are made generally have less predictable operating results;

•	instances of fraud and other deceptive practices committed by senior management of portfolio companies in which our funds invest may undermine our due diligence efforts with respect to such companies and, upon the discovery of such fraud, negatively affect the valuation of a fund’s investments as well as contribute to overall market volatility that can negatively impact a fund’s investment program;

•	our funds may make investments that they do not advantageously dispose of prior to the date the applicable fund is dissolved, either by expiration of such fund’s term or otherwise, resulting in a lower than expected return on the investments and, potentially, on the fund itself;

•	our funds generally establish the capital structure of portfolio companies on the basis of the financial projections based primarily on management judgments and assumptions, and general economic conditions and other factors may cause actual performance to fall short of these financial projections, which could cause a substantial decrease in the value of our equity holdings in the portfolio company and cause our funds’ performance to fall short of our expectations; and

•	executive officers, directors and employees of an equity sponsor may be named as defendants in litigation involving a company in which a private equity investment is made or is being made.

Our real estate funds are subject to the risks inherent in the ownership and operation of real estate and the construction and development of real estate.

Investments in our real estate funds will be subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. These risks include the following:

•	those associated with the burdens of ownership of real property;

•	general and local economic conditions;

•	changes in supply of and demand for competing properties in an area (as a result, for instance, of overbuilding);

•	fluctuations in the average occupancy and room rates for hotel properties;

•	the financial resources of tenants;

•	changes in building, environmental and other laws;

•	energy and supply shortages;

•	various uninsured or uninsurable risks;

•	natural disasters;

•	changes in government regulations (such as rent control);

•	changes in real property tax rates;

•	changes in interest rates;

•	the reduced availability of mortgage funds which may render the sale or refinancing of properties difficult or impracticable;

•	negative developments in the economy that depress travel activity;

•	environmental liabilities;

•	contingent liabilities on disposition of assets; and

•	terrorist attacks, war and other factors that are beyond our control.

During 2008 and 2009, real estate markets in the United States, Europe and Japan generally experienced increases in capitalization rates and declines in value as a result of the overall economic decline and the limited availability of financing. As a result, the value of investments in our real estate funds declined significantly. In addition, if our real estate funds acquire direct or indirect interests in undeveloped land or underdeveloped real property, which may often be non-income producing, they will be subject to the risks normally associated with such assets and development activities, including risks relating to the availability and timely receipt of zoning and other regulatory or environmental approvals, the cost and timely completion of construction (including risks beyond the control of our fund, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms. Additionally, our funds’ properties may be managed by a third party, which makes us dependent upon such third parties and subjects us to risks associated with the actions of such third parties. Any of these factors may cause the value of the investments in our real estate funds to decline, which may have a material impact on our results of operations.

We often pursue investment opportunities that involve business, regulatory, legal or other complexities.

As an element of our investment style, we may pursue unusually complex investment opportunities. This can often take the form of substantial business, regulatory or legal complexity that would deter other asset managers. Our tolerance for complexity presents risks, as such transactions can be more difficult, expensive and time-consuming to finance and execute; it can be more difficult to manage or realize value from the assets acquired in such transactions; and such transactions sometimes entail a higher level of regulatory scrutiny or a greater risk of contingent liabilities. Any of these risks could harm the performance of our funds.

Our investment funds make investments in companies that we do not control.

Investments by many of our investment funds will include debt instruments and equity securities of companies that we do not control. Such instruments and securities may be acquired by our investment funds through trading activities or through purchases of securities from the issuer. In addition, our funds may acquire minority equity interests in large transactions, which may be structured as “consortium transactions” due to the size of the investment and the amount of capital required to be invested. A consortium transaction involves an equity investment in which two or more private equity firms serve together or collectively as equity sponsors. We participated in a number of consortium transactions in prior years due to the increased size of many of the transactions in which we were involved. Consortium transactions generally entail a reduced level of control by our firm over the investment because governance rights must be shared with the other consortium sponsors. Accordingly, we may not be able to control decisions relating to a consortium investment, including decisions relating to the management and operation of the company and the timing and nature of any exit. Our funds may also dispose of a portion of their majority equity investments in portfolio companies over time in a manner that results in the funds retaining a minority investment. Those investments may be subject to the risk that the company in which the investment is made may make business, financial or management decisions with which we do not agree or that the majority stakeholders or the management of the company may take risks or otherwise act in a manner that does not serve our interests. If any of the foregoing were to occur, the value of investments by our funds could decrease and our financial condition, results of operations and cash flow could suffer as a result.

Our funds make investments in companies that are based outside of the United States, which may expose us to additional risks not typically associated with investing in companies that are based in the United States.

Many of our investment funds generally invest a significant portion of their assets in the equity, debt, loans or other securities of issuers that are based outside of the United States. A substantial amount of these investments consist of investments made by our carry funds. For example, as of December 31, 2011, approximately 41% of the equity invested by our carry funds was attributable to foreign investments. Investments in non-U.S. securities involve risks not typically associated with investing in U.S. securities, including:

•	certain economic and political risks, including potential exchange control regulations and restrictions on our non-U.S. investments and repatriation of profits on investments or of capital invested, the risks of political, economic or social instability, the possibility of expropriation or confiscatory taxation and adverse economic and political developments;

•	the imposition of non-U.S. taxes on gains from the sale of investments by our funds;

•	the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and less government supervision and regulation;

•	changes in laws or clarifications to existing laws that could impact our tax treaty positions, which could adversely impact the returns on our investments;

•	differences in the legal and regulatory environment or enhanced legal and regulatory compliance;

•	limitations on borrowings to be used to fund acquisitions or dividends;

•	political hostility to investments by foreign or private equity investors;

•	less liquid markets;

•	reliance on a more limited number of commodity inputs, service providers and/or distribution mechanisms;

•	adverse fluctuations in currency exchange rates and costs associated with conversion of investment principal and income from one currency into another;

•	higher rates of inflation;

•	higher transaction costs;

•	less government supervision of exchanges, brokers and issuers;

•	less developed bankruptcy, corporate, partnership and other laws;

•	difficulty in enforcing contractual obligations;

•	less stringent requirements relating to fiduciary duties;

•	fewer investor protections; and

•	greater price volatility.

We operate in numerous national and subnational jurisdictions throughout the world and are subject to complex taxation requirements that could result in the imposition of taxes upon us that exceed the amounts we reserve for such purposes. In addition, the portfolio companies of our funds are typically subject to taxation in the jurisdictions in which they operate. In Denmark, Germany and France, for example, the deductibility of interest and other financing expenses in companies in which our funds have invested or may invest in the future may be limited. This could adversely affect portfolio companies that operate in those countries and limit the benefit of additional investments in those countries.

Our funds’ investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, levels of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we can offer no assurance that such strategies will be effective. If we engage in hedging transactions, we may be exposed to additional risks associated with such transactions. See “— Risks Related to Our Business Operations — Risk management activities may adversely affect the return on our funds’ investments.”

We may need to pay “giveback” obligations if and when they are triggered under the governing agreements with our investors.

If, at the end of the life of a carry fund (or earlier with respect to certain of our real estate funds), the carry fund has not achieved investment returns that (in most cases) exceed the preferred return threshold or (in all cases) the general partner receives net profits over the life of the fund in excess of its allocable share under the applicable partnership agreement, we will be obligated to repay an amount equal to the extent to which carried interest that was previously distributed to us exceeds the amounts to which we are ultimately entitled. These repayment obligations may be related to amounts previously distributed to our senior Carlyle professionals prior to the completion of this offering, with respect to which our common unitholders did not receive any benefit. This obligation is known as a “giveback” obligation. As of December 31, 2011, we had accrued a giveback obligation of $136.5 million, representing the giveback obligation that would need to be paid if the carry funds were liquidated at their current fair values at that date. If, as of December 31, 2011, all of the investments held by our carry funds were deemed worthless, the amount of realized and distributed carried interest subject to potential giveback would have been $856.7 million, on an after-tax basis where applicable. Although a giveback obligation is several to each person who received a distribution, and not a joint obligation, the governing agreements of our funds generally provide that to the extent a recipient does not fund his or her respective share, then we may have to fund such additional amounts beyond the amount of carried interest we retained, although we generally will retain the right to pursue any remedies that we have under such governing agreements against those carried interest recipients who fail to fund their obligations. We have historically withheld a portion of the cash from carried interest distributions to individual senior Carlyle professionals and other employees as security for their potential giveback obligations. However, we have not at this time set aside cash reserves relating to our secondary liability for such giveback obligations or in respect of giveback obligations related to carried interest we may receive and retain in the future. We intend to monitor our giveback obligations and may need to use or reserve cash to repay such giveback obligations instead of using the cash for other purposes. See “Business — Structure and Operation of Our Investment Funds — Incentive Arrangements / Fee Structure” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations — Contingent Obligations (Giveback)” and Notes 2 and 10 to the combined and consolidated financial statements appearing elsewhere in this prospectus.

Our investment funds often make common equity investments that rank junior to preferred equity and debt in a company’s capital structure.

In most cases, the companies in which our investment funds invest have, or are permitted to have, outstanding indebtedness or equity securities that rank senior to our fund’s investment. By their terms, such instruments may provide that their holders are entitled to receive payments of dividends, interest or principal on or before the dates on which payments are to be made in respect of our investment. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a company in which an investment is made, holders of securities ranking senior to our investment would typically be entitled to receive payment in full before distributions could be made in respect of our investment. After repaying senior security holders, the company may not have any remaining assets to use for repaying amounts owed in respect of our investment. To the extent that any assets remain, holders of claims that rank equally with our investment would be entitled to share on an equal and ratable basis in distributions that are made out of those assets. Also, during periods of financial distress or following an insolvency, the ability of our funds to influence a company’s affairs and to take actions to protect their investments may be substantially less than that of the senior creditors.

Third-party investors in substantially all of our carry funds have the right to remove the general partner of the fund for cause, to accelerate the liquidation date of the investment fund without cause by a simple majority vote and to terminate the investment period under certain circumstances and investors in certain of the investment funds we advise may redeem their investments. These events would lead to a decrease in our revenues, which could be substantial.

The governing agreements of substantially all of our carry funds provide that, subject to certain conditions, third-party investors in those funds have the right to remove the general partner of the fund for cause (other than the AlpInvest fund of funds vehicles) or to accelerate the liquidation date of the investment fund without cause by a simple majority vote, resulting in a reduction in management fees we would earn from such investment funds and a significant reduction in the expected amounts of total carried interest and incentive fees from those funds. Carried interest and incentive fees could be significantly reduced as a result of our inability to maximize the value of investments by an investment fund during the liquidation process or in the event of the triggering of a “giveback” obligation. Finally, the applicable funds would cease to exist after completion of liquidation and winding-up. In addition, the governing agreements of our investment funds provide that in the event certain “key persons” in our investment funds do not meet specified time commitments with regard to managing the fund (for example, Messrs. Conway, D’Aniello and Rubenstein, in the case of our private equity funds), then investors in certain funds have the right to vote to terminate the investment period by a simple majority vote in accordance with specified procedures, accelerate the withdrawal of their capital on an investor-by-investor basis, or the fund’s investment period will automatically terminate and the vote of a simple majority of investors is required to restart it. In addition to having a significant negative impact on our revenue, net income and cash flow, the occurrence of such an event with respect to any of our investment funds would likely result in significant reputational damage to us and could negatively impact our future fundraising efforts.

The AlpInvest fund of funds vehicles generally provide for suspension or termination of investment commitments in the event of cause, key person or regulatory events, changes in control of Carlyle or of majority ownership of AlpInvest, and, in some cases, other performance metrics, but generally have not provided for liquidation without cause. Where AlpInvest fund of funds vehicles include “key person” provisions, they are focused on specific existing AlpInvest personnel. While we believe that existing AlpInvest management have appropriate incentives to remain at AlpInvest, based on equity ownership, profit participation and other contractual provisions, we are not able to guarantee the ongoing participation of AlpInvest management team members in respect of the AlpInvest fund of funds vehicles. In addition, AlpInvest fund of funds vehicles have historically had few or even a single investor. In such cases, an individual investor may hold disproportionate authority over decisions reserved for third-party investors.

Investors in our hedge funds may generally redeem their investments on an annual, semi-annual or quarterly basis following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years), subject to the applicable fund’s specific redemption provisions. In a declining market, the pace of redemptions and consequent reduction in our AUM could accelerate. The decrease in revenues that would result from significant redemptions in our hedge funds could have a material adverse effect on our business, revenue and cash flow.

In addition, because our investment funds generally have an adviser that is registered under the Advisers Act, the management agreements of all of our investment funds would be terminated upon an “assignment” of these agreements without investor consent, which assignment may be deemed to occur in the event these advisers were to experience a change of control. We cannot be certain that consents required to assignments of our investment management agreements will be obtained if a change of control occurs. “Assignment” of these agreements without investor consent could cause us to lose the fees we earn from such investment funds.

Third-party investors in our investment funds with commitment-based structures may not satisfy their contractual obligation to fund capital calls when requested by us, which could adversely affect a fund’s operations and performance.

Investors in our carry funds and fund of funds vehicles make capital commitments to those funds that we are entitled to call from those investors at any time during prescribed periods. We depend on investors fulfilling their commitments when we call capital from them in order for those funds to consummate investments and otherwise pay their obligations (for example, management fees) when due. Any investor that did not fund a capital call would generally be subject to several possible penalties, including having a significant amount of its existing investment forfeited in that fund. However, the impact of the penalty is directly correlated to the amount of capital previously invested by the investor in the fund and if an investor has invested little or no capital, for instance early in the life of the fund, then the forfeiture penalty may not be as meaningful. Investors may also negotiate for lesser or reduced penalties at the outset of the fund, thereby inhibiting our ability to enforce the funding of a capital call. If investors were to fail to satisfy a significant amount of capital calls for any particular fund or funds, the operation and performance of those funds could be materially and adversely affected.

Our failure to deal appropriately with conflicts of interest in our investment business could damage our reputation and adversely affect our businesses.

As we have expanded and as we continue to expand the number and scope of our businesses, we increasingly confront potential conflicts of interest relating to our funds’ investment activities. Certain of our funds may have overlapping investment objectives, including funds that have different fee structures, and potential conflicts may arise with respect to our decisions regarding how to allocate investment opportunities among those funds. For example, a decision to acquire material non-public information about a company while pursuing an investment opportunity for a particular fund gives rise to a potential conflict of interest when it results in our having to restrict the ability of other funds to take any action. We may also cause different private equity funds to invest in a single portfolio company, for example where the fund that made an initial investment no longer has capital available to invest. We may also cause different funds that we manage to purchase different classes of securities in the same portfolio company. For example, one of our CLO funds could acquire a debt security issued by the same company in which one of our buyout funds owns common equity securities. A direct conflict of interest could arise between the debt holders and the equity holders if such a company were to develop insolvency concerns, and that conflict would have to be carefully managed by us. In addition, conflicts of interest may exist in the valuation of our investments and regarding decisions about the allocation of specific investment opportunities among us and our funds and the allocation of fees and costs among us, our funds and their portfolio companies. Lastly, in certain infrequent instances we may purchase an investment alongside one of our investment funds or sell an investment to one of our investment funds and conflicts may arise in respect of the allocation, pricing and timing of such investments and the ultimate disposition of such investments.

To the extent we fail to appropriately deal with any such conflicts, it could negatively impact our reputation and ability to raise additional funds and the willingness of counterparties to do business with us or result in potential litigation against us.

Risk management activities may adversely affect the return on our funds’ investments.

When managing our exposure to market risks, we may (on our own behalf or on behalf of our funds) from time to time use forward contracts, options, swaps, caps, collars and floors or pursue other strategies or use other forms of derivative instruments to limit our exposure to changes in the relative values of investments that may result from market developments, including changes in prevailing interest rates, currency exchange rates and commodity prices. The scope of risk management activities undertaken by us varies based on the level and volatility of interest rates, prevailing foreign currency exchange rates, the types of investments that are made and other changing market conditions. The use of hedging transactions and other derivative instruments to reduce the effects of a decline in the value of a position does not eliminate the possibility of fluctuations in the value of the position or prevent losses if the value of the position declines. Such transactions may also limit the opportunity for gain if the value of a position increases. Moreover, it may not be possible to limit the exposure to a market development that is so generally anticipated that a hedging or other derivative transaction cannot be entered into at an acceptable price. The success of any hedging or other derivative transaction generally will depend on our ability to correctly predict market changes, the degree of correlation between price movements of a derivative instrument and the position being hedged, the creditworthiness of the counterparty and other factors. As a result, while we may enter into such a transaction in order to reduce our exposure to market risks, the transaction may result in poorer overall investment performance than if it had not been executed.

Certain of our fund investments may be concentrated in particular asset types or geographic regions, which could exacerbate any negative performance of those funds to the extent those concentrated investments perform poorly.

The governing agreements of our investment funds contain only limited investment restrictions and only limited requirements as to diversification of fund investments, either by geographic region or asset type. For example, we advise funds that invest predominantly in the United States, Europe, Asia, Japan or MENA; and we advise funds that invest in a single industry sector, such as financial services. During periods of difficult market conditions or slowdowns in these sectors or geographic regions, decreased revenue, difficulty in obtaining access to financing and increased funding costs experienced by our funds may be exacerbated by this concentration of investments, which would result in lower investment returns for our funds. Such concentration may increase the risk that events affecting a specific geographic region or asset type will have an adverse or disparate impact on such investment funds, as compared to funds that invest more broadly.

Certain of our investment funds may invest in securities of companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Such investments may be subject to a greater risk of poor performance or loss.

Certain of our investment funds, especially our distressed and corporate opportunities funds, may invest in business enterprises involved in work-outs, liquidations, reorganizations, bankruptcies and similar transactions and may purchase high risk receivables. An investment in such business enterprises entails the risk that the transaction in which such business enterprise is involved either will be unsuccessful, will take considerable time or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the fund of the security or other financial instrument in respect of which such distribution is received. In addition, if an anticipated transaction does not in fact occur, the fund may be required to sell its investment at a loss.

Investments in troubled companies may also be adversely affected by U.S. federal and state laws relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and a bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims. Investments in securities and private claims of troubled companies made in connection with an attempt to influence a restructuring proposal or plan of reorganization in a bankruptcy case may also involve substantial litigation. Because there is substantial uncertainty concerning the outcome of transactions involving financially troubled companies, there is a potential risk of loss by a fund of its entire investment in such company.

Our private equity funds’ performance, and our performance, may be adversely affected by the financial performance of our portfolio companies and the industries in which our funds invest.

Our performance and the performance of our private equity funds is significantly impacted by the value of the companies in which our funds have invested. Our funds invest in companies in many different industries, each of which is subject to volatility based upon economic and market factors. Over the last few years, the credit crisis has caused significant fluctuations in the value of securities held by our funds and the global economic recession had a significant impact in overall performance activity and the demands for many of the goods and services provided by portfolio companies of the funds we advise. Although the U.S. economy has begun to improve, there remain many obstacles to continued growth in the economy such as high unemployment, global geopolitical events, risks of inflation and high deficit levels for governments in the United States and abroad. These factors and other general economic trends are likely to impact the performance of portfolio companies in many industries and in particular, industries that are more impacted by changes in consumer demand, such as the consumer products sector and real estate. In addition, the value of our investments in portfolio companies in the financial services industry is impacted by the overall health and stability of the credit markets. For example, the recent speculation regarding the inability of Greece and certain other European countries to pay their national debt, the response by Eurozone policy makers to mitigate this sovereign debt crisis and the concerns regarding the stability of the Eurozone currency have created uncertainty in the credit markets. As a result, there has been a strain on banks and other financial services participants, including our portfolio companies in the financial services industry, which could have a material adverse impact on such portfolio companies. The performance of our private equity funds, and our performance, may be adversely affected to the extent our fund portfolio companies in these industries experience adverse performance or additional pressure due to downward trends. In respect of real estate, various factors could halt or limit a recovery in the housing market and have an adverse effect on investment performance, including, but not limited to, continued high unemployment, a low level of consumer confidence in the economy and/or the residential real estate market and rising mortgage interest rates.

The financial projections of our portfolio companies could prove inaccurate.

Our funds generally establish the capital structure of portfolio companies on the basis of financial projections prepared by the management of such portfolio companies. These projected operating results will normally be based primarily on judgments of the management of the portfolio companies. In all cases, projections are only estimates of future results that are based upon assumptions made at the time that the projections are developed. General economic conditions, which are not predictable, along with other factors may cause actual performance to fall short of the financial projections that were used to establish a given portfolio company’s capital structure. Because of the leverage that we typically employ in our investments, this could cause a substantial decrease in the value of our equity holdings in the portfolio company. The inaccuracy of financial projections could thus cause our funds’ performance to fall short of our expectations.

Contingent liabilities could harm fund performance.

We may cause our funds to acquire an investment that is subject to contingent liabilities. Such contingent liabilities could be unknown to us at the time of acquisition or, if they are known to us, we may not accurately assess or protect against the risks that they present. Acquired contingent liabilities could thus result in unforeseen losses for our funds. In addition, in connection with the disposition of an investment in a portfolio company, a fund may be required to make representations about the business and financial affairs of such portfolio company typical of those made in connection with the sale of a business. A fund may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate. These arrangements may result in the incurrence of contingent liabilities by a fund, even after the disposition of an investment. Accordingly, the inaccuracy of representations and warranties made by a fund could harm such fund’s performance.

We and our investment funds are subject to risks in using prime brokers, custodians, administrators and other agents.

We and many of our investment funds depend on the services of prime brokers, custodians, administrators and other agents to carry out certain securities transactions. The counterparty to one or more of our or our funds’ contractual arrangements could default on its obligations under the contract. If a counterparty defaults, we and our funds may be unable to take action to cover the exposure and we or one or more of our funds could incur material losses. The consolidation and elimination of counterparties resulting from the disruption in the financial markets has increased our concentration of counterparty risk and has decreased the number of potential counterparties. Our funds generally are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. In the event of the insolvency of a party that is holding our assets or those of our funds as collateral, we and our funds may not be able to recover equivalent assets in full as we and our funds will rank among the counterparty’s unsecured creditors. In addition, our and our funds’ cash held with a prime broker, custodian or counterparty may not be segregated from the prime broker’s, custodian’s or counterparty’s own cash, and we and our funds therefore may rank as unsecured creditors in relation thereto. The inability to recover our or our investment funds’ assets could have a material impact on us or on the performance of our funds.

Our Fund of Funds Solutions business is subject to additional risks.

We established our Fund of Funds Solutions business on July 1, 2011 at the time we completed our acquisition of AlpInvest. Our Fund of Funds Solutions business is subject to additional risks, including the following:

•	The AlpInvest business is subject to business and other risks and uncertainties generally consistent with our business as a whole, including without limitation legal and regulatory risks, the avoidance or management of conflicts of interest and the ability to attract and retain investment professionals and other personnel.

•	We will restrict our day-to-day participation in the AlpInvest business, which may in turn limit our ability to address risks arising from the AlpInvest business for so long as AlpInvest maintains separate investment operations. Although we maintain ultimate control over AlpInvest, AlpInvest’s historical management team (who are our employees) will continue to exercise independent investment authority without involvement by other Carlyle personnel. For so long as these arrangements are in place, Carlyle representatives will serve on the board of AlpInvest but we will observe substantial restrictions on our ability to access investment information or engage in day-to-day participation in the AlpInvest investment business, including a restriction that AlpInvest investment decisions are made and maintained without involvement by other Carlyle personnel and that no specific investment data, other than data on the investment performance of its client mandates, will be shared. As such, we will have a reduced ability to identify or respond to investment and other operational issues that may arise within the AlpInvest business, relative to other Carlyle investment funds.

•	AlpInvest is currently subject to capital requirements which may limit our ability to withdraw cash from AlpInvest, or require additional investments of capital in order for AlpInvest to maintain certain licenses to operate its business.

•	Historically, the main part of AlpInvest capital commitments have been obtained from its initial co-owners, with such owners thereby holding highly concentrated voting rights with respect to potential suspension or termination of investment commitments made to AlpInvest.

•	AlpInvest is expected to seek to broaden its client base by advising separate accounts for investors on an account-by-account basis. AlpInvest has only limited experience in attracting new clients and may not be successful in this strategy.

•	AlpInvest’s co-investment business is subject to the risk that other private equity sponsors, alongside whom AlpInvest has historically invested in leveraged buyouts and growth capital transactions throughout Europe, North America and Asia, will no longer be willing to provide AlpInvest with investment opportunities as favorable as in the past, if at all, as a result of our ownership of AlpInvest.

•	AlpInvest’s secondary investments business is subject to the risk that opportunities in the secondary investments market may not be as favorable as the recent past.

Our hedge fund investments are subject to additional risks.

Investments by the hedge funds we advise are subject to additional risks, including the following:

•	Generally, there are few limitations on the execution of these hedge funds’ investment strategies, which are subject to the sole discretion of the management company or the general partner of such funds.

•	These funds may engage in short-selling, which is subject to a theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A fund may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if the fund is otherwise unable to borrow securities that are necessary to hedge its positions.

•	These funds may be limited in their ability to engage in short selling or other activities as a result of regulatory mandates. Such regulatory actions may limit our ability to engage in hedging activities and therefore impair our investment strategies. In addition, these funds may invest in securities and other assets for which appropriate market hedges do not exist or cannot be acquired on attractive terms.

•	These funds are exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the fund to suffer a loss.

•	Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution causes a series of defaults by the other institutions. This “systemic risk” could have a further material adverse effect on the financial intermediaries (such as prime brokers, clearing agencies, clearing houses, banks, securities firms and exchanges) with which these funds transact on a daily basis.

•	The efficacy of investment and trading strategies depend largely on the ability to establish and maintain an overall market position in a combination of financial instruments, which can be difficult to execute.

•	These funds may make investments or hold trading positions in markets that are volatile and may become illiquid.

•	These funds’ investments are subject to risks relating to investments in commodities, futures, options and other derivatives, the prices of which are highly volatile and may be subject to a theoretically unlimited risk of loss in certain circumstances. In addition, the funds’ assets are subject to the risk of the failure of any of the exchanges on which their positions trade or of their clearinghouses or counterparties.

•	These funds may make investments that they do not advantageously dispose of prior to the date the applicable fund is dissolved, either by expiration of such fund’s term or otherwise. Although we generally expect that investments will be disposed of prior to dissolution or be suitable for in-kind distribution at dissolution, and the general partners of the funds have a limited ability to extend the term of the fund with the consent of fund investors or the advisory board of the fund, as applicable, our funds may have to sell, distribute or otherwise dispose of investments at a disadvantageous time as a result of dissolution. This would result in a lower than expected return on the investments and, perhaps, on the fund itself.

Risks Related to Our Organizational Structure

Our common unitholders do not elect our general partner or, except in limited circumstances, vote on our general partner’s directors and will have limited ability to influence decisions regarding our business.

Our general partner, Carlyle Group Management L.L.C., which is owned by our senior Carlyle professionals, will manage all of our operations and activities. The limited liability company agreement of Carlyle Group Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Unlike the holders of common stock in a corporation, our common unitholders will have only limited voting rights and will have no right to remove our general partner or, except in the limited circumstances described below, elect the directors of our general partner. Our common unitholders will have no right to elect the directors of our general partner unless, as determined on January 31 of each year, the total voting power held by holders of the special voting units in The Carlyle Group L.P. (including voting units held by our general partner and its affiliates) in their capacity as such, or otherwise held by then-current or former Carlyle personnel (treating voting units deliverable to such persons pursuant to outstanding equity awards as being held by them), collectively, constitutes less than 10% of the voting power of the outstanding voting units of The Carlyle Group L.P. Unless and until the foregoing voting power condition is satisfied, our general partner’s board of directors will be elected in accordance with its limited liability company agreement, which provides that directors may be appointed and removed by members of our general partner holding a majority in interest of the voting power of the members, which voting power is allocated to each member ratably according to his or her aggregate relative ownership of our common units and partnership units. Immediately following this offering our existing owners will collectively have     % of the voting power of The Carlyle Group L.P. limited partners, or     % if the underwriters exercise in full their option to purchase additional common units. As a result, our common unitholders will have limited ability to influence decisions regarding our business. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Election of Directors of General Partner.”

Our senior Carlyle professionals will be able to determine the outcome of those few matters that may be submitted for a vote of the limited partners.

Immediately following this offering, our existing owners will beneficially own     % of the equity in our business, or     % if the underwriters exercise in full their option to purchase additional common units. TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit that provides it with a number of votes on any matter that may be submitted for a vote of our common unitholders (voting together as a single class on all such matters) that is equal to the aggregate number of vested and unvested Carlyle Holdings partnership units held by the limited partners of Carlyle Holdings. Accordingly, immediately following this offering our existing owners generally will have sufficient voting power to determine the outcome of those few matters that may be submitted for a vote of the limited partners of The Carlyle Group L.P. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Withdrawal or Removal of the General Partner,” “— Meetings; Voting” and “— Election of Directors of General Partner.”

Our common unitholders’ voting rights will be further restricted by the provision in our partnership agreement stating that any common units held by a person that beneficially owns 20% or more of any class of The Carlyle Group L.P. common units then outstanding (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) cannot be voted on any matter. In addition, our partnership agreement will contain provisions limiting the ability of our common unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the ability of our common unitholders to influence the manner or direction of our management. Our partnership agreement also will not restrict our general partner’s ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. Furthermore, the common unitholders will not be entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

As a result of these matters and the provisions referred to under “— Our common unitholders do not elect our general partner or, except in limited circumstances, vote on our general partner’s directors and will have limited ability to influence decisions regarding our business,” our common unitholders may be deprived of an opportunity to receive a premium for their common units in the future through a sale of The Carlyle Group L.P., and the trading prices of our common units may be adversely affected by the absence or reduction of a takeover premium in the trading price.

We are permitted to repurchase all of the outstanding common units under certain circumstances, and this repurchase may occur at an undesirable time or price.

We have the right to acquire all of our then-outstanding common units at the then-current trading price either if 10% or less of our common units are held by persons other than our general partner and its affiliates or if we are required to register as an investment company under the 1940 Act. As a result of our general partner’s right to purchase outstanding common units, a holder of common units may have his common units purchased at an undesirable time or price.

We are a limited partnership and as a result will qualify for and intend to rely on exceptions from certain corporate governance and other requirements under the rules of the NASDAQ Global Select Market and the Securities and Exchange Commission.

We are a limited partnership and will qualify for exceptions from certain corporate governance and other requirements of the rules of the NASDAQ Global Select Market. Pursuant to these exceptions, limited partnerships may elect not to comply with certain corporate governance requirements of the NASDAQ Global Select Market, including the requirements (1) that a majority of the board of directors of our general partner consist of independent directors, (2) that we have independent director oversight of executive officer compensation and director nominations and (3) that we obtain unitholder approval for (a) certain private placements of units that equal or exceed 20% of the outstanding common units or voting power, (b) certain acquisitions of stock or assets of another company or (c) a change of control transaction. In addition, we will not be required to hold annual meetings of our common unitholders. Following this offering, we intend to avail ourselves of these exceptions. Accordingly, you will not have the same protections afforded to equityholders of entities that are subject to all of the corporate governance requirements of the NASDAQ Global Select Market.

In addition, on March 30, 2011, the SEC proposed rules to implement provisions of the Dodd-Frank Act pertaining to compensation committee independence and the role and disclosure of compensation consultants and other advisers to the compensation committee. The SEC’s proposed rules, if adopted, would direct each of the national securities exchanges (including the NASDAQ Global Select Market) to develop listing standards requiring, among other things, that:

•	compensation committees be composed of fully independent directors, as determined pursuant to new independence requirements;

•	compensation committees be explicitly charged with hiring and overseeing compensation consultants, legal counsel and other committee advisors; and

•	compensation committees be required to consider, when engaging compensation consultants, legal counsel or other advisors, certain independence factors, including factors that examine the relationship between the consultant or advisor’s employer and the company.

As a limited partnership, we will not be subject to these compensation committee independence requirements if and when they are adopted by the NASDAQ Global Select Market under the SEC’s proposed rules.

Potential conflicts of interest may arise among our general partner, its affiliates and us. Our general partner and its affiliates have limited fiduciary duties to us and our common unitholders, which may permit them to favor their own interests to the detriment of us and our common unitholders.

Conflicts of interest may arise among our general partner and its affiliates, on the one hand, and us and our common unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our common unitholders. These conflicts include, among others, the following:

•	our general partner determines the amount and timing of our investments and dispositions, indebtedness, issuances of additional partnership interests and amounts of reserves, each of which can affect the amount of cash that is available for distribution to you;

•	our general partner is allowed to take into account the interests of parties other than us and the common unitholders in resolving conflicts of interest, which has the effect of limiting its duties (including fiduciary duties) to our common unitholders. For example, our subsidiaries that serve as the general partners of our investment funds have certain duties and obligations to those funds and their investors as a result of which we expect to regularly take actions in a manner consistent with such duties and obligations but that might adversely affect our near-term results of operations or cash flow;

•	because our senior Carlyle professionals hold their Carlyle Holdings partnership units directly or through entities that are not subject to corporate income taxation and The Carlyle Group L.P. holds Carlyle Holdings partnership units through wholly-owned subsidiaries, some of which are subject to corporate income taxation, conflicts may arise between our senior Carlyle professionals and The Carlyle Group L.P. relating to the selection, structuring and disposition of investments and other matters. For example, the earlier disposition of assets following an exchange or acquisition transaction by a senior Carlyle professional generally will accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement;

•	our partnership agreement does not prohibit affiliates of the general partner, including its owners, from engaging in other businesses or activities, including those that might directly compete with us;

•	our general partner has limited its liability and reduced or eliminated its duties (including fiduciary duties) under the partnership agreement, while also restricting the remedies available to our common unitholders for actions that, without these limitations, might constitute breaches of duty (including fiduciary duty). In addition, we have agreed to indemnify our general partner and its affiliates to the fullest extent permitted by law, except with respect to conduct involving bad faith, fraud or willful misconduct. By purchasing our common units, you will have agreed and consented to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable state law;

•	our partnership agreement will not restrict our general partner from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as our general partner agrees to the terms of any such additional contractual arrangements in good faith as determined under the partnership agreement;

•	our general partner determines how much debt we incur and that decision may adversely affect our credit ratings;

•	our general partner determines which costs incurred by it and its affiliates are reimbursable by us;

•	our general partner controls the enforcement of obligations owed to us by it and its affiliates; and

•	our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

See “Certain Relationships and Related Person Transactions” and “Conflicts of Interest and Fiduciary Responsibilities.”

Our partnership agreement will contain provisions that reduce or eliminate duties (including fiduciary duties) of our general partner and limit remedies available to common unitholders for actions that might otherwise constitute a breach of duty. It will be difficult for a common unitholder to successfully challenge a resolution of a conflict of interest by our general partner or by its conflicts committee.

Our partnership agreement will contain provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement will provide that when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligations to us or our common unitholders whatsoever. When our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its “sole discretion” or “discretion” or pursuant to any provision of our partnership agreement not subject to an express standard of “good faith,” then our general partner will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners and will not be subject to any different standards imposed by the partnership agreement, otherwise existing at law, in equity or otherwise.

The modifications of fiduciary duties contained in our partnership agreement are expressly permitted by Delaware law. Hence, we and our common unitholders will only have recourse and be able to seek remedies against our general partner if our general partner breaches its obligations pursuant to our partnership agreement. Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will not have any recourse against our general partner even if our general partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement will provide that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

Whenever a potential conflict of interest exists between us, any of our subsidiaries or any of our partners, and our general partner or its affiliates, our general partner may resolve such conflict of interest. Our general partner’s resolution of the conflict of interest will conclusively be deemed approved by the partnership and all of our partners, and not to constitute a breach of the partnership agreement or any duty, unless the general partner subjectively believes such determination or action is opposed to the best interests of the partnership. A common unitholder seeking to challenge this resolution of the conflict of interest would bear the burden of proving that the general partner subjectively believed that such resolution was opposed to the best interests of the partnership. This is different from the situation with Delaware corporations, where a conflict resolution by an interested party would be presumed to be unfair and the interested party would have the burden of demonstrating that the resolution was fair.

Also, if our general partner obtains the approval of the conflicts committee of our general partner, any determination or action by the general partner will be conclusively deemed to be made or taken in good faith and not a breach by our general partner of the partnership agreement or any duties it may owe to us or our common unitholders. This is different from the situation with Delaware corporations, where a conflict resolution by a committee consisting solely of independent directors may, in certain circumstances, merely shift the burden of demonstrating unfairness to the plaintiff. By purchasing our common units, you will have agreed and consented to the provisions set forth in our partnership agreement, including the provisions regarding conflicts of interest situations that, in the absence of such provisions, might constitute a breach of fiduciary or other duties under applicable state law. As a result, common unitholders will, as a practical matter, not be able to successfully challenge an informed decision by the conflicts committee. See “Certain Relationships and Related Person Transactions” and “Conflicts of Interest and Fiduciary Responsibilities.”

The control of our general partner may be transferred to a third party without common unitholder consent.

Our general partner may transfer its general partner interest to a third party in a merger or consolidation without the consent of our common unitholders. Furthermore, at any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner without the approval of the common unitholders, subject to certain restrictions as described elsewhere in this prospectus. A new general partner may not be willing or able to form new investment funds and could form funds that have investment objectives and governing terms that differ materially from those of our current investment funds. A new owner could also have a different investment philosophy, employ investment professionals who are less experienced, be unsuccessful in identifying investment opportunities or have a track record that is not as successful as Carlyle’s track record. If any of the foregoing were to occur, we could experience difficulty in making new investments, and the value of our existing investments, our business, our results of operations and our financial condition could materially suffer.

Our ability to pay periodic distributions to our common unitholders may be limited by our holding partnership structure, applicable provisions of Delaware law and contractual restrictions and obligations.

The Carlyle Group L.P. will be a holding partnership and will have no material assets other than the ownership of the partnership units in Carlyle Holdings held through wholly-owned subsidiaries. The Carlyle Group L.P. has no independent means of generating revenue. Accordingly, we intend to cause Carlyle Holdings to make distributions to its partners, including The Carlyle Group L.P.’s wholly-owned subsidiaries, to fund any distributions The Carlyle Group L.P. may declare on the common units. If Carlyle Holdings makes such distributions, the limited partners of Carlyle Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Carlyle Holdings. Because Carlyle Holdings I GP Inc. must pay taxes and make payments under the tax receivable agreement, the amounts ultimately distributed by The Carlyle Group L.P. to common unitholders are expected to be less, on a per unit basis, than the amounts distributed by the Carlyle Holdings partnerships to the limited partners of the Carlyle Holdings partnerships in respect of their Carlyle Holdings partnership units.

The declaration and payment of any distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time and there can be no assurance that any distributions, whether quarterly or otherwise, will or can be paid. Our ability to make cash distributions to our common unitholders will depend on a number of factors, including among other things, general economic and business conditions, our strategic plans and prospects, our business and investment opportunities, our financial condition and operating results, working capital requirements and anticipated cash needs, contractual restrictions and obligations, including fulfilling our current and future capital commitments, legal, tax and regulatory restrictions, restrictions and other implications on the payment of distributions by us to our common unitholders or by our subsidiaries to us, payments required pursuant to the tax receivable agreement and such other factors as our general partner may deem relevant.

Under the Delaware Limited Partnership Act, we may not make a distribution to a partner if after the distribution all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If we were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to us for the amount of the distribution for three years. In addition, the terms of our credit facility or other financing arrangements may from time to time include covenants or other restrictions that could constrain our ability to make distributions.

We will be required to pay our existing owners for most of the benefits relating to any additional tax depreciation or amortization deductions that we may claim as a result of the tax basis step-up we receive in connection with subsequent sales or exchanges of Carlyle Holdings partnership units and related transactions. In certain cases, payments under the tax receivable agreement with our existing owners may be accelerated and/or significantly exceed the actual tax benefits we realize and our ability to make payments under the tax receivable agreement may be limited by our structure.

Holders of partnership units in Carlyle Holdings (other than The Carlyle Group L.P.’s wholly-owned subsidiaries), subject to the vesting and minimum retained ownership requirements and transfer restrictions applicable to such holders as set forth in the partnership agreements of the Carlyle Holdings partnerships, may on a quarterly basis, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange their Carlyle Holdings partnership units for The Carlyle Group L.P. common units on a one-for-one basis. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Carlyle Holdings. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of tax that Carlyle Holdings I GP Inc. and any other entity which may in the future pay taxes and become obligated to make payments under the tax receivable agreement as described in the fourth succeeding paragraph below, which we refer to as the “corporate taxpayers,” would otherwise be required to pay in the future, although the IRS may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

We will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayers realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayers and not of Carlyle Holdings. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our common units at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that as a result of the size of the transfers and increases in the tax basis of the tangible and intangible assets of Carlyle Holdings, the payments that we may make to our existing owners will be substantial. The payments under the tax receivable agreement are not conditioned upon our existing owners’ continued ownership of us. In the event that The Carlyle Group L.P. or any of its wholly-owned subsidiaries that are not treated as corporations for U.S. federal income tax purposes become taxable as a corporation for U.S. federal income tax purposes, these entities will also be obligated to make payments under the tax receivable agreement on the same basis and to the same extent as the corporate taxpayers.

The tax receivable agreement provides that upon certain changes of control, or if, at any time, the corporate taxpayers elect an early termination of the tax receivable agreement, the corporate taxpayers’ obligations under the tax receivable agreement (with respect to all Carlyle Holdings partnership units whether or not previously exchanged) would be calculated by reference to the value of all future payments that our existing owners would have been entitled to receive under the tax receivable agreement using certain valuation assumptions, including that the corporate taxpayers’ will have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement and, in the case of an early termination election, that any Carlyle Holdings partnership units that have not been exchanged are deemed exchanged for the market value of the common units at the time of termination. In addition, our existing owners will not reimburse us for any payments previously made under the tax receivable agreement if such tax basis increase is successfully challenged by the IRS. The corporate taxpayers’ ability to achieve benefits from any tax basis increase, and the payments to be made under this agreement, will depend upon a number of factors, including the timing and amount of our future income. As a result, even in the absence of a change of control or an election to terminate the tax receivable agreement, payments to our existing owners under the tax receivable agreement could be in excess of the corporate taxpayers’ actual cash tax savings.

Accordingly, it is possible that the actual cash tax savings realized by the corporate taxpayers may be significantly less than the corresponding tax receivable agreement payments. There may be a material negative effect on our liquidity if the payments under the tax receivable agreement exceed the actual cash tax savings that the corporate taxpayers realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to the corporate taxpayers by Carlyle Holdings are not sufficient to permit the corporate taxpayers to make payments under the tax receivable agreement after they have paid taxes and other expenses. Based upon certain assumptions described in greater detail below under “Certain Relationships and Related Person Transactions — Tax Receivable Agreement,” we estimate that if the corporate taxpayers were to exercise their termination right immediately following this offering, the aggregate amount of these termination payments would be approximately $      million. The foregoing number is merely an estimate and the actual payments could differ materially. We may need to incur debt to finance payments under the tax receivable agreement to the extent our cash resources are insufficient to meet our obligations under the tax receivable agreement as a result of timing discrepancies or otherwise.

In the event that The Carlyle Group L.P. or any of its wholly-owned subsidiaries become taxable as a corporation for U.S. federal income tax purposes, these entities will also be obligated to make payments under the tax receivable agreement on the same basis and to the same extent as the corporate taxpayers.

See “Certain Relationships and Related Person Transactions — Tax Receivable Agreement.”

Our GAAP financial statements will reflect increased compensation and benefits expense and significant non-cash equity-based compensation charges following this offering.

Prior to this offering, our compensation and benefits expense has reflected compensation (primarily salary and bonus) solely to our employees who are not senior Carlyle professionals. Historically, all payments for services rendered by our senior Carlyle professionals have been accounted for as partnership distributions rather than as compensation and benefits expense. As a result, our consolidated financial statements have not reflected compensation and benefits expense for services rendered by these individuals. Following this offering, all of our senior Carlyle professionals and other employees will receive a base salary that will be paid by us and accounted for as compensation and benefits expense. Our senior Carlyle professionals and other employees are also eligible to receive discretionary cash bonuses based on the performance of Carlyle and the investments of the funds that we advise and other matters. The base salaries and any discretionary cash bonuses paid to our senior Carlyle professionals will be represented as compensation and benefits expense on our GAAP financials following the offering. In addition, as part of the Reorganization, our founders, CalPERS and Mubadala will receive          Carlyle Holdings partnership units, all of which will be vested, and our other existing owners will receive           Carlyle Holdings partnership units, of which           will be unvested and           will be vested. In addition, we expect to grant          unvested deferred restricted common units to our employees at the time of this offering. See “Management — IPO Date Equity Awards.” The grant date fair value of the unvested Carlyle Holdings partnership units and deferred restricted common units (which will be the initial public offering price per common unit in this offering) will be charged to expense as such units vest over the assumed service periods, which range up to six years, on a straight-line basis. The amortization of this non-cash equity-based compensation will increase our GAAP expenses substantially during the relevant periods and, as a result, we may record significant net losses for a number of years following this offering. See “Unaudited Pro Forma Financial Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for additional information.

If The Carlyle Group L.P. were deemed to be an “investment company” under the 1940 Act, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.

An entity generally will be deemed to be an “investment company” for purposes of the 1940 Act if:

•	it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are engaged primarily in the business of providing asset management services and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, we do not believe that The Carlyle Group L.P. is, or following this offering will be, an “orthodox” investment company as defined in section 3(a)(1)(A) of the 1940 Act and described in the first bullet point above. Furthermore, following this offering, The Carlyle Group L.P. will have no material assets other than its interests in certain wholly-owned subsidiaries, which in turn will have no material assets other than general partner interests in the Carlyle Holdings partnerships. These wholly-owned subsidiaries will be the sole general partners of the Carlyle Holdings partnerships and will be vested with all management and control over the Carlyle Holdings partnerships. We do not believe that the equity interests of The Carlyle Group L.P. in its wholly-owned subsidiaries or the general partner interests of these wholly-owned subsidiaries in the Carlyle Holdings partnerships are investment securities. Moreover, because we believe that the capital interests of the general partners of our funds in their respective funds are neither securities nor investment securities, we believe that less than 40% of The Carlyle Group L.P.’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis after this offering will be composed of assets that could be considered investment securities. Accordingly, we do not believe that The Carlyle Group L.P. is, or following this offering will be, an inadvertent investment company by virtue of the 40% test in section 3(a)(1)(C) of the 1940 Act as described in the second bullet point above. In addition, we believe that The Carlyle Group L.P. is not an investment company under section 3(b)(1) of the 1940 Act because it is primarily engaged in a non-investment company business.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that The Carlyle Group L.P. will not be deemed to be an investment company under the 1940 Act. If anything were to happen which would cause The Carlyle Group L.P. to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates (including us) and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among The Carlyle Group L.P., Carlyle Holdings and our senior Carlyle professionals, or any combination thereof, and materially adversely affect our business, results of operations and financial condition. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements of the 1940 Act.

Changes in accounting standards issued by the Financial Accounting Standards Board (“FASB”) or other standard-setting bodies may adversely affect our financial statements.

Our financial statements are prepared in accordance with GAAP as defined in the Accounting Standards Codification (“ASC”) of the FASB. From time to time, we are required to adopt new or revised accounting standards or guidance that are incorporated into the ASC. It is possible that future accounting standards we are required to adopt could change the current accounting treatment that we apply to our combined and consolidated financial statements and that such changes could have a material adverse effect on our financial condition and results of operations.

In addition, the FASB is working on several projects with the International Accounting Standards Board, which could result in significant changes as GAAP converges with International Financial Reporting Standards (“IFRS”), including how our financial statements are presented. Furthermore, the SEC is considering whether and how to incorporate IFRS into the U.S. financial reporting system. The accounting changes being proposed by the FASB will be a complete change to how we account for and report significant areas of our business. The effective dates and transition methods are not known; however, issuers may be required to or may choose to adopt the new standards retrospectively. In this case, the issuer will report results under the new accounting method as of the effective date, as well as for all periods presented. The changes to GAAP and ultimate conversion to IFRS will impose special demands on issuers in the areas of governance, employee training, internal controls and disclosure and will likely affect how we manage our business, as it will likely affect other business processes such as the design of compensation plans.

Risks Related to Our Common Units and this Offering

There may not be an active trading market for our common units, which may cause our common units to trade at a discount from the initial offering price and make it difficult to sell the common units you purchase.

Prior to this offering, there has not been a public trading market for our common units. It is possible that after this offering an active trading market will not develop or continue or, if developed, that any market will not be sustained, which would make it difficult for you to sell your common units at an attractive price or at all. The initial public offering price per common unit will be determined by agreement among us and the representatives of the underwriters, and may not be indicative of the price at which our common units will trade in the public market after this offering.

The market price of our common units may decline due to the large number of common units eligible for exchange and future sale.

The market price of our common units could decline as a result of sales of a large number of common units in the market after the offering or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell common units in the future at a time and at a price that we deem appropriate. See “Common Units Eligible for Future Sale.” Subject to the lock-up restrictions described below, we may issue and sell in the future additional common units.

In addition, upon completion of this offering our existing owners will own an aggregate of          Carlyle Holdings partnership units. Prior to this offering we will enter into an exchange agreement with the limited partners of the Carlyle Holdings partnerships so that these holders, subject to the vesting and minimum retained ownership requirements and transfer restrictions applicable to such limited partners as set forth in the partnership agreements of the Carlyle Holdings partnerships, may on a quarterly basis, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange their Carlyle Holdings partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. The common units we issue upon such exchanges would be “restricted securities,” as defined in Rule 144 under the Securities Act, unless we register such issuances. However, we will enter into one or more registration rights agreements with the limited partners of Carlyle Holdings that would require us to register these common units under the Securities Act. See “Common Units Eligible for Future Sale — Registration Rights” and “Certain Relationships and Related Person Transactions — Registration Rights Agreements.” While the partnership agreements of the Carlyle Holdings partnerships and related agreements will contractually restrict our existing owners’ ability to transfer the Carlyle Holdings partnership units or The Carlyle Group L.P. common units they hold, these contractual provisions may lapse over time or be waived, modified or amended at any time. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions.”

Mubadala will have the ability to sell its equity interests (whether held in the form of common units, partnership units or otherwise) subject to the transfer restrictions set forth in the subscription agreement described under “Common Units Eligible for Future Sale — Lock-Up Arrangements — Mubadala Transfer Restrictions.” Except for the restrictions described under “Common Units Eligible for Future Sale — Lock-Up Arrangements,” the Carlyle Holdings partnership units held by CalPERS are not subject to transfer restrictions; however, pursuant to the terms of the exchange agreement, CalPERS may not exchange its partnership units for common units until the first anniversary of the date of the closing of this offering. We have agreed to provide Mubadala and CalPERS with registration rights to effect certain sales. See “Common Units Eligible for Future Sale — Registration Rights.”

Under our Equity Incentive Plan, we intend to grant           deferred restricted common units and           phantom deferred restricted common units to our employees at the time of this offering. Additional common units and Carlyle Holdings partnership units will be available for future grant under our Equity Incentive Plan, which plan provides for automatic annual increases in the number of units available for future issuance. See “Management — Equity Incentive Plan” and “— IPO Date Equity Awards.” We intend to file one or more registration statements on Form S-8 under the Securities Act to register common units or securities convertible into or exchangeable for common units issued or available for future grant under our Equity Incentive Plan (including pursuant to automatic annual increases). Any such Form S-8 registration statement will automatically become effective upon filing. Accordingly, common units registered under such registration statement will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover           common units.

In addition, our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have certain designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units. Similarly, the Carlyle Holdings partnership agreements authorize the wholly-owned subsidiaries of The Carlyle Group L.P. which are the general partners of those partnerships to issue an unlimited number of additional partnership securities of the Carlyle Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Carlyle Holdings partnerships units, and which may be exchangeable for our common units.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common units, our stock price and trading volume could decline.

The trading market for our common units will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us downgrades our common units or publishes inaccurate or unfavorable research about our business, our common unit stock price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common unit stock price or trading volume to decline and our common units to be less liquid.

The market price of our common units may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common units may be highly volatile and could be subject to wide fluctuations. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could reduce the market price of common units in spite of our operating performance. In addition, our operating results could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly operating results or distributions to unitholders, additions or departures of key management personnel, failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or investment community, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, adverse publicity about the industries in which we participate or individual scandals, and in response the market price of our common units could decrease significantly. You may be unable to resell your common units at or above the initial public offering price.

In the past few years, stock markets have experienced extreme price and volume fluctuations. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against public companies. This type of litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

You will suffer dilution in the net tangible book value of the common units you purchase.

The initial public offering price per common unit will be substantially higher than our pro forma net tangible book value per common unit immediately after this offering. As a result, you will pay a price per common unit that substantially exceeds the book value of our total tangible assets after subtracting our total liabilities. At an initial public offering price of $      per common unit, you will incur immediate dilution in an amount of $      per common unit, assuming that the underwriters do not exercise their option to purchase additional common units. See “Certain Relationships and Related Person Transactions — Exchange Agreement” and “Dilution.”

Risks Related to U.S. Taxation

Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis.

The U.S. federal income tax treatment of common unitholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. You should be aware that the U.S. federal income tax rules are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time, possibly on a retroactive basis, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes that is not taxable as a corporation (referred to as the “Qualifying Income Exception”), affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our common units. For example, as discussed above under “— Risks Related to Our Company— Although not enacted, the U.S. Congress has considered legislation that would have: (i) in some cases after a ten-year transition period, precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations; and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as our distributions to you and the market price of our common units, could be reduced,” the U.S. Congress has considered various legislative proposals to treat all or part of the capital gain and dividend income that is recognized by an investment partnership and allocable to a partner affiliated with the sponsor of the partnership (i.e., a portion of the carried interest) as ordinary income to such partner for U.S. federal income tax purposes.

Our organizational documents and governing agreements will permit our general partner to modify our limited partnership agreement from time to time, without the consent of the common unitholders, to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all common unitholders. For instance, our general partner could elect at some point to treat us as an association taxable as a corporation for U.S. federal (and applicable state) income tax purposes. If our general partner were to do this, the U.S. federal income tax consequences of owning our common units would be materially different. Moreover, we will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to common unitholders in a manner that reflects such common unitholders’ beneficial ownership of partnership items, taking into account variation in ownership interests during each taxable year because of trading activity. As a result, a common unitholder transferring units may be allocated income, gain, loss and deductions realized after the date of transfer. However, those assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will assert successfully that the conventions and assumptions used by us do not satisfy the technical requirements of the Internal Revenue Code and/or Treasury regulations and could require that items of income, gain, deductions, loss or credit, including interest deductions, be adjusted, reallocated or disallowed in a manner that adversely affects common unitholders.

If we were treated as a corporation for U.S. federal income tax or state tax purposes or otherwise became subject to additional entity level taxation (including as a result of changes to current law), then our distributions to you would be substantially reduced and the value of our common units would be adversely affected.

The value of your investment in us depends in part on our being treated as a partnership for U.S. federal income tax purposes, which requires that 90% or more of our gross income for every taxable year consist of qualifying income, as defined in Section 7704 of the Internal Revenue Code and that our partnership not be registered under the 1940 Act. Qualifying income generally includes dividends, interest, capital gains from the sale or other disposition of stocks and securities and certain other forms of investment income. We may not meet these requirements or current law may change so as to cause, in either event, us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal income tax. Moreover, the anticipated after-tax benefit of an investment in our common units depends largely on our being treated as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the applicable tax rates. In addition, we would likely be liable for state and local income and/or franchise tax on all our income. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would otherwise flow through to you. Because a tax would be imposed upon us as a corporation, our distributions to you would be substantially reduced which would cause a reduction in the value of our common units.

Current law may change, causing us to be treated as a corporation for U.S. federal or state income tax purposes or otherwise subjecting us to additional entity level taxation. See “— Risks Related to Our Company— Although not enacted, the U.S. Congress has considered legislation that would have: (i) in some cases after a ten-year transition period, precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations; and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as our distributions to you and the market price of our common units, could be reduced.” For example, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us as an entity, our distributions to you would be reduced.

You will be subject to U.S. federal income tax on your share of our taxable income, regardless of whether you receive any cash distributions from us.

As long as 90% of our gross income for each taxable year constitutes qualifying income as defined in Section 7704 of the Internal Revenue Code and we are not required to register as an investment company under the 1940 Act on a continuing basis, and assuming there is no change in law, we will be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Accordingly, you will be required to take into account your allocable share of our items of income, gain, loss and deduction. Distributions to you generally will be taxable for U.S. federal income tax purposes only to the extent the amount distributed exceeds your tax basis in the common unit. That treatment contrasts with the treatment of a shareholder in a corporation. For example, a shareholder in a corporation who receives a distribution of earnings from the corporation generally will report the distribution as dividend income for U.S. federal income tax purposes. In contrast, a holder of our common units who receives a distribution of earnings from us will not report the distribution as dividend income (and will treat the distribution as taxable only to the extent the amount distributed exceeds the unitholder’s tax basis in the common units), but will instead report the holder’s allocable share of items of our income for U.S. federal income tax purposes. As a result, you may be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on your allocable share of our items of income, gain, loss, deduction and credit (including our allocable share of those items of any entity in which we invest that is treated as a partnership or is otherwise subject to tax on a flow through basis) for each of our taxable years ending with or within your taxable years, regardless of whether or not you receive cash distributions from us. See “Material U.S. Federal Tax Considerations.” See also “— Risks Related to Our Company— Although not enacted, the U.S. Congress has considered legislation that would have: (i) in some cases after a ten-year transition period, precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations; and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as our distributions to you and the market price of our common units, could be reduced.”

You may not receive cash distributions equal to your allocable share of our net taxable income or even the tax liability that results from that income. In addition, certain of our holdings, including holdings, if any, in a controlled foreign corporation (“CFC”) and a passive foreign investment company (“PFIC”) may produce taxable income prior to the receipt of cash relating to such income, and common unitholders that are U.S. taxpayers will be required to take such income into account in determining their taxable income. In the event of an inadvertent termination of our partnership status for which the IRS has granted us limited relief, each holder of our common units may be obligated to make such adjustments as the IRS may require to maintain our status as a partnership. Such adjustments may require persons holding our common units to recognize additional amounts in income during the years in which they hold such units.

The Carlyle Group L.P.’s interest in certain of our businesses will be held through Carlyle Holdings I GP Inc., which will be treated as a corporation for U.S. federal income tax purposes; such corporation may be liable for significant taxes and may create other adverse tax consequences, which could potentially adversely affect the value of your investment.

In light of the publicly-traded partnership rules under U.S. federal income tax law and other requirements, The Carlyle Group L.P. will hold its interest in certain of our businesses through Carlyle Holdings I GP Inc., which will be treated as a corporation for U.S. federal income tax purposes. Such corporation could be liable for significant U.S. federal income taxes and applicable state, local and other taxes that would not otherwise be incurred, which could adversely affect the value of your investment. Those additional taxes have not applied to our existing owners in our organizational structure in effect before this offering and will not apply to our existing owners following this offering to the extent they own equity interests directly or indirectly in the Carlyle Holdings partnerships.

Complying with certain tax-related requirements may cause us to invest through foreign or domestic corporations subject to corporate income tax or enter into acquisitions, borrowings, financings or arrangements we may not have otherwise entered into.

In order for us to be treated as a partnership for U.S. federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation, we must meet the Qualifying Income Exception discussed above on a continuing basis and we must not be required to register as an investment company under the 1940 Act. In order to effect such treatment, we (or our subsidiaries) may be required to invest through foreign or domestic corporations subject to corporate income tax, forgo attractive investment opportunities or enter into acquisitions, borrowings, financings or other transactions we may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow.

Our structure also may impede our ability to engage in certain corporate acquisitive transactions because we generally intend to hold all of our assets through the Carlyle Holdings partnerships. In addition, we may be unable to participate in certain corporate reorganization transactions that would be tax-free to our common unit holders if we were a corporation.

Tax gain or loss on disposition of our common units could be more or less than expected.

If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and the adjusted tax basis in those common units. Prior distributions to you in excess of the total net taxable income allocated to you, which decreased the tax basis in your common units, will in effect become taxable income to you if the common units are sold at a price greater than your tax basis in those common units, even if the price is less than the original cost. A portion of the amount realized, whether or not representing gain, may be ordinary income to you.

Because we do not intend to make, or cause to be made, an otherwise available election under Section 754 of the Internal Revenue Code to adjust our asset basis or the asset basis of certain of the Carlyle Holdings partnerships, a holder of common units could be allocated more taxable income in respect of those common units prior to disposition than if we had made such an election.

We currently do not intend to make, or cause to be made, an election to adjust asset basis under Section 754 of the Internal Revenue Code with respect to us, Carlyle Holdings II L.P. or Carlyle Holdings III L.P. If no such election is made, there generally will be no adjustment to the basis of the assets of Carlyle Holdings II L.P. or Carlyle Holdings III L.P. upon our acquisition of interests in Carlyle Holdings II L.P. or Carlyle Holdings III L.P. in connection with this offering, or to our assets or to the assets of Carlyle Holdings II L.P. or Carlyle Holdings III L.P. upon a subsequent transferee’s acquisition of common units from a prior holder of such common units, even if the purchase price for those interests or units, as applicable, is greater than the share of the aggregate tax basis of our assets or the assets of Carlyle Holdings II L.P. or Carlyle Holdings III L.P. attributable to those interests or units immediately prior to the acquisition. Consequently, upon a sale of an asset by us, Carlyle Holdings II L.P. or Carlyle Holdings III L.P., gain allocable to a holder of common units could include built-in gain in the asset existing at the time we acquired those interests, or such holder acquired such units, which built-in gain would otherwise generally be eliminated if we had made a Section 754 election. See “Material U.S. Federal Tax Considerations — Consequences to U.S. Holders of Common Units — Section 754 Election.”

Non-U.S. persons face unique U.S. tax issues from owning common units that may result in adverse tax consequences to them.

In light of our intended investment activities we may be, or may become, engaged in a U.S. trade or business for U.S. federal income tax purposes in which case some portion of our income would be treated as effectively connected income with respect to non-U.S. holders (“ECI”), including as a result of investments in U.S. real property interests or entities owning such interests. In addition, certain income of non-U.S. holders from U.S. sources not connected to any such U.S. trade or business conducted by us could be treated as ECI. To the extent our income is treated as ECI, non-U.S. holders generally would be subject to withholding tax on their allocable shares of such income, would be required to file a U.S. federal income tax return for such year reporting their allocable shares of income effectively connected with such trade or business and any other income treated as ECI, and would be subject to U.S. federal income tax at regular U.S. tax rates on any such income (state and local income taxes and filings may also apply in that event). Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax on their allocable share of such income. In addition, certain income from U.S. sources that is not ECI allocable to non-U.S. holders will be reduced by withholding taxes imposed at the highest effective applicable tax rate. A portion of any gain recognized by a non-U.S. holder on the sale or exchange of common units could also be treated as ECI.

Tax-exempt entities face unique tax issues from owning common units that may result in adverse tax consequences to them.

In light of our intended investment activities, we may derive income that constitutes unrelated business taxable income (“UBTI”). We are under no obligation to minimize UBTI. Consequently, a holder of common units that is a tax-exempt organization may be subject to “unrelated business income tax” to the extent that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership could be treated as earning UBTI if the partnership regularly engages in a trade or business that is unrelated to the exempt function of the tax-exempt partner, if the partnership derives income from debt-financed property or if the partnership interest itself is debt-financed.

We cannot match transferors and transferees of common units, and we will therefore adopt certain income tax accounting positions that may not conform with all aspects of applicable tax requirements. The IRS may challenge this treatment, which could adversely affect the value of our common units.

Because we cannot match transferors and transferees of common units, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our common unitholders’ tax returns.

In addition, our taxable income and losses will be determined and apportioned among investors using conventions we regard as consistent with applicable law. As a result, if you transfer your common units, you may be allocated income, gain, loss and deduction realized by us after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by us prior to the date of the transferee’s acquisition of our common units. A transferee may also bear the cost of withholding tax imposed with respect to income allocated to a transferor through a reduction in the cash distributed to the transferee.

The sale or exchange of 50% or more of our capital and profit interests will result in the termination of our partnership for U.S. federal income tax purposes. We will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. Our termination would, among other things, result in the closing of our taxable year for all common unitholders and could result in a deferral of depreciation deductions allowable in computing our taxable income. See “Material U.S. Federal Tax Considerations” for a description of the consequences of our termination for U.S. federal income tax purposes.

Common unitholders may be subject to state and local taxes and return filing requirements as a result of investing in our common units.

In addition to U.S. federal income taxes, our common unitholders may be subject to other taxes, including state and local taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which we do business or own property now or in the future, even if our common unitholders do not reside in any of those jurisdictions. Our common unitholders may also be required to file state and local income tax returns and pay state and local income taxes in some or all of these jurisdictions. Further, common unitholders may be subject to penalties for failure to comply with those requirements. It is the responsibility of each common unitholder to file all U.S. federal, state and local tax returns that may be required of such common unitholder. Our counsel has not rendered an opinion on the state or local tax consequences of an investment in our common units.

We may not be able to furnish to each unitholder specific tax information within 90 days after the close of each calendar year, which means that holders of common units who are U.S. taxpayers should anticipate the need to file annually a request for an extension of the due date of their income tax return. In addition, it is possible that common unitholders may be required to file amended income tax returns.

As a publicly traded partnership, our operating results, including distributions of income, dividends, gains, losses or deductions and adjustments to carrying basis, will be reported on Schedule K-1 and distributed to each unitholder annually. It may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. For this reason, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. See “Material U.S. Federal Tax Considerations — Administrative Matters — Information Returns.”

In addition, it is possible that a common unitholder will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of the partnership. Any obligation for a common unitholder to file amended income tax returns for that or any other reason, including any costs incurred in the preparation or filing of such returns, are the responsibility of each common unitholder.

We may hold or acquire certain investments through an entity classified as a PFIC or CFC for U.S. federal income tax purposes.

Certain of our investments may be in foreign corporations or may be acquired through a foreign subsidiary that would be classified as a corporation for U.S. federal income tax purposes. Such an entity may be a PFIC or a CFC for U.S. federal income tax purposes. U.S. holders of common units indirectly owning an interest in a PFIC or a CFC may experience adverse U.S. tax consequences. See “Material U.S. Federal Tax Considerations — Consequences to U.S. Holders of Common
Units — Passive Foreign Investment Companies” and “— Consequences to U.S. Holders of Common Units Controlled Foreign Companies” for additional information regarding such consequences.

Changes in U.S. tax law could adversely affect our ability to raise funds from certain foreign investors.

Under the U.S. Foreign Account Tax Compliance Act (“FATCA”), following the expiration of an initial phase in-period, a broadly defined class of foreign financial institutions are required to comply with a complicated and expansive reporting regime or be subject to certain U.S. withholding taxes. The reporting obligations imposed under FATCA require foreign financial institutions to enter into agreements with the IRS to obtain and disclose information about certain account holders and investors to the IRS. Additionally, certain non-U.S. entities that are not foreign financial institutions are required to provide certain certifications or other information regarding their U.S. beneficial ownership or be subject to certain U.S. withholding taxes. Although administrative guidance and proposed regulations have been issued, regulations implementing FATCA have not yet been finalized and it is difficult to determine at this time what impact any such guidance may have. Thus, some foreign investors may hesitate to invest in U.S. funds until there is more certainty around FATCA implementation. In addition, the administrative and economic costs of compliance with FATCA may discourage some foreign investors from investing in U.S. funds, which could adversely affect our ability to raise funds from these investors.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that we have derived from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

ORGANIZATIONAL STRUCTURE

Our Current Organizational Structure

Our business is currently owned by four holding entities: TC Group, L.L.C., TC Group Cayman, L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P. We refer to these four holding entities collectively as the “Parent Entities.” The Parent Entities are under the common ownership and control of the partners of our firm (who we refer to as our “senior Carlyle professionals”) and two strategic investors that own minority interests in our business — entities affiliated with Mubadala Development Company, an Abu-Dhabi based strategic development and investment company (“Mubadala”), and California Public Employees’ Retirement System (“CalPERS”). In addition, certain individuals engaged in our businesses own interests in the general partners of our existing carry funds. Certain of these individuals will contribute a portion of these interests to Carlyle Holdings as part of the reorganization. We refer to these individuals, together with the owners of the Parent Entities prior to this offering, collectively as our “existing owners.”

The diagram below depicts our current organizational structure.

(1)	Certain individuals engaged in our business own interests directly in selected subsidiaries of the Parent Entities.

Our Organizational Structure Following this Offering

Following the reorganization and this offering, The Carlyle Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, will hold equity interests in three Carlyle Holdings partnerships (which we refer to collectively as “Carlyle Holdings”), which in turn will own the four Parent Entities. The Carlyle Group L.P. was formed as a Delaware limited partnership on July 18, 2011. The Carlyle Group L.P. has not engaged in any other business or other activities except in connection with the Reorganization and the Offering Transactions described below. Through its wholly-owned subsidiaries, The Carlyle Group L.P. will be the sole general partner of each of the Carlyle Holdings partnerships. Accordingly, The Carlyle Group L.P. will operate and control all of the business and affairs of Carlyle Holdings and will consolidate the financial results of the Carlyle Holdings partnerships and its consolidated subsidiaries, and the ownership interest of the limited partners of the Carlyle Holdings partnerships will be reflected as a non-controlling interest in The Carlyle Group L.P.’s consolidated financial statements. At the time of this offering, our existing owners will be the only limited partners of the Carlyle Holdings partnerships.

The diagram below (which omits certain wholly-owned intermediate holding companies) depicts our organizational structure immediately following this offering. As discussed in greater detail below and in this section, The Carlyle Group L.P. will hold, through wholly-owned subsidiaries, a number of Carlyle Holdings partnership units that is equal to the number of common units that The Carlyle Group L.P. has issued and will benefit from the income of Carlyle Holdings to the extent of its equity interests in the Carlyle Holdings partnerships. While the holders of common units of The Carlyle Group L.P. will be entitled to all of the economic rights in The Carlyle Group L.P. immediately following this offering, our existing owners will, like the wholly-owned subsidiaries of The Carlyle Group L.P., hold Carlyle Holdings partnership units that entitle them to economic rights in Carlyle Holdings to the extent of their equity interests in the Carlyle Holdings partnerships. Public investors will not directly hold equity interests in the Carlyle Holdings partnerships.

(1)	The Carlyle Group L.P. common unitholders will have only limited voting rights and will have no right to remove our general partner or, except in limited circumstances, elect the directors of our general partner. TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit in The Carlyle Group L.P. that will entitle it, on those few matters that may be submitted for a vote of The Carlyle Group L.P. common unitholders, to participate in the vote on the same basis as the common unitholders and provide it with a number of votes that is equal to the aggregate number of vested and unvested partnership units in Carlyle Holdings held by the limited partners of Carlyle Holdings on the relevant record date. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Withdrawal or Removal of the General Partner,” “— Meetings; Voting” and “— Election of Directors of General Partner.”

(2)	Certain individuals engaged in our business will continue to own interests directly in selected operating subsidiaries including, in certain instances, entities that receive management fees from funds that we advise. The Carlyle Holdings partnerships will also directly own interests in selected operating subsidiaries. For additional information concerning these interests see “— Our Organizational Structure Following this Offering — Certain Non-controlling Interests in Operating Subsidiaries.”

The Carlyle Group L.P. intends to conduct all of its material business activities through Carlyle Holdings. Each of the Carlyle Holdings partnerships was formed to hold our interests in different businesses. We expect that Carlyle Holdings I L.P. will own all of our U.S. fee-generating businesses and many of our non-U.S. fee-generating businesses, as well as our carried interests (and other investment interests) that are expected to derive income that would not be qualifying income for purposes of the U.S. federal income tax publicly-traded partnership rules and certain of our carried interests (and other investment interests) that do not relate to investments in stock of corporations or in debt, such as equity investments in entities that are pass-through for U.S. federal income tax purposes. We anticipate that Carlyle Holdings II L.P. will hold a variety of assets, including our carried interests in many of the investments by our carry funds in entities that are treated as domestic corporations for U.S. federal income tax purposes and in certain non-U.S. entities. Certain of our non-U.S. fee-generating businesses, as well as our non-U.S. carried interests (and other investment interests) that are expected to derive income that would not be qualifying income for purposes of the U.S. federal income tax publicly-traded partnership rules and certain of our non-U.S. carried interests (and other investment interests) that do not relate to investments in stock of corporations or in debt, such as equity investments in entities that are pass-through for U.S. federal income tax purposes will be held by Carlyle Holdings III L.P.

Accordingly, following the reorganization, subsidiaries of Carlyle Holdings generally will be entitled to:

•	all management fees payable in respect of all current and future investment funds that we advise, as well as the fees for transaction advisory and oversight services that may be payable by these investment funds’ portfolio companies (subject to certain third-party interests, as described below);

•	all carried interest earned in respect of all current and future carry funds that we advise (subject to certain third-party interests, including those described below and to the allocation to our investment professionals who work in these operations of a portion of this carried interest as described below);

•	all incentive fees (subject to certain interests in Claren Road and ESG and, with respect to other funds earning incentive fees, any performance-related allocations to investment professionals); and

•	all returns on investments of our own balance sheet capital that we make following this offering (as well as on existing investments with an aggregate value of approximately $249.3 million as of December 31, 2011).

Certain Non-controlling Interests in Operating Subsidiaries.  In certain cases, the entities that receive management fees from our investment funds are owned by Carlyle together with other persons. For example, management fees from our energy and renewables funds are received by an entity we own together with Riverstone, and the Claren Road, ESG and AlpInvest management companies are partially owned by the respective founders and managers of these businesses. We may have similar arrangements with respect to the ownership of the entities that advise our funds in the future. In addition, in order to better align the interests of our senior Carlyle professionals and the other individuals who manage our carry funds with our own interests and with those of the investors in these funds, such individuals are allocated directly a portion of the carried interest in our carry funds. Prior to the reorganization, the level of such allocations vary by fund, but generally are at least 50% of the carried interests in the fund. As a result of the reorganization, the allocations to these individuals will be approximately 45% of all carried interest, on a blended average basis, earned in respect of investments made prior to the date of the reorganization and approximately 45% of any carried interest that we earn in respect of investments made from and after the date of the reorganization, in each case with the exception of the Riverstone funds, where we will retain essentially all of the carry to which we are entitled under our arrangements for those funds. In addition, under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to our fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties). See “Business — Structure and Operation of Our Investment Funds — Incentive Arrangements/Fee Structure.”

The Carlyle Group L.P. has formed wholly-owned subsidiaries to serve as the general partners of the Carlyle Holdings partnerships: Carlyle Holdings I GP Inc., Carlyle Holdings II GP L.L.C. and Carlyle Holdings III GP L.P. We refer to Carlyle Holdings I GP Inc., Carlyle Holdings II GP L.L.C. and Carlyle Holdings III GP L.P. collectively as the “Carlyle Holdings General Partners.” Carlyle Holdings I GP Inc. is a newly-formed Delaware corporation that is a domestic corporation for U.S. federal income tax purposes; Carlyle Holdings II GP L.L.C. is a newly-formed Delaware limited liability company that is a disregarded entity and not an association taxable as a corporation for U.S. federal income tax purposes; and Carlyle Holdings III GP L.P. is a newly-formed Québec société en commandite that is a foreign corporation for U.S. federal income tax purposes. Carlyle Holdings I GP Inc. and Carlyle Holdings III GP L.P. will serve as the general partners of Carlyle Holdings I L.P. and Carlyle Holdings III L.P., respectively, either directly or indirectly through wholly-owned subsidiaries that are disregarded for federal income tax purposes. See “Material U.S. Federal Tax Considerations — Taxation of our Partnership and the Carlyle Holdings Partnerships” for more information about the tax treatment of The Carlyle Group L.P. and Carlyle Holdings.

Each of the Carlyle Holdings partnerships will have an identical number of partnership units outstanding, and we use the terms “Carlyle Holdings partnership unit” or “partnership unit in/of Carlyle Holdings” to refer collectively to a partnership unit in each of the Carlyle Holdings partnerships. The Carlyle Group L.P. will hold, through wholly-owned subsidiaries, a number of Carlyle Holdings partnership units equal to the number of common units that The Carlyle Group L.P. has issued. The Carlyle Holdings partnership units that will be held by The Carlyle Group L.P.’s wholly-owned subsidiaries will be economically identical in all respects to the Carlyle Holdings partnership units that will be held by our existing owners. Accordingly, the income of Carlyle Holdings will benefit The Carlyle Group L.P. to the extent of its equity interest in Carlyle Holdings.

The Carlyle Group L.P. is managed and operated by our general partner, Carlyle Group Management L.L.C., to whom we refer as “our general partner,” which is in turn wholly-owned by our senior Carlyle professionals. Our general partner will not have any business activities other than managing and operating us. We will reimburse our general partner and its affiliates for all costs incurred in managing and operating us, and our partnership agreement provides that our general partner will determine the expenses that are allocable to us. Although there are no ceilings on the expenses for which we will reimburse our general partner and its affiliates, the expenses to which they may be entitled to reimbursement from us, such as director fees, are not expected to be material.

Unlike the holders of common stock in a corporation, our common unitholders will have only limited voting rights and will have no right to remove our general partner or, except in the limited circumstances described below, elect the directors of our general partner. In addition, TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit that provides it with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Carlyle Holdings partnership units held by the limited partners of Carlyle Holdings. We refer to our common units (other than those held by any person whom our general partner may from time to time with such person’s consent designate as a non-voting common unitholder) and our special voting units as “voting units.” Our common unitholders’ voting rights will be further restricted by the provision in our partnership agreement stating that any common units held by a person that beneficially owns 20% or more of any class of The Carlyle Group L.P. common units then outstanding (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) cannot be voted on any matter.

In general, our common unitholders will have no right to elect the directors of our general partner. However, when our Senior Carlyle professionals and other then-current or former Carlyle personnel hold less than 10% of the limited partner voting power, our common unitholders will have the right to vote in the election of the directors of our general partner. This voting power condition will be measured on January 31 of each year, and will be triggered if the total voting power held by holders of the special voting units in The Carlyle Group L.P. (including voting units held by our general partner and its affiliates) in their capacity as such, or otherwise held by then-current or former Carlyle personnel (treating voting units deliverable to such persons pursuant to outstanding equity awards as being held by them), collectively, constitutes less than 10% of the voting power of the outstanding voting units of The Carlyle Group L.P. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Election of Directors of General Partner.” Unless and until the foregoing voting power condition is satisfied, our general partner’s board of directors will be elected in accordance with its limited liability company agreement, which provides that directors may be appointed and removed by members of our general partner holding a majority in interest of the voting power of the members, which voting power is allocated to each member ratably according to his or her aggregate ownership of our common units and partnership units. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Election of Directors of General Partner.”

Reorganization

Restructuring of Certain Third Party Interests.  Certain existing and former owners of the Parent Entities (including CalPERS and former and current senior Carlyle professionals) have beneficial interests in investments in or alongside our funds that were funded by such persons indirectly through the Parent Entities. In order to minimize the extent of third-party ownership interests in firm assets, prior to the completion of the offering we will (i) distribute a portion of these interests (approximately $118.5 million as of December 31, 2011) to the beneficial owners so that they are held directly by such persons and are no longer consolidated in our financial statements and (ii) restructure the remainder of these interests (approximately $84.8 million as of December 31, 2011) so that they are reflected as non-controlling interests in our financial statements. In addition, prior to the offering the Parent Entities will restructure ownership of certain carried interest rights allocated to retired senior Carlyle professionals so that such carried interest rights will be reflected as non-controlling interests in our financial statements. Such restructured carried interest rights accounted for approximately $42.3 million of our performance fee revenue for the year ended December 31, 2011. See “Unaudited Pro Forma Financial Information.”

Distribution of Earnings and Excess Accumulated Cash.  Prior to the date of the offering the Parent Entities will also make to their owners one or more cash distributions of previously undistributed earnings and excess accumulated cash totaling $     . These distributions will permit the existing owners to realize, in part, the earnings and excess cash accumulated by our business during the period of their ownership prior to this offering.

Contribution of the Parent Entities and Other Interests to Carlyle Holdings.  Prior to the completion of this offering:

•	our senior Carlyle professionals, Mubadala and CalPERS will contribute all of their interests in:

•	TC Group, L.L.C. to Carlyle Holdings I L.P.;

•	TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P. to Carlyle Holdings II L.P.; and

•	TC Group Cayman, L.P. to Carlyle Holdings III L.P.; and

•	our senior Carlyle professionals and other individuals engaged in our business will contribute to the Carlyle Holdings partnerships a portion of the equity interests they own in the general partners of our existing carry funds.

In consideration of these contributions our existing owners will receive an aggregate of           Carlyle Holdings partnership units.

Under the terms of the partnership agreements of the Carlyle Holdings partnerships, all of the Carlyle Holdings partnership units received by our existing owners in the reorganization will be subject to restrictions on transfer and, with the exception of Mubadala and CalPERS, minimum retained ownership requirements. All of the Carlyle Holdings partnership units received by our founders, CalPERS and Mubadala as part of the Reorganization will be fully vested as of the date of issuance. All of the Carlyle Holdings partnership units received by our other existing owners in exchange for their interests in carried interest owned at the fund level relating to investments made by our carry funds prior to the date of Reorganization will be fully vested as of the date of issuance. Of the remaining Carlyle Holdings partnership units received as part of the Reorganization by our other existing owners,     % will be fully vested as of the date of issuance and     % will not be vested and, with specified exceptions, will be subject to forfeiture if the employee ceases to be employed by us prior to vesting. Holders of our Carlyle Holdings partnership units (other than Mubadala and CalPERS), including our founders and our other senior Carlyle professionals, will be prohibited from transferring or exchanging any such units until the fifth anniversary of this offering without our consent. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions.” The Carlyle Holdings partnership units held by Mubadala and CalPERS will be subject to transfer restrictions as described below under “Common Units Eligible For Future Sale — Lock-Up Arrangements.”

We refer to the above-described restructuring and purchase of third-party interests, distribution of earnings and excess accumulated cash and contribution of the Parent Entities and other interests to Carlyle Holdings, collectively, as the “Reorganization.”

Exchange Agreement; Tax Receivable Agreement

At the time of this offering, we will enter into an exchange agreement with limited partners of the Carlyle Holdings partnerships so that these holders, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Carlyle Holdings partnerships, will have the right on a quarterly basis, from and after the first anniversary date of the closing of this offering (subject to the terms of the exchange agreement), to exchange their Carlyle Holdings partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. As the number of Carlyle Holdings partnership units held by the limited partners of the Carlyle Holdings partnerships declines, the number of votes to which TCG Carlyle Global Partners L.L.C. is entitled as a result of its ownership of the special voting unit will be correspondingly reduced. See “Certain Relationships and Related Person Transactions — Exchange Agreement.”

Future exchanges of Carlyle Holdings partnership units are expected to result in transfers of and increases in the tax basis of the tangible and intangible assets of Carlyle Holdings, primarily attributable to a portion of the goodwill inherent in our business. These transfers and increases in tax basis will increase (for tax purposes) depreciation and amortization and therefore reduce the amount of tax that certain of our subsidiaries, including Carlyle Holdings I GP Inc., which we refer to as the “corporate taxpayers,” would otherwise be required to pay in the future. This increase in tax basis may also decrease gain (or increase loss) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. We will enter into a tax receivable agreement with our existing owners whereby the corporate taxpayers will agree to pay to our existing owners 85% of the amount of cash tax savings, if any, in U.S. federal, state and local income tax that it realizes as a result of these increases in tax basis and, in limited cases, transfers or prior increases in tax basis. See “Certain Relationships and Related Person Transactions — Tax Receivable Agreement.”

Offering Transactions

We estimate that the net proceeds to The Carlyle Group L.P. from this offering, after deducting estimated underwriting discounts, will be approximately $           , or $           if the

underwriters exercise in full their option to purchase additional common units. The Carlyle Group L.P. intends to use all of these proceeds to purchase newly issued Carlyle Holdings partnership units from Carlyle Holdings. See “Use of Proceeds.” Accordingly, The Carlyle Group L.P. will hold, through the Carlyle Holdings general partners, a number of Carlyle Holdings partnership units equal to the aggregate number of common units that The Carlyle Group L.P. has issued in connection with this offering from Carlyle Holdings.

At the time of this offering, we intend to grant to our employees                     deferred restricted common units and           phantom deferred restricted common units. Additional common units and Carlyle Holdings partnership units will be available for future grant under our Equity Incentive Plan, which plan provides for automatic annual increases in the number of units available for future issuance. See “Management — IPO Date Equity Awards.”

We refer to the above described transactions as the “Offering Transactions.”

As a result, assuming an initial public offering price of $      per common unit, immediately following the Offering Transactions:

•	The Carlyle Group L.P., through its wholly-owned subsidiaries, will hold partnership units in Carlyle Holdings (or partnership units if the underwriters exercise in full their option to purchase additional common units) and will, through its wholly-owned subsidiaries, be the sole general partner of each of the Carlyle Holdings partnerships and, through Carlyle Holdings and its subsidiaries, operate the Contributed Businesses;

•	our existing owners will hold vested partnership units and unvested partnership units in Carlyle Holdings, and more specifically:

•	our founders, CalPERS and Mubadala will hold vested partnership units; and

•	our other existing owners will hold vested partnership units and unvested partnership units;

•	investors in this offering will hold common units (or common units if the underwriters exercise in full their option to purchase additional common units); and

•	on those few matters that may be submitted for a vote of the limited partners of The Carlyle Group L.P., such as the approval of amendments to the limited partnership agreement of The Carlyle Group L.P. that the limited partnership agreement does not authorize our general partner to approve without the consent of the limited partners and the approval of certain mergers or sales of all or substantially all of our assets:

•	investors in this offering will collectively have % of the voting power of The Carlyle Group L.P. limited partners (or % if the underwriters exercise in full their option to purchase additional common units) and

•	our existing owners will collectively have % of the voting power of The Carlyle Group L.P. limited partners (or % if the underwriters exercise in full their option to purchase additional common units).

These percentages correspond with the percentages of the Carlyle Holdings partnership units that will be held by The Carlyle Group L.P. through its wholly-owned subsidiaries, on the one hand, and by our existing owners, on the other hand.

See “Pricing Sensitivity Analysis” to see how some of the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

Holding Partnership Structure

As discussed in “Material U.S. Federal Tax Considerations,” The Carlyle Group L.P. will be treated as a partnership and not as a corporation for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are made. Investors in this offering will become partners in The Carlyle Group L.P. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest. However, our partnership agreement does not restrict our ability to take actions that may result in our being treated as an entity taxable as a corporation for U.S. federal (and applicable state) income tax purposes. See “Material U.S. Federal Tax Considerations” for a summary discussing certain U.S. federal income tax considerations related to the purchase, ownership and disposition of our common units as of the date of this prospectus.

We believe that the Carlyle Holdings partnerships will also be treated as partnerships and not as corporations for U.S. federal income tax purposes. Accordingly, the holders of partnership units in Carlyle Holdings, including The Carlyle Group L.P.’s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Carlyle Holdings. Net profits and net losses of Carlyle Holdings generally will be allocated to its partners (including The Carlyle Group L.P.’s wholly-owned subsidiaries) pro rata in accordance with the percentages of their respective partnership interests. Because The Carlyle Group L.P. will indirectly own     % of the total partnership units in Carlyle Holdings (or     % if the underwriters exercise in full their option to purchase additional common units), The Carlyle Group L.P. will indirectly be allocated     % of the net profits and net losses of Carlyle Holdings (or     % if the underwriters exercise in full their option to purchase additional common units). The remaining net profits and net losses will be allocated to the limited partners of Carlyle Holdings. These percentages are subject to change, including upon an exchange of Carlyle Holdings partnership units for The Carlyle Group L.P. common units and upon issuance of additional The Carlyle Group L.P. common units to the public. The Carlyle Group L.P. will hold, through wholly-owned subsidiaries, a number of Carlyle Holdings partnership units equal to the number of common units that The Carlyle Group L.P. has issued.

After this offering, we intend to cause Carlyle Holdings to make distributions to its partners, including The Carlyle Group L.P.’s wholly-owned subsidiaries, in order to fund any distributions The Carlyle Group L.P. may declare on the common units. If Carlyle Holdings makes such distributions, the limited partners of Carlyle Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Carlyle Holdings. Because Carlyle Holdings I GP Inc. must pay taxes and make payments under the tax receivable agreement, the amounts ultimately distributed by The Carlyle Group L.P. to common unitholders are expected to be less, on a per unit basis, than the amounts distributed by the Carlyle Holdings partnerships to the limited partners of Carlyle Holdings in respect of their Carlyle Holdings partnership units.

The partnership agreements of the Carlyle Holdings partnerships will provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the wholly-owned subsidiaries of The Carlyle Group L.P. which are the general partners of the Carlyle Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income). If we had effected the Reorganization on January 1, 2011, the assumed effective tax rate for 2011 would have been approximately 46%. The Carlyle Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities. The Carlyle Group L.P. is not required to distribute to its common unitholders any of the cash that its wholly-owned subsidiaries may receive as a result of tax distributions by the Carlyle Holdings partnerships.

USE OF PROCEEDS

We estimate that the net proceeds to The Carlyle Group L.P. from this offering, after deducting estimated underwriting discounts, will be approximately $           , or $           if the underwriters exercise in full their option to purchase additional common units.

The Carlyle Group L.P. intends to use all of these proceeds to purchase newly issued Carlyle Holdings partnership units from Carlyle Holdings, as described under “Organizational Structure — Offering Transactions.” We intend to cause Carlyle Holdings to use a portion of these proceeds to repay the outstanding indebtedness under the revolving credit facility of our existing senior secured credit facility and the remainder for general corporate purposes, including general operational needs, growth initiatives, acquisitions and strategic investments and to fund capital commitments to, and other investments in and alongside of, our investment funds. We anticipate that the acquisitions we may pursue will be those that would broaden our platform where we believe we can provide investors with differentiated products to meet their needs. Carlyle Holdings will also bear or reimburse The Carlyle Group L.P. for all of the expenses of this offering, which we estimate will be approximately $           .

Outstanding borrowings under our revolving credit facility were $310.9 million as of December 31, 2011 and $      million as of , 2012. Our revolving credit facility matures on September 30, 2016 and currently bears interest at a rate equal to, at our option, either (a) at an alternate base rate plus an applicable margin not to exceed 0.75%, or (b) at LIBOR plus an applicable margin not to exceed 1.75%. Borrowings under our revolving credit facility have been used to fund the redemption of the subordinated notes payable to Mubadala, portions of the consideration and/or related transaction expenses in connection with our recent acquisitions, and for other general corporate purposes. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Transactions” and Notes 3, 9 and 15 to the combined and consolidated financial statements included elsewhere in this prospectus. Affiliates of some of the underwriters are lenders under the revolving credit facility and will receive proceeds to the extent their currently outstanding loans under that facility are repaid as described above. See “Underwriting.”

See “Pricing Sensitivity Analysis” to see how the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

CASH DISTRIBUTION POLICY

Our general partner currently intends to cause The Carlyle Group L.P. to make quarterly distributions to our common unitholders of its share of distributions from Carlyle Holdings, net of taxes and amounts payable under the tax receivable agreement as described below. We currently anticipate that we will cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of $      per common unit. In addition, we currently anticipate that we will cause Carlyle Holdings to make annual distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, in an amount that, taken together with the other above-described quarterly distributions, represents substantially all of our Distributable Earnings in excess of the amount determined by our general partner to be necessary or appropriate to provide for the conduct of our business, to make appropriate investments in our business and our funds or to comply with applicable law or any of our financing agreements. We anticipate that the aggregate amount of our distributions for most years will be less than our Distributable Earnings for that year due to these funding requirements.

Notwithstanding the foregoing, the declaration and payment of any distributions will be at the sole discretion of our general partner, which may change our distribution policy at any time. Our general partner will take into account:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position, our net income and our realizations on investments made by our investment funds;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including payment obligations pursuant to the tax receivable agreement and restrictions pursuant to our credit facility;

•	legal, tax and regulatory restrictions;

•	other constraints on the payment of distributions by us to our common unitholders or by our subsidiaries to us; and

•	such other factors as our general partner may deem relevant.

Because The Carlyle Group L.P. will be a holding partnership and will have no material assets other than its ownership of partnership units in Carlyle Holdings held through wholly-owned subsidiaries, we will fund distributions by The Carlyle Group L.P., if any, in three steps:

•	first, we will cause Carlyle Holdings to make distributions to its partners, including The Carlyle Group L.P.’s wholly-owned subsidiaries. If Carlyle Holdings makes such distributions, the limited partners of Carlyle Holdings will be entitled to receive equivalent distributions pro rata based on their partnership interests in Carlyle Holdings;

•	second, we will cause The Carlyle Group L.P.’s wholly-owned subsidiaries to distribute to The Carlyle Group L.P. their share of such distributions, net of taxes and amounts payable under the tax receivable agreement by such wholly-owned subsidiaries; and

•	third, The Carlyle Group L.P. will distribute its net share of such distributions to our common unitholders on a pro rata basis.

Because our wholly-owned subsidiaries must pay taxes and make payments under the tax receivable agreement, the amounts ultimately distributed by us to our common unitholders are expected to be less, on a per unit basis, than the amounts distributed by the Carlyle Holdings partnerships to the limited partners of the Carlyle Holdings partnerships in respect of their Carlyle Holdings partnership units.

In addition, the partnership agreements of the Carlyle Holdings partnerships will provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the wholly-owned subsidiaries of The Carlyle Group L.P. which are the general partners of the Carlyle Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income). The Carlyle Holdings partnerships will make tax distributions only to the extent distributions from such partnerships for the relevant year were otherwise insufficient to cover such tax liabilities. The Carlyle Group L.P. is not required to distribute to its common unitholders any of the cash that its wholly-owned subsidiaries may receive as a result of tax distributions by the Carlyle Holdings partnerships.

Under the Delaware Limited Partnership Act, we may not make a distribution to a partner if after the distribution all our liabilities, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of our assets. If we were to make such an impermissible distribution, any limited partner who received a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act would be liable to us for the amount of the distribution for three years. In addition, the terms of our credit facility provide certain limits on our ability to make distributions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Liquidity and Capital Resources.”

In addition, Carlyle Holdings’ cash flow from operations may be insufficient to enable it to make required minimum tax distributions to its partners, in which case Carlyle Holdings may have to borrow funds or sell assets, and thus our liquidity and financial condition could be materially adversely affected. Furthermore, by paying cash distributions rather than investing that cash in our businesses, we might risk slowing the pace of our growth, or not having a sufficient amount of cash to fund our operations, new investments or unanticipated capital expenditures, should the need arise.

Our historical cash distributions include compensatory payments to our senior Carlyle professionals, which we have historically accounted for as distributions from equity rather than as employee compensation, and also include distributions in respect of co-investments made by the owners of the Parent Entities indirectly through the Parent Entities. Distributions related to co-investments are allocable solely to the individuals that funded those co-investments and would not be distributable to our common unitholders. Additionally, the 2010 Mubadala investment was a non-recurring transaction that resulted in a distribution to the existing owners of the Parent Entities in 2010. Cash distributions, net of compensatory payments, distributions related to co-investments and distributions related to the Mubadala investment, represent distributions sourced from the income of the Parent Entities, such as the net income of management fee-earning subsidiaries and the Parent Entities’ share of the income of the fund general partners (which includes carried interest not allocated to investment professionals at the fund level). The following table presents our historical cash distributions, including and excluding compensatory payments, distributions related to co-investments and the distribution in 2010 related to the Mubadala investment, and our historical Distributable Earnings (amounts in millions):

	Year Ended December 31,
	2011	2010	2009

Cash distributions to the owners of the Parent Entities	$1,498.4	$787.8	$215.6
Compensatory payments	(740.5)	(258.7)	(179.1)
Distributions related to co-investments	(76.0)	(24.8)	(9.5)
Distribution related to 2010 Mubadala investment	—	(398.5)	—

Cash distributions, net of compensatory payments, distributions related to co-investments and distributions related to the Mubadala investment	$681.9	$105.8	$27.0

Distributable Earnings	$864.4	$342.5	$165.3

Performance fees are included in Distributable Earnings in the period in which the realization event occurs; any distribution from the Parent Entities sourced from the related cash proceeds may occur in a subsequent period.

During the full years of 2011 and 2010, cash distributions by the Parent Entities, net of compensatory payments, distributions in respect of co-investments and distributions related to the Mubadala investment, to our named executive officers were $134,014,191 and $20,320,428 to Mr. Conway, $134,014,121 and $20,320,432 to Mr. D’Aniello, $134,014,125 and $20,320,481 to Mr. Rubenstein, $9,834,638 and $1,478,772 to Mr. Youngkin, $81,930 and $0 to Ms. Friedman and $272,492 and $68,351 to Mr. Ferguson. See “Management — Executive Compensation” and “Certain Relationships and Related Person Transactions — Investments In and Alongside Carlyle Funds” for a discussion of compensatory payments and distributions in respect of co-investments, respectively, to our named executive officers.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2011:

•	on a historical basis; and

•	on a pro forma basis for The Carlyle Group L.P. giving effect to the transactions described under “Unaudited Pro Forma Financial Information,” including the repayment of indebtedness with a portion of the proceeds from this offering as described in “Use of Proceeds.”

You should read this table together with the information contained in this prospectus, including “Organizational Structure,” “Use of Proceeds,” “Unaudited Pro Forma Financial Information,” “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus.

	December 31, 2011
	Actual	Pro Forma
	(Dollars in millions)

Cash and cash equivalents	$509.6	$

Loans payable	$860.9	$
Subordinated loan payable to Mubadala	262.5
Loans payable of Consolidated Funds	9,689.9
Redeemable non-controlling interests in consolidated entities	1,923.4
Members’ equity	873.1
Accumulated other comprehensive loss	(55.8)
Equity appropriated for Consolidated Funds	853.7
Non-controlling interests in consolidated entities	7,496.2

Total capitalization	$21,903.9	$

See “Pricing Sensitivity Analysis” to see how the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus or if the underwriters’ option to purchase additional common units is exercised in full.

DILUTION

If you invest in our common units, your interest will be diluted to the extent of the difference between the initial public offering price per common unit of our common units and the pro forma net tangible book value per common unit of our common units after this offering. Dilution results from the fact that the per common unit offering price of the common units is substantially in excess of the pro forma net tangible book value per common unit attributable to our existing owners.

Our pro forma net tangible book value as of December 31, 2011 was approximately $      , or $      per common unit. Pro forma net tangible book value represents the amount of total tangible assets less total liabilities, after giving effect to the Reorganization, and pro forma net tangible book value per common unit represents pro forma net tangible book value divided by the number of common units outstanding, after giving effect to the Reorganization and treating as outstanding common units issuable upon exchange of outstanding partnership units in Carlyle Holdings (other than those held by The Carlyle Group L.P.’s wholly-owned subsidiaries) on a one-for-one basis.

After giving effect to the transactions described under “Unaudited Pro Forma Financial Information,” including the repayment of indebtedness with a portion of the proceeds from this offering as described in “Use of Proceeds,” our adjusted pro forma net tangible book value as of December 31, 2011 would have been $     , or $      per common unit. This represents an immediate increase in net tangible book value of $      per common unit to our existing owners and an immediate dilution in net tangible book value of $      per common unit to investors in this offering.

The following table illustrates this dilution on a per common unit basis assuming the underwriters do not exercise their option to purchase additional common units:

Assumed initial public offering price per common unit		$
Pro forma net tangible book value per common unit as of December 31, 2011	$
Increase in pro forma net tangible book value per common unit attributable to investors in this offering	$

Adjusted pro forma net tangible book value per common unit after the offering		$

Dilution in adjusted pro forma net tangible book value per common unit to investors in this offering		$

See “Pricing Sensitivity Analysis” to see how some of the information presented above would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus or if the underwriters exercise in full their option to purchase additional common units.

Because our existing owners do not own any of our common units, in order to present more meaningfully the dilutive impact on the investors in this offering we have calculated dilution in pro forma net tangible book value per common unit to investors in this offering by dividing pro forma net tangible book value by a number of common units that includes common units issuable upon exchange of outstanding partnership units in Carlyle Holdings (other than those held by The Carlyle Group L.P.’s wholly-owned subsidiaries) on a one-for-one basis.

The following table summarizes, on the same pro forma basis as of December 31, 2011, the total number of common units purchased from us, the total cash consideration paid to us and the average price per common unit paid by our existing owners and by new investors purchasing common units in this offering, assuming that all of the holders of partnership units in Carlyle Holdings (other than

The Carlyle Group L.P.’s wholly-owned subsidiaries) exchanged their Carlyle Holdings partnership units for our common units on a one-for-one basis.

	Common Units			Total			Average
	Purchased			Consideration			Price per
	Number	Percent		Amount	Percent		Common Unit
(Dollars in millions)

Existing equityholders			%	$		%	$
Investors in this offering			%	$		%	$

Total			%	$		%	$

SELECTED HISTORICAL FINANCIAL DATA

The following selected historical combined financial and other data of Carlyle Group, which comprises TC Group, L.L.C., TC Group Cayman L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P., as well as their majority-owned subsidiaries, which are under common ownership and control by our individual senior Carlyle professionals, CalPERS and entities affiliated with Mubadala, should be read together with “Organizational Structure,” “Unaudited Pro Forma Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus. Carlyle Group is considered our predecessor for accounting purposes, and its combined financial statements will be our historical financial statements following this offering.

We derived the selected historical combined and consolidated statements of operations data of Carlyle Group for each of the years ended December 31, 2011, 2010 and 2009 and the selected historical combined and consolidated balance sheet data as of December 31, 2011 and 2010 from our audited combined and consolidated financial statements which are included elsewhere in this prospectus. We derived the selected historical condensed combined and consolidated statements of operations data of Carlyle Group for the years ended December 31, 2008 and 2007 and the selected condensed combined and consolidated balance sheet data as of December 31, 2009, 2008 and 2007 from our audited combined and consolidated financial statements which are not included in this prospectus. The combined and consolidated financial statements of Carlyle Group have been prepared on substantially the same basis for all historical periods presented; however, the consolidated funds are not the same entities in all periods shown due to changes in U.S. GAAP, changes in fund terms and the creation and termination of funds.

Net income (loss) is determined in accordance with U.S. GAAP for partnerships and is not comparable to net income of a corporation. All distributions and compensation for services rendered by Carlyle’s individual partners have been reflected as distributions from equity rather than compensation expense in the historical combined and consolidated financial statements.

The selected historical combined and consolidated financial data is not indicative of the expected future operating results of The Carlyle Group L.P. following the Reorganization and the Offering Transactions. Prior to this offering, we will complete a series of transactions pursuant to which our business will be reorganized into a holding partnership structure as described in “Organizational Structure” whereby, among other things, the Parent Entities will distribute to our existing owners certain investments and equity interests that will not be contributed to Carlyle Holdings. See “Organizational Structure” and “Unaudited Pro Forma Financial Information.”

	Year Ended December 31,
	2011	2010	2009	2008	2007
	(Dollars in millions)

Statement of Operations Data
Revenues
Fund management fees	$915.5	$770.3	$788.1	$811.4	$668.9
Performance fees
Realized	1,307.4	266.4	11.1	59.3	1,013.1
Unrealized	(185.8)	1,215.6	485.6	(944.0)	376.7

Total performance fees	1,121.6	1,482.0	496.7	(884.7)	1,389.8
Investment income (loss)	78.4	72.6	5.0	(104.9)	75.6
Interest and other income	15.8	21.4	27.3	38.2	36.3
Interest and other income of Consolidated Funds	714.0	452.6	0.7	18.7	51.9

Total Revenues	2,845.3	2,798.9	1,317.8	(121.3)	2,222.5
Expenses
Compensation and benefits	477.9	429.0	348.4	97.4	775.5
General, administrative and other expenses	323.5	177.2	236.6	245.1	234.3
Interest	60.6	17.8	30.6	46.1	15.9
Interest and other expenses of Consolidated Funds	453.1	233.3	0.7	6.8	38.8
Other non-operating expenses	32.0	—	—	—	—
Loss (gain) from early extinguishment of debt, net of related expenses	—	2.5	(10.7)	—	—
Equity issued for affiliate debt financing	—	214.0	—	—	—
Loss on CCC liquidation	—	—	—	147.0	—

Total Expenses	1,347.1	1,073.8	605.6	542.4	1,064.5
Other Income (Loss)
Net investment gains (losses) of Consolidated Funds	(323.3)	(245.4)	(33.8)	162.5	300.4
Gain on business acquisition	7.9	—	—	—	—

Income (loss) before provision for income taxes	1,182.8	1,479.7	678.4	(501.2)	1,458.4
Provision for income taxes	28.5	20.3	14.8	12.5	15.2

Net income (loss)	1,154.3	1,459.4	663.6	(513.7)	1,443.2
Net income (loss) attributable to non-controlling interests in consolidated entities	(202.6)	(66.2)	(30.5)	94.5	182.4

Net income (loss) attributable to Carlyle Group	$1,356.9	$1,525.6	$694.1	$(608.2)	$1,260.8

	As of December 31,
	2011	2010	2009	2008	2007
	(Dollars in millions)

Balance Sheet Data
Cash and cash equivalents	$509.6	$616.9	$488.1	$680.8	$1,115.0
Investments and accrued performance fees	$2,644.0	$2,594.3	$1,279.2	$702.4	$2,150.6
Investments of Consolidated Funds(1)	$19,507.3	$11,864.6	$163.9	$187.0	$1,629.3
Total assets	$24,651.7	$17,062.8	$2,509.6	$2,095.8	$5,788.3

Loans payable	$860.9	$597.5	$412.2	$765.5	$691.4
Subordinated loan payable to Mubadala	$262.5	$494.0	$—	$—	$—
Loans payable of Consolidated Funds	$9,689.9	$10,433.5	$—	$—	$1,007.3
Total liabilities	$13,561.1	$14,170.2	$1,796.0	$1,733.3	$3,429.1

Redeemable non-controlling interests in consolidated entities	$1,923.4	$694.0	$—	$—	$—
Total members’ equity	$817.3	$895.2	$437.5	$59.6	$1,256.1
Equity appropriated for Consolidated Funds	$853.7	$938.5	$—	$—	$—
Non-controlling interests in consolidated entities	$7,496.2	$364.9	$276.1	$302.9	$1,103.1
Total equity	$9,167.2	$2,198.6	$713.6	$362.5	$2,359.2

(1)	The entities comprising our Consolidated Funds are not the same entities for all periods presented. In February 2007, we formed a hedge fund which we consolidated into our financial statements and included in our Consolidated Funds prospectively from that date. In December 2007, we amended most of the co-investment entities so that the presumption of control by the general partner had been overcome, and therefore we ceased to consolidate those entities prospectively from that date. In 2008, the hedge fund that we had formed in February 2007 began an orderly liquidation and ceased operations. Pursuant to revised consolidation guidance that became effective January 1, 2010, we consolidated the existing and any subsequently acquired CLOs where we hold a controlling financial interest. The consolidation or deconsolidation of funds generally has the effect of grossing up or down, respectively, reported assets, liabilities, and cash flows, and has no effect on net income attributable to Carlyle Group or members’ equity.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the historical financial statements and related notes included elsewhere in this prospectus and with the discussions under “Organizational Structure” and “Unaudited Pro Forma Financial Information.” This discussion contains forward-looking statements that are subject to known and unknown risks and uncertainties, including those described under the section entitled “Risk Factors,” contained elsewhere in this prospectus describing key risks associated with our business, operations and industry. Actual results may differ materially from those contained in our forward-looking statements. Percentages presented in the tables throughout our discussion and analysis of financial condition and results of operations may reflect rounding adjustments and consequently totals may not appear to sum.

The historical combined and consolidated financial data discussed below reflect the historical results of operations and financial position of Carlyle Group, which comprises TC Group, L.L.C., TC Group Cayman L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P. (collectively, the “Parent Entities”), as well as their controlled subsidiaries, which are under common ownership and control by our individual senior Carlyle professionals, entities affiliated with Mubadala Development Company, the Abu-Dhabi based strategic development and investment company (“Mubadala”) and California Public Employees’ Retirement System (“CalPERS”). “Senior Carlyle professionals” refer to the partners of our firm who are, together with CalPERS and Mubadala, the owners of our Parent Entities prior to the reorganization. Carlyle Group is considered our predecessor for accounting purposes, and its combined and consolidated financial statements will be our historical financial statements following this offering.

Overview

We conduct our operations through four reportable segments: Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions. We launched operations in our Fund of Funds Solutions segment with the acquisition of a 60% equity interest in AlpInvest on July 1, 2011.

•	Corporate Private Equity — Our Corporate Private Equity segment advises our buyout and growth capital funds, which seek a wide variety of investments of different sizes and growth potentials. As of December 31, 2011, our Corporate Private Equity segment had approximately $51 billion in AUM and approximately $38 billion in fee-earning AUM.

•	Real Assets — Our Real Assets segment advises our U.S. and internationally focused real estate and infrastructure funds, as well as our energy and renewable resources funds. As of December 31, 2011, our Real Assets segment had approximately $31 billion in AUM and approximately $22 billion in fee-earning AUM.

•	Global Market Strategies — Our Global Market Strategies segment advises a group of funds that pursue investment opportunities across various types of credit, equities and alternative instruments, and (as regards to certain macroeconomic strategies) currencies, commodities and interest rate products and their derivatives. As of December 31, 2011, our Global Market Strategies segment had approximately $24 billion in AUM and approximately $23 billion in fee-earning AUM.

•	Fund of Funds Solutions — Our Fund of Funds Solutions segment was launched upon our acquisition of a 60% equity interest in AlpInvest on July 1, 2011 and advises a global private equity fund of funds program and related co-investment and secondary activities. As of December 31, 2011, AlpInvest had approximately $41 billion in AUM and approximately $28 billion in fee-earning AUM.

We earn management fees pursuant to contractual arrangements with the investment funds that we manage and fees for transaction advisory and oversight services provided to portfolio companies of these funds. We also typically receive a performance fee from an investment fund, which may be either an incentive fee or a special residual allocation of income, which we refer to as a carried interest, in the event that specified investment returns are achieved by the fund. Under U.S. generally accepted accounting principles, we are required to consolidate some of the investment funds that we advise. However, for segment reporting purposes, we present revenues and expenses on a basis that deconsolidates these investment funds. Accordingly, our segment revenues primarily consist of fund management and related advisory fees, performance fees (consisting of incentive fees and carried interest allocations), investment income, including realized and unrealized gains on our investments in our funds and other trading securities, as well as interest and other income. Our segment expenses primarily consist of compensation and benefits expenses, including salaries, bonuses and performance payment arrangements, and general and administrative expenses.

Trends Affecting our Business

Our results of operations are affected by a variety of factors including global economic and market conditions, particularly in the United States, Europe and Asia. We believe that our investment philosophy and broad diversity of investments across industries, asset classes and geographies enhances the stability of our distributable earnings and management fee streams, reduces the volatility of our carried interest and performance fees and decreases our exposure to a negative event associated with any specific fund, investment or vintage. In general, a climate of low and stable interest rates and high levels of liquidity in the debt and equity capital markets provide a positive environment for us to generate attractive investment returns. We also believe that periods of volatility and dislocation in the capital markets present us with opportunities to invest at reduced valuations that position us for future revenue growth and to utilize investment strategies, such as our distressed debt strategies, which tend to benefit from such market conditions.

In addition to these global macro-economic and market factors, our future performance is also heavily dependent on our ability to attract new capital and investors, generate strong returns from our existing investments, deploy our funds’ capital in appropriate and successful investments and meet evolving investor needs.

•	The attractiveness of the alternative asset management industry. Our ability to attract new capital and investors is driven in part by the extent to which investors continue to see the alternative asset management industry as an attractive vehicle for capital preservation and growth. While our recent fundraising has resulted in new capital commitments at levels that remain below the historically high volume achieved during 2007 and early 2008, we believe our fundraising efforts will benefit from certain fundamental trends that include: (i) institutional investors’ pursuit of higher relative investment returns which have historically been provided by top quartile alternative asset management funds; (ii) distributions to existing investors from historical commitments which could be used to fund new allocations; (iii) the entrance of new institutional investors from developing markets, including sovereign wealth funds and other entities; and (iv) increasing interest from high net worth individuals.

•	Our ability to generate strong returns. The strength of our investment performance affects investors’ willingness to commit capital to our funds. The capital we are able to attract drives the growth of our AUM and the management fees we earn. During the years ended December 31, 2010 and December 31, 2011, we have distributed approximately $27 billion from our carry funds to our investors. Although we have recently exited several investments at attractive returns and the fair value of our funds’ net assets has increased significantly with the economic recovery, there can be no assurance that these trends will continue. In addition, valuations in many of our funds experienced volatility during 2011, a trend which could occur again in the near- to medium-term.

During 2008 and 2009, many economies around the world, including the U.S. economy, experienced significant declines in employment, household wealth and lending. Those events led to a significantly diminished availability of credit and an increase in the cost of financing.

The lack of credit in 2008 and 2009 materially hindered the initiation of new, large-sized transactions for our Corporate Private Equity and Real Assets segments and adversely impacted our operating results in those periods. While we continued to experience some capital markets volatility in 2011, in contrast to 2008 and 2009 credit remains available selectively for high quality corporate transactions, though financing costs remain elevated from pre-recession levels. Finally, a significant portion of our revenues are derived from performance fees, the size of which is dependent on the success of our fund investments. A decrease in valuations of our fund investments will result in a reduction of accrued performance fees which we would expect to be most significant in Corporate Private Equity, our largest business segment.

•	Our successful deployment of capital. Our ability to maintain and grow our revenue base is dependent upon our ability to successfully deploy the capital that our investors have committed to our funds. During the years ended December 31, 2010 and December 31, 2011, we have invested more than $21 billion in new and existing investments representing an investment pace that is comparable to our investment pace during the peak of private equity capital deployment during 2006 through 2008. As of December 31, 2011, we had approximately $37 billion in capital available for investment. We believe that this puts us in a position to grow our revenues over time. Our ability to identify and execute investments which our investment professionals determine to be attractive continues to depend on a number of factors, including competition, valuation, credit availability and pricing and other general market conditions.

•	Our ability to meet evolving investor requirements. We believe that investors will seek to deploy their investment capital in a variety of different ways, including fund investments, separate accounts and direct co-investments. We anticipate that this trend will result in a bifurcation within the global alternative asset management industry, with a limited number of large global market participants joined by numerous smaller and more specialized funds, providing investors with greater flexibility when allocating their investment capital. In addition, we expect that certain larger investors will seek to allocate more resources to managed accounts through which they can directly hold title to assets and better control their investments.

Our results of operations also reflect, among other things, the impact of the global financial crisis that began in mid-2007 and ultimately resulted in a deep global recession. The general tightening in credit availability adversely impacted the global investment industry, including our investment funds and their portfolio companies. This global downturn resulted in a relative scarcity of new, attractive investment opportunities and limited our ability to exit investments in our funds, which in turn reduced the carried interest we generated. We believe that our funds and their portfolio companies benefitted, however, from our efforts to work with management teams to access available liquidity, strategically reposition capital structures and focus on eliminating costs within core business operations. Beginning in the second half of 2009, the capital markets began to stabilize and recover from the economic recession and credit crisis, although they experienced significant volatility following the downgrade by Standard & Poor’s on August 5, 2011 of the long-term credit rating of U.S. Treasury debt from AAA to AA+. While access to capital markets and asset valuations have improved markedly since 2009, it is not known how extensive this recovery will be or whether it will continue. In addition, the recent speculation regarding the inability of Greece and certain other European countries to pay their national debt, the response by Eurozone policy makers to mitigate this sovereign debt crisis and the concerns regarding the stability of the Eurozone currency have created uncertainty in the credit markets. As a result, there has been a strain on banks and other financial services participants, which could have an adverse impact on our business.

We were able to make significant distributions to the investors in our carry funds in 2010 and 2011 as a result of successful realization activity in these funds. This successful realization activity favorably impacted our realized performance fees, but negatively impacted our fee-earning AUM to the extent such realizations occured in funds whose management fees are calculated on the basis of invested capital. To the extent such successful realization activity continues in subsequent periods, we would expect a similar impact.

In addition, the investment periods for many of the large carry funds that we raised during the particularly productive period from 2007 to early 2008 are, unless extended, scheduled to expire beginning in 2012, which will result in step-downs in the applicable management fee rates for certain of these funds. Our management fee revenues will be reduced by these step-downs in management fee rates, as well as by any adverse impact on fee-earning AUM resulting from successful realization activity in our carry funds, offset by the favorable impact on fee-earning AUM and management fee revenues of our recent acquisitions and anticipated new fundraising initiatives.

As we pursue new fundraising initiatives and prepare for the demands of being a public company, we anticipate that compensation and benefits and general and administrative expenses will increase in 2012 as compared to 2011 as we continue to add staff across the firm and build out our back-office infrastructure and systems.

Recent Transactions

On March 1, 2012, we borrowed $263.1 million under the revolving credit facility to redeem all of the remaining $250.0 million outstanding aggregate principal amount of the subordinated notes held by Mubadala for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $3.1 million.

On February 28, 2012, we acquired four European CLO management contracts from Highland Capital Management L.P. Gross assets of these CLOs are estimated to be approximately €2.1 billion at December 31, 2011.

On November 18, 2011, we acquired Churchill Financial LLC and its primary asset, the CLO management contract of Churchill Financial Cayman Ltd. As of November 18, 2011, we consolidate the financial position and results of operations of Churchill Financial LLC and have accounted for this transaction as a business combination; we do not consolidate the Churchill Financial Cayman Ltd. CLO.

On October 20, 2011, we borrowed $265.5 million under the revolving credit facility of our existing senior secured credit facility to redeem $250.0 million aggregate principal amount of the Mubadala notes for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $5.5 million.

On August 3, 2011, we acquired the management contract for Foothill CLO I, Ltd. (“Foothill CLO”), with gross assets of approximately $500 million. As manager of Foothill CLO, Carlyle is entitled to a management fee equal to 0.5% of assets per annum as well as an incentive fee if the equity investors in the CLO receive a return greater than 12% per annum.

On July 1, 2011, we completed the acquisition of a 60% interest in AlpInvest. As of July 1, 2011, we consolidate the financial position and results of operations of AlpInvest and have accounted for this transaction as a business combination.

On July 1, 2011, we completed the acquisition of 55% of ESG, an emerging markets equities and macroeconomic strategies investment manager. As of July 1, 2011, we consolidate the financial position and results of operations of ESG and have accounted for this transaction as a business combination.

On December 31, 2010, we completed the acquisition of 55% of Claren Road, a long/short credit hedge fund manager. As of December 31, 2010, we consolidate the financial position and results of operations of Claren Road, and have accounted for this transaction as a business combination.

On December 16, 2010, we issued $500.0 million in subordinated notes and equity interests in the Parent Entities to Mubadala for $494.0 million of cash (net of expense reimbursements). We have elected the fair value option to measure the subordinated notes at fair value. Changes in the fair value of this instrument are recognized in earnings and included in other non-operating expenses in the consolidated statements of operations. See “— Our Balance Sheet and Indebtedness — Subordinated Notes Payable to Mubadala.”

On December 6, 2010, we completed the acquisition of management contracts relating to four CLO vehicles previously managed by Mizuho Alternative Investment, LLC (“Mizuho”). The four CLOs totaled approximately $1.2 billion in assets at the time of acquisition. Simultaneously with this transaction, Carlyle acquired approximately $51 million par value of subordinated notes in the four CLOs from affiliates of Mizuho.

In August 2010, we completed the acquisition of management contracts relating to CLO vehicles previously managed by Stanfield Capital Partners, LLC (“Stanfield”). At acquisition, the 11 CLOs had $4.2 billion in assets.

For additional information concerning our recent transactions, please see Notes 3 and 15 to the combined and consolidated financial statements included elsewhere in this prospectus.

Reorganization

In connection with this offering we intend to effect a Reorganization described in greater detail under “Organizational Structure.” The Reorganization has the following primary elements:

Restructuring of Certain Third Party Interests.  Certain existing and former owners of the Parent Entities (including CalPERS and former and current senior Carlyle professionals) have beneficial interests in investments in or alongside our funds that were funded by such persons indirectly through the Parent Entities. In order to minimize the extent of third party ownership interests in firm assets, prior to the completion of the offering we will (i) distribute a portion of these interests (approximately $118.5 million as of December 31, 2011) to the beneficial owners so that they are held directly by such persons and are no longer consolidated in our financial statements and (ii) restructure the remainder of these interests (approximately $84.8 million as of December 31, 2011) so that they are reflected as non-controlling interests in our financial statements. In addition, prior to the offering the Parent Entities will restructure ownership of certain carried interest rights allocated to retired senior Carlyle professionals so that such carried interest rights will be reflected as non-controlling interests in our financial statements. Such restructured carried interest rights accounted for approximately $42.3 million of our performance fee revenue for the year ended December 31, 2011. See “Unaudited Pro Forma Financial Information.”

Distribution of Earnings and Excess Accumulated Cash.  Prior to the date of the offering the Parent Entities will also make to their owners one or more cash distributions of previously undistributed earnings and excess accumulated cash totaling $            .

Contribution of the Parent Entities and Other Interests to Carlyle Holdings.  Prior to the consummation of this offering:

•	our senior Carlyle professionals, Mubadala and CalPERS will contribute all of their interests in:

•	TC Group, L.L.C. to Carlyle Holdings I L.P.;

•	TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P. to Carlyle Holdings II L.P.; and

•	TC Group Cayman, L.P. to Carlyle Holdings III L.P.; and

•	senior Carlyle professionals and other individuals engaged in our business will contribute to the Carlyle Holdings partnerships a portion of the equity interests they own in the general partners of our existing carry funds.

In consideration of these contributions our existing owners will receive an aggregate of               Carlyle Holdings partnership units.

Accordingly, following the Reorganization and this offering, The Carlyle Group L.P. will be a holding partnership and, through wholly owned subsidiaries, will hold equity interests in three Carlyle Holdings partnerships (which we refer to collectively as “Carlyle Holdings”), which in turn will own the four Parent Entities. Through its wholly owned subsidiaries, The Carlyle Group L.P. will be the sole general partner of each of the Carlyle Holdings partnerships. Accordingly, The Carlyle Group L.P. will operate and control all of the business and affairs of Carlyle Holdings and will consolidate the financial results of the Carlyle Holdings partnerships and its consolidated subsidiaries, and the ownership interest of the limited partners of the Carlyle Holdings partnerships will be reflected as a non-controlling interest in The Carlyle Group L.P.’s consolidated financial statements.

Consolidation of Certain Carlyle Funds

Pursuant to U.S. GAAP, we consolidate certain Carlyle funds, related co-investment entities and CLOs that we advise, which we refer to collectively as the Consolidated Funds, in our combined and consolidated financial statements for certain of the periods we present. These funds represented approximately 16% of our AUM as of December 31, 2011, 10% of our fund management fees and 3% of our performance fees for the year ended December 31, 2011.

We are not required under U.S. GAAP to consolidate most of the investment funds we advise in our combined and consolidated financial statements because such funds provide the limited partners with the right to dissolve the fund without cause by a simple majority vote of the non-Carlyle affiliated limited partners, which overcomes the presumption of control by Carlyle. Beginning in 2010, we consolidated certain CLOs that we advise as a result of revisions to the accounting standards governing consolidations. Beginning in July 2011, we consolidated certain AlpInvest fund of funds vehicles. As of December 31, 2011, our consolidated CLOs held approximately $11 billion of total assets and comprised 54% of the assets of the Consolidated Funds and 100% of the loans payable of the Consolidated Funds. As of December 31, 2011, our consolidated AlpInvest fund of funds vehicles had approximately $7 billion of total assets and comprised 35% of the assets of the Consolidated Funds. The remainder of the assets of the Consolidated Funds as of December 31, 2011 relates to our consolidated hedge funds and other consolidated funds. The assets and liabilities of the Consolidated Funds are generally held within separate legal entities and, as a result, the liabilities of the Consolidated Funds are non-recourse to us. For further information on consolidation of certain funds, see Note 2 to the combined and consolidated financial statements included elsewhere in this prospectus.

Generally, the consolidation of the Consolidated Funds has a gross-up effect on our assets, liabilities and cash flows but has no net effect on the net income attributable to Carlyle Group and members’ equity. The majority of the net economic ownership interests of the Consolidated Funds are reflected as non-controlling interests in consolidated entities, redeemable non-controlling interests in consolidated entities, and equity appropriated for Consolidated Funds in the combined and consolidated financial statements. For further information, see Note 2 to the combined and consolidated financial statements included elsewhere in this prospectus.

Because only a small portion of our funds are consolidated, the performance of the Consolidated Funds is not necessarily consistent with or representative of the combined performance trends of all of our funds.

Key Financial Measures

Our key financial measures are discussed in the following pages.

Revenues

Revenues primarily consist of fund management fees, performance fees, investment income, including realized and unrealized gains of our investments in our funds and other trading securities, as well as interest and other income. See “— Critical Accounting Policies — Performance Fees” and Note 2 to the combined and consolidated financial statements included elsewhere in this prospectus for additional information regarding the manner in which management fees and performance fees are generated.

Fund Management Fees.  Fund management fees include (i) management fees earned on capital commitments or AUM and (ii) transaction and portfolio advisory fees. Management fees are fees we receive for advisory services we provide to funds in which we hold a general partner interest or with which we have an investment advisory or investment management agreement. Management fees are based on (a) third parties’ capital commitments to our investment funds, (b) third parties’ remaining capital invested in our investment funds or (c) the net asset value (“NAV”) of certain of our investment funds, as described in our combined and consolidated financial statements. Fee-earning AUM based on NAV or fair value was approximately 7% of our total fee-earning AUM during the year ended December 31, 2011 and less than 6% of our total fee-earning AUM during the year ended December 31, 2010.

Management fees for funds in our Corporate Private Equity and Real Assets segments generally range from 1.0% to 2.0% of commitments during the investment period of the relevant fund. Large funds tend to have lower effective management fee rates, while smaller funds tend to have effective management fee rates approaching 2.0%. Following the expiration or termination of the investment period of such funds the management fees generally step-down to between 0.6% and 2.0% of contributions for unrealized investments. Depending upon the contracted terms of investment advisory or investment management and related agreements, these fees are called semiannually in advance and are recognized as earned over the subsequent six month period. As a result, cash on hand and deferred revenue will generally be higher at or around January 1 and July 1, which are the semiannual due dates for management fees. Management fees from the fund of funds vehicles in our Fund of Funds Solutions segment generally range from 0.3% to 1.0% on the fund or vehicle’s capital commitments during the first two to five years of the investment period and 0.3% to 1.0% on the lower of cost of the capital invested or fair value of the capital invested thereafter. Management fees for our Fund of Fund Solutions segment are due quarterly and recognized over the related quarter. Our hedge funds generally pay management fees quarterly that range from 1.5% to 2.0% of NAV per year. Management fees for our CLOs typically range from 0.4% to 0.5% on the total par amount of assets in the fund and are due quarterly or semiannually based on the terms and recognized over the relevant period. Our management fees for our CLOs and credit opportunities funds are governed by indentures and collateral management agreements. With respect to Claren Road, ESG and AlpInvest, we retain a specified percentage of the earnings of the businesses based on our ownership in the management companies of 55% in the case of Claren Road and ESG and 60% in the case of AlpInvest. Management fees are not subject to repayment but may be offset to the extent that other fees are earned as described below under “— Transaction and Portfolio Advisory Fee”.

For the year ended December 31, 2011, management fees attributable to our latest U.S. buyout fund (CP V) with approximately $13 billion of fee-earning AUM as of such date and our latest Europe buyout fund (CEP III) with approximately $7 billion of fee-earning AUM as of such date were approximately 20% and 10%, respectively, of total management fees recognized during the year. For the years ended December 31, 2010 and 2009, management fees attributable to CP V and CEP III were approximately 21% and 13%, respectively, of total management fees recognized in each year. No other fund generated over 10% of total management fees in the periods presented.

Transaction and Portfolio Advisory Fees.  Transaction and portfolio advisory fees are fees we receive for the transaction and portfolio advisory services we provide to our portfolio companies. When covered by separate contractual agreements, we recognize transaction and portfolio advisory fees for these services when the service has been provided and collection is reasonably assured. We are required to offset our fund management fees earned by a percentage of the transaction and advisory fees earned, which we refer to as the “rebate offsets.” Such rebate offset percentages generally range from 50% to 80% of the transaction and advisory fees earned. While the portfolio advisory fees are relatively consistent, transaction fees vary in accordance with our investment pace.

Performance Fees.  Performance fees consist principally of the special residual allocation of profits to which we are entitled, commonly referred to as carried interest, from certain of our investment funds, which we refer to as the “carry funds.” We are generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of our fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in our combined and consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of our funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to us pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date. Accordingly, the amount of carried interest recognized as performance fees reflects our share of the fair value gains and losses of the associated funds’ underlying investments measured at their then-current fair values. As a result, the performance fees earned in an applicable reporting period are not indicative of any future period. Carried interest is ultimately realized and distributed when: (i) an underlying investment is profitably disposed of, (ii) the investment fund’s cumulative returns are in excess of the preferred return and (iii) we have decided to collect carry rather than return additional capital to limited partner investors. The portion of performance fees that are realized and unrealized in each period are separately reported in our statements of operations. As noted above, prior to the consummation of this offering, we will restructure certain carried interest rights allocated to certain retired senior Carlyle professionals of the Parent Entities so that such carried interest rights are reflected as non-controlling interests in our financial statements. In addition, in connection with the Reorganization, the portion of carried interest allocated to our senior Carlyle professionals and other personnel who work in our fund operations will decrease from historical levels to approximately 45%. See “Organizational Structure — Reorganization.” Among other adjustments, the presentation of Economic Net Income in our pro forma financial statements includes adjustments to our historical Economic Net Income related to (i) income attributable to the carried interest rights which will be reflected as non-controlling interests, and (ii) the change in the portion of carried interest allocated to our senior Carlyle professionals and other personnel who work in our fund operations. See “Unaudited Pro Forma Financial Information.”

Under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to the fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties).

Our performance fees are generated by a diverse set of funds with different vintages, geographic concentration, investment strategies and industry specialties. For an explanation of the fund acronyms used throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations section, please see “Business — Our Family of Funds.”

Performance fees from two of our U.S. buyout funds (CP V and CP IV), (with total AUM of approximately $14.9 billion and $9.0 billion, respectively, as of December 31, 2011) were $491.9 million and $472.3 million, respectively, for the year ended December 31, 2011. Performance fees from CP IV were $668.7 million for the year ended December 31, 2010. The investment by our first Asia buyout fund (CAP I) and related co-investment vehicles in China Pacific Insurance (Group) Co. Ltd. (“China Pacific”) (with combined total AUM of approximately $5.4 billion as of December 31, 2009), generated performance fees of $525.5 million for the year ended December 31, 2009.

Realized carried interest may be clawed-back or given back to the fund if the fund’s investment values decline below certain return hurdles, which vary from fund to fund. If the fair value of a fund’s investments falls below the applicable return hurdles previously recognized carried interest and performance fees are reduced. In all cases, each investment fund is considered separately in evaluating carried interest and potential giveback obligations. For any given period carried interest income could thus be negative; however, cumulative performance fees and allocations can never be negative over the life of a fund. In addition, Carlyle is not obligated to pay guaranteed returns or hurdles. If upon a hypothetical liquidation of a fund’s investments at the then-current fair values, previously recognized and distributed carried interest would be required to be returned, a liability is established in Carlyle’s financial statements for the potential giveback obligation. As discussed below, each individual recipient of realized carried interest typically signs a guarantee agreement or partnership agreement that personally obligates such person to return his/her pro rata share of any amounts of realized carried interest previously distributed that are later clawed back. Generally, the actual giveback liability, if any, does not become due until the end of a fund’s life.

In addition to the carried interest from our carry funds, we are also entitled to receive incentive fees or allocations from certain of our Global Market Strategies funds when the return on AUM exceeds previous calendar-year ending or date-of-investment high-water marks. Our hedge funds generally pay annual incentive fees or allocations equal to 20% of the fund’s profits for the year, subject to a high-water mark. The high-water mark is the highest historical NAV attributable to a fund investor’s account on which incentive fees were paid and means that we will not earn incentive fees with respect to such fund investor for a year if the NAV of such investor’s account at the end of the year is lower that year than any prior year-end NAV or the NAV at the date of such fund investor’s investment, generally excluding any contributions and redemptions for purposes of calculating NAV. We recognize the incentive fees from our hedge funds as they are earned. In these arrangements, incentive fees are recognized when the performance benchmark has been achieved and are included in performance fees in our combined and consolidated statements of operations. These incentive fees are a component of performance fees in our combined and consolidated financial statements and are treated as accrued until paid to us.

For any given period, performance fee revenue on our statement of operations may include reversals of previously recognized performance fees due to a decrease in the value of a particular fund that results in a decrease of cumulative performance fees earned to date. For the years ended December 31, 2011, 2010 and 2009, the reversals of performance fees were $(286.8) million, $(38.5) million, and $(133.8) million, respectively.

As of December 31, 2011, accrued performance fees and accrued giveback obligations were approximately $2.2 billion and $136.5 million, respectively. Each balance assumes a hypothetical liquidation of the funds’ investments at December 31, 2011 at their then current fair values. These assets and liabilities will continue to fluctuate in accordance with the fair values of the fund investments until they are realized.

In addition, realized performance fees may be reversed in future periods to the extent that such amounts become subject to a giveback obligation. If at December 31, 2011, all investments held by our carry funds were deemed worthless, the amount of realized and previously distributed performance fees subject to potential giveback would be $856.7 million. See the related discussion of “Contingent Obligations (Giveback)” within “— Liquidity and Capital Resources.”

As described above, each investment fund is considered separately in evaluating carried interest and potential giveback obligations. As a result, performance fees within funds will continue to fluctuate primarily due to certain investments within each fund constituting a material portion of the carry in that fund. Additionally, the fair value of investments in our funds may have substantial fluctuations from period to period.

In addition, we use the term “net performance fees” to refer to the carried interest from our carry funds and Global Market Strategies funds net of the portion allocated to our investment professionals which is reflected as performance fee related compensation expense.

See “— Non-GAAP Financial Measures” for the amount of realized and unrealized performance fees recognized and or reversed each period. See “— Segment Analysis” for the realized and unrealized performance fees by segment and related discussion for each period.

Investment Income and Interest and Other Income.  Investment income and interest and other income represent the unrealized and realized gains and losses on our principal investments, including our investments in Carlyle funds that are not consolidated, our equity method investments and other principal investments, as well as any interest and other income. Unrealized investment income (loss)

results from changes in the fair value of the underlying investment, as well as the reversal of unrealized gains (losses) at the time an investment is realized. As noted above, prior to the consummation of this offering, we will distribute to their beneficial owners certain investments in or alongside our funds beneficially owned by certain existing and former owners of the Parent Entities, and restructure the remainder of such beneficial interests so that they are reflected as non-controlling interests in our financial statements. Among other adjustments, the presentation of Economic Net Income in our pro forma financial statements includes adjustments to our historical Economic Net Income related to the investment income that is attributable to any such investments which either will no longer be consolidated or will be reflected as non-controlling interests, as the case may be. See “Unaudited Pro Forma Financial Information.”

Interest and Other Income of Consolidated Funds.  Interest and other income of Consolidated Funds principally represent presently the interest earned on CLO assets. However, the Consolidated Funds are not the same entities in all periods presented and may change in future periods due to changes in U.S. GAAP, changes in fund terms and terminations of funds.

Net Investment Gains (Losses) of Consolidated Funds.  Net investment gains (losses) of Consolidated Funds measures the change in the difference in fair value between the assets and the liabilities of the Consolidated Funds. A gain (loss) indicates that the fair value of the assets of the Consolidated Funds appreciated more (less), or depreciated less (more), than the fair value of the liabilities of the Consolidated Funds. A gain or loss is not necessarily indicative of the investment performance of the Consolidated Funds and does not impact the management or incentive fees received by Carlyle for its management of the Consolidated Funds. Substantially all of the net investment gains (losses) of Consolidated Funds are attributable to the limited partner investors and allocated to non-controlling interests. Therefore a gain or loss is not expected to have an impact on the revenues or profitability of Carlyle. Moreover, although the assets of the Consolidated Funds are consolidated onto our balance sheet pursuant to U.S. GAAP, ultimately we do not have recourse to such assets and such liabilities are non-recourse to us. Therefore, a gain or loss from the Consolidated Funds does not impact the assets available to our equity holders.

Expenses

Compensation and Benefits.  Compensation includes salaries, bonuses and performance payment arrangements for non-partners. Bonuses are accrued over the service period to which they relate. Compensation attributable to our senior Carlyle professionals has historically been accounted for as distributions from equity rather than as employee compensation. Accordingly, net income as determined in accordance with U.S. GAAP for partnerships is not comparable to net income of a corporation. Furthermore, any unpaid obligation to our senior Carlyle professionals has historically been presented as a separate liability to our senior Carlyle professionals. We recognize as compensation expense the portion of performance fees that are due to our employees and operating executives in a manner consistent with how we recognize the performance fee revenue. These amounts are accounted for as compensation expense in conjunction with the related performance fee revenue and, until paid, are recognized as a component of the accrued compensation and benefits liability. Compensation in respect of performance fees is not paid until the related performance fees are realized, and not when such performance fees are accrued. The funds do not have a uniform allocation of performance fees to our employees, senior Carlyle professionals and operating executives. Therefore, for any given period, the ratio of performance fee compensation to performance fee revenue may vary based on the funds generating the performance fee revenue for that period and their particular allocation percentages.

Upon the effectiveness of this offering, we will account for compensation to senior Carlyle professionals as an expense in our statement of operations and have reflected the related adjustments in our pro forma financial statements. See “Unaudited Pro Forma Financial Information.” In our calculations of Economic Net Income, Fee Related Earnings and Distributable Earnings, which are used by management in assessing the performance of our segments, we include an adjustment to reflect a pro forma charge for partner compensation. See “— Combined and Consolidated Results of Operations — Non-GAAP Financial Measures” for a reconciliation of Income Before Provision for Income Taxes to Total Segments Economic Net Income, of Total Segments Economic Net Income to Fee Related Earnings and of Fee Related Earnings to Distributable Earnings.

Also upon the effectiveness of this offering, we will implement various equity-based compensation arrangements that will require senior Carlyle professionals and other employees to vest ownership of a portion of their equity interests over a future service period of up to six years, which under U.S. GAAP will result in compensation charges over future periods. Compensation charges associated with the equity-based compensation grants issued upon completion of this offering or issued in future acquisitions will not be reflected in our calculations of Economic Net Income, Fee Related Earnings and Distributable Earnings.

We expect that we will hire additional individuals and that overall compensation levels will correspondingly increase, which will result in an increase in compensation and benefits expense. As a result of recent acquisitions, we will have charges associated with contingent consideration taking the form of earn-outs and profit participation, some of which will be reflected as compensation expense in future periods. We also expect that our fundraising will increase in future periods and as a result we expect that our compensation expense will also increase in periods where we close on increased levels of new capital commitments. Amounts due to employees related to such fundraising will be expensed when earned even though the benefit of the new capital and related fees will be reflected in operations over the life of the related fund.

General, Administrative and Other Expenses.  Other operating expenses represent general and administrative expenses including occupancy and equipment expenses, interest and other expenses, which consist principally of professional fees, travel and related expenses, communications and information services, depreciation and amortization and foreign currency transactions.

We anticipate that general, administrative and other expenses will fluctuate significantly from period to period due to the impact of foreign exchange transactions. Additionally, we expect that general, administrative and other expenses will vary due to infrequently occurring or unusual items. We also expect to incur greater expenses in the future related to our recent acquisitions including amortization of acquired intangibles, earn-outs to equity holders and fair value adjustments on contingent consideration issued.

Interest and Other Expenses of Consolidated Funds.  The interest and other expenses of Consolidated Funds consist primarily of interest expense related primarily to our CLO loans, professional fees and other third-party expenses.

Income Taxes.  Prior to the Reorganization in connection with this offering, we have operated as a group of pass-through entities for U.S. income tax purposes and our profits and losses are allocated to the individual senior Carlyle professionals, which are individually responsible for reporting such amounts. We record a provision for state and local income taxes for certain entities based on applicable laws. Based on applicable foreign tax laws, we record a provision for foreign income taxes for certain foreign entities.

Income taxes for foreign entities are accounted for using the liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized.

In the normal course of business, we are subject to examination by federal and certain state, local and foreign tax regulators. As of December 31, 2011, our U.S. federal income tax returns for the years 2008 through 2011 are open under the normal three-year statute of limitations and therefore subject to examination. State and local tax returns are generally subject to audit from 2007 to 2011. Specifically, our Washington, D.C. franchise tax years are currently open, as are our New York City returns, for the tax years 2008 to 2011. Foreign tax returns are generally subject to audit from 2005 to 2011. Certain of our foreign subsidiaries are currently under audit by foreign tax authorities.

Following this offering the Carlyle Holdings partnerships and their subsidiaries will continue to operate as pass-through entities for U.S. income tax purposes and record a provision for foreign income taxes for certain foreign entities. In addition, Carlyle Holdings I GP Inc. is subject to additional entity-level taxes that will be reflected in our consolidated financial statements. For information on the pro forma effective tax rate of The Carlyle Group L.P. following the Reorganization, see Note 2(b) in “Unaudited Pro Forma Financial Information.”

Non-controlling Interests in Consolidated Entities.  Non-controlling interests in consolidated entities represent the component of equity in consolidated entities not held by us. These interests are adjusted for general partner allocations and by subscriptions and redemptions in hedge funds which occur during the reporting period. Non-controlling interests related to hedge funds are subject to quarterly or monthly redemption by investors in these funds following the expiration of a specified period of time (typically one year), or may be withdrawn subject to a redemption fee in the hedge funds during the period when capital may not be withdrawn. As limited partners in these types of funds have been granted redemption rights, amounts relating to third-party interests in such consolidated funds are presented as redeemable non-controlling interests in consolidated entities within the combined and consolidated balance sheets. When redeemable amounts become legally payable to investors, they are classified as a liability and included in other liabilities of Consolidated Funds in the combined and consolidated balance sheets. Following this offering, we will also record significant non-controlling interests in income of consolidated entities relating to the ownership interest of our existing owners in Carlyle Holdings. As described in “Organizational Structure,” The Carlyle Group L.P. will, through wholly-owned subsidiaries, be the sole general partner of each of the Carlyle Holdings partnerships. The Carlyle Group L.P. will consolidate the financial results of Carlyle Holdings and its consolidated subsidiaries, and the ownership interest of the limited partners of Carlyle Holdings will be reflected as a non-controlling interest in The Carlyle Group L.P.’s consolidated financial statements.

Non-GAAP Financial Measures

Economic Net Income.  Economic net income or “ENI,” is a key performance benchmark used in our industry. ENI represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in this offering or future acquisitions, corporate actions and infrequently occurring or unusual events. We believe the exclusion of these items provides investors with a meaningful indication of our core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates the Consolidated Funds. ENI also reflects pro forma compensation expense for compensation to our senior Carlyle professionals, which we have historically accounted for as distributions from equity rather than as employee compensation. Total Segment ENI equals the aggregate of ENI for all segments. ENI is evaluated regularly by management in making resource deployment decisions and in assessing performance of our four segments and for compensation. We believe that reporting ENI is helpful to understanding our business and that investors should review the same supplemental financial measure that management uses to analyze our segment performance. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further under “Combined and Consolidated Results of Operations” prepared in accordance with U.S. GAAP.

Distributable Earnings.  Distributable Earnings is derived from our segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders. Distributable Earnings, which is a non-GAAP measure, is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is total ENI less unrealized performance fees, unrealized investment income and the corresponding unrealized performance fee compensation expense. For a discussion of the difference between Distributable Earnings and cash distributions during the historical periods presented, see “Cash Distribution Policy.”

Fee Related Earnings.  Fee related earnings is a component of ENI and is used to measure our operating profitability exclusive of performance fees, investment income from investments in our funds and performance fee-related compensation. Accordingly, fee related earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. Fee related earnings are reported as part of our segment results. We use fee related earnings from operations to measure our profitability from fund management fees. See Note 14 to the combined and consolidated financial statements included elsewhere in this prospectus.

Operating Metrics

We monitor certain operating metrics that are common to the alternative asset management industry.

Fee-earning Assets under Management

Fee-earning assets under management or Fee-earning AUM refers to the assets we manage from which we derive recurring fund management fees. Our fee-earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired, the amount of limited partner capital commitments and for fund of funds vehicles, the amount of external investor capital commitments during the commitment period (see “Fee-earning AUM based on capital commitments” in the table below for the amount of this component at each period);

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired, the remaining amount of limited partner invested capital (see “Fee-earning AUM based on invested capital” in the table below for the amount of this component at each period);

(c) the gross amount of aggregate collateral balance at par, adjusted for defaulted or discounted collateral, of our CLOs and the reference portfolio notional amount of our synthetic CLOs (see “Fee-earning AUM based on collateral balances, at par” in the table below for the amount of this component at each period);

(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit funds, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds (see “Fee-earning AUM based on net asset value” in the table below for the amount of this component at each period); and

(e) for fund of funds vehicles and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital (see “Fee-earning AUM based on lower of cost or fair value and other” in the table below for the amount of this component at each period).

The table below details fee-earning AUM by its respective components at each period.

	As of December 31,
	2011	2010	2009
	(Dollars in millions)

Consolidated Results
Components of Fee-earning AUM
Fee-earning AUM based on capital commitments(1)	$51,059	$44,498	$46,460
Fee-earning AUM based on invested capital(2)	19,942	19,364	18,456
Fee-earning AUM based on collateral balances, at par(3)	12,436	11,377	9,379
Fee-earning AUM based on net asset value(4)	7,858	4,782	298
Fee-earning AUM based on lower of cost or fair value and other(5)	19,730	755	818

Total Fee-earning AUM	$111,025	$80,776	$75,411

(1)	Reflects limited partner capital commitments where the investment period has not expired.

(2)	Reflects limited partner invested capital and includes amounts committed to or reserved for investments for certain real assets funds.

(3)	Reflects the gross amount of aggregate collateral balances, at par, for our CLOs.

(4)	Reflects the net asset value of our hedge funds (pre-redemptions and subscriptions).

(5)	Includes funds with fees based on notional value and gross asset value.

The table below provides the period to period rollforward of fee-earning AUM.

	Twelve Months Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Consolidated Results
Fee-Earning AUM Rollforward
Balance, Beginning of Period	$80,776	$75,411	$76,326
Acquisitions	34,204	9,604	—
Inflows, including Commitments(1)	6,228	3,030	1,488
Outflows, including Distributions(2)	(7,660)	(3,436)	(1,681)
Subscriptions, net of Redemptions(3)	1,207	(88)	32
Changes in CLO collateral balances	(584)	(2,534)	(1,140)
Market Appreciation/(Depreciation)(4)	450	38	129
Foreign exchange and other(5)	(3,596)	(1,249)	257

Balance, End of Period	$111,025	$80,776	$75,411

(1)	Inflows represent limited partner capital raised by our carry funds and fund of funds vehicles and capital invested by our carry funds and fund of funds vehicles outside the investment period.

(2)	Outflows represent limited partner distributions from our carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period has expired.

(3)	Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(4)	Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds.

(5)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Please refer to “— Segment Analysis” for a detailed discussion by segment of the activity affecting fee-earning AUM for each of the periods presented by segment.

Assets under Management

Assets under management or AUM refers to the assets we manage. Our AUM equals the sum of the following:

(a) the fair value of the capital invested in our carry funds, co-investment vehicles and fund of funds vehicles plus the capital that we are entitled to call from investors in those funds and vehicles (including our commitments to those funds and vehicles and those of senior

Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance at par of our CLOs and the reference portfolio notional amount of our synthetic CLOs; and

(c) the net asset value of our long/short credit (pre-redemptions and subscriptions), emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds.

Our carry funds are closed-ended funds and investors are not able to redeem their interests under the fund partnership agreements.

For our carry funds, co-investment vehicles and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital, depending on whether the investment period for the fund has expired. As such, fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

Our calculations of fee-earning AUM and AUM may differ from the calculations of other alternative asset managers and, as a result, this measure may not be comparable to similar measures presented by others. In addition, our calculation of AUM includes uncalled commitments to, and the fair value of invested capital in, our funds from Carlyle and our personnel, regardless of whether such commitments or invested capital are subject to management or performance fees. Our calculations of fee-earning AUM or AUM are not based on any definition of fee-earning AUM or AUM that is set forth in the agreements governing the investment funds that we manage.

We generally use fee-earning AUM as a metric to measure changes in the assets from which we earn management fees. Total AUM tends to be a better measure of our investment and fundraising performance as it reflects assets at fair value plus available uncalled capital.

Available Capital

Available capital, commonly known as “dry powder,” for our carry funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions. “Expired Available Capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining Available Capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the Total AUM calculation.

The table below provides the period to period Rollforward of Available Capital and Fair Value of Capital, and the resulting rollforward of Total AUM.

	Available	Fair Value
Consolidated Results	Capital	of Capital	Total AUM
	(Dollars in millions)
Balance, As of December 31, 2008	$37,182	$49,157	$86,339
Commitments(1)	969	—	969
Capital Called, net(2)	(5,812)	5,041	(771)
Distributions(3)	1,225	(2,259)	(1,034)
Subscriptions, net of Redemptions(4)	—	32	32
Changes in CLO collateral balances	—	(1,171)	(1,171)
Market Appreciation/(Depreciation)(5)	—	5,135	5,135
Foreign exchange(6)	84	249	333

Balance, As of December 31, 2009	$33,648	$56,184	$89,832

Acquisitions	—	10,463	10,463
Commitments(1)	3,944	—	3,944
Capital Called, net(2)	(14,819)	14,312	(507)
Distributions(3)	2,151	(8,391)	(6,240)
Subscriptions, net of Redemptions(4)	—	(140)	(140)
Changes in CLO collateral balances	—	(3,119)	(3,119)
Market Appreciation/(Depreciation)(5)	—	14,524	14,524
Foreign exchange(6)	(508)	(737)	(1,245)

Balance, As of December 31, 2010	$24,416	$83,096	$107,512

Acquisitions	16,926	31,300	48,226
Commitments(1)	5,405	—	5,405
Capital Called, net(2)	(12,066)	11,281	(785)
Distributions(3)	3,784	(22,597)	(18,813)
Subscriptions, net of Redemptions(4)	—	1,338	1,338
Changes in CLO collateral balances	—	(1,116)	(1,116)
Market Appreciation/(Depreciation)(5)	—	7,759	7,759
Foreign exchange(6)	(940)	(1,563)	(2,503)

Balance, As of December 31, 2011	$37,525	$109,498	$147,023

(1)	Represents capital raised by our carry funds and fund of funds vehicles, net of expired available capital.

(2)	Represents capital called by our carry funds and fund of funds vehicles, net of fund fees and expenses.

(3)	Represents distributions from our carry funds and fund of funds vehicles, net of amounts recycled.

(4)	Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(5)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.

(6)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Please refer to “— Segment Analysis” for a detailed discussion by segment of the activity affecting Total AUM for each of the periods presented.

Combined and Consolidated Results of Operations

The following table and discussion sets forth information regarding our combined and consolidated results of operations for the years ended December 31, 2011, 2010 and 2009. The combined and consolidated financial statements of Carlyle Group have been prepared on substantially the same basis for all historical periods presented; however, the consolidated funds are not the same entities in all periods shown due to changes in U.S. GAAP, changes in fund terms and the creation and termination of funds. Pursuant to revised consolidation guidance, effective January 1, 2010, we consolidated CLOs where through our management contract and other interests we are deemed to hold a controlling financial interest. On December 31, 2010, we completed our acquisition of Claren Road and consolidated its operations and certain of its managed funds from that date forward. In addition, on July 1, 2011, we completed the acquisitions of ESG and AlpInvest and consolidated these entities as well as certain of their managed funds from that date forward. As further described below, the consolidation of these funds had the impact of increasing interest and other income of Consolidated Funds, interest and other expenses of Consolidated Funds, and net investment gains (losses) of Consolidated Funds for the year ended December 31, 2011 as compared to the year ended December 31, 2010, and for the year ended December 31, 2010 as compared to the year ended December 31, 2009. The consolidation of these funds had no effect on net income attributable to Carlyle Group for the periods presented.

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Statement of operations data
Revenues
Fund management fees	$915.5	$770.3	$788.1
Performance fees
Realized	1,307.4	266.4	11.1
Unrealized	(185.8)	1,215.6	485.6

Total performance fees	1,121.6	1,482.0	496.7
Investment income (loss)
Realized	65.1	11.9	(5.2)
Unrealized	13.3	60.7	10.2

Total investment income (loss)	78.4	72.6	5.0
Interest and other income	15.8	21.4	27.3
Interest and other income of Consolidated Funds	714.0	452.6	0.7

Total revenues	2,845.3	2,798.9	1,317.8
Expenses
Compensation and benefits
Base compensation	374.5	265.2	264.2
Performance fee related
Realized	225.7	46.6	1.1
Unrealized	(122.3)	117.2	83.1

Total compensation and benefits	477.9	429.0	348.4
General, administrative and other expenses	323.5	177.2	236.6
Interest	60.6	17.8	30.6
Interest and other expenses of Consolidated Funds	453.1	233.3	0.7
Loss (gain) from early extinguishment of debt, net of related expenses	—	2.5	(10.7)
Equity issued for affiliate debt financing	—	214.0	—
Other non-operating expenses	32.0	—	—

Total expenses	1,347.1	1,073.8	605.6
Net investment losses of Consolidated Funds	(323.3)	(245.4)	(33.8)
Gain on business acquisition	7.9	—	—

Income before provision for income taxes	1,182.8	1,479.7	678.4
Provision for income taxes	28.5	20.3	14.8

Net income	1,154.3	1,459.4	663.6
Net loss attributable to non-controlling interests in consolidated entities	(202.6)	(66.2)	(30.5)

Net income attributable to Carlyle Group	$1,356.9	$1,525.6	$694.1

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Revenues

Total revenues were $2,845.3 million for the year ended December 31, 2011, an increase of 2% over total revenues in 2010. The increase in revenues was primarily attributable to an increase in interest and other income of Consolidated Funds and fund management fees which increased $261.4 million and $145.2 million, respectively. The increase in revenues was partially offset by a decrease in performance fees of $360.4 million.

Fund Management Fees.  Fund management fees increased $145.2 million, or 19%, to $915.5 million for the year ended December 31, 2011 as compared to 2010. In addition, fund management fees from consolidated funds increased $61.6 million for the year ended December 31, 2011 as compared to 2010. These fees eliminate upon consolidation of these funds.

Approximately $195.5 million of the $206.8 million increase was due to incremental management fees resulting from the acquisitions of ESG and AlpInvest in July 2011, the acquisition of Claren Road in December 2010, and from acquired CLO contracts from Stanfield and Mizuho in the second half of 2010. In addition, during the year ended December 31, 2011, management fees increased as a result of new capital raised for one of our U.S. real estate funds and our South America buyout fund. Fund management fees include transaction and portfolio advisory fees, net of rebate offsets, of $75.7 million and $50.0 million for the years ended December 31, 2011 and 2010, respectively. The $25.7 million increase in transaction and portfolio advisory fees resulted from greater investment activity during 2011 as compared to 2010. These fee increases were offset by non-recurring management fees earned in 2010 from final closings of two corporate private equity funds and lower fees from our third European buyout fund beginning in the fourth quarter of 2010.

Performance Fees.  Performance fees for the year ended December 31, 2011 were $1,121.6 million compared to $1,482.0 million in 2010. In addition, performance fees from consolidated funds increased $37.0 million for the year ended December 31, 2011 as compared to 2010. These fees eliminate upon consolidation. The performance fees recorded in 2011 and 2010 were due principally to increases in the fair value of the underlying funds, which increased approximately 16% and 34% in total remaining value during 2011 and 2010, respectively. The net appreciation in the fair value of the investments was driven by improved asset performance and operating projections as well as increases in market comparables. Approximately $845.8 million and $1,259.0 million of performance fees for the years ended December 31, 2011 and 2010, respectively, were generated by our Corporate Private Equity segment. Performance fees for the years ended December 31, 2011 and 2010 were $145.9 million and $144.6 million for the Global Market Strategies segment, and $150.4 million and $78.4 million for the Real Assets segment, respectively. Performance fees for the Fund of Funds Solutions segment, which was established upon the completion of the acquisition of AlpInvest, were $(20.5) million for the period from July 1, 2011 through December 31, 2011. Further, approximately $964.2 million of our performance fees for the year ended December 31, 2011 were related to CP V and CP IV.

Investment Income (Loss).  Investment income of $78.4 million in the year ended December 31, 2011 increased 8% over 2010. The $5.8 million increase relates primarily to appreciation of investments in our funds that are not consolidated. In addition, investment income from Consolidated Funds increased $5.7 million for the year ended December 31, 2011 as compared to 2010, primarily from the increase in fair value of our investments in the equity tranches of our CLOs. This income is eliminated upon consolidation.

Interest and Other Income.  Interest and other income decreased $5.6 million to $15.8 million for the year ended December 31, 2011, as compared to $21.4 million in 2010.

Interest and Other Income of Consolidated Funds.  Interest and other income of Consolidated Funds was $714.0 million in the year ended December 31, 2011, an increase of $261.4 million from $452.6 million in 2010. This increase relates primarily to the acquired CLOs of Stanfield and Mizuho as well as the consolidated funds associated with the acquisitions of ESG, AlpInvest, and Claren Road.

The CLOs generate interest income primarily from investments in bonds and loans inclusive of amortization of discounts and generate other income from consent and amendment fees. Substantially all interest and other income of our CLOs together with interest expense of our CLOs and net investment gains (losses) of Consolidated Funds is attributable to the related funds’ limited partners or CLO investors and therefore is allocated to non-controlling interests. Accordingly, such amounts have no material impact on net income attributable to Carlyle Group.

Expenses

Expenses were $1,347.1 million for the year ended December 31, 2011, an increase of $273.3 million from $1,073.8 million in 2010. The increase in expenses is partially due to the acquisitions that occurred in 2011 and the second half of 2010. The increase is due primarily to increases in general, administrative and other expenses and interest and other expenses of Consolidated Funds, which increased $146.3 million and $219.8 million, respectively. The increase was partially offset by a decrease from the non-recurring expense associated with the equity issued for affiliate debt financing of $214.0 million recorded in 2010.

Total compensation and benefits for the year ended December 31, 2011 increased $48.9 million, or 11%, from $429.0 million in 2010 to $477.9 million in 2011. The increase was primarily driven by base compensation, which increased primarily from the increase in headcount from 2010 to 2011, including additional professionals from the acquisitions of ESG, AlpInvest, and Claren Road. All compensation to senior Carlyle professionals is accounted for as equity distributions in our combined and consolidated financial statements. Had such amounts been accounted for as compensation expense, then total expenses would have been $2,018.6 million and $1,842.0 million in the years ended December 31, 2011 and 2010, respectively, representing an increase of $176.6 million due primarily to increases in general, administrative and other expenses of $146.3 million and interest and other expenses of Consolidated Funds of $219.8 million, offset by a decrease from the non-recurring expense associated with the equity issued for affiliate debt financing of $214.0 million recorded in 2010.

Compensation and Benefits.  Base compensation and benefits increased $109.3 million, or 41%, in the year ended December 31, 2011 as compared to 2010, which primarily relates to the acquisitions of ESG, AlpInvest, and Claren Road and the addition of their professionals. The balance of the increase primarily reflects the increase in other personnel and increases in base compensation reflecting promotions and merit pay adjustments. Performance related compensation expense decreased $60.4 million in the year ended December 31, 2011 as compared to 2010, of which $179.1 million was an increase in realized performance fee related compensation and $239.5 million was a decrease in unrealized performance fee related compensation. Compensation and benefits excludes amounts earned by senior Carlyle professionals for compensation and carried interest allocated to our investment professionals as such amounts are accounted for as distributions from equity. Base compensation and benefits attributable to senior Carlyle professionals was $243.3 million and $197.5 million and performance related compensation attributable to senior Carlyle professionals was $428.2 million and $570.7 million in the years ended December 31, 2011 and 2010, respectively. Base compensation and benefits would have been $617.8 million and $462.7 million and performance related compensation would have been $531.6 million and $734.5 million in the years ended December 31, 2011 and 2010, respectively, had compensation attributable to senior Carlyle professionals been treated as compensation expense. As adjusted for amounts related to senior Carlyle professionals, performance related compensation as a percentage of performance fees was 47% and 50% in the years ended December 31, 2011 and 2010, respectively. Total compensation and benefits would have been $1,149.4 million and $1,197.2 million in the years ended December 31, 2011 and 2010, respectively, had compensation attributable to senior Carlyle professionals been treated as compensation expense.

General, Administrative and Other Expenses.  General, administrative and other expenses increased $146.3 million for the year ended December 31, 2011 as compared to 2010. This increase was driven primarily by (i) approximately $57.3 million increase in amortization expense associated with intangible assets acquired in 2011 and 2010; (ii) an increase in professional fees for legal and accounting of approximately $15.7 million; (iii) an increase in information technology expenses of

$11.1 million; (iv) an increase in office rent of $7.3 million; (v) a negative variance of $21.3 million related to foreign currency remeasurements; and (vi) approximately $32.1 million of expenses related to the operations of Claren Road, AlpInvest and ESG.

Interest.  Our interest expense for the year ended December 31, 2011 was $60.6 million, an increase of $42.8 million from 2010. This increase was primarily attributable to $33.6 million of interest expense recorded in 2011 on our subordinated notes payable to Mubadala which we issued in December 2010. In October 2011 and March 2012, we used borrowings on the revolving credit facility of our existing senior secured credit facility to redeem the $500 million aggregate principal amount of the subordinated notes payable to Mubadala. As of March 2012, the subordinated notes payable to Mubadala have been fully redeemed. The balance of the increase results from higher borrowings under our refinanced term loan and our revolving credit facility and indebtedness incurred in connection with the acquisition of Claren Road.

Interest and Other Expenses of Consolidated Funds.  Interest and other expenses of Consolidated Funds increased $219.8 million in the year ended December 31, 2011 as compared to 2010 due primarily to the acquisition of CLOs from Stanfield and Mizuho in 2010 and the consolidated Claren Road and ESG funds. The CLOs incur interest expense on their loans payable and incur other expenses consisting of trustee fees, rating agency fees and professional fees. Substantially all interest and other income of our CLOs together with interest expense of our CLOs and net investment gains (losses) of Consolidated Funds is attributable to the related funds’ limited partners or CLO investors and therefore is allocated to non-controlling interests. Accordingly, such amounts have no material impact on net income attributable to Carlyle Group.

Other Non-operating Expenses.  Other non-operating expenses of $32.0 million for the year ended December 31, 2011 reflect a $28.5 million fair value adjustment on our subordinated notes payable to Mubadala. In October 2011 and March 2012, we used borrowings on the revolving credit facility of our existing senior secured credit facility to redeem the $500 million aggregate principal amount of the subordinated notes payable to Mubadala. As of March 2012, the subordinated notes payable to Mubadala have been fully redeemed. Also included in non-operating expenses are $3.5 million of fair value adjustments on the performance earn-outs related to the acquisitions of Claren Road, ESG and AlpInvest. See Note 3 to the combined and consolidated financial statements included elsewhere in this prospectus.

Net Investment Losses of Consolidated Funds

For the year ended December 31, 2011, net investment losses of Consolidated Funds was $323.3 million, as compared to $245.4 million for the year ended December 31, 2010. This balance is predominantly driven by our consolidated CLOs, hedge funds and AlpInvest fund of funds vehicles, and to a lesser extent by the other consolidated funds in our financial statements. The amount reflects the net gain or loss on the fair value adjustment of both the assets and liabilities of our consolidated CLOs. The components of net investment losses of consolidated funds for the respective periods are comprised of the following:

	Year Ended December 31,
	2011	2010
	(Dollars in millions)

Realized gains	$658.8	$74.1
Net change in unrealized gains/losses	(919.6)	427.9

Total gains (losses)	(260.8)	502.0
Losses on liabilities of CLOs	(64.2)	(752.4)
Gains on other assets of CLOs	1.7	5.0

Total	$(323.3)	$(245.4)

The realized and unrealized investment gains/losses include the appreciation/depreciation of the equity investments within the consolidated AlpInvest fund of funds vehicles and corporate private equity funds, the appreciation/depreciation of investments made by our consolidated hedge funds, and the appreciation/depreciation of CLO investments in loans and bonds. The losses on the liabilities of the CLOs reflects the fair value adjustment on the debt of the CLOs. The liabilities of the CLOs have a lower degree of market liquidity than the CLO investments in bonds and loans and accordingly, their fair value changes will not necessarily be correlated. During the year ended December 31, 2011, the liabilities appreciated more than the investments, creating a net investment loss. Also contributing to the net investment losses for the year ended December 31, 2011 was approximately $75.1 million of net investment losses attributable to the consolidated funds from the acquisitions of Claren Road, ESG, and AlpInvest.

Net Loss Attributable to Non-controlling Interests in Consolidated Entities

Net loss attributable to non-controlling interests in consolidated entities was $202.6 million for the year ended December 31, 2011 compared to $66.2 million for the year ended December 31, 2010. These amounts are primarily attributable to the net earnings or losses of the Consolidated Funds for each period, which are substantially all allocated to the related funds’ limited partners or CLO investors.

During the year ended December 31, 2011, the net loss of our Consolidated Funds was approximately $208.8 million. This loss was substantially due to our consolidated CLOs and the consolidated funds associated with the Claren Road, ESG, and AlpInvest acquisitions. The consolidated CLOs generated a net loss of $122.0 million in 2011. The CLO liabilities appreciated in value greater than the CLO investments in loans and bonds, thereby creating a net loss. Also, the net loss from the consolidated AlpInvest fund of funds vehicles was approximately $220.4 million. The amount of the loss was offset by approximately $84.4 million of income allocated to the investors in the consolidated hedge funds which are reflected in redeemable non-controlling interests in consolidated entities on our combined and consolidated balance sheet. This compares to the net loss of our Consolidated Funds of $76.9 million for the year ended December 31, 2010. The 2010 loss was driven by the losses incurred on the CLO liabilities as the liabilities appreciated in value greater than the investments of the CLOs. The investment loss was reduced by interest income in excess of interest expense from the CLOs. The consolidated AlpInvest fund of funds vehicles and hedge funds were acquired with our acquisitions of AlpInvest, ESG, and Claren Road and accordingly did not impact the 2010 results.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Revenues

Total revenues were $2,798.9 million for the year ended December 31, 2010, an increase of approximately $1.5 billion compared to total 2009 revenues of $1,317.8 million. The increase in revenues was primarily attributable to an increase in performance fees of $985.3 million to $1,482.0 million for the year ended December 31, 2010 and an increase of $451.9 million in interest and other income of Consolidated Funds. Investment income also increased $67.6 million over 2009 while interest and other income decreased $5.9 million in 2010 and fund management fees decreased $17.8 million.

Fund Management Fees.  Fund management fees decreased $17.8 million, or 2%, to $770.3 million for the year ended December 31, 2010 compared to 2009. The decrease in fund management fees was due to the consolidation of CLOs beginning in 2010 as a result of revisions to the accounting standards governing consolidations. The management fees from the consolidated CLOs eliminate upon consolidation of these funds. Fund management fees from consolidated CLOs of $43.3 million for the year ended December 31, 2010 were eliminated from our financial statements. Fund management fees prior to elimination increased to $813.6 million for 2010 from $788.1 million in 2009, an increase of 3% or $25.5 million. Fund management fees include transaction and portfolio advisory fees, net of rebate offsets, of $50.0 million and $32.9 million for 2010 and 2009, respectively. The $25.5 million increase in total fund management fees was due primarily to the acquisition of CLO contracts from Stanfield and Mizuho which contributed approximately $6.1 million during 2010 and the increase in transaction and portfolio advisory fees of $17.1 million, net of rebate offsets. This increase in transaction and portfolio advisory fees resulted from an increase in investment activity during 2010.

Performance Fees.  Performance fees recognized in 2010 were $1,482.0 million compared to $496.7 million in 2009. The increase in performance fees was due principally to increases in the fair value of the underlying funds which increased in value a total of approximately 34% during 2010. The net appreciation in the fair value of the investments was driven by improved asset performance and operating projections of our funds’ portfolio companies as well as increases in market comparables. Approximately $668.7 million of 2010 performance fees are related to one of our funds in our Corporate Private Equity business.

Investment Income (Loss).  Investment income for the year ended December 31, 2010 was $72.6 million, and was primarily attributable to our equity investments in our funds and trading securities. Investment income increased $67.6 million as compared to 2009, due principally to increases in the fair value of our funds’ net assets. Investment income in 2010 excludes $19.0 million of income which is primarily attributable to our investments in the equity tranches of our consolidated CLOs. This income is eliminated upon consolidation.

Interest and Other Income.  Interest and other income decreased $5.9 million from 2009 to $21.4 million in 2010.

Interest and Other Income of Consolidated Funds.  Interest and other income of Consolidated Funds was $452.6 million in 2010, up from $0.7 million in 2009. This income relates primarily to our CLOs which we were required to begin consolidating in 2010 upon a change in U.S. GAAP. The CLOs generate interest income primarily from investments in bonds and loans inclusive of amortization of discounts and generate other income from consent and amendment fees. Substantially all interest and other income of our CLOs together with interest expense of our CLOs and net investment gains (losses) of Consolidated Funds is attributable to the related funds’ limited partners or CLO investors and therefore is allocated to non-controlling interests. Accordingly, such amounts have no material impact on net income attributable to Carlyle Group.

Expenses

Total expenses were $1,073.8 million for the year ended December 31, 2010, an increase of $468.2 million from $605.6 million for the year ended December 31, 2009. The significant increase in expenses was due primarily to a $214.0 million expense associated with the issuance of the subordinated notes to Mubadala in December 2010, as well as the consolidation of our CLOs beginning on January 1, 2010 as a result of revisions to the accounting standards governing consolidations and the corresponding increase in interest and other expenses of Consolidated Funds, which increased $232.6 million in 2010 from $0.7 million in 2009. Also contributing to the increase in expenses was an increase in compensation and benefits related to performance fees which increased $79.6 million due to higher performance fees in 2010 as previously described.

Compensation and Benefits.  Base compensation and benefits remained relatively unchanged during 2010 with a net increase of $1.0 million, or less than 1%. Performance fee related compensation expense increased $79.6 million of which $45.5 million was realized in 2010 and $34.1 million is due to the increase in unrealized performance fees. Compensation and benefits excludes amounts earned by senior Carlyle professionals for compensation and carried interest allocated to our investment professionals as such amounts are accounted for as distributions from equity. Base compensation and benefits attributable to senior Carlyle professionals was $197.5 million and $182.2 million and performance related compensation attributable to senior Carlyle professionals was $570.7 million and $157.5 million in 2010 and 2009, respectively. Base compensation and benefits would have been $462.7 million and $446.4 million and performance related compensation would have been $734.5 million and $241.7 million in 2010 and 2009, respectively, had compensation attributable to senior Carlyle professionals been treated as compensation expense. As adjusted for amounts related to senior Carlyle professionals, base compensation and benefits increased 4% primarily reflecting merit pay adjustments. As adjusted for amounts related to senior Carlyle professionals, performance related compensation as a percentage of performance fees was 50% and 49% in 2010 and 2009, respectively. Total compensation and benefits would have been $1,197.2 million and $688.1 million in 2010 and 2009, respectively, had compensation attributable to senior Carlyle professionals been treated as compensation expense.

General, Administrative and Other Expenses.  General, administrative and other expenses decreased $59.4 million compared to the year ended December 31, 2009. This decrease was driven by (i) the incurrence in 2009 of a $20 million charge in connection with the resolution of an inquiry by the Office of the Attorney General of the State of New York regarding the use of placement agents by various asset managers, including Carlyle, to solicit New York public pension funds for private equity and hedge fund commitments (the “NYAG Settlement”), (ii) approximately $4.8 million of expenses in 2009 associated with the shut down of our Latin America real estate fund and (iii) a positive variance of $34 million related to foreign currency remeasurements. In addition, severance and lease termination expenses were approximately $20 million less in 2010 compared to 2009. This decrease in expense was substantially offset by higher professional fees in 2010.

Interest.  Our interest expense for the year ended December 31, 2010 was $17.8 million, a decrease of $12.8 million from the prior year. This decrease was primarily due to lower outstanding borrowings during most of 2010 until we refinanced our term loan in November 2010 and borrowed $494 million of subordinated debt in December 2010. In connection with these refinancing transactions we incurred $2.5 million in early extinguishment charges in 2010 as compared to a gain of $10.7 million from early repayment of debt in 2009.

Interest and Other Expenses of Consolidated Funds.  Beginning on January 1, 2010 we were required to consolidate our CLOs as a result of revisions to the accounting standards governing consolidations. The loans of our Consolidated Funds have recourse only to the assets of the Consolidated Funds. Interest expense and other expenses of Consolidated Funds increased $232.6 million in 2010 from $0.7 million in 2009. The CLOs incur interest expense on their loans payable, and incur other expenses consisting of trustee fees, rating agency fees and professional fees. Substantially all interest and other income of our CLOs together with interest expense of our CLOs and net investment gains (losses) of Consolidated Funds is attributable to the related funds’ limited partners or CLO investors and therefore is allocated to non-controlling interests. Accordingly, such amounts have no material impact on net income attributable to Carlyle Group.

Equity Issued for Affiliate Debt Financing.  In December 2010, we issued equity interests to Mubadala in connection with the placement of the subordinated notes. Because we elected the fair value option to account for the subordinated notes, we expensed the fair value of the equity interests as an upfront debt issuance cost totaling $214.0 million.

Net Investment Losses of Consolidated Funds

For the year ended December 31, 2010, net investment losses of Consolidated Funds was a loss of $245.4 million, an increase of $211.6 million compared to the loss of $33.8 million for the year ended December 31, 2009. The Consolidated Funds include our CLOs beginning in 2010 as a result of revisions to the accounting standards governing consolidations. The components of net investment gains (losses) of Consolidated Funds for the respective periods are comprised of the following:

	Year Ended December 31,
	2010	2009
	(Dollars in millions)

Realized gains (losses)	$74.1	$(6.4)
Net change in unrealized gains	427.9	(27.4)

Total gains (losses)	502.0	(33.8)
Gains (losses) on liabilities of CLOs	(752.4)	—
Gains on other assets of CLOs	5.0	—

Total	$(245.4)	$(33.8)

The realized and unrealized investment gains include the appreciation of the equity investments within the consolidated corporate private equity funds as well as the appreciation of CLO investments in loans and bonds for 2010. The gains (losses) on the liabilities of the CLOs reflects the fair value adjustment on the debt of the CLOs. The liabilities of the CLOs have a lower degree of market liquidity than the CLO investments in bonds and loans and accordingly, their fair value changes will not necessarily be correlated. During the year ended December 31, 2010, the liabilities appreciated more than the investments, creating a net investment loss. The comparative 2009 activity only includes the effect of consolidated corporate private equity funds.

Net Loss Attributable to Non-controlling Interests in Consolidated Entities

Net loss attributable to non-controlling interests in consolidated entities was $66.2 million for the year ended December 31, 2010 compared to $30.5 million for the year ended December 31, 2009. This increase was primarily attributable to the net loss of the Consolidated Funds, which is substantially all allocated to the related funds’ limited partners or CLO investors. During the year ended December 31, 2010, the net loss of our Consolidated Funds was approximately $76.9 million and was substantially impacted by our consolidation of CLOs beginning in January 2010 due to a change in accounting standards. The 2010 loss was driven by the losses incurred on the CLO liabilities as the liabilities appreciated in value greater than the investments of the CLOs. The investment loss was reduced by interest income in excess of interest expense from the CLOs. This compares to a net loss of $33.8 million from our Consolidated Funds in 2009 which is entirely due to net investment losses.

Non-GAAP Financial Measures

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing performance of our segments. These non-GAAP financial measures are presented for the three years ended December 31, 2011, 2010 and 2009. The table below shows our total segment Economic Net Income which is composed of the sum of Fee Related Earnings, Net Performance Fees and Investment Income. This analysis excludes the effect of consolidated funds, amortization of intangible assets and acquisition related expenses, treats compensation attributable to senior Carlyle professionals as compensation expense and adjusts for other nonrecurring or unusual items and corporate actions. See Note 14 to the combined and consolidated financial statements included elsewhere in this prospectus.

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$870.5	$763.5	$755.2
Portfolio advisory fees, net	37.5	19.8	18.2
Transaction fees, net	38.2	30.2	14.7

Total fund level fee revenues	946.2	813.5	788.1
Performance fees
Realized	1,301.3	274.2	11.0
Unrealized	(195.1)	1,204.1	479.7

Total performance fees	1,106.2	1,478.3	490.7
Investment income (loss)
Realized	65.6	10.4	(1.7)
Unrealized	15.8	61.2	9.4

Total investment income (loss)	81.4	71.6	7.7
Interest and other income	15.5	22.4	27.3

Total revenues	2,149.3	2,385.8	1,313.8
Segment Expenses
Direct compensation and benefits
Direct base compensation	404.4	350.1	340.4
Performance fee related
Realized	623.8	140.7	3.6
Unrealized	(148.0)	593.8	238.1

Total direct compensation and benefits	880.2	1,084.6	582.1
General, administrative and other indirect compensation	376.8	269.4	284.8
Interest expense	59.2	17.8	30.6

Total expenses	1,316.2	1,371.8	897.5

Economic Net Income	$833.1	$1,014.0	$416.3

Fee Related Earnings	$121.3	$198.6	$159.6

Net Performance Fees	$630.4	$743.8	$249.0

Investment Income	$81.4	$71.6	$7.7

Distributable Earnings	$864.4	$342.5	$165.3

Income before provision for income taxes is the GAAP financial measure most comparable to economic net income, fee related earnings, and distributable earnings. The following table is a reconciliation of income before provision for income taxes to economic net income, to fee related earnings, and to distributable earnings.

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Income before provision for income taxes	$1,182.8	$1,479.7	$678.4
Partner compensation(1)	(671.5)	(768.2)	(339.7)
Acquisition related charges and amortization of intangibles	91.5	11.0	—
Gain on business acquisition	(7.9)	—	—
Equity issued for affiliate debt financing	—	214.0	—
Other non-operating expenses	32.0	—	—
Loss on NYAG settlement	—	—	20.0
Loss (gain) associated with early extinguishment of debt	—	2.5	(10.7)
Non-controlling interests in consolidated entities	202.6	66.2	30.5
Severance and lease terminations	4.5	8.5	29.0
Other	(0.9)	0.3	8.8

Economic Net Income	$833.1	$1,014.0	$416.3

Net performance fees(2)	630.4	743.8	249.0
Investment income(2)	81.4	71.6	7.7

Fee Related Earnings	$121.3	$198.6	$159.6

Realized performance fees, net of related compensation(2)	677.5	133.5	7.4
Investment income (loss) — realized(2)	65.6	10.4	(1.7)

Distributable Earnings	$864.4	$342.5	$165.3

(1)	Adjustments for partner compensation reflect amounts due to senior Carlyle professionals for compensation and carried interest allocated to them, which amounts were classified as distributions from equity in our financial statements.

(2)	See reconciliation to most directly comparable U.S. GAAP measure below:

	Year Ended December 31, 2011
			Total
	Carlyle		Reportable
	Consolidated	Adjustments(3)	Segments
	(Dollars in millions)

Performance fees
Realized	$1,307.4	$(6.1)	$1,301.3
Unrealized	(185.8)	(9.3)	(195.1)

Total performance fees	1,121.6	(15.4)	1,106.2
Performance fee related compensation expense
Realized	225.7	398.1	623.8
Unrealized	(122.3)	(25.7)	(148.0)

Total performance fee related compensation expense	103.4	372.4	475.8
Net performance fees
Realized	1,081.7	(404.2)	677.5
Unrealized	(63.5)	16.4	(47.1)

Total net performance fees	$1,018.2	$(387.8)	$630.4

Investment income
Realized	$65.1	$0.5	$65.6
Unrealized	13.3	2.5	15.8

Total investment income	$78.4	$3.0	$81.4

(3)	Adjustments to performance fees and investment income relate to amounts earned from the Consolidated Funds, which were eliminated in the U.S. GAAP consolidation but were included in the segment results, and amounts attributable to non-controlling interests in consolidated entities, which were excluded from the segment results. Adjustments to performance fee related compensation expense relate to the inclusion of partner compensation in the segment results. Adjustments are also included in these financial statement captions to reflect Carlyle’s 55% economic interest in Claren Road and ESG and Carlyle’s 60% interest in AlpInvest in the segment results.

(2)	See reconciliation to most directly comparable U.S. GAAP measure below:

	Year Ended December 31, 2010
			Total
	Carlyle		Reportable
	Consolidated	Adjustments(4)	Segments
	(Dollars in millions)

Performance fees
Realized	$266.4	$7.8	$274.2
Unrealized	1,215.6	(11.5)	1,204.1

Total performance fees	1,482.0	(3.7)	1,478.3
Performance fee related compensation expense
Realized	46.6	94.1	140.7
Unrealized	117.2	476.6	593.8

Total performance fee related compensation expense	163.8	570.7	734.5
Net performance fees
Realized	219.8	(86.3)	133.5
Unrealized	1,098.4	(488.1)	610.3

Total net performance fees	$1,318.2	$(574.4)	$743.8

Investment income (loss)
Realized	$11.9	$(1.5)	$10.4
Unrealized	60.7	0.5	61.2

Total investment income (loss)	$72.6	$(1.0)	$71.6

	Year Ended December 31, 2009
			Total
	Carlyle		Reportable
	Consolidated	Adjustments(4)	Segments
	(Dollars in millions)

Performance fees
Realized	$11.1	$(0.1)	$11.0
Unrealized	485.6	(5.9)	479.7

Total performance fees	496.7	(6.0)	490.7
Performance fee related compensation expense
Realized	1.1	2.5	3.6
Unrealized	83.1	155.0	238.1

Total performance fee related compensation expense	84.2	157.5	241.7
Net performance fees
Realized	10.0	(2.6)	7.4
Unrealized	402.5	(160.9)	241.6

Total net performance fees	$412.5	$(163.5)	$249.0

Investment income (loss)
Realized	$(5.2)	$3.5	$(1.7)
Unrealized	10.2	(0.8)	9.4

Total investment income (loss)	$5.0	$2.7	$7.7

(4)	Adjustments to performance fees and investment income (loss) relate to amounts earned from the Consolidated Funds, which were eliminated in the U.S. GAAP consolidation but were included in the segment results, and amounts attributable to non-controlling interests in consolidated entities, which were excluded from the segment results. Adjustments to performance fee related compensation expense relate to the inclusion of partner compensation in the segment results.

Economic Net Income (Loss) and Distributable Earnings for our reportable segments are as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Economic Net Income (Loss)
Corporate Private Equity	$514.1	$819.3	$400.4
Real Assets	143.9	90.7	16.9
Global Market Strategies	161.5	104.0	(1.0)
Fund of Funds Solutions	13.6	—	—

Economic Net Income (Loss)	$833.1	$1,014.0	$416.3

Distributable Earnings:
Corporate Private Equity	566.0	$307.2	$159.7
Real Assets	84.8	12.7	6.9
Global Market Strategies	193.4	22.6	(1.3)
Fund of Funds Solutions	20.2	—	—

Distributable Earnings	$864.4	$342.5	$165.3

Segment Analysis

Discussed below is our ENI for our segments for the periods presented. We began reporting on our Fund of Funds Solutions segment in the quarter ending September 30, 2011. See “— Recent Transactions” and “Unaudited Pro Forma Financial Information.” Our segment information is reflected in the manner utilized by our senior management to make operating decisions, assess performance and allocate resources.

For segment reporting purposes, revenues and expenses are presented on a basis that deconsolidates our Consolidated Funds. As a result, segment revenues from management fees, performance fees and investment income are greater than those presented on a consolidated GAAP basis because fund management fees recognized in certain segments are received from Consolidated Funds and are eliminated in consolidation when presented on a consolidated GAAP basis. Furthermore, expenses are lower than related amounts presented on a consolidated GAAP basis due to the exclusion of fund expenses that are paid by the Consolidated Funds. Finally, ENI includes a compensation charge for senior Carlyle professionals, which is reflected in both the base compensation expense and in performance fee related compensation. As such, compensation and benefits expense is greater in ENI than in our historical GAAP results where all compensation earned by senior Carlyle professionals is accounted for as distributions from equity.

Corporate Private Equity

The following table presents our results of operations for our Corporate Private Equity segment:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$511.3	$537.6	$536.0
Portfolio advisory fees, net	31.3	14.9	15.9
Transaction fees, net	34.7	21.5	12.0

Total fund level fee revenues	577.3	574.0	563.9
Performance fees
Realized	952.9	267.3	3.5
Unrealized	(99.3)	996.3	491.8

Total performance fees	853.6	1,263.6	495.3
Investment income (loss)
Realized	43.2	4.2	(2.7)
Unrealized	0.3	40.6	9.5

Total investment income (loss)	43.5	44.8	6.8
Interest and other income	9.2	14.8	10.8

Total revenues	1,483.6	1,897.2	1,076.8
Segment Expenses
Direct compensation and benefits
Direct base compensation	253.1	237.6	227.4
Performance fee related
Realized	487.5	136.0	0.6
Unrealized	(47.1)	524.8	260.6

Total direct compensation and benefits	693.5	898.4	488.6
General, administrative and other indirect compensation	238.5	168.1	168.0
Interest expense	37.5	11.4	19.8

Total expenses	969.5	1,077.9	676.4

Economic Net Income	$514.1	$819.3	$400.4

Fee Related Earnings	$57.4	$171.7	$159.5

Net Performance Fees	$413.2	$602.8	$234.1

Investment Income	$43.5	$44.8	$6.8

Distributable Earnings	$566.0	$307.2	$159.7

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Total fee revenues were $577.3 million for the year ended December 31, 2011, representing an increase of $3.3 million, or 0.6%, over 2010. This increase reflects a $13.2 million increase in net transaction fees and an increase in net portfolio advisory fees of $16.4 million offset by a decrease in fund management fees of $26.3 million. The increase in net transaction fees resulted from higher investment activity in 2011 compared to 2010. Despite an increase in our weighted-average management fee rate from 1.28% to 1.30% at December 31, 2011, a decrease of approximately $0.9 billion of fee-earning AUM resulted in a decrease in fund management fees. This is due largely to distributions from several buyout funds outside of their investment period.

Interest and other income was $9.2 million for the year ended December 31, 2011, a decrease from $14.8 million in 2010.

Total compensation and benefits was $693.5 million and $898.4 million in the years ended December 31, 2011 and 2010, respectively. Performance fee related compensation expense was $440.4 million and $660.8 million, or 52% of performance fees, for the years ended December 31, 2011 and 2010, respectively.

Direct base compensation expense increased $15.5 million for the year ended December 31, 2011, or 7% over 2010, primarily reflecting adjustments to base compensation and bonuses as headcount increased. General, administrative and other indirect compensation increased $70.4 million for the year ended December 31, 2011 as compared to 2010. The expense increase primarily reflected allocated overhead costs related to our continued investment in infrastructure and back office support.

Interest expense increased $26.1 million, or 229%, for the year ended December 31, 2011 as compared to 2010. This increase was primarily attributable to interest expense recorded in 2011 on our subordinated notes payable to Mubadala, which we issued in December 2010. In October 2011 and March 2012, we used borrowings on the revolving credit facility of our existing senior secured credit facility to redeem the $500 million aggregate principal amount of the subordinated notes payable to Mubadala. As of March 2012, the subordinated notes payable to Mubadala have been fully redeemed. The increase was also due to higher borrowings under our refinanced term loan and our revolving credit facility.

Economic Net Income.  ENI was $514.1 million for the year ended December 31, 2011, reflecting a 37% decrease as compared to ENI of $819.3 million for the year ended December 31, 2010. The decrease in ENI in 2011 was driven by a $189.6 million decrease in net performance fees as compared to 2010 and increases in interest expense and our continued investment in infrastructure and back office support which resulted in a $114.3 million decrease in fee related earnings.

Fee Related Earnings.  Fee related earnings were $57.4 million for the year ended December 31, 2011, as compared to $171.7 million for 2010, representing a decrease of $114.3 million. The decrease in fee related earnings is primarily attributable to a net increase in expenses primarily reflecting allocated overhead costs related to our continued investment in infrastructure and back office support, as well as higher interest expense associated with the subordinated notes payable to Mubadala.

Performance Fees.  Performance fees decreased $410.0 million for the year ended December 31, 2011 as compared to 2010. Performance fees of $853.6 million and $1,263.6 million are inclusive of performance fees reversed of approximately $(246.4) million and $0 during the years ended December 31, 2011 and 2010, respectively. Performance fees for this segment by type of fund are as follows:

	Year Ended December 31,
	2011	2010
	(Dollars in millions)

Buyout funds	$847.7	$1,213.6
Growth Capital funds	5.9	50.0

Performance fees	$853.6	$1,263.6

The $853.6 million in performance fees for the year ended December 31, 2011 was primarily driven by performance fees for CP IV of $472.3 million and CP V of $491.9 million, offset by performance fees for CAP II of $(82.2) million and CAP I (including co-investments) of $(69.0) million. During 2011, CP V surpassed its preferred return hurdles, which CP IV had accomplished in 2010. The total 2011 appreciation in the remaining value of assets for funds in this segment was approximately 16%. Approximately 64% and 25%, respectively, of the remaining fair value of the investment portfolios of CP IV and CP V is held in publicly traded companies. Accordingly, this portion of the portfolio will move in valuation in accordance with changes in public market prices for the equity of these companies. Comparatively, the $1,263.6 million of performance fees for the year ended December 31, 2010 was primarily driven by increases in net asset values of two of our U.S. buyout funds (CP III and CP IV), representing performance fees of $147.9 million and $668.7 million, respectively, and CAP II of $173.4 million.

During the year ended December 31, 2011, net performance fees were $413.2 million or 48% of performance fees and $189.6 million less than the net performance fees in 2010.

Investment Income.  Investment income for the year ended December 31, 2011 was $43.5 million compared to $44.8 million in 2010. During the year ended December 31, 2011, realized investment income was $43.2 million as compared to $4.2 million in 2010.

Distributable Earnings.  Distributable earnings increased 84% for the year ended December 31, 2011 to $566.0 million from $307.2 million in 2010. This primarily reflects realized net performance fees of $465.4 million in 2011 compared to $131.3 million in 2010, offset by a decrease in fee related earnings of $114.3 million from 2010 to 2011.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Total fee revenues were $574.0 million in 2010 representing an increase of $10.1 million, or 2%, over 2009. This increase was driven almost entirely by net transaction fees which increased 79% or $9.5 million over 2009 reflecting the higher investment activity in 2010 as compared to 2009. Fund management fees and portfolio advisory fees were largely unchanged from 2009. The weighted-average management fee rate decreased from 1.32% to 1.28% at December 31, 2010 due primarily to a reduction in the fee rate for our third European buyout fund. The effect of this decrease will primarily impact our fees earned in 2011 and 2012.

Total compensation and benefits was $898.4 million and $488.6 million in 2010 and 2009, respectively. Performance fee related compensation expense was $660.8 million and $261.2 million, or 52% and 53% of performance fees, in 2010 and 2009, respectively.

Direct base compensation expense increased $10.2 million, or 4%, over 2009, primarily as the result of adjustments to base compensation and bonuses as headcount remained relatively unchanged between years. General, administrative and other indirect compensation of $168.1 million for 2010 was relatively consistent with 2009.

Interest expense decreased $8.4 million, or 42%, over the comparable period in 2009. This decrease was primarily due to lower outstanding borrowings during most of 2010 until we refinanced our term loan in November 2010 and borrowed $494 million of subordinated debt in December 2010.

Economic Net Income.  ENI was $819.3 million for 2010, or 205% of our 2009 ENI of $400.4 million for this business. The composition of ENI in 2010 was substantially impacted by the growth in net performance fees and to a lesser extent by the improvement in investment income. Net performance fees and investment income represented 74% and 5% of segment ENI in 2010 as compared to 58% and 2% in 2009, respectively.

Fee Related Earnings.  Fee related earnings increased $12.2 million in 2010 over 2009 to a total of $171.7 million.

Performance Fees.  Performance fees of $1,263.6 million and $495.3 million in 2010 and 2009, respectively, are inclusive of performance fees reversed of $0 in 2010 and approximately $(83.0) million during 2009. Performance fees for this segment by type of fund are as follows:

	Year Ended December 31,
	2010	2009
	(Dollars in millions)

Buyout funds	$1,213.6	$485.4
Growth Capital funds	50.0	9.9

Performance fees	$1,263.6	$495.3

During 2010, investments in our Corporate Private Equity funds appreciated approximately 46% reflecting both improved performance and outlook, as well as higher market comparables. Most significantly, during 2010, CP IV surpassed its preferred return hurdles and we recognized $668.7 million of performance fees in 2010, representing 53% of the performance fees for this segment. CAP II generated performance fees of $173.4 million and CP III generated performance fees of $147.9 million, in each case driven by significant appreciation in value of the funds’ assets. Approximately 42% of the remaining asset value in CP III at December 31, 2010 was in publicly listed companies, whereas the public portfolio in CAP II was only 31% at December 31, 2010.

In 2010, net performance fees were 48% of performance fees as compared to 47% in 2009. Net performance fees increased $368.7 million in 2010 over 2009.

Investment Income.  Investment income in 2010 was $44.8 million of which $40.6 million was unrealized. Investment income increased $38.0 million from 2009 reflecting the appreciation in the underlying funds.

Distributable Earnings.  Distributable earnings nearly doubled to $307.2 million in 2010 from $159.7 million in 2009. The 2010 distributable earnings growth was driven primarily by an increase in realized net performance fees of $128.4 million and an increase in fee related earnings of $12.2 million.

Fee-earning AUM as of and for each of the Three Years in the Period Ended December 31, 2011.

Fee-earning AUM is presented below for each period together with the components of change during each respective period.

The table below breaks out fee-earning AUM by its respective components at each period.

	As of December 31,
Corporate Private Equity	2011	2010	2009
Components of Fee-earning AUM(1)	(Dollars in millions)

Fee-earning AUM based on capital commitments	$28,434	$28,369	$27,884
Fee-earning AUM based on invested capital	9,321	10,267	12,251
Fee-earning AUM based on lower of cost or fair value and other(2)	241	244	248

Total Fee-earning AUM	$37,996	$38,880	$40,383

Weighted Average Management Fee Rates(3)
All Funds	1.30%	1.28%	1.32%
Funds in Investment Period	1.37%	1.37%	1.43%

(1)	For additional information concerning the components of fee-earning AUM, please see “— Fee-earning Assets under Management.”

(2)	Includes certain funds that are calculated on gross asset value.

(3)	Represents the aggregate effective management fee rate for each fund in the segment, weighted by each fund’s fee-earning AUM, as of the end of each period presented.

The table below provides the period to period rollforward of fee-earning AUM.

	Twelve Months Ended December 31,
Corporate Private Equity	2011	2010	2009
Fee-Earning AUM Rollforward	(Dollars in millions)

Balance, Beginning of Period	$38,880	$40,383	$40,197
Inflows, including Commitments(1)	979	1,504	907
Outflows, including Distributions(2)	(1,746)	(2,502)	(826)
Foreign exchange(3)	(117)	(505)	105

Balance, End of Period	$37,996	$38,880	$40,383

(1)	Inflows represent limited partner capital raised and capital invested by funds outside the investment period.

(2)	Outflows represent limited partner distributions from funds outside the investment period and changes in basis for our carry funds where the investment period has expired.

(3)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-USD funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Fee-earning AUM was $38.0 billion at December 31, 2011, a decrease of $0.9 billion, or 2%, compared to $38.9 billion at December 31, 2010. Inflows of $1.0 billion were primarily related to limited partner commitments raised by our South America buyout fund (CSABF I), our first Renminbi denominated buyout fund (CBPF), our equity opportunities fund (CEOF), and our second global financial services group (CGFSP II). Outflows of $1.7 billion were principally a result of distributions from several buyout funds that were outside of their investment period. Distributions from funds still in the investment period do not impact fee-earning AUM as these funds are based on commitments and not invested capital. Changes in fair value have no material impact on fee-earning AUM for Corporate Private Equity as substantially all of the funds generate management fees based on either commitments or invested capital at cost, neither of which is impacted by fair value movements.

Fee-earning AUM was $38.9 billion at December 31, 2010, a decrease of $1.5 billion, or 4%, compared to $40.4 billion at December 31, 2009. Inflows of $1.5 billion were primarily related to limited partner commitments raised by CAP III, CSABF I, CGFSP I and CBPF. Outflows of $2.5 billion were principally a result of distributions from several of the funds outside of their investment period.

Fee-earning AUM was $40.4 billion at December 31, 2009, an increase of $0.2 billion, less than 1%, compared to $40.2 billion at December 31, 2008. Inflows of $0.9 billion were primarily related to limited partner commitments raised by CAP III, CSABF I, CGFSP I and our fourth Asia growth fund (CAGP IV). Outflows of $0.8 billion were principally a result of distributions from several of our buyout funds and related co-investments, all of which were outside of their investment period.

Total AUM as of and for each of the Three Years in the Period Ended December 31, 2011.

The table below provides the period to period rollforwards of Available Capital and Fair Value of Capital, and the resulting rollforward of Total AUM.

	Available	Fair Value of
	Capital	Capital	Total AUM
Corporate Private Equity	(Dollars in millions)

Balance, As of December 31, 2008	$23,206	$21,980	$45,186
Commitments raised, net(1)	89	—	89
Capital Called, net(2)	(2,303)	1,841	(462)
Distributions, net(3)	631	(920)	(289)
Market Appreciation/(Depreciation)(4)	—	4,217	4,217
Foreign exchange(5)	51	51	102

Balance, As of December 31, 2009	$21,674	$27,169	$48,843

Commitments raised, net(1)	2,258	—	2,258
Capital Called, net(2)	(9,163)	8,830	(333)
Distributions, net(3)	700	(5,350)	(4,650)
Market Appreciation/(Depreciation)(4)	—	10,738	10,738
Foreign exchange(5)	(340)	(206)	(546)

Balance, As of December 31, 2010	$15,129	$41,181	$56,310

Commitments raised, net(1)	1,604	—	1,604
Capital Called, net(2)	(4,980)	4,662	(318)
Distributions, net(3)	1,532	(12,504)	(10,972)
Market Appreciation/(Depreciation)(4)	—	4,604	4,604
Foreign exchange(5)	43	(206)	(163)

Balance, As of December 31, 2011	$13,328	$37,737	$51,065

(1)	Represents capital raised by our carry funds, net of expired available capital.

(2)	Represents capital called by our carry funds, net of fund fees and expenses.

(3)	Represents distributions from our carry funds, net of amounts recycled.

(4)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments.

(5)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-USD funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Total AUM was $51.1 billion at December 31, 2011, a decrease of $5.2 billion, or 9%, compared to $56.3 billion at December 31, 2010. This decrease was primarily driven by $12.5 billion of distributions, of which approximately $1.5 billion was recycled back into available capital. This decrease was partially offset by $4.6 billion of market appreciation across our portfolio, which experienced a 16% increase in value over the year due to an 18% increase across our buyout funds, offset by an 8% decrease across our growth capital funds. The 18% increase in our buyout funds was primarily driven by appreciation in CP IV and CP V partially offset by depreciation in our Asia buyout and growth capital funds. Additionally, we raised new commitments of $1.6 billion for CSABF I, CBPF, CEOF, CGFSP II and various U.S. buyout co-investment vehicles, which further offset this decrease.

Total AUM was $56.3 billion at December 31, 2010, an increase of $7.5 billion, or 15%, compared to $48.8 billion at December 31, 2009. This increase was primarily driven by $10.7 billion of market appreciation due to a 46% appreciation in valuations across the segment. This appreciation was due to a 48% increase in value across our buyout funds and a 24% increase in our growth capital funds. The buyout appreciation was mostly driven by increases in value in all of our large buyout funds, including CP IV, CP V, one of our European buyout funds (CEP II) and CAP II. Additionally, we raised new commitments of $2.3 billion primarily for CAP III, CSABF I, CGFSP I and CBPF. This increase was partially offset by $5.3 billion of distributions, of which approximately $0.7 billion was recycled back into available capital.

Total AUM was $48.8 billion at December 31, 2009, an increase of $3.6 billion, or 8%, compared to $45.2 billion at December 31, 2008. This increase was primarily driven by $4.2 billion of market appreciation across our portfolio due to a 9% increase in fund valuations during the period, representing an increase of 8% in our buyout funds and 19% in our growth capital funds. The majority of this appreciation occurred in our Asia buyout and growth capital funds and the related China Pacific co-investment.

Fund Performance Metrics

Fund performance information for our investment funds that have at least $1.0 billion in capital commitments, cumulative equity invested or total value as of December 31, 2011, which we refer to as our “significant funds” is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns. See “Risk Factors — Risks Related to Our Business Operations — The historical returns attributable to our funds, including those presented in this prospectus, should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.”

The following tables reflect the performance of our significant funds in our Corporate Private Equity business. Please see “Business — Our Family of Funds” for a legend of the fund acronyms listed below.

		As of December 31, 2011
			Total Investments				Realized/Partially Realized Investments(5)
	Fund		Cumulative	Total			Cumulative	Total
	Inception	Committed	Invested	Fair			Invested	Fair
	Date(1)	Capital	Capital(2)	Value(3)	MOIC(4)		Capital(2)	Value(3)	MOIC(4)
	(Reported in Local Currency, in Millions)

Corporate Private Equity
Fully Invested Funds(6)
CP II	10/1994	$1,331.1	$1,362.4	$4,064.8	3.0	x	$1,362.4	$4,064.8	3.0	x
CP III	2/2000	$3,912.7	$4,031.7	$10,042.4	2.5	x	$3,851.7	$9,898.0	2.6	x
CP IV	12/2004	$7,850.0	$7,612.6	$14,021.2	1.8	x	$3,569.1	$8,848.0	2.5	x
CEP I	12/1997	€1,003.6	€972.0	€2,119.5	2.2	x	€972.0	€2,119.5	2.2	x
CEP II	9/2003	€1,805.4	€2,045.4	€3,675.7	1.8	x	€1,016.5	€2,737.4	2.7	x
CAP I	12/1998	$750.0	$627.7	$2,426.0	3.9	x	$627.7	$2,426.0	3.9	x
CAP II	2/2006	$1,810.0	$1,599.1	$2,352.7	1.5	x	$305.1	$1,105.0	3.6	x
CJP I	10/2001	¥50,000.0	¥47,291.4	¥118,317.0	2.5	x	¥30,009.4	¥104,486.3	3.5	x
All Other Funds(7)	Various		$2,838.2	$4,134.5	1.5	x	$1,969.8	$3,288.7	1.7	x
Coinvestments and Other(8)	Various		$6,413.0	$15,658.4	2.4	x	$4,095.8	$12,886.7	3.1	x

Total Fully Invested Funds			$28,991.4	$61,709.0	2.1	x	$18,736.7	$50,136.0	2.7	x

Funds in the Investment Period(6)
CP V	5/2007	$13,719.7	$9,294.4	$12,593.2	1.4	x
CEP III	12/2006	€5,294.9	€3,902.6	€4,221.0	1.1	x
CAP III	5/2008	$2,551.6	$1,328.0	$1,349.9	1.0	x
CJP II	7/2006	¥165,600.0	¥119,539.7	¥112,152.7	0.9	x
CGFSP	9/2008	$1,100.2	$782.7	$987.0	1.3	x
CAGP IV	6/2008	$1,041.4	$393.2	$442.3	1.1	x
All Other Funds(9)	Various		$1,371.1	$1,753.8	1.3	x

Total Funds in the Investment Period			$19,748.7	$24,021.8	1.2	x

TOTAL CORPORATE PRIVATE EQUITY(10)			$48,740.1	$85,730.8	1.8	x	$20,933.9	$53,660.8	2.6	x

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P.

(1)	The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990.

(2)	Represents the original cost of all capital called for investments since inception of the fund.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest. Please see note 4 to the combined and consolidated financial statements for the years ended December 31, 2010 and December 31, 2011 appearing elsewhere in this prospectus for further information regarding management’s determination of fair value.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC in instances when the MOIC in respect of such investments are less than the aggregate MOIC. Our measurements of Realized/Partially Realized MOIC may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity.

(6)	Fully invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)	Includes the following funds: CP I, CMG, CVP I, CVP II, CEVP I, CETP I, CAVP I, CAVP II, CAGP III and Mexico I.

(8)	Includes co-investments and certain other stand-alone investments arranged by us.

(9)	Includes the following funds: MENA I, CSABF I, CUSGF III, CETP II, CBPF, and CEOF.

(10)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the spot rate as of the end of the reporting period.

		Committed
		Capital	Inception to December 31, 2011
	Fund	As of			Realized/Partially
	Inception	December 31,	Gross	Net	Realized Gross
	Date(1)	2011	IRR(2)	IRR(3)	IRR(4)
	(Reported in Local Currency, in Millions)

Corporate Private Equity Fully Invested Funds(5)
CP II	10/1994	$1,331.1	34%	25%	34%
CP III	2/2000	$3,912.7	27%	21%	27%
CP IV	12/2004	$7,850.0	15%	12%	24%
CEP I	12/1997	€1,003.6	18%	11%	18%
CEP II	9/2003	€1,805.4	40%	22%	72%
CAP I	12/1998	$750.0	25%	18%	25%
CAP II	2/2006	$1,810.0	10%	7%	39%
CJP I	10/2001	¥50,000.0	61%	37%	72%
All Other Funds(6)	Various		18%	7%	22%
Co-investments and Other(7)	Various		36%	32%	36%

Total Fully Invested Funds			28%	21%	31%

Funds in the Investment Period(5)
CP V	5/2007	$13,719.7	15%	10%
CEP III	12/2006	€5,294.9	4%	0%
CAP III	5/2008	$2,551.6	1%	(7)%
CJP II	7/2006	¥165,600.0	(3)%	(8)%
CGFSP I	9/2008	$1,100.2	16%	9%
CAGP IV	6/2008	$1,041.4	10%	(5)%
All Other Funds(8)	Various		13%	3%

Total Funds in the Investment Period			10%	4%

TOTAL CORPORATE PRIVATE EQUITY(9)			27%	18%	31%

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P.

(1)	The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment, our first fund was formed in 1990.

(2)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(3)	Net IRR represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(4)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized Gross IRR in instances when the Gross IRR in respect of such investments are less than the aggregate Gross IRR. Our measurements of Realized/Partially Realized Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity.

(5)	Fully invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(6)	Includes the following funds: CP I, CMG, CVP I, CVP II, CEVP I, CETP I, CAVP I, CAVP II, CAGP III and Mexico I.

(7)	Includes co-investments and certain other stand-alone investments arranged by us.

(8)	Includes the following funds: MENA I, CUSGF III, CETP II, CSABF I, CBPF and CEOF.

(9)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the spot rate as of the end of the reporting period.

Real Assets

The following table presents our results of operations for our Real Assets segment:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$150.7	$144.0	$150.4
Portfolio advisory fees, net	3.2	2.6	1.6
Transaction fees, net	3.5	8.6	1.8

Total fund level fee revenues	157.4	155.2	153.8
Performance fees
Realized	98.0	(2.9)	5.9
Unrealized	52.5	72.7	(13.6)

Total performance fees	150.5	69.8	(7.7)
Investment income
Realized	2.1	1.4	0.8
Unrealized	2.7	3.7	0.1

Total investment income	4.8	5.1	0.9
Interest and other income	2.0	4.9	14.3

Total revenues	314.7	235.0	161.3
Segment Expenses
Direct compensation and benefits
Direct base compensation	75.3	72.4	74.2
Performance fee related
Realized	8.4	0.5	2.8
Unrealized	(3.9)	(1.6)	(23.5)

Total direct compensation and benefits	79.8	71.3	53.5
General, administrative and other indirect compensation	79.8	69.2	84.2
Interest expense	11.2	3.8	6.7

Total expenses	170.8	144.3	144.4

Economic Net Income	$143.9	$90.7	$16.9

Fee Related Earnings	$(6.9)	$14.7	$3.0

Net Performance Fees	$146.0	$70.9	$13.0

Investment Income	$4.8	$5.1	$0.9

Distributable Earnings	$84.8	$12.7	$6.9

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Total fee revenues were $157.4 million for the year ended December 31, 2011, an increase of $2.2 million from 2010. The increase in total fee revenues reflects an increase in fund management fees of $6.7 million, offset by a net decrease in transaction fees and portfolio advisory fees of

$4.5 million. The increase in management fees reflects the capital raised for our sixth U.S. real estate fund (CRP VI). However, the lower effective rate on this fund resulted in a decrease in our weighted-average management fee rate to 1.22% at December 31, 2011 from 1.28% at December 31, 2010.

Interest and other income was $2.0 million for the year ended December 31, 2011, a decrease from $4.9 million in 2010.

Total compensation and benefits was $79.8 million and $71.3 million for the years ended December 31, 2011 and 2010, respectively. Performance fee related compensation expense was $4.5 million and $(1.1) million for the years ended December 31, 2011 and 2010, respectively. Performance fees earned from the Riverstone funds are allocated solely to Carlyle and are not otherwise shared or allocated with our investment professionals. To date, performance related compensation expense in Real Assets reflects amounts earned primarily by our real estate investment professionals as we generally incur no compensation expense for Riverstone and we have not yet generated any performance fees or related compensation from our infrastructure fund. Accordingly, performance fee compensation as a percentage of performance fees is generally not a meaningful percentage for Real Assets.

Direct base compensation was $75.3 million for the year ended December 31, 2011 as compared to $72.4 million for 2010. General, administrative and other indirect compensation increased $10.6 million to $79.8 million for the year ended December 31, 2011 as compared to 2010. The expense increase primarily reflects allocated overhead costs related to our continued investment in infrastructure and back office support.

Interest expense increased $7.4 million, or 195%, for the year ended December 31, 2011 as compared to 2010. This increase was primarily attributable to interest expense recorded in 2011 on our subordinated notes payable to Mubadala, which we issued in December 2010. In October 2011 and March 2012, we used borrowings on the revolving credit facility of our existing senior secured credit facility to redeem the $500 million aggregate principal amount of the subordinated notes payable to Mubadala. As of March 2012, the subordinated notes payable to Mubadala have been fully redeemed. The increase was also due to higher borrowings under our refinanced term loan and our revolving credit facility.

Economic Net Income.  ENI was $143.9 million for the year ended December 31, 2011, an increase of $53.2 million from $90.7 million in 2010. The improvement in ENI for the year ended December 31, 2011 as compared to 2010 was primarily driven by an increase in net performance fees of $75.1 million, partially offset by a decrease in fee related earnings of $21.6 million.

Fee Related Earnings.  Fee related earnings decreased $21.6 million for the year ended December 31, 2011 as compared to 2010 to $(6.9) million. The decrease in fee related earnings is primarily attributable to an increase in expenses primarily reflecting allocated overhead costs related to our continued investment in infrastructure and back office support, as well as higher interest expense associated with the subordinated notes payable to Mubadala.

Performance Fees.  Performance fees of $150.5 million and $69.8 million for the years ended December 31, 2011 and 2010, respectively, are inclusive of performance fees reversed of approximately $(18.6) million and $(47.4) million, respectively. Performance fees for this segment by type of fund are as follows:

	Year Ended
	December 31,
	2011	2010
	(Dollars in millions)

Energy funds	$146.1	$82.8
Real Estate funds	4.4	(13.0)

Performance fees	$150.5	$69.8

Performance fees for the years ended December 31, 2011 and 2010 were primarily driven by performance fees related to one of our energy funds (Energy III) (including co-investments) of $79.4 million and $61.5 million, respectively, and our latest energy fund (Energy IV) of $42.6 million and $28.6 million, respectively. Investments in our Real Assets portfolio increased 16% during the year ended December 31, 2011 with energy investments appreciating 21% and real estate investments appreciating 7%.

Net performance fees for the year ended December 31, 2011 were $146.0 million, representing an improvement of $75.1 million over $70.9 million in net performance fees for the year ended December 31, 2010.

Investment Income.  Investment income was $4.8 million for the year ended December 31, 2011 compared to $5.1 million in 2010.

Distributable Earnings.  Distributable earnings increased $72.1 million to $84.8 million for the year ended December 31, 2011 from $12.7 million in 2010. The increase was primarily due to a $93.0 million increase in realized net performance fees offset by a decrease in fee related earnings of $21.6 million for the year ended December 31, 2011 as compared to 2010.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Total fee revenues were $155.2 million in 2010 representing an increase of $1.4 million or 1% over 2009. The change in total fee revenues reflects the $7.8 million increase in net transaction and portfolio advisory fees offset by a decrease in management fees of $6.4 million. The increase in transaction fees reflects the increased investment activity in 2010 while the decrease in management fees primarily reflects a decrease in fees from our European real estate funds and to a lesser extent from the shutdown of our Latin America real estate fund. Our weighted-average management fee rate decreased from 1.37% to 1.28% over the period.

Interest and other income was $4.9 million in 2010 representing a 66% decrease from $14.3 million in 2009. The decrease was largely due to the sale of a real estate colocation property at the end of 2009, the results of which were previously included in this business segment.

Total compensation and benefits was $71.3 million and $53.5 million in 2010 and 2009, respectively. Performance fee related compensation expense was $(1.1) million and $(20.7) million in 2010 and 2009, respectively.

Direct base compensation decreased $1.8 million to $72.4 million in 2010. General, administrative and other indirect compensation decreased 18%, or $15.0 million, in 2010 compared to 2009. The net expense reduction reflects cost saving initiatives derived in part from closing our Latin America real estate initiative and favorable variances in foreign currency remeasurements in 2010.

Interest expense decreased $2.9 million, or 43%, over the comparable period in 2009. This decrease was primarily due to lower outstanding borrowings during most of 2010 until we refinanced our term loan in November 2010 and borrowed $494 million of subordinated debt in December 2010.

Economic Net Income.  ENI was $90.7 million for 2010, an improvement of nearly 437% from $16.9 million in 2009 for this business. The improvement in ENI was primarily driven by the performance fees earned from our energy portfolio resulting in a $57.9 million increase in net performance fees. Fee related earnings and investment income contributed $11.7 million and $4.2 million, respectively to the improvement in ENI.

Fee Related Earnings.  Fee related earnings were $14.7 million for 2010, an increase of $11.7 million over fee related earnings for 2009.

Performance Fees.  Performance fees of $69.8 million and $(7.7) million in 2010 and 2009, respectively, are inclusive of performance fees reversed of approximately $(47.4) million and $(57.5) million, respectively. Performance fees for this segment by type of fund are as follows:

	Year Ended December 31,
	2010	2009
	(Dollars in millions)
Energy funds	$82.8	$39.2
Real Estate funds	(13.0)	(46.9)

Total performance fees	$69.8	$(7.7)

Performance fees increased $77.5 million from 2009 to 2010. Investments in our Real Assets portfolio increased 15% over 2009 with energy investments appreciating 22% and real estate appreciating 4%. Although our overall real estate portfolio appreciated in 2010, the real estate funds that are generating performance fees did not appreciate in 2010 and accordingly, experienced performance fee reversals in 2010.

Net performance fees in 2010 were $70.9 million, representing an improvement of $57.9 million over $13.0 million in 2009.

Investment Income (Loss).  Investment income was $5.1 million in 2010 compared to $0.9 million in 2009. The 2010 income reflects the increase in values across the portfolio.

Distributable Earnings.  Distributable earnings increased $5.8 million to $12.7 million in 2010 from $6.9 million in 2009. The 2010 distributable earnings growth was driven primarily by the $11.7 million increase in fee related earnings.

Fee-earning AUM as of and for each of the Three Years in the Period Ended December 31, 2011.

Fee-earning AUM is presented below for each period together with the components of change during each respective period.

The table below breaks out fee-earning AUM by its respective components at each period.

	As of December 31,
Real Assets	2011	2010	2009
Components of Fee-earning AUM (1)	(Dollars in millions)

Fee-earning AUM based on capital commitments	$13,005	$14,155	$16,750
Fee-earning AUM based on invested capital(2)	9,167	8,782	5,796

Total Fee-earning AUM(3)	$22,172	$22,937	$22,546

Weighted Average Management Fee Rates(4)
All Funds	1.22%	1.28%	1.37%
Funds in Investment Period	1.26%	1.35%	1.35%

(1)	For additional information concerning the components of fee-earning AUM, please see “— Fee-earning Assets under Management.”

(2)	Includes amounts committed to or reserved for investments for certain real estate funds.

(3)	Carlyle/Riverstone Global Energy and Power, L.P., Carlyle/Riverstone Global Energy and Power II, L.P. Carlyle/Riverstone Global Energy and Power III, L.P., Riverstone/Carlyle Global Energy and Power IV, L.P., Carlyle/Riverstone Renewable Energy Infrastructure, L.P. and Riverstone/Carlyle Renewable Energy Infrastructure II, L.P. (collectively, the “Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Energy Funds. With the exception of Riverstone/Carlyle Global Energy and Power IV, L.P. and Riverstone/Carlyle Renewable Energy Infrastructure II, L.P., where Carlyle has a minority representation on the funds’ management committees, management of each of the Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone are required for investment decisions. As of December 31, 2011, the Energy Funds had, in the aggregate, approximately $17 billion in AUM and $12 billion in fee-earning AUM.

(4)	Represents the aggregate effective management fee rate for each fund in the segment, weighted by each fund’s fee-earning AUM, as of the end of each period presented.

The table below provides the period to period rollforward of fee-earning AUM.

	Twelve Months Ended December 31,
Real Assets	2011	2010	2009
Fee-earning AUM Rollforward	(Dollars in millions)

Balance, Beginning of Period	$22,937	$22,546	$22,757
Inflows, including Commitments(1)	2,319	1,375	542
Outflows, including Distributions(2)	(3,086)	(788)	(811)
Foreign exchange(3)	2	(196)	58

Balance, End of Period	$22,172	$22,937	$22,546

(1)	Inflows represent limited partner capital raised and capital invested by funds outside the investment period.

(2)	Outflows represent limited partner distributions from funds outside the investment period and changes in basis for our carry funds where the investment period has expired.

(3)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Fee-earning AUM was $22.2 billion at December 31, 2011, a decrease of $0.7 billion, or 3%, compared to $22.9 billion at December 31, 2010. Inflows of $2.3 billion were primarily related to limited partner commitments raised by CRP VI, various real estate co-investments and our new Realty Credit fund (CRCP I). Outflows of $3.1 billion were principally a result of (a) the change in basis of our latest Europe real estate fund (CEREP III) from commitments to invested capital, (b) distributions primarily from our fully invested U.S. real estate funds and related co-investments, and (c) the decision to no longer collect management fees from our investors in our first renewable energy fund (Renew I). Distributions from funds still in the investment period do not impact fee-earning AUM as these funds are based on commitments and not invested capital. Changes in fair value have no impact on fee-earning AUM for Real Assets as substantially all of the funds generate management fees based on either commitments or invested capital at cost, neither of which is impacted by fair value movements.

Fee-earning AUM was $22.9 billion at December 31, 2010, an increase of $0.4 billion, or 2%, compared to $22.5 billion at December 31, 2009. Inflows of $1.4 billion were primarily related to limited partner commitments raised by CRP VI as well as real estate co-investments. Outflows of $0.8 billion were principally a result of (a) the change in basis of the predecessor U.S. real estate fund (CRP V) from commitments to invested capital and (b) distributions from several fully invested funds across both real estate and energy.

Fee-earning AUM was $22.5 billion at December 31, 2009, a decrease of $0.3 billion, or 1%, compared to $22.8 billion at December 31, 2008. Inflows of $0.5 billion were primarily related to equity invested by Energy III and one of our renewable energy funds (Renew I), both of which are outside of their investment period and are therefore based on invested capital, at cost. Outflows of $0.8 billion were principally a result of (a) the change in basis of one of our Asia real estate funds (CAREP I) from commitments to invested capital and (b) distributions from some of the fully invested energy funds.

Total AUM as of and for each of the Three Years in the Period Ended December 31, 2011.

The table below provides the period to period rollforwards of Available Capital and Fair Value of Capital, and the resulting rollforward of Total AUM.

	Available	Fair Value of
	Capital	Capital	Total AUM
Real Assets	(Dollars in millions)

Balance, As of December 31, 2008	$12,914	$14,364	$27,278
Commitments raised, net(1)	880	—	880
Capital Called, net(2)	(2,992)	2,791	(201)
Distributions, net(3)	439	(1,089)	(650)
Market Appreciation/(Depreciation)(4)	—	276	276
Foreign exchange(5)	33	100	133

Balance, As of December 31, 2009	$11,274	$16,442	$27,716

Commitments raised, net(1)	1,400	—	1,400
Capital Called, net(2)	(4,955)	4,745	(210)
Distributions, net(3)	811	(2,136)	(1,325)
Market Appreciation/(Depreciation)(4)	—	3,235	3,235
Foreign exchange(5)	(168)	(32)	(200)

Balance, As of December 31, 2010	$8,362	$22,254	$30,616

Commitments raised, net(1)	2,075	—	2,075
Capital Called, net(2)	(3,519)	3,301	(218)
Distributions, net(3)	1,407	(5,458)	(4,051)
Market Appreciation/(Depreciation)(4)	—	2,443	2,443
Foreign exchange(5)	(47)	(92)	(139)

Balance, As of December 31, 2011	$8,278	$22,448	$30,726

(1)	Represents capital raised by our carry funds, net of expired available capital.

(2)	Represents capital called by our carry funds, net of fund fees and expenses.

(3)	Represents distributions from our carry funds, net of amounts recycled.

(4)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments.

(5)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Total AUM was $30.7 billion at December 31, 2011, a increase of $0.1 billion, or less than 1%, compared to $30.6 billion at December 31, 2010. This increase was driven by commitments raised of $2.1 billion by CRP VI, CRCP I and various real estate co-investments and $2.4 billion of market appreciation across our portfolio. This appreciation was the result of a 16% increase in values across the segment, comprised of a 7% increase in values in our real estate funds and a 21% increase in values in our energy funds, primarily driven by appreciation in the CEREP III and Energy IV portfolios. The increase was offset by distributions of $5.5 billion, of which approximately $1.4 billion was recycled back into available capital.

Total AUM was $30.6 billion at December 31, 2010, an increase of $2.9 billion, or 10%, compared to $27.7 billion at December 31, 2009. This increase was primarily driven by $3.2 billion of market appreciation across our portfolio due to a 15% increase in values in the segment. Our real estate funds appreciated by approximately 4%, primarily driven by CRP V and its related RMBS co-investments, and our energy funds appreciated by 22%, primarily resulting from an increase in Energy III and its related co-investments and Energy IV. Additionally, we raised new commitments of $1.4 billion for CRP VI and various coinvestment vehicles. These increases were partially offset by distributions of $2.1 billion, of which approximately $0.8 billion was recycled back into available capital.

Total AUM was $27.7 billion at December 31, 2009, an increase of $0.4 billion, or 1%, compared to $27.3 billion at December 31, 2008. This increase was primarily driven by commitments raised of $0.9 billion by the latest renewable energy fund (Renew II) and various co-investment vehicles and $0.3 billion of market appreciation across our portfolio. This appreciation was a result of a 3% increase in values in the segment, driven by a 15% increase in value in our energy funds, offset by a 15% decrease in value in our real estate funds. These increases were partially offset by distributions of $1.1 billion, of which approximately $0.4 billion was recycled back into available capital.

Fund Performance Metrics

Fund performance information for our investment funds that have at least $1.0 billion in capital commitments, cumulative equity invested or total value as of December 31, 2011, which we refer to as our “significant funds,” is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns. See “Risk Factors — Risks Related to Our Business Operations — The historical returns attributable to our funds, including those presented in this prospectus, should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.”

The following tables reflect the performance of our significant funds in our Real Assets business. Please see “Business — Our Family of Funds” for a legend of the fund acronyms listed below.

			As of December 31, 2011				As of December 31, 2011
			Total Investments				Realized/Partially Realized Investments(5)
	Fund		Cumulative	Total			Cumulative	Total
	Inception	Committed	Invested	Fair			Invested	Fair
	Date(1)	Capital	Capital(2)	Value(3)	MOIC(4)		Capital(2)	Value(3)	MOIC(4)
	(Reported in Local Currency, in Millions)

Real Assets Fully Invested Funds(6)
CRP III	11/2000	$564.1	$522.5	$1,269.8	2.4	x	$451.3	$1,195.7	2.6	x
CRP IV	12/2004	$950.0	$1,186.1	$1,035.7	0.9	x	$360.7	$505.2	1.4	x
CRP V	11/2006	$3,000.0	$3,016.6	$3,537.6	1.2	x	$1,353.6	$1,657.0	1.2	x
CEREP I	3/2002	€426.6	€517.0	€741.5	1.4	x	€441.1	€745.5	1.7	x
CEREP II	4/2005	€762.7	€826.9	€408.2	0.5	x	€296.5	€148.9	0.5	x
Energy II	7/2002	$1,100.0	$1,311.9	$3,368.2	2.6	x	$681.7	$2,587.2	3.8	x
Energy III	10/2005	$3,800.0	$3,449.6	$6,223.7	1.8	x	$1,275.3	$3,080.8	2.4	x
All Other Funds(7)	Various		$1,723.7	$1,761.6	1.0	x	$905.1	$1,437.8	1.6	x
Coinvestments and Other(8)	Various		$3,799.6	$6,478.6	1.7	x	$1,426.2	$3,684.5	2.6	x

Total Fully Invested Funds			$16,746.4	$25,160.8	1.5	x	$7,406.9	$15,303.9	2.1	x

Funds in the Investment Period(6)
CRP VI	9/2010	$2,340.0	$320.5	$312.0	1.0	x
CIP	9/2006	$1,143.7	$710.2	$718.3	1.0	x
CEREP III	5/2007	€2,229.5	€1,218.1	€1,406.2	1.2	x
Energy IV	12/2007	$5,979.1	$4,456.5	$7,099.8	1.6	x
Renewable Energy II	3/2008	$3,417.5	$2,219.4	$2,973.2	1.3	x
All Other Funds(9)	Various		$361.9	$327.2	0.9	x

Total Funds in the Investment Period			$9,642.5	$13,247.5	1.4	x

TOTAL REAL ASSETS(10)			$26,388.9	$38,408.3	1.5	x	$8,687.3	$17,385.0	2.0	x

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P.

(1)	The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Real Assets segment, our first fund was formed in 1997.

(2)	Represents the original cost of all capital called for investments since inception of the fund.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest. Please see Note 4 to the combined and consolidated financial statements for the years ended December 31, 2010 and December 31, 2011 appearing elsewhere in this prospectus for further information regarding management’s determination of fair value.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC in instances when the MOIC in respect of such investments are less than the aggregate MOIC. Our measurements of Realized/Partially Realized MOIC may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Real Assets.

(6)	Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)	Includes the following funds: CRP I, CRP II, CAREP I, ENERGY I and RENEW I.

(8)	Includes Co-Investments, prefund investments and certain other stand-alone investments arranged by us.

(9)	Includes the following fund: CAREP II.

(10)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the spot rate as of the end of the reporting period.

		Committed
		Capital	Inception to December 31, 2011
	Fund	As of			Realized/
	Inception	December 31,	Gross	Net	Partially Realized
	Date(1)	2011	IRR(2)	IRR(3)	Gross IRR(4)
	(Reported in Local Currency, in Millions)

Real Assets
Fully Invested Funds(5)
CRP III	11/2000	$564.1	44%	30%	50%
CRP IV	12/2004	$950.0	(4)%	(9)%	23%
CRP V	11/2006	$3,000.0	6%	3%	9%
CEREP I	3/2002	€426.6	14%	7%	18%
CEREP II	4/2005	€762.7	(18)%	(19)%	(17)%
Energy II	7/2002	$1,100.0	82%	55%	111%
Energy III	10/2005	$3,800.0	16%	12%	27%
All Other Funds(6)	Various		2%	(6)%	18%
Co-investments and Other(7)	Various		22%	17%	32%

Total Fully Invested Funds			17%	10%	31%

Funds in the Investment Period(5)
CRP VI(8)	9/2010	$2,340.0	n/m	n/m
CIP	9/2006	$1,143.7	10%	(6)%
CEREP III	5/2007	€2,229.5	6%	0%
Energy IV	12/2007	$5,979.1	29%	19%
Renew II	3/2008	$3,417.5	21%	10%
All Other Funds(9)	Various		(6)%	(11)%

Total Funds in the Investment Period			20%	10%

TOTAL REAL ASSETS(10)			17%	10%	29%

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P.

(1)	The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Real Assets segment, our first fund was formed in 1997.

(2)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(3)	Net IRR represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(4)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized Gross IRR in instances when the Gross IRR in respect of such investments are less than the aggregate Gross IRR. Our measurements of Realized/Partially Realized Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Real Assets.

(5)	Fully invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(6)	Includes the following funds: CRP I, CRP II, CAREP I, ENERGY I and RENEW I.

(7)	Includes co-investments, prefund investments and certain other stand-alone investments arranged by us.

(8)	Gross IRR and Net IRR for CRP VI are not meaningful as the investment period commenced in September 2010.

(9)	Includes the following fund: CAREP II.

(10)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the spot rate as of the end of the reporting period.

Global Market Strategies

For purposes of presenting our results of operations for this segment, we include only our 55% economic interest in the results of operations of Claren Road and ESG, which we acquired on December 31, 2010 and July 1, 2011, respectively. The following table presents our results of operations for our Global Market Strategies segment:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$173.5	$81.9	$68.8
Portfolio advisory fees, net	3.0	2.3	0.7
Transaction fees, net	—	0.1	0.9

Total fund level fee revenues	176.5	84.3	70.4
Performance fees
Realized	204.2	9.8	1.6
Unrealized	(92.9)	135.1	1.5

Total performance fees	111.3	144.9	3.1
Investment income (loss)
Realized	20.3	4.8	0.2
Unrealized	12.8	16.9	(0.2)

Total investment income (loss)	33.1	21.7	—
Interest and other income	4.0	2.7	2.2

Total revenues	324.9	253.6	75.7
Segment Expenses
Direct compensation and benefits
Direct base compensation	61.7	40.1	38.8
Performance fee related
Realized	88.4	4.2	0.2
Unrealized	(48.2)	70.6	1.0

Total direct compensation and benefits	101.9	114.9	40.0
General, administrative and other indirect compensation	51.0	32.1	32.6
Interest expense	10.5	2.6	4.1

Total expenses	163.4	149.6	76.7

Economic Net Income (Loss)	$161.5	$104.0	$(1.0)

Fee Related Earnings	$57.3	$12.2	$(2.9)

Net Performance Fees	$71.1	$70.1	$1.9

Investment Income	$33.1	$21.7	$—

Distributable Earnings	$193.4	$22.6	$(1.3)

Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

Total fee revenues were $176.5 million for the year ended December 31, 2011, an increase of $92.2 million from 2010. The increase was due to the acquisitions of Claren Road, ESG, and CLO contracts from Stanfield and Mizuho. The weighted-average management fee rate on our hedge funds remained the same during the year while our weighted-average fee rate on our carry funds decreased from 1.65% to 1.40% during the year due to the rate step-down by one of our distressed and corporate opportunities funds (CSP II), which occurred when CSP II reached the end of its investment period. This decrease in rates will decrease our management fees from these funds in future periods.

Interest and other income was $4.0 million for the year ended December 31, 2011 as compared to $2.7 million in 2010.

Total compensation and benefits was $101.9 million and $114.9 million for the years ended December 31, 2011 and 2010, respectively. Performance fee related compensation expense was $40.2 million and $74.8 million, or 36% and 52% of performance fees, for the years ended December 31, 2011 and 2010, respectively. The decrease in the percentage is due primarily to the addition of Claren Road and ESG in 2011. Since we include only our 55% economic interest in Claren Road and ESG in our segment results, most of the performance fees associated with those funds do not have corresponding performance fee compensation.

Direct base compensation increased $21.6 million for the year ended December 31, 2011 as compared to 2010, which primarily relates to the acquisitions of Claren Road and ESG and the hiring of other professionals in the Global Market Strategies business. General, administrative and other indirect compensation increased $18.9 million to $51.0 million for the year ended December 31, 2011 as compared to 2010, also reflecting the acquisitions of Claren Road and ESG, as well as increased allocated overhead costs related to our continued investment in infrastructure and back office support.

Interest expense increased $7.9 million, or 304%, for the year ended December 31, 2011 as compared to 2010. This increase was primarily attributable to interest expense recorded for the year ended December 31, 2011 on our subordinated notes payable to Mubadala, which we issued in December 2010. In October 2011 and March 2012, we used borrowings on the revolving credit facility of our existing senior secured credit facility to redeem the $500 million aggregate principal amount of the subordinated notes payable to Mubadala. As of March 2012, the subordinated notes payable to Mubadala have been fully redeemed. The increase was also due to higher borrowings under our refinanced term loan and our revolving credit facility and indebtedness incurred in connection with the acquisition of Claren Road.

Economic Net Income.  ENI was $161.5 million for the year ended December 31, 2011, an increase of $57.5 million from $104.0 million in 2010. The improvement in ENI for the year ended December 31, 2011 as compared to 2010 was primarily driven by an increase in investment income of $11.4 million and fee related earnings of $45.1 million, primarily due to the acquisition of Claren Road and ESG and CLO contracts from Stanfield and Mizuho.

Fee Related Earnings.  Fee related earnings increased $45.1 million to $57.3 million for the year ended December 31, 2011 as compared to 2010. The increase was primarily due to increases in fee revenues of $92.2 million, offset by increases in direct base compensation of $21.6 million and general, administrative and other indirect compensation of $18.9 million.

Performance Fees.  Performance fees of $111.3 million and $144.9 million are inclusive of performance fees reversed of approximately $0.7 million and $0 for the years ended December 31, 2011 and 2010, respectively. Performance fees for this segment by type of fund are as follows:

	Year Ended December 31,
	2011	2010
	(Dollars in millions)
Carry funds	$23.7	$110.8
Hedge funds	70.2	—
Structured credit funds	17.4	34.1

Performance fees	$111.3	$144.9

Performance fees for the year ended December 31, 2011 were generated primarily by the hedge funds, including $36.2 million of performance fees from the Claren Road Master Fund. Performance fees in the year ended December 31, 2010 were generated primarily by the distressed debt funds, including $83.9 million of performance fees from CSP II.

Net performance fees increased $1.0 million to $71.1 million for the year ended December 31, 2011 as compared to $70.1 million in 2010.

Investment Income.  Investment income was $33.1 million for the year ended December 31, 2011 compared to $21.7 million in 2010. The increase in investment income during 2011 reflects the increase in values across the portfolio.

Distributable Earnings.  Distributable earnings increased $170.8 million to $193.4 million for the year ended December 31, 2011 from $22.6 million in 2010. The increase related primarily to increases in realized net performance fees of $110.2 million and fee related earnings of $45.1 million for the year ended December 31, 2011 as compared to 2010.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

Total fee revenues were $84.3 million in 2010, representing a 20% increase over 2009. Approximately $13.1 million of the $13.9 million increase was driven by an increase in fund management fees with portfolio advisory fees making up the balance of the increase. Of the $13.1 million increase in fund management fees approximately $10.4 million was due to the resumption of subordinated fees on our CLOs and the balance is a result of the acquisition of CLO management contracts from Stanfield and Mizuho in August and November 2010. The weighted-average management fee rate on our carry funds remained consistent over the period. The increase in portfolio advisory fees was largely from portfolio companies in our distressed business.

Total compensation and benefits was $114.9 million and $40.0 million in 2010 and 2009, respectively. Performance fee related compensation expense was $74.8 million and $1.2 million, or 52% and 39% of performance fees, in 2010 and 2009, respectively. The change in the percentage during the period is due primarily to different funds generating the performance fees in these periods.

Direct base compensation expense increased $1.3 million in 2010 compared to 2009, reflecting costs of the new management team we brought on board to manage this business. General, administrative and other indirect compensation of $32.1 million in 2010 was relatively consistent with 2009.

Interest expense decreased $1.5 million, or 37%, over the comparable period in 2009. This decrease was primarily due to lower outstanding borrowings during most of 2010 until we refinanced our term loan in November 2010 and borrowed $494 million of subordinated debt in December 2010.

Economic Net Income.  ENI was $104.0 million in 2010, a substantial improvement from $(1.0) million recognized in 2009. The improvement in ENI reflected the return and stabilization in the credit markets from the credit crisis.

Fee Related Earnings.  Fee related earnings increased $15.1 million in 2010 from $(2.9) million in 2009 to a total of $12.2 million.

Performance Fees.  Performance fees were $144.9 million and $3.1 million in 2010 and 2009, respectively. There were no reversals of performance fees within this segment for 2010 and 2009. Performance fees for this segment by type of fund are as follows:

	Year Ended December 31,
	2010	2009
	(Dollars in millions)

Carry funds	$110.8	$2.2
Structured credit funds	34.1	0.9

Performance fees	$144.9	$3.1

Investments in our distressed debt funds appreciated in excess of 40% during 2010 which drove our performance fees in 2010, with CSP I and CSP II together generating $110.8 million of performance fees in 2010.

Net performance fees increased $68.2 million to $70.1 million in 2010, representing 48% of performance fees.

Investment Income (Loss).  Investment income was $21.7 million in 2010 compared to $0.0 million in 2009. The 2010 income reflects the increase in values across the portfolio.

Distributable Earnings.  Distributable earnings increased $23.9 million to $22.6 million in 2010 from $(1.3) million in 2009. The increase in distributable earnings was driven by the $15.1 million increase in fee related earnings, $4.2 million increase in realized net performance fees and a $4.6 million increase in realized investment income.

Fee-earning AUM as of and for each of the Three Years in the Period Ended December 31, 2011.

Fee-earning AUM is presented below for each period together with the components of change during each respective period.

The table below breaks out Fee-earning AUM by its respective components at each period.

	As of December 31,
	2011	2010	2009

Global Market Strategies	(Dollars in millions)
Components of Fee-earning AUM(1)
Fee-earning AUM based on capital commitments	$927	$1,974	$1,826
Fee-earning AUM based on invested capital	1,454	315	409
Fee-earning AUM based on collateral balances, at par	12,436	11,377	9,379
Fee-earning AUM based on net asset value	7,858	4,782	298
Fee-earning AUM based on other(2)	511	511	570

Total Fee-earning AUM	$23,186	$18,959	$12,482

Weighted Average Management Fee Rates(3)
All Funds, excluding CLOs	1.77%	1.88%	1.60%

(1)	For additional information concerning the components of fee-earning AUM, please see “— Fee-earning Assets under Management.”

(2)	Includes funds with fees based on notional value.

(3)	Represents the aggregate effective management fee rate for carry funds and hedge funds, weighted by each fund’s fee-earning AUM, as of the end of each period presented. Management fees for CLOs are based on the total par amount of the assets (collateral) in the fund and are not calculated as a percentage of equity and are therefore not included.

The table below provides the period to period rollforward of fee-earning AUM.

	Twelve Months Ended December 31,
	2011	2010	2009
	(Dollars in millions)
Global Market Strategies
Fee-earning AUM Rollforward
Balance, Beginning of Period	$18,959	$12,482	$13,372
Acquisitions	3,248	9,604	—
Inflows, including Commitments(1)	466	151	39
Outflows, including Distributions(2)	(448)	(146)	(44)
Subscriptions, net of Redemptions(3)	1,207	(88)	32
Changes in CLO collateral balances	(584)	(2,534)	(1,140)
Market Appreciation/(Depreciation)(4)	416	38	129
Foreign exchange and other(5)	(78)	(548)	94

Balance, End of Period	$23,186	$18,959	$12,482

(1)	Inflows represent limited partner capital raised by our carry funds and capital invested by our carry funds outside the investment period.

(2)	Outflows represent limited partner distributions from our carry funds and changes in basis for our carry funds where the investment period has expired.

(3)	Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(4)	Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and open-end structured credit funds.

(5)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Fee-earning AUM was $23.2 billion at December 31, 2011, an increase of $4.2 billion, or 22%, compared to $19.0 billion at December 31, 2010. This increase was primarily a result of the acquisitions of a 55% interest in ESG, the Foothill CLO, and the Churchill CLO (for further discussion of these acquisitions, please refer to “— Recent Transactions”), resulting in additional fee-earning AUM of $3.2 billion. Outflows of $0.4 billion were primarily driven by the change in basis of the CSP II fund from commitments to invested capital. Distributions from carry funds still in the investment period do not impact fee-earning AUM as these funds are based on commitments and not invested capital. Additionally, we had subscriptions, net of redemptions, of $1.2 billion in our hedge funds and the aggregate par value of our CLO collateral balances decreased $0.6 billion. Market appreciation of $0.4 billion was primarily due to increases in the value of our hedge funds, which charge fees based on net asset value.

Fee-earning AUM was $19.0 billion at December 31, 2010, an increase of $6.5 billion, or 52%, compared to $12.5 billion at December 31, 2009. This increase was primarily a result of acquisitions during the period, totaling $9.6 billion, of the Mizuho and Stanfield CLO management contracts as well as a 55% interest in Claren Road. The increase was partially offset by a decrease of $2.5 billion in the par value of our CLO collateral balances.

Fee-earning AUM was $12.5 billion at December 31, 2009, a decrease of $0.9 billion, or 7%, compared to $13.4 billion at December 31, 2008. This decrease was primarily a result of a $1.1 billion decrease in the aggregate par value of our CLO collateral balances.

Total AUM as of and for each of the Three Years in the Period Ended December 31, 2011.

The table below provides the period to period rollforwards of Available Capital and Fair Value of Capital, and the resulting rollforward of Total AUM.

	Available	Fair Value of
	Capital	Capital	Total AUM
	(Dollars in millions)

Global Market Strategies
Balance, As of December 31, 2008	$1,062	$12,813	$13,875
Capital Called, net(2)	(517)	409	(108)
Distributions(3)	155	(250)	(95)
Subscriptions, net of Redemptions(4)	—	32	32
Changes in CLO collateral balances	—	(1,171)	(1,171)
Market Appreciation/(Depreciation)(5)	—	642	642
Foreign exchange(6)	—	98	98

Balance, As of December 31, 2009	$700	$12,573	$13,273

Acquisitions	—	10,463	10,463
Commitments(1)	286	—	286
Capital Called, net(2)	(701)	737	36
Distributions(3)	640	(905)	(265)
Subscriptions, net of Redemptions(4)	—	(140)	(140)
Changes in CLO collateral balances	—	(3,119)	(3,119)
Market Appreciation/(Depreciation)(5)	—	551	551
Foreign exchange(6)	—	(499)	(499)

Balance, As of December 31, 2010	$925	$19,661	$20,586

Acquisitions	—	3,374	3,374
Commitments(1)	436	—	436
Capital Called, net(2)	(966)	928	(38)
Distributions(3)	684	(1,314)	(630)
Subscriptions, net of Redemptions(4)	—	1,338	1,338
Changes in CLO collateral balances	—	(1,116)	(1,116)
Market Appreciation/(Depreciation)(5)	—	649	649
Foreign exchange(6)	—	(86)	(86)

Balance, As of December 31, 2011	$1,079	$23,434	$24,513

(1)	Represents capital raised by our carry funds, net of expired available capital.
(2)	Represents capital called by our carry funds, net of fund fees and expenses.
(3)	Represents distributions from our carry funds, net of amounts recycled.
(4)	Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.
(5)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.
(6)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Total AUM was $24.5 billion at December 31, 2011, an increase of $3.9 billion, or 19%, compared to $20.6 billion at December 31, 2010. This increase was driven by (a) the $3.4 billion acquisitions of a 55% interest in ESG, the Foothill CLO, and the Churchill CLO (for further discussion of these acquisitions, please refer to “— Recent Transactions”) and (b) subscriptions, net of redemptions, to our hedge funds of $1.3 billion and new fund commitments to our energy mezzanine fund (CEMOF I) and our latest distressed and corporate opportunities fund (CSP III) of $0.4 billion. In addition, our Global Market Strategies funds appreciated by $0.6 billion, mostly due to appreciation in our hedge funds. These increases were partially offset by distributions of $1.3 billion from our carry funds, of which approximately $0.7 billion was recycled back into available capital.

Total AUM was $20.6 billion at December 31, 2010, an increase of $7.3 billion, or 55%, compared to $13.3 billion at December 31, 2009. This increase was primarily driven by acquisitions during the period, totaling $10.5 billion, of the Mizuho and Stanfield CLO management contracts and as well a 55% interest in Claren Road. This increase was partially offset by (a) distributions of $1.0 billion, of which approximately $0.6 billion was recycled back into available capital, and (b) a net decrease of $3.1 billion in the par value of our CLO collateral balances.

Total AUM was $13.3 billion at December 31, 2009, a decrease of $0.6 billion, or 4%, compared to $13.9 billion at December 31, 2008. This decrease was driven by a net decrease of $1.2 billion in the par value of our CLO collateral balances, and was partially offset by $0.6 billion of market appreciation resulting primarily from increased values in our distressed and corporate opportunities funds.

Fund Performance Metrics

Fund performance information for certain of our Global Market Strategies Funds is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns. See “Risk Factors — Risks Related to Our Business Operations — The historical returns attributable to our funds including those presented in this prospectus should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.”

The following tables reflect the performance of certain funds in our Global Market Strategies business. These tables separately present funds that, as of the periods presented, had at least $1.0 billion in capital commitments, cumulative equity invested or total equity value. Please see “Business — Our Family of Funds” for a legend of the fund acronyms listed below.

As of December 31, 2011
	Cumulative				Inception to December 31,
	Invested	Total Fair			2011(1)
	Capital(2)	Value(3)	MOIC(4)		Gross IRR(5)	Net IRR(6)
(Dollars in millions)

CSP II	$1,352.3	$1,953.0	1.4	x	15%	10%

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P.

(1)	The data presented herein that provides “inception to December 31, 2011” performance results for CSP II relates to the period following the formation of the fund in June 2007.

(2)	Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest. Please see Note 4 to the combined and consolidated financial statements for the years ended December 31, 2010 and December 31, 2011 appearing elsewhere in this prospectus for further information regarding management’s determination of fair value.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(6)	Net IRR represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

The following table reflects the performance of the Claren Road Master Fund and the Claren Road Opportunities Fund, which had AUM of approximately $4.7 billion and $1.4 billion, respectively, as of December 31, 2011:

	1 Year(2)	3-Year(2)	5-Year(2)	Inception(3)

Net Annualized Return(1)
Claren Road Master Fund	7%	12%	11%	11%
Claren Road Opportunities Fund	13%	19%	n/a	18%
Barclays Aggregate Bond Index	8%	7%	7%	6%
Volatility(4)
Claren Road Master Fund Standard Deviation (Annualized)	3%	5%	4%	4%
Claren Road Opportunities Fund Standard Deviation (Annualized)	5%	8%	n/a	8%
Barclays Aggregate Bond Index Standard Deviation (Annualized)	2%	3%	4%	3%
Sharpe Ratio (1M LIBOR)(5)
Claren Road Master Fund	1.97	2.41	2.17	2.27
Claren Road Opportunities Fund	2.52	2.29	n/a	2.15
Barclays Aggregate Bond Index	3.23	2.30	1.33	1.11

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P.

(1)	Net annualized return is presented for fee-paying investors only on a total return basis, net of all fees and expenses.

(2)	As of December 31, 2011.

(3)	The Claren Road Master Fund was established in January 2006. The Claren Road Opportunities Fund was established in April 2008. Performance is from inception through December 31, 2011.

(4)	Volatility is the annualized standard deviation of monthly net investment returns.

(5)	The Sharpe Ratio compares the historical excess return on an investment over the risk free rate of return with its historical annualized volatility.

Fund of Funds Solutions

We established our Fund of Funds Solutions segment on July 1, 2011 at the time we completed our acquisition of a 60% equity interest in, and began to consolidate, AlpInvest. Our segment results reflect only our 60% interest in AlpInvest’s operations whereas our combined and consolidated financial statements reflect 100% of AlpInvest’s operations and a non-controlling interest of 40%. The following table presents our results of operations for our Fund of Funds Solutions segment (dollars in millions):

Period from
July 1, 2011
through
December 31,
2011

Segment Revenues
Fund level fee revenues
Fund management fees	$35.0
Portfolio advisory fees, net	—
Transaction fees, net	—

Total fund level fee revenues	35.0
Performance fees
Realized	46.2
Unrealized	(55.4)

Total performance fees	(9.2)
Investment income
Realized	—
Unrealized	—

Total investment income	—
Interest and other income	0.3

Total revenues	26.1
Segment Expenses
Direct compensation and benefits
Direct base compensation	14.3
Performance fee related
Realized	39.5
Unrealized	(48.8)

Total direct compensation and benefits	5.0
General, administrative and other indirect compensation	7.5
Interest expense	—

Total expenses	12.5

Economic Net Income	$13.6

Fee Related Earnings	$13.5

Net Performance Fees	$0.1

Investment Income	$—

Distributable Earnings	$20.2

For the Period from July 1, 2011 through December 31, 2011

Total fee revenues were $35.0 million for the period from July 1, 2011 through December 31, 2011. Management fees from our fund of funds vehicles generally range from 0.3% to 1.0% on the fund or vehicle’s capital commitments during the first two to five years of the investment period and 0.3% to 1.0% on the lower of cost of the capital invested or fair value of the capital invested thereafter.

Total compensation and benefits were $5.0 million for the period from July 1, 2011 through December 31, 2011. Performance fee related compensation expense was $(9.3) million, or 101% of performance fees, for the period from July 1, 2011 through December 31, 2011.

General, administrative and other indirect compensation was $7.5 million for the period from July 1, 2011 through December 31, 2011. Such expenses are comprised primarily of professional fees and rent.

Economic Net Income.  ENI was $13.6 million for the period from July 1, 2011 through December 31, 2011. The ENI for the period was driven primarily by $13.5 million in fee related earnings and $0.1 million in net performance fees.

Fee Related Earnings.  Fee related earnings were $13.5 million for the period from July 1, 2011 through December 31, 2011. Fee related earnings were driven primarily by $35.0 million in fund management fees during the period, offset by $14.3 million in direct base compensation and $7.5 million in general, administrative and other indirect compensation.

Performance Fees.  Performance fees were $(9.2) million for the period from July 1, 2011 through December 31, 2011. Under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to the fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties). Net performance fees were $0.1 million for the period from July 1, 2011 through December 31, 2011.

Distributable Earnings.  Distributable earnings were $20.2 million for the period from July 1, 2011 through December 31, 2011. This reflects fee related earnings of $13.5 million and realized net performance fees of $6.7 million during the period.

Fee-earning AUM as of and for the Six Month Period Ended December 31, 2011

Fee-earning AUM is presented below for each period together with the components of change during each respective period.

The table below breaks out fee-earning AUM by its respective components during the period.

As of
December 31,
Fund of Funds Solutions	2011
Components of Fee-earning AUM(1)	(Dollars in millions)

Fee-earning AUM based on capital commitments	$8,693
Fee-earning AUM based on lower of cost or fair value(2)	18,978

Total Fee-earning AUM	$27,671

(1)	For additional information concerning the components of fee-earning AUM, please see “— Fee-earning Assets under Management.”

The table below provides the period to period rollforward of fee-earning AUM.

Six Months Ended
December 31,
Fund of Funds Solutions	2011
Fee-earning AUM Rollforward	(Dollars in millions)

Balance, Beginning of Period	$—
Acquisitions	30,956
Inflows, including Commitments(1)	2,464
Outflows, including Distributions(2)	(2,380)
Market Appreciation/(Depreciation)(3)	34
Foreign exchange and other(4)	(3,403)

Balance, End of Period	$27,671

(1)	Inflows represent capital raised and capital invested by funds outside the investment period.

(2)	Outflows represent distributions from funds outside the investment period and changes in basis for our fund of funds vehicles where the investment period has expired.

(3)	Market Appreciation/(Depreciation) represents changes in the fair market value of our fund of funds vehicles.

(4)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Fee-earning AUM was $27.7 billion at December 31, 2011, a decrease of $3.3 billion, or less than 11%, compared to $31.0 billion at July 1, 2011. Inflows of $2.5 billion were primarily related to new fund investment mandates activated as well as capital called on the fully committed funds. Outflows of $2.4 billion were principally a result of distributions from several funds outside of their commitment period. Distributions from funds still in the commitment period do not impact fee-earning AUM as these funds are based on commitments and not invested capital. Changes in fair value have a slight impact on fee-earning AUM for Fund of Funds Solutions as fully committed funds are based on the lower of cost or fair value of the underlying investments. However, all funds still in their commitment period charge management fees on commitments, which are not impacted by fair value movements. Additionally, foreign exchange translation losses of $3.4 billion are related primarily to the decrease in the value of the Euro to the US Dollar.

Total AUM as of and for the Six Month Period Ended December 31, 2011.

The table below provides the period to period rollforwards of Available Capital and Fair Value of Capital, and the resulting rollforward of Total AUM.

	Available	Fair Value of
	Capital	Capital	Total AUM
Fund of Funds Solutions	(Dollars in millions)

Total AUM Rollforward
Balance, As of June 30, 2011	$—	$—	$—
Acquisitions	16,926	27,926	44,852
Commitments raised, net(1)	1,290	—	1,290
Capital Called, net(2)	(2,601)	2,390	(211)
Distributions(3)	161	(3,321)	(3,160)
Market Appreciation/(Depreciation)(4)	—	63	63
Foreign exchange(5)	(936)	(1,179)	(2,115)

Balance, As of December 31, 2011	$14,840	$25,879	$40,719

(1)	Represents new active mandates, net of expired commitments.

(2)	Represents capital called by our fund investments, secondary investments and co-investments.

(3)	Represents distributions from our fund investments, secondary investments and co-investments, net of amounts recycled.

(4)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on fund investments, secondary investments and co-investments. Fair market values for AlpInvest primary fund investments and secondary investments are based on the latest available valuations of the underlying limited partnership interests (in most cases as of September 30, 2011), as provided by their general partners, plus the net cash flow since the latest valuation, up to and including December 31, 2011.

(5)	Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

Total AUM was $40.7 billion at December 31, 2011, a decrease of $4.2 billion, or 9%, compared to $44.9 billion at July 1, 2011. This decrease was primarily driven by $3.2 billion of distributions, net of amounts recycled, and a $2.1 billion foreign exchange translation adjustment. Additionally, we activated new mandates of $1.3 billion for our fund investments and co-investments.

Fund Performance Metrics

Fund performance information for our investment funds that have at least $1.0 billion in capital commitments, cumulative equity invested or total value as of December 31, 2011, which we refer to as our “significant funds” is included throughout this discussion and analysis to facilitate an understanding of our results of operations for the periods presented. The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group

L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our funds or our other existing and future funds will achieve similar returns. See “Risk Factors—Risks Related to Our Business Operations—The historical returns attributable to our funds, including those presented in this prospectus, should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.”

The following tables reflect the performance of our significant funds in our Fund of Funds business.

			Total Investments
			As of December 31, 2011
			Cumulative
	Vintage	Fund	Invested	Total
AlpInvest(1)	Year	Size	Capital(2)	Value(2),(3)	MOIC (2),(4)

Fully Committed Funds(5)
Main Fund I — Fund Investments	2000	€5,174.6	€3,920.7	€6,212.4	1.6	x
Main Fund II — Fund Investments	2003	€4,545.0	€4,339.7	€5,820.3	1.3	x
Main Fund III — Fund Investments	2006	€11,500.0	€8,677.0	€9,173.4	1.1	x
Main Fund I — Secondary Investments	2002	€519.4	€461.5	€864.5	1.9	x
Main Fund II — Secondary Investments	2003	€998.4	€922.9	€1,614.7	1.7	x
Main Fund III — Secondary Investments	2006	€2,250.0	€2,013.8	€2,475.5	1.2	x
Main Fund II — Co-Investments	2003	€1,090.0	€871.5	€2,212.6	2.5	x
Main Fund III — Co-Investments	2006	€2,760.0	€2,465.4	€1,885.6	0.8	x
Main Fund II — Mezzanine Investments	2005	€700.0	€695.9	€865.2	1.2	x
All Other Funds(6)	Various		€1,196.3	€1,778.0	1.5	x

Total Fully Committed Funds			€25,564.7	€32,902.2	1.3	x

Funds in the Commitment Period
Main Fund IV — Fund Investments	2009	€4,880.0	€685.3	€660.2	1.0	x
Main Fund IV — Secondary Investments	2010	€1,856.4	€1,372.9	€1,631.4	1.2	x
Main Fund IV — Co-Investments	2010	€1,575.0	€781.4	€718.1	0.9	x
Main Fund III — Mezzanine Investments	2007	€2,000.0	€1,265.2	€1,520.7	1.2	x
All Other Funds(6)	Various		€2.0	€2.0	1.0	x
Total Funds in the Commitment Period			€4,106.8	€4,532.4	1.1	x

TOTAL ALPINVEST			€29,671.5	€37,434.6	1.3	x

TOTAL ALPINVEST(7)			$38,338.5	$48,369.2	1.3	x

(1)	Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest and b) Direct Investments, which was spun off from AlpInvest in 2005. As of December 31, 2011, these excluded investments represent $0.8 billion of AUM.

(2)	To exclude the impact of foreign exchange, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest. To exclude the impact of foreign exchange, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before AlpInvest management fees, fund expenses and AlpInvest carried interest, divided by cumulative invested capital.

(5)	Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(6)	Includes Main Fund I — Secondary Investments, Main Fund I — Co-Investments, Main Fund I — Mezzanine Investments, Main Fund II — Mezzanine Investments, Main Fund V — Secondary Investments, AlpInvest CleanTech Funds and Funds with private equity fund investments, secondary investments and co-investments made on behalf of other investors than AlpInvest’s two anchor clients.

(7)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. Dollars at the spot rate as of the end of the reporting period.

			Inception to
	Vintage		December 31, 2011
AlpInvest(1)	Year	Fund Size	Gross IRR(2)	Net IRR(3)

Fully Committed Funds(4)
Main Fund I — Fund Investments	2000	€5,174.6	13%	12%
Main Fund II — Fund Investments	2003	€4,545.0	9%	9%
Main Fund III — Fund Investments	2006	€11,500.0	2%	2%
Main Fund I — Secondary Investments	2002	€519.4	55%	51%
Main Fund II — Secondary Investments	2003	€998.4	28%	27%
Main Fund III — Secondary Investments	2006	€2,250.0	8%	8%
Main Fund II — Co-Investments	2003	€1,090.0	45%	42%
Main Fund III — Co-Investments	2006	€2,760.0	(7)%	(8)%
Main Fund II — Mezzanine Investments	2005	€700.0	7%	7%
All Other Funds(5)	Various		19%	15%

Total Fully Committed Funds			10%	9%

Funds in the Commitment Period
Main Fund IV — Fund Investments	2009	€4,880.0	(6)%	(10)%
Main Fund IV — Secondary Investments	2010	€1,856.4	27%	26%
Main Fund IV — Co-Investments	2010	€1,575.0	(9)%	(11)%
Main Fund III — Mezzanine Investments		€2,000.0	9%	7%
All Other Funds(5)	Various		(6)%	(16)%

Total Funds in the Commitment Period			9%	6%

TOTAL ALPINVEST			10%	9%

(1)	Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest and b) Direct Investments, which was spun off from AlpInvest in 2005. As of December 31, 2011, these excluded investments represent $0.8 billion of AUM.

(2)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated taking into account investments, divestments unrealized value before management fees, expenses and carried interest.

(3)	Net Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated taking into account investments, divestments and unrealized value after management fees, expenses and carried interest.

(4)	Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(5)	Includes Main Fund I — Secondary Investments, Main Fund I — Co-Investments, Main Fund I — Mezzanine Investments, Main Fund II — Mezzanine Investments, Main Fund V — Secondary Investments, AlpInvest CleanTech Funds and Funds with private equity fund investments, secondary investments and co-investments made on behalf of other investors than AlpInvest’s two anchor clients.

Liquidity and Capital Resources

We require limited capital resources to support the working capital and operating needs of our business. Historically, our management fees have largely covered our operating costs and we have distributed all realized performance fees after related compensation to senior Carlyle professionals. Historically, approximately 95% of all capital commitments to our funds have been provided by our fund investors, with the remaining amount typically funded by our senior Carlyle professionals and employees. Upon the completion of the offering, we intend to have Carlyle commit to fund approximately 2% of the capital commitments to our future carry funds. In addition, we may, from time to time, exercise our right to purchase additional interests in our investment funds that become available in the ordinary course of their operations. We expect our senior Carlyle professionals and employees to continue to make significant capital contributions to our funds based on their existing commitments, and to make capital commitments to future funds consistent with the level of their historical commitments. We also intend to make investments in our open-end funds and our CLO vehicles.

Proceeds from our existing indebtedness have been used to: (1) finance our global expansion and acquisitions, (2) cover losses incurred in connection with the liquidation of CCC, (3) fund the capital investments of Carlyle in our funds, (4) make distributions to senior Carlyle professionals and (5) finance short term loans to our funds. While our funds generally will use their own credit facilities to bridge capital calls from our limited partner investors, we have on occasion made such loans to seed investments for new or first-time funds that do not yet have their own credit facilities or to bridge the raising of external co-investment. In addition, we have funded working capital on behalf of our funds and portfolio companies.

Cash Flows

The significant captions and amounts from our combined and consolidated statements of cash flows which include the effects of our Consolidated Funds and CLOs in accordance with U.S. GAAP are summarized below.

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Statements of Cash Flows Data
Net cash provided by operating activities	$2,678.0	$2,877.0	$418.7
Net cash used in investing activities	(104.8)	(185.6)	(27.5)
Net cash used in financing activities	(2,679.0)	(2,533.4)	(587.3)
Effect of foreign exchange rate change	(1.5)	(29.2)	3.4

Net change in cash and cash equivalents	$(107.3)	$128.8	$(192.7)

Net Cash Provided by Operating Activities.  Net cash provided by operating activities is primarily driven by our earnings in the respective periods after adjusting for non-cash performance fees and related non-cash compensation that are included in earnings. Cash flows from operating activities do not reflect any amounts paid or distributed to senior Carlyle professionals as these amounts are included as a use of cash for distributions in financing activities. As a public company, we will record cash compensation expense to senior Carlyle professionals which will have the effect of reducing cash provided by operating activities and cash used in financing activities. Cash used to purchase investments as well as the proceeds from the sale of such investments are also reflected in our operating activities as investments are a normal part of our operating activities. Over time investment proceeds may be greater than investment purchases. During the year ended December 31, 2011, proceeds were $300.9 million while purchases were $135.1 million. However, in the year ended December 31, 2010, investment proceeds were $41.9 million as compared to purchases of $114.8 million. Also included in our net cash provided by operating activities are proceeds from sales of investments by the Consolidated Funds, offset by purchases of investments by the Consolidated Funds. For the year ended December 31, 2011, proceeds from the sales and settlements of investments by the Consolidated Funds were $7,970.8 million, while purchases of investments by the Consolidated Funds were $6,818.9 million. For the year ended December 31, 2010, proceeds from the sales and settlements of investments by the Consolidated Funds were $5,432.6 million, while purchases of investments by the Consolidated Funds were $3,254.3 million. Cash flows associated with the Consolidated Funds were not significant in 2009.

Net Cash Used in Investing Activities.  Our investing activities generally reflect cash used for acquisitions, fixed assets and software for internal use and investments in restricted cash and securities. The acquisitions of AlpInvest, ESG, and other CLO management contracts resulted in the net use of cash of $62.0 million during 2011. The acquisitions of Claren Road and the CLO management contracts from Stanfield and Mizuho resulted in the net use of cash of $164.1 million during 2010. Purchases of fixed assets were $34.2 million, $21.2 million and $27.5 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Net Cash Used in Financing Activities.  Financing activities are a net use of cash in each of the historical periods presented. As noted above, financing activities include distributions to senior Carlyle professionals of $1,498.4 million, $787.8 million and $215.6 million for the years ended December 31, 2011, 2010 and 2009, respectively. During 2011, our net borrowings under our revolving credit facility were $310.8 million and our payments on our loans payable were $307.5 million. The net payments on loans payable by our Consolidated Funds during 2011 were $1,204.7 million. During 2010, our borrowing proceeds from loans payable exceeded our principal payment reductions from loans payable by $582.1 million, reflecting the $494 million of net proceeds from our subordinated notes from Mubadala and from net proceeds obtained when we amended and extended the terms of our term loan in 2010. The net payments on loans payable by our Consolidated Funds during 2010 was $2,280.5 million. Cash flows associated with the Consolidated Funds were not significant in 2009.

Our Sources of Cash and Liquidity Needs

In the future, we expect that our primary liquidity needs will be to:

•	provide capital to facilitate the growth of our existing business lines;

•	provide capital to facilitate our expansion into new, complementary business lines, including acquisitions;

•	pay operating expenses, including compensation and other obligations as they arise;

•	fund capital expenditures;

•	repay borrowings and related interest costs and expenses;

•	pay income taxes;

•	make distributions to Carlyle Holdings unit holders; and

•	fund the capital investments of Carlyle in our funds.

We generally use our working capital and cash flows to invest in growth initiatives, service our debt, fund the working capital needs of our investment funds and pay distributions to our equity owners. We have multiple sources of liquidity to meet our capital needs, including cash on hand, annual cash flows, accumulated earnings and funds from our existing senior secured credit facility, including a term loan facility and a revolving credit facility with $424.8 million available as of December 31, 2011 (inclusive of $14.3 million of availability set aside to cover our guarantee of our co-investment loan program), and we believe these sources will be sufficient to fund our capital needs for at least the next 12 months. On September 30, 2011, we amended the terms of our existing senior secured credit facility to increase the revolving credit facility from $150.0 million to $750.0 million. On December 13, 2011, we entered into a new senior credit facility. The new senior credit facility, while currently effective, will not become operative unless and until certain conditions are satisfied, including the consummation of this Offering and the repayment of borrowings under the revolving credit facility of the existing senior secured credit facility used to finance distributions, if any, to our existing owners. On March 1, 2012, we borrowed $263.1 million under the revolving credit facility to redeem all of the remaining $250.0 million outstanding aggregate principal amount of the subordinated notes held by Mubadala for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $3.1 million. We are not dependent upon the proceeds from this offering to meet our liquidity needs for the next 12 months. After completion of this offering, we intend to pay distributions from cash flow from operations, and, as needed, from draws on available borrowings from our revolving credit facility or sales of assets.

Since our inception through December 31, 2011, we and our senior Carlyle professionals, operating executives and other professionals have invested or committed to invest in excess of $4 billion in or alongside our funds. The current invested capital and unfunded commitment of Carlyle and our senior Carlyle professionals, operating executives and other professionals to our investment funds as of December 31, 2011, consisted of the following:

			Total Current Equity
	Current Equity	Unfunded	Invested and
Asset Class	Invested	Commitment	Unfunded Commitment
	(Dollars in millions)

Corporate Private Equity	$1,363.7	$978.1	$2,341.8
Real Assets	493.1	259.2	752.3
Global Market Strategies	408.3	161.7	570.0
Fund of Funds Solutions	—	—	—

Total	$2,265.1	$1,399.0	$3,664.1

A substantial majority of these investments have been funded by, and a substantial majority of the remaining commitments are expected to be funded by, senior Carlyle professionals, operating executives and other professionals through our internal co-investment program.

Another source of liquidity we may use to meet our capital needs is the realized carried interest and incentive fee revenue generated by our investment funds. Carried interest is realized when an underlying investment is profitably disposed of and the fund’s cumulative returns are in excess of the preferred return. Incentive fees earned on hedge fund structures are realized at the end of each fund’s measurement period. Incentive fees earned on our CLO vehicles are paid upon the dissolution of such vehicles.

Our accrued performance fees by segment as of December 31, 2011, gross and net of accrued giveback obligations, are set forth below:

	Accrued	Accrued	Net Accrued
	Performance	Giveback	Performance
Asset Class	Fees	Obligation	Fees
	(Dollars in millions)

Corporate Private Equity	$1,599.2	$77.8	$1,521.4
Real Assets	270.9	57.5	213.4
Global Market Strategies	170.0	1.2	168.8
Fund of Funds Solutions	149.0	—	149.0

Total	$2,189.1	$136.5	$2,052.6

Our Balance Sheet and Indebtedness

Total assets were $24.7 billion at December 31, 2011, an increase of $7.6 billion from December 31, 2010. The increase in total assets was primarily attributable to the acquisitions of AlpInvest and ESG during 2011 and the related consolidation of certain AlpInvest fund of funds vehicles and ESG hedge funds. Assets of Consolidated Funds were approximately $20.5 billion at December 31, 2011 representing an increase of $7.5 billion over December 31, 2010. Total liabilities were $13.6 billion at December 31, 2011, a decrease of $0.6 billion from December 31, 2010. The assets and liabilities of the Consolidated Funds are generally held within separate legal entities and, as a result, the assets of the Consolidated Funds are not available to meet our liquidity requirements and similarly the liabilities of the Consolidated Funds are non-recourse to us.

Our balance sheet without the effect of the Consolidated Funds can be seen in Note 16 to our combined and consolidated financial statements included elsewhere in this prospectus. At December 31, 2011, our total assets were $4.3 billion, including cash and cash equivalents of $0.5 billion and investments of approximately $2.7 billion. Investments include accrued performance fees of approximately $2.1 billion at December 31, 2011 which is the amount of carried interest that we would have received had we sold all of our funds’ investments at their reported fair values at that date.

Loans Payable.  Loans payable on our balance sheet at December 31, 2011 reflects $810.9 million outstanding under our senior secured credit facility, comprised of $500.0 million of term loan outstanding and $310.9 million outstanding under the revolving credit facility, and $50.0 million of Claren Road acquisition-related indebtedness.

Senior Secured Credit Facility.  In 2007, we entered into an $875.0 million senior secured credit facility with financial institutions under which we could borrow up to $725.0 million in a term loan and $150.0 million in a revolving credit facility. Subsequent to the bankruptcy of one of the financial institutions that was a party to the credit facility, the borrowing availability under the revolving credit facility was effectively reduced to $115.7 million. Both the term loan facility and revolving credit facility were scheduled to mature on August 20, 2013.

In November 2010, we modified the senior secured credit facility and repaid the $370.3 million outstanding principal amount. The amended facility includes $500.0 million in a term loan and $150.0 million in a revolving credit facility. On September 30, 2011, the senior secured credit facility was amended and extended to increase the revolving credit facility to $750.0 million. The amended term loan and revolving credit facility will mature on September 30, 2016. Principal amounts outstanding under the amended term loan and revolving credit facility will accrue interest, at the option of the borrowers, either (a) at an alternate base rate plus an applicable margin not to exceed 0.75%, or (b) at LIBOR plus an applicable margin not to exceed 1.75% (2.05% and 2.51% at December 31, 2011 and December 31, 2010, respectively). Outstanding principal amounts due under the term loan are payable quarterly beginning in September 2014 as follows: $75 million in 2014, $175 million in 2015 and $250 million in 2016. See “— Contractual Obligations” for additional information.

We are subject to interest rate risk associated with our variable rate debt financing. To manage this risk, we entered into an interest rate swap in March 2008 to fix the interest rate on approximately 33% of the $725.0 million in term loan borrowings at 5.069%. The interest rate swap had an initial notional balance of $239.2 million, a current balance of $149.5 million as of December 31, 2011 and amortizes through August 20, 2013 (the swap’s maturity date) as the related term loan borrowings are repaid. This instrument was designated as a cash flow hedge and remains in place after the amendment of the senior secured credit facility.

In December 2011, we entered into a second interest rate swap with an initial notional balance of $350.5 million to fix the interest rate at 2.832% on the remaining term loan borrowings not hedged by the March 2008 interest rate swap. This interest rate swap matures on September 30, 2016, which coincides with the maturity of the term loan. This instrument has been designated as a cash flow hedge.

The senior secured credit facility is secured by management fees and carried interest allocable to our senior Carlyle professionals from certain funds and requires us to comply with certain financial and other covenants, which include maintaining management fee earning assets (as defined in the amended agreement) of at least $50.1 billion, a senior debt leverage ratio of less than or equal to 2.5 to 1.0, a total debt leverage ratio of less than 5.5 to 1.0 (or 5.0 to 1.0 from and after December 2013), and a minimum interest coverage ratio of not less than 4.0 to 1.0, in each case, tested on a quarterly basis. The senior secured credit facility also contains nonfinancial covenants that restrict some of our corporate activities, including our ability to incur additional debt, pay certain dividends, create liens, make certain acquisitions or investments and engage in specified transactions with affiliates. Non compliance with any of the financial or nonfinancial covenants without cure or waiver would constitute an event of default under the senior secured credit facility. An event of default resulting from a breach of a financial or nonfinancial covenant may result, at the option of the lenders, in an acceleration of the principal and interest outstanding, and a termination of the revolving credit facility. The senior secured credit facility also contains other customary events of default, including defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, breach of specified covenants, change in control and material inaccuracy of representations and warranties. We were in compliance with the financial and non-financial covenants of the senior secured credit facility as of December 31, 2011.

On October 20, 2011, we borrowed $265.5 million under the revolving credit facility of our existing senior secured credit facility to redeem $250 million aggregate principal amount of the subordinated notes held by Mubadala for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $5.5 million. On March 1, 2012, we borrowed $263.1 million under the revolving credit facility to redeem all of the remaining $250.0 million outstanding aggregate principal amount of the subordinated notes held by Mubadala for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $3.1 million. The redemptions are expected to reduce our debt service costs and eliminate the dilution to equity holders that would have otherwise resulted upon conversion of the notes. Interest on the amounts borrowed under the revolving credit facility (assuming LIBOR rates as of December 31, 2011) would be approximately $6 million less on a quarterly basis than interest on the redeemed subordinated notes.

On December 13, 2011, we entered into a new senior credit facility. The new senior credit facility, while currently effective, will not become operative unless and until certain conditions are satisfied, including the consummation of this offering, the redemption, repurchase or conversion of the subordinated notes issued to Mubadala, and the repayment of borrowings under the revolving credit facility of the existing senior secured credit facility used to finance distributions, if any, to our existing owners. If and when the new senior credit facility becomes operative, it will replace our existing senior secured credit facility, amounts borrowed under the existing senior secured credit facility will be deemed to have been repaid by borrowings in like amount under the new senior credit facility, and we will no longer be subject to the financial and other covenants of the existing senior secured credit facility (except to the extent such covenants are contained in the new senior credit facility).

The new senior credit facility will include $500.0 million in a term loan and $750.0 million in a revolving credit facility. The new term loan and revolving credit facility will mature on September 30, 2016. Principal amounts outstanding under the new term loan and revolving credit facility will accrue interest, at the option of the borrowers, either (a) at an alternate base rate plus an applicable margin not to exceed 0.75%, or (b) at LIBOR plus an applicable margin not to exceed 1.75%. Outstanding principal amounts due under the term loan are payable quarterly beginning in September 2014 as follows: $75 million in 2014, $175 million in 2015 and $250 million in 2016. The new senior credit facility will be unsecured and will not be guaranteed by any subsidiaries of the Parent Entities (unless we so elect). We will be required to maintain management fee earning assets (as defined in the new senior credit facility) of at least $50.1 billion and a total debt leverage ratio of not greater than 3.0 to 1.0. We will be permitted to incur secured indebtedness in an amount not greater than $125 million, subject to certain other permitted liens. We will not be subject to a senior debt leverage ratio or a minimum interest coverage ratio.

Claren Road Loans.  As part of the Claren Road acquisition, we entered into a loan agreement for $47.5 million. The loan matures on December 31, 2015 and interest is payable semi-annually, commencing June 30, 2011 at an adjustable annual rate, currently 6.0%. At December 31, 2011, the outstanding principal amount of this loan was $40.0 million. Also in connection with the Claren Road acquisition, Claren Road entered into a loan agreement with a financial institution for $50.0 million. The loan matures on January 3, 2017 and interest is payable quarterly, commencing March 31, 2011 at an annual rate of 8.0%. At December 31, 2011, the outstanding principal amount of this loan was $10.0 million, which was subsequently repaid in 2012. We include the indebtedness of Claren Road on our combined and consolidated balance sheets due to our 55% ownership of and control over Claren Road.

Subordinated Notes Payable to Mubadala.  In December 2010, we received net cash proceeds of $494.0 million from Mubadala in exchange for $500.0 million in subordinated notes, equity interests in Carlyle and certain additional rights. On October 20, 2011, we borrowed $265.5 million under our revolving credit facility to redeem $250.0 million aggregate principal amount of the subordinated notes for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $5.5 million. On March 1, 2012, we borrowed an additional $263.1 million under the revolving credit facility to redeem all of the remaining $250.0 million aggregate principal amount of notes for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $3.1 million.

Interest on the subordinated notes was payable semi-annually, commencing June 30, 2011 at an annual rate of 7.25% per annum to the extent paid in cash or 7.5% per annum to the extent paid by issuing payment-in-kind notes (“PIK Notes”). Interest payable on the first interest payment date was payable in cash. We elected to pay all interest payable on these notes entirely in cash. We elected the fair value option to measure the subordinated notes at fair value. At December 31, 2011 and December 31, 2010, the fair value of the subordinated notes is $262.5 million and $494.0 million, respectively. The primary reasons for electing the fair value option are to (i) reflect economic events in earnings on a timely basis and (ii) address simplification and cost-benefit considerations. Changes in the fair value of this instrument of $28.5 million for the year ended December 31, 2011 were recognized in earnings and included in other non-operating expenses in the combined and consolidated statements of operations included elsewhere in this prospectus.

Obligations of CLOs.  Loans payable of the Consolidated Funds represent amounts due to holders of debt securities issued by the CLOs. We are not liable for any loans payable of the CLOs. Several of the CLOs issued preferred shares representing the most subordinated interest, however these tranches are mandatorily redeemable upon the maturity dates of the senior secured loans payable, and as a result have been classified as liabilities under U.S. GAAP, and are included in loans payable of Consolidated Funds in our combined and consolidated balance sheets.

As of December 31, 2011, the following borrowings were outstanding at our CLOs, including preferred shares classified as liabilities.

			Weighted
			Average
		Weighted	Remaining
	Borrowing	Average	Maturity
	Outstanding	Interest Rate	in Years
	(Dollars in millions)

Senior secured notes	$10,291.2	1.44%	8.85
Subordinated notes, income notes and preferred shares	417.3	N/A(1)	8.54
Combination notes	9.9	N/A(2)	9.92

Total	$10,718.4

(1)	The subordinated notes, income notes and preferred shares do not have contractual interest rates, but instead receive distributions from the excess cash flows of the CLOs.

(2)	The combination notes do not have contractual interest rates and have recourse only to U.S. Treasury securities and OATS specifically held to collateralize such combination notes.

The fair value of senior secured notes, subordinated notes, income notes and preferred shares, and combination notes of our CLOs as of December 31, 2011 was $9.0 billion, $670.7 million, and $8.5 million, respectively.

Loans payable of the CLOs are collateralized by the assets held by the CLOs and the assets of one CLO may not be used to satisfy the liabilities of another. This collateral consists of cash and cash equivalents, corporate loans, corporate bonds and other securities. Included in loans payable of the CLOs are loan revolvers (the “APEX Revolvers”) which the CLOs entered into with financial institutions on their respective closing dates. The APEX Revolvers provide credit enhancement to the securities issued by the CLOs by allowing the CLOs to draw down on the revolvers in order to offset a certain level of principal losses upon any default of the investment assets held by that CLO. The APEX Revolvers allow for a maximum borrowing of $38.3 million as of December 31, 2011 and bear weighted interest at LIBOR plus 0.37% per annum. Amounts borrowed under the APEX Revolvers are repaid based on cash flows available subject to priority of payments under each CLO’s governing documents. There were no outstanding principal amounts borrowed under the APEX Revolvers as of December 31, 2011.

In addition, certain CLOs entered into liquidity facility agreements with various liquidity facility providers on or about the various closing dates in order to fund payments of interest when there are insufficient funds available. The proceeds from such draw-downs are available for payments of interest at each interest payment date and the acquisition or exercise of an option or warrant comprised in any collateral enhancement obligation. The liquidity facilities, in aggregate, allow for a maximum borrowing of $12.9 million and bear weighted average interest at EURIBOR plus 0.25% per annum. Amounts borrowed under the liquidity facilities are repaid based on cash flows available subject to priority of payments under each CLO’s governing documents. There were no borrowings outstanding under this liquidity facility as of December 31, 2011.

Unconsolidated Entities

Our Corporate Private Equity funds have not historically utilized substantial leverage at the fund level other than short-term borrowings under certain fund level lines of credit which are used to fund liquidity needs in the interim between the date of an investment and the receipt of capital from the investing fund’s investors. These funds do, however, make direct or indirect investments in companies that utilize leverage in their capital structure. The degree of leverage employed varies among portfolio companies.

Certain of our real estate funds have entered into lines of credits secured by their investors’ unpaid capital commitments. Due to the relatively large number of investments made by these funds, the lines of credit are primarily employed to reduce the overall number of capital calls. In certain instances, however, they may be used for other investment related activities, including serving as bridge financing for investments.

Off-balance Sheet Arrangements

In the normal course of business, we enter into various off-balance sheet arrangements including sponsoring and owning limited or general partner interests in consolidated and non-consolidated funds, entering into derivative transactions, entering into operating leases and entering into guarantee arrangements. We also have ongoing capital commitment arrangements with certain of our consolidated and non-consolidated funds. We do not have any other off-balance sheet arrangements that would require us to fund losses or guarantee target returns to investors in any of our other investment funds.

See Note 10 to the combined and consolidated financial statements included elsewhere in this prospectus for further disclosure regarding our off-balance sheet arrangements.

Contractual Obligations

The following table sets forth information relating to our contractual obligations as of December 31, 2011 on a consolidated basis and on a basis excluding the obligations of the Consolidated Funds:

Contractual Obligations	2012	2013-2014	2015-2016	Thereafter	Total
	(Dollars in millions)

Loans payable(a)	$17.5	$90.0	$753.4	$—	$860.9
Interest payable(b)	27.5	49.6	35.3	—	112.4
Performance-based contingent consideration(c)	32.2	43.9	34.0	—	110.1
Operating lease obligations(d)	43.1	82.2	59.8	133.7	318.8
Capital commitments to Carlyle funds(e)	1,398.2	—	—	—	1,398.2
Loans payable of Consolidated Funds(f)	—	5.1	541.7	10,171.6	10,718.4
Interest on loans payable of Consolidated Funds(g)	148.3	295.7	289.4	625.6	1,359.0
Unfunded commitments of the CLOs and Consolidated Funds(h)	1,596.5	—	—	—	1,596.5
Redemptions payable of Consolidated Funds(i)	131.1	—	—	—	131.1

Consolidated contractual obligations	3,394.4	566.5	1,713.6	10,930.9	16,605.4
Loans payable of Consolidated Funds(f)	—	(5.1)	(541.7)	(10,171.6)	(10,718.4)
Interest on loans payable of Consolidated Funds(g)	(148.3)	(295.7)	(289.4)	(625.6)	(1,359.0)
Unfunded commitments of the CLOs and Consolidated Funds(h)	(1,596.5)	—	—	—	(1,596.5)
Redemptions payable of Consolidated Funds(i)	(131.1)	—	—	—	(131.1)

Carlyle Operating Entities’ contractual obligations	$1,518.5	$265.7	$882.5	$133.7	$2,800.4

(a)	These obligations exclude the $250 million aggregate principal amount of subordinated notes payable to Mubadala as of December 31, 2011, as these notes were fully redeemed in March 2012 and, if not redeemed, would have been converted into additional equity interests upon consummation of this offering. These obligations assume that no prepayments are made on outstanding loans, except for the $10 million outstanding Claren Road loan balance as of December 31, 2011, which was prepaid in 2012.

(b)	These obligations exclude interest on the subordinated notes payable to Mubadala. Borrowings on our revolving credit facility accrue interest at LIBOR plus 1.75% per annum (2.05% as of December 31, 2011). The interest rate on the term loan, including the impact of the interest rate swaps, ranges from 2.83% to 3.50%. Interest payments on fixed-rate loans are based on rates ranging from 6.0% to 8.0%. Interest payments assume that no prepayments are made and loans are held until maturity, except for the interest on the $10 million outstanding Claren Road loan balance as of December 31, 2011, which was prepaid in 2012.

(c)	These obligations represent our probability-weighted estimate of probable amounts to be paid on the performance-based contingent consideration obligations associated with our business acquisitions. The actual amounts to be paid under these agreements will not be determined until the specific performance conditions are met. See Note 3 to our combined and consolidated financial statements included elsewhere in this prospectus.

(d)	We lease office space in various countries around the world and maintain our headquarters in Washington, D.C., where we lease our primary office space under a non-cancelable lease agreement expiring on July 31, 2026. Our office leases in other locations expire in various years from 2012 through 2020. The amounts in this table represent the minimum lease payments required over the term of the lease.

(e)	These obligations represent commitments by us to fund a portion of the purchase price paid for each investment made by our funds. These amounts are generally due on demand and are therefore presented in the less than one year category. A substantial majority of these investments is expected to be funded by senior Carlyle professionals and other professionals through our internal co-investment program. Of the remaining $1.4 billion of commitments, approximately $1.3 billion is expected to be funded individually by senior Carlyle professionals, operating executives and other professionals, with the balance funded directly by the firm.

(f)	These obligations represent amounts due to holders of debt securities issued by the consolidated CLO vehicles.

(g)	These obligations represent interest to be paid on debt securities issued by the consolidated CLO vehicles. Interest payments assume that no prepayments are made and loans are held until maturity. For debt securities with rights only to the residual value of the CLO and no stated interest, no interest payments were included in this calculation. Interest payments on variable-rate debt securities are based on interest rates in effect as of December 31, 2011, at spreads to market rates pursuant to the debt agreements, and range from 0.02% to 12.65%.

(h)	These obligations represent commitments of the CLOs and Consolidated Funds to fund certain investments. These amounts are generally due on demand and are therefore presented in the less than one year category.

(i)	Our consolidated hedge funds are subject to quarterly or monthly redemption by investors in these funds. These obligations represent the amount of redemptions where the amount requested in the redemption notice has become fixed and payable.

Guarantees

In 2001, we entered into an agreement with a financial institution pursuant to which we are the guarantor on a credit facility for eligible employees investing in Carlyle-sponsored funds. This credit facility renews on an annual basis, allowing for annual incremental borrowings up to an aggregate of $16.1 million, and accrues interest at the lower of the prime rate, as defined, or three-month LIBOR plus 2% (3.25% at December 31, 2011), reset quarterly. At December 31, 2011, approximately $14.3 million was outstanding under the credit facility and payable by the employees. No material funding under the guarantee has been required, and we believe the likelihood of any material funding under the guarantee to be remote.

Indemnifications

In many of our service contracts, we agree to indemnify the third-party service provider under certain circumstances. The terms of the indemnities vary from contract to contract, and the amount of indemnification liability, if any, cannot be determined and has not been included in the table above or recorded in our condensed combined and consolidated financial statements as of December 31, 2011.

Tax Receivable Agreement

Holders of partnership units in Carlyle Holdings (other than The Carlyle Group L.P.’s wholly-owned subsidiaries), subject to the vesting and minimum retained ownership requirements and transfer restrictions applicable to such holders as set forth in the partnership agreements of the Carlyle Holdings partnerships, may on a quarterly basis, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange their Carlyle Holdings partnership units for The Carlyle Group L.P. common units on a one-for-one basis. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Carlyle Holdings. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of tax that Carlyle Holdings I GP Inc. and any other corporate taxpayers would otherwise be required to pay in the future, although the IRS may challenge all or part of that tax basis increase, and a court could sustain such a challenge.

As described in greater detail under “Certain Relationships and Related Person Transactions — Tax Receivable Agreement,” we will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayers realize as a result of these increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayers and not of Carlyle Holdings. While the actual increase in tax basis, as well as the amount and timing of any payments under this agreement, will vary depending upon a number of factors, including the timing of exchanges, the price of our common units at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of our income, we expect that as a result of the size of the transfers and increases in the tax basis of the tangible and intangible assets of Carlyle Holdings, the payments that we may make to our existing owners will be substantial. The payments under the tax receivable agreement are not conditioned upon our existing owners’ continued ownership of us. In the event that The Carlyle Group L.P. or any of its wholly-owned subsidiaries that are not treated as corporations for U.S. federal income tax purposes become taxable as a corporation for U.S. federal income tax purposes, these entities will also be obligated to make payments under the tax receivable agreement on the same basis and to the same extent as the corporate taxpayers.

The tax receivable agreement provides that upon certain changes of control, or if, at any time, the corporate taxpayers elect an early termination of the tax receivable agreement, the corporate taxpayers’ obligations under the tax receivable agreement (with respect to all Carlyle Holdings partnership units whether or not previously exchanged) would be calculated by reference to the value of all future payments that our existing owners would have been entitled to receive under the tax receivable agreement using certain valuation assumptions, including that the corporate taxpayers’ will have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement and, in the case of an early termination election, that any Carlyle Holdings partnership units that have not been exchanged are deemed exchanged for the market value of the common units at the time of termination. In addition, our existing owners will not reimburse us for any payments previously made under the tax receivable agreement if such tax basis increase is successfully challenged by the IRS. The corporate taxpayers’ ability to achieve benefits from any tax basis increase, and the payments to be made under this agreement, will depend upon a number of factors, including the timing and amount of our future income. As a result, even in the absence of a change of control or an election to terminate the tax receivable agreement, payments to our existing owners under the tax receivable agreement could be in excess of the corporate taxpayers’ actual cash tax savings.

Contingent Obligations (Giveback)

An accrual for potential repayment of previously received performance fees of $136.5 million at December 31, 2011 is shown as accrued giveback obligations on the combined and consolidated balance sheet, representing the giveback obligation that would need to be paid if the funds were liquidated at their current fair values at December 31, 2011. However, the ultimate giveback obligation, if any, does not arise until the end of a fund’s life. We have recorded $56.5 million of unbilled receivables from former and current employees and our individual senior Carlyle professionals as of December 31, 2011 related to giveback obligations, which are included in due from affiliates and other receivables, net in our combined and consolidated balance sheet as of such date.

If, as of December 31, 2011, all of the investments held by our funds were deemed worthless, the amount of realized and distributed carried interest subject to potential giveback would be $856.7 million, on an after-tax basis where applicable.

Our senior Carlyle professionals and employees who have received carried interest distributions are severally responsible for funding their proportionate share of any giveback obligations. However, the governing agreements of certain of our funds provide that to the extent a current or former employee from such funds does not fund his or her respective share, then we may have to fund additional amounts beyond what we received in carried interest, although we will generally retain the right to pursue any remedies that we have under such governing agreements against those carried interest recipients who fail to fund their obligations.

Contingencies

From time to time we are involved in various legal proceedings, lawsuits and claims incidental to the conduct of our business. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

In September 2006 and March 2009, we received requests for certain documents and other information from the Antitrust Division of the DOJ in connection with the DOJ’s investigation of alternative asset management firms to determine whether they have engaged in conduct prohibited by U.S. antitrust laws. We have fully cooperated with the DOJ’s investigation. There can be no assurance as to the direction this inquiry may take in the future or whether it will have an adverse impact on the private equity industry in some unforeseen way.

On February 14, 2008, a private class-action lawsuit challenging “club” bids and other alleged anti-competitive business practices was filed in the U.S. District Court for the District of Massachusetts. (Police and Fire Retirement System of the City of Detroit v. Apollo Global Management, LLC). The complaint alleges, among other things, that certain alternative asset management firms, including Carlyle, violated Section 1 of the Sherman Act by, among other things, forming multi-sponsor consortiums for the purpose of bidding collectively in certain going private transactions, which the plaintiffs allege constitutes a “conspiracy in restraint of trade.” The plaintiffs seek damages as provided for in Section 4 of the Clayton Act and an injunction against such conduct in restraint of trade in the future. While Carlyle believes the lawsuit is without merit and is contesting it vigorously, it is difficult to determine what impact, if any, this litigation (and any future related litigation), together with any increased governmental scrutiny or regulatory initiatives, will have on the private equity industry generally or on Carlyle.

Along with many other companies and individuals in the financial sector, Carlyle and one of our funds, CMP I, are named as defendants in Foy v. Austin Capital, a case filed in June 2009, pending in the State of New Mexico’s First Judicial District Court, County of Santa Fe, which purports to be a qui tam suit on behalf of the State of New Mexico. The suit alleges that investment decisions by New Mexico public investment funds were improperly influenced by campaign contributions and payments to politically connected placement agents. The plaintiffs seek, among other things, actual damages, actual damages for lost income, rescission of the investment transactions described in the complaint and disgorgement of all fees received. In May 2011, the Attorney General of New Mexico moved to dismiss certain defendants including Carlyle and CMP I on the ground that separate civil litigation by the Attorney General is a more effective means to seek recovery for the State from these defendants. The Attorney General has brought two civil actions against certain of those defendants, not including the Carlyle defendants. The Attorney General has stated that its investigation is continuing and it may bring additional civil actions. We are currently unable to anticipate when the litigation will conclude, or what impact the litigation may have on us.

In July 2009, a former shareholder of Carlyle Capital Corporation Limited (“CCC”), claiming to have lost $20.0 million, filed a claim against CCC, Carlyle and certain of our affiliates and one of our officers (Huffington v. TC Group L.L.C. et al.) alleging violations of Massachusetts “blue sky” law provisions and related claims involving material misrepresentations and omissions allegedly made during and after the marketing of CCC. The plaintiff seeks treble damages, interest, expenses and attorney’s fees and to have the subscription agreement deemed null and void and a full refund of the investment. In March 2010, the United States District Court for the District of Massachusetts dismissed the plaintiff’s complaint on the grounds that it should have been filed in Delaware instead of Massachusetts, and the plaintiff subsequently filed a notice of appeal to the United States Court of Appeals for the First Circuit. The plaintiff has lost his appeal to the First Circuit and has filed a new claim in Delaware state court. Defendants are awaiting a ruling on a motion for summary judgment. The defendants are vigorously contesting all claims asserted by the plaintiff.

In November 2009, another CCC investor instituted legal proceedings on similar grounds in Kuwait’s Court of First Instance (National Industries Group v. Carlyle Group) seeking to recover losses incurred in connection with an investment in CCC. In July 2011, the Delaware Court of Chancery issued a decision restraining the plaintiff from proceeding in Kuwait against either Carlyle Investment Management L.L.C. or TC Group, L.L.C., based on the forum selection clause in the plaintiff’s subscription agreement, which provided for exclusive jurisdiction in Delaware courts. In September 2011, the plaintiff reissued its complaint in Kuwait naming CCC only, but, in December 2011, expressed an intent to reissue its complaint joining Carlyle Investment Management L.L.C. as a defendant. We believe these claims are without merit and intend to vigorously contest all such allegations.

The Guernsey liquidators who took control of CCC in March 2008 filed four suits in July 2010 against Carlyle, certain of its affiliates and the former directors of CCC in the Delaware Chancery Court,

the Royal Court of Guernsey, the Superior Court of the District of Columbia and the Supreme Court of New York, New York County, (Carlyle Capital Corporation Limited v. Conway et al.) seeking $1.0 billion in damages. They allege that Carlyle and the CCC board of directors were negligent, grossly negligent or willfully mismanaged the CCC investment program and breached certain fiduciary duties allegedly owed to CCC and its shareholders. The Liquidators further allege (among other things) that the directors and Carlyle put the interests of Carlyle ahead of the interests of CCC and its shareholders and gave priority to preserving and enhancing Carlyle’s reputation and its “brand” over the best interests of CCC. The defendants filed a comprehensive motion to dismiss in Delaware in October 2010. In December 2010, the Liquidators dismissed the complaint in Delaware voluntarily and without prejudice and expressed an intent to proceed against the defendants in Guernsey. Carlyle filed an action in Delaware seeking an injunction against the Liquidators to preclude them from proceeding in Guernsey in violation of a Delaware exclusive jurisdiction clause contained in the investment management agreement. In July 2011, the Royal Court of Guernsey held that the case should be litigated in Delaware pursuant to the exclusive jurisdiction clause. That ruling was appealed by the Liquidators, and in February 2012 was reversed by the Guernsey Court of Appeal, which held that the case should proceed in Guernsey. Carlyle intends to seek review of that ruling pursuant to an application for special leave to the Privy Council. Also, in October 2011, the plaintiffs obtained an ex parte anti-anti-suit injunction in Guernsey against Carlyle’s anti-suit claim in Delaware. That ruling also is on appeal in Guernsey. The Liquidators’ lawsuits in New York and the District of Columbia were dismissed in December 2011 without prejudice. We believe that regardless of where the claims are litigated they are without merit and we will vigorously contest all allegations. We recognized a loss of $152.3 million in 2008 in connection with the winding up of CCC.

In June 2011, August 2011, and September 2011, three putative shareholder class actions were filed against Carlyle, certain of our affiliates and former directors of CCC alleging that the fund offering materials and various public disclosures were materially misleading or omitted material information. Two of the shareholder class actions, (Phelps v. Stomber, et al.) and (Glaubach v. Carlyle Capital Corporation Limited, et al.), were filed in the United States District Court for the District of Columbia. The most recent shareholder class action (Phelps v. Stomber, et al.) was filed in the Supreme Court of New York, New York County and has subsequently been removed to the United States District Court for the Southern District of New York. The two original D.C. cases were consolidated into one case, under the caption of Phelps v. Stomber, and the Phelps named plaintiffs have been designated “lead plaintiffs” by the Court. The New York case has been transferred to the D.C. federal court and the plaintiffs have requested that it be consolidated with the other two D.C. actions. The defendants have opposed and have moved to dismiss the case as duplicative. The plaintiffs in all three cases seek all compensatory damages sustained as a result of the alleged misrepresentations, costs and expenses, as well as reasonable attorney fees. The defendants have filed a comprehensive motion to dismiss. We believe the claims are without merit and will vigorously contest all claims.

In October 2009, a Luxembourg portfolio company owned by Carlyle Europe Real Estate Partners, L.P. (CEREP I) completed the disposition of real estate located in Paris, France. CEREP I is a real estate fund not consolidated by us. The relevant French tax authorities have asserted that such portfolio company had a permanent establishment in France, and have issued a tax assessment seeking to collect €88.2 million, consisting of taxes, interest and penalties. The portfolio company is contesting the French tax assessment and exploring settlement opportunities. Although neither CEREP I nor the portfolio company are consolidated by us, we may determine to advance amounts to such non-consolidated entities or otherwise incur costs to resolve the matter, in which case we would seek to recover such advance from proceeds of subsequent portfolio dispositions by CEREP I. The amount of any unrecoverable costs that may be incurred by us is not estimable at this time.

Critical Accounting Policies

Principles of Consolidation.  Our policy is to consolidate those entities in which we have control over significant operating, financing or investing decisions of the entity. All significant inter-entity transactions and balances have been eliminated.

For entities that are determined to be variable interest entities (“VIEs”), we consolidate those entities where we are deemed to be the primary beneficiary. Where VIEs have not qualified for the deferral of the revised consolidation guidance as described in Note 2 to our consolidated financial statements, an enterprise is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a variable interest entity that most significantly impact’s the entity’s economic financial performance, and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The revised consolidation guidance requires analysis to (a) determine whether an entity in which Carlyle holds a variable interest is a VIE, and (b) whether Carlyle’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., management and performance related fees), would give it a controlling financial interest. Performance of that analysis requires judgment. Our involvement with entities that have been subject to the revised consolidation guidance has generally been limited to our CLOs and the acquisitions of Claren Road, AlpInvest and ESG.

Where VIEs have qualified for the deferral of the revised consolidation guidance, the analysis is based on previously existing consolidation guidance pursuant to U.S. GAAP. Generally, with the exception of the CLOs, our funds qualify for the deferral of the revised consolidation rules under which the primary beneficiary is the entity that absorbs a majority of the expected losses of the VIE or a majority of the expected residual returns of the VIE, or both. We determine whether we are the primary beneficiary at the time we first become involved with a VIE and subsequently reconsider that we are the primary beneficiary based on certain events. The evaluation of whether a fund is a VIE is subject to the requirements of ASC 810-10, originally issued as FASB Interpretation No. 46(R), and the determination of whether we should consolidate such VIE requires judgment. These judgments include whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support; evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the success of the entity; determining whether two or more parties’ equity interests should be aggregated; determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity; evaluating the nature of relationships and activities of the parties involved in determining which party within a related-party group is most closely associated with a VIE; and estimating cash flows in evaluating which member within the equity group absorbs a majority of the expected losses and hence would be deemed the primary beneficiary.

For all Carlyle funds and co-investment entities (collectively the “funds”) that are not determined to be VIEs, we consolidate those funds where, as the sole general partner, we have not overcome the presumption of control pursuant to U.S. GAAP.

Consolidation and Deconsolidation of Carlyle Funds and Certain Co-investment Entities.  Most Carlyle funds provide a dissolution right upon a simple majority vote of the non-Carlyle affiliated limited partners such that the presumption of control by us is overcome. Accordingly, these funds are not consolidated in our combined and consolidated financial statements. Certain Carlyle-sponsored funds near the end of their partnership term do not provide the same dissolution right. These funds consist mainly of one of our U.S. buyout funds (CP II) and its related entities, and these are consolidated in our combined and consolidated financial statements. The assets of the Consolidated Funds are classified principally within investments of Consolidated Funds. The assets and liabilities of the Consolidated Funds are generally within separate legal entities. Therefore, the liabilities of the Consolidated Funds are non-recourse to us and our general creditors.

Performance Fees.  Performance fees consist principally of the preferential allocation of profits to which we are entitled from certain of our funds (commonly known as carried interest). We are generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of our fund of funds vehicles) of income as a carried interest after returning the invested capital, the allocation of preferred returns and return of certain fund costs (subject to catch-up provisions). Carried interest is recognized upon appreciation of the funds’ investment values above certain return hurdles set forth in each respective partnership agreement. We recognize revenues attributable to performance fees based on the amount that would be due pursuant to the fund partnership agreement at each period end as if the funds were terminated at that date. Accordingly, the amount recognized as performance fees reflects our share of the fair value gains and losses of the associated funds’ underlying investments.

We may be required to return realized carried interests in the future if the funds’ investment values decline below certain levels. When the fair value of a fund’s investments fall below certain return hurdles, previously recognized performance fees are reduced, as occurred for certain funds in 2009 and 2008. In all cases, each fund is considered separately in that regard and for a given fund, performance fees can never be negative over the life of a fund. If upon a hypothetical liquidation of a fund’s investments at the current fair values, previously recognized and distributed carried interest would be required to be returned, a liability is established for the potential giveback obligation. Senior Carlyle professionals and employees who have received distributions of carried interest which are ultimately returned are contractually obligated to reimburse us for the amount returned. We record a receivable from current and former employees and our current and former senior Carlyle professionals for their individual portion of any giveback obligation that we establish. These receivables are included in due from affiliates and other receivables, net in our combined and consolidated balance sheets.

The timing of receipt of carried interest in respect of investments of our carry funds is dictated by the terms of the partnership agreements that govern such funds, which generally allow for carried interest distributions in respect of an investment upon a realization event after satisfaction of obligations relating to the return of capital, any realized losses, applicable fees and expenses and the applicable annual preferred limited partner return. Distributions to eligible senior Carlyle professionals in respect of such carried interest are generally made shortly thereafter. The giveback obligation, if any, in respect of previously realized carried interest is generally determined and due upon the winding up or liquidation of a carry fund pursuant to the terms of the fund’s partnership agreement.

In addition to our performance fees from our private equity funds, we are also entitled to receive performance fees from certain of our other global credit alternatives funds when the return on AUM exceeds certain benchmark returns or other performance targets. In such arrangements, performance fees are recognized when the performance benchmark has been achieved and are included in performance fees in the accompanying combined and consolidated statements of operations.

Performance Fees due to Employees and Advisors.  We have allocated a portion of the performance fees due to us to our employees and advisors. These amounts are accounted for as compensation expense in conjunction with the related performance fee revenue and, until paid, recognized as a component of the accrued compensation and benefits liability. Upon any reversal of performance fee revenue, the related compensation expense is also reversed.

Income Taxes.  No provision has been made for U.S. federal income taxes in our combined and consolidated financial statements since we are a group of pass-through entities for U.S. income tax purposes and our profits and losses are allocated to the senior Carlyle professionals who are individually responsible for reporting such amounts. Based on applicable foreign, state and local tax laws, we record a provision for income taxes for certain entities. We record a provision for state and local income taxes for certain entities based on applicable laws. Tax positions taken by us are subject to periodic audit by U.S. federal, state, local and foreign taxing authorities.

Upon completion of our Reorganization and related offering, certain of the wholly owned subsidiaries of Carlyle and the Carlyle Holdings partnerships will be subject to federal, state and local corporate income taxes at the entity level and the related tax provision attributable to Carlyle’s share of this income will be reflected in the consolidated financial statements. The Reorganization and offering may result in Carlyle recording a significant deferred tax asset based on then enacted tax rates, which will result in future tax deductions. Over time, a substantial portion of this asset will be offset by a liability associated with the tax receivable agreement with our senior Carlyle professionals. The realization of our deferred tax assets will be dependent on the amount of our future taxable income before deductions related to the establishment of the deferred tax asset.

We use the liability method of accounting for deferred income taxes pursuant to U.S. GAAP. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying value of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the statutory tax rates expected to be applied in the periods in which those temporary differences are settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period of the change. A valuation allowance is recorded on our net deferred tax assets when it is more likely than not that such assets will not be realized.

Under U.S. GAAP for income taxes, the amount of tax benefit to be recognized is the amount of benefit that is “more likely than not” to be sustained upon examination. When appropriate, we record a liability for uncertain tax positions, which is included in accounts payable, accrued expenses and other liabilities in our combined and consolidated balance sheets. These balances include interest and penalties associated with uncertain tax positions. We recognize interest accrued and penalties related to unrecognized tax positions in the provision for income taxes. If recognized, the entire amount of unrecognized tax positions would be recorded as a reduction in the provision for income taxes.

Fair Value Measurement.  U.S. GAAP establishes a hierarchal disclosure framework which ranks the “observability” of inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instruments and their specific characteristics. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, generally will have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

The three-level hierarchy for fair value measurement is defined as follows:

Level I — inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The type of financial instruments included in Level I include unrestricted securities, including equities and derivatives, listed in active markets. We do not adjust the quoted price for these instruments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level II — inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The type of financial instruments in this category includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs. Investments in hedge funds are classified in this category when their net asset value is redeemable without significant restriction.

Level III — inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately-held entities, non-investment grade residual interests in securitizations, collateralized loan obligations, and certain over-the-counter derivatives where the fair value is based on unobservable inputs. Investments in fund of funds are generally included in this category.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, a financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to any of our fair value measurements requires judgment and considers factors specific to each relevant investment, non-investment grade residual interests in securitizations, collateralized loan obligations, and certain over-the-counter derivatives where the fair value is based on unobservable inputs.

The table below summarizes the valuation of investments and other financial instruments included within our AUM, by segment and fair value hierarchy levels, as of December 31, 2011:

	As of December 31, 2011
	Corporate Private		Global Market	Fund of Funds
	Equity	Real Assets	Strategies(1)	Solutions	Total
	(Dollars, in millions)

Level I	$12,342	$4,270	$2,426	$20	$19,058
Level II	251	287	(1,618)	777	(303)
Level III	24,173	18,753	13,332	25,082	81,340

Total Fair Value	$36,766	$23,310	$14,140	$25,879	$100,095
Other Net Asset Value	971	(862)	9,294	—	9,403

Total AUM, Excluding Available Capital Commitments	37,737	22,448	23,434	25,879	109,498
Available Capital Commitments	13,328	8,278	1,079	14,840	37,525

Total AUM	$51,065	$30,726	$24,513	$40,719	$147,023

(1)	Negative Fair Value amounts relate to shorts and derivative instruments in our hedge funds. Corresponding cash collateral amounts have been included in Other Net Asset Value.

In the absence of observable market prices, we value our investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. Our determination of fair value is then based on the best information available in the circumstances and may incorporate our own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for non-performance and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties and certain debt positions. The valuation technique for each of these investments is described below:

Corporate Private Equity Investments — The fair values of corporate private equity investments are determined by reference to projected net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), the discounted cash flow method, public market or private transactions, valuations for comparable companies and other measures which, in many cases, are unaudited at the time received. Valuations may be derived by reference to observable valuation measures for comparable companies or transactions (e.g., multiplying a key performance metric of the investee company such as EBITDA by a relevant valuation multiple observed in the range of comparable companies or transactions), adjusted by us for differences between the investment and the referenced comparables, and in some instances by reference to option pricing models or other similar models. Certain fund investments in our real assets, global market strategies and fund of funds solutions segments are comparable to corporate private equity and are valued in accordance with these policies.

Real Estate Investments — The fair values of real estate investments are determined by considering projected operating cash flows, sales of comparable assets, if any, and replacement costs, among other measures. The methods used to estimate the fair value of real estate investments include the discounted cash flow method and/or capitalization rates (“cap rates”) analysis. Valuations may be derived by reference to observable valuation measures for comparable assets (e.g., multiplying a key performance metric of the investee asset, such as net operating income, by a relevant cap rate observed in the range of comparable transactions), adjusted by us for differences between the investment and the referenced comparables, and in some instances by reference to pricing models or other similar methods. Additionally, where applicable, projected distributable cash flow through debt maturity will also be considered in support of the investment’s carrying value.

Credit-Oriented Investments — The fair values of credit-oriented investments are generally determined on the basis of prices between market participants provided by reputable dealers or pricing services. Specifically, for investments in distressed debt and corporate loans and bonds, the fair values are generally determined by valuations of comparable investments. In some instances, we may utilize other valuation techniques, including the discounted cash flow method.

CLO Investments and CLO Loans Payable — We have elected the fair value option to measure the loans payable of the CLOs at fair value subsequent to the date of initial adoption of the new consolidation rules, as we have determined that measurement of the loans payable and preferred shares issued by the CLOs at fair value better correlates with the value of the assets held by the CLOs, which are held to provide the cash flows for the note obligations. The investments of the CLOs are also carried at fair value.

The fair values of the CLO loan and bond assets were primarily based on quotations from reputable dealers or relevant pricing services. In situations where valuation quotations are unavailable, the assets are valued based on similar securities, market index changes, and other factors. We corroborate quotations from pricing services either with other available pricing data or with our own models.

The fair values of the CLO loans payable and the CLO structured asset positions were determined based on both discounted cash flow analyses and third-party quotes. Those analyses considered the position size, liquidity and current financial condition of the CLOs, the third-party financing environment, reinvestment rates, recovery lags, discount rates, and default forecasts and is compared to broker quotations from market makers and third party dealers.

Generally, the bonds and loans in the CLOs are not actively traded and are classified as Level III.

Net income from our consolidated CLOs resulting from underlying investment performance is substantially attributable to the investors in the CLOs and accordingly is reflected in non-controlling interests. A 10% change in value of the CLO investments (approximately $10.3 billion as of December 31, 2011) coupled with a correlated 10% change in value of the loans payable of the CLOs (approximately $9.7 billion as of December 31, 2011) will result in no material net income or loss to the non-controlling interests. However, if the investments in the CLOs change in value in an uncorrelated manner with the CLO liabilities, then the impact on net income attributable to non-controlling interests could be significant. Regardless, the impact on net income attributable to Carlyle Group is not significant.

Fund Investments — Our investments in funds are valued based on our proportionate share of the net assets provided by the third party general partners of the underlying fund partnerships based on the most recent available information which is typically a lag of up to 90 days. The terms of the investments generally preclude the ability to redeem the investment. Distributions from these investments will be received as the underlying assets in the funds are liquidated, the timing of which cannot be readily determined.

Investments include our ownership interests in the funds and the investments held by the Consolidated Funds. The valuation procedures utilized for investments of the funds vary depending on the nature of the investment. The fair value of investments in publicly traded securities is based on the closing price of the security with adjustments to reflect appropriate discounts if the securities are subject to restrictions. Upon the sale of a security, the realized net gain or loss is computed on a weighted average cost basis.

The valuation methodologies described above can involve subjective judgments, and the fair value of assets established pursuant to such methodologies may be incorrect, which could result in the misstatement of fund performance and accrued performance fees. Because there is significant uncertainty in the valuation of, or in the stability of the value of, illiquid investments, the fair values of such investments as reflected in an investment fund’s net asset value do not necessarily reflect the prices that would be obtained by us on behalf of the investment fund when such investments are realized. Realizations at values significantly lower than the values at which investments have been reflected in prior fund net asset values would result in reduced earnings or losses for the applicable fund, the loss of potential carried interest and incentive fees and in the case of our hedge funds, management fees. Changes in values attributed to investments from quarter to quarter may result in volatility in the net asset values and results of operations that we report from period to period. Also, a situation where asset values turn out to be materially different than values reflected in prior fund net asset values could cause investors to lose confidence in us, which could in turn result in difficulty in raising additional funds. See “Risk Factors — Risks Related to Our Company — Valuation methodologies for certain assets in our funds can involve subjective judgments, and the fair value of assets established pursuant to such methodologies may be incorrect, which could result in the misstatement of fund performance and accrued performance fees.”

Compensation and Distributions Payable to Carlyle Partners.  Compensation attributable to our senior Carlyle professionals has historically been accounted for as distributions from equity rather than as employee compensation. We have historically recognized a distribution from capital and distribution payable to our individual senior Carlyle professionals when services are rendered and carried interest allocations are earned. Any unpaid distributions, which reflect our obligation to those senior Carlyle professionals, are presented as due to senior Carlyle professionals in our combined and consolidated balance sheets. Upon completion of our Reorganization and related offering, we will account for compensation attributable to our senior Carlyle professionals as an expense in our statement of operations. Accordingly, this will have the effect of increasing compensation expense relative to what has historically been recorded in our financial statements.

Equity-based Compensation.  Upon completion of our Reorganization and related offering, we will implement equity-based compensation arrangements that will require senior Carlyle professionals and other employees to vest ownership of their equity interests over future service periods. This will result in compensation charges over future periods under U.S. GAAP. In determining the aggregate fair value of any award grants, we will need to make judgments, among others, as to the grant date and estimated forfeiture rates. Each of these elements, particularly the forfeiture assumptions used in valuing our equity awards, are subject to significant judgment and variability and the impact of changes in such elements on equity-based compensation expense could be material.

Intangible Assets and Goodwill.  Our intangible assets consist of acquired contractual rights to earn future fee income, including management and advisory fees, and acquired trademarks. Finite-lived intangible assets are amortized over their estimated useful lives and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Goodwill represents the excess of cost over the identifiable net assets of businesses acquired and is recorded in the functional currency of the acquired entity. Goodwill is recognized as an asset and is reviewed for impairment annually as of October 1st and between annual tests when events and circumstances indicate that impairment may have occurred.

Recent and Pending Accounting Pronouncements

In May 2011, the FASB amended its guidance for fair value measurements and disclosures to converge U.S. GAAP and International Financial Reporting Standards (“IFRS”). The amended guidance, included in ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP,” is effective for us for our interim reporting period beginning after December 15, 2011. The amended guidance is generally clarifying in nature, but does change certain existing measurement principles in ASC 820 and requires additional disclosure about fair value measurements and unobservable inputs. We have not completed our assessment of the impact of this amended guidance, but do not expect the adoption to have a material impact on our financial statements.

In June 2011, the FASB amended its guidance on the presentation of comprehensive income. This guidance eliminates the option to report other comprehensive income and its components in the consolidated statement of changes in equity. An entity may elect to present items of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive, statements. Each component of net income and of other comprehensive income needs to be displayed under either alternative. In December 2011, the FASB issued a final standard to defer the new requirement to present components of reclassifications of other comprehensive income on the face of the income statement. This guidance is effective for interim and annual periods beginning after December 15, 2011. We adopted this guidance as of January 1, 2012, and the adoption did not have a material impact on our financial statements.

In September 2011, the FASB amended its guidance for testing goodwill for impairment by allowing an entity to use a qualitative approach to test goodwill for impairment. The amended guidance, included in ASU 2011-08, “Testing Goodwill for Impairment” is effective for us for our annual reporting period beginning after December 15, 2011. The amended guidance is intended to reduce complexity by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. We do not expect the adoption to have a material impact on our financial statements.

In December 2011, the FASB amended its guidance for offsetting financial instruments. The amended guidance, included in ASU 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities,” is effective for us for our annual reporting period beginning on or after January 1, 2013. The amended guidance requires additional disclosure about netting arrangements to enable financial statement users to evaluate the effect or potential effect of such arrangements on an entity’s financial position. We do not expect the adoption to have a material impact on our financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Our primary exposure to market risk is related to our role as general partner or investment advisor to our investment funds and the sensitivities to movements in the fair value of their investments, including the effect on management fees, performance fees and investment income.

Although our investment funds share many common themes, each of our alternative asset management asset classes runs its own investment and risk management processes, subject to our overall risk tolerance and philosophy. The investment process of our investment funds involves a comprehensive due diligence approach, including review of reputation of shareholders and management, company size and sensitivity of cash flow generation, business sector and competitive risks, portfolio fit, exit risks and other key factors highlighted by the deal team. Key investment decisions are subject to approval by both the fund-level managing directors, as well as the investment committee, which is generally comprised of one or more of the three founding partners, one “sector” head, one or more operating executives and senior investment professionals associated with that particular fund. Once an investment in a portfolio company has been made, our fund teams closely monitor the performance of the portfolio company, generally through frequent contact with management and the receipt of financial and management reports.

Effect on Fund Management Fees

Management fees will only be directly affected by short-term changes in market conditions to the extent they are based on NAV or represent permanent impairments of value. These management fees will be increased (or reduced) in direct proportion to the effect of changes in the market value of our investments in the related funds. The proportion of our management fees that are based on NAV is dependent on the number and types of investment funds in existence and the current stage of each fund’s life cycle. For the year ended December 31, 2011, approximately 10% of our fund management fees were based on the NAV of the applicable funds.

Effect on Performance Fees

Performance fees reflect revenue primarily from carried interest on our carry funds and incentive fees from our hedge funds. In our discussion of “Key Financial Measures” and “Critical Accounting Policies”, we disclose that performance fees are recognized upon appreciation of the valuation of our funds’ investments above certain return hurdles and are based upon the amount that would be due to Carlyle at each reporting date as if the funds were liquidated at their then-current fair values. Changes in the fair value of the funds’ investments may materially impact performance fees depending upon the respective funds performance to date as compared to its hurdle rate and the related carry waterfall. The following table summarizes the incremental impact, including our Consolidated Funds, of a 10% change in total remaining fair value by segment as of December 31, 2011 on our performance fee revenue:

	10% Increase in Total	10% Decrease in Total
	Remaining Fair Value	Remaining Fair Value
	(Dollars in Millions)

Corporate Private Equity	$490.8	$(746.4)
Real Assets	75.7	(89.9)
Global Market Strategies	66.8	(30.6)
Fund of Funds Solutions	75.2	(43.7)

Total	$708.5	$(910.6)

The following table summarizes the incremental impact of a 10% change in Level III remaining fair value by segment as of December 31, 2011 on our performance fee revenue:

	10% Increase in Level III	10% Decrease in Level III
	Remaining Fair Value	Remaining Fair Value
	(Dollars in Millions)

Corporate Private Equity	$265.3	$(483.5)
Real Assets	57.3	(71.4)
Global Market Strategies	57.0	(7.2)
Fund of Funds Solutions	75.1	(43.6)

Total	$454.7	$(605.7)

The effect of the variability in performance fee revenue would be in part offset by performance fee related compensation. See also related disclosure in “Segment Analysis.”

Effect on Assets Under Management

With the exception of our hedge funds, our fee-earning assets under management are generally not affected by changes in valuation. However, total assets under management is impacted by valuation changes to net asset value. The table below shows the net asset value included in total assets under management by segment (excluding available capital), and the percentage amount classified as Level III investments as defined within the fair value standards of GAAP:

	Total Assets Under Management,	Percentage Amount
	Excluding Available Capital	Classified as Level
	Commitments	III Investments
	(Dollars in millions)

Corporate Private Equity	$37,737	64%
Real Assets	$22,448	84%
Global Market Strategies	$23,434	57%
Fund of Funds Solutions	$25,879	97%

Exchange Rate Risk

Our investment funds hold investments that are denominated in non-U.S. dollar currencies that may be affected by movements in the rate of exchange between the U.S. dollar and non-U.S. dollar currencies. Non-U.S. dollar denominated assets and liabilities are translated at year-end rates of exchange, and the combined and consolidated statements of operations accounts are translated at rates of exchange in effect throughout the year. Additionally, a portion of our management fees are denominated in non-U.S. dollar currencies. We estimate that as of December 31, 2011, if the U.S. dollar strengthened 10% against all foreign currencies, the impact on our consolidated results of operations for the year then ended would be as follows: (a) fund management fees would decrease by $26.6 million, (b) performance fees would decrease by $2.7 million and (c) investment income would decrease by $1.4 million.

Interest Rate Risk

We have obligations under our term loan facility that accrue interest at variable rates. Interest rate changes may therefore affect the amount of interest payments, future earnings and cash flows.

We are subject to interest rate risk associated with our variable rate debt financing. To manage this risk, we entered into an interest rate swap in March 2008 to fix the interest rate on approximately 33% of the $725.0 million in term loan borrowings at 5.069%. The interest rate swap had an initial notional balance of $239.2 million, a current balance of $149.5 million as of December 31, 2011 and amortizes through August 20, 2013 (the swap’s maturity date) as the related term loan borrowings are repaid. This instrument was designated as a cash flow hedge and remains in place after the amendment of the senior secured credit facility. The interest rate swap continues to be designated as a cash flow hedge.

In December 2011, we entered into a second interest rate swap with an initial notional balance of $350.5 million to fix the interest rate at 2.832% on the remaining term loan borrowings not hedged by the March 2008 interest rate swap. This interest rate swap matures on September 30, 2016, which coincides with the maturity of the term loan. This instrument has been designated as a cash flow hedge.

Based on our debt obligations payable and our interest rate swaps as of December 31, 2011, we estimate that interest expense relating to variable rates would increase by approximately $3 million on an annual basis, in the event interest rates were to increase by one percentage point.

Credit Risk

Certain of our investment funds hold derivative instruments that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. We minimize our risk exposure by limiting the counterparties with which we enter into contracts to banks and investment banks who meet established credit and capital guidelines. We do not expect any counterparty to default on its obligations and therefore do not expect to incur any loss due to counterparty default.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information contained in this prospectus is subject to completion due to the fact that information related to our Reorganization and this offering is not currently determinable. We intend to complete this pro forma financial information, including amounts related to the pro forma adjustments set forth in the accompanying unaudited condensed combined and consolidated pro forma statement of operations and unaudited condensed combined and consolidated pro forma balance sheet, at such time that we update this prospectus and such information is available.

The following unaudited condensed combined and consolidated pro forma statement of operations for the year ended December 31, 2011 and the unaudited condensed combined and consolidated pro forma balance sheet as of December 31, 2011 are based upon the historical financial statements included elsewhere in this prospectus and the historical financial statements of the Business Acquisitions (defined below). These pro forma financial statements present our consolidated results of operations and financial position giving pro forma effect to the Business Acquisitions, the Reorganization and Offering Transactions described under “Organizational Structure” and the other transactions described below as if such transactions had been completed as of January 1, 2011 with respect to the unaudited condensed combined and consolidated pro forma statement of operations for the year ended December 31, 2011 and as of December 31, 2011 with respect to the unaudited condensed combined and consolidated pro forma balance sheet. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical combined and consolidated financial information of Carlyle Group. The adjustments are described in the notes to the unaudited condensed combined and consolidated pro forma statement of operations and the unaudited condensed combined and consolidated pro forma balance sheet.

Carlyle Group is considered our predecessor for accounting purposes, and its combined and consolidated financial statements will be our historical financial statements following the completion of the Reorganization and this offering. Because the existing owners of the Parent Entities control the entities that comprise Carlyle Group before and after the Reorganization, we will account for the transaction among these owners’ interests in our business, as part of the Reorganization, as a transfer of interests under common control. Accordingly, we will carry forward unchanged the value of these owners’ interests in the assets and liabilities recognized in Carlyle Group’s combined and consolidated financial statements into our consolidated financial statements.

The pro forma adjustments in the Business Acquisitions column give effect to the following transactions:

•	The acquisition by Carlyle Group in July 2011 of a 60% equity interest in AlpInvest, one of the world’s largest investors in private equity which advises a global private equity and mezzanine fund of funds program and related co-investment and secondary activities.

•	The acquisition by Carlyle Group in July 2011 of a 55% interest in ESG, an emerging markets equities and macroeconomic strategies investment manager.

Since the acquisitions of AlpInvest and ESG were completed in July 2011, the impact of these transactions is fully reflected in the historical Carlyle Group combined and consolidated balance sheet as of December 31, 2011, and therefore no adjustments are necessary to the unaudited pro forma balance sheet as of December 31, 2011. Also, the results of operations of AlpInvest and ESG for the period from July 1, 2011 through December 31, 2011 are reflected in the historical Carlyle Group combined and consolidated statement of operations, and therefore the pro forma adjustment to the unaudited condensed combined and consolidated pro forma statement of operations reflects the results of operations of AlpInvest and ESG for the period from January 1, 2011 through June 30, 2011.

The acquisitions of AlpInvest and ESG are collectively hereinafter referred to as the “Business Acquisitions.” The pro forma adjustments for the Business Acquisitions are based on the historical financial statements of the Business Acquisitions presented under U.S. GAAP and include assumptions that we believe are reasonable. The pro forma adjustments do not reflect any operating efficiencies or cost savings that we may achieve, any additional expenses that may be incurred with respect to operating the combined company, or the costs of integration that the combined company may incur. The pro forma adjustments give effect to events that are (i) directly attributable to the Business Acquisitions, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results of the companies.

The pro forma adjustments in the Reorganization and Other Adjustments column principally give effect to certain of the Reorganization and Offering Transactions described under “Organizational Structure,” including:

•	the restructuring of certain beneficial interests in investments in or alongside our funds that were funded by certain existing and former owners of the Parent Entities indirectly through the Parent Entities, such that the Parent Entities will (i) distribute a portion of these interests so that they are held directly by such persons and are no longer consolidated in our financial statements, and (ii) restructure the remainder of these interests so that they are reflected as non-controlling interests in our financial statements;

•	the redemption in March 2012 using borrowings on the revolving credit facility of our existing senior secured credit facility of the remaining $250 million aggregate principal amount of the subordinated notes. As a result of this redemption and the preceding redemption in October 2011 of $250 million aggregate principal amount of the subordinated notes, all of the subordinated notes have been fully redeemed;

•	the restructuring of certain carried interest rights allocated to retired senior Carlyle professionals so that such carried interest rights will be reflected as non-controlling interests in our financial statements. Our retired senior Carlyle professionals who have existing carried interests rights through their ownership in the Parent Entities will not participate in the transactions described in Reorganization and Offering Transactions under “Organizational Structure”. The carried interest rights held by these individuals will be restructured such that they will exchange their existing carried interest rights (through their ownership interests in the Parent Entities) for an equivalent amount of carried interest rights in the general partners of our funds. The individuals maintain the same carried interest rights before and after this restructuring, and no consideration in any form is being provided to them;

•	the reallocation of carried interest to senior Carlyle professionals and other individuals who manage our carry funds, such that the allocation to these individuals will be approximately 45% of all carried interest on a blended average basis, with the exception of the Riverstone funds, where Carlyle will retain essentially all of the carry to which we are entitled under our arrangements for those funds;

•	an adjustment to reflect compensation attributable to our senior Carlyle professionals as compensation expense rather than as distributions from equity, as well as an adjustment to reclassify the liability for amounts owed to our senior Carlyle professionals from due to Carlyle partners to accrued compensation and benefits; and

•	a provision for corporate income taxes on the income of The Carlyle Group L.P.’s wholly-owned subsidiaries that will be taxable for U.S. income tax purposes, which we refer to as the “corporate taxpayers.”

The pro forma adjustments in the Offering Adjustments column principally give effect to certain of the Reorganization and Offering Transactions described under “Organizational Structure,” including:

•	the effect of one or more cash distributions that our Parent Entities will make to their owners of previously undistributed earnings and excess accumulated cash totaling $ ;

•	an adjustment to reflect compensation expense related to the issuance and vesting of Carlyle Holdings partnership units as part of the Carlyle Holdings formation;

•	an adjustment to reflect compensation expense related to the grant and vesting of the deferred restricted common units of The Carlyle Group L.P. and the phantom deferred restricted common units, which will be granted to our employees at the time of this offering;

•	the issuance of common units in this offering at an assumed initial public offering price of $ per common unit, less estimated underwriting discounts and the payment of offering expenses by Carlyle Holdings;

•	the purchase by The Carlyle Group L.P.’s wholly-owned subsidiaries of newly-issued Carlyle Holdings partnership units for cash with the proceeds from this offering; and

•	the application by Carlyle Holdings of a portion of the proceeds from this offering to repay outstanding indebtedness, as described in “Use of Proceeds.”

The pro forma adjustments in the Adjustments for Non-Controlling Interests column relate to an adjustment to non-controlling interests in consolidated entities representing the Carlyle Holdings partnership units held by our existing owners after this offering. Prior to the completion of this offering, our existing owners will contribute all of their interests in the Parent Entities to Carlyle Holdings in exchange for an equivalent fair value of Carlyle Holdings partnership units. The Carlyle Holdings partnership units held by the existing owners will be reflected as non-controlling interests in consolidated entities in the combined and consolidated financial statements of The Carlyle Group L.P.

As described in greater detail under “Certain Relationships and Related Person Transactions — Tax Receivable Agreement,” we will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that the corporate taxpayers realize as a result of the exchange by the limited partners of the Carlyle Holdings partnerships for The Carlyle Group, L.P. common units and the resulting increases in tax basis and of certain other tax benefits related to entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. No such exchanges or other tax benefits have been assumed in the unaudited pro forma financial information and therefore no pro forma adjustment related to the tax receivable agreement is necessary.

As a public company, we will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. We expect to incur significant additional annual expenses related to these steps and, among other things, additional directors and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses. We have not included any pro forma adjustments relating to these costs.

The unaudited condensed pro forma financial information should be read together with “Organizational Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes included elsewhere in this prospectus.

The unaudited condensed combined and consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Carlyle Group that would have occurred had the transactions described above occurred on the dates indicated or had we operated as a public entity during the periods presented or for any future period or date. The unaudited condensed combined and consolidated pro forma financial information should not be relied upon as being indicative of our future or actual results of operations or financial condition had the Business Acquisitions, Reorganization and Offering Transactions described under “Organizational Structure” and the other transactions described above occurred on the dates assumed. The unaudited condensed combined and consolidated pro forma financial information also does not project our results of operations or financial position for any future period or date.

Unaudited Condensed Combined and Consolidated Pro Forma Balance Sheet
As of December 31, 2011

							Carlyle
							Holdings
							Pro Forma	Adjustments		The Carlyle
	Carlyle Group	Reorganization		Carlyle			As Adjusted	for Non-		Group L.P.
	Combined	and Other		Holdings	Offering		for the	Controlling		Consolidated
	Historical	Adjustments(1)		Pro Forma	Adjustments(2)		Offering	Interests(3)		Pro Forma
	(Dollars in millions)

Assets
Cash and cash equivalents	$509.6			$509.6		(a)	$			$
						(c)
						(d)
Cash and cash equivalents held at Consolidated Funds	566.6			566.6
Restricted cash	24.6			24.6
Restricted cash and securities of Consolidated Funds	89.2			89.2
Investments and accrued performance fees	2,644.0	$(64.9)	(a)	2,579.1
Investments of Consolidated Funds	19,507.3			19,507.3
Due from affiliates and other receivables, net	287.0	(23.6)	(a)	263.4
Due from affiliates and other receivables of Consolidated Funds, net	287.6			287.6
Fixed assets, net	52.7			52.7
Deposits and other	70.2			70.2
Intangible assets, net	594.9			594.9
Deferred tax assets	18.0			18.0		(b)

Total assets	$24,651.7	$(88.5)		$24,563.2			$			$

Liabilities and equity
Loans payable	$860.9	$260.0	(b)	$1,120.9		(d)
Subordinated loan payable to affiliate	262.5	(262.5)	(b)	—
Loans payable of Consolidated Funds	9,689.9	21.0	(a)	9,710.9
Accounts payable, accrued expenses and other liabilities	203.4			203.4
Accrued compensation and benefits	577.9	1,015.9	(c)	1,409.5
		(184.3)	(d)
Due to Carlyle partners	1,015.9	(1,015.9)	(c)	—
Due to affiliates	108.5			108.5
Deferred revenue	89.2			89.2
Deferred tax liabilities	48.3			48.3
Other liabilities of Consolidated Funds	568.1			568.1
Accrued giveback obligations	136.5			136.5

Total liabilities	13,561.1	(165.8)		13,395.3

Commitments and contingencies
Redeemable non-controlling interests in consolidated entities	1,923.4			1,923.4

Members’ equity	873.1	(203.3)	(a)	778.0		(a)			(a)
		2.5	(b)			(b)
		184.3	(d)			(c)
		(78.6)	(e)
Accumulated other comprehensive loss	(55.8)			(55.8)

Total members’ equity	817.3	(95.1)		722.2
Equity appropriated for Consolidated Funds	853.7	9.0	(a)	862.7
Non-controlling interests in consolidated entities	7,496.2	84.8	(a)	7,659.6
		78.6	(e)

Non-controlling interests in Carlyle Holdings	—			—					(a)

Total equity	9,167.2	77.3		9,244.5

Total liabilities and equity	$24,651.7	$(88.5)		$24,563.2			$			$

Notes to Unaudited Condensed Combined and Consolidated Pro Forma Balance Sheet
as of December 31, 2011

1.	Reorganization and Other Adjustments

(a)	Reflects the restructuring of certain beneficial interests in investments in or alongside our funds (including a note receivable), that were funded by certain existing and former owners of the Parent Entities indirectly through the Parent Entities. As part of the Reorganization, approximately $118.5 million of these interests at December 31, 2011 will be distributed so that they are held directly by such persons and are no longer consolidated in our financial statements, and approximately $84.8 million of these interests at December 31, 2011 will be restructured so that they will be reported as non-controlling interests in our financial statements. The combined effect is a $203.3 million reduction to our members’ equity.

Historically, these beneficial interests were funded through capital contributions to the Parent Entities, which were then invested into the respective fund. Accordingly, in the historical financial statements of Carlyle Group, these beneficial interests were included in the captions “investments and accrued performance fees”, “due from affiliates and other receivables, net” and “members’ equity” on the Carlyle Group balance sheet, and investment income/losses on such interests were included in “investment income (loss)”, “interest and other income” and “net income attributable to Carlyle Group” on the Carlyle Group statement of operations.

For the beneficial interests to be distributed that will be held directly by such persons, a pro forma adjustment has been recorded to decrease investments, due from affiliates, and members’ equity, as such interests will be distributed from the Parent Entities to the beneficial owners. Included in the distributed beneficial interests were $30.0 million of interests in our CLOs that are included in our Consolidated Funds; in the Carlyle Group historical combined and consolidated financial statements, these investments (in the form of debt securities issued by the CLO or equity interests in the CLO) had been eliminated against the related liability or equity recorded by the consolidated CLO. For these interests in consolidated CLOs, the pro forma adjustment results in increases to loans payable of Consolidated Funds and equity appropriated for Consolidated Funds (as the aforementioned elimination is no longer applicable after the debt securities or equity interests are held directly by the beneficial owner) and a decrease to members’ equity to reflect the distribution of the interest.

For the restructured beneficial interests that will be reflected as non-controlling interests totaling $84.8 million at December 31, 2011, a pro forma adjustment has been recorded to decrease members’ equity and increase non-controlling interests in consolidated entities, as such interests have been distributed from the Parent Entities to a legal entity that is not consolidated by Carlyle Holdings. The underlying investment (asset) related to those interests continues to be held by a consolidated subsidiary of Carlyle Holdings and the beneficial interests held by the non-consolidated legal entity are interests directly in the consolidated subsidiary.

The pro forma adjustments are based on the carrying amounts of these beneficial interests in the historical financial statements. The following table summarizes the pro forma impact for the restructured beneficial interests (amounts in millions):

						Non-controlling
		Due from			Equity appropriated	interests in
		affiliates and other	Loans payable of		for Consolidated	consolidated
	Investments	receivables, net	Consolidated Funds	Members’ equity	Funds	entities

Distributed beneficial interests in Consolidated Funds	$—	$—	$21.0	$(30.0)	$9.0	$—
Other distributed beneficial interests	(64.9)	(23.6)	—	(88.5)	—	—
Restructured beneficial interests	—	—	—	(84.8)	—	84.8

Total	$(64.9)	$(23.6)	$21.0	$(203.3)	$9.0	$84.8

Subsequent to the completion of the Reorganization, we will account for the restructured beneficial interests as “investments and accrued performance fees” and “non-controlling interests in consolidated entities” and the distributed beneficial interests associated with consolidated CLOs as “loans payable of Consolidated Funds” and “equity appropriated for Consolidated Funds”. There will be no ongoing accounting for the other distributed beneficial interests after the Reorganization is complete.

(b)	Reflects the redemption in March 2012 of the remaining $250 million aggregate principal amount of the subordinated loan payable to affiliate for a redemption price of $260.0 million. There was no accrued interest liability at December 31, 2011 on the subordinated loan payable to affiliate. The redemption was funded through borrowings on the revolving credit facility of Carlyle Group’s existing senior secured credit facility. This transaction resulted in a non-recurring gain of $2.5 million, representing the difference between the fair value of the subordinated notes at December 31, 2011 of $262.5 million and the redemption value of $260.0 million. As a result of this redemption and the preceding redemption in October 2011 of $250 million aggregate principal amount of the subordinated notes, all of the subordinated notes have been fully redeemed.

(c)	Reflects the reclassification of amounts owed to senior Carlyle professionals to accrued compensation and benefits. Prior to the Reorganization and this offering, the entities that comprise Carlyle Group have been partnerships or limited liability companies, and our senior Carlyle professionals were part of the ownership group of those entities. In the historical financial statements, the liability to senior Carlyle professionals for amounts owed to them (primarily compensation and performance fee related compensation) was reported separately from compensation amounts owed to other Carlyle employees. Subsequent to the Reorganization, the liability for compensation amounts owed to senior Carlyle professionals and other Carlyle employees will be aggregated on our balance sheet.

(d)	Reflects the reallocation of carried interest to senior Carlyle professionals and other individuals who manage our carry funds, such that the allocation to these individuals will be approximately 45% of all carried interest on a blended average basis, with the exception of the Riverstone funds, where Carlyle will retain essentially all of the carry to which we are entitled under our arrangements for those funds. As part of the Reorganization, our senior Carlyle professionals and other individuals who manage our carry funds will contribute to Carlyle

Holdings a portion of the equity interests they own in the general partners of our existing carry funds in exchange for an equivalent fair value of Carlyle Holdings partnership units.

Historically, these allocations of carried interest were accounted for as compensatory profit sharing arrangements. This adjustment reduces accrued compensation as of December 31, 2011 and increases members’ equity, to reflect the elimination of the compensation liability through the issuance of Carlyle Holdings partnership units in the exchange. As of December 31, 2011, the compensation liability related to this exchange was $184.3 million. The fair value of the Carlyle Holdings partnership units issued in this transaction will exceed the carrying value of the liability, resulting in a loss on the exchange. The fair value of the Carlyle Holdings partnership units has not been determined at this time. However, the pro forma increase to members’ equity (based on the fair value of Carlyle Holdings partnership units issued, when determined) less the decrease to members’ equity for the loss on the exchange results in the net pro forma increase to members’ equity of $184.3 million. The amounts for this adjustment have been derived from our historical results.

Subsequent to the completion of the Reorganization and this offering, we will continue to account for the remaining equity interests that our senior Carlyle professionals and other individuals who manage our carry funds own in the general partners of our existing carry funds as compensatory profit sharing arrangements.

(e)	Reflects the restructuring of ownership of certain carried interest rights allocated to retired senior Carlyle professionals so that such carried interest rights will be reflected as non-controlling interests. Our retired senior Carlyle professionals who have existing carried interests rights through their ownership in the Parent Entities will not participate in the transactions described in Reorganization and Offering Transactions under “Organizational Structure”. The carried interest rights held by these individuals will be restructured such that they will exchange their existing carried interest rights (through their ownership interests in the Parent Entities) for an equivalent amount of carried interest rights directly in the consolidated general partners of our funds. The individuals maintain the same carried interest rights before and after this restructuring, and no consideration in any form is being provided to them. Historically, these interests were reflected within “members’ equity” on the Carlyle Group balance sheet, as these interests existed through the individuals’ ownership interests in the Parent Entities, and the income attributable to these carried interest rights was included in “net income attributable to Carlyle Group” on the Carlyle Group statement of operations because their interests were part of the controlling interest in Carlyle Group. The amounts for this adjustment have been derived from our historical results. At December 31, 2011, the carrying value of these restructured carried interest rights was approximately $78.6 million. This adjustment has been recorded to reclassify this balance from members’ equity to non-controlling interests in consolidated entities.

Subsequent to the completion of the Reorganization, we will account for the carried interest rights allocated to retired senior Carlyle professionals as non-controlling interests in consolidated entities.

2.	Offering Adjustments

(a)	Reflects net proceeds of $ million from this offering through the issuance of common units at an assumed initial public offering price of $ per common unit (the midpoint of the range indicated on the front cover of this prospectus), less estimated underwriting discounts of $ million, with a corresponding increase to members’ equity. The net cash proceeds reflect a reduction of $ million for expenses of the offering that Carlyle Holdings will bear or reimburse to The Carlyle Group L.P. See note 3(a).

(b)	Reflects an adjustment to record deferred tax assets for outside tax basis differences created as a result of Carlyle Holdings I GP Inc.’s investment in Carlyle Holdings I L.P. In connection with the offering, Carlyle Holdings I GP Inc. will use offering proceeds to purchase its interest in Carlyle Holdings I L.P. As a result of the dilution that will occur from the purchase of interests in Carlyle Holdings I L.P. at a valuation in excess of the proportion of the book value of net assets acquired, there will be a tax basis difference associated with the investment. This adjustment is recorded to recognize the deferred tax assets for the excess of Carlyle Holdings I GP Inc.’s tax basis over its GAAP basis related to its investment in Carlyle Holdings I L.P. to the extent that such differences are expected to reverse in the foreseeable future. We have not reduced the deferred tax asset with a valuation allowance as we believe it is more likely than not that the deferred tax assets will be realized. The following table summarizes the pro forma adjustment as of December 31, 2011 (Dollars in millions):

Tax-basis of Carlyle Holdings I GP Inc.’s investment in Carlyle Holdings I L.P.	(1)	$
GAAP-basis of Carlyle Holdings I GP Inc.’s investment in Carlyle Holdings I L.P.	(2)

Temporary differences	(3)	$
Assumed tax rate			%

Deferred tax asset		$

(1)	Tax-basis of investment is assumed to equal the offering proceeds used by Carlyle Holdings I GP Inc. to purchase its interests in Carlyle Holdings I L.P.

(2)	The GAAP-basis of Carlyle Holdings I GP Inc.’s investment in Carlyle Holdings I L.P. will be adjusted for the immediate dilution that occurs as a result of Carlyle Holdings I GP Inc.’s purchase of interests in Carlyle Holdings I L.P. at a valuation in excess of the proportion of the book value of net assets acquired.

(3)	A deferred tax asset will only be provided for those temporary differences that are expected to reverse in the foreseeable future. For purposes of this pro forma adjustment, all temporary differences are assumed to reverse in the foreseeable future.

(c)	Reflects the effect of one or more distributions to our existing owners of cash representing undistributed earnings and excess accumulated cash generated by the Parent Entities prior to the date of the offering in an aggregate amount of $ million.

(d)	Reflects the use of a portion of the proceeds from this offering to repay outstanding indebtedness under the revolving credit facility of Carlyle Group’s existing senior secured credit facility, which matures on September 30, 2016 and currently bears interest at a rate equal to, at our option, either (a) at an alternate base rate plus an applicable margin not to exceed 0.75%, or (b) at LIBOR plus an applicable margin not to exceed 1.75% (2.05% at December 31, 2011). See “Use of Proceeds.”

3.	Adjustments for Non-Controlling Interests

(a)	Our existing owners will contribute to Carlyle Holdings their interests in the Parent Entities and a portion of the equity interests they own in the general partners of our existing investment funds and other entities that have invested in or alongside our funds in exchange for partnership units in Carlyle Holdings. The exchange is structured as a fair value exchange where the existing owners will exchange their interests in the Parent Entities and general partners for an equivalent fair value of Carlyle Holdings partnership units. Each existing owner will receive a number of Carlyle Holdings partnership units that is based on his/her individual interest in the Parent Entities and general partners, but in each case the individual will receive an equal number of partnership units in each of the three Carlyle Holdings partnerships.

We will operate and control all of the business and affairs of Carlyle Holdings and will consolidate the financial results of Carlyle Holdings and its subsidiaries. The ownership interests of the existing owners in Carlyle Holdings will be reflected as a non-controlling interest in our financial statements. The following table summarizes the pro forma adjustment for non-controlling interests in Carlyle Holdings as of December 31, 2011 (Dollars in millions):

Carlyle Group combined historical members’ equity	(1)	$
Restructuring of beneficial interests	(2)
Non-recurring gain on redemption of subordinated loan	(3)
Exchange of carried interest rights	(4)
Restructuring of carried interest rights	(5)
Distributions of undistributed earnings and excess accumulated cash	(6)
Acquisition of Carlyle Holdings partnership units by The Carlyle Group L.P.	(7)
Dilution of interests held by The Carlyle Group L.P.	(8)
Reimbursement of offering expenses to The Carlyle Group L.P.	(9)

		$

(1)	At the time of the Reorganization, all the outstanding members’ equity of the entities that comprise Carlyle Group will be exchanged for members’ equity in Carlyle Holdings. This ownership interest will be classified as non-controlling interests in Carlyle Holdings in The Carlyle Group L.P. consolidated financial statements.

(2)	The beneficial interests that will be restructured as part of the Reorganization (so that they are held directly by such beneficial owners and are no longer consolidated in the financial statements, or are restructured so that they will be reported as non-controlling interests in the financial statements) reduce Carlyle Group’s members’ equity and accordingly, reduce the pro forma adjustment to non-controlling interests in Carlyle Holdings. See note 1(a).

(3)	The non-recurring gain associated with the redemption in March 2012 of the subordinated loan payable to affiliate increases Carlyle Group’s members’ equity and accordingly, increases the pro-forma adjustment to non-controlling interests in Carlyle Holdings. See note 1(b).

(4)	The contribution of carried interest rights in exchange for Carlyle Holdings partnership units, and the related non-recurring loss on the exchange, results in a net increase of Carlyle Group’s members’ equity and accordingly, increases the pro-forma adjustment to non-controlling interests in Carlyle Holdings. See note 1(d).

(5)	The restructuring of ownership of certain carried interest rights held by retired senior Carlyle professionals reduces Carlyle Group’s members’ equity and accordingly, reduces the pro forma adjustment to non-controlling interests in Carlyle Holdings. See note 1(e).

(6)	See note 2(c).

(7)	Reflects our use of $ of assumed net proceeds from the issuance of the common units in this offering to purchase newly issued Carlyle Holdings partnership units at fair value. Assuming the underwriters do not exercise their option to purchase additional common units from us, we will directly and indirectly own % of the outstanding Carlyle Holdings partnership units upon the completion of this offering and the balance of the outstanding Carlyle Holdings partnership units will be owned by the existing owners.

We account for this portion of the Reorganization as a change in a parent’s ownership interest while retaining control; accordingly, we account for the cost of the interests purchased as a reduction of non-controlling interests in Carlyle Holdings. The cost of interests purchased is $ million.

(8)	Reflects an adjustment to record non-controlling interests in Carlyle Holdings relating to the Carlyle Holdings partnership units to be held by our existing owners after this offering; such units represent % of all Carlyle Holdings partnership units outstanding after this offering. Because we will purchase the interests in Carlyle Holdings at a valuation in excess of the proportion of the book value of net assets acquired, we will incur an immediate dilution in carrying value of approximately $ million. This dilution is reflected within members’ equity as a reallocation from members’ equity to non-controlling interests in Carlyle Holdings. See “Organizational Structure — Offering Transactions” and “Use of Proceeds.”

In connection with the Reorganization, we will enter into an exchange agreement with the limited partners of the Carlyle Holdings partnerships. Under the exchange agreement, subject to the applicable vesting and minimum retained ownership requirements and transfer restrictions, each holder of Carlyle Holdings partnership units (and certain transferees thereof), other than the subsidiaries of The Carlyle Group L.P., may up to four times a year, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange these partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. Under the exchange agreement, to effect an exchange a holder of partnership units in Carlyle Holdings must simultaneously exchange one partnership unit in each of the Carlyle Holdings partnerships. No such exchanges have been assumed in the calculation of the pro forma adjustment for non-controlling interests.

(9)	See note 2(a).

Unaudited Condensed Combined and Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2011

									Carlyle
			Carlyle						Holdings
	Carlyle		Group						Pro Forma	Adjustments		The Carlyle
	Group		Including	Reorganization		Carlyle			As Adjusted	for Non-		Group L.P.
	Combined	Business	the Business	and Other		Holdings	Offering		for the	Controlling		Consolidated
	Historical	Acquisitions(1)	Acquisitions	Adjustments(2)		Pro Forma	Adjustments(3)		Offering	Interests(4)		Pro Forma
			(Dollars in millions, except per unit data)

Revenues
Fund management fees	$915.5	$46.7	$962.2			$962.2			$			$
Performance fees
Realized	1,307.4	18.2	1,325.6			1,325.6
Unrealized	(185.8)	59.7	(126.1)			(126.1)

Total performance fees	1,121.6	77.9	1,199.5			1,199.5
Investment income
Realized	65.1	—	65.1	$(29.1	)(a)	36.0
Unrealized	13.3	0.4	13.7	(2.8	)(a)	10.9

Total investment income	78.4	0.4	78.8	(31.9)		46.9
Interest and other income	15.8	1.8	17.6	(0.4	)(a)	17.2
Interest and other income of Consolidated Funds	714.0	71.9	785.9			785.9

Total revenues	2,845.3	198.7	3,044.0	(32.3)		3,011.7
Expenses
Compensation and benefits Base compensation	374.5	28.2	402.7	234.5	(b)	637.2		(a)
Performance fee related
Realized	225.7	7.9	233.6	490.8	(b)	724.4
Unrealized	(122.3)	34.0	(88.3)	(145.5	)(b)	(233.8)

Total compensation and benefits	477.9	70.1	548.0	579.8		1,127.8
General, administrative and other expenses	240.4	14.9	255.3			255.3
Depreciation and amortization	83.1	10.4	93.5			93.5
Interest	60.6	3.4	64.0	(22.9	)(c)	41.1		(b)
Interest and other expenses of Consolidated Funds	453.1	43.9	497.0			497.0
Other non-operating expenses	32.0	—	32.0	14.1	(b)	17.6
				(28.5	)(c)

Total expenses	1,347.1	142.7	1,489.8	542.5		2,032.3
Other income (loss)
Net investment gains (losses) of Consolidated Funds	(323.3)	560.7	237.4	0.4	(a)	237.8
Gain on business acquisition	7.9	—	7.9			7.9

Income before provision for income taxes	1,182.8	616.7	1,799.5	(574.4)		1,225.1
Provision for income taxes	28.5	15.8	44.3	5.0	(d)	49.3

Income from continuing operations before nonrecurring charges directly attributable to the transaction	1,154.3	600.9	1,755.2	(579.4)		1,175.8
Net income (loss) attributable to non-controlling interests in consolidated entities	(202.6)	568.1	365.5	44.6	(f)	410.1
Net income attributable to non-controlling interests in Carlyle Holdings	—	—	—	—		—					(a)

Net income attributable to Carlyle Group	$1,356.9	$32.8	$1,389.7	$(624.0	)(f)	$765.7		(a)	$		(a)	$

Net income per common unit
Basic													$(5a)

Diluted													$(5a)

Weighted average common units outstanding
Basic													(5a)

Diluted													(5a)

Notes to Unaudited Condensed Combined and Consolidated Pro Forma Statement of Operations

1.	Business Acquisitions

On July 1, 2011, Carlyle Group acquired a 60% interest in AlpInvest, one of the world’s largest investors in private equity. The consolidated income statement for AlpInvest for the period from January 1, 2011 through June 30, 2011 is derived from its unaudited financial statements not included in this prospectus.

On July 1, 2011, Carlyle Group acquired 55% of ESG, an emerging markets equities and macroeconomic strategies investment manager. The consolidated income statement of ESG for the period from January 1, 2011 through June 30, 2011 is derived from its unaudited financial statements not included in this prospectus.

Carlyle Group consolidates the financial position and results of operations of the Business Acquisitions effective on the date of the closing of each Business Acquisition, and has accounted for the Business Acquisitions as business combinations.

Since the AlpInvest and ESG acquisitions occurred on July 1, 2011, the impact of these acquisitions for the period from July 1, 2011 through December 31, 2011 is fully reflected in the historical Carlyle Group combined and consolidated financial statements for the year ended December 31, 2011. Therefore, the adjustment necessary to the unaudited pro forma financial information for the year ended December 31, 2011 represents the results of operations of AlpInvest and ESG for the period from January 1, 2011 through June 30, 2011.

For additional information concerning the Business Acquisitions, please see Note 3 to the combined and consolidated financial statements included elsewhere in this prospectus.

The following tables summarize the pro forma impact to the Carlyle Group historical consolidated statement of operations from the Business Acquisitions for the period presented. For purposes of determining the impact to the unaudited condensed combined and consolidated pro forma statement of operations, the Acquisitions are assumed to have occurred on January 1, 2011.

For the Period from January 1, 2011 through June 30, 2011

	AlpInvest	ESG	Pro Forma
	Consolidated	Consolidated	Acquisition		Total Business
	Historical	Historical	Adjustments		Acquisitions
	(Dollars in millions)

Revenues
Fund management fees	$37.9	$8.8	$—		$46.7
Performance fees
Realized	18.1	0.1	—		18.2
Unrealized	40.4	19.3	—		59.7

Total performance fees	58.5	19.4	—		77.9
Investment income
Realized	—	—	—		—
Unrealized	—	0.4	—		0.4

Total investment income	—	0.4	—		0.4
Interest and other income	1.5	0.2	0.1	(a)	1.8
Interest and other income of Consolidated Funds	69.6	2.3	—		71.9

Total revenues	167.5	31.1	0.1		198.7
Expenses
Compensation and benefits
Base compensation	26.0	4.6	(2.4	)(b)	28.2
Performance fee related
Realized	12.0	0.1	(4.2	)(b)	7.9
Unrealized	43.8	2.4	(12.2	)(b)	34.0

Total compensation and benefits	81.8	7.1	(18.8)		70.1
General, administrative and other expenses	9.1	5.8	—		14.9
Depreciation and amortization	0.4	—	10.0	(c)	10.4
Interest	1.5	—	1.9	(d)	3.4
Interest and other expenses of Consolidated Funds	36.6	7.3	—		43.9
Other non-operating expenses	—	—	—		—

Total expenses	129.4	20.2	(6.9)		142.7
Other income (loss)
Net investment gains of Consolidated Funds	525.5	35.2	—		560.7

Income before provision for income taxes	563.6	46.1	7.0		616.7
Provision for income taxes	16.4	0.4	(1.0	)(e)	15.8

Net income	547.2	45.7	8.0		600.9
Net income attributable to non-controlling interests in consolidated entities	529.5	22.6	16.0	(f)	568.1

Net income attributable to Carlyle Group (or controlling interest)	$17.7	$23.1	$(8.0)		$32.8

(a)	This adjustment reflects interest income on loans issued by Carlyle Group in conjunction with the AlpInvest acquisition of $1.7 million at its contractual annual interest rate of 7%.

(b)	In conjunction with the Business Acquisitions, certain employees were admitted as senior Carlyle professionals. The entities that comprise Carlyle Group are partnerships or limited liability companies. Accordingly, all payments to our senior Carlyle professionals have been accounted for as distributions from members’ equity rather than as compensation expenses in the historical Carlyle Group financial statements. Accordingly, this adjustment reduces the historical compensation expenses of the Business Acquisitions for the amounts associated with those employees who are senior Carlyle professionals. Following this offering, we intend to account for compensation payments to our senior Carlyle professionals as compensation expenses. The amounts in this pro forma acquisition adjustment are included in that compensation pro forma adjustment (See note 2(b)).

(c)	This adjustment reflects the amortization expense associated with intangible assets acquired from the Business Acquisitions.

The acquisition of AlpInvest included approximately $72.0 million of intangible assets with an estimated useful life of ten years. Amortization of the AlpInvest intangible assets of $3.6 million for the six months ended June 30, 2011 has been included in the pro forma adjustment.

The acquisition of ESG included approximately $89 million of intangible assets with an estimated useful life of seven years. Amortization of the ESG intangible assets of $6.4 million for the six months ended June 30, 2011 has been included in the pro forma adjustment.

(d)	This adjustment reflects interest expense on Carlyle Group’s borrowing of €81.0 million ($116.6 million) on the revolving credit facility of its existing senior secured credit facility to finance the AlpInvest acquisition. The variable interest rate applied to the borrowing during the period presented ranged from 3.05% to 3.48%.

(e)	This adjustment reflects the expected reduction of the deferred tax liabilities associated with the amortization of identifiable intangible assets arising from the AlpInvest and ESG acquisitions. The deferred tax liabilities will be reduced over the same period as the related identifiable intangible assets (see note (c) above) are amortized. The pro forma reduction of the AlpInvest deferred tax liabilities was $0.8 million for the six months ended June 30, 2011. The pro forma reduction of the ESG deferred tax liabilities was $0.2 million for the six months ended June 30, 2011.

(f)	This adjustment reflects the allocation of the pro-forma net income for the periods presented to the 40% non-controlling interests in AlpInvest. This adjustment allocates to the non-controlling interests 40% of the historical income attributable to the controlling interest for AlpInvest, 40% of the pro forma acquisition adjustments attributable to AlpInvest, and 100% of all carried interest income in respect of the historical investments and commitments to the AlpInvest fund of funds vehicles that existed as of December 31, 2010. The table below summarizes the components of this adjustment (Dollars in millions):

AlpInvest net income attributable to controlling interest	$17.7
Deduct: Carried interest income attributable to historical investments (100% non-controlling interest)	(4.5)
Add (Deduct) pro forma adjustments:
Compensation for admitted senior Carlyle professionals	18.3
Amortization of intangible assets	(3.6)
Amortization of deferred tax liabilities	0.8

AlpInvest adjusted earnings subject to 40% non-controlling interest	28.7
Non-controlling interest	40%

11.5
Add: Carried interest income attributable to historical investments (100% non-controlling interest)	4.5

Net income attributable to non-controlling interests	$16.0

2.	Reorganization and Other Adjustments

(a)	This adjustment reflects the restructuring of certain beneficial interests in investments in or alongside our funds (including a note receivable) that were funded by certain existing and formers owners of the Parent Entities indirectly through the Parent Entities. As part of the Reorganization, certain interests will be distributed so that they are held directly by such persons and are no longer consolidated in our financial statements, and certain other interests will be restructured so that they will be reported as non-controlling interests.

Historically, these beneficial interests were funded through capital contributions to the Parent Entities, which were then invested into the respective fund. Accordingly, in the historical financial statements of Carlyle Group, these beneficial interests were included in the captions “investments and accrued performance fees”, “due from affiliates and other receivables, net” and “members’ equity” on the Carlyle Group balance sheet, and investment income/losses on such interests were included in “investment income (loss)”, “interest and other income” and “net income attributable to Carlyle Group” on the Carlyle Group statement of operations.

For the beneficial interests to be distributed so that will be held directly by such persons, a pro forma adjustment has been recorded to eliminate the historical investment income associated with the investments with a corresponding decrease to net income attributable to Carlyle Group as they are no longer investments of Carlyle Holdings. Included in the distributed beneficial interests were certain interests in our CLOs that are included in our Consolidated Funds; in the Carlyle Group historical combined and consolidated financial statements, the investment income/loss on those interests had been eliminated against the related gain/loss recorded by the Consolidated Fund. For these interests in consolidated CLOs, the pro forma adjustment results in an adjustment to net investment gains (losses) of Consolidated Funds (as the aforementioned elimination is no longer applicable after the interest is held directly by the beneficial owner).

For the beneficial interests that will be reflected as non-controlling interests, a pro forma adjustment has been recorded to reclassify the income attributable to the restructured interests to income attributable to non-controlling interests in consolidated entities from income attributable to Carlyle Group. The underlying investment related to those interests continues to be held by a consolidated subsidiary of Carlyle Holdings and the beneficial interests are interests directly in the consolidated subsidiary.

The amounts for these adjustments were derived based on historical financial results. The following table summarizes the pro forma impact for the restructured beneficial interests:

				Net income (loss)
				attributable to
				non-controlling
		Interest	Net investment	interests in	Net income
	Investment	and other	gains (losses) of	consolidated	attributable to
	Income	income	Consolidated Funds	entities	Carlyle Group
	(Amounts in millions)

Distributed beneficial interests in Consolidated Funds	$—	$—	$0.4	$—	$0.4
Other distributed beneficial interests	(31.9)	(0.4)	—	—	(32.3)
Restructured beneficial interests	—	—	—	9.7	(9.7)

Total	$(31.9)	$(0.4)	$0.4	$9.7	$(41.6)

Subsequent to the completion of the Reorganization, we will account for the restructured beneficial interests as non-controlling interests in consolidated entities and the distributed beneficial interests associated with consolidated CLOs as “net investment gains (losses) of Consolidated Funds”. There will be no ongoing accounting for the other distributed beneficial interests after the Reorganization is complete.

(b)	This adjustment reflects changes to compensation and benefits expenses associated with historical payments to our senior Carlyle professionals attributable to compensation and benefits and the reallocation of carried interest in our carry funds that are currently held by our senior Carlyle professionals and other Carlyle employees. Also included in this adjustment is the change in the fair value of the liability associated with acquisition-related contingent consideration that is payable to senior Carlyle professionals based on the fulfillment of performance conditions. The effects of these items on our unaudited condensed combined and consolidated pro forma statement of operations is as follows (Dollars in millions):

Compensation and benefits attributable to senior Carlyle professionals(1)	$234.5
Performance fee related compensation attributable to senior Carlyle professionals(1)	453.2
Fair value adjustment to contingent consideration liability(2)	14.1
Performance fee related compensation expense adjustment due to carried interest reallocation(3)	(107.9)

Total	$593.9

(1)	Reflects an adjustment to record base salary, annual bonus, and benefit expenses attributable to our senior Carlyle professionals as compensation expense. Additionally, performance fee related compensation attributable to our senior Carlyle professionals is included in this pro forma adjustment. Prior to the Reorganization and this offering, the entities that comprise Carlyle Group have been partnerships or limited liability companies. Accordingly, all payments to our senior Carlyle professionals generally have been accounted for as distributions from members’ equity rather than as compensation expenses. Following this offering, we intend to account for compensation payments to our senior Carlyle professionals as compensation expenses. Amounts have been derived based upon our historical results and the pro forma adjustments for the Business Acquisitions and do not reflect the assumed acquisition by Carlyle Holdings of the additional allocations of carried interest in our carry funds that are currently held by our senior Carlyle professionals (see (3) below).

(2)	Reflects an adjustment to record the change in the fair value of the liability associated with acquisition-related contingent consideration that is payable to senior Carlyle professionals based on the fulfillment of performance conditions. These payments are not contingent upon the senior Carlyle professional being employed by Carlyle at the time that the performance conditions are met. Historically, the change in the fair value of this liability was recorded within members’ equity, as the amounts are obligations payable to senior Carlyle professionals. Following this offering, we intend to account for this liability in a manner similar to all other acquisition-related contingent consideration; the change in fair value of this liability will be recorded within other non-operating expenses.

(3)	As part of the Reorganization, there will be a reallocation of carried interest to senior Carlyle professionals and other individuals who manage our carry funds, such that the allocation to these individuals will be approximately 45% of all carried interest on a blended average basis, with the exception of the Riverstone funds, where Carlyle will retain essentially all of the carry to which we are entitled under our arrangements for those funds. Our senior Carlyle professionals and other individuals who manage our carry funds will contribute to Carlyle Holdings a portion of the equity interests they own in the general partners of our existing carry funds in exchange for an equivalent fair value of Carlyle Holdings partnership units. No compensation is associated with this exchange as the individuals are receiving an equivalent fair value of Carlyle Holdings partnership units for the fair value of the carried interest rights that they are contributing.

Historically, these allocations of carried interest were accounted for as performance fee compensation expense for our Carlyle employees and as distributions from members’ equity for our senior Carlyle professionals. This adjustment reduces the performance fee related compensation expense associated with the reallocation of carried interest. The amounts have been derived from our historical results. The fair value of the Carlyle Holdings interests issued in this transaction exceeds the carrying value of the compensation liability, resulting in a nonrecurring charge of $106.6 million associated with this transaction.

Subsequent to the completion of the Reorganization and this offering, we will account for the remaining equity interests that our senior Carlyle professionals and other individuals who manage our carry funds own in the general partners of our existing carry funds as performance fee compensation expense.

(c)	Reflects the elimination of all interest expense and fair value adjustments associated with the subordinated loan payable to affiliate. In October 2011, the Parent Entities redeemed $250 million aggregate principal amount of the subordinated loan payable to affiliate. In March 2012, the Parent Entities redeemed the remaining $250 million aggregate principal amount of the subordinated loan payable to affiliate for $260 million. As a result of the redemptions in October 2011 and March 2012, all of the subordinated notes have been fully redeemed. Accordingly, interest expense of $33.6 million and fair value adjustments of $28.5 million for the year ended December 31, 2011 have been eliminated from the condensed combined and consolidated pro forma statement of operations.

This adjustment also reflects pro forma interest expense of $10.7 million for the year ended December 31, 2011 related to the borrowings on the revolving credit facility of Carlyle Group’s existing senior secured credit facility totaling $520 million related to the October 2011 and March 2012 redemptions, at an average interest rate of 2.05%.

(d)	We have historically operated as a group of partnerships for U.S. federal income tax purposes and, for certain entities located outside the United States, corporate entities for foreign income tax purposes. Because most of the entities in our consolidated group are pass-through entities for U.S. federal income tax purposes, our profits and losses are generally allocated to the partners who are individually responsible for reporting such amounts and we are not taxed at the entity level. Based on applicable foreign, state, and local tax laws, we record a provision for income taxes for certain entities. Accordingly, the income tax provisions shown on Carlyle Group’s historical combined and consolidated statement of operations of $28.5 million for the year ended December 31, 2011 primarily consisted of the District of Columbia and foreign corporate income taxes.

Following the transactions described under “Organizational Structure” and this offering, the Carlyle Holdings partnerships and their subsidiaries will continue to operate as partnerships for U.S. federal income tax purposes and, for certain entities located outside the United States, corporate entities for foreign income tax purposes. Accordingly, several entities will continue to be subject to the District of Columbia franchise tax and the New York City unincorporated business income tax (UBT) and non-U.S. entities will continue to be subject to corporate income taxes in jurisdictions in which they operate in. In addition, certain newly formed wholly-owned subsidiaries of The Carlyle Group L.P. will be subject to entity-level corporate income taxes. As a result of our new corporate structure, we will record an additional provision for corporate income taxes that will reflect our current and deferred income tax liability relating to the taxable earnings allocated to such entities.

The table below reflects our calculation of the pro forma income tax provision and the corresponding assumptions (Dollars in millions):

Income before provision for income taxes — Carlyle Holdings pro forma	$1,225.1
Less: income before provision for income taxes — attributable to non-taxable subsidiaries(1)	(890.7)

Income before provision for income taxes — attributable to Carlyle Holdings I L.P.	334.4
Less: income allocable to Carlyle partners and not allocable to Carlyle Holdings I GP Inc.	(301.0)

Carlyle Holdings I L.P. income attributable to Carlyle Holdings I GP Inc.	33.4
Expenses of Carlyle Holdings I GP Inc.	(16.5)

Income before provision for income taxes — attributable to Carlyle Holdings I GP Inc.	$16.9

Federal tax expense at statutory rate, net of foreign tax credits	$4.3
State and local tax expense and foreign tax expense(2)	0.7

Total adjustment — provision for income taxes	$5.0

(1)	Income was attributed to these entities based on income or losses of the subsidiaries of the entities. Please see “Material U.S. Federal Tax Considerations” for a discussion of the different tax requirements of the subsidiaries of The Carlyle Group L.P.

(2)	State and local tax expense was determined at a blended rate of 4.3%.

The amount of the adjustment reflects the difference between the actual tax provision for the historical organizational structure and the estimated tax provision that would have resulted had the transactions described under “Organizational Structure” and this offering been effected on January 1, 2011. This adjustment consisted of $5.0 million of state and federal income taxes for the year ended December 31, 2011; no adjustment for foreign taxes was necessary.

(e)	Reflects the historical basis of partnership interests in subsidiaries of the Parent Entities that the existing owners are retaining. Certain retired senior Carlyle professionals will retain their interests in our carried interest entities. For these individuals, their carried interests rights will be restructured such that they will exchange their pre-existing carried interest rights (through their ownership interests in the Parent Entities) for an equivalent amount of carried interest rights directly in the consolidated general partners of our funds. Historically, these interests were reflected within “members’ equity” on the Carlyle Group balance sheet, as these interests existed through the individuals’ ownership interests in the Parent Entities, and the income attributable to these carried interests rights were included in “net income attributable to Carlyle Group” on the Carlyle Group statement of operations because their interests were part of the controlling interest in Carlyle Group. As their carried interest rights will no longer be held through a parent of Carlyle Group directly or indirectly after this exchange, this adjustment reclassifies the income attributable to those interests totaling $42.3 million as net income attributable to non-controlling interests in consolidated entities from net income attributable to Carlyle Group (see adjustment 2(f)). This amount was derived based on historical financial results as well as the ownership of the individuals.

Subsequent to the completion of the Reorganization, we will account for the carried interest rights allocated to retired senior Carlyle professionals as non-controlling interests in consolidated entities.

(f)	Reflects the allocation of the pro forma Reorganization and Other Adjustments to net income attributable to Carlyle Group or net income (loss) attributable to non-controlling interests in consolidated entities, as follows (Dollars in millions):

		Net income (loss)
		attributable to
		non-controlling
	Net income	interests in
	attributable to	consolidated
	Carlyle Group	entities

Restructuring of beneficial interests(1)	$(41.6)	$9.7
Compensation and benefits(2)	(586.5)	(7.4)
Interest expense(3)	51.4	—
Tax provision(4)	(5.0)	—
Restructuring of carried interest rights(5)	(42.3)	42.3

Total	$(624.0)	$44.6

(1)	See adjustment 2(a).

(2)	See adjustment 2(b).

(3)	See adjustment 2(c).

(4)	See adjustment 2(d).

(5)	See adjustment 2(e).

3.	Offering Adjustments

(a)	This adjustment reflects additional compensation and benefits expenses associated with (1) the issuance of unvested Carlyle Holdings partnership units as part of the Carlyle Holdings formation, (2) the grant of unvested deferred restricted common units of The Carlyle Group L.P., and (3) the grant of unvested phantom deferred restricted common units. The effects of these items on our unaudited condensed combined and consolidated pro forma statement of operations for the year ended December 31, 2011 is as follows (Dollars in millions):

Issuance of unvested Carlyle Holdings partnership units to our senior Carlyle professionals(1)	$
Grant of unvested deferred restricted common units of The Carlyle Group L.P.(2)
Grant of unvested phantom deferred restricted common units(3)

Total	$

(1)	As part of the Reorganization, our existing owners will receive Carlyle Holdings partnership units, of which will be vested and will be unvested.

We intend to reflect the unvested Carlyle Holdings partnership units as compensation expense in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). The unvested Carlyle Holdings partnership units will be charged to expense as the Carlyle Holdings partnership units vest over the service period on a straight-line basis. See “Certain Relationships and Related Person Transactions — Carlyle Holdings Partnership Agreements.” Amounts have been derived assuming a fair value of $ per partnership unit (based on the assumed initial public offering price per common unit in this offering, determined as the midpoint of the range indicated on the front cover of this prospectus), multiplied by the number of unvested units, expensed over the assumed service period, which ranges from to years. Additionally, the calculation of the expense assumes a forfeiture rate of up to %. This expense is derived from awards with a total service period of five years or less of $ million and a total service period of greater than five years of $ million.

(2)	At the time of the offering, we intend to grant deferred restricted common units of The Carlyle Group L.P. to our employees. The deferred restricted common units will be unvested when granted and will vest over a service period. The grant-date fair value of the units will be charged to compensation expense over the vesting period. The amount in the adjustment has been derived assuming an offering price of $ per unit, multiplied by the number of unvested units, expensed over the assumed service period, which ranges from to years. Additionally, the calculation of the expense assumes a forfeiture rate up to %. This expense is derived from awards with a total service period of five years or less of $ million and a total service period of greater than five years of $ million.

(3)	At the time of the offering, we intend to grant phantom deferred restricted common units to our employees. The phantom deferred restricted common units will be unvested when granted and will vest over a service period. Upon vesting, the units will be settled in cash. Because the awards are subject to vesting, no liability will be recorded upon grant and thus no pro forma adjustment is reflected in our unaudited condensed combined and consolidated pro forma balance sheet. The fair value of the units will be re-measured each reporting period until settlement and charged to compensation expense over the vesting period. The amount in the adjustment has been derived assuming an offering price of $ per unit (the assumed initial fair value of the phantom deferred restricted common units), multiplied by the number of unvested units, expensed over the assumed service period, which ranges from to years. No change to the fair value of the liability is assumed over the periods presented. Additionally, the calculation of the expense assumes a forfeiture rate of up to %. This expense is derived from awards with a total service period of five years or less of $ million and a total service period of greater than five years of $ million.

(b)	Reflects a reduction of pro forma interest expense of $ million for the year ended December 31, 2011 associated with the assumed repayment of $ million of borrowings using the proceeds of this offering. See “Use of Proceeds.”

4.	Adjustments for Non-Controlling Interests

(a)	In order to reflect the Reorganization and offering transaction as if they occurred on January 1, 2011, an adjustment has been made to reflect the inclusion of non-controlling interests in consolidated entities representing Carlyle Holdings partnership units that are held by the existing owners after this offering. Such Carlyle Holdings partnership units represent % of all Carlyle Holdings partnership units outstanding immediately following this offering.

In connection with the Reorganization, we will enter into an exchange agreement with the limited partners of the Carlyle Holdings partnerships. Under the exchange agreement, subject to the applicable vesting and minimum retained ownership requirements and transfer restrictions, each holder of Carlyle Holdings partnership units (and certain transferees thereof), other than the subsidiaries of The Carlyle Group L.P., may up to four times a year, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange these partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. Under the exchange agreement, to effect an exchange a holder of partnership units in Carlyle Holdings must simultaneously exchange one partnership unit in each of the Carlyle Holdings partnerships. No such exchanges have been assumed for the periods presented in the calculation of the pro forma adjustment for non-controlling interests presented herein.

The following table reflects the calculation of the adjustment to net income attributable to non-controlling interests (Dollars in millions):

Net income — Carlyle Holdings pro forma	$
Less: net income attributable to non-controlling interests in consolidated entities

Net income attributable to Carlyle Holdings
Percentage allocable to existing owners

Net income attributable to non-controlling interests held by the existing owners	$

5.	Calculation of Earnings per Common Unit

(a)	For purposes of calculating the pro forma net income per common unit, the number of common units of The Carlyle Group L.P. outstanding are calculated as follows:

Units from which proceeds will be used to purchase interests in Carlyle Holdings
Units from which proceeds will be used to repay outstanding loans payable
The Carlyle Group L.P. deferred restricted common units which vest one year subsequent to the completion of the offering

Total pro forma common units of The Carlyle Group L.P. outstanding

We have excluded           common units of The Carlyle Group L.P. from the calculations above because the proceeds from the sale of these units will be used for general corporate purposes and to provide capital for future growth and expansion.

The weighted-average common units outstanding are calculated as follows:

	Basic	Diluted

The Carlyle Group L.P. common units outstanding
Unvested deferred restricted common units
Carlyle Holdings partnership units

Weighted-average common units outstanding

In connection with the Reorganization, we will enter into an exchange agreement with the limited partners of the Carlyle Holdings partnerships. Under the exchange agreement, subject to the applicable vesting and minimum retained ownership requirements and transfer restrictions, each holder of Carlyle Holdings partnership units (and certain transferees thereof), other than the subsidiaries of The Carlyle Group L.P., may up to four times a year, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange these partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. Under the exchange agreement, to effect an exchange a holder of partnership units in Carlyle Holdings must simultaneously exchange one partnership unit in each of the Carlyle Holdings partnerships. In computing the dilutive effect, if any, that the exchange of Carlyle Holdings partnership units would have on earnings per common unit, we considered that net income available to holders of common units would increase due to the elimination of non-controlling interests in consolidated entities associated with the Carlyle Holdings partnership units (including any tax impact). We apply the treasury stock method to determine the dilutive weighted-average common units represented by our unvested deferred restricted common units.

The pro forma basic and diluted net income per common unit are calculated as follows (Dollars in millions, except per unit data):

	Basic	Diluted

Pro forma net income attributable to The Carlyle Group L.P.	$	$
Weighted average common units outstanding

Pro forma net income per common unit	$	$

Economic Net Income, Fee Related Earnings and Distributable Earnings — Pro Forma

Economic net income (“ENI”) is a key performance benchmark used in our industry. ENI represents net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation that will be issued in conjunction with this offering or future acquisitions, corporate actions and infrequently occurring or unusual events. ENI is also presented on a basis that deconsolidates the Consolidated Funds. We believe the exclusion of these items provides investors with a meaningful indication of our core operating performance. ENI is evaluated regularly by management in making resource deployment decisions and in assessing performance of our four segments and for compensation. We believe that reporting ENI is helpful to understanding our business and that investors should review the same supplemental financial measure that management uses to analyze our segment performance. This measure supplements and should be considered in addition to and not in lieu of income before taxes in accordance with U.S. GAAP. For a further discussion about ENI, see Note 14 to our combined and consolidated financial statements appearing elsewhere in this prospectus.

Distributable Earnings is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders. Distributable Earnings, which is a non-GAAP measure, is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is total ENI less unrealized performance fees, unrealized investment income and the corresponding unrealized performance fee compensation expense.

Fee related earnings is a component of ENI and is used to measure our operating profitability exclusive of performance fees, investment income from investments in our funds and performance fee-related compensation. Accordingly, fee related earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. We use fee related earnings from operations to measure our profitability from fund management fees.

The following table is a reconciliation of The Carlyle Group L.P. consolidated pro forma income from continuing operations before nonrecurring charges directly attributable to the transaction for the year ended December 31, 2011 to pro forma ENI, pro forma fee related earnings and pro forma distributable earnings for the comparable period (Dollars in millions):

Income from continuing operations before nonrecurring charges directly attributable to the transaction	$
Adjustments:
Equity-based compensation issued in conjunction with this offering
Acquisition related charges and amortization of intangibles
Gain on business acquisition
Other non-operating expenses
Non-controlling interests in consolidated entities
Severance and lease terminations
Other adjustments

Pro forma Economic Net Income	$

Net performance fees(1)
Investment income(1)

Pro Forma Fee Related Earnings	$

Realized performance fees, net of related compensation(1)
Investment income (realized)(1)

Pro Forma Distributable Earnings	$

(1)	Amounts differ from the amounts shown on the unaudited condensed combined and consolidated pro forma statement of operations as these adjustments include amounts earned from the Consolidated Funds and exclude amounts attributable to non-controlling interests in consolidated entities.

BUSINESS

Overview

We are one of the world’s largest and most diversified multi-product global alternative asset management firms. We advise an array of specialized investment funds and other investment vehicles that invest across a range of industries, geographies, asset classes and investment strategies and seek to deliver attractive returns for our fund investors. Since our firm was founded in Washington, D.C. in 1987, we have grown to become a leading global alternative asset manager with more than $147 billion in AUM across 89 funds and 52 fund of funds vehicles. We have approximately 1,300 employees, including more than 600 investment professionals in 33 offices across six continents, and we serve over 1,400 active carry fund investors from 72 countries. Across our Corporate Private Equity and Real Assets segments, we have investments in over 200 portfolio companies that employ more than 650,000 people.

The growth and development of our firm has been guided by several fundamental tenets:

•	Excellence in Investing. Our primary goal is to invest wisely and create value for our fund investors. We strive to generate superior investment returns by combining deep industry expertise, a global network of local investment teams who can leverage extensive firm-wide resources and a consistent and disciplined investment process.

•	Commitment to our Fund Investors. Our fund investors come first. This commitment is a core component of our firm culture and informs every aspect of our business. We believe this philosophy is in the long-term best interests of Carlyle and its owners, including our prospective common unitholders.

•	Investment in the Firm. We have invested, and intend to continue to invest, significant resources in hiring and retaining a deep talent pool of investment professionals and in building the infrastructure of the firm, including our expansive local office network and our comprehensive investor support team, which provides finance, legal and compliance and tax services in addition to other services.

•	Expansion of our Platform. We innovate continuously to expand our investment capabilities through the creation or acquisition of new asset-, sector- and regional-focused strategies in order to provide our fund investors a variety of investment options.

•	Unified Culture. We seek to leverage the local market insights and operational capabilities that we have developed across our global platform through a unified culture we call “One Carlyle.” Our culture emphasizes collaboration and sharing of knowledge and expertise across the firm to create value. We believe our collaborative approach enhances our ability to analyze investments, deploy capital and improve the performance of our portfolio companies.

We believe that this offering will enable us to continue to develop and grow our firm; strengthen our infrastructure; create attractive investment products, strategies and funds for the benefit of our fund investors; and attract and retain top quality professionals. We manage our business for the long-term, through economic cycles, leveraging investment and exit opportunities in different parts of the world and across asset classes, and believe it is an opportune time to capitalize on the additional resources and growth opportunities that a public offering will provide.

Competitive Strengths

Since our founding in 1987, Carlyle has grown to become one of the world’s largest and most diversified multi-product global alternative asset management firms. We believe that the following competitive strengths position us well for future growth:

Global Presence.  We believe we have a greater presence around the globe and in emerging markets than any other alternative asset manager. We currently operate on six continents and sponsor funds investing in the United States, Asia, Europe, Japan, MENA and South America with 12 carry funds and their related co-investment vehicles representing $11 billion in AUM actively investing in emerging markets. Our extensive network of investment professionals is composed primarily of local individuals with the knowledge, experience and relationships that allow them to identify and take advantage of opportunities unavailable to firms with less extensive footprints.

The following chart presents our investment professionals by region as of December 31, 2011.

Diversified and Scalable Multi-Product Platform.  We have created separate geographic, sector and asset specific fund groups, investing significant resources to develop this extensive network of investment professionals and offices. As a result, we benefit from having 89 different funds (including 49 carry funds) and 52 fund of funds vehicles around the world. We believe this broad fund platform and our investor services infrastructure provide us with a scalable foundation to pursue future investment opportunities in high-growth markets, raise follow-on investment funds for existing products and integrate new products into our platform. Our diverse platform also enhances our resilience to credit market turmoil by enabling us to invest during such times in assets and geographies that are less dependent on leverage than traditional U.S. buyout activity. We believe the breadth of our product offerings also enhances our fundraising by allowing us to offer investors greater flexibility to allocate capital across different geographies, industries and components of a company’s capital structure.

The following charts present our AUM by segment and region as of December 31, 2011.

Focus on Innovation.  We have been at the forefront of many recognized trends within our industry, including the diversification of investment products and asset classes, geographic expansion and raising strategic capital from institutional investors. Within 10 years of the launch of our first fund in 1990 to pursue buyout opportunities in the United States, we had expanded our buyout operations to Asia and Europe and added funds focused on U.S. real estate, global energy and power, structured credit, and venture and growth capital opportunities in Asia, Europe and the United States. Over the next 10 years, we developed an increasing number of new, diverse products, including funds focused on distressed opportunities, infrastructure, global financial services, mezzanine investments and real estate across Asia and Europe. We have continued to innovate in 2010 and 2011 with the establishment of the first foreign-funded domestic RMB equity investment partnership enterprise in China, the first investment vehicle under the new funds regime of the Dubai International Financial Centre and the formation of our energy mezzanine and U.S. equity opportunities funds. More recently, we established our Fund of Funds Solutions business with our July 2011 acquisition of a 60% equity interest in AlpInvest and opened two new offices in Sub-Saharan Africa. We have also significantly expanded our Global Market Strategies business, which has more than doubled its AUM since the beginning of 2008, by adding stakes in long/short credit and emerging markets equities and macroeconomic strategies hedge funds with the respective acquisitions of Claren Road and ESG, launching a new energy mezzanine opportunities fund, and substantially expanding our structured credit platform with the acquisition of CLO management contracts with approximately $6 billion in assets at the time of acquisition. We believe our focus on innovation will enable us to continue to identify and capitalize on new opportunities in high-growth geographies and sectors.

Proven Ability to Consistently Attract Capital from a High-Quality, Loyal Investor Base.  Since inception, we have raised more than $117 billion in capital (excluding acquisitions). We have successfully and repeatedly raised long-term, non-redeemable capital commitments to new and successor funds, with a broad and diverse base of over 1,400 active carry fund investors from 72 countries. Despite the recent challenges in the fundraising markets, from December 31, 2007 through December 31, 2011, we had closings for commitments totaling approximately $32 billion across 30 funds and related co-investment vehicles, as well as net inflows to our hedge funds. We have a demonstrated history of attracting investors to multiple funds, with approximately 91% of commitments to our active carry funds (by dollar amount) coming from investors who are committed to more than one active carry fund, and approximately 58% of commitments to our active carry funds (by dollar amount) coming from investors who are committed to more than five active carry funds (each as of December 31, 2011). Over the past five years, our base of active carry fund investors has grown from approximately 1,000 to over 1,400. In addition, the number of large active carry fund investors, those with at least $100 million in committed capital, has grown approximately 75% from 2006 to December 31, 2011. Moreover, we have also seen growth in our high net worth investor base. Our total active high net worth limited partner investor base has grown 44% from 2006 to December 31, 2011. We have a dedicated in-house fund investor relations function, which we refer to as our “LP relations” group, which includes 23 geographically focused investor relations professionals and 31 product and client segment specialists and support staff operating on a global basis. Since the early 1990s, we have conducted our investor reporting and investor relations functions in-house to develop and maintain strong and interactive channels of communication with our fund investors and gain constant and timely insights into their needs and investment objectives. We believe that our constant dialogue with our fund investors and our commitment to providing them with the highest quality service inspires loyalty and aids our efforts to continue to attract investors across our investment platform.

Demonstrated Record of Investment Performance.  We have demonstrated a strong and consistent investment track record, producing attractive returns for our fund investors across segments, sectors and geographies, and across economic cycles. The following table summarizes the aggregate investment performance of our Corporate Private Equity and Real Assets segments. Due to the diversified nature of the strategies in our Global Market Strategies segment, we have included summarized investment performance for the largest carry fund and largest hedge fund in this segment. For additional information, including performance information of other Global Market Strategies funds, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Segment Analysis — Corporate Private Equity — Fund Performance Metrics,” “— Real Assets — Fund Performance Metrics” and “— Global Market Strategies — Fund Performance Metrics.”

	As of December 31, 2011				Inception to December 31, 2011
							Realized/
				Realized/			Partially
	Cumulative			Partially			Realized
	Invested			Realized	Gross	Net	Gross
	Capital(2)	MOIC(3)		MOIC(3)(4)	IRR(5)	IRR(6)	IRR(4)(5)
	(Dollars in billions)

Corporate Private Equity(1)	$48.7	1.8	x	2.6x	27%	18%	31%
Real Assets(1)	$26.4	1.5	x	2.0x	17%	10%	29%
Fund of Funds Solutions(1)	$38.3	1.3	x	n/a	10%	9%	n/a

	As of
	December 31,
	2011	Inception to December 31, 2011
				Net
		Gross	Net	Annualized
	Total AUM	IRR(5)	IRR(6)	Return(7)
	(Dollars in billions)

Global Market Strategies(8)
CSP II (carry fund)	$1.6	15%	10%	n/a
Claren Road Master Fund (hedge fund)	$4.7	n/a	n/a	11%
Claren Road Opportunities Fund (hedge fund)	$1.4	n/a	n/a	18%

The returns presented herein represent those of the applicable Carlyle funds and not those of The Carlyle Group L.P. See “Risk Factors — Risks Related to Our Business Operations — The historical returns attributable to our funds, including those presented in this prospectus, should not be considered as indicative of the future results of our funds or of our future results or of any returns expected on an investment in our common units.”

(1)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(2)	Represents the original cost of all capital called for investments since inception.

(3)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(4)	An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures.

(5)	Gross Internal Rate of Return (“IRR”) represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(6)	Net IRR represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(7)	Net Annualized Return is presented for fee-paying investors on a total return basis, net of all fees and expenses.

(8)	Due to the disparate nature of the underlying asset classes in which our Global Market Strategies funds participate (e.g., syndicated loans, bonds, distressed securities, mezzanine loans, emerging markets equities, macroeconomic products) and the inherent difficulties in aggregating the performance of closed-end and open-end funds, the presentation of aggregate investment performance across this segment would not be meaningful.

Financial Strength.  The investment performance across our broad fund base has enabled us to generate Economic Net Income of $833.1 million in 2011 and $1.014 billion in 2010 and Distributable Earnings of $864.4 million and $342.5 million over the same periods. Our income before provision for income taxes, a GAAP measure, was approximately $1.2 billion in 2011 and $1.5 billion in 2010. This performance is also reflected in the rate of appreciation of the investments in our carry funds in recent periods, with a 34% increase in our carry fund value in 2010 and a 16% increase in 2011. Additionally, distributions to our fund investors have been robust, with more than $8 billion distributed to fund investors in 2010 and approximately $19 billion in 2011. We believe the investment pace and available capital of our carry funds position us well for the future. Our carry funds invested approximately $10 billion in 2010 and more than $11 billion in 2011. As of December 31, 2011, these funds had approximately $22 billion in capital commitments that had not yet been invested.

The following charts present the cumulative and annual invested capital by and total annual distributions from our carry funds from 2003 through December 31, 2011 (Dollars in billions).

Cumulative and Annual Investments(1)	Cumulative and Annual Distributions(1)

(1)	Funds with a functional currency other than U.S. dollars have been converted at the average rate for each period indicated.

Stable and Diverse Team of Talented Investment Professionals With a Strong Alignment of Interests.  We have a talented team of more than 600 investment professionals and we are assisted by our Executive Operations Group of 27 operating executives with an average of over 40 years of relevant operating, financial and regulatory experience, who are a valuable resource to our portfolio companies and our firm. Our investment professionals are supported by a centralized investor services and support group, which includes more than 400 professionals. The interests of our professionals are aligned with the interests of the investors in our funds and in our firm. Since our inception through December 31, 2011, we and our senior Carlyle professionals, operating executives and other professionals have invested or committed to invest in excess of $4 billion in or alongside our funds. We have also sought to align the long-term incentives of our senior Carlyle professionals with our common unitholders, including through equity compensation arrangements that include certain vesting, minimum retained ownership and transfer restrictions. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions.”

Commitment to Responsible Global Citizenship.  We believe that being a good corporate citizen is part of good business practice and creates long-term value for our fund investors. We have worked to apply the Private Equity Growth Capital Council’s Guidelines for Responsible Investment, which we helped to develop in 2008, demonstrating our commitment to environmental, social and governance standards in our investment activities. In addition, we were the first global alternative asset management firm to release a corporate citizenship report, which catalogues and describes our corporate citizenship efforts, including our responsible investment policy and practices and those of our portfolio companies. We have been a strong supporter of the Robert Toigo Foundation and have also established a working relationship with the Environmental Defense Fund through which we jointly developed the alternative asset management sector’s first environmental management business review process.

Our Strategy for the Future

We intend to create value for our common unitholders by seeking to:

•	continue to generate attractive investment returns for our fund investors across our multi-fund, multi-product global investment platform, including by increasing the value of our current portfolio and leveraging the strong capital position of our investment funds to pursue new investment opportunities;

•	continue to inspire the confidence and loyalty of our more than 1,400 active carry fund investors, and further expand our investor base, with a focus on client service and strong investment performance;

•	continue to grow our AUM by raising follow-on investment funds across our four segments and by broadening our platform through both organic growth and selective acquisitions, where we believe we can provide investors with differentiated products to meet their needs;

•	further advance our leadership position in core non-U.S. geographic markets, including high-growth emerging markets such as China, Latin America, India, MENA and Sub-Saharan Africa; and

•	continue to demonstrate principled industry leadership and be a responsible and respected member of the global community by demonstrating our commitment to environmental, social and governance standards in our investment activities.

Business Segments

We operate our business across four segments: (1) Corporate Private Equity, (2) Real Assets, (3) Global Market Strategies and (4) Fund of Funds Solutions. We established our Fund of Funds Solutions segment on July 1, 2011 at the time we completed our acquisition of a 60% equity interest in, and began to consolidate, AlpInvest.

Corporate Private Equity

Our Corporate Private Equity segment, established in 1990 with our first U.S. buyout fund, advises our buyout and growth capital funds, which pursue a wide variety of corporate investments of different sizes and growth potentials. Our 26 active Corporate Private Equity funds are each carry funds. They are organized and operated by geography or industry and are advised by separate teams of local professionals who live and work in the markets where they invest. We believe this diversity of funds allows us to deploy more targeted and specialized investment expertise and strategies and offers our fund investors the ability to tailor their investment choices.

Our Corporate Private Equity teams have two primary areas of focus:

•	Buyout Funds. Our buyout teams advise a diverse group of 17 active funds that invest in transactions that focus either on a particular geography (United States, Europe, Asia, Japan, South America or MENA) or a particular industry (e.g., financial services). In addition, we continually seek to expand and diversify our buyout portfolio into new areas where we see opportunity for future growth. In 2010, we launched a new operation to target opportunities in middle-market private equity in North America across the nine industry sectors of our Corporate Private Equity business. In early 2011, we formed a team to focus on the emerging market of Sub-Saharan Africa. As of December 31, 2011, our buyout funds had, in the aggregate, approximately $47 billion in AUM.

•	Growth Capital Funds. Our nine active growth capital funds are advised by three regionally-focused teams in the United States, Europe and Asia, with each team generally focused on middle-market and growth companies consistent with specific regional investment considerations. The investment mandate for our growth capital funds is to seek out companies with the potential for growth, strategic redirection and operational improvements. These funds typically do not invest in early stage or venture-type investments. As of December 31, 2011, our growth capital funds had, in the aggregate, approximately $4 billion in AUM.

The chart below presents the cumulative equity invested since inception by industry for our Corporate Private Equity funds as of December 31, 2011 (dollar amounts in chart in millions).

From inception through December 31, 2011, we have invested approximately $49 billion in 422 transactions. Of that total, we have invested 58% in 212 transactions in North and South America, 23% in 95 transactions in Europe and MENA and 19% in 115 transactions in the Asia-Pacific region. We have fully realized 255 of these investments, meaning our funds have completely exited, and no longer own an interest in, those investments.

The following table presents certain data about our Corporate Private Equity segment as of December 31, 2011 (dollar amounts in billions; compound annual growth is presented since December 31, 2003; amounts invested include co-investments).

Amount
	% of		Fee-					Invested	Investments
	Total	AUM	Earning	Active	Active	Available	Investment	Since	Since
AUM	AUM	CAGR	AUM	Investments	Funds	Capital	Professionals	Inception	Inception

$51	35%	22%	$38	167	26	$13	254	$49	422

Real Assets

Our Real Assets segment, established in 1997 with our first U.S. real estate fund, advises our 17 active carry funds focused on real estate, infrastructure and energy and renewable resources. This business pursues investment opportunities across a diverse array of tangible assets, such as office buildings, apartments, hotels, retail properties, senior-living facilities, pipelines, wind farms, refineries, airports, roads and other similar assets, as well as the companies providing services to them.

The following chart presents the AUM by asset class of our Real Assets segment as of December 31, 2011.

Our Real Assets teams have three primary areas of focus:

•	Real Estate. Our 10 active real estate funds pursue real estate investment opportunities in Asia, Europe and the United States and generally focus on acquiring single-property opportunities rather than large-cap companies with real estate portfolios. Our team of more than 120 real estate investment professionals has made approximately 475 investments in over 120 cities/metropolitan statistical areas around the world as of December 31, 2011, including office buildings, hotels, retail properties, residential properties, industrial properties and senior living facilities. As of December 31, 2011, our real estate funds had, in the aggregate, approximately $12 billion in AUM.

•	Infrastructure. Our infrastructure investment team focuses on investments in infrastructure companies and assets. The team comprises 10 investment professionals and works in conjunction with the public sector to find cooperative methods of managing and investing in infrastructure assets. As of December 31, 2011, we advised one infrastructure fund with approximately $1 billion in AUM.

•	Energy & Renewable Resources. Our energy and renewable resources activities focus on buyouts, growth capital investments and strategic joint ventures in the midstream, upstream, power and oilfield services sectors, as well as the renewable and alternative sectors of the energy industry. We currently conduct these activities with Riverstone, jointly advising six funds with approximately $17 billion in AUM as of December 31, 2011. We and Riverstone have mutually decided not to pursue additional jointly managed funds (although we will continue to advise jointly with Riverstone the six existing energy and renewable resources funds). We are actively exploring new approaches through which to expand our energy capabilities and intend to augment our significant in-house expertise in this sector.

Our Real Assets funds, including Carlyle-advised co-investment vehicles, have through December 31, 2011, invested on a global basis more than $26 billion in a total of 552 investments (including more than 60 portfolio companies). Of that total, we have invested 77% in 413 investments in North and South America, 19% in 104 investments in Europe and MENA and 4% in 35 investments in the Asia-Pacific region.

The following table presents certain data about our Real Assets segment as of December 31, 2011 (dollar amounts in billions; compound annual growth is presented since December 31, 2003; amounts invested include co-investments; investment professionals excludes Riverstone employees).

Amount
	% of		Fee-					Invested	Investments
	Total	AUM	Earning	Active	Active	Available	Investment	Since	Since
AUM	AUM	CAGR	AUM	Investments	Funds	Capital	Professionals	Inception	Inception

$31	21%	37%	$22	330	17	$8	136	$26	552

Global Market Strategies

Our Global Market Strategies segment, established in 1999 with our first high yield fund, advises a group of 46 active funds that pursue investment opportunities across various types of credit, equities and alternative instruments, including bank loans, high yield debt, structured credit products, distressed debt, corporate mezzanine, energy mezzanine opportunities and long/short high-grade and high-yield credit instruments, emerging markets equities, and (with regards to certain macroeconomic strategies) currencies, commodities and interest rate products and their derivatives.

The following chart presents the AUM by asset class of our Global Market Strategies segment as of December 31, 2011.

Primary areas of focus for our Global Market Strategies teams include:

•	Structured Credit Funds. Our structured credit funds invest primarily in performing senior secured bank loans through structured vehicles and other investment vehicles. In 2011, we acquired Churchill Financial, the collateral manager for a CLO with $1.25 billion in commitments that invests in performing senior loans to middle-market companies, to augment the product breadth of our platform. In 2010, we acquired CLO management contracts from Mizuho Alternative Investments LLC and Stanfield Capital Partners LLC aggregating approximately $5 billion of AUM. As of December 31, 2011, our structured credit team advised 32 collateral loan funds in the United States and Europe totaling, in the aggregate, approximately $13 billion in AUM.

•	Distressed and Corporate Opportunities. Our distressed and corporate opportunities funds generally invest in liquid and illiquid securities and obligations, including secured debt, senior and subordinated unsecured debt, convertible debt obligations, preferred stock and public and private equity of financially distressed companies in defensive and asset-rich industries. In certain investments, our funds may seek to restructure pre-reorganization debt claims into controlling positions in the equity of reorganized companies. As of December 31, 2011, our distressed and corporate opportunities team advised three funds, totaling in the aggregate, approximately $2 billion in AUM.

•	Corporate Mezzanine. Our corporate mezzanine investment team advises funds that invest in mezzanine loans of middle-market companies, typically defined as companies with annual EBITDA ranging from $10 million to $50 million that lack access to the broadly syndicated loan and bond markets. Our corporate mezzanine business focuses on leveraged buyouts, recapitalizations, acquisitions and growth financings. As of December 31, 2011, our corporate mezzanine team advised two funds totaling, in the aggregate, approximately $700 million in AUM.

•	Energy Mezzanine Opportunities. Our energy mezzanine opportunities team was organized in 2010 and advises a fund that invests primarily in privately negotiated mezzanine debt investments in North American energy and power projects and companies. As of December 31, 2011, our energy mezzanine opportunities team advised one fund with approximately $400 million in AUM.

•	Long/Short Credit. On December 31, 2010, we acquired a 55% stake in Claren Road Asset Management, LLC (“Claren Road”). As of December 31, 2011, Claren Road advised two long/short credit hedge funds focusing on the global high grade and high yield markets totaling, in the aggregate, approximately $6 billion in AUM. Claren Road seeks to profit from market mispricing of long and/or short positions in corporate bonds and loans, and their derivatives, across investment grade, high yield, or distressed companies.

•	Emerging Market Equity and Macroeconomic Strategies. On July 1, 2011, we acquired a 55% stake in Emerging Sovereign Group LLC (“ESG”). ESG advises six emerging markets equities and macroeconomic hedge funds with approximately $2 billion of AUM. ESG’s emerging markets equities’ funds invest in publicly-traded equities across a range of developing countries. ESG’s macroeconomic funds pursue investment strategies in developed and developing countries, and opportunities resulting from changes in the global economic environment.

The following table presents certain data about our Global Market Strategies segment as of December 31, 2011 (dollar amounts in billions; compound annual growth is presented since December 31, 2003).

	% of
	Total	AUM	Fee-Earning	Active	Investment
AUM	AUM	CAGR	AUM	Funds	Professionals(1)

$24	16%	33%	$23	46	145

(1)	Includes 31 middle office and back office professionals.

Fund of Funds Solutions

Our Fund of Funds Solutions segment was established on July 1, 2011 when we completed our acquisition of a 60% equity interest in AlpInvest. AlpInvest is one of the world’s largest investors in private equity and advises a global private equity fund of funds program and related co-investment and secondary activities. Its anchor clients are two large Dutch pension funds, which were the founders and previous shareholders of the company.

The following chart presents the AUM by asset class of our Fund of Funds Solutions segment as of December 31, 2011.

AlpInvest has three primary areas of focus:

•	Fund Investments. AlpInvest fund of funds vehicles make investment commitments directly to buyout, growth capital, venture and other alternative asset funds advised by other general partners (“portfolio funds”). As of December 31, 2011, AlpInvest advised 25 fund of funds vehicles totaling, in the aggregate, approximately $30 billion in AUM.

•	Co-investments. AlpInvest invests alongside other private equity and mezzanine funds in which it has a fund investment throughout Europe, North America and Asia (for example, when an investment opportunity is too large for a particular fund, the adviser of the fund may seek to raise additional “co-investment” capital from sources such as AlpInvest for that one large transaction). As of December 31, 2011, AlpInvest co-investments programs were conducted through 15 fund of funds vehicles totaling, in the aggregate, approximately $5 billion in AUM.

•	Secondary Investments. AlpInvest also advises funds that acquire interests in portfolio funds in secondary market transactions. Private equity investors who desire to sell or restructure their pre-existing investment commitments to a fund may negotiate to sell the fund interests to AlpInvest. In this manner, AlpInvest’s secondary investments team provides liquidity and restructuring alternatives for third-party private equity investors. As of December 31, 2011, AlpInvest’s secondary investments program was conducted through 12 fund of funds vehicles totaling, in the aggregate, approximately $6 billion in AUM.

In July 2011, AlpInvest was awarded a private equity investment mandate by the Municipal Employee Retirement System of Michigan (“MERS”), pursuant to which MERS will commit $500 million over the next five years. In January 2012, Alpinvest was awarded a private equity investment mandate by a United States Corporate Trust, pursuant to which the United States Corporate Trust will commit $300 million over the next three years. Although separate accounts and co-mingled vehicles for clients other than AlpInvest’s anchor clients do not currently represent a significant portion of our AUM, we expect to grow our Fund of Funds Solutions segment with these products.

The following table presents certain data about our Fund of Funds Solutions segment as of December 31, 2011 (dollar amounts in billions). See “— Structure and Operation of Our Investment Funds — Incentive Arrangements/Fee Structure” for a discussion of the arrangements with the historical owners and management of AlpInvest regarding the allocation of carried interest in respect of the historical investments of and the historical and certain future commitments to our fund of funds vehicles.

	% of		Fund of		Amount
	Total	Fee-Earning	Funds	Available	Invested	Investment
AUM(1)	AUM	AUM	Vehicles	Capital	Since Inception	Professionals(2)

$41	28%	$28	52	$15	$38	60

(1)	Under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to our fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties).

(2)	Includes 24 middle office and back office professionals.

Although we maintain ultimate control over AlpInvest, AlpInvest’s historical management team (who are our employees) will continue to exercise independent investment authority without involvement by other Carlyle personnel. We will observe substantial restrictions on the ability of Carlyle personnel, other than AlpInvest’s existing management team, to access investment information or engage in day-to-day participation in the AlpInvest investment business, including a restriction that AlpInvest investment decisions be made and maintained without involvement by other Carlyle personnel. Accordingly, we will have a reduced ability to identify or respond to investment and other operational issues that may arise within the AlpInvest business relative to other Carlyle operations. See “Risk Factors — Risks Related to Our Business Operations — Our Fund of Funds Solutions business is subject to additional risks.”

Investment Approach

Corporate Private Equity

The investment approach of our private equity teams is generally characterized as follows:

•	Consistent and Disciplined Investment Process. We believe our successful investment track record is the result in part of a consistent and disciplined application of our investment process. Investment opportunities for our Corporate Private Equity funds are initially sourced and evaluated by one or more of our deal teams. Each investment opportunity of our private equity funds must first pass an approval process that involves initial approvals from a fund head (or co-fund heads), interim update meetings that frequently include operating executives as well as our Chief Investment Officer, William E. Conway, Jr., and a due diligence review. Our due diligence approach typically incorporates meetings with management, company facility visits, discussions with industry analysts and consultants and an in-depth examination of financial results and projections. This transaction review process places a special emphasis on, among other considerations, the reputation of a target company’s shareholders and management, the company’s size and sensitivity of cash flow generation, the business sector and competitive risks, the portfolio fit, exit risks and other key factors highlighted by the deal team. An investment opportunity must secure final approval from the investment committee of the applicable investment fund. The investment committee approval process involves a detailed overview of the transaction and investment thesis, business, risk factors and diligence issues, as well as financial models.

•	Industry-Focused. We have adopted an industry-focused approach to investing. We have particular industry expertise in aerospace, defense and government services, consumer and retail, financial services, healthcare, industrial, technology and business services, telecommunications and media and transportation. As a result, we believe that our in-depth knowledge of specific industries improves our ability to source and create transactions, conduct effective and more informed due diligence, develop strong relationships with management teams and use contacts and relationships within such industries to identify potential buyers as part of a coherent exit strategy. As the firm has expanded to include teams in Europe, Asia, Japan, South America, Sub-Saharan Africa and MENA, the industry groups have also grown and reach across even more geographies, disciplines and funds.

•	Variable Deal Sizes. Our teams are staffed not only to effectively pursue large transactions, but also other transactions of varying sizes. We often invest in smaller companies and this has allowed us to obtain greater diversity across our entire portfolio. On an overall basis, we believe that having the resources to complete investments of varying sizes provides our funds with the ability to enhance their investment returns while providing for prudent industry, geographic and size diversification.

•	Control and Influence Oriented. Our Corporate Private Equity funds, other than our growth funds and our funds focused on emerging markets, typically acquire, either alone or as part of a consortium, control of companies in leveraged buyout transactions. Additionally, we seek to obtain board representation and typically appoint our investment professionals and operating executives to represent us on the board of a company in which we invest. Where our funds, either alone or as part of a consortium, are not the controlling investor, we typically, subject to applicable regulatory requirements, acquire significant voting and other rights with a view to securing influence over conduct of the business.

•	Driving Value Creation. Our Corporate Private Equity teams seek to make investments in portfolio companies in which our particular strengths and resources, including industry expertise, extensive local presence across the globe and deep business relationships, may be employed to their best advantage. Typically, as part of a Corporate Private Equity investment, Carlyle’s investment teams will develop and execute a customized, value creation thesis that underpins the projected investment return for the company. The value creation plan is developed during a thorough due diligence effort and draws on the deep resources available across our global platform, specifically relying on:

•	Reach: Our global team and global presence that enables us to support international expansion efforts and global supply chain initiatives.

•	Expertise: Our investment professionals and our specialists dedicated to nine industry sectors, who provide extensive sector-specific knowledge and local market expertise.

•	Insight: Our 27 operating executives, primarily deeply experienced former CEOs, who work with our investment teams during due diligence, provide board-level governance and support and advise our portfolio company CEOs and our extensive pool of consultants and advisors who provide specialist expertise to support specific value creation initiatives.

•	Data: Our investment portfolio, which includes over 200 active portfolio companies that range across diverse industries, geographies, asset classes and investment strategies, serves as an economic leading indicator and provides us with advanced market intelligence.

A value creation thesis typically focuses on a combination of (i) international expansion through organic initiatives and acquisitions; (ii) operational improvements, which often include supply chain efficiencies, lean process improvements and “Six Sigma” initiatives; (iii) business growth initiatives via new product launches, R&D efforts, as well as acquisitions or new-market entrance; and (iv) supporting and supplementing senior management capabilities with our broad network and organized global CEO forums. Progress against the initial investment thesis is reviewed each quarter by our founders, sector vice-chairmen and other senior investment professionals as part of our quarterly portfolio reviews and quarterly valuation processes.

•	Pursuing Best Exit Alternatives. In determining when to exit an investment, our private equity teams consider whether a portfolio company has achieved its objectives, the financial returns and the appropriate timing in industry cycles and company development to strive for the optimal value. Senior members of the fund’s investment committee must approve all exit decisions. From inception through December 31, 2011, our Corporate Private Equity funds have invested approximately $49 billion in 422 transactions, and we have fully realized 255 of these investments.

Real Assets

Our Real Assets business includes investments in the energy and renewable resources sectors and in infrastructure assets, companies and projects as well as our real estate investments. The investment approach of the teams advising the energy and renewable resources and infrastructure funds is similar to that of our Corporate Private Equity funds, with certain additional objectives. For example, our infrastructure investment team pursues partnerships with public and private operators of infrastructure assets which seek to generate stable, long-term returns. With Riverstone, we have often pursued investments in buyout, growth capital and strategic joint ventures with management teams seeking to build companies in the energy and renewable resources sector.

The investment approach of our real estate teams is generally characterized as follows:

•	Pursue an Opportunistic Strategy. In general, our real estate funds have focused on single asset transactions, using an opportunistic real estate investment strategy. We follow this approach because we believe that pursuing single assets enables us to better underwrite the factors that contribute to the fundamental value of each property; mitigate concentration risk; establish appropriate asset-by-asset capital structures; and maintain governance over major property-level decisions. In addition, direct ownership of assets typically enables us to effectively employ an active asset management approach and reduce financing and operating risk, while increasing the visibility of factors that affect the overall returns of the investment. We evaluate the risk and return factors that are inherent in each specific property situation. We believe we have an in-depth understanding of the key factors affecting real property markets, flows of domestic and cross-border capital and macroeconomic trends, which allow us to identify, analyze and evaluate potential investments quickly and creatively, often in connection with complex transactions.

•	Seek out Strong Joint Venture Partners or Managers. Where appropriate, we seek out joint venture partners or managers with significant operational expertise. For each joint venture, we design structures and terms that provide situationally appropriate incentives, often including, for example, the subordination of the joint venture partner’s equity and profits interest to that of a fund, claw back provisions and/or profits escrow accounts in favor of a fund, and exclusivity. We also typically structure positions with control or veto rights over major decisions.

•	Source Deals Directly. Our teams endeavor to establish “market presence” in our target geographies where we have a history of operating in our local markets and benefit from extensive long-term relationships with developers, corporate real estate owners, institutional investors and private owners. Such relationships have resulted in our ability to source investments on a direct negotiated basis. We generally seek to avoid situations in which there are a large number of competitive bidders and prioritize situations that offer the opportunity to negotiate with owners directly in non-bid processes.

•	Focus on Sector-Specific Strategies. Our real estate funds focus on specific sectors and markets in areas where we believe the fundamentals are sound and dynamic capital markets allow for identification of assets whose value is not fully recognized. The real estate funds we advise have invested according to strategies established in several main sectors: office, hotel, retail, industrial, for-sale residential, apartment and senior living.

•	Actively Manage our Real Estate Investments. Our real estate investments often require active management to uncover and create value. Accordingly, we have put in place experienced local asset management teams. These teams add value through analysis and execution of capital expenditure programs, development projects, lease negotiations, operating cost reduction programs and asset dispositions. The asset management teams work closely with the other real estate professionals to effectively formulate and implement strategic management plans.

•	Manage the Exit of Investments. We believe that “exit management” is as important as traditional asset management in order to take full advantage of the typically short windows of opportunity created by temporary imbalances in capital market forces that affect real estate. In determining when to exit an investment, our real estate teams consider whether an investment has fulfilled its strategic plan, the depth of the market and generally prevailing industry conditions.

From inception through December 31, 2011, our Real Assets funds have invested more than $26 billion in 552 transactions, and we have fully realized 222 of these investments.

Global Market Strategies

The investment approach of our Global Market Strategies carry funds is generally characterized as follows:

•	Source Investment Opportunities. Our Global Market Strategies teams source investment opportunities through our global network and strong relationships with the financial community. The teams source assets from both the primary and secondary markets. All of our closed-end Global Market Strategies funds focus on sourcing investment opportunities that are consistent with their respective return objectives. We typically target portfolio companies that have a demonstrated track record of profitability, market leadership in their respective niche, predictability of cash flow, a definable competitive advantage and products or services that are value added to its customer base.

•	Conduct Fundamental Due Diligence and Perform Capital Structure Analysis. After an opportunity is identified, our Global Market Strategies teams conduct fundamental due diligence to determine the relative value of the potential investment and capital structure analyses to determine the credit worthiness. Our due diligence approach typically incorporates meetings with management, company facility visits, discussions with industry analysts and consultants and an in-depth examination of financial results and projections. Our structured credit team adheres to strict credit approval processes to ensure that every investment brought into a fund’s portfolio is first reviewed by experienced senior investment professionals and then presented to a credit committee, which approves or declines the investment.

•	Evaluation of Macroeconomic Factors. Our Global Market Strategies teams evaluate technical factors such as supply and demand, the market’s expectations surrounding an issuer and the existence of short- and long-term value creation or destruction catalysts. Inherent in all stages of credit evaluation is a determination of the likelihood of potential catalysts emerging, such as corporate reorganizations, recapitalizations, asset sales, changes in a company’s liquidity and mergers and acquisitions. Our Global Market Strategies teams constantly evaluate the overall investment climate given their assessment of the economic outlook, changes in industry fundamentals, market changes, redemption risk, financial market liquidity and valuation levels.

•	Risk Minimization. Our Global Market Strategies teams seek to make investments in capital structures to enable companies to both expand and weather downturns and/or below-plan performance. Our Global Market Strategies teams seek to structure investments with strong financial covenants, frequent reporting requirements and board representation if possible. Through board observation rights or a board seat, our Global Market Strategies teams have historically provided a consultative, interactive approach to equity sponsors and management partners as part of the overall portfolio management process.

The investment approach of our Global Market Strategies hedge funds is generally characterized as follows:

•	Premium on Liquidity. Our hedge funds generally run liquid portfolios that place an emphasis on maintaining tradable assets in their respective funds. Additionally, they generally employ long and short positions and construct their portfolios to produce returns absent broad market movements.

•	Unique, Actionable Idea Generation. The public markets are thoroughly analyzed by the numerous competitors in asset management. However, due to technical factors or general investor sentiment, securities can become over or undervalued quickly relative to their intrinsic value. Our hedge fund managers separate their research teams into industry and geography specific analysts in order to develop in-depth coverage on companies and sectors to generate proprietary research with actionable alpha-generating ideas as prices evolve.

•	Strong Risk Management Oversight. A well-controlled risk profile is an important part of our Global Market Strategies investment methodology. Our risk officers constantly assess the portfolios of our hedge funds in light of market movements. In addition, Global Market Strategies has a separate team which has developed a rigorous risk management system whereby we analyze the concentration risk, liquidity risk, historical scenario risk analysis, counterparty risk and value at risk of our various funds on a daily basis.

Fund of Funds Solutions

The investment approach of AlpInvest’s teams is generally characterized as follows:

•	Depth of Investment Expertise. AlpInvest has dedicated teams for each area of focus, allowing it to attract and retain talent with the required skill-set for each strategy. AlpInvest professionals have trading, operational, portfolio and risk management expertise. From a top-down perspective, AlpInvest investment professionals seek to position the Fund of Funds Solutions to capitalize on market opportunities through focused research and allocation of resources. From a bottom-up perspective, they seek to build deep relationships with underlying fund managers that are strengthened by the investment professionals’ relevant experience in the broader financial markets. AlpInvest investment professionals hold advisory board positions in the vast majority of the active funds in which it has invested.

•	Discipline. AlpInvest professionals focus on diversification, risk management and downside protection. Its processes include the analysis and interpretation of macro-developments in the global economy and the assessment of a wide variety of issues which can influence the emphasis placed on sectors, geographies and asset classes when constructing investment portfolios. A team of AlpInvest investment professionals performs investment analysis of each proposed investment with an underlying fund manager or company that includes due diligence and market analysis, considering both financial and non-financial issues. All investment decisions must ultimately be approved by a majority of the members of AlpInvest’s Investment Committee, which is comprised of five AlpInvest managing partners. After making an investment commitment, the investment portfolios are subject to at least semi-annual reviews comprising both quantitative and qualitative performance evaluations conducted by the respective investment team responsible for each investment as well as AlpInvest’s chief financial officer and chief operating officer.

•	Innovation. AlpInvest professionals seek to leverage the intellectual capital within its organization and strategy-focused investment teams to take advantage of synergies that exist within other areas of the firm to identify emerging trends, market anomalies and new investment technologies to facilitate the formation of new strategies, as well as to set the direction for exiting strategies. This market intelligence provides them with an additional feedback channel for the development of new investment products.

•	Corporate Social Responsibility (“CSR”). AlpInvest has adopted the UN Global Compact as a CSR framework to evaluate fund managers and portfolio companies. AlpInvest has fully integrated CSR into its investment process and actively engages with fund managers and other stakeholders in the private equity markets to promote sustainability and improved corporate governance. In addition, the firm seeks opportunities to invest in sustainability solutions.

Our Family of Funds

The following chart presents the name (acronym), total capital commitments (in the case of our carry and structured credit funds, and fund of funds vehicles), assets under management (in the case of our hedge funds) and vintage year of the active funds in each of our segments, as of December 31, 2011. We present total capital commitments (as opposed to assets under management) for our closed-end investment funds because we believe this metric provides the most useful information regarding the relative size and scale of such funds. In the case of our hedge funds, which are open-ended and accordingly do not have permanent committed capital, we believe the most useful metric regarding relative size and scale is assets under management.

Capital Raising and Investor Services

Since inception, we have raised more than $117 billion in capital (excluding acquisitions). We have successfully and repeatedly raised long-term, non-redeemable capital commitments to new and successor private funds. Despite the recent challenges in the fundraising markets, from December 31, 2007 through December 31, 2011, we had closings for commitments totaling approximately $32 billion across 30 funds and related co-investment vehicles, as well as net inflows to our hedge funds.

Our diverse and sophisticated investor base includes more than 1,400 active carry fund investors located in 72 countries. Included among our many longstanding fund investors are pension funds, sovereign wealth funds, insurance companies and high net worth individuals in the United States and around the world, including significant institutional investors in Asia and the Middle

East. We have also been a leader in the industry by forging strategic relationships with large institutional investors such as CalPERS, which completed a minority investment in our business in 2001, and Mubadala, which made minority investments in our business in 2007 and 2010. Both CalPERS and Mubadala have also historically been significant investors in our funds. We have also devoted substantial resources to creating comprehensive and timely investor reports, which is increasingly important to our investor base.

We work for our fund investors and continuously seek to strengthen and expand our relationships with our fund investors. We have a dedicated in-house LP relations group, which includes 23 geographically focused investor relations professionals with extensive investor relations and fundraising experience, supported by 31 product and client segment specialists and support staff operating on a global basis and drawing upon a worldwide network of relationships. We strive to secure a first-mover advantage with key investors, often by establishing a local presence and providing a broad and diverse range of investment options.

Our LP relations professionals are in constant dialogue with our fund investors, which enables us to monitor client preferences and tailor future fund offerings to meet investor demand. As of December 31, 2011, approximately 91% of commitments to our active carry funds (by dollar amount) were from investors who are committed to more than one active carry fund, and approximately 58% of commitments to our active carry funds (by dollar amount) were from investors who are committed to more than five active carry funds. Of the approximately 9% of commitments to our active carry funds from investors that are not committed to more than one active carry fund, the majority (approximately 69%, by dollar amount) of these commitments are in the newest generation of funds. We believe the loyalty of our investor base, as evidenced by our substantial number of multi-fund investors, enhances our ability to raise successor funds in existing strategies.

The chart below shows the percentage of capital committed by investors to our active carry funds, in billions, segmented by the number of active carry funds in which the investors were committed as of December 31, 2006 and December 31, 2011, respectively. For example, as of December 31, 2006, 22% of our capital was provided by investors who had committed capital to more than 10 active carry funds; as of December 31, 2011, that percentage had grown to more than 30% of our committed capital to active carry funds. As of December 31, 2006, 50% of the capital of our active carry funds was provided by investors who were committed to six or more active carry funds; as of December 31, 2011, that percentage had grown to approximately 58% of the committed capital of our active carry funds.

Our larger investors (those with $100 million or more of aggregate capital commitments to our active carry funds) are, on average, invested in over seven active carry funds.

% of Capital Commitments from Multi-Fund Investors

The charts below present total commitments to our active carry funds by geography and source of commitment, each as of December 31, 2011.

We believe that there is a substantial opportunity for growth in investor allocations to the alternative investment sector, as the significant capital invested in the sector during 2006-2008 is returned to investors and as certain categories of alternative investors (such as pension funds) seek higher investment returns to close the gap between their assets and projected liabilities. We believe we are well positioned to capitalize on this sector growth, due to the breadth of our investor relationships, the diversity of our product offerings and our track record of investment performance.

We have a team of over 400 investor services professionals worldwide. The investor services group performs a range of functions to support our investment teams and our LP relations group, including informing investors on an ongoing basis about the performance of Carlyle investments. This group provides an important control function, ensures that transactions are structured pursuant to the partnership agreements and assists in regulatory compliance requirements globally. Our investor services professionals assist with investor reporting and enable investors to easily monitor the performance of their investments. The investor services group also works closely with each fund’s lifecycle, from fund formation and investments to portfolio monitoring and fund liquidation. We maintain an internal legal and compliance team, which includes 22 professionals and a government relations group with a presence around the globe, which includes 19 professionals. We intend to continue to build and invest in our legal, regulatory and compliance functions to enable our investment teams to better serve our investors.

Structure and Operation of Our Investment Funds

We conduct the sponsorship and management of our carry funds and other investment vehicles primarily through a partnership structure in which limited partnerships organized by us accept commitments and/or funds for investment from institutional investors and high net worth individuals. Each investment fund that is a limited partnership, or “partnership” fund, has a general partner that is responsible for the management and administration of the fund’s affairs and makes all policy and investment decisions relating to the conduct of the investment fund’s business. The limited partners of the partnership funds take no part in the conduct or control of the business of such funds, have no right or authority to act for or bind such funds and have no influence over the voting or disposition of the securities or other assets held by such funds, although such limited partners often have the right to remove the general partner or cause an early liquidation by simple majority vote, as discussed below. In the case of our separately managed accounts, the investor, rather than us, may control the asset or investment vehicle that holds or has custody of the investments we advise the vehicle to make.

Each investment fund and in the case of our separately managed accounts, the client, engages an investment adviser. Carlyle Investment Management L.L.C. (“CIM”) serves as an investment adviser for most of our funds and is registered under the Advisers Act. Our investment advisers or one of their affiliates are entitled to a management fee from each investment fund for which they serve as investment advisers. For a discussion of the management fees to which our investment advisers are entitled across our various types of investment funds, please see “— Incentive Arrangements / Fee Structure” below.

The investment funds themselves do not register as investment companies under the 1940 Act, in reliance on Section 3(c)(7) or Section 7(d) thereof or, typically in the case of funds formed prior to 1997, Section 3(c)(1) thereof. Section 3(c)(7) of the 1940 Act exempts from the 1940 Act’s registration requirements investment funds privately placed in the United States whose securities are owned exclusively by persons who, at the time of acquisition of such securities, are “qualified purchasers” as defined under the 1940 Act. Section 3(c)(1) of the 1940 Act exempts from the 1940 Act’s registration requirements privately placed investment funds whose securities are beneficially owned by not more than 100 persons. In addition, under certain current interpretations of the SEC, Section 7(d) of the 1940 Act exempts from registration any non-U.S. investment fund all of whose outstanding securities are beneficially owned either by non-U.S. residents or by U.S. residents that are qualified purchasers and purchase their interests in a private placement.

The governing agreements of substantially all of our investment funds provide that, subject to certain conditions, third-party investors in those funds have the right to remove the general partner of the fund or to accelerate the liquidation date of the investment fund without cause by a simple vote of a majority in interest (based on capital commitments) of the investors. In addition, the governing agreements of many of our investment funds generally require investors in those funds to vote to continue the investment period by a vote of a simple majority in interest (based on capital commitments) of the investors in the event that certain “key persons” in our investment funds (for example, Messrs. Conway, D’Aniello and Rubenstein in the case of our private equity funds) do not provide the specified time commitment to the fund or our firm or cease to hold a specified percentage of the economic interests in the general partner or the investment adviser.

Our carry funds and fund of funds vehicles are closed-ended funds. In a closed-ended fund structure, once an investor makes an investment, the investor is generally not able to withdraw or redeem its interest, except in very limited circumstances. Furthermore, each limited partnership contains restrictions on an investor’s ability to transfer its interest in the fund. In the few open-ended funds we advise, investors are usually locked-up for a period of time after which they may generally redeem their interests on a quarterly basis.

With respect to our carry funds, investors generally agree to fund their commitment over a period of time. For our private equity funds, the commitment period generally runs until the earlier of (i) the sixth anniversary of the initial closing date or the fifth anniversary of the final closing date of the fund; (ii) the date the general partner cancels such obligation due to changes in applicable laws or when at least a significant portion (which may range between 85% and 90%) of the capital commitments to the fund have been invested, committed or reserved for investments; (iii) the date a supermajority in interest (based on capital commitments) of investors vote to terminate the commitment period; or (iv) the failure of certain key persons to devote a specified amount of time to such fund or Carlyle or to hold a specified percentage of the economic interests in the general partner or the investment adviser. Following the termination of the commitment period, an investor generally will be released from any further obligation with respect to its undrawn capital commitment except to the extent necessary to pay partnership expenses and management fees, complete investments with respect to transactions entered into prior to the end of the commitment period and make follow-on investments in existing companies. Generally, an investor’s obligation to fund follow-on investments extends for a period of three years following the end of the commitment period, provided that an investor is generally not required to fund more than a certain percentage (generally 15% to 20%) of such investor’s capital commitment in such follow-on investments.

Investors in the latest generation of our real estate funds generally commit to fund their investment for a period of three (Asia), five (Europe) or four (United States) years from the final closing date, provided that the general partner may unilaterally extend such expiration date for one year and may extend it for another year with the consent of a majority of the limited partners or the investment advisory committee for that fund. Investors in the latest generation of our real estate funds are also obligated to continue to make capital contributions with respect to follow-on investments and to repay indebtedness for a period of four years after the original expiration date of the commitment period, as well as to fund partnership expenses and management fees during such extension.

The term of each of the Corporate Private Equity and Real Assets funds generally will end 10 years from the initial closing date, or in some cases, from the final closing date, but such termination date may be earlier in certain limited circumstances or later if extended by the general partner (in many instances with the consent of a majority in interest (based on capital commitments) of the investors or the investment advisory committee) for successive one-year periods, typically up to a maximum of two years.

Incentive Arrangements / Fee Structure

Fund Management Fees.  The investment adviser of each of our carry funds generally receives an annual management fee that ranges from 1.0% to 2.0% of the investment fund or vehicle’s capital commitments during the investment period. Following the expiration or termination of the investment of such fund the management fees generally step-down to between 0.6% and 2.0% of contributions for unrealized investments. The investment advisor of our fund of funds vehicles receives an annual management fee from such fund of funds vehicles that generally ranges from 0.3% to 1.0% on the fund or vehicle’s capital commitments during the first two to five years of the investment period and 0.3% to 1.0% on the lower of cost of the capital invested or fair value of the capital invested thereafter. The investment advisor of our hedge funds receives management fees that range from 1.5% to 2% of NAV per year. The management fees that we receive from our carry funds are payable on a regular basis (typically semi-annually in advance) in the contractually prescribed amounts noted above. The investment adviser of each of our structured credit funds generally receives an annual management fee of

0.4% to 0.5% of assets per annum. With respect to Claren Road, ESG and AlpInvest, we retain a specified percentage of the management fees based on our ownership in the management companies of 55% in the case of Claren Road and ESG and 60% in the case of AlpInvest. The management fees received by our Claren Road and ESG funds have similar characteristics, except that such funds often afford investors increased liquidity through annual, semi-annual or quarterly withdrawal or redemption rights following the expiration of a specified period of time when capital may not be withdrawn (typically between one and three years) and the amount of management fees to which the investment adviser is entitled with respect thereto will proportionately increase as the net asset value of each investor’s capital account grows and will proportionately decrease as the net asset value of each investor’s capital account decreases.

The general partners or investment advisers to our carry funds receive customary transaction fees upon consummation of many of our funds’ acquisition transactions, receive monitoring fees from many of their portfolio companies following acquisition, and may from time to time receive other fees in connection with their activities. The ongoing monitoring fees which they receive are generally calculated as a percentage of a specified financial metric of a particular portfolio company. The transaction fees which they receive are generally calculated as a percentage (that generally range up to 1% and may exceed 1% in certain circumstances) of the total enterprise value of the acquired entity. The management fees charged to limited partner investors are reduced by 50% to 100% of such transaction fees and certain other fees that are received by the general partners and their affiliates.

Performance Fees.  The general partner of each of our carry funds and fund of funds vehicles also receives carried interest from the carry fund or fund of funds vehicles. Carried interest entitles the general partner to a special residual allocation of profit on third-party capital. In the case of our carry funds, carried interest is generally calculated on a “realized gain” basis, and each general partner is generally entitled to a carried interest equal to 20% (or 1.8% to 10%, in the case of most of our fund of funds vehicles) of the net realized profit (generally taking into account unrealized losses) generated by third-party capital invested in such fund. Net realized profit or loss is not netted between or among funds. Our senior Carlyle professionals and other personnel who work in these operations also own interests in the general partners of our carry funds and we allocate a portion of any carried interest that we earn to these individuals in order to better align their interests with our own and with those of the investors in the funds. For most carry funds, the carried interest is subject to an annual preferred limited partner return of 8% or 9%, subject to a catch-up allocation to the general partner. If, as a result of diminished performance of later investments in the life of a carry fund or fund of funds vehicles, the carry fund or fund of funds vehicles does not achieve investment returns that (in most cases) exceed the preferred return threshold or (in almost all cases) the general partner receives in excess of 20% (or 1.8% to 10%, in the case of most of our fund of funds vehicles) of the net profits on third-party capital over the life of the fund, we will be obligated to repay the amount by which the carried interest that was previously distributed to us exceeds amounts to which we are ultimately entitled. This obligation, which is known as a “giveback” obligation, operates with respect to a given carry fund’s own net investment performance only and is typically capped at the after tax amount of carried interest received by the general partner. Each recipient of carried interest distributions is individually responsible for his or her proportionate share of any giveback obligation; however, we guarantee the full amount of such “giveback” obligation. Our ability to generate carried interest is an important element of our business and carried interest has historically accounted for a significant portion of our income.

The timing of receipt of carried interest in respect of investments of our carry funds is dictated by the terms of the partnership agreements that govern such funds, which generally allow for carried interest distributions in respect of an investment upon a realization event after satisfaction of obligations relating to the return of capital, any realized losses, applicable fees and expenses and the applicable annual preferred limited partner return. Distributions to eligible senior Carlyle professionals in respect of such carried interest are generally made shortly thereafter. Although Carlyle has rarely been obligated to pay giveback, the giveback obligation, if any, in respect of previously realized carried interest is generally determined and due upon the winding up or liquidation of a carry fund pursuant to the terms of the fund’s partnership agreement.

In addition to the carried interest from our carry funds, we are also entitled to receive incentive fees or allocations from certain of our Global Market Strategies funds when the return on AUM exceeds previous calendar-year ending or date-of-investment high-water marks. Our hedge funds generally pay annual incentive fees or allocations equal to 20% of the fund’s profits for the year, subject to a high-water mark. The high-water mark is the highest historical NAV attributable to a fund investor’s account on which incentive fees were paid and means that we will not earn incentive fees with respect to such fund investor for a year if the NAV of such investor’s account at the end of the year is lower that year than any prior year NAV or the NAV at the date of such fund investor’s investment, generally excluding any contributions and redemptions for purposes of calculating NAV. We recognize the incentive fees from our hedge funds as they are earned. In these arrangements, incentive fees are recognized when the performance benchmark has been achieved and are included in performance fees in our combined and consolidated statements of operations. These incentive fees are a component of performance fees in our combined and consolidated financial statements and are treated as accrued until paid to us.

Under our arrangements with the historical owners and management team of AlpInvest, such persons are allocated all carried interest in respect of the historical investments and commitments to our fund of funds vehicles that existed as of December 31, 2010, 85% of the carried interest in respect of commitments from the historical owners of AlpInvest for the period between 2011 and 2020 and 60% of the carried interest in respect of all other commitments (including all future commitments from third parties).

As noted above, in connection with raising new funds or securing additional investments in existing funds, we negotiate terms for such funds and investments with existing and potential investors. The outcome of such negotiations could result in our agreement to terms that are materially less favorable to us than for prior funds we have advised or funds advised by our competitors. See “Risk Factors — Risks Related to Our Business Operations — Our investors in future funds may negotiate to pay us lower management fees and the economic terms of our future funds may be less favorable to us than those of our existing funds, which could adversely affect our revenues.”

Capital Invested in and Alongside Our Investment Funds

To further align our interests with those of investors in our investment funds, we have invested our own capital and that of our senior Carlyle professionals in and alongside the investment funds we sponsor and advise. In addition, certain affiliates of our senior Carlyle professionals (including friends and family members) are permitted, subject to certain restrictions, to invest alongside the investment funds we sponsor and advise. A portion of the proceeds from this offering may be used to fund our general partner capital commitments to our investment funds. Minimum general partner capital commitments to our investment funds are determined separately with respect to each investment fund. In addition, we may, from time to time, exercise our right to purchase additional interests in our investment funds that become available in the ordinary course of their operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Liquidity and Capital Resources” for more information regarding our minimum general partner capital commitments to our funds. Our general partner capital commitments are funded with cash and not with carried interest or through a management fee waiver program.

Investors in many of our carry funds and fund of funds vehicles also generally receive the opportunity to make additional “co-investments” with the investment funds. Co-investments are investments arranged by us that are made by our limited partner investors (and some other investors in some instances) in portfolio companies or other assets, generally on substantially the same terms and conditions as those acquired by the applicable fund. In certain cases, such co-investments may involve additional fees or carried interest. Carlyle and its employees and officers have the right to co-invest with each of the investment funds on a deal-by-deal basis, typically in an amount up to 5% of the investment opportunity (on top of our base commitment). Many of these co-investments are made on an “unpromoted basis” meaning we do not earn management fees or carried interest in respect of such investments.

Corporate Citizenship

We are committed to the principle that building a better business means investing responsibly. In September 2008, Carlyle developed a set of responsible investment guidelines that consider the environmental, social and governance implications of certain investments we make. These guidelines were integral to shaping the corporate social responsibility guidelines later adopted by the members of the Private Equity Growth Capital Council. We have worked to integrate these guidelines into our investment decision-making process for controlling, corporate investments. We are also educating portfolio companies in which we have a controlling interest on the guidelines and encouraging them to review the guidelines at the board level on an annual basis. We were the first global alternative asset management firm to release a corporate citizenship report, which catalogues and describes our corporate citizenship efforts, including our responsible investment policy and practices and those of our portfolio companies.

Building on the investment principles, Carlyle has established a working relationship with the EDF. Through this partnership (and in collaboration with the Payne Firm, an international environmental consulting firm), Carlyle and EDF jointly developed a new due diligence framework for the alternative asset management sector called the “EcoValuScreen.” This framework goes beyond the traditional focus of risk mitigation during the due diligence process by identifying opportunities for operational enhancements that will lead to better environmental and financial performance during the early stages of the investment process. This process enables Carlyle professionals to more effectively evaluate the operations of a target company, identify the most promising environmental management opportunities and incorporate them into the post-investment management, governance and reporting plans of our portfolio companies.

We are also a member of the British Venture Capital Association and seek to ensure that our U.K.-based portfolio companies are compliant, on a voluntary basis, with the Walker Guidelines for Disclosure and Transparency when such companies become subject to these guidelines. Further, we are also a member of the Bundesverband Deutscher Kapitalbeteiligungsgesellschaften (the “BVK”), the German private equity and venture capital trade association. We believe that we are compliant with the BVK Guidelines for Disclosure and Transparency and seek to ensure that our German portfolio companies comply with these guidelines when they required to do so.

Information Technology

Information technology is essential for Carlyle to conduct investment activities, manage internal administration activities and connect a global enterprise. As part of our technology strategy and governance processes, we develop and routinely refine our technology architecture to leverage solutions that will best serve the needs of our investors. Our systems, data, network and infrastructure are continuously monitored and administered by formal controls and risk management processes that also help protect the data and privacy of our employees and investors. Our business continuity plan ensures that all critical business functions continue in an orderly manner in the event of an emergency.

Competition

As a global alternative asset manager, we compete with a broad array of regional and global organizations for both investors and investment opportunities. Generally, our competition varies across business lines, geographies and financial markets. We believe that our competition for investors is based primarily on investment performance; business relationships; the quality of services provided to investors; reputation and brand recognition; pricing; and the relative attractiveness of the particular opportunity in which a particular fund intends to invest. We believe that competition for investment opportunities varies across business lines, but is generally based on industry expertise and potential for value-add; pricing; terms; and the structure of a proposed investment and certainty of execution.

We generally compete with sponsors of public and private investment funds across all of our segments. Within our Corporate Private Equity segment, we also compete with business development companies and operating companies acting as strategic acquirers. In our Global Market Strategies segment, we compete with hedge funds and other CLO issuers. In our Real Assets segment, we also compete with real estate development companies. In addition to these traditional competitors within the global alternative asset management industry, we have increasingly faced competition from local and regional firms, financial institutions and sovereign wealth funds, in the various countries in which we invest. This trend has been especially apparent in emerging markets, where local firms tend to have more established relationships with the companies in which we are attempting to invest. These competitors often fall into one of the aforementioned categories but in some cases may represent new types of investors, including high net worth individuals, family offices and state-sponsored entities.

Some of the entities that we compete with as an alternative asset manager are substantially larger and have greater financial, technical, marketing and other resources and more personnel than we do. Several of our competitors also have recently raised, or are expected to raise, significant amounts of capital and many of them have investment objectives similar to us, which may create additional competition for investment opportunities. Some of these competitors may also have a lower cost of capital and access to funding sources that are not available to us, which may create competitive disadvantages for us when sourcing investment opportunities. In addition, some of these competitors may have higher risk tolerances, different risk assessments or lower return thresholds, which could allow them to consider a wider range of investments and to bid more aggressively than us for investments. Strategic buyers may also be able to achieve synergistic cost savings or revenue enhancements with respect to a targeted portfolio company, which may provide them with a competitive advantage in bidding for such investments.

Employees

We believe that one of the strengths and principal reasons for our success is the quality and dedication of our people. As of December 31, 2011, we employed approximately 1,300 individuals, including more than 600 investment professionals, located in 33 offices across six continents.

Regulatory and Compliance Matters

United States

Our businesses, as well as the financial services industry generally, are subject to extensive regulation in the United States and elsewhere. The SEC and other regulators around the globe have in recent years significantly increased their regulatory activities with respect to alternative asset management firms. Certain of our businesses are subject to compliance with laws and regulations of U.S. federal and state governments, non-U.S. governments, their respective agencies and/or various self-regulatory organizations or exchanges, and any failure to comply with these regulations could expose us to liability and/or reputational damage. Our businesses have operated for many years within a legal framework that requires our being able to monitor and comply with a broad range of legal and regulatory developments that affect our activities. However, additional legislation, changes in rules promulgated by regulators or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect our mode of operation and profitability.

Certain of our subsidiaries are registered as investment advisers with the SEC. Registered investment advisers are subject to the requirements and regulations of the Advisers Act. Such requirements relate to, among other things, fiduciary duties to advisory clients, maintaining an effective compliance program, solicitation agreements, conflicts of interest, recordkeeping and reporting requirements, disclosure requirements, limitations on agency cross and principal transactions between an advisor and advisory clients and general anti-fraud prohibitions. In addition, our investment advisers are subject to routine periodic examinations by the staff of the SEC. As a result of prior examinations, certain additional policies and procedures have been put into place in response to the SEC’s recommendations, but no material changes to our investment advisers’ operations have been made. Our investment advisers also have not been subject to any regulatory or disciplinary actions by the SEC. In addition, if in the future we were to sponsor a registered investment company under the 1940 Act, such registered investment company and our subsidiary that serves as its investment adviser would be subject to the 1940 Act and the rules thereunder, which, among other things, regulate the relationship between a registered investment company and its investment adviser and prohibit or severely restrict principal transactions and joint transactions.

TCG Securities, L.L.C., the affiliate entity through which we conduct marketing and fundraising activities, is registered as a limited purpose broker/dealer with the SEC and the state securities bureaus, and is also a member of the Financial Industry Regulatory Authority (“FINRA”), and operates under the international broker/dealer exemption in the Canadian provinces of Alberta, British Columbia, Ontario and Quebec. Our broker/dealer is subject to regulation and examination by the SEC, as well as by the state securities regulatory agencies. Additionally, FINRA, a self-regulatory organization that is subject to SEC oversight, maintains regulatory authority over all securities firms doing business in the United States, including our broker/dealer, adopts and enforces rules governing the activities of its member firms and conducts cycle examinations and targeted sweep inquiries on issues of immediate concern, among other roles and responsibilities.

Broker/dealers are subject to rules relating to transactions on a particular exchange and/or market, and rules relating to the internal operations of the firms and their dealings with customers including, but not limited to the form or organization of the firm, qualifications of associated persons, officers and directors, net capital and customer protection rules, books and records and financial statements and reporting. In particular, as a result of its registered status, our broker/dealer is subject to the SEC’s uniform net capital rule, Rule 15c3-1, which specifies both the minimum level of net capital a broker/dealer must maintain relative to the scope of its business activities and net capital liquidity parameters. The SEC and FINRA require compliance with key financial responsibility rules including maintenance of adequate funds to meet expenses and contractual obligations, as well as early warning rules that compel notice to the regulators via accelerated financial reporting anytime a firm’s capital falls below the minimum required level. The uniform net capital rule limits the amount of qualifying subordinated debt that is treated as equity to a specific percentage under the debt-to-equity ratio test, and further limits the withdrawal of equity capital, which is subject to specific notice provisions. Finally, compliance with net capital rules may also limit a firm’s ability to expand its operations, particularly to those activities that require the use of capital.

In connection with our acquisition on July 1, 2011 of ESG and Emerging Sovereign Partners LLC (“ESP”), which operate together as an emerging markets equities and macroeconomic strategies investment manager, we and our three founders were each required to register with the United States Commodity Futures Trading Commission (the “CFTC”) and the National Futures Commission (the “NFA”) as Principals of ESG and ESP. ESG and ESP are both registered with the CFTC and the NFA as Commodity Pool Operators (and with respect to ESG, also as a Commodity Trading Advisor). The requirement to register as a Principal of ESG and ESP was triggered by the fact that, as a result of the acquisition, we and our three founders each hold more than ten percent of a class of securities of ESG and ESP.

United Kingdom

CELF Advisors LLP and CECP Advisors LLP, two of our subsidiaries, are authorized in the United Kingdom under the Financial Services and Markets Act 2000 (the “FSMA”) and have permission to engage in a number of corporate finance activities regulated under FSMA, including advising, dealing as principal or agent and arranging deals in relation to certain types of investments. FSMA and related rules govern most aspects of investment businesses, including sales, research and trading practices, provision of investment advice, corporate finance, use and safekeeping of client funds and securities, regulatory capital, record keeping, margin practices and procedures, approval standards for individuals, anti-money laundering, periodic reporting and settlement procedures. The Financial Services Authority is responsible for administering these requirements and our compliance with them. Violations of these requirements may result in censures, fines, imposition of additional requirements, injunctions, restitution orders, revocation or modification of permissions or registrations, the suspension or expulsion from certain “controlled functions” within the financial services industry of officers or employees performing such functions or other similar consequences.

Other Jurisdictions

Carlyle MENA Investment Advisors Limited, one of our subsidiaries, is incorporated in the Dubai International Financial Centre (the “DIFC”) as a Category 3 authorized firm licensed by the Dubai Financial Services Authority (the “DFSA”) and has authorization to engage in certain financial activities regulated under the DFSA rules, including managing collective investment funds, arranging credit or deals in certain types of investments, advising on certain types of financial products or credit and arranging custody. The DFSA rules govern the financial services and investment businesses undertaken in or from the DIFC, including without limitation sales, research and trading practices, provision of investment advice, fund management and fund administration, provision of advisory services, corporate finance, use and safekeeping of client funds and securities, regulatory capital, record keeping, margin practices and procedures, approval standards for individuals, compliance, anti-money laundering, periodic reporting and settlement procedures. The DFSA is responsible for administering and regulating these requirements and our compliance with them. Violations of these requirements may result in censures, fines, imposition of additional requirements, injunctions, restitution orders, revocation or modification of authorizations or registrations, the suspension or expulsion from certain licensed functions within the financial services industry of officers or employees performing such functions or other similar consequences.

Claren Road Asia Limited (“CRAL”), one of our subsidiaries, is licensed in Hong Kong under the Securities and Futures Ordinance (the “SFO”) to carry on the regulated activity of asset management (Type 9 licence). The Hong Kong Securities and Futures Commission is responsible for administering requirements relating to the SFO and CRAL’s compliance with them. Violations of these requirements may result in censures, fines, imposition of additional requirements, injunctions, restitution orders, revocation or modification of permissions or registrations and the suspension or expulsion from carrying on regulated activities within the financial services industry of officers or employees performing such functions or other similar consequences.

Two of our subsidiaries, Carlyle Mauritius Investment Advisor Limited (“Carlyle Mauritius”) and Carlyle Mauritius CIS Investment Management Limited (“Carlyle CIS Manager”) are licensed providers of investment management services in the Republic of Mauritius and are subject to applicable Mauritian securities laws and the oversight of the Financial Services Commission (Mauritius) (the “FSC”). Each of Carlyle Mauritius and Carlyle CIS Manager is subject to limited regulatory requirements under the Mauritian Securities Act 2005, Mauritian Financial Services Act 2007 and relevant ancillary regulations, including, ongoing reporting and record keeping requirements, anti-money laundering obligations, obligations to ensure that it and its directors, key officers and representatives are fit and proper and requirements to maintain positive shareholders’ equity. FSC is responsible for administering these requirements and ensuring the compliance of Carlyle Mauritius and Carlyle CIS Manager with them. If Carlyle Mauritius or Carlyle CIS Manager contravenes any such requirements, such entities and/or their officers or representatives may be subject to a fine, reprimand, prohibition order or other regulatory sanctions.

In addition, Carlyle Mauritius holds a “Foreign Institutional Investor” license from the Securities and Exchange Board of India (the “SEBI”). The license entitles Carlyle Mauritius, for itself and approved sub-licensees, to engage in limited activities in India as set out in the “SEBI Foreign Investor Regulations, 1995,” as amended from time to time. Carlyle Mauritius is subject to the oversight and supervision of SEBI in relation to the approved activities. If Carlyle Mauritius contravenes any such requirements, Carlyle Mauritius and/or its officers or representatives may be subject to a fine, reprimand, prohibition order or other regulatory sanctions from SEBI.

Carlyle Australia Equity Management Pty Limited (“CAEM”), one of our subsidiaries, is incorporated in Australia and is licensed by the Australian Securities and Investments Commission as an Australian financial services licensee. As an Australian financial services licensee, CAEM is authorized to carry on a financial services business to (a) provide financial product advice in respect of interests in managed investment schemes and securities to wholesale clients and (b) deal in financial products by arranging for another person to issue, apply for, acquire, vary or dispose of financial products in respect of interests in managed investment schemes and securities to wholesale clients. CAEM is subject to regulatory requirements under the Corporations Act 2001 (Cth) (“CA”) and other financial services laws in Australia.

In addition, we and/or our affiliates and subsidiaries may become subject to additional regulatory demands in the future to the extent we expand our investment advisory business in existing and new jurisdictions.

Properties

Our principal executive offices are located in leased office space at 1001 Pennsylvania Avenue, NW, Washington, D.C. We also lease the space for our other 32 offices, including our office in Arlington, Virginia, which houses our treasury and finance functions. We do not own any real property. We consider these facilities to be suitable and adequate for the management and operation of our business.

Legal Proceedings

From time to time we are involved in various legal proceedings, lawsuits and claims incidental to the conduct of our business. Our businesses are also subject to extensive regulation, which may result in regulatory proceedings against us.

In September 2006 and March 2009, we received requests for certain documents and other information from the Antitrust Division of the DOJ in connection with the DOJ’s investigation of global alternative asset management firms to determine whether they have engaged in conduct prohibited by U.S. antitrust laws. We have fully cooperated with the DOJ’s investigation. There can be no assurance as to the direction this inquiry may take in the future or whether it will have an adverse impact on the private equity industry in some unforeseen way.

On February 14, 2008, a private class-action lawsuit challenging “club” bids and other alleged anti-competitive business practices was filed in the U.S. District Court for the District of Massachusetts (Police and Fire Retirement System of the City of Detroit v. Apollo Global Management, LLC). The complaint alleges, among other things, that certain global alternative asset management firms, including Carlyle, violated Section 1 of the Sherman Act by, among other things, forming multi-sponsor consortiums for the purpose of bidding collectively in certain going private transactions, which the plaintiffs allege constitutes a “conspiracy in restraint of trade.” The plaintiffs seek damages as provided for in Section 4 of the Clayton Act and an injunction against such conduct in restraint of trade in the future. While Carlyle believes the claims are without merit and will vigorously contest all claims, it is difficult to determine what impact, if any, this litigation (and any future related litigation), together with any increased governmental scrutiny or regulatory initiatives, will have on the private equity industry generally or on Carlyle.

Along with many other companies and individuals in the financial sector, Carlyle and one of our corporate mezzanine funds (CMP I) are named as defendants in Foy v. Austin Capital, a case filed in June 2009, pending in the state of New Mexico’s First Judicial District Court, County of Santa Fe, which purports to be a qui tam suit on behalf of the State of New Mexico. The suit alleges that investment decisions by New Mexico public investment funds were improperly influenced by campaign contributions and payments to politically connected placement agents. The plaintiffs seek, among other things, actual damages, actual damages for lost income, rescission of the investment transactions described in the complaint and disgorgement of all fees received. In May 2011, the Attorney General of New Mexico moved to dismiss certain defendants including Carlyle and CMP I on the ground that separate civil litigation by the Attorney General is a more effective means to seek recovery for the State from these defendants. The Attorney General has brought two civil actions against certain of those defendants, not including the Carlyle defendants. The Attorney General has stated that its investigation is continuing and it may bring additional civil actions. We are currently unable to anticipate when the litigation will conclude, or what impact the litigation may have on us.

In July 2009, a former shareholder of Carlyle Capital Corporation Limited claiming to have lost $20.0 million, filed a claim against CCC, Carlyle and certain of our affiliates and one of our officers (Huffington v. TC Group L.L.C. et al.) alleging violations of Massachusetts “blue sky” law provisions and related claims involving material misrepresentations and omissions allegedly made during and after the marketing of CCC. The plaintiff seeks treble damages, interest, expenses and attorney’s fees and to have the subscription agreement deemed null and void and a full refund of the investment. In March 2010, the United States District Court for the District of Massachusetts dismissed the plaintiff’s complaint on the grounds that it should have been filed in Delaware instead of Massachusetts, and the plaintiff subsequently filed a notice of appeal to the United States Court of Appeals for the First Circuit. The plaintiff lost his appeal to the First Circuit and has filed a new claim in Delaware state court. Defendants are awaiting a ruling on a motion for summary judgment. The defendants are vigorously contesting all claims asserted by the plaintiff.

In November 2009, another CCC investor instituted legal proceedings on similar grounds in Kuwait’s Court of First Instance (National Industries Group v. Carlyle Group) seeking to recover losses incurred in connection with an investment in CCC. In July 2011, the Delaware Court of Chancery issued a decision restraining the plaintiff from proceeding in Kuwait against either Carlyle Investment Management L.L.C. or TC Group, L.L.C., based on the forum selection clause in the plaintiff’s subscription agreement, which provided for exclusive jurisdiction in Delaware courts. In September 2011, the plaintiff reissued its complaint in Kuwait naming CCC only, but, in December 2011, expressed an intent to reissue its complaint joining Carlyle Investment Management L.L.C. as a defendant. We believe these claims are without merit and intend to vigorously contest all such allegations.

The Guernsey liquidators who took control of CCC in March 2008 filed four suits in July 2010 against Carlyle, certain of our affiliates and the former directors of CCC in the Delaware Chancery Court, the Royal Court of Guernsey, the Superior Court of the District of Columbia and the Supreme Court of New York, New York County, (Carlyle Capital Corporation Limited v. Conway et al.) seeking $1.0 billion in damages. They allege that Carlyle and the CCC board of directors were negligent, grossly negligent or willfully mismanaged the CCC investment program and breached certain fiduciary duties allegedly owed to CCC and its shareholders. The Liquidators further allege (among other things) that the directors and Carlyle put the interests of Carlyle ahead of the interests of CCC and its shareholders and gave priority to preserving and enhancing Carlyle’s reputation and its “brand” over the best interests of CCC. The defendants filed a comprehensive motion to dismiss in Delaware in October 2010. In December 2010, the Liquidators dismissed the complaint in Delaware voluntarily and without prejudice and expressed an intent to proceed against the defendants in Guernsey. Carlyle filed an action in Delaware seeking an injunction against the Liquidators to preclude them from proceeding in Guernsey in violation of a Delaware exclusive jurisdiction clause contained in the investment management agreement. In July 2011, the Royal Court of Guernsey held that the case should be litigated in Delaware pursuant to the exclusive jurisdiction clause. That ruling was appealed by the Liquidators, and in February 2012 was reversed by the Guernsey Court of Appeal, which held that the case should proceed in Guernsey. Carlyle intends to seek review of that ruling pursuant to an application for special leave to the Privy Council. Also, in October 2011, the plaintiffs obtained an ex parte anti-anti-suit injunction in Guernsey against Carlyle’s anti-suit claim in Delaware. That ruling also is on appeal in Guernsey. The Liquidators’ lawsuits in New York and the District of Columbia were dismissed in December 2011 without prejudice. We believe that regardless of where the claims are litigated, they are without merit and we will vigorously contest all allegations. We recognized a loss of $152.3 million in 2008 in connection with the winding up of CCC.

In June 2011, August 2011, and September 2011, three putative shareholder class actions were filed against Carlyle, certain of our affiliates and former directors of CCC alleging that the fund offering materials and various public disclosures were materially misleading or omitted material information. Two of the shareholder class actions, (Phelps v. Stomber, et al.) and (Glaubach v. Carlyle Capital Corporation Limited, et al.), were filed in the United States District Court for the District of Columbia. The most recent shareholder class action (Phelps v. Stomber, et al.) was filed in the Supreme Court of New York, New York County and has subsequently been removed to the United States District Court for the Southern District of New York. The two original D.C. cases were consolidated into one case, under the caption of Phelps v. Stomber, and the Phelps named plaintiffs have been designated “lead plaintiffs” by the court. The New York case has been transferred to the D.C. federal court and the plaintiffs have requested that it be consolidated with the other two D.C. actions. The defendants have opposed and have moved to dismiss the case as duplicative. The plaintiffs in all three cases seek all compensatory damages sustained as a result of the alleged misrepresentations, costs and expenses, as well as reasonable attorney fees. The defendants have filed a comprehensive motion to dismiss. We believe the claims are without merit and will vigorously contest all claims.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of the directors and executive officers of our general partner, Carlyle Group Management L.L.C.

Name	Age	Position

William E. Conway, Jr.	62	Director of Carlyle Group Management L.L.C., Founder and Co-Chief Executive Officer
Daniel A. D’Aniello	65	Director of Carlyle Group Management L.L.C., Founder and Chairman
David M. Rubenstein	62	Director of Carlyle Group Management L.L.C., Founder and Co-Chief Executive Officer
Jay S. Fishman	59	Director Nominee of Carlyle Group Management L.L.C.
Lawton W. Fitt	58	Director Nominee of Carlyle Group Management L.L.C.
James H. Hance, Jr.	67	Director Nominee of Carlyle Group Management L.L.C., Operating Executive
Janet Hill	64	Director Nominee of Carlyle Group Management L.L.C.
Edward J. Mathias	70	Director Nominee of Carlyle Group Management L.L.C., Managing Director
Dr. Thomas S. Robertson	69	Director Nominee of Carlyle Group Management L.L.C.
William J. Shaw	66	Director Nominee of Carlyle Group Management L.L.C.
Glenn A. Youngkin	45	Chief Operating Officer
Adena T. Friedman	42	Chief Financial Officer
Jeffrey W. Ferguson	46	General Counsel

William E. Conway, Jr. Mr. Conway is a founder and Co-Chief Executive Officer of Carlyle. He is also the firm’s Chief Investment Officer. Prior to forming Carlyle in 1987, Mr. Conway was the Senior Vice President and Chief Financial Officer of MCI Communications Corporation (“MCI”). Mr. Conway was a Vice President and Treasurer of MCI from 1981 to 1984. Mr. Conway received his B.A. from Dartmouth College and his M.B.A. in finance from the University of Chicago Graduate School of Business. He served as the Chairman of the Board of Nextel Communications, Inc. and United Defense Industries, Inc. Mr. Conway has also served on the Board of Directors of Hertz Global Holdings, Inc. as well as several private companies in which Carlyle had significant interests.

Daniel A. D’Aniello.  Mr. D’Aniello is a founder and Chairman of Carlyle. Prior to forming Carlyle in 1987, Mr. D’Aniello was the Vice President for Finance and Development at Marriott Corporation for eight years. Before joining Marriott, Mr. D’Aniello was a financial officer at PepsiCo, Inc. and Trans World Airlines. Mr. D’Aniello is a 1968 magna cum laude graduate of Syracuse University, where he was a member of Beta Gamma Sigma, and a 1974 graduate of the Harvard Business School, where he was a Teagle Foundation Fellow. Mr. D’Aniello is a member of The Council for United States and Italy; the Lumen Institute; the U.S. — China CEO and Former Senior Officials’ Dialogue of the U.S. Chamber of Commerce; the Board of Trustees of the American Enterprise Institute for Public Research; the Board of Trustees of Syracuse University; the Chancellor’s Council; the Corporate Advisory Council to the Martin J. Whitman School of Management; and the Board of Directors of the Wolf Trap Foundation of the Performing Arts. Mr. D’Aniello also currently serves and has served as chairman and/or director of several private companies in which Carlyle has or had significant investment interests.

David M. Rubenstein.  Mr. Rubenstein is a founder and Co-Chief Executive Officer of Carlyle. Prior to forming Carlyle in 1987, Mr. Rubenstein practiced law in Washington, D.C. with Shaw, Pittman, Potts & Trowbridge LLP (now Pillsbury, Winthrop, Shaw Pittman LLP). From 1977 to 1981 Mr. Rubenstein was Deputy Assistant to the President for Domestic Policy. From 1975 to 1976, he served as Chief Counsel to the U.S. Senate Judiciary Committee’s Subcommittee on Constitutional Amendments. From 1973 to 1975, Mr. Rubenstein practiced law in New York with Paul, Weiss, Rifkind, Wharton & Garrison LLP. Mr. Rubenstein is a 1970 magna cum laude graduate of Duke University, where he was elected Phi Beta Kappa. Following Duke, Mr. Rubenstein graduated in 1973 from The University of Chicago Law School. Among other philanthropic endeavors, Mr. Rubenstein is the Chairman of the John F. Kennedy Center for the Performing Arts, a Regent of the Smithsonian Institution, President of the Economic Club of Washington and on the Boards of Directors or Trustees of Duke University (Vice Chair), Johns Hopkins University, University of Chicago, the Brookings Institution (Vice Chair), the Lincoln Center for the Performing Arts, the Council on Foreign Relations and the Institute for Advanced Study.

Jay S. Fishman.  Mr. Fishman is a nominee to the Board of Directors of our general partner. Mr. Fishman is Chairman and Chief Executive Officer of The Travelers Companies, Inc. Mr. Fishman has served as the Chief Executive Officer of Travelers since the April 2004 merger of The St. Paul Companies, Inc. with Travelers Property Casualty Corp. that formed Travelers, and he assumed the additional role of Chairman in September 2005. Mr. Fishman also held the additional title of President from October 2001 until June 2008. From October 2001 until April 2004, Mr. Fishman had been Chairman, Chief Executive Officer and President of The St. Paul Companies, Inc. Prior to joining The St. Paul Companies, Mr. Fishman held several executive posts at Citigroup Inc. from 1998 to 2001, including Chairman, Chief Executive Officer and President of the Travelers insurance business. Mr. Fishman is currently a director of ExxonMobil Corporation, a trustee of the University of Pennsylvania, a member of the Board of Overseers of the University of Pennsylvania School of Veterinary Medicine, a trustee of New York — Presbyterian Hospital and a director of the New York Philharmonic. Mr. Fishman graduated from the University of Pennsylvania and received an M.S. from the Wharton School at the University of Pennsylvania.

Lawton W. Fitt.  Ms. Fitt is a nominee to the Board of Directors of our general partner. Ms. Fitt is a director of Thomson Reuters Corporation, Ciena Corporation, and The Progressive Corporation. Ms. Fitt served as Secretary (CEO) of the Royal Academy of Arts in London from October 2002 to March 2005. Prior to that, Ms. Fitt was an investment banker with Goldman, Sachs & Co., where she became a partner in 1994 and a managing director in 1996. She retired from Goldman, Sachs in 2002. Ms. Fitt is a former director of Reuters PLC, Frontier Communications and Overture Acquisitions Corporation. She is also a trustee or director of several not-for-profit organizations, including the Goldman Sachs Foundation and the Thomson Reuters Foundation. Ms. Fitt received her bachelor’s degree from Brown University and her MBA from the Darden School of the University of Virginia.

James H. Hance, Jr. Mr. Hance is an Operating Executive of Carlyle and a nominee to the Board of Directors of our general partner. Mr. Hance joined Carlyle in November 2005 and has worked primarily in our Global Market Strategies segment and the financial services sector. Prior to joining Carlyle in 2005, Mr. Hance served as Vice Chairman of Bank of America from 1993 until his retirement on January 31, 2005 and served as Chief Financial Officer from 1988 to 2004. Prior to joining Bank of America, Mr. Hance spent 17 years with Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Hance is currently Chairman of the Board of Sprint Nextel Corporation as well as a director of Duke Energy Corporation, Cousins Properties Inc., Morgan Stanley, and Ford Motor Company. Mr. Hance is a former director of Rayonier, Inc., EnPro Industries, Inc., and Bank of America. Mr. Hance graduated from Westminster College and received an M.B.A. from Washington University in St. Louis. He is a certified public accountant. Mr. Hance serves on the Board of Trustees at Washington University in St. Louis and Johnson and Wales University.

Janet Hill.  Ms. Hill is a nominee to the Board of Directors of our general partner. Ms. Hill serves as Principal at Hill Family Advisors. From 1981 until her retirement in 2010, Ms. Hill served as Vice President of Alexander & Associates, Inc., a corporate consulting firm which she co-owned in Washington, D.C. Ms. Hill is currently a director of Sprint Nextel Corporation, The Wendy’s Company and Dean Foods Company. Ms. Hill is a former director of Wendy’s/Arby’s Group, Inc. and Nextel Communications. Ms. Hill graduated from Wellesley College with a Bachelor of Arts in Mathematics and received a Master of Arts in Teaching Mathematics from the Graduate School of the University of Chicago. She also serves on the Board of Trustees at Duke University, the Board of the Knight Commission on Intercollegiate Athletics and the Board of Directors of the Military Bowl.

Edward J. Mathias.  Mr. Mathias is a Managing Director of Carlyle and a nominee to the Board of Directors of our general partner. Prior to joining Carlyle in 1994, Mr. Mathias was a long-time member of the Management Committee and Board of Directors of T. Rowe Price Associates, Inc., a major investment management organization. He was instrumental in the founding of Carlyle and assisted in raising the firm’s initial capital. Mr. Mathias is currently a director of Brown Advisory, the Baltimore-based investment firm and a Trustee Emeritus at the University of Pennsylvania. Mr. Mathias holds an M.B.A. from Harvard Business School and an undergraduate degree from the University of Pennsylvania. He is also a member of The Council of Foreign Relations, serves as Program Chairman for The Economic Club of Washington and is a member of the Trustees’ Council at the National Gallery of Art.

Dr. Thomas S. Robertson.  Dr. Robertson is a nominee to the Board of Directors of our general partner. Dr. Robertson is the Dean of the Wharton School at the University of Pennsylvania. Prior to rejoining Wharton in 2007, Dr. Robertson was special assistant to Emory University’s president on issues of international strategy and a founding director of the Institute for Developing Nations established jointly by Emory University and The Carter Center in fall 2006. From 1998 until 2007, Dr. Robertson was Dean of Emory University’s Goizueta Business School and, from 1994 until 1998, he was the Sainsbury Professor at, and the Chair of Marketing and Deputy Dean of, the London Business School. From 1971 to 1994, Dr. Robertson was a member of the faculty at the Wharton School. Dr. Robertson is currently a director of CRA International Inc. He is also a former director of PRGX Global, Inc. Dr. Robertson graduated from Wayne State University and received his M.A. and Ph.D. in marketing from Northwestern University.

William J. Shaw.  Mr. Shaw is a nominee to the Board of Directors of our general partner. Mr. Shaw was the Vice Chairman of Marriott International, Inc. until his retirement in March 2011. Prior to becoming Vice Chairman of Marriott, Mr. Shaw served as President and Chief Operating Officer of Marriott from 1997 until 2009. Mr. Shaw joined Marriott in 1972 and has held various positions, including Corporate Controller, Corporate Vice President, Senior Vice President-Finance, Treasurer, Chief Financial Officer, Executive Vice President, and President of Marriott Service Group. Prior to joining Marriott, Mr. Shaw worked at Arthur Andersen & Co. Mr. Shaw is Chairman of the Board of Directors of Marriot Vacations Worldwide Corporation, serves on the Board of Trustees of three funds in the American Family of mutual funds, and is a former director of Marriott International, Inc. from March 1997 through February 2011. Mr. Shaw graduated from the University of Notre Dame and received an M.B.A. degree from Washington University in St. Louis. Mr. Shaw also serves on the Board of Trustees of the University of Notre Dame and the Board of Directors of the United Negro College Fund.

Glenn A. Youngkin.  Mr. Youngkin is Chief Operating Officer of Carlyle and serves on Carlyle’s Management Committee. From October 2010 until March 2011, Mr. Youngkin served as Carlyle’s interim principal financial officer. From 2005 to 2008, Mr. Youngkin was the Global Head of the Industrial Sector investment team. From 2000 to 2005, Mr. Youngkin led Carlyle’s buyout activities in the United Kingdom and from 1995 to 2000, he was a member of the U.S. buyout team. Prior to joining Carlyle in 1995, Mr. Youngkin was a management consultant with McKinsey & Company and he also previously worked in the investment banking group at CS First Boston. Mr. Youngkin received a B.S. in mechanical engineering and a B.A. in managerial studies from Rice University and an M.B.A. from the Harvard Business School, where he was a Baker Scholar. Mr. Youngkin currently serves on the Board of Directors of Kinder Morgan, Inc. as well as several other Carlyle portfolio companies. Mr. Youngkin also serves on the Board of Trustees of the Langley School and AlphaUSA and the Board of Directors of the Rice Management Company.

Adena T. Friedman.  Ms. Friedman is Chief Financial Officer of Carlyle and has served in such capacity for Carlyle since March 2011. Prior to joining Carlyle in March 2011, Ms. Friedman was the Chief Financial Officer and Executive Vice President of Corporate Strategy for The NASDAQ OMX Group, Inc. In August 2009, Ms. Friedman assumed the role of CFO, responsible for all financial, tax, investor relations, enterprise risk management and investment matters. As head of Corporate Strategy from 2003 to 2011, Ms. Friedman’s responsibilities also included identifying and developing strategic opportunities, including all M&A, for NASDAQ OMX. From 2000 to 2009, Ms. Friedman also served as the Executive Vice President of the Global Data Products business, a $250M revenue business unit within NASDAQ OMX. Ms. Friedman joined NASDAQ in 1993, where she served in several roles, including Senior Vice President of NASDAQ Data Products, Director of Product Management for several trading-related products, and Marketing Manager. Ms. Friedman earned an M.B.A. from Owen Graduate School of Management, Vanderbilt University, in Nashville, Tennessee. She holds a B.A. in political science from Williams College in Massachusetts.

Jeffrey W. Ferguson.  Mr. Ferguson is General Counsel of Carlyle and has served in such capacity for Carlyle since 1999. Prior to joining Carlyle, Mr. Ferguson was an associate with the law firm of Latham & Watkins LLP. Mr. Ferguson received a B.A. from the University of Virginia, where he was a member of Phi Beta Kappa. He also received his law degree from the University of Virginia, and is admitted to the bars of the District of Columbia and Virginia.

There are no family relationships among any of the directors or executive officers of our general partner.

Composition of the Board of Directors after this Offering

Prior to the closing of this offering, we expect that seven additional directors, including five directors who are independent in accordance with the criteria established by the NASDAQ Global Select Market for independent board members, will be appointed to the board of directors of our general partner, Carlyle Group Management L.L.C., an entity wholly owned by our senior Carlyle professionals. Following these additions, we expect that the board of directors of our general partner will consist of ten directors, five of whom will be independent. Mubadala has waived the right under its subscription agreement to nominate a member of the board of directors of our general partner.

The limited liability company agreement of Carlyle Group Management L.L.C. establishes a board of directors that will be responsible for the oversight of our business and operations. Our common unitholders will have no right to elect the directors of our general partner unless, as determined on January 31 of each year, the total voting power held by holders of the special voting units in The Carlyle Group L.P. (including voting units held by our general partner and its affiliates) in their capacity as such, or otherwise held by then-current or former Carlyle personnel (treating voting units deliverable to such persons pursuant to outstanding equity awards as being held by them), collectively, constitutes less than 10% of the voting power of the outstanding voting units of The Carlyle Group L.P. Unless and until the foregoing voting power condition is satisfied, our general partner’s board of directors will be elected in accordance with its limited liability company agreement, which provides that directors may be appointed and removed by members of our general partner holding a majority in interest of the voting power of the members, which voting power is allocated to each member ratably according to his or her aggregate ownership of our common units and partnership units. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Election of Directors of General Partner.”

The Carlyle Group L.P. is a limited partnership that is advised by our general partner. We intend to avail ourselves of the limited partnership exception from certain governance rules, which eliminates the requirements that we have a majority of independent directors on our board of directors and that we have independent director oversight of executive officer compensation and director nominations. In addition, we will not be required to hold annual meetings of our common unitholders.

Director Qualifications

When determining that each of our directors and director nominees is particularly well-suited to serve on the board of directors of our general partner and that each has the experience, qualifications, attributes and skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively, we considered the experience and qualifications of each described above under “— Directors and Executive Officers.”

With regard to:

•	Messrs. Conway, D’Aniello and Rubenstein — we considered that these three individuals are the original founders of our firm, that each has played an integral role in our firm’s successful growth since its founding in 1987, and that each has developed a unique and unparalleled understanding of our business. Finally, we also noted that these three individuals are our largest equity owners and, as a consequence of such alignment of interest with our other equity owners, each has additional motivation to diligently fulfill his oversight responsibilities as a member of the board of directors of our general partner.

•	Mr. Fishman — we considered his knowledge and expertise in the financial services industry as Chairman and Chief Executive Officer of The Travelers Companies, as well as his familiarity with board responsibilities, oversight and control resulting from his extensive public company operating and management experience.

•	Ms. Fitt — we considered her extensive financial background and experience in a distinguished career at Goldman, Sachs in the areas of investment banking and risk analysis, including her unique insights into the operation of global capital markets.

•	Mr. Hance — we considered his invaluable perspective owing to his experience in various senior leadership roles in the financial services industry, including his role as the Chief Financial Officer of Bank of America Corporation, which included responsibility for financial and accounting matters, as well as his familiarity with our business and operations as an Operating Executive of Carlyle.

•	Ms. Hill — we considered her insights into the operations of public companies owing to her experience as a consultant, as well as her familiarity with board responsibilities, oversight and control resulting from her significant experience serving on the boards of directors of various public companies.

•	Mr. Mathias — we considered his extensive knowledge and expertise in the investment management business, as well as his knowledge of and familiarity with our business and operations.

•	Dr. Robertson — we considered his distinguished career as a professor and Dean of the Wharton School at the University of Pennsylvania and his extensive knowledge and expertise in finance and business administration.

•	Mr. Shaw — we considered his extensive financial background and public company operating and management experience resulting from his distinguished career in various senior leadership roles at Marriott.

Committees of the Board of Directors

The board of directors of Carlyle Group Management L.L.C. has established an executive committee. We anticipate that at the time of this offering, the board of directors of Carlyle Group Management L.L.C. will establish an audit committee and will adopt a charter for the audit committee that complies with current federal and NASDAQ Global Select Market rules relating to corporate governance matters. We also anticipate that the board of directors of Carlyle Group Management L.L.C. will establish a conflicts committee. The board of directors of our general partner may establish other committees from time to time.

Audit committee.  After this offering, we expect that our audit committee will consist of Ms. Fitt and Messrs. Robertson and Shaw, with Mr. Shaw serving as chairman. The purpose of the audit committee of the board of directors of Carlyle Group Management L.L.C. will be to provide assistance to the board of directors in fulfilling its obligations with respect to matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, including, without limitation, assisting the board of director’s oversight of (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our independent registered public accounting firm and our internal audit function, and directly appointing, retaining, reviewing and terminating our independent registered public accounting firm. The members of our audit committee will meet the independence standards for service on an audit committee of a board of directors pursuant to federal and NASDAQ Global Select Market rules relating to corporate governance matters, including the permitted transition period for newly-reporting issuers.

Conflicts committee.  The board of directors of Carlyle Group Management L.L.C. will establish a conflicts committee that will be charged with reviewing specific matters that our general partner’s board of directors believes may involve conflicts of interest. The conflicts committee will determine if the resolution of any conflict of interest submitted to it is fair and reasonable to us. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us and not a breach by us of any duties we may owe to our common unitholders. In addition, the conflicts committee may review and approve any related person transactions, other than those that are approved pursuant to our related person policy, as described under “Certain Relationships and Related Person Transactions — Statement of Policy Regarding Transactions with Related Persons,” and may establish guidelines or rules to cover specific categories of transactions. The members of the conflicts committee will have been determined by the board to meet the independence standards for service on an audit committee of a board of directors pursuant to federal and NASDAQ Global Select Market rules relating to corporate governance matters.

Executive committee.  The executive committee of the board of directors of Carlyle Group Management L.L.C. currently consists of Messrs. Conway, D’Aniello and Rubenstein. The board of directors has delegated all of the power and authority of the full board of directors to the executive committee to act when the board of directors is not in session.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. Our founders, Messrs. Conway, D’Aniello and Rubenstein, have historically made all final determinations regarding executive officer compensation. The board of directors of our general partner has determined that maintaining our current compensation practices following this offering is desirable and intends that these practices will continue. Accordingly, the board of directors of our general partner does not intend to establish a compensation committee. For a description of certain transactions between us and Messrs. Conway, D’Aniello and Rubenstein, see “Certain Relationships and Related Person Transactions.”

Director Compensation

Our general partner, Carlyle Group Management L.L.C., was formed on July 18, 2011. Currently, all of the individuals who serve as directors of our general partner are also named executive officers who do not receive any separate compensation for service on the board of directors or on any committee of the board of directors of our general partner and whose compensation is disclosed in the Summary Compensation Table under “— Executive Compensation — Summary Compensation Table.” Accordingly, we have not presented a Director Compensation Table.

Following this offering, our employees who serve as directors of our general partner will receive no separate compensation for service on the board of directors or on committees of the board of directors of our general partner. Certain of the nominees to the board of directors of our general partner are employees of or advisors to Carlyle and have received compensation or other payments in respect of their services in such capacities. See “Certain Relationships and Related Person Transactions — Other Transactions.” Each director that is not an employee of or advisor to Carlyle will receive an annual retainer of $175,000, $125,000 of which will be payable in cash and $50,000 of which will be payable in the form of an annual deferred restricted common unit award, which will vest on the first anniversary of the grant date. An additional $20,000 cash retainer will be payable annually to the chairman of the audit committee. Directors that are not employees of or advisors to Carlyle who are appointed to serve on the board of directors of our general partner at the time of this offering will also receive $200,000 of deferred restricted common units under our Equity Incentive Plan, which will vest in equal annual installments over the following three years, subject to the recipient’s continued service as a director. In addition, each director will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such service.

Executive Compensation

Compensation Discussion and Analysis

Compensation Philosophy

Our business as an alternative asset management firm is dependent on the services of our named executive officers and other key employees. Among other things, we depend on their ability to find, select and execute investments, oversee and improve portfolio company operations, find and develop relationships with fund investors and other sources of capital and provide other services essential to our success. Therefore, it is important that our key employees are compensated in a manner that motivates them to excel and encourages them to remain with our firm.

Our compensation policy has three primary objectives: (1) establish a clear relationship between performance and compensation, (2) align long-term incentives with our fund investors and common unitholders and (3) comply with applicable laws and regulations.

We believe that the key to achieving these objectives is an organized, unbiased approach that is well understood, responsive to changes in the industry and the general labor market, and, above all, flexible and timely. We seek to pursue these objectives to the extent that our financial situation and other factors permit.

Our senior Carlyle professionals and other key employees invest a significant amount of their own capital in or alongside the funds we advise. These investments are funded with cash and not with deferral of management or incentive fees. In addition, these individuals may be allocated a portion of the carried interest or incentive fees payable in respect of our investment funds. We believe that this approach of seeking to align the interests of our key employees with those of the investors in our funds has been a key contributor to our strong performance and growth. We also believe that continued equity ownership by our named executive officers once we are a public company will result in significant alignment of their interests with those of our common unitholders.

Our chairman, Daniel A. D’Aniello and our two co-chief executive officers, William E. Conway, Jr. and David M. Rubenstein, are our founders and co-principal executive officers. We refer to our founders, together with Glenn A. Youngkin, our chief operating officer, Adena T. Friedman, our chief financial officer, and Jeffrey W. Ferguson, our general counsel, as our “named executive officers.” Mr. Youngkin served as our interim principal financial officer from October 2010 until March 2011. Effective on March 28, 2011, Adena T. Friedman became our principal financial officer.

With the exception of our employment agreement with Ms. Friedman described below under “— Employment Agreement with Ms. Friedman,” we do not have employment agreements with any of our executive officers. Our founders have entered into non-competition and non-solicitation agreements with us described below under “— Summary Compensation Table — Founders’ Non-Competition and Non-Solicitation Agreements” and are also subject to certain limitations on cash compensation pursuant to commitments made to CalPERS and Mubadala described below under “— Compensation Elements — Annual Cash Bonuses.”

Compensation Elements

The primary elements of our compensation program are base salary, annual cash bonuses and long-term incentives, such as the ownership of carried interest. We believe that the elements of compensation for our named executive officers serve the primary objectives of our compensation program. However, we intend to periodically review the compensation of our named executive officers, and we may make changes to the compensation structure relating to one or more named executive officers based on the outcome of such reviews from time to time. Following this offering, compensation decisions and those regarding the allocation of carried interest to our senior Carlyle professionals and other employees will continue to be made by our founders and other senior Carlyle professionals and not by our independent directors.

Base Salary.  For 2011, each of our named executive officers was paid an annual salary of $275,000. We believe that the base salary of our named executive officers should typically not be the most significant component of total compensation. Our founders determined that this amount was a sufficient minimum base salary for our named executive officers and decided that it should be the same for all named executive officers.

Annual Cash Bonuses.  For 2011, our named executive officers were awarded cash bonuses, part of which were paid in December 2011 and the balance of which we expect to be paid in March 2012. The amounts of these bonuses were $3,545,850 for each of our founders, $3,000,000 for Mr. Youngkin, $1,900,000 for Ms. Friedman and $1,100,000 for Mr. Ferguson. The discretionary bonuses to our named executive officers were recommended by Mr. D’Aniello and were approved by all three of our founders. The subjective factors that contributed to the determination of the bonus amounts included an assessment of the performance of Carlyle and the investments of the funds that we advise, the contributions of the named executive officer to our development and success during 2011 and the named executive officer’s tenure at his or her level. More specifically, in assessing Mr. Conway’s performance and individual contribution, we considered his service as the firm’s Chief Investment Officer, leadership of the investment process and decisions by our Corporate Private Equity and Global Market Strategies segments, which executed a significant number of successful investments in 2011 and his work in overseeing the management of the existing investment portfolio during this period. In assessing Mr. D’Aniello’s performance and individual contribution, we considered his service as the Chief Investment Officer for our Real Assets funds and his role in overseeing all administrative operations of our firm. In assessing Mr. Rubenstein’s performance and individual contribution, we considered his oversight of our investor relations team and the capital commitments to our funds that were raised during the year and his leadership on the strategic direction of the firm. In assessing Mr. Youngkin’s performance and individual contribution, we considered his significant efforts in leading the expansion of our investment platform through acquisitions, oversight of our business on a global basis and his role as interim Chief Financial Officer. In assessing Ms. Friedman’s performance and individual contribution we considered her strategic role in leading and expanding the capabilities of our finance and accounting functions during 2011, her contributions in expanding the platform and capabilities of our information technology function, as well as her strategic leadership to the founders and senior management across the firm. Finally, in assessing Mr. Ferguson’s performance and individual contributions, we considered his oversight of our global legal and compliance functions as well as the tax department and his role with respect to the strategic initiatives undertaken by the firm. Ms. Friedman was guaranteed a minimum bonus of $1,725,000 pursuant to our contractual arrangements with her. The amounts of the annual bonuses paid to our founders were limited to $3,545,850 pursuant to a commitment that we made to CalPERS at the time of their investment in our firm in 2001. CalPERS sought this limitation to ensure that the interests of our founders would be aligned with their own. When Mubadala later invested in our firm in 2007, they sought, and received, the same commitment.

Carried Interest.  The general partners of our carry funds typically receive a special residual allocation of income, which we refer to as a carried interest, from our investment funds if investors in such funds achieve a specified threshold return. While the Parent Entities own controlling equity interests in these fund general partners, our senior Carlyle professionals and other personnel who work in these operations directly own a portion of the carried interest in these entities, in order to better align their interests with our own and with those of the investors in these funds. Following the reorganization described in “Ownership Structure,” these individuals will own approximately 45% of any carried interest in respect of investments made by our carry funds, with the exception of our energy and renewable resources funds, where we will retain essentially all of the carry to which we are entitled under our arrangements with Riverstone. Pursuant to commitments we made to CalPERS and Mubadala at the times of those institutions’ investments in our firm, our founders own all of their equity interests in our firm through their ownership interests in the Parent Entities and, accordingly, do not own carried interest at the fund level, but instead benefit, together with our other equity owners, from the carried interest and other income that is retained by the firm through our founders’ ownership interests in the Parent Entities. In addition, we generally seek to concentrate the direct ownership of carried interest in respect of each carry fund among those of our professionals who directly work with that fund so as to align their interests with those of our fund investors and of our firm. Accordingly, Ms. Friedman, like our founders, does not receive allocations of direct carried interest ownership at the fund level. While Mr. Youngkin has previously received allocations of direct carried interest ownership at the fund level in respect of buyout funds that invest in transactions in the United States, Europe and emerging markets as a result of his work, at various times, with those fund operations, he has ceased to receive such allocations in respect of any such funds formed subsequent to the time he assumed a firm-wide executive role in 2009. Similarly, while Mr. Ferguson has previously received allocations of direct carried interest ownership at the fund level in respect of buyout funds that invest in transactions in the United States as a result of his work with those fund operations, in view of his firm-wide role as our general counsel he ceased to receive such allocations in 2008.

Carried interest, if any, in respect of any particular investment is only paid in cash when the underlying investment is realized. To the extent any “giveback” obligation is triggered, carried interest previously distributed by the fund would need to be returned to such fund. Our professionals who receive direct allocations of carried interest at the fund level are personally subject to the “giveback” obligation, pursuant to which they may be required to repay carried interest previously distributed to them, thereby reducing the amount of cash received by such recipients for any such year. Because the amount of carried interest payable is directly tied to the realized performance of the underlying investments, we believe this fosters a strong alignment of interests among the investors in those funds and the professionals who are allocated direct carried interest, and thus will indirectly benefit our unitholders.

The percentage of carried interest owned at the fund level by individual professionals varies by year, by investment fund and, with respect to each carry fund, by investment. Ownership of carried interest by senior Carlyle professionals and other personnel at the fund level is also subject to a range of vesting schedules. Vesting depends on continued employment over specified periods of time, and serves as an employment retention mechanism and enhances the alignment of interests between the owner of a carried interest allocation and the firm and the limited partners in our investment funds.

Post-IPO Equity Compensation Expense.  As discussed under “Organizational Structure,” at the time of this offering our existing owners will contribute to the Carlyle Holdings partnerships equity interests in our business in exchange for partnership units of Carlyle Holdings. All of the Carlyle Holdings partnership units received by our founders, CalPERS and Mubadala as part of the reorganization will be fully vested as of the date of issuance. All of the Carlyle Holdings partnership units received by our other existing owners in exchange for their interests in carried interest owned at the fund level relating to investments made by our carry funds prior to the date of Reorganization will be fully vested as of the date of issuance. Of the remaining Carlyle Holdings partnership units received as part of the Reorganization by our other existing owners,     % will be fully vested as of the date of issuance and     % will not be vested and, with specified exceptions, will be subject to forfeiture if the employee ceases to be employed by us prior to vesting. See “— Vesting, Minimum Retained Ownership Requirement and Transfer Restrictions.” Accordingly, following this offering, we will recognize expense for financial statement reporting purposes in respect of the unvested Carlyle Holdings partnership units received by our personnel, including the named executive officers. The aggregate grant date fair value of such units for purposes of Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC Topic 718”) will appear in the Stock Awards column of the Summary Compensation Table reporting compensation for the year in which this offering occurs.

Summary Compensation Table

The following table presents summary information concerning compensation paid or accrued by us for services rendered in all capacities by our named executive officers during the fiscal year ended December 31, 2011.

Pursuant to applicable accounting principles, for financial statement reporting purposes we have historically recorded salary and bonus payments to our senior Carlyle professionals, including our named executive officers, as distributions in respect of their equity ownership interests and not as compensation expense. However, following this offering, the salary and bonus payments to our senior Carlyle professionals, including our named executive officers, will be reflected as compensation expense in our financial statements and we have reflected these amounts in the applicable columns of the Summary Compensation Table below even though they are not recorded as compensation expense in our historical financial statements.

Similarly, for those of our named executive officers that own direct carried interest allocations at the fund level, we have reported in the All Other Compensation column amounts that represent an amount of compensation expense (positive or negative) that would have been recorded by us on an accrual basis in respect of such direct carried interest allocations had we applied the accounting treatment for the periods presented below that will apply upon the effectiveness of this offering. These amounts do not reflect actual cash carried interest distributions to our named executive officers. This expense may be negative in the event of a reversal of previously accrued carried interest due to negative adjustments in the fair value of a carry fund’s investments. The ultimate amounts of actual carried interest distributions that may be earned and subsequently distributed to our named executive officers may be more or less than the amounts indicated in the Summary Compensation Table and are not determinable at this time.

				All Other
		Salary	Bonus	Compensation		Total
Name and Principal Position	Year	($)	($)	($)(1)		($)

William E. Conway, Jr.,	2011	275,000	3,545,850	6,125	(2)	3,826,975
Founder and Co-Chief Executive Officer (co-principal executive officer)	2010	275,000	3,401,750	6,125	(2)	3,682,875
Daniel A. D’Aniello,	2011	275,000	3,545,850	6,125	(2)	3,826,975
Founder and Chairman (co-principal executive officer)	2010	275,000	3,401,750	6,125	(2)	3,682,875
David M. Rubenstein,	2011	275,000	3,545,850	6,125	(2)	3,826,975
Founder and Co-Chief Executive Officer (co-principal executive officer)	2010	275,000	3,401,750	6,125	(2)	3,682,875
Glenn A. Youngkin,	2011	275,000	3,000,000	24,526,681	(4)	27,801,681
Chief Operating Officer (former interim principal financial officer)(3)	2010	275,000	2,750,000	27,716,095	(4)	30,741,095
Adena T. Friedman	2011	200,961	1,900,000	—		2,100,961
Chief Financial Officer (principal financial officer)(3)	2010	—	—	—		—
Jeffrey W. Ferguson	2011	275,000	1,100,000	3,024,307	(5)	4,399,307
General Counsel	2010	262,500	1,000,000	3,928,139	(5)	5,190,639

(1)	As discussed above, pursuant to commitments we made to CalPERS and Mubadala at the times of those institutions’ investments in our firm, our founders own all of their equity interests in our firm through their ownership interests in the Parent Entities and, accordingly, do not directly own carried interest at the fund level, but instead benefit, together with our other equity owners, from the carried interest and other income that is retained by the firm through our founders’ ownership interests in the Parent Entities. Accordingly, we have not historically recorded, and following this offering do not anticipate that we will record, compensation expense (positive or negative) in respect of our founders’ indirect ownership of carried interest.

(2)	This amount represents our 401(k) matching contribution.

(3)	Mr. Youngkin served as our interim principal financial officer from October 2010 until Ms. Friedman became our principal financial officer effective on March 28, 2011.

(4)	The amounts of compensation expense that would have been recorded on an accrual basis in respect of direct carried interest allocations to Mr. Youngkin for 2011 and 2010 was $24,520,556, and $27,709,970, respectively. These amounts do not reflect actual cash distributions to Mr. Youngkin in respect of direct carried interest allocations during such periods, which were $16,034,593 and $409,508, respectively. For financial statement reporting purposes, compensation expense is equal to the sum of the carried interest distributions during the year and the change in the value of carried interest during the year related to unrealized investments. Such expense could also turn negative in the event of a reduction of previously accrued allocation of carried interest due to negative adjustments in the fair value of fund investments. The ultimate amount of actual carried interest that may be realized and received by our named executive officers may be more or less than the amounts indicated and is unknown at this time. The amounts for 2011 and 2010 in the table also include $6,125 and $6,125, respectively, representing our 401(k) matching contributions for such periods.

(5)	The amounts of compensation expense that would have been recorded on an accrual basis in respect of direct carried interest allocations to Mr. Ferguson in respect of carried interest allocations for 2011 and 2010 was $3,018,182 and $3,922,014, respectively. These amounts do not reflect actual cash distributions to Mr. Ferguson in respect of direct carried interest allocations during such periods, which were $2,185,306 and $1,204, respectively. For financial statement reporting purposes, compensation expense is equal to the sum of the carried interest distributions during the year and the change in the value of carried interest during the year related to unrealized investments. Such expense could also turn negative in the event of a reduction of previously accrued allocation of carried interest due to negative adjustments in the fair value of fund investments. The ultimate amounts of actual carried interest that may be realized and received by our named executive officers may be more or less than the amounts indicated and is unknown at this time. The amounts for 2011 and 2010 in the table also include $6,125 and $6,125, respectively, representing our 401(k) matching contributions for such periods.

Please see “Cash Distribution Policy” for information regarding cash distributions by the Parent Entities to each of our named executive officers in respect of their equity interests in our firm during 2011 and 2010.

Grants of Plan-Based Awards in 2011

There were no grants of plan-based awards to our named executive officers in the fiscal year ended December 31, 2011.

Outstanding Equity Awards at 2011 Fiscal-Year End

Our named executive officers had no outstanding equity awards as of December 31, 2011.

Option Exercises and Stock Vested in 2011

Our named executive officers had no option exercises or stock vested during the year ended December 31, 2011.

Pension Benefits for 2011

We provided no pension benefits during the year ended December 31, 2011.

Nonqualified Deferred Compensation for 2011

We provided no defined contribution plan for the deferral of compensation on a basis that is not tax-qualified during the year ended December 31, 2011.

Potential Payments Upon Termination or Change in Control

Other than Ms. Friedman, our named executive officers are not entitled to any additional payments or benefits upon termination of employment, upon a change in control of our company or upon retirement, death or disability.

If at any time before March 28, 2013, Ms. Friedman’s employment is terminated by her for Good Reason and we could not have terminated her for Cause or her employment is terminated by us without Cause, Ms. Friedman will be entitled to a cash severance in an amount equal to (x) the unpaid portion of her annual base salary from the termination date through March 28, 2013, (y) the difference between the bonuses guaranteed to Ms. Friedman and bonuses paid to her and (z) if terminated without Cause within 18 months of March 28, 2011, $2,500,000 unless there has been a vesting date of our shares listed on a stock exchange; provided, however, that the aggregate amount of severance payable will be in no event less than 25% of her annual base salary. If at any time on or after March 28, 2013, Ms. Friedman’s employment is terminated by her for Good Reason and we could not have terminated her for Cause or her employment is terminated by us without Cause, we will pay severance to Ms. Friedman in an amount equal to 25% of her annual base salary. If Ms. Friedman’s employment is terminated other than by her for Good Reason or by us for any reason with 30 days notice, she is entitled to accrued but unpaid salary through the effective date of such termination. For the purpose of the employment agreement with Ms. Friedman, “Good Reason” includes (1) a material breach of the employment agreement by us or (2) a significant, sustained reduction in or adverse modification of the nature and scope of Ms. Friedman’s authority, duties and privileges, in each case only if such Good Reason has not been corrected or cured by us within 30 days after we have received written notice from Ms. Friedman of her intent to terminate her employment for Good Reason; and “Cause” includes (1) gross negligence or willful misconduct in the performance of the duties required of Ms. Friedman under the employment agreement; (2) willful conduct that Ms. Friedman knows is materially injurious to us or any of our affiliates; (3) breach of any material provision of the employment agreement; (4) Ms. Friedman’s conviction of any felony or Ms. Friedman entering into a plea bargain or settlement admitting guilt for any felony; (5) Ms. Friedman’s being the subject of any order by the Securities and Exchange Commission for any securities violation or; (6) Ms. Friedman’s discussing our fundraising efforts or any fund vehicle that has not had a final closing of commitments with any member of the press.

If Ms. Friedman’s employment with us was terminated by her for Good Reason and we could not have terminated her for Cause or her employment was terminated by us without Cause on December 30, 2011, she would have been entitled to a cash severance payment of $4,416,539. Ms. Friedman is not entitled to any additional payments or benefits upon a change in control of our company or upon retirement, death or disability.

Ms. Friedman is subject to a covenant not to disclose our confidential information at any time and may not discuss our fundraising efforts or the name of any fund that has not had a final closing with any member of the press. Ms. Friedman is also subject to covenants not to compete with us and not to solicit our employees or customers during her employment term and for six months following termination of her employment for any reason without our prior written consent. She is also subject to a covenant not to breach any confidentiality agreements or non-solicitation agreements with any former employer. We have no liability in the event that Ms. Friedman’s provision of services to us violates any non-compete provision she had with her former employer.

Founders’ Non-Competition and Non-Solicitation Agreements

In February 2001, we entered into non-competition agreements with each of our founders in connection with the investment in our firm by CalPERS. The following is a description of the material terms of the non-competition agreements, the terms of which are substantially identical for each of our founders.

Non-Competition.  Each founder agreed that during the period he is a controlling partner (as defined in the non-competition agreement) and for the period of three years thereafter (the “Restricted Period”), he will not engage in any business or activity that is competitive with our business.

Non-Solicitation of Carlyle Employees.  Each founder agreed that during the Restricted Period he will not solicit any of our employees, or employees of our subsidiaries, to leave their employment with us or otherwise terminate or cease or materially modify their relationship with us, or employ or engage any such employee.

Non-Solicitation of Clients.  In addition, during the Restricted Period each founder will not solicit any of the investors of the funds we advise to invest in any funds or activities that are competitive with our businesses.

Confidentiality.  During the Restricted Period, each founder is required to protect and only use “proprietary information” that relates to our business in accordance with strict restrictions placed by us on its use and disclosure. Each founder agreed that during the Restricted Period he will not disclose any of the proprietary information, except (1) as required by his duties on behalf of Carlyle or with our consent, or (2) as required by virtue of subpoena, court or governmental agency order or as otherwise required by law or (3) to a court, mediator or arbitrator in connection with any dispute between such founder and us.

Investment Activities.  During the Restricted Period, each founder has agreed that he will not pursue or otherwise seek to develop any investment opportunities under active consideration by Carlyle.

Specific Performance.  In the case of any breach of the non-competition, non-solicitation, confidentiality and investment activity limitation provisions, each founder agrees that we will be entitled to seek equitable relief in the form of specific performance and injunctive relief.

Employment Agreement with Ms. Friedman

We have entered into an employment agreement with Ms. Friedman pursuant to which she serves as our chief financial officer. The employment term is indefinite and lasts until Ms. Friedman’s employment is terminated pursuant to the terms of the employment agreement.

Ms. Friedman is currently entitled to receive an annual base salary of $275,000, which may be increased from time to time by us. For calendar years 2011 and 2012, Ms. Friedman is entitled to a guaranteed minimum bonus of $1,725,000. For calendar years following 2012, she will be paid bonuses at our discretion. The provisions of Ms. Friedman’s employment agreement pertaining to termination of employment and covenants to which she is subject are described above under “— Potential Payments Upon Termination or Change in Control.”

Equity Incentive Plan

The board of directors of our general partner intends to adopt the 2012 Carlyle Group Equity Incentive Plan (the “Equity Incentive Plan”) before the effective date of this offering. The following description of the Equity Incentive Plan is not complete and is qualified by reference to the full text of the Equity Incentive Plan, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. The Equity Incentive Plan will be a source of new equity-based awards permitting us to grant to our senior Carlyle professionals, employees, directors of our general partner and consultants non-qualified options, unit appreciation rights, common units, restricted common units, deferred restricted common units, phantom restricted common units and other awards based on our common units and Carlyle Holdings partnership units, to which we collectively refer to as our “units.”

Administration.  The board of directors of our general partner will administer the Equity Incentive Plan. However, the board of directors of our general partner may delegate such authority, including to a committee or subcommittee of the board of directors, and the board intends to effect such a delegation to a committee comprising Messrs. Conway, D’Aniello and Rubenstein. We refer to the board of directors of our general partner or the committee or subcommittee thereof to whom authority to administer the Equity Incentive Plan has been delegated, as the case may be, as the “Administrator.” The Administrator will determine who will receive awards under the Equity Incentive Plan, as well as the form of the awards, the number of units underlying the awards and the terms and conditions of the awards consistent with the terms of the Equity Incentive Plan. The Administrator will have full authority to interpret and administer the Equity Incentive Plan, which determinations will be final and binding on all parties concerned.

Units Subject to the Equity Incentive Plan.  The total number of our common units and Carlyle Holdings partnership units which are initially available for future grants under the Equity Incentive Plan is          . Beginning in 2013, the aggregate number of common units and Carlyle Holdings partnership units available for future grants under our Equity Incentive Plan will be increased on the first day of each fiscal year during its term by the number of units equal to the positive difference, if any, of (a)     % of the aggregate number of common units and Carlyle Holdings partnership units outstanding on the last day of the immediately preceding fiscal year (excluding Carlyle Holdings partnership units held by The Carlyle Group L.P. or its wholly-owned subsidiaries) minus (b) the aggregate number of common units and Carlyle Holdings partnership units otherwise available for future grants under our Equity Incentive Plan as of such date (unless the Administrator of the Equity Incentive Plan should decide to increase the number of common units and Carlyle Holdings partnership units available for future grants under the plan by a lesser amount). Accordingly, on the first day of each such fiscal year, the aggregate number of common units and Carlyle Holdings partnership units available for future grants under our Equity Incentive Plan will “reload” to     % of the aggregate number of common units and Carlyle Holdings partnership units outstanding on the last day of the immediately preceding fiscal year (excluding Carlyle Holdings partnership units held by The Carlyle Group L.P. or its wholly-owned subsidiaries). We will reserve for issuance the number of units necessary to satisfy the maximum number of units that may be issued under the Equity Incentive Plan. The units underlying any award granted under the Equity Incentive Plan that expire, terminate or are cancelled (other than in consideration of a payment) without being settled in units will again become available for awards under the Equity Incentive Plan.

Options and Unit Appreciation Rights.  The Administrator may award non-qualified options under the Equity Incentive Plan. Options granted under the Equity Incentive Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Administrator at the time of grant, but an option generally will not be exercisable for a period of more than 10 years after it is granted. To the extent permitted by the Administrator, the exercise price of an option may be paid in cash or its equivalent, in units having a fair market value equal to the aggregate option exercise price partly in cash and partly in units and satisfying such other requirements as may be imposed by the Administrator or through the delivery of irrevocable instructions to a broker to sell units obtained upon the exercise of the option and to deliver promptly to us an amount out of the proceeds of the sale equal to the aggregate option exercise price for the common units being purchased or through net settlement in units.

The Administrator may grant unit appreciation rights independent of or in conjunction with an option. Each unit appreciation right granted independent of a unit option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one unit over (B) the exercise price per unit, multiplied by (ii) the number of units covered by the unit appreciation right, and each unit appreciation right granted in conjunction with an option will entitle a participant to surrender to us the option and to receive such amount. Payment will be made in units and/or cash (any common unit valued at fair market value), as determined by the Administrator.

Other Equity-Based Awards.  The Administrator, in its sole discretion, may grant or sell units, restricted units, deferred restricted units, phantom restricted units and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair value of, our units. Any of these other equity-based awards may be in such form, and dependent on such conditions, as the Administrator determines, including without limitation the right to receive, or vest with respect to, one or more units (or the equivalent cash value of such units) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The Administrator may in its discretion determine whether other equity-based awards will be payable in cash, units or a combination of both cash and units.

Adjustments Upon Certain Events.  In the event of any change in the outstanding units by reason of any unit distribution or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of units or other corporate exchange, or any distribution to holders of units other than regular cash dividends, or any transaction similar to the foregoing, the Administrator in its sole discretion and without liability to any person will make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of units or other securities issued or available for future grant under our Equity Incentive Plan or pursuant to outstanding awards, (ii) the option price or exercise price of any option or unit appreciation right and/or (iii) any other affected terms of such awards.

Change in Control.  In the event of a change in control (as defined in the Equity Incentive Plan), the Equity Incentive Plan provides that the Administrator may, but shall not be obligated to (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, (B) cancel awards for fair value (which, in the case of options or unit appreciation rights, shall be equal to the excess, if any, of the fair market value of a unit at the time of such change in control over the corresponding exercise price of the option or unit appreciation right), (C) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Equity Incentive Plan as determined by the Administrator in its sole discretion or (D) provide that, with respect to any awards that are options or unit appreciation rights, for a period of at least 15 days prior to the change in control, such options and unit appreciation rights will be exercisable as to all units subject thereto and that upon the occurrence of the change in control, such options and unit appreciation rights will terminate.

Transferability.  Unless otherwise determined by our Administrator, no award granted under the plan will be transferable or assignable by a participant in the plan, other than by will or by the laws of descent and distribution.

Amendment, Termination and Term.  The Administrator may amend or terminate the Equity Incentive Plan, but no amendment or termination shall be made without the consent of a participant, if such action would materially diminish any of the rights of the participant under any award theretofore granted to such participant under the Equity Incentive Plan; provided, however, that the Administrator may amend the Equity Incentive Plan and/or any outstanding awards in such manner as it deems necessary to permit the Equity Incentive Plan and/or any outstanding awards to satisfy applicable requirements of the Internal Revenue Code or other applicable laws. The Equity Incentive Plan will have a term of 10 years.

IPO Date Equity Awards

At the time of this offering and under our Equity Incentive Plan, we intend to grant          deferred restricted common units and          phantom deferred restricted common units to our employees. We will settle the deferred restricted common units in The Carlyle Group L.P. common units and the phantom deferred units in cash.

Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions

Vesting and Delivery

All of the Carlyle Holdings partnership units received by our founders, CalPERS and Mubadala as part of the reorganization will be fully vested as of the date of issuance. All of the Carlyle Holdings partnership units received by our other existing owners in exchange for their interests in carried interest owned at the fund level relating to investments made by our carry funds prior to the date of Reorganization will be fully vested as of the date of issuance. Of the remaining Carlyle Holdings partnership units received as part of the Reorganization by our other existing owners,     % will be fully vested as of the date of issuance and     % will be unvested. The unvested portion will vest in equal installments on each anniversary date of this offering for six years.

The deferred restricted common units issued at the time of this offering as described above under “— IPO Date Equity Awards” will generally vest in six annual equal installments on each anniversary date of this offering for six years. The phantom deferred units will vest and pay out in cash in three equal annual installments on each anniversary date of this offering for three years.

Minimum Retained Ownership Requirements

Each holder of our Carlyle Holdings partnership units that is employed by us will be required to hold at least 25% of such units until one year following the termination of active service with us.

An existing owner who is our employee will generally forfeit all unvested partnership units once he or she is no longer in our employ. Notwithstanding the foregoing, upon the death or permanent disability of an existing owner all of his or her unvested Carlyle Holdings partnership units held at that time will vest immediately. In addition, all vested and unvested Carlyle Holdings partnership units held by an existing owner that is employed by us will be immediately forfeited in the event his or her service is terminated for cause, or if such person materially breaches the non-solicitation provisions of the partnership agreements of the Carlyle Holdings partnership agreements. See “Certain Relationships and Related Person Transactions — Carlyle Holdings Partnership Agreements” for a discussion of the non-solicitation provisions contained in the partnership agreements of the Carlyle holdings partnerships.

Transfer Restrictions

Holders of our Carlyle Holdings partnership units (other than Mubadala and CalPERS), including our founders and our other senior Carlyle professionals, will be prohibited from transferring or exchanging any such units until the fifth anniversary of this offering without our consent. However, sales may occur prior to such time in firm-approved transactions or as part of a firm-approved plan or program. The Carlyle Holdings partnership units held by Mubadala and CalPERS will be subject to transfer restrictions as described below under “Common Units Eligible For Future Sale — Lock-Up Arrangements.”

The deferred restricted common units will be non-transferable; provided, however, that any delivered common units will be immediately transferable subject to our generally applicable trading policies. The phantom deferred units will be non-transferable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The forms of the agreements described in this section are filed as exhibits to the registration statement of which this prospectus forms a part, and the following descriptions are qualified by reference thereto.

Reorganization

Prior to this offering we will complete a series of transactions in connection with the Reorganization described in “Organizational Structure” whereby, among other things, our existing owners, including our inside directors and executive officers, will contribute their interests in the Parent Entities and certain equity interests they own in the general partners of our existing carry funds to the Carlyle Holdings partnerships in exchange for Carlyle Holdings partnership units. In addition, certain existing and former owners of the Parent Entities, including our inside directors and executive officers, have a beneficial interest in investments in or alongside our funds that were funded by such persons indirectly through the Parent Entities. In order to minimize the extent of third-party ownership interests in firm assets, prior to the completion of the offering, we will (i) distribute a portion of these interests (approximately $118.5 million as of December 31, 2011) to the beneficial owners so that they are held directly by such persons and are no longer consolidated in our financial statements and (ii) restructure the remainder of these interests (approximately $84.8 million as of December 31, 2011) so that they are reflected as non-controlling interests in our financial statements.

In addition, prior to the date of this offering the Parent Entities will also make one or more cash distributions of previously undistributed earnings and excess accumulated cash to their owners totaling $     .

Tax Receivable Agreement

Limited partners of the Carlyle Holdings partnerships, subject to the vesting and minimum retained ownership requirements and transfer restrictions applicable to such limited partners as set forth in the partnership agreements of the Carlyle Holdings partnerships, may on a quarterly basis, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange their Carlyle Holdings partnership units for The Carlyle Group L.P. common units on a one-for-one basis. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. Carlyle Holdings I L.P. intends to make an election under Section 754 of the Code effective for each taxable year in which an exchange of partnership units for common units occurs, which is expected to result in increases to the tax basis of the assets of Carlyle Holdings at the time of an exchange of partnership units. The exchanges are expected to result in increases in the tax basis of the tangible and intangible assets of Carlyle Holdings. These increases in tax basis may reduce the amount of tax that certain of our subsidiaries, including Carlyle Holdings I GP Inc., which we refer to as, together with any successors thereto, the “corporate taxpayers,” would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the tax basis increase and increased deductions, and a court could sustain such a challenge.

We will enter into a tax receivable agreement with our existing owners that will provide for the payment by the corporate taxpayers to our existing owners of 85% of the amount of cash tax savings, if any, in U.S. federal, state and local income tax that the corporate taxpayers realize (or are deemed to realize in the case of an early termination payment by the corporate taxpayers or a change in control, as discussed below) as a result of increases in tax basis and certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. This payment obligation is an obligation of the corporate taxpayers and not of Carlyle Holdings. The corporate taxpayers expect to benefit from the remaining 15% of cash tax savings, if any, in income tax they realize. For purposes of the tax receivable agreement, the cash tax savings in income tax will be computed by comparing the actual income tax liability of the corporate taxpayers (calculated with certain assumptions) to the amount of such taxes that the corporate taxpayers would have been required to pay had there been no increase to the tax basis of the assets of Carlyle Holdings as a result of the exchanges and had the corporate taxpayers not entered into the tax receivable agreement. The term of the tax receivable agreement will commence upon consummation of this offering and will continue until all such tax benefits have been utilized or expired, unless the corporate taxpayers exercise their right to terminate the tax receivable agreement for an amount based on the agreed payments remaining to be made under the agreement (as described in more detail below) or the corporate taxpayers breach any of their material obligations under the tax receivable agreement in which case all obligations generally will be accelerated and due as if the corporate taxpayers had exercised their right to terminate the tax receivable agreement. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the tax receivable agreement, will vary depending upon a number of factors, including:

•	the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Carlyle Holdings at the time of each exchange;

•	the price of our common units at the time of the exchange — the increase in any tax deductions, as well as the tax basis increase in other assets, of Carlyle Holdings, is directly proportional to the price of our common units at the time of the exchange;

•	the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and

•	the amount and timing of our income — the corporate taxpayers will be required to pay 85% of the cash tax savings as and when realized, if any. If the corporate taxpayers do not have taxable income, the corporate taxpayers are not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no cash tax savings will have been realized. However, any cash tax savings that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivables agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the tax receivable agreement arising from future exchanges as follows:

•	we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;

•	to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance; and

•	we will record 85% of the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the tax receivable agreement and the remaining 15% of the estimated realizable tax benefit as an increase to partners’ capital.

All of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

We expect that as a result of the size of the increases in the tax basis of the tangible and intangible assets of Carlyle Holdings, the payments that we may make under the tax receivable agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the tax receivable agreement exceed the actual cash tax savings that the corporate taxpayers realize in respect of the tax attributes subject to the tax receivable agreement and/or distributions to the corporate taxpayers by Carlyle Holdings are not sufficient to permit the corporate taxpayers to make payments under the tax receivable agreement after they have paid taxes. Late payments under the tax receivable agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the tax receivable agreement are not conditioned upon our existing owners’ continued ownership of us.

In addition, the tax receivable agreement provides that upon certain changes of control, the corporate taxpayers’ (or their successors’) obligations with respect to exchanged or acquired units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayers would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement.

Furthermore, the corporate taxpayers may elect to terminate the tax receivable agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the tax receivable agreement includes several assumptions, including (i) that any Carlyle Holdings partnership units that have not been exchanged are deemed exchanged for the market value of the common units at the time of termination, (ii) the corporate taxpayers will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points. Assuming that the market value a common unit were to be equal to the initial public offering price per common unit in this offering and that LIBOR were to be     %, we estimate that the aggregate amount of these termination payments would be approximately $      million if the corporate taxpayers were to exercise their termination right immediately following this offering.

As a result of the change in control provisions and the early termination right, the corporate taxpayers could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual cash tax savings that the corporate taxpayers realize in respect of the tax attributes subject to the tax receivable agreement. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our liquidity.

Decisions made by our existing owners in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the tax receivable agreement.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. The corporate taxpayers will not be reimbursed for any payments previously made under the tax receivable agreement if a tax basis increase is successfully challenged by the IRS.

As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the corporate taxpayers’ cash tax savings.

In the event that The Carlyle Group L.P. or any of its wholly-owned subsidiaries become taxable as a corporation for U.S. federal income tax purposes, these entities will also be obligated to make payments under the tax receivable agreement on the same basis and to the same extent as the corporate taxpayers.

Registration Rights Agreements

We will enter into one or more registration rights agreements with our existing owners, other than CalPERS and Mubadala, pursuant to which we will grant them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act common units delivered in exchange for Carlyle Holdings partnership units or common units (and other securities convertible into or exchangeable or exercisable for our common units) otherwise held by them. Under the registration rights agreements, we will agree to register the exchange of Carlyle Holdings partnership units for common units by our existing owners. In addition, TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, has the right to request that we register the sale of common units held by our existing owners an unlimited number of times and may require us to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, TCG Carlyle Global Partners L.L.C. will have the ability to exercise certain piggyback registration rights in respect of common units held by our existing owners in connection with registered offerings requested by other registration rights holders or initiated by us.

In addition, in accordance with the terms of the subscription agreements which govern their respective investments in our business, we will enter into separate registration rights agreements with CalPERS and Mubadala. See “Common Units Eligible For Future Sale — Registration Rights.”

Carlyle Holdings Partnership Agreements

As a result of the Reorganization and the Offering Transactions, The Carlyle Group L.P. will be a holding partnership and, through wholly-owned subsidiaries, hold equity interests in Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P., which we refer to collectively as “Carlyle Holdings.” Wholly-owned subsidiaries of The Carlyle Group L.P. will be the sole general partner of each of the three Carlyle Holdings partnerships. Accordingly, The Carlyle Group L.P. will operate and control all of the business and affairs of Carlyle Holdings and, through Carlyle Holdings and its operating entity subsidiaries, conduct our business. Through its wholly-owned subsidiaries, The Carlyle Group L.P. will have unilateral control over all of the affairs and decision making of Carlyle Holdings. Furthermore, the wholly-owned subsidiaries of The Carlyle Group L.P. cannot be removed as the general partners of the Carlyle Holdings partnerships without their approval. Because our general partner, Carlyle Group Management L.L.C., will operate and control the business of The Carlyle Group L.P., the board of directors and officers of our general partner will accordingly be responsible for all operational and administrative decisions of Carlyle Holdings and the day-to-day management of Carlyle Holdings’ business.

Pursuant to the partnership agreements of the Carlyle Holdings partnerships, the wholly-owned subsidiaries of The Carlyle Group L.P. which are the general partners of those partnerships have the right to determine when distributions will be made to the partners of Carlyle Holdings and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the partners of Carlyle Holdings pro rata in accordance with the percentages of their respective partnership interests.

Each of the Carlyle Holdings partnerships will have an identical number of partnership units outstanding, and we use the terms “Carlyle Holdings partnership unit” or “partnership unit in/of Carlyle Holdings” to refer, collectively, to a partnership unit in each of the Carlyle Holdings partnerships. The holders of partnership units in Carlyle Holdings, including The Carlyle Group L.P.’s wholly-owned subsidiaries, will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Carlyle Holdings. Net profits and net losses of Carlyle Holdings generally will be allocated to its partners (including The Carlyle Group L.P.’s wholly-owned subsidiaries) pro rata in accordance with the percentages of their respective partnership interests. The partnership agreements of the Carlyle Holdings partnerships will provide for cash distributions, which we refer to as “tax distributions,” to the partners of such partnerships if the wholly-owned subsidiaries of The Carlyle Group L.P. which are the general partners of the Carlyle Holdings partnerships determine that the taxable income of the relevant partnership will give rise to taxable income for its partners. Generally, these tax distributions will be computed based on our estimate of the net taxable income of the relevant partnership allocable to a partner multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income). Tax distributions will be made only to the extent all distributions from such partnerships for the relevant year were insufficient to cover such tax liabilities.

Our existing owners will receive Carlyle Holdings partnership units in the Reorganization in exchange for the contribution of their equity interests in our operating subsidiaries to Carlyle Holdings. Subject to the applicable vesting and minimum retained ownership requirements and transfer restrictions, these partnership units may be exchanged for The Carlyle Group L.P. common units as described under “— Exchange Agreement” below. (See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions” for a discussion of the vesting and minimum retained ownership requirements and transfer restrictions applicable to the Carlyle Holdings partnership units.)

The partnership agreements of the Carlyle Holdings partnerships will contain non-solicitation provisions that provide that during the term of his or her employment and for a period of one year after the effective date of his or her withdrawal, resignation or expulsion, each existing owner that is employed by us shall not, directly or indirectly, whether alone or in concert with other persons, solicit any person employed by us or our affiliates to abandon such employment, hire any person who is, or within the prior year was, employed by us or solicit any Carlyle fund investor for the purpose of obtaining funds or inducing such fund investor to make an investment which is sponsored or promoted by such person.

The partnership agreements of the Carlyle Holdings partnerships will also provide that substantially all of our expenses, including substantially all expenses solely incurred by or attributable to The Carlyle Group L.P. such as expenses incurred in connection with this offering but not including obligations incurred under the tax receivable agreement by The Carlyle Group L.P. or its wholly-owned subsidiaries, income tax expenses of The Carlyle Group L.P. or its wholly-owned subsidiaries and payments on indebtedness incurred by The Carlyle Group L.P. or its wholly-owned subsidiaries, will be borne by Carlyle Holdings.

Exchange Agreement

In connection with the Reorganization, we will enter into an exchange agreement with the limited partners of the Carlyle Holdings partnerships. Under the exchange agreement, subject to the applicable vesting and minimum retained ownership requirements and transfer restrictions, each such holder of Carlyle Holdings partnership units (and certain transferees thereof) may up to four times a year, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange these partnership units for The Carlyle Group L.P. common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “Common Units Eligible For Future Sale — Lock-Up Arrangements” would be subject to the restrictions described in such section. Under the exchange agreement, to effect an exchange a holder of partnership units in Carlyle Holdings must simultaneously exchange one partnership unit in each of the Carlyle Holdings partnerships. The Carlyle Group L.P. will hold, through wholly owned subsidiaries, a number of Carlyle Holdings partnership units equal to the number of common units that The Carlyle Group L.P. has issued. As a holder exchanges its Carlyle Holdings partnership units, The Carlyle Group L.P.’s indirect interest in the Carlyle Holdings partnerships will be correspondingly increased. The Carlyle Group L.P. common units received upon such an exchange would be subject to all restrictions, if any, applicable to the exchanged Carlyle Holdings partnership units, including minimum retained ownership requirements, vesting requirements and transfer restrictions. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions” and “— Carlyle Holdings Partnership Agreements” above.

Firm Use of Our Founders’ Private Aircraft

In the normal course of business, our personnel have made use of aircraft owned by entities controlled by Messrs. Conway, D’Aniello and Rubenstein. Messrs. Conway, D’Aniello and Rubenstein paid for their purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payment by us for the business use of these aircraft by Messrs. Conway, D’Aniello and Rubenstein and other of our personnel is made at market rates, which totaled $45,747, $36,743 and $506,011 during 2011, 2010 and 2009, respectively, for Mr. Conway, $36,890, $37,468 and $523,591 during 2011, 2010 and 2009, respectively, for Mr. D’Aniello, and $1,846,879, $4,750,500 and $4,050,375 during 2011, 2010 and 2009, respectively for Mr. Rubenstein. We also made payments for services and supplies relating to business use flight operations to managers of the airplanes of Messrs. D’Aniello, Conway and Rubenstein, which aggregated $639,124, $517,041 and $352,039 during 2011, 2010 and 2009, respectively, in the case of Mr. D’Aniello’s airplane, $1,248,440, $459,526 and $340,219 during 2011, 2010 and 2009, respectively, in the case of Mr. Conway’s airplane, and $1,456,871 during 2011 in the case of Mr. Rubenstein’s airplane.

As the co-founder primarily responsible for, among other things, maintaining strong relationships with and securing future commitments from Carlyle’s investors, particularly outside the United States Mr. Rubenstein has an exceptionally rigorous travel schedule. For example, in 2011, Mr. Rubenstein traveled extensively outside of Washington for more than 250 days, visiting 24 countries and 33 non-U.S. cities, many of which he visited on multiple occasions.

Investments In and Alongside Carlyle Funds

Our directors and executive officers are permitted to co-invest their own capital alongside our carry funds and we encourage our professionals to do so because we believe that investing in and alongside our funds further aligns the interests of our professionals with those of our fund investors and with our own. Co-investments are investments in investment vehicles or other assets on the same terms and conditions as those available to the applicable fund, except that these co-investments are not subject to management fees or carried interest. These investments are funded with our professionals’ own “after tax” cash and not with deferral of management or incentive fees. Co-investors are responsible for their pro-rata share of partnership and other general and administrative fees and expenses. In addition, our directors and executive officers are permitted to invest their own capital directly in investment funds we advise, in most instances not subject to management fees, incentive fees or carried interest. Since our inception through December 31, 2011, our senior Carlyle professionals, operating executives and other professionals have invested or committed to invest in excess of $4 billion in or alongside our funds, placing significant amounts of their own capital at risk. In 2011 alone, our founders invested an aggregate of approximately $381 million in and alongside our funds. We intend to continue our co-investment program following this offering and we expect that our senior Carlyle professionals will continue to invest significant amounts of their own capital in and alongside the funds that we manage.

The amount invested in and alongside our investment funds during 2011 by our directors and executive officers (and their family members and investment vehicles), including amounts funded pursuant to third party capital commitments assumed by such persons, was $185,364,663 for Mr. Conway, $98,765,352 for Mr. D’Aniello, $98,845,209 for Mr. Rubenstein, $14,004,680 for Mr. Youngkin, $880,163 for Ms. Friedman and $467,634 for Mr. Ferguson. The amount of distributions, including profits and return of capital, to our directors and executive officers (and their family members and investment vehicles) during 2011 in respect of previous investments was $98,269,721 for Mr. Conway, $84,291,376 for Mr. D’Aniello, $62,506,247 for Mr. Rubenstein, $14,533,609 for Mr. Youngkin, $17,847 for Ms. Friedman and $593,800 for Mr. Ferguson. In addition, our directors and executive officers (and their family members and investment vehicles) made additional commitments to our investment funds during 2011. In the aggregate, our directors and executive officers (and their family members and investment vehicles) made commitments to new carry funds and additional commitments to our open-end funds during 2011 of approximately $368 million, and the total unfunded commitment of our directors and executive officers (and their family members and investment vehicles) to our investment funds as of December 31, 2011 was $263,226,922 for Mr. Conway, $201,265,778 for Mr. D’Aniello, $201,305,529 for Mr. Rubenstein, $25,061,116 for Mr. Youngkin, $1,790,938 for Ms. Friedman and $1,083,859 for Mr. Ferguson. In addition, certain of the nominees to the board of directors of our general partner are employees of or advisors to Carlyle and also own investments in and alongside our investment funds. During 2011, Messrs. Hance and Mathias invested $1,223,976 and $208,587, respectively, in and alongside our investment funds and received distributions in respect of previous investments, including profits and return of capital, of $1,478,654 and $209,041, respectively. The opportunity to invest in and alongside our funds is available to all of our senior Carlyle professionals and to those of our employees whom we have determined to have a status that reasonably permits us to offer them these types of investments in compliance with applicable laws. Our directors and officers may also purchase outstanding interests in our investment funds, whereupon the interests may no longer be subject to management fees or carried interest in some cases. See “Business — Structure and Operation of Our Investment Funds — Capital Invested in and Alongside Our Investment Funds.”

Other Transactions

Mr. Hance, a nominee to the board of directors of our general partner, is an Operating Executive of Carlyle and received an operating executive fee in respect of his service in such capacity of $250,000 for the year ended December 31, 2011. Mr. Mathias, a nominee to the board of directors of our general partner, is a Managing Director of Carlyle and received total compensation in respect of his service in such capacity of $1,550,000 for the year ended December 31, 2011, which included a salary of $250,000 and a bonus of $1,300,000. Mr. Mathias is also allocated carried interest at the level of the general partners of our investment funds. For the year ended December 31, 2011, Mr. Mathias received distributions of $91,016 in respect of such carried interest.

Statement of Policy Regarding Transactions with Related Persons

Prior to the completion of this offering, the board of directors of our general partner will adopt a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the General Counsel of our general partner any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our conflict committee or another independent body of the board of directors of our general partner. No related person transaction will be executed without the approval or ratification of our conflict committee or another independent body of the board of directors of our general partner. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest.

Indemnification of Directors and Officers

Under our partnership agreement we generally will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis: our general partner, any departing general partner, any person who is or was a tax matters partner, officer or director of our general partner or any departing general partner, any officer or director of our general partner or any departing general partner who is or was serving at the request of our general partner or any departing general partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person, any person who is named in the registration statement of which this prospectus forms a part as being or about to become a director or a person performing similar functions of our general partner and any person our general partner in its sole discretion designates as an “indemnitee” for purposes of our partnership agreement. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of our assets. The general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable it to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

In addition, we will enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted by applicable law. We also indemnify such persons to the extent they serve at our request as directors, officers, employees or other agents of any other entity, such as an investment vehicle advised by us or its portfolio companies.

PRINCIPAL UNITHOLDERS

The following table sets forth information regarding the beneficial ownership of The Carlyle Group L.P. common units and Carlyle Holdings partnership units by each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of The Carlyle Group L.P., each of the directors, director nominees and named executive officers of our general partner and all directors and executive officers of our general partner as a group. As described under “Material Provisions of The Carlyle Group L.P. Partnership Agreement,” we are managed by our general partner, Carlyle Management L.L.C., and the limited partners of The Carlyle Group L.P. do not presently have the right to elect or remove our general partner or its directors. Accordingly, we do not believe the common units are “voting securities” as such term is defined in Rule 12b-2 under the Exchange Act.

The number of common units and Carlyle Holdings partnership units outstanding and percentage of beneficial ownership before the Offering Transactions set forth below is based on the number of our common units and Carlyle Holdings partnership units to be issued and outstanding immediately prior to the consummation of this offering after giving effect to the Reorganization. The number of common units and Carlyle Holdings partnership units and percentage of beneficial ownership after the Offering Transactions set forth below is based on common units and Carlyle Holdings partnership units to be issued and outstanding immediately after the Offering Transactions. Beneficial ownership is determined in accordance with the rules of the SEC.

Carlyle Holdings Partnership Units
Beneficially Owned(1)(2)
	Common Units Beneficially Owned(1)(2)						After the
			% After	% After			Offering
			the Offering	the Offering		After the	Transactions
			Transactions	Transactions		Offering	Assuming the
			Assuming the	Assuming the		Transactions	Underwriters’
		% Prior	Underwriters’	Underwriters’		Assuming the	Option is
		to the	Option	Option is	Prior to the Offering	Underwriters’	Exercised
		Offering	is Not	Exercised	Transactions	Option is Not Exercised	in Full
Name of Beneficial Owner	Number	Transactions	Exercised	in Full	Number %	Number %	Number %

William E. Conway, Jr.	—	—	—	—	%	%	%
Daniel A. D’Aniello	—	—	—	—	%	%	%
David M. Rubenstein	—	—	—	—	%	%	%
Jay S. Fishman(3)	—	—	—	—	%	%	%
Lawton W. Fitt(3)	—	—	—	—	%	%	%
James H. Hance, Jr.	—	—	—	—	%	%	%
Janet Hill(3)	—	—	—	—	%	%	%
Edward J. Mathias	—	—	—	—	%	%	%
Dr. Thomas S. Robertson(3)	—	—	—	—	%	%	%
William J. Shaw(3)	—	—	—	—	%	%	%
Glenn A. Youngkin	—	—	—	—	%	%	%
Adena T. Friedman	—	—	—	—	%	%	%
Jeffrey W. Ferguson	—	—	—	—	%	%	%
Directors and executive officers as a group (6 persons)	—	—	—	—	%	%	%

(1)	Subject to certain requirements and restrictions, the partnership units of Carlyle Holdings are exchangeable for common units of The Carlyle Group L.P. on a one-for-one basis, from and after the first anniversary date of the closing of this offering (subject to the terms of the exchange agreement). See “Certain Relationships and Related Person Transactions — Exchange Agreement.” Beneficial ownership of Carlyle Holdings partnership units reflected in this table is presented separately from the beneficial ownership of the common units of The Carlyle Group L.P. for which such partnership units may be exchanged.

(2)	TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit in The Carlyle Group L.P. that will entitle it, on those few matters that may be submitted for a vote of The Carlyle Group L.P. common unitholders, to participate in the vote on the same basis as the common unitholders and provide it with a number of votes that is equal to the aggregate number of vested and unvested partnership units in Carlyle Holdings held by the limited partners of Carlyle Holdings on the relevant record date. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Withdrawal or Removal of the General Partner,” “— Meetings; Voting” and “— Election of Directors of General Partner.”

(3)	See “Management — Director Compensation” for a discussion of grants of deferred restricted common units to certain nominees to the board of directors of our general partner.

PRICING SENSITIVITY ANALYSIS

Throughout this prospectus we provide information assuming that the initial public offering price per common unit in this offering is $     , which is the midpoint of the price range indicated on the front cover of this prospectus. However, some of this information will be affected if the initial public offering price per common unit in this offering is different from the midpoint of the price range. The following table presents how some of the information set forth in this prospectus would be affected by an initial public offering price per common unit at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus, assuming that the underwriters’ option to purchase additional common units is not exercised.

Initial Public Offering Price per Common Unit
	$	$	$
(Dollars in millions, except per unit data)

Use of Proceeds
Proceeds from offering, net of underwriting discounts	$	$	$
Estimated offering expenses to be borne by Carlyle Holdings
Remaining proceeds to Carlyle Holdings	$	$	$

Pro Forma Cash and Cash Equivalents and Capitalization of The Carlyle Group L.P.
Cash and cash equivalents	$	$	$

Loans payable	$	$	$
Subordinated loan payable to Mubadala
Loans payable to Consolidated Funds
Redeemable non-controlling interests in consolidated entities
Members’ equity
Accumulated other comprehensive income
Equity appropriated for Consolidated Funds
Non-controlling interests in consolidated entities

Total capitalization	$	$	$

Dilution
Pro forma net tangible book value per common unit after the offering	$	$	$
Dilution in pro forma net tangible book value per common unit to investors in this offering	$	$	$

In addition, throughout this prospectus we provide information assuming that the underwriters’ option to purchase an additional           common units from us is not exercised. However, some of this information will be affected if the underwriters’ option to purchase additional common units is exercised. The following table presents how some of the information set forth in this prospectus would be affected if the underwriters exercise in full their option to purchase additional common units where the initial public offering price per common unit is at the low-, mid- and high-points of the price range indicated on the front cover of this prospectus.

Initial Public Offering Price per Common Unit
	$	$	$
(Dollars in millions, except per unit data)

Use of Proceeds
Proceeds from offering, net of underwriting discounts	$	$	$
Proceeds used by The Carlyle Group L.P. to purchase newly-issued Carlyle Holdings partnership units from Carlyle Holdings
Estimated offering expenses to be borne by Carlyle Holdings
Remaining proceeds to Carlyle Holdings	$	$	$

Pro Forma Cash and Cash Equivalents and Capitalization of The Carlyle Group L.P.
Cash and cash equivalents	$	$	$

Loans payable	$	$	$
Subordinated loan payable to Mubadala
Loans payable of Consolidated Funds
Redeemable non-controlling interests in consolidated entities
Members’ equity
Accumulated other comprehensive loss
Equity appropriated for Consolidated Funds
Non-controlling interests in consolidated entities

Total capitalization	$	$	$

Dilution
Pro forma net tangible book value per common unit after the offering	$	$	$
Dilution in pro forma net tangible book value per common unit to investors in this offering	$	$	$

CONFLICTS OF INTEREST AND FIDUCIARY RESPONSIBILITIES

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between our general partner or its affiliates (including each party’s respective owners) on the one hand, and our partnership, its subsidiaries or our limited partners, on the other hand.

Whenever a potential conflict arises between our general partner or its affiliates or associates, on the one hand, and us, our subsidiaries or any other partner, on the other hand, our general partner will resolve that conflict. Our partnership agreement contains provisions that eliminate the fiduciary duties that otherwise would be owed by our general partner to our common unitholders and the partnership at law or in equity. Accordingly, our general partner will only be subject to the contractual duties set forth in our partnership agreement and to the implied contractual covenant of good faith and fair dealing. Our partnership agreement also limits the liability of our general partner and restricts the remedies available to common unitholders for actions taken that without those limitations might constitute breaches of duty (including fiduciary duties).

Under our partnership agreement, our general partner will not be in breach of its obligations under the partnership agreement or its duties to us or our common unitholders if the resolution of the conflict is:

•	approved by the conflicts committee, although our general partner is not obligated to seek such approval;

•	approved by the vote of a majority of the voting power of our voting units, excluding any voting units owned by our general partner and any of its affiliates, although our general partner is not obligated to seek such approval; or

•	approved by our general partner in good faith as determined under the partnership agreement.

Our general partner may, but is not required to, seek the approval of such resolution from the conflicts committee or the holders of our voting units. If our general partner does not seek approval from the conflicts committee or the holders of our voting units, any resolution or course of action taken by it with respect to the conflict of interest shall be conclusively deemed approved by us and our partners and not a breach of our partnership agreement or any duty (including any fiduciary duties) unless our general partner subjectively believes that the resolution or course of action is opposed to the best interests of the partnership. In any proceeding brought by or on behalf of any limited partner or us or any other person bound by the partnership agreement, the person bringing or prosecuting such proceeding will have the burden of providing that the general partner subjectively believed that such resolution or course of action was opposed to the best interests of the partnership. Unless the resolution of a conflict is specifically provided for in our partnership agreement, our general partner or the conflicts committee may consider any factors it determines in good faith to consider when resolving a conflict.

The three bullet points above establish the procedures by which conflict of interest situations are to be resolved pursuant to our partnership agreement. These procedures benefit our general partner by providing our general partner with significant flexibility with respect to its ability to make decisions and pursue actions involving conflicts of interest. Given the significant flexibility afforded our general partner to resolve conflicts of interest — including that our general partner has the right to determine not to seek the approval of the common unitholders with respect to the resolution of such conflicts — the general partner may resolve conflicts of interest pursuant to the partnership agreement in a manner that common unitholders may not believe to be in their or in our best interests. Neither our common unitholders nor we will have any recourse against our general partner if our general partner satisfies one of the standards described in the three bullet points above.

In addition to the provisions relating to conflicts of interest, our partnership agreement contains provisions that waive or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or other applicable law. For example, our partnership agreement provides that when our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its “sole discretion” or “discretion” or pursuant to any provision of our partnership agreement not subject to an express standard of “good faith,” then our general partner will not be subject to any fiduciary duty and will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any limited partners and will not be subject to any different standards imposed by the partnership agreement or otherwise existing at law, in equity or otherwise. These modifications of fiduciary duties are expressly permitted by Delaware law. Hence, we and our common unitholders will only have recourse and be able to seek remedies against our general partner if our general partner breaches its obligations pursuant to our partnership agreement. Unless our general partner breaches its obligations pursuant to our partnership agreement, we and our common unitholders will not have any recourse against our general partner even if our general partner were to act in a manner that was inconsistent with traditional fiduciary duties. Furthermore, even if there has been a breach of the obligations set forth in our partnership agreement, our partnership agreement provides that our general partner and its officers and directors will not be liable to us or our common unitholders for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that the general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including fiduciary duty).

Potential Conflicts

Conflicts of interest could arise in the situations described below, among others.

Actions taken by our general partner may affect the amount of cash flow from operations to our common unitholders.

The amount of cash that is available for distribution to our common unitholders is affected by decisions of our general partner regarding such matters as:

•	the amount and timing of cash expenditures, including those relating to compensation;

•	the amount and timing of investments and dispositions;

•	levels of indebtedness;

•	tax matters;

•	levels of reserves; and

•	issuances of additional partnership securities.

In addition, borrowings by our partnership and our affiliates do not constitute a breach of any duty owed by our general partner to our common unitholders. Our partnership agreement provides that we and our subsidiaries may borrow funds from our general partner and its affiliates on terms agreed to by our general partner in good faith. Under our partnership agreement, those borrowings conclusively will be deemed to be in good faith and not a breach of our partnership agreement or any duty of the general partner if: (1) they are approved by the conflicts committee of our general partner or by the vote of a majority of the voting power of our voting units, excluding any voting units held by our general partner or any of its affiliates, in accordance with the terms of the partnership agreement or (2) they are otherwise approved by our general partner in good faith as determined under the partnership agreement account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us).

We will reimburse our general partner and its affiliates for expenses.

We will reimburse our general partner and its affiliates for all costs incurred in managing and operating us, and our partnership agreement provides that our general partner will determine the expenses that are allocable to us.

Our general partner intends to limit its liability regarding our obligations.

Our general partner intends to limit its liability under contractual arrangements so that the other party has recourse only to our assets, and not against our general partner, its assets or its owners. Our partnership agreement provides that any action taken by our general partner to limit its liability or our liability is not a breach of our general partner’s fiduciary duties, even if we could have obtained more favorable terms without the limitation on liability. The limitation on our general partner’s liability does not constitute a waiver of compliance with U.S. federal securities laws that would be void under Section 14 of the Securities Act.

Our common unitholders will have no right to enforce obligations of our general partner and its affiliates under agreements with us.

Any agreements between us on the one hand, and our general partner and its affiliates on the other, will not grant to the common unitholders, separate and apart from us, the right to enforce the obligations of our general partner and its affiliates in our favor.

Contracts between us, on the one hand, and our general partner and its affiliates, on the other, will not be the result of arm’s-length negotiations.

Our partnership agreement allows our general partner to determine in its sole discretion any amounts to reimburse itself or its affiliates for any costs or expenses incurred in connection with our activities. Our general partner may also enter into additional contractual arrangements with any of its affiliates on our behalf. Neither the partnership agreement nor any of the other agreements, contracts and arrangements between us on the one hand, and our general partner and its affiliates on the other, are or will be the result of arm’s-length negotiations. Our general partner will determine the terms of any of these transactions entered into after this offering on terms that it agrees to in good faith as determined under our partnership agreement. Our general partner and its affiliates will have no obligation to permit us to use any facilities or assets of our general partner and its affiliates, except as may be provided in contracts entered into specifically dealing with that use. There will not be any obligation of our general partner and its affiliates to enter into any contracts of this kind.

Our common units are subject to our general partner’s limited call right.

Our general partner may exercise its right to call and purchase common units as provided in our partnership agreement or assign this right to one of its affiliates or to us. Our general partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right. As a result, a common unitholder may have his common units purchased from him at an undesirable time or price. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Limited Call Right.”

We may choose not to retain separate counsel for ourselves or for the holders of common units.

Attorneys, independent accountants and others who will perform services for us are selected by our general partner or the conflicts committee, and may perform services for our general partner and its affiliates. We are not required to retain separate counsel for ourselves or the holders of our common units in the event of a conflict of interest between our general partner and its affiliates on the one hand, and us or the holders of our common units on the other.

Our general partner’s affiliates may compete with us.

The partnership agreement provides that our general partner will be restricted from engaging in any business activities other than activities incidental to its ownership of interests in us. The partnership agreement does not prohibit affiliates of the general partner, including its owners, from engaging in other business or activities, including those that might compete directly with us.

Certain of our subsidiaries have obligations to investors in our investment funds and may have obligations to other third parties that may conflict with your interests.

Our subsidiaries that serve as the general partners of our investment funds have certain duties and obligations to those funds and their investors and some of our subsidiaries may have contractual duties to other third parties. As a result, we expect to regularly take actions with respect to the allocation of investments among our investment funds (including funds that have different fee structures), the purchase or sale of investments in our investment funds, the structuring of investment transactions for those funds, the advice we provide or otherwise in a manner consistent with such duties and obligations. In addition, directors and officers of our general partner, our senior Carlyle professionals, operating executives and other professionals have made personal investments in and alongside a variety of our investment funds, which may result in conflicts of interest among investors in our funds or our common unitholders regarding investment decisions for these funds. Some of these actions might at the same time adversely affect our near-term results of operations or cash flow.

U.S. federal income tax considerations of our partners may conflict with your interests.

Because our partners hold their Carlyle Holdings partnership units directly or through entities that are not subject to corporate income taxation and The Carlyle Group L.P. holds Carlyle Holdings partnership units through wholly-owned subsidiaries, at least one of which is subject to taxation as a corporation in the United States, conflicts may arise between our partners and The Carlyle Group L.P. relating to the selection and structuring of investments or other matters. Our limited partners will be deemed to expressly acknowledge that our general partner is under no obligation to consider the separate interests of our limited partners (including among other things the tax consequences to limited partners) in deciding whether to cause us to take (or decline to take) any actions.

Fiduciary Duties

Duties owed to common unitholders by our general partner are prescribed by law and our partnership agreement. The Delaware Limited Partnership Act provides that Delaware limited partnerships may in their partnership agreements expand, restrict or eliminate the duties (including fiduciary duties) otherwise owed by a general partner to limited partners and the partnership.

Our partnership agreement contains provisions that eliminate the fiduciary duties that otherwise would be owed by our general partner to our common unitholders and the partnership at law or in equity. Accordingly, our general partner will only be subject to the contractual duties set forth in our partnership agreement and to the implied contractual covenant of good faith and fair dealing. We have adopted these modifications to allow our general partner and its affiliates to engage in transactions with us that might otherwise be prohibited by state-law fiduciary duty standards and to take into account the interests of other parties in addition to our interests and the interests of the common unitholders when resolving conflicts of interest. Without these modifications, the general partner’s ability to make decisions involving conflicts of interest would be restricted. These modifications are detrimental to the common unitholders because they restrict the remedies available to common unitholders for actions that without those limitations might constitute breaches of duty (including a fiduciary duty), as described below, and they permit our general partner to take into account its own interests and the interests of third parties in addition to our interests and the interests of the common unitholders when resolving conflicts of interest.

The following is a summary of the duties owed by our general partner to the limited partners under our partnership agreement as compared to the default fiduciary duty standards that otherwise would be owed by our general partner to the limited partners at law or in equity:

State Law Fiduciary Duty Standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. In the absence of a provision in a partnership agreement providing otherwise, the duty of care would generally require a general partner to inform itself prior to making a business decision of all material information reasonably available to it. In the absence of a provision in a partnership agreement providing otherwise, the duty of loyalty would generally prohibit a general partner of a Delaware limited partnership from taking any action or engaging in any transaction that is not fair to and in the best interests of the partnership where a conflict of interest is present.

Partnership Agreement Modified Standards	General. Our partnership agreement contains provisions that waive duties of or consent to conduct by our general partner and its affiliates that might otherwise raise issues about compliance with fiduciary duties or applicable law. For example, our partnership agreement provides that when our general partner, in its capacity as our general partner, is permitted to or required to make a decision in its “sole discretion” or “pursuant to any provision of our partnership agreement not subject to an express standard of “good faith” then our general partner will not be subject to any fiduciary duty and will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting us or any limited partners, including our common unitholders, and will not be subject to any different standards imposed by the partnership agreement or otherwise existing of law, in equity or otherwise. In addition, when our general partner is acting in its individual capacity, as opposed to in its capacity as our general partner, it may act without any fiduciary obligation to us or the common unitholders whatsoever. These standards reduce the obligations to which our general partner would otherwise be held.

In addition to the other more specific provisions limiting the obligations of our general partner, our partnership agreement further provides that our general partner and its officers and directors will not be liable to us, our limited partners, including our common unitholders, or assignees for errors of judgment or for any acts or omissions unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that our general partner or its officers and directors acted in bad faith or engaged in fraud or willful misconduct.

Special Provisions Regarding Affiliated Transactions. Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not approved by a vote of holders of voting units (excluding voting units owned by the general partner and its affiliates) and that are not approved by the conflicts committee of the board of directors of our general partner will conclusively be deemed approved by the partnership and all partners, and will not constitute a breach of our partnership agreement or of any duty (including any fiduciary duty) existing at law, in equity or otherwise, unless our general Partner subjectively believes that the resolution or course of action in respect of such conflict of interest is opposed to the best interests of the partnership.

In any proceeding brought by or on behalf of any limited partner, including our common unitholders, or our partnership or any other person bound by our partnership agreement, the person bringing or prosecuting such proceeding will have the burden of proving that the general Partner subjectively believed that such resolution or course of action was opposed to the best interests of the partnership. These standards reduce the obligations to which our general partner would otherwise be held.

Rights and Remedies of Common Unitholders Restricted by Modified Standards	The Delaware Limited Partnership Act generally provides that a limited partner may institute legal action on behalf of the partnership to recover damages from a third-party where a general partner has refused to institute the action or where an effort to cause a general partner to do so is not likely to succeed. In addition, the statutory or case law of some jurisdictions may permit a limited partner to institute legal action on behalf of himself and all other similarly situated limited partners to recover damages from a general partner for violations of its fiduciary duties to the limited partners.

By holding our common units, each common unitholder will automatically agree to be bound by the provisions in our partnership agreement, including the provisions discussed above. This is in accordance with the policy of the Delaware Limited Partnership Act favoring the principle of freedom of contract and the enforceability of partnership agreements. The failure of a common unitholder to sign our partnership agreement does not render our partnership agreement unenforceable against that person.

We have agreed to indemnify our general partner, any departing general partner, any person who is or was a tax matters partner, officer or director of our general partner or any departing general partner, any officer or directors of our general partner or any departing general partner who is or was serving at the request of our general partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person, any person who is named in the registration statement of which this prospectus forms a part as being or about to become a director of our general partner, or any person designated by our general partner, against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts incurred by our general partner or these other persons on an after tax basis. We have agreed to provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We have also agreed to provide this indemnification for criminal proceedings. Thus, our general partner could be indemnified for its negligent acts if it met the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC such indemnification is contrary to public policy and therefore unenforceable. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Indemnification.”

DESCRIPTION OF COMMON UNITS

Common Units

Our common units represent limited partner interests in The Carlyle Group L.P. The holders of our common units are entitled to participate in our distributions and exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of our common units in and to our distributions, see “Cash Distribution Policy.” For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, see “Material Provisions of The Carlyle Group L.P. Partnership Agreement.”

The execution of the partnership agreement of The Carlyle Group L.P. by our general partner is a condition to the issuance of common units in this offering.

Unless our general partner determines otherwise, we will issue all our common units in uncertificated form.

Transfer of Common Units

By acceptance of the transfer of our common units in accordance with our partnership agreement, each transferee of our common units will be admitted as a common unitholder with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee of our common units:

•	represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

•	will become bound by the terms of, and will be deemed to have agreed to be bound by, our partnership agreement;

•	gives the consents, approvals, acknowledgements and waivers set forth in our partnership agreement, such as the approval of all transactions and agreements that we are entering into in connection with our formation and this offering.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations. A beneficial holder’s rights are limited solely to those that it has against the record holder as a result of any agreement between the beneficial owner and the record holder.

Transfer Agent and Registrar

American Stock Transfer & Trust Company will serve as registrar and transfer agent for our common units. You may contact the registrar and transfer agent at 6201 15th Avenue, Brooklyn, NY 11219.

MATERIAL PROVISIONS OF
THE CARLYLE GROUP L.P. PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of the Amended and Restated Agreement of Limited Partnership of The Carlyle Group L.P. The Amended and Restated Agreement of Limited Partnership of The Carlyle Group L.P. as it will be in effect at the time of this offering, which is referred to in this prospectus as our partnership agreement, is included in this prospectus as Appendix A, and the following summary is qualified by reference thereto. For additional information, you should read the limited partnership agreement included in Appendix A to this prospectus, “Description of Common Units — Transfer of Common Units” and “Material U.S. Federal Tax Considerations.”

General Partner

Our general partner, Carlyle Group Management L.L.C., will manage all of our operations and activities. Our general partner is authorized in general to perform all acts that it determines to be necessary or appropriate to carry out our purposes and to conduct our business. Our partnership agreement will contain provisions that reduce or eliminate duties (including fiduciary duties) of our general partner and limit remedies available to common unitholders for actions that might otherwise constitute a breach of duty. See “Conflicts of Interest and Fiduciary Responsibilities.” Carlyle Group Management L.L.C. is wholly-owned by our senior Carlyle professionals. See “Management — Composition of the Board of Directors after this Offering.” Our common unitholders have only limited voting rights on matters affecting our business and therefore have limited ability to influence management’s decisions regarding our business. The voting rights of our common unitholders are limited as set forth in our partnership agreement and in the Delaware Limited Partnership Act. For example, our general partner may generally make amendments to our partnership agreement or certificate of limited partnership without the approval of any common unitholder as set forth under “— Amendment of the Partnership Agreement — No Limited Partner Approval.”

Organization

We were formed on July 18, 2011 and will continue until cancellation of our certificate of limited partnership as provided in the Delaware Limited Partnership Act.

Purpose

Under our partnership agreement we will be permitted to engage, directly or indirectly, in any business activity that is approved by our general partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act.

Power of Attorney

Each limited partner, and each person who acquires a limited partner interest in accordance with our partnership agreement, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance, dissolution or termination. The power of attorney will also grant our general partner the authority to amend, and to make consents and waivers under, our partnership agreement and certificate of limited partnership, in each case in accordance with our partnership agreement.

Capital Contributions

Our common unitholders will not be obligated to make additional capital contributions, except as described below under “— Limited Liability.” Our general partner is not obligated to make any capital contributions.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Limited Partnership Act and that he, she or it otherwise acts in conformity with the provisions of our partnership agreement, his, her or its liability under the Delaware Limited Partnership Act will be limited, subject to possible exceptions, to the amount of capital he, she or it is obligated to contribute to us for his, her or its common units, plus his, her or its share of any undistributed profits and assets, plus his, her or its obligation to make other payments that will be provided for in our partnership agreement. If it were determined however that the right, or exercise of the right, by the limited partners as a group:

•	to elect the directors of our general partner in limited circumstances,

•	to approve some amendments to our partnership agreement, or

•	to take other action under our partnership agreement,

constituted “participation in the control” of our business for the purposes of the Delaware Limited Partnership Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Limited Partnership Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law. The limitation on our general partner’s liability does not constitute a waiver of compliance with U.S. federal securities laws that would be void under Section 14 of the Securities Act.

Under the Delaware Limited Partnership Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Limited Partnership Act provides that the fair value of property subject to liability for which recourse of creditors is limited will be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Limited Partnership Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Limited Partnership Act will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution. Under the Delaware Limited Partnership Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Moreover, if it were determined that we were conducting business in any state without compliance with the applicable limited partnership statute, or that the right or exercise of the right by the limited partners as a group to elect the directors of our general partner, to approve some amendments to our partnership agreement or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We intend to operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the common units.

Distributions

Distributions will be made to the partners pro rata according to the percentages of their respective partnership interests. See “Cash Distribution Policy.”

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. To adopt a proposed amendment, other than the amendments that require the approval of each limited partner affected or that do not require limited partner approval, each as discussed below, our general partner must seek approval of the holders of a majority of our outstanding voting units, unless a greater or lesser percentage is required under our partnership agreement, in order to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. See “— Meetings; Voting.”

Prohibited Amendments

No amendment may be made that would:

(1) enlarge the obligations of any limited partner without its consent, unless such enlargement may be deemed to have occurred as a result of any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests that has been approved by the holders of not less than a majority of the outstanding partnership interests of the class affected; or

(2) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld in its sole discretion.

No Limited Partner Approval

Our general partner may generally make amendments to our partnership agreement or certificate of limited partnership without the approval of any limited partner to reflect:

(1) a change in the name of the partnership, the location of the partnership’s principal place of business, the partnership’s registered agent or its registered office;

(2) the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

(3) a change that our general partner determines in its sole discretion is necessary or appropriate for the partnership to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or other jurisdiction or to ensure that the partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes;

(4) a change that our general partner determines in its sole discretion to be necessary or appropriate to address certain changes in U.S. federal, state or local income tax regulations, legislation or interpretation;

(5) an amendment that is necessary, in the opinion of our counsel, to prevent the partnership or our general partner or its directors, officers, employees, agents or trustees, from having a material risk of being in any manner subjected to registration under the provisions of the 1940 Act, the Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the U.S. Department of Labor;

(6) an amendment that our general partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of partnership securities or options, rights, warrants or appreciation rights relating to partnership securities;

(7) any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

(8) an amendment effected, necessitated or contemplated by an agreement of merger, consolidation or other business combination agreement that has been approved under the terms of our partnership agreement;

(9) any amendment that in the sole discretion of our general partner is necessary or appropriate to reflect and account for the formation by the partnership of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity;

(10) a change in our fiscal year or taxable year and related changes;

(11) a merger with or conversion or conveyance to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger, conversion or conveyance other than those it receives by way of the merger, conversion or conveyance or those arising out of its incorporation or formation;

(12) an amendment effected, necessitated or contemplated by an amendment to any partnership agreement of the Carlyle Holdings partnerships that requires unitholders of any Carlyle Holdings partnership to provide a statement, certification or other proof of evidence to the Carlyle Holdings partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Carlyle Holdings partnerships;

(13) any amendment to the forum selection provisions of the partnership agreement that the general partner determines in good faith;

(14) any amendment that the general partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(15) any other amendments substantially similar to any of the matters described in (1) through (14) above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner if those amendments, in the discretion of our general partner:

(1) do not adversely affect our limited partners considered as a whole (or adversely affect any particular class of partnership interests as compared to another class of partnership interests, except under clause (6) above) in any material respect; provided, however, for purposes of determining whether an amendment satisfies the requirements in this clause (1), our general partner may disregard any adverse effect on any class or classes of partnership interests that have approved such amendment by the holders of not less than a majority of the outstanding partnership interests of the class so affected;

(2) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal, state, local or non-U.S. agency or judicial authority or contained in any federal, state, local or non-U.S. statute (including the Delaware Limited Partnership Act);

(3) are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

(4) are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

(5) are required to effect the intent expressed in the registration statement of which this prospectus forms a part or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Limited Partner Approval

Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described above under “— No Limited Partner Approval” should occur. No other amendments to our partnership agreement (other than an amendment pursuant to a merger, sale or other disposition of assets effected in accordance with the provisions described under “— Merger, Sale or Other Disposition of Assets” or an amendment described in the following paragraphs) will become effective without the approval of holders of at least 90% of the outstanding voting units, unless we obtain an opinion of counsel to the effect that the amendment will not affect the limited liability of any of our limited partners under the Delaware Limited Partnership Act.

Except for amendments that may be adopted solely by our general partner or pursuant to a merger, any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests will also require the approval of the holders of not less than a majority of the outstanding partnership interests of the class so affected. Unless our general partner determines otherwise in its sole discretion, only our voting units will be treated as a separate class of partnership interest for this purpose.

In addition, any amendment that reduces the voting percentage required to take any action under our partnership agreement must be approved by the written consent or the affirmative vote of limited partners whose aggregate outstanding voting units constitute not less than the voting or consent requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

Our partnership agreement provides that our general partner in its sole discretion may not, without the approval of the holders of at least a majority of the voting power of the outstanding voting units, cause us to, among other things, sell or exchange all or substantially all of our assets in a single transaction or a series of related transactions, or approve the sale, exchange or other disposition of all or substantially all of the assets of our subsidiaries; provided, however our general partner in its sole discretion may mortgage, pledge, hypothecate or grant a security interest in any or all of our assets (including for the benefit of persons other than us or our subsidiaries), including, in each case, pursuant to any forced sale of any or all of our assets pursuant to the foreclosure or other realization upon those encumbrances without the approval of the limited partners.

Our general partner may, with the approval of the holders of at least a majority of the voting power of the outstanding voting units, cause us to merge or consolidate or otherwise combine with one or more other persons. In addition, if conditions specified in our partnership agreement are satisfied, our general partner may, without limited partner approval, convert or merge us into, or convey some or all of our assets to, a newly formed limited liability entity if (i) the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity, (ii) our general partner receives an opinion of counsel that the merger or conveyance will not result in the loss of limited liability of any limited partner, and (iii) the governing instruments of the new entity provide the limited partners and our general partner with substantially the same rights and obligations as are contained in the partnership agreement. Additionally, our general partner may, without limited partner approval, cause our subsidiaries to merge or consolidate or otherwise combine with one or more other persons. The common unitholders will not be entitled to dissenters’ rights of appraisal under our partnership agreement or the Delaware Limited Partnership Act in the event of a merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Election to be Treated as a Corporation

If our general partner, in its sole discretion, determines that it is no longer in our interests to continue as a partnership for U.S. federal income tax purposes, our general partner may elect to treat our partnership (or any of our subsidiaries) as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law.

Dissolution

We will dissolve upon:

(1) the election of our general partner to dissolve our partnership, if approved by the holders of a majority of the voting power of the partnership’s outstanding voting units;

(2) there being no limited partners, unless our partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act;

(3) the entry of a decree of judicial dissolution of our partnership pursuant to the Delaware Limited Partnership Act; or

(4) the withdrawal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer by our general partner of all of its general partner interests pursuant to our partnership agreement unless a successor general partner is appointed in accordance with our partnership agreement.

Upon a dissolution under clause (4), the holders of a majority of the voting power of our outstanding voting units may also elect, within specific time limitations, to continue the partnership’s business without dissolution on the same terms and conditions described in the partnership agreement by appointing as a successor general partner an individual or entity approved by the holders of a majority of the voting power of the outstanding voting units, subject to the partnership’s receipt of an opinion of counsel to the effect that: (1) the action would not result in the loss of limited liability of any limited partner; and (2) neither we nor any of our subsidiaries (excluding those formed or existing as corporations) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, our general partner shall act, or select in its sole discretion one or more persons to act, as liquidator. Unless we are continued as a limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that the liquidator deems necessary or appropriate in its judgment, liquidate our assets and apply the proceeds of the liquidation first, to discharge our liabilities as provided in our partnership agreement and by law, and thereafter, to the partners according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of our assets would be impractical or would cause undue loss to the partners.

Withdrawal or Removal of the General Partner

Except as described below, our general partner will agree not to withdraw voluntarily as the general partner on or prior to December 31, 2021 without obtaining the approval of the holders of at least a majority of the voting power of the outstanding voting units, excluding voting units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding tax and limited liability matters. After December 31, 2021, our general partner may withdraw as general partner without first obtaining approval of any common unitholder by giving 90 days’ advance notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the foregoing, our general partner may withdraw at any time without common unitholder approval upon 90 days’ advance notice to the limited partners if at least 50% of the outstanding common units are beneficially owned, owned of record or otherwise controlled by one person and its affiliates other than our general partner and its affiliates.

Upon the withdrawal of our general partner under any circumstances, the holders of a majority of the voting power of the partnership’s outstanding voting units may elect a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, the partnership will be dissolved, wound up and liquidated, unless within specific time limitations after that withdrawal, the holders of a majority of the voting power of the partnership’s outstanding voting units agree in writing to continue our business and to appoint a successor general partner. See “— Dissolution” above.

Our common unitholders will have no right to remove or expel, with or without cause, our general partner.

In circumstances where a general partner withdraws and a successor general partner is elected in accordance with our partnership agreement, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner for a cash payment equal to its fair value. This fair value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached within 30 days of the effective date of the general partner’s departure, an independent investment banking firm or other independent expert, which, in turn, may rely on other experts, selected by the departing general partner and the successor general partner will determine the fair value. If the departing general partner and the successor general partner cannot agree upon an expert within 45 days of the effective date of the general partner’s departure, then an expert chosen by agreement of the independent investment banking firms or independent experts selected by each of them will determine the fair value.

If the option described above is not exercised by the departing general partner, the departing general partner’s general partner interest will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including without limitation all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for the partnership’s benefit.

Transfer of General Partner Interests

Except for transfer by our general partner of all, but not less than all, of its general partner interests in the partnership to an affiliate of our general partner, or to another entity as part of the merger or consolidation of our general partner with or into another entity or the transfer by our general partner of all but not less than all, of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in the partnership to another person prior to December 31, 2021 without the approval of the holders of at least a majority of the voting power of the partnership’s outstanding voting units, excluding voting units held by our general partner and its affiliates. On or after December 31, 2021, our general partner may transfer all or any part of its general partner interest without first obtaining approval of any common unitholder. As a condition of this transfer, the transferee must assume the rights and duties of the general partner under our partnership agreement and agree to be bound by the provisions of our partnership agreement and furnish to us an opinion of counsel regarding limited liability matters. At any time, the members of our general partner may sell or transfer all or part of their limited liability company interests in our general partner without the approval of the common unitholders.

Limited Call Right

If at any time:

(i) less than 10% of the total limited partner interests of any class then outstanding (other than special voting units), including our common units, are held by persons other than our general partner and its affiliates; or

(ii) the partnership is subjected to registration under the provisions of the 1940 Act,

our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, exercisable in its sole discretion, to purchase all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days notice. The purchase price in the event of this purchase is the greater of:

(1) the current market price as of the date three days before the date the notice is mailed, and

(2) the highest cash price paid by our general partner or any of its affiliates acting in concert with us for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The U.S. tax consequences to a common unitholder of the exercise of this call right are the same as a sale by that common unitholder of his common units in the market. See “Material U.S. Federal Tax Considerations — United States Taxes — Consequences to U.S. Holders of Common Units.”

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of The Carlyle Group L.P. common units then outstanding, record holders of common units (other than any person whom our general partner may from time to time with such person’s consent designate as a non-voting common unitholder) or of special voting units will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters as to which holders of limited partner interests have the right to vote or to act.

Except as described below regarding a person or group owning 20% or more of The Carlyle Group L.P. common units then outstanding, each record holder of a common unit of The Carlyle Group L.P. (other than any person whom our general partner may from time to time with such person’s consent designate as a non-voting common unitholder) is entitled to a number of votes equal to the number of common units held of record as of the relevant record date.

In addition, TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, will hold a special voting unit that provides it with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the aggregate number of vested and unvested Carlyle Holdings partnership units held by any limited partner of Carlyle Holdings that does not itself hold a special voting unit. A special voting unit held by any holder other than TCG Carlyle Global Partners L.L.C. will provide that holder with a number of votes on any matter that may be submitted for a vote of our common unitholders that is equal to the number of vested and unvested Carlyle Holdings partnership units held by such holder. We do not expect any holder other than TCG Carlyle Global Partners L.L.C. to hold a special voting unit upon consummation of this offering. We refer to our common units (other than those held by any person whom our general partner may from time to time with such person’s consent designate as a non-voting common unitholder) and our special voting units as “voting units.” Our voting units will be treated as a single class on all such matters submitted for a vote of our common unitholders. If the ratio at which Carlyle Holdings partnership units are exchangeable for our common units changes from one-for-one as described under “Certain Relationships and Related Person Transactions — Exchange Agreement,” the number of votes to which the holders of the special voting units are entitled will be adjusted accordingly. Additional limited partner interests having special voting rights could also be issued. See “— Issuance of Additional Securities” above.

In the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of partners in respect of other limited partner interests are cast.

Our general partner does not anticipate that any meeting of common unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the limited partners may be taken either at a meeting of the limited partners or without a meeting, without a vote and without prior notice if consented to in writing or by electronic transmission by limited partners owning not less than the minimum percentage of the voting power of the outstanding limited partner interests that would be necessary to authorize or take that action at a meeting at which all the limited partners were present and voted. Meetings of the limited partners may be called by our general partner or by limited partners owning at least 50% or more of the voting power of the outstanding limited partner interests of the class or classes for which a meeting is proposed. Common unitholders may vote either in person or by proxy at meetings. The holders of a majority of the voting power of the outstanding limited partner interests of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the limited partners requires approval by holders of a greater percentage of such limited partner interests, in which case the quorum will be the greater percentage.

However, if at any time any person or group (other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates) acquires, in the aggregate, beneficial ownership of 20% or more of any class of The Carlyle Group L.P. common units then outstanding, that person or group will lose voting rights on all of its common units and the common units owned by such person or group may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of limited partners, calculating required votes, determining the presence of a quorum or for other similar purposes.

Election of Directors of General Partner

On January 31 of each year (each a “Determination Date”), our general partner will determine whether the total voting power held by (i) holders of the special voting units in The Carlyle Group L.P. (including voting units held by our general partner and its affiliates) in their capacity as such, (ii) then-current or former Carlyle personnel (treating voting units deliverable to such persons pursuant to outstanding equity awards as being held by them), or (iii) any estate, trust, partnership or limited liability company or other similar entity of which any such person is a trustee, partner, member or similar party, respectively, constitutes at least 10% of the voting power of the outstanding voting units of The Carlyle Group L.P., which we refer to as the “Carlyle Partners Ownership Condition.”

The method of nomination, election and removal of the members of the board of directors of our general partner shall be determined accordingly as follows: (i) in any year in which our general partner has determined on the applicable Determination Date that the Carlyle Partners Ownership Condition has not been satisfied, the directors shall be elected at an annual meeting of our common unitholders; and (ii) in any year in which our general partner has determined on the applicable Determination Date that the Carlyle Partners Ownership Condition has been satisfied, the board of directors of our general partner will be appointed and removed by its members in accordance with the limited liability company agreement of our general partner and not by our limited partners. See “Management — Composition of the Board of Directors after this Offering.”

We will hold an annual meeting of our common unitholders for the election of directors in any year in which we do not satisfy the Carlyle Partners Ownership Condition on the applicable Determination Date. At any such annual meeting, the holders of outstanding voting units shall vote together as a single class for the election of directors to the board of directors of our general partner. Our limited partners shall elect by a plurality of the votes cast at such meeting persons to serve as directors who are nominated in accordance with our partnership agreement. If our general partner has provided at least thirty days advance notice of any meeting at which directors are to be elected, then the limited partners holding outstanding voting units that attend such meeting shall constitute a quorum, and if the our general partner has provided less than thirty days advance notice of any such meeting, then limited partners holding a majority of the voting power of our outstanding voting units shall constitute a quorum.

Prior to any annual meeting of our common unitholders for the election of directors held in the next succeeding year following a year in which an annual meeting of our common unitholders for the election of directors was not held (each such annual meeting an “Initial Annual Meeting”), the board of directors of our general partner shall be divided into three classes, Class I, Class II, and Class III, as determined by the then-existing board of directors in its sole discretion. Each Director shall serve for a three-year term; provided, however, that the directors designated to Class I shall serve for an initial term that expires on the applicable Initial Annual Meeting, the directors designated to Class II shall serve for an initial term that expires on the first annual meeting following the applicable Initial Annual Meeting, and the directors designated to Class III shall serve for an initial term that expires on the second annual meeting following the applicable Initial Annual Meeting. At each succeeding annual meeting of limited partners for the election of Directors following an Initial Annual Meeting, successors to the directors whose term expires at that annual meeting shall be elected for a three-year term. If in any year following an Initial Annual Meeting, our general partner determines on the applicable Determination Date that the Carlyle Partners Ownership Condition has been satisfied, the board of directors of our general partner will be appointed and removed by its members in accordance with the limited liability company agreement of our general partner and not by our limited partners.

Non-Voting Common Unitholders

Any person whom our general partner may from time to time with such person’s consent designate as a non-voting common unitholder, will have no voting rights whatsoever with respect to their common units, including any voting rights that may otherwise exist under our partnership agreement, under the Delaware Limited Partnership Act, at law, in equity or otherwise, provided that any amendment to the partnership agreement that would have a material adverse effect on the rights or preferences of our common units beneficially owned by non-voting common unitholders in relation to other common units must be approved by the holders of not less than a majority of the common units beneficially owned by the non-voting common unitholders. However, unaffiliated third party transferees of common units from a non-voting common unitholder will have the same voting rights with respect to such common units as other holders of common units.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. The common units will be fully paid and non-assessable except as such non-assessability may be affected by section 17-607 as described under “— Limited Liability” above, pursuant to Section 17-804 of the Delaware Limited Partnership Act (which relates to the liability of a limited partner who receives a distribution of assets during the winding up of a limited partnership and who knew at the time of such distribution that it was in violation of this provision) or as set forth in the partnership agreement.

Non-Citizen Assignees; Redemption

If the partnership or any subsidiary is or becomes subject to federal, state or local laws or regulations that in the determination of our general partner in its sole discretion create a substantial risk of cancellation or forfeiture of any property in which the partnership or any subsidiary has an interest because of the nationality, citizenship or other related status of any limited partner, we may redeem the common units held by that limited partner at their current market price. To avoid any cancellation or forfeiture, our general partner may require each limited partner to furnish information about his, her or its nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after receipt of a request for the information or our general partner determines, with the advice of counsel, after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee. A non-citizen assignee does not have the right to direct the voting of his, her or its common units and may not receive distributions in kind upon our liquidation but will be entitled to the cash equivalent thereof.

Indemnification

Under our partnership agreement, in most circumstances we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts on an after tax basis:

•	our general partner;

•	any departing general partner;

•	any person who is or was a tax matters partner, officer or director of our general partner or any departing general partner;

•	any officer or director of our general partner or any departing general partner who is or was serving at the request of our general partner or any departing general partner as an officer,

director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person;

•	any person who controls a general partner or departing general partner;

•	any person who is named in the registration statement of which this prospectus forms a part as being or about to become a director of our general partner; or

•	any person designated by our general partner in its sole discretion.

We would agree to provide this indemnification unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that these persons acted in bad faith or engaged in fraud or willful misconduct. We will also agree to provide this indemnification for criminal proceedings. Any indemnification under these provisions will only be out of the partnership’s assets. The general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the partnership to enable the partnership to effectuate indemnification. The indemnification of the persons described above in the fourth bullet point shall be secondary to any indemnification such person is entitled from another person or the relevant Carlyle fund to the extent applicable. Our partnership agreement will provide that each of our limited partners and any other person who acquires an equity interest in the partnership will waive, to the fullest extent permitted by law, any and all rights to seek punitive and certain other damages. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether the partnership would have the power to indemnify the person against liabilities under our partnership agreement.

Forum Selection

Our partnership agreement will provide that the partnership, the general partner, each of the limited partners, each person in whose name any interest in the partnership is registered, each other person who acquires an interest in any equity interest in the partnership and each other person who is bound by the partnership agreement (collectively, the “Consenting Parties” and each a “Consenting Party”) (1) irrevocably agrees that, unless the general partner shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to the partnership agreement or any interest in the partnership (including, without limitation, any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of the partnership agreement, including, without limitation, the validity, scope or enforceability of the forum selection provisions thereof, (B) the duties, obligations or liabilities of the partnership to the limited partners or the general partner, or of limited partners or the general partner to the partnership, or among the limited partners and the general partner, (C) the rights or powers of, or restrictions on, the partnership, the limited partners or the general partner, (D) any provision of the Delaware Limited Partnership Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Delaware Limited Partnership Act relating to the partnership or by our partnership agreement, or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (2) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (3) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (4) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (5) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices under our partnership agreement, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, that nothing in clause (5) hereof shall affect or limit any right to serve process in any other manner permitted by law; (6) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (7) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate; and (8) agrees that if a Dispute that would be subject to the forum selection provisions of the partnership agreement if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke the forum selection provisions of the partnership agreement.

Books and Reports

Our general partner is required to keep appropriate books of the partnership’s business at our principal offices or any other place designated by our general partner. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our year ends on December 31.

As soon as reasonably practicable after the end of each fiscal year, we will furnish to each partner tax information (including a Schedule K-1), which describes on a U.S. dollar basis such partner’s share of our income, gain, loss and deduction for our preceding taxable year. It may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that Schedule K-1s may be prepared for our partnership. Consequently, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us. See “Material U.S. Federal Tax Considerations — Administrative Matters — Information Returns.”

Right to Inspect Our Books and Records

Our partnership agreement will provide that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose for such demand and at his own expense, have furnished to him:

•	promptly after becoming available, a copy of our U.S. federal income tax returns (excluding for the avoidance of doubt, information that is specific to another partner);

•	a current list of the name and last known business, residence or mailing address of each record holder; and

•	copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments and powers of attorney under which they have been executed.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes is not in our partnership’s best interests, could damage our partnership or its business or which the partnership is required by law or by agreements with third parties to keep confidential. In addition, our partnership agreement will provide for certain restrictions on the rights of a limited partner to receive information from us for the purpose of determining whether to pursue litigation or assist in pending litigation against us.

COMMON UNITS ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common units. We cannot predict the effect, if any, future sales of common units, or the availability for future sale of common units, will have on the market price of our common units prevailing from time to time. The sale of substantial amounts of our common units in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common units.

Upon completion of this offering we will have a total of           of our common units outstanding (or           common units if the underwriters exercise in full their option to purchase additional common units). All of the common units will have been sold in this offering and will be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.” Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by or is under common control with that issuer.

In addition, subject to certain limitations and exceptions, pursuant to the terms of an exchange agreement we will enter into with our existing owners, limited partners of the Carlyle Holdings partnerships may, subject to the vesting and minimum retained ownership requirements and transfer restrictions set forth in the partnership agreements of the Carlyle Holdings partnerships, from time to time and up to four times each year, from and after the first anniversary of the date of the closing of this offering (subject to the terms of the exchange agreement), exchange partnership units in Carlyle Holdings for our common units on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. In addition, subject to certain requirements, CalPERS will generally be permitted to exchange Carlyle Holdings partnership units for common units from and after the closing of this offering. Any common units received by CalPERS in any such exchange during the lock-up period described in “— Lock-Up Arrangements” would be subject to the restrictions described in such section. A Carlyle Holdings limited partner must exchange one partnership unit in each of the three Carlyle Holdings partnerships to effect an exchange for a common unit. Upon consummation of this offering, our existing owners will beneficially own           Carlyle Holdings partnership units (or           Carlyle Holdings partnership units if the underwriters exercise in full their option to purchase additional common units), all of which will be exchangeable for our common units. The common units we issue upon such exchanges would be “restricted securities” as defined in Rule 144 unless we register such issuances. However, we will enter into one or more registration rights agreements with our existing owners that will require us to register under the Securities Act these common units. See “— Registration Rights” and “Certain Relationships and Related Person Transactions — Registration Rights Agreements.”

Under the terms of the partnership agreements of the Carlyle Holdings partnerships, the Carlyle Holdings partnership units received by our existing owners that we employ (or The Carlyle Group L.P. common units that may be received in exchange for such Carlyle Holdings partnership units) will be subject to vesting and minimum retained ownership requirements and transfer restrictions. The partnership units received by CalPERS and Mubadala (or The Carlyle Group L.P. common units that may be received in exchange for such Carlyle Holdings partnership units) will be subject to certain transfer restrictions. See “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions” and “Certain Relationships and Related Person Transactions — Carlyle Holdings Partnership Agreements.”

Further, at the time of this offering, we intend to grant           deferred restricted common units and           phantom deferred restricted common units, to employees who are not senior Carlyle professionals. Additional common units and Carlyle Holdings partnership units will be available for future grant under our Equity Incentive Plan, which plan provides for automatic annual increases in the number of units available for future issuance. See “Management — Equity Incentive Plan” and “— IPO Date Equity Awards.” We intend to file one or more registration statements on Form S-8 under the Securities Act to register common units or securities convertible into or exchangeable for common units issued or available for future grant under our Equity Incentive Plan (including pursuant to automatic annual increases). Any such Form S-8 registration statement will automatically become effective upon filing. Accordingly, common units registered under such registration statement will be available for sale in the open market. We expect that the initial registration statement on Form S-8 will cover           common units.

Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities and options, rights, warrants and appreciation rights relating to partnership securities for the consideration and on the terms and conditions established by our general partner in its sole discretion without the approval of any limited partners. In accordance with the Delaware Limited Partnership Act and the provisions of our partnership agreement, we may also issue additional partnership interests that have certain designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to common units. See “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Issuance of Additional Securities.” Similarly, the Carlyle Holdings partnership agreements authorize the wholly-owned subsidiaries of The Carlyle Group L.P. which are the general partners of those partnerships to issue an unlimited number of additional partnership securities of the Carlyle Holdings partnerships with such designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the Carlyle Holdings partnerships units, and which may be exchangeable for our common units.

Registration Rights

We will enter into a registration rights agreement with our existing owners other than CalPERS and Mubadala (the “Senior Carlyle Professional Registration Rights Agreement”). The following description of the Senior Carlyle Professional Registration Rights Agreement is not complete and is qualified by reference to the full text of the form of Senior Carlyle Professional Registration Rights Agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part. Pursuant to the Senior Carlyle Professional Registration Rights Agreement, we will agree to register the exchange of Carlyle Holdings partnership units for common units by our existing owners. In addition, TCG Carlyle Global Partners L.L.C., an entity wholly-owned by our senior Carlyle professionals, has the right to request that we register the sale of common units held by our existing owners an unlimited number of times and may require us to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period. In addition, TCG Carlyle Global Partners L.L.C. will have the ability to exercise certain piggyback registration rights in respect of common units held by our existing owners in connection with registered offerings requested by other registration rights holders or initiated by us. Securities registered under any such registration statement will be available for sale in the open market unless restrictions apply. See “Certain Relationships and Related Person Transactions — Registration Rights Agreements.”

In addition, in accordance with the terms of their respective subscription agreements, we will enter into separate registration rights agreements with CalPERS (the “CalPERS Registration Rights Agreement”) and Mubadala (the “Mubadala Registration Rights Agreement”). The following description of the CalPERS Registration Rights Agreement and the Mubadala Registration Rights Agreement is not complete and is qualified by reference to the full text of the forms of such agreements, which will be filed as exhibits to the registration statement of which this prospectus forms a part. Pursuant to these agreements, we will grant CalPERS and Mubadala and their respective affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act common units delivered in exchange for Carlyle Holdings partnership units or common units (and other securities convertible into or exchangeable or exercisable for our common units) otherwise held by them. Under the CalPERS Registration Rights Agreement, at any time following the 180th day after the completion of this offering, CalPERS will have the right to request that we register the sale of common units held by them under the

Securities Act on Form S-1 in minimum amounts of $25 million, or on Form S-3, in minimum amounts of $10.0 million, provided, however, that we will not be obligated to effect any such requested registration within 180 days after the effective date of a previous registration pursuant to the CalPERS Registration Rights Agreement. Under the Mubadala Registration Rights Agreement, upon the expiration of the applicable lock-up period, as described below under “— Lock-Up Arrangements — Mubadala Transfer Restrictions,” Mubadala will have the right to request not more than six times that we register the sale of common units held by them in minimum amounts of $25 million, provided, however, that we will not be obligated to effect any such requested registration within 180 days after the effective date of a previous registration pursuant to the Mubadala Registration Rights Agreement. In addition, CalPERS and Mubadala will have the ability to exercise certain piggyback registration rights in respect of common units held by them in connection with registered offerings requested by other registration rights holders or initiated by us.

Lock-Up Arrangements

We and all of the directors and officers of our general partner have agreed that without the prior written consent of the representatives on behalf of the underwriters, we and they will not, during the period ending 180 days after the date of this prospectus:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common units or any securities convertible into or exercisable or exchangeable for common units; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common units;

whether any such transaction described above is to be settled by delivery of common units or such other securities, in cash or otherwise, or publicly disclose the intention to do any of the foregoing. In addition, we have agreed that, without the prior written consent of on behalf of the underwriters, we will not file any registration statement with the SEC relating to the offering of any common units or any securities convertible into or exercisable or exchangeable for common units (other than any registration statement on Form S-8 to register common units or securities convertible into or exchangeable for common units issued or available for future grant under our Equity Incentive Plan) or publicly disclose the intention to do so. All of the directors and officers of our general partner have also agreed that, without the prior written consent of the representatives on behalf of the underwriters, they will not during the period ending 180 days after the date of this prospectus, make any demand for, or exercise any right with respect to, the registration of any common units or any securities convertible into or exercisable or exchangeable for common units.

The 180-day restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to Carlyle occurs; or

•	prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

These restrictions do not apply to:

(1) the sale of common units to the underwriters;

(2) the issuance by us of our common units or any security convertible into or exercisable or exchangeable for common units upon the exercise of an option or a warrant or a right

(including an earn-out right) or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;

(3) transactions by any person other than us relating to common units acquired in open market transactions after the completion of this offering;

(4) transfers by any person other than us of common units or any security convertible into or exercisable or exchangeable for common units by will or intestacy;

(5) transfers by any person other than us of common units or any security convertible into or exercisable or exchangeable for common units as a bona fide gift;

(6) distributions by any person other than us of common units or any security convertible into or exercisable or exchangeable for common units to such person’s limited partners or members;

(7) the transfer by any person other than us of common units or any security convertible into or exercisable or exchangeable for common units to a member or members of such person’s immediate family or to a trust, the beneficiaries of which are exclusively such person or a member or members of his or her immediate family or to any other entity that is wholly-owned by such persons;

(8) the transfer by any person other than us of common units or any security convertible into or exercisable or exchangeable for common units to a corporation, partnership, limited liability company or other entity that is wholly-owned by such person and/or by such person’s immediate family;

(9) the transfer by any person other than us of common units or any security convertible into or exercisable or exchangeable for common units to charitable organizations, family foundations or donor-advised funds at sponsoring organizations;

(10) the entry by any person other than us into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act, provided that sales under any such plan may not occur during the 180-day restricted period;

(11) the exchange by any person other than us of Carlyle Holdings partnership units for common units (provided that such common units will be subject to the restrictions on transfer described above);

(12) the issuance by us of common units or securities convertible into or exercisable or exchangeable for common units pursuant to our Equity Incentive Plan;

(13) the sale of common units pursuant to the “cashless” exercise at expiration of options granted pursuant to our Equity Incentive Plan (the term “cashless” exercise being intended to include the sale of a portion of the option common units or previously owned common units to us or in the open market to cover payment of the exercise price);

(14) the sale of common units in respect of tax withholding payments due upon the exercise of options or the vesting of restricted unit grants pursuant to our Equity Incentive Plan; and

(15) the issuance by us of up to 5% of the common units outstanding after this offering (assuming all partnership units in Carlyle Holdings have been exchanged for common units), or securities convertible into or exercisable or exchangeable for common units in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions;

provided that in the case of transactions described in the fifth, sixth, seventh, eighth and ninth clauses above, each donee or other transferee agrees to be subject to the restrictions on transfer described above.

The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The representatives do not have any current intention to release common units or other securities subject to the lock-up agreements. If the representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement for an officer or director of our general partner and provide us with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, we have agreed to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver. In addition, the partnership agreements of the Carlyle Holdings partnerships and related agreements will contractually restrict our existing owners’ ability to transfer the Carlyle Holdings partnership units or the common units they hold. We have agreed that we will not waive, modify or amend such transfer restrictions during the period ending 180 days after the date of this prospectus. We also have instituted an internal policy that prohibits our employees from selling short or trading in derivative securities relating to the common units.

Carlyle Transfer Restrictions

As described in “Management — Vesting; Minimum Retained Ownership Requirements and Transfer Restrictions,” holders of our Carlyle Holdings partnership units (other than Mubadala and CalPERS), including our founders and other senior Carlyle professionals, will be prohibited from transferring or exchanging any such units until the fifth anniversary of this offering without our consent.

Mubadala Transfer Restrictions

The equity interests in Carlyle held by Mubadala (whether held in the form of common units, partnership units or otherwise are subject to the transfer restrictions described in the Mubadala Subscription Agreement. The transfer restrictions that will be applicable upon consummation of this offering are outlined below, although we may waive such restrictions in whole or in part from time to time.

None of the equity interests in our business held by Mubadala after the closing of this offering and the consummation of the offering transactions, as described above under “Organizational Structure — Offering Transactions” will be transferable prior to the twelve month anniversary of the closing of this offering.

Following the twelve month anniversary of the closing of this offering, Mubadala may transfer its equity interests in our business to the extent necessary to reduce its aggregate beneficial ownership of our business below 10% in order to comply with, or eliminate the obligation to comply with, any applicable regulatory, stock or exchange or other government regulations or requirements (other than those pursuant to Sections 13 or 16 of the Exchange Act or Rule 144 under the Securities Act) if non-compliance with such regulations or requirements would materially and adversely impact Mubadala.

In addition, 100% of the           Carlyle Holdings partnership units held by Mubadala in respect of Mubadala’s initial investment in our business in October 2007 will be free from transfer restrictions following the 12-month anniversary of the closing of this offering. With respect to the           Carlyle Holdings partnership units held by Mubadala in respect of Mubadala’s investment in December 2010, 50% of such partnership units will be free from transfer restrictions following the 18-month anniversary of the closing of this offering, and 100% of such partnership units will be free from transfer restrictions following the 24-month anniversary of the closing of this offering.

The table below presents the maximum number of Carlyle Holdings partnership units that may be transferred by Mubadala during the periods presented.

Maximum
Period	Number

12-18 months after the closing of this offering	Units
18-24 months after the closing of this offering	Units
24 months after the closing of this offering	Units

The foregoing restrictions on transfer will terminate and be of no further force and effect after the occurrence of certain change of control events. In addition, the foregoing restrictions will not apply in certain circumstances, including: (1) transfers required to comply with the limit on Mubadala’s beneficial ownership described above under “Management — Composition of the Board of Directors after this Offering — Certain Rights and Restrictions Applicable to Mubadala,” (2) certain transfers to affiliates, (3) certain pledges, hypothecations, mortgages and encumbrances or (4) transfers with respect to which our general partner has provided prior written consent; provided, that in the case of (2) through (4) above the transferee agrees to be bound by Mubadala’s obligations and that certain other requirements shall be met.

In addition, Mubadala is subject to a limitation on beneficial ownership which provides that at no time after the consummation of this offering may Mubadala acquire or permit its affiliates to acquire collectively interests representing more than 19.9% of the equity interest in our business on a fully diluted basis.

Mubadala has also agreed to be bound by the restrictions described above under “— Lock-Up Arrangements.”

CalPERS Transfer Restrictions

CalPERS has also agreed to be bound by the restrictions described above under “— Lock-Up Arrangements.” However, the Carlyle Holdings partnership units held by CalPERS are not otherwise subject to transfer restrictions. After the consummation of this offering, CalPERS will own an aggregate of           Carlyle Holdings partnership units.

Rule 144

In general, under Rule 144 a person (or persons whose common units are aggregated), including any person who may be deemed our affiliate, is entitled to sell within any three-month period a number of restricted securities that does not exceed the greater of 1% of the then outstanding common units and the average weekly trading volume during the four calendar weeks preceding each such sale, provided that at least six months have elapsed since such common units were acquired from us or any affiliate of ours and certain manner of sale, notice requirements and requirements as to availability of current public information about us are satisfied. Any person who is deemed to be our affiliate must comply with the provisions of Rule 144 (other than the six-month holding period requirement) in order to sell common units which are not restricted securities (such as common units acquired by affiliates either in this offering or through purchases in the open market following this offering). In addition, a person who is not our affiliate, and who has not been our affiliate at any time during the 90 days preceding any sale, is entitled to sell common units without regard to the foregoing limitations, provided that at least one year has elapsed since the common units were acquired from us or any affiliate of ours.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This summary discusses the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common units as of the date hereof. For purposes of this discussion, references to “Carlyle,” “we,” “our,” and “us” mean only The Carlyle Group L.P. and not its subsidiaries, except as otherwise indicated. This summary is based on provisions of the Internal Revenue Code of 1986, as amended, on the regulations promulgated thereunder and on published administrative rulings and pronouncements of the IRS and judicial decisions, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, or other financial institutions, real estate investment trusts, investors who are deemed to own 10% or more of our common units, persons holding common units as part of a hedging, integrated or conversion transaction or straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, charitable remainder unit trusts, common trust funds, insurance companies, persons liable for the alternative minimum tax, dealers and other investors that do not own their common units as capital assets, may be subject to special rules. Tax-exempt organizations and mutual funds are discussed separately below. In addition, except to the extent provided below, this discussion does not address any aspect of state, local or non-U.S. tax law. The actual tax consequences of the purchase and ownership of common units will vary depending on your circumstances. This discussion, to the extent that it states matters of U.S. federal tax law or legal conclusions and subject to the qualifications herein, represents the opinion of Simpson Thacher & Bartlett LLP. Such opinion is based in part on facts described in this prospectus and on various other factual assumptions, representations and determinations. Any alteration or incorrectness of such facts, assumptions, representations or determinations could adversely affect such opinion. However, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge the conclusions herein and a court may sustain such a challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of a common unit that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust which either (A) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury regulations to be treated as a United States person. A “non-U.S. Holder” is a holder (other than a partnership) that is not a U.S. Holder.

If a partnership holds common units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common units, you should consult your tax advisors. This discussion does not constitute tax advice and is not intended to be a substitute for tax planning.

Prospective holders of common units should consult their own tax advisors concerning the U.S. federal, state and local income tax and estate tax consequences in their particular situations of the purchase, ownership and disposition of a common unit, as well as any consequences under the laws of any other taxing jurisdiction.

Taxation of our Partnership and the Carlyle Holdings Partnerships

Subject to the discussion set forth in the next paragraph, an entity that is treated as a partnership for U.S. federal income tax purposes is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions are then made. Investors in this offering will become limited partners of The Carlyle Group L.P. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership,” unless an exception applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if (i) interests in the partnership are traded on an established securities market or (ii) interests in the partnership are readily tradable on a secondary market or the substantial equivalent thereof. We will be publicly traded. However, an exception to taxation as a corporation, referred to as the “Qualifying Income Exception,” exists if at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and the partnership is not required to register under the 1940 Act. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income. Qualifying income does not generally include fees paid in respect of services.

We expect that allocations of carried interest from investments in stock and securities of corporations will typically consist of qualifying income because such allocations will generally consist of gain from the sale or disposition of a capital asset, interest and dividends. Income in respect of management, advisory and incentive fees as well as income allocations from our interest in investments in businesses conducted in non-corporate form (such as partnerships or LLCs) will typically not constitute qualifying income. We intend to hold investments that generate non-qualifying income separately from our investments that generate qualifying income which, include allocations of carried interest from investments in stock and securities of corporations. We intend to hold investments that earn non-qualifying fee income such as management fees, incentive fees and advisory fees, through entities classified as corporations for U.S. federal income tax purposes including, Carlyle Holdings I GP Inc. and Carlyle Holdings III GP L.P. Distributions received from such corporations will generally constitute qualifying income.

Our general partner will adopt a set of investment policies and procedures that will govern the types of investments we can make (and income we can earn), including structuring certain investments through entities classified as corporations for U.S. federal income tax purposes, to ensure that we will meet the Qualifying Income Exception in each taxable year. It is the opinion of Simpson Thacher & Bartlett LLP that we will be treated as a partnership and not as a corporation for U.S. federal income tax purposes based on certain assumptions and factual statements and representations made by us, including statements and representations as to the manner in which we intend to manage our affairs, the composition of our income, and that our general partner will ensure that we comply with the investment policies and procedures put in place to ensure that we meet the Qualifying Income Exception in each taxable year. However, this opinion is based solely on current law and does not take into account any proposed or potential changes in law, which may be enacted with retroactive effect. Moreover, opinions of counsel are not binding upon the IRS or any court, and the IRS may challenge this conclusion and a court may sustain such a challenge.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, or if we are required to register under the 1940 Act, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed the stock to the holders of common units in liquidation of their interests in us. This deemed contribution and liquidation should generally be tax-free to holders so long as we do not have liabilities in excess of the tax basis of our assets at that time. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

If we were treated as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to holders of common units, and we would be subject to U.S. corporate income tax on our taxable income at regular corporate rates, thereby materially reducing the amount of cash available for distribution to holders of our common units. Distributions made to holders of our common units would be treated as either taxable dividend income, which may be eligible for reduced rates of taxation, to the extent of our current or accumulated earnings and profits, or in the absence of earnings and profits, as a nontaxable return of capital, to the extent of the holder’s tax basis in the common units, or as taxable capital gain, after the holder’s basis is reduced to zero. In addition, in the case of non-U.S. Holders, income that we receive with respect to investments may be subject to a higher rate of U.S. withholding tax. Accordingly, treatment as a corporation could materially reduce a holder’s after-tax return and thus could result in a substantial reduction of the value of the common units.

If at the end of any taxable year we fail to meet the Qualifying Income Exception, we may still qualify as a partnership if we are entitled to relief under the Internal Revenue Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) we agree to make such adjustments (including adjustments with respect to our partners) or to pay such amounts as are required by the IRS. It is not possible to state whether we would be entitled to this relief in any or all circumstances. It also is not clear under the Internal Revenue Code whether this relief is available for our first taxable year as a publicly traded partnership. If this relief provision is inapplicable to a particular set of circumstances involving us, we will not qualify as a partnership for federal income tax purposes. Even if this relief provision applies and we retain our partnership status, we or the holders of our common units (during the failure period) will be required to pay such amounts as are determined by the IRS.

The remainder of this section assumes that we and the Carlyle Holdings partnerships will be treated as partnerships for U.S. federal income tax purposes.

Taxation of Carlyle Holdings I GP Inc.

Carlyle Holdings I GP Inc. is taxable as a corporation for U.S. federal income tax purposes and therefore, as the holder of Carlyle Holdings I GP Inc.’s common stock, we will not be taxed directly on earnings of entities we hold through Carlyle Holdings I GP Inc. Distributions of cash or other property that Carlyle Holdings I GP Inc. pays to us will constitute dividends for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by Carlyle Holdings I GP Inc. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in Carlyle Holdings I GP Inc.’s common stock, and thereafter will be treated as a capital gain. We expect to hold certain of our entities that are expected to generate income that is not qualifying income for purposes of the Qualifying Income Exception through Carlyle Holdings I GP Inc., which is a corporation for U.S. federal income tax purposes, so that income in respect of such investments will be paid to us as distributions from Carlyle Holdings I GP Inc. that will constitute qualifying income.

Carlyle Holdings I GP Inc. will incur U.S. federal income taxes on its proportionate share of any net taxable income of Carlyle Holdings I L.P. In accordance with its partnership agreement, we will cause Carlyle Holdings I L.P. to distribute cash on a pro rata basis to holders of its units (that is, Carlyle Holdings I GP Inc. and our existing owners) in an amount at least equal to the maximum tax liabilities arising from their ownership of such units, if any.

Taxation of Carlyle Holdings II GP L.L.C.

As a single member limited liability company that has not elected to be treated as a corporation for U.S. federal income tax purposes, Carlyle Holdings II GP L.L.C. will be treated as an entity disregarded as a separate entity from us. Accordingly, all the assets, liabilities and items of income, deduction and credit of Carlyle Holdings II GP L.L.C. will be treated as our assets, liabilities and items of income, deduction and credit.

We anticipate that Carlyle Holdings II GP L.L.C. will invest directly or indirectly in a variety of assets and otherwise engage in activities and derive income that is consistent with the Qualifying Income Exception discussed above.

Taxation of Carlyle Holdings III GP L.P.

Carlyle Holdings III GP L.P. is a wholly-owned société en commandite organized in Québec. Carlyle Holdings III GP L.P. is taxable as a foreign corporation for U.S. federal income tax purposes. Distributions of cash or other property that Carlyle Holdings III GP L.P. pays to us will constitute dividends for U.S. federal income tax purposes to the extent paid from its current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution by Carlyle Holdings III GP L.P. exceeds its current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of our tax basis in Carlyle Holdings III GP L.P.’s common stock, and thereafter will be treated as a capital gain. Income realized by Carlyle Holdings III GP L.P. will not be subject to U.S. federal income tax to the extent it has a foreign source and is not treated as ECI. Carlyle Holdings III GP L.P. is expected to be operated so as not to produce ECI. Its assets, liabilities and items of income, deduction and credit will not be treated as our assets, liabilities and items of income, deduction and credit. We expect to hold certain of our entities that are expected to generate income that is not qualifying income for purposes of the Qualifying Income Exception through Carlyle Holdings III GP L.P., which is a corporation for U.S. federal income tax purposes, so that income in respect of such entities will be paid to us as distributions from Carlyle Holdings III GP L.P. that will constitute qualifying income.

Personal Holding Companies

Carlyle Holdings I GP Inc. could be subject to additional U.S. federal income tax on a portion of its income if it is determined to be a personal holding company, or “PHC,” for U.S. federal income tax purposes. Subject to certain exceptions, a U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations and pension funds) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, royalties, annuities and, under certain circumstances, rents). The PHC rules do not apply to non-U.S. corporations.

Due to applicable attribution rules, it is likely that five or fewer individuals or tax-exempt organizations will be treated as owning actually or constructively more than 50% of the value of units in Carlyle Holdings I GP Inc. Consequently, Carlyle Holdings I GP Inc. could be or become a PHC, depending on whether it fails the PHC gross income test. If as a factual matter, the income of Carlyle Holdings I GP Inc. fails the PHC gross income test, it will be a PHC. Certain aspects of the gross income test cannot be predicted with certainty. Thus, no assurance can be given that Carlyle Holdings I GP Inc. will not become a PHC following this offering or in the future.

If Carlyle Holdings I GP Inc. is or were to become a PHC in a given taxable year, it would be subject to an additional 15% PHC tax on its undistributed PHC income, which generally includes the company’s taxable income, subject to certain adjustments. For taxable years beginning after December 31, 2012, the PHC tax rate on undistributed PHC income will be equal to the highest marginal rate on ordinary income applicable to individuals. If Carlyle Holdings I GP Inc. were to become a PHC and had significant amounts of undistributed PHC income, the amount of PHC tax could be material; in that event, distribution of such income would generally reduce the PHC income subject to tax.

Certain State, Local and Non-U.S. Tax Matters

We and our subsidiaries may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. For example, we and our subsidiaries may be subject to New York City and/or District of Columbia unincorporated business tax. We may be required to file tax returns in some or all of those jurisdictions. The state, local or non-U.S. tax treatment of us and our common unitholders may not conform to the U.S. federal income tax treatment discussed herein. We will pay non-U.S. taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to non-U.S. income or other tax liability in amounts that could be substantial. Any non-U.S. taxes incurred by us may not pass through to common unitholders as a credit against their U.S. federal income tax liability.

Consequences to U.S. Holders of Common Units

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a U.S. Holder of common units.

For U.S. federal income tax purposes, your allocable share of our recognized items of income, gain, loss, deduction or credit, and our allocable share of those items of Carlyle Holdings, will be determined by the limited partnership agreements for our partnership and Carlyle Holdings if such allocations have “substantial economic effect” or are determined to be in accordance with your interest in our partnership. We believe that for U.S. federal income tax purposes, such allocations will be given effect as being in accordance with your interest in The Carlyle Group L.P., and our general partner intends to prepare tax returns based on such allocations. If the IRS successfully challenges the allocations made pursuant to the limited partnership agreements, the resulting allocations for U.S. federal income tax purposes might be less favorable than the allocations set forth in the limited partnership agreements.

With respect to U.S. Holders who are individuals, certain dividends paid by a corporation, including certain qualified foreign corporations, to us and that are allocable to such U.S. Holders prior to January 1, 2013 may be subject to reduced rates of taxation. A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a foreign corporation is treated as a qualified corporation on shares that are readily tradable on an established securities market in the United States. We do not expect that Carlyle Holdings III GP L.P. will be a qualified foreign corporation for purposes of the reduced rates of taxation on dividends. Among other exceptions, a U.S. Holder who is an individual will not be eligible for reduced rates of taxation on any dividend if the payer is a PFIC (as defined below) in the taxable year in which such dividend is paid or in the preceding taxable year or on any income required to be reported by the U.S. Holder as a result of a QEF election (as defined below) that is attributable to a dividend received by an entity that is a PFIC and in which the fund holds a direct or indirect interest. Prospective investors should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

We may derive taxable income from an investment that is not matched by a corresponding distribution of cash. This could occur, for example, if we used cash to make an investment or to reduce debt instead of distributing profits. In addition, special provisions of the Internal Revenue Code may be applicable to certain of our investments, and may affect the timing of our income, requiring us (and, consequently, you) to recognize taxable income before we (or you) receive cash attributable to such income. Accordingly, it is possible that your U.S. federal income tax liability with respect to your allocable share of our income for a particular taxable year could exceed any cash distribution you receive for the year, thus giving rise to an out-of-pocket tax liability for you.

Basis

You will have an initial tax basis for your common unit equal to the amount you paid for the common unit plus your share under the partnership tax rules of our liabilities, if any. That basis will be increased by your share of our income and by increases in your share of our liabilities, if any.

That basis will be decreased, but not below zero, by distributions from us, by your share of our losses and by any decrease in your share of our liabilities.

Holders who purchase common units in separate transactions must combine the basis of those units and maintain a single adjusted tax basis for all those units. Upon a sale or other disposition of less than all of the common units, a portion of that tax basis must be allocated to the common units sold.

Limits on Deductions for Losses and Expenses

Your deduction of your share of our losses will be limited to your tax basis in your common units and, if you are an individual or a corporate holder that is subject to the “at risk” rules, to the amount for which you are considered to be “at risk” with respect to our activities, if that is less than your tax basis. In general, you will be at risk to the extent of your tax basis in your common units, reduced by (1) the portion of that basis attributable to your share of our liabilities for which you will not be personally liable and (2) any amount of money you borrow to acquire or hold your common units, if the lender of those borrowed funds owns an interest in us, is related to you or can look only to the common units for repayment. Your at risk amount generally will increase by your allocable share of our income and gain and decrease by cash distributions to you and your allocable share of losses and deductions. You must recapture losses deducted in previous years to the extent that distributions cause your at risk amount to be less than zero at the end of any taxable year. Losses disallowed or recaptured as a result of these limitations will carry forward and will be allowable to the extent that your tax basis or at risk amount, whichever is the limiting factor, subsequently increases. Any excess loss above that gain previously suspended by the at risk or basis limitations may no longer be used.

We do not expect to generate income or losses from “passive activities” for purposes of Section 469 of the Internal Revenue Code. Accordingly, income allocated to you by us may not be offset by your Section 469 passive losses and losses allocated to you generally may not be used to offset your Section 469 passive income. In addition, other provisions of the Internal Revenue Code may limit or disallow any deduction for losses by you or deductions associated with certain assets of the partnership in certain cases, including potentially Section 470 of the Internal Revenue Code. You should consult with your tax advisors regarding their limitations on the deductibility of losses under applicable sections of the Internal Revenue Code.

Limitations on Deductibility of Organizational Expenses and Syndication Fees

In general, neither we nor any U.S. Holder may deduct organizational or syndication expenses. An election may be made by our partnership to amortize organizational expenses over a 15-year period. Syndication fees (which would include any sales or placement fees or commissions or underwriting discount payable to third parties) must be capitalized and cannot be amortized or otherwise deducted.

Limitations on Interest Deductions

Your share of our interest expense is likely to be treated as “investment interest” expense. If you are a non-corporate U.S. Holder, the deductibility of “investment interest” expense is generally limited to the amount of your “net investment income.” Your share of our dividend and interest income will be treated as investment income, although “qualified dividend income” subject to reduced rates of tax in the hands of an individual will only be treated as investment income if you elect to treat such dividend as ordinary income not subject to reduced rates of tax. In addition, state and local tax laws may disallow deductions for your share of our interest expense.

The computation of your investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase a common unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gain rates is excluded from net investment income, unless the U.S. holder elects to pay tax on such gain or dividend income at ordinary income rates.

Deductibility of Partnership Investment Expenditures by Individual Partners and by Trusts and Estates

Subject to certain exceptions, all miscellaneous itemized deductions of an individual taxpayer, and certain of such deductions of an estate or trust, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. Moreover, for taxable years beginning on or after January 1, 2013, the otherwise allowable itemized deductions of individuals whose gross income exceeds an applicable threshold amount are subject to reduction by an amount equal to the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the threshold amount, or (2) 80% of the amount of the itemized deductions. The operating expenses of Carlyle Holdings, including the management fee and management fees paid with respect to private funds advised by Carlyle to the extent these private funds are treated as partnerships for U.S. federal income tax purposes, may be treated as miscellaneous itemized deductions subject to the foregoing rule. Alternatively, it is possible that we will be required to capitalize the management fees. Accordingly, if you are a non-corporate U.S. Holder, you should consult your tax advisors with respect to the application of these limitations.

Treatment of Distributions

Distributions of cash by us will not be taxable to you to the extent of your adjusted tax basis (described above) in your common units. Any cash distributions in excess of your adjusted tax basis will be considered to be gain from the sale or exchange of common units (described below). Under current laws, such gain would be treated as capital gain and would be long-term capital gain if your holding period for your common units exceeds one year, subject to certain exceptions (described below). A reduction in your allocable share of our liabilities, and certain distributions of marketable securities by us, are treated similar to cash distributions for U.S. federal income tax purposes.

Sale or Exchange of Common Units

You will recognize gain or loss on a sale of common units equal to the difference, if any, between the amount realized and your tax basis in the common units sold. Your amount realized will be measured by the sum of the cash or the fair market value of other property received plus your share under the partnership tax rules of our liabilities, if any. Your adjusted tax basis will be adjusted for this purpose by your allocable share of our income or loss for the year of such sale or other disposition.

Gain or loss recognized by you on the sale or exchange of a common unit generally will be taxable as capital gain or loss and will be long-term capital gain or loss if all of the common units you hold were held for more than one year on the date of such sale or exchange. Assuming we have not made an election, referred to as a “QEF election,” to treat our interest in a PFIC as a “qualified electing fund,” or “QEF,” gain attributable to such investment in a PFIC would be taxable as ordinary income and would be subject to an interest charge. See “— Passive Foreign Investment Companies.” In addition, certain gain attributable to our investment in a controlled foreign corporation, or CFC, may be characterized as ordinary income and certain gain attributable to “unrealized receivables” or “inventory items” would be characterized as ordinary income rather than capital gain. For example, if we hold debt acquired at a market discount, accrued market discount on such debt would be treated as “unrealized receivables.” The deductibility of capital losses is subject to limitations.

Holders who purchase units at different times and intend to sell all or a portion of the units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss.

Foreign Tax Credit Limitations

You generally will be entitled to a foreign tax credit with respect to your allocable share of creditable foreign taxes paid on our income and gains. Complex rules may, depending on your particular circumstances, limit the availability or use of foreign tax credits. Gains from the sale of our investments may be treated as U.S. source gains. Consequently, you may not be able to use the foreign tax credit arising from any foreign taxes imposed on such gains unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Certain losses that we incur may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Section 754 Election

We currently do not intend to make the election permitted by Section 754 of the Internal Revenue Code with respect to us, Carlyle Holdings II L.P. or Carlyle Holdings III L.P. Carlyle Holdings I L.P. currently intends to make such an election. The election, if made, is irrevocable without the consent of the IRS and would generally require the electing partnership to adjust the tax basis in its assets, or “inside basis,” attributable to a transferee of interests in the electing partnership under Section 743(b) of the Internal Revenue Code to reflect the purchase price of such interests paid by the transferee. If Carlyle Holdings I L.P. makes a Section 754 election as intended, then Carlyle Holdings I GP Inc. would be required to adjust the basis in its assets attributable to interests in Carlyle Holding I L.P. acquired by Carlyle Holdings I GP Inc. from the limited partners of Carlyle Holdings I L.P. pursuant to the Exchange Agreement described under “Certain Relationships and Related Person Transactions — Exchange Agreement.” If, as intended, we do not make the Section 754 election with respect to us, no similar adjustment to basis in assets owned directly or indirectly by us attributable to common units acquired by transferees would be made. Because we own our interests in Carlyle Holdings I L.P. indirectly through Carlyle Holdings I GP Inc., a corporation for U.S. federal income tax purposes, and our interests in Carlyle Holdings III L.P. indirectly though Carlyle Holdings III GP L.P., a corporation for U.S. federal income tax purposes, there will be no adjustment to the inside basis for a transferee of common units in respect of Carlyle Holdings I L.P. or Carlyle Holdings III L.P. regardless of whether a Section 754 election is made in respect of us or those partnerships.

If no Section 754 election is made by us and Carlyle Holdings II L.P., there will be no adjustment for the transferee of common units, even if the purchase price of those common units is higher than the common units’ share of the aggregate tax basis of our assets or the assets of Carlyle Holdings II L.P. immediately prior to the transfer. In that case, on a sale of any such asset, gain allocable to the transferee would include built-in gain allocable to the transferee at the time of the transfer, which built-in gain would otherwise generally be eliminated if we and Carlyle Holdings II L.P. had made a Section 754 election.

Even assuming no Section 754 election is made, if common units are transferred at a time when we had a “substantial built-in loss” inherent in our assets, we would be obligated to reduce the tax basis in the portion of such assets attributable to such common units.

The calculations under Section 754 of the Internal Revenue Code are complex. We will make them on the basis of assumptions as to the value of our assets and other matters.

Uniformity of Common Units

Because we cannot match transferors and transferees of common units, we will adopt depreciation, amortization and other tax accounting positions that may not conform with all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to our common unitholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of common units and could have a negative impact on the value of our common units or result in audits of and adjustments to our common unitholders’ tax returns.

Foreign Currency Gain or Loss

Our functional currency will be the U.S. dollar, and our income or loss will be calculated in U.S. dollars. It is likely that we will recognize “foreign currency” gain or loss with respect to transactions involving non-U.S. dollar currencies. In general, foreign currency gain or loss is treated as ordinary income or loss. You should consult your tax advisor with respect to the tax treatment of foreign currency gain or loss.

Passive Foreign Investment Companies

You may be subject to special rules applicable to indirect investments in foreign corporations, including an investment in a PFIC. Carlyle Holdings I GP Inc. will be subject to rules similar to those described below with respect to any PFICs owned directly or indirectly by it.

A PFIC is defined as any foreign corporation with respect to which either (1) 75% or more of the gross income for a taxable year is “passive income” (as defined in Section 1297 of the Internal Revenue Code and the regulations promulgated thereunder) or (2) 50% or more of its assets in any taxable year (generally based on the quarterly average of the value of its assets) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC it is, subject to certain exceptions, always treated as a PFIC, regardless of whether it satisfies either of the qualification tests in subsequent years. Any gain on disposition of stock of a PFIC, as well as income realized on certain “excess distributions” by the PFIC, is treated as though realized ratably over the shorter of your holding period of common units or our holding period for the PFIC. Such gain or income is taxable as ordinary income and, as discussed above, dividends paid by a PFIC to an individual will not be eligible for the reduced rates of taxation that are available for certain qualifying dividends. In addition, an interest charge would be imposed on you based on the tax deferred from prior years.

Although it may not always be possible, we expect to make a QEF election where possible with respect to each entity treated as a PFIC to treat such non-U.S. entity as a QEF in the first year we hold shares in such entity. However, we expect that in many circumstances we may not have access to information necessary to make a QEF election because, for example, one of our investment funds may hold minority interests directly or indirectly in an entity over which we have no control. A QEF election is effective for our taxable year for which the election is made and all subsequent taxable years and may not be revoked without the consent of the IRS. If we make a QEF election under the Internal Revenue Code with respect to our interest in a PFIC, in lieu of the foregoing treatment, we would be required to include in income each year a portion of the ordinary earnings and net capital gains of the QEF called “QEF Inclusions,” even if not distributed to us. Thus, holders may be required to report taxable income as a result of QEF Inclusions without corresponding receipts of cash. However, a holder may elect to defer, until the occurrence of certain events, payment of the U.S. federal income tax attributable to QEF Inclusions for which no current distributions are received, but will be required to pay interest on the deferred tax computed by using the statutory rate of interest applicable to an extension of time for payment of tax. However, net losses (if any) of a non-U.S. entity owned through Carlyle Holdings II GP L.L.C. that is treated as a PFIC will not pass through to us or to holders and may not be carried back or forward in computing such PFIC’s ordinary earnings and net capital gain in other taxable years. Consequently, holders may over time be taxed on amounts that as an economic matter exceed our net profits. Our tax basis in the shares of such non-U.S. entities, and a holder’s basis in our common units, will be increased to reflect QEF Inclusions. No portion of the QEF Inclusion attributable to ordinary income will be eligible for reduced rates of taxation applicable to qualified dividend income of individual U.S. Holders. Amounts included as QEF Inclusions with respect to direct and indirect investments generally will not be taxed again when distributed. You should consult your tax advisors as to the manner in which QEF Inclusions affect your allocable share of our income and your basis in your common units.

Alternatively, in the case of a PFIC that is a publicly-traded foreign portfolio company, we may make an election to “mark to market” the stock of such foreign portfolio company on an annual basis. Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. You may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years.

When making investment or other decisions, we will consider whether an investment will be a PFIC and the tax consequences related thereto. We may make certain investments, including for instance investments in specialized investment funds or investments in funds of funds through non-U.S. corporate subsidiaries of the Carlyle Holdings partnerships or through other non-U.S. corporations. Such entities may be a PFICs for U.S. federal income tax purposes. In addition, certain of our investments could be in PFICs. Thus, we can make no assurance that some of our investments will not be treated as held through a PFIC or as interests in PFICs or that such PFICs will be eligible for the “mark to market” election, or that as to any such PFICs we will be able to make QEF elections.

If we do not make a QEF election with respect to a PFIC, Section 1291 of the Internal Revenue Code will treat all gain on a disposition by us of shares of such entity, gain on the disposition of common units by a holder at a time when we own shares of such entity, as well as certain other defined “excess distributions,” as if the gain or excess distribution were ordinary income earned ratably over the shorter of the period during which the holder held its common units or the period during which we held our shares in such entity. For gain and excess distributions allocated to prior years, (i) the tax rate will be the highest in effect for that taxable year and (ii) the tax will be payable generally without regard to offsets from deductions, losses and expenses. Holders will also be subject to an interest charge for any deferred tax. No portion of this ordinary income will be eligible for the favorable tax rate applicable to “qualified dividend income” for individual U.S. persons.

Controlled Foreign Corporations

A non-U.S. entity will be treated as a CFC if it is treated as a corporation for U.S. federal income tax purposes and if more than 50% of (i) the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote or (ii) the total value of the stock of the non-U.S. entity is owned by U.S. Shareholders on any day during the taxable year of such non-U.S. entity. For purposes of this discussion, a “U.S. Shareholder” with respect to a non-U.S. entity means a U.S. person that owns 10% or more of the total combined voting power of all classes of stock of the non-U.S. entity entitled to vote.

When making investment or other decisions, we will consider whether an investment will be a CFC and the consequences related thereto. If we are a U.S. Shareholder in a non-U.S. entity that is treated as a CFC, each common unitholder may be required to include in income its allocable share of the CFC’s “Subpart F” income reported by us. Subpart F income generally includes dividends, interest, net gain from the sale or disposition of securities, non-actively managed rents, fees for services provided to certain related persons and certain other generally passive types of income. The aggregate Subpart F income inclusions in any taxable year relating to a particular CFC are limited to such entity’s current earnings and profits. These inclusions are treated as ordinary income (whether or not such inclusions are attributable to net capital gains). Thus, an investor may be required to report as ordinary income its allocable share of the CFC’s Subpart F income reported by us without corresponding receipts of cash and may not benefit from capital gain treatment with respect to the portion of our earnings (if any) attributable to net capital gains of the CFC.

The tax basis of our shares of such non-U.S. entity, and a holder’s tax basis in our common units, will be increased to reflect any required Subpart F income inclusions. Such income will be treated as income from sources within the United States, for certain foreign tax credit purposes, to the extent derived by the CFC from U.S. sources. Such income will not be eligible for the reduced rate of tax applicable to “qualified dividend income” for individual U.S. persons. See “— Consequences to U.S. Holders of Common Units.” Amounts included as such income with respect to direct and indirect investments generally will not be taxable again when distributed.

Regardless of whether any CFC has Subpart F income, any gain allocated to you from our disposition of stock in a CFC will be treated as ordinary income to the extent of your allocable share of the current and/or accumulated earnings and profits of the CFC. In this regard, earnings would not include any amounts previously taxed pursuant to the CFC rules. However, net losses (if any) of a non-U.S. entity owned by us that is treated as a CFC will not pass through to you. Moreover, a portion of your gain from the sale or exchange of your common units may be treated as ordinary income. Any portion of any gain from the sale or exchange of a common unit that is attributable to a CFC may be treated as an “unrealized receivable” taxable as ordinary income. See “— Sale or Exchange of Common Units.”

If a non-U.S. entity held by us is classified as both a CFC and a PFIC during the time we are a U.S. Shareholder of such non-U.S. entity, a holder will be required to include amounts in income with respect to such non-U.S. entity pursuant to this subheading, and the consequences described under the subheading “Passive Foreign Investment Companies” above will not apply. If our ownership percentage in a non-U.S. entity changes such that we are not a U.S. Shareholder with respect to such non-U.S. entity, then common unitholders may be subject to the PFIC rules. The interaction of these rules is complex, and prospective holders are urged to consult their tax advisors in this regard.

It is expected that Carlyle Holdings III GP L.P. will be a CFC subject to the above rules and as such, each common unitholder that is a U.S. person will be required to include in income its allocable share of Carlyle Holdings III GP L.P.’s Subpart F income reported by us.

Investment Structure

To manage our affairs so as to meet the Qualifying Income Exception for the publicly traded partnership rules (discussed above) and comply with certain requirements in our Limited Partnership Agreement, we may need to structure certain investments through an entity classified as a corporation for U.S. federal income tax purposes. However, because our common unitholders will be located in numerous taxing jurisdictions, no assurances can be given that any such investment structure will be beneficial to all our common unitholders to the same extent, and may even impose additional tax burdens on some of our common unitholders. As discussed above, if the entity were a non-U.S. corporation it may be considered a CFC or a PFIC. If the entity were a U.S. corporation, it would be subject to U.S. federal income tax on its operating income, including any gain recognized on its disposal of its investments. In addition, if the investment involves U.S. real estate, gain recognized on disposition would generally be subject to such tax, whether the corporation is a U.S. or a non-U.S. corporation.

Taxes in Other State, Local and Non-U.S. Jurisdictions

In addition to U.S. federal income tax consequences, you may be subject to potential U.S. state and local taxes because of an investment in us in the U.S. state or locality in which you are a resident for tax purposes or in which we have investments or activities. You may also be subject to tax return filing obligations and income, franchise or other taxes, including withholding taxes, in state, local or non-U.S. jurisdictions in which we invest, or in which entities in which we own interests conduct activities or derive income. Income or gains from investments held by us may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable income tax treaties. If you wish to claim the benefit of an applicable income tax treaty, you may be required to submit information to tax authorities in such jurisdictions. You should consult your own tax advisors regarding the U.S. state, local and non-U.S. tax consequences of an investment in us.

Transferor/Transferee Allocations

In general, our taxable income and losses will be determined and apportioned among investors using conventions we regard as consistent with applicable law. As a result, if you transfer your common units, you may be allocated income, gain, loss and deduction realized by us after the date of transfer. Similarly, a transferee may be allocated income, gain, loss and deduction realized by us prior to the date of the transferee’s acquisition of our common units.

Although Section 706 of the Internal Revenue Code generally provides guidelines for allocations of items of partnership income and deductions between transferors and transferees of partnership interests, it is not clear that our allocation method complies with its requirements. If our convention were not permitted, the IRS might contend that our taxable income or losses must be reallocated among the investors. If such a contention were sustained, your respective tax liabilities would be adjusted to your possible detriment. Our general partner is authorized to revise our method of allocation between transferors and transferees (as well as among investors whose interests otherwise vary during a taxable period).

U.S. Federal Estate Taxes

If common units are included in the gross estate of a U.S. citizen or resident for U.S. federal estate tax purposes, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual U.S. Holders should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with respect to our common units.

U.S. Taxation of Tax-Exempt U.S. Holders of Common Units

A holder of common units that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, may nevertheless be subject to unrelated business income tax, or UBTI, to the extent, if any, that its allocable share of our income consists of UBTI. A tax-exempt partner of a partnership that regularly engages in a trade or business which is unrelated to the exempt function of the tax-exempt partner must include in computing its UBTI its pro rata share (whether or not distributed) of such partnership’s gross income derived from such unrelated trade or business. Moreover, a tax-exempt partner of a partnership could be treated as earning UBTI to the extent that such partnership derives income from “debt-financed property,” or if the partnership interest itself is debt financed. Debt-financed property means property held to produce income with respect to which there is “acquisition indebtedness” (that is, indebtedness incurred in acquiring or holding property).

Because we are under no obligation to minimize UBTI, tax-exempt U.S. Holders of common units should consult their own tax advisors regarding all aspects of UBTI.

Investments by U.S. Mutual Funds

U.S. mutual funds that are treated as regulated investment companies, or RICs, for U.S. federal income tax purposes are required, among other things, to meet an annual 90% gross income and a quarterly 50% asset value test under Section 851(b) of the Internal Revenue Code to maintain their favorable U.S. federal income tax status. The treatment of an investment by a RIC in common units for purposes of these tests will depend on whether we are treated as a “qualifying publicly traded partnership.” If our partnership is so treated, then the common units themselves are the relevant assets for purposes of the 50% asset value test and the net income from the common units is the relevant gross income for purposes of the 90% gross income test. RICs may not invest greater than 25% of their assets in one or more qualifying publicly traded partnerships. All income derived from a qualifying publicly traded partnership is considered qualifying income for purposes of the RIC 90% gross income test above. However, if we are not treated as a qualifying publicly traded partnership for purposes of the RIC rules, then the relevant assets for the RIC asset test will be the RIC’s allocable share of the underlying assets held by us and the relevant gross income for the RIC income test will be the RIC’s allocable share of the underlying gross income earned by us. Whether we will qualify as a “qualifying publicly traded partnership” depends on the exact nature of our future investments, but it is likely that we will not be treated as a “qualifying publicly traded partnership.” In addition, as discussed above under “— Consequences to U.S. Holders of Common Units,” we may derive taxable income from an investment that is not matched by a corresponding cash distribution. Accordingly, a RIC investing in our common units may recognize income for

U.S. federal income tax purposes without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements under Section 852 and 4982 of the Internal Revenue Code for avoiding income and excise taxes. RICs should consult their own tax advisors about the U.S. tax consequences of an investment in common units.

Consequences to Non-U.S. Holders of Common Units

U.S. Income Tax Consequences

In light of our intended investment activities, we may be or may become engaged in a U.S. trade or business for U.S. federal income tax purposes, in which case some portion of our income would be treated as ECI with respect to non-U.S. Holders. If a non-U.S. Holder were treated as being engaged in a U.S. trade or business in any year because of an investment in our common units in such year, such non-U.S. Holder generally would be (1) subject to withholding by us on any actual distributions, (2) required to file a U.S. federal income tax return for such year reporting its allocable share, if any, of income or loss effectively connected with such trade or business, including certain income from U.S. sources not related to The Carlyle Group L.P. and (3) required to pay U.S. federal income tax at regular U.S. federal income tax rates on any such income. Moreover, a corporate non-U.S. Holder might be subject to a U.S. branch profits tax on its allocable share of its ECI. Any amount so withheld would be creditable against such non-U.S. Holder’s U.S. federal income tax liability, and such non-U.S. Holder could claim a refund to the extent that the amount withheld exceeded such non-U.S. Holder’s U.S. federal income tax liability for the taxable year. Finally, if we were treated as being engaged in a U.S. trade or business, a portion of any gain recognized by a holder who is a non-U.S. Holder on the sale or exchange of its common units could be treated for U.S. federal income tax purposes as ECI, and hence such non-U.S. Holder could be subject to U.S. federal income tax on the sale or exchange.

Generally, under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) provisions of the Internal Revenue Code, non-U.S. persons are subject to U.S. federal income tax in the same manner as U.S. persons on any gain realized on the disposition of an interest, other than an interest solely as a creditor, in U.S. real property. An interest in U.S. real property includes stock in a U.S. corporation (except for certain stock of publicly traded U.S. corporations) if interests in U.S. real property constitute 50% or more by value of the sum of the corporation’s assets used in a trade or business, its U.S. real property interests and its interests in real property located outside the United States (a “United States Real Property Holding Corporation” or “USRPHC”). The FIRPTA tax applies if a non-U.S. person is a holder of an interest in a partnership that realizes gain in respect of an interest in U.S. real property or an interest in a USRPHC. We may, from time to time, make certain investments (other than direct investments in U.S. real property), for example, through one of our investment funds held by Carlyle Holdings II GP L.L.C. that could constitute investments in U.S. real property or USRPHCs. If we make such investments, each non-U.S. Holder will be subject to U.S. federal income tax under FIRPTA on such holder’s allocable share of any gain we realize on the disposition of a FIRPTA interest and will be subject to the tax return filing requirements regarding ECI discussed above.

Although each non-U.S. Holder is required to provide an IRS Form W-8, we may not be able to provide complete information related to the tax status of our investors to Carlyle Holdings for purposes of obtaining reduced rates of withholding on behalf of our investors. Accordingly, to the extent we receive dividends from a U.S. corporation through Carlyle Holdings and its investment vehicles, your allocable share of distributions of such dividend income will be subject to U.S. withholding tax at a 30% rate, unless relevant tax status information is provided. Distributions to you may also be subject to withholding to the extent they are attributable to the sale of a U.S. real property interest or if the distribution is otherwise considered fixed or determinable annual or periodic income under the Internal Revenue Code, provided that an exemption from or a reduced rate of such withholding may apply if certain tax status information is provided. If such information is not provided and you would not be subject to U.S. tax based on your tax status or are eligible for a reduced rate of U.S. withholding, you may need to take additional steps to receive a credit or refund of any excess withholding tax paid on your account, which may include the filing of a non-resident U.S. income tax return with the IRS. Among other limitations, if you reside in a treaty jurisdiction which does not treat our partnership as a pass-through entity, you may not be eligible to receive a refund or credit of excess U.S. withholding taxes paid on your account. You should consult your tax advisors regarding the treatment of U.S. withholding taxes.

Special rules may apply in the case of a non-U.S. Holder that (1) has an office or fixed place of business in the U.S., (2) is present in the U.S. for 183 days or more in a taxable year or (3) is a former citizen of the U.S., a foreign insurance company that is treated as holding a partnership interests in us in connection with their U.S. business, a PFIC or a corporation that accumulates earnings to avoid U.S. federal income tax. You should consult your tax advisors regarding the application of these special rules.

U.S. Federal Estate Tax Consequences

The U.S. federal estate tax treatment of our common units with regards to the estate of a non-citizen who is not a resident of the United States is not entirely clear. If our common units are includable in the U.S. gross estate of such person, then a U.S. federal estate tax might be payable in connection with the death of such person. Prospective individual non-U.S. Holders who are non-citizens and not residents of the United States should consult their own tax advisors concerning the potential U.S. federal estate tax consequences with regard to our units.

Administrative Matters

Taxable Year

We currently intend to use the calendar year as our taxable year for U.S. federal income tax purposes. Under certain circumstances which we currently believe are unlikely to apply, a taxable year other than the calendar year may be required for such purposes.

Tax Matters Partner

Our general partner will act as our “tax matters partner.” As the tax matters partner, the general partner will have the authority, subject to certain restrictions, to act on our behalf in connection with any administrative or judicial review of our items of income, gain, loss, deduction or credit.

Information Returns

We have agreed to furnish to you, as soon as reasonably practicable after the close of each calendar year, tax information (including Schedule K-1), which describes on a U.S. dollar basis your share of our income, gain, loss and deduction for our preceding taxable year. It will most likely require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. Consequently, holders of common units who are U.S. taxpayers should anticipate the need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year. In addition, each partner will be required to report for all tax purposes consistently with the information provided by us for the taxable year.

In preparing this information, we will use various accounting and reporting conventions, some of which have been mentioned in the previous discussion, to determine your share of income, gain, loss and deduction. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss.

We may be audited by the IRS. Adjustments resulting from an IRS audit may require you to adjust a prior year’s tax liability and possibly may result in an audit of your own tax return. Any audit of your tax return could result in adjustments not related to our tax returns as well as those related to our tax returns.

Tax Shelter Regulations

If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of $2 million. An investment in us may be considered a “reportable transaction” if, for example, we recognize certain significant losses in the future. In certain circumstances, a common unitholder who disposes of an interest in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, non-deductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations.

Common unitholders should consult their tax advisors concerning any possible disclosure obligation under the regulations governing tax shelters with respect to the dispositions of their interests in us.

Constructive Termination

Subject to the electing large partnership rules described below, we will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a 12-month period.

Our termination would result in the close of our taxable year for all holders of common units. In the case of a holder reporting on a taxable year other than a fiscal year ending on our year-end, the closing of our taxable year may result in more than 12 months of our taxable income or loss being includable in the holder’s taxable income for the year of termination. We would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Internal Revenue Code. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Elective Procedures for Large Partnerships

The Internal Revenue Code allows large partnerships to elect streamlined procedures for income tax reporting. This election would reduce the number of items that must be separately stated on the Schedules K-1 that are issued to the common unitholders, and such Schedules K-1 would have to be provided to common unitholders on or before the first March 15 following the close of each taxable year. In addition, this election would prevent us from suffering a “technical termination” (which would close our taxable year) if within a 12-month period there is a sale or exchange of 50 percent or more of our total interests. It is possible we might make such an election, if eligible. If we make such election, IRS audit adjustments will flow through to holders of the common units for the year in which the adjustments take effect, rather than the holders of common units in the year to which the adjustment relates. In addition, we, rather than the holders of the common units individually, generally will be liable for any interest and penalties that result from an audit adjustment.

Treatment of Amounts Withheld

If we are required to withhold any U.S. tax on distributions made to any common unitholder, we may pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the common unitholder with respect to whom the payment was made and will reduce the amount of cash to which such common unitholder would otherwise be entitled.

Withholding and Backup Withholding

For each calendar year, we will report to you and the IRS the amount of distributions we made to you and the amount of U.S. federal income tax (if any) that we withheld on those distributions. The proper application to us of rules for withholding under Section 1441 of the Internal Revenue Code (applicable to certain dividends, interest and similar items) is unclear. Because the documentation we receive may not properly reflect the identities of partners at any particular time (in light of possible sales of common units), we may over-withhold or under-withhold with respect to a particular holder of common units. For example, we may impose withholding, remit that amount to the IRS and thus reduce the amount of a distribution paid to a non-U.S. Holder. It may turn out, however, the corresponding amount of our income was not properly allocable to such holder, and the withholding should have been less than the actual withholding. Such holder would be entitled to a credit against the holder’s U.S. tax liability for all withholding, including any such excess withholding, but if the withholding exceeded the holder’s U.S. tax liability, the holder would have to apply for a refund to obtain the benefit of the excess withholding. Similarly, we may fail to withhold on a distribution, and it may turn out the corresponding income was properly allocable to a non-U.S. Holder and withholding should have been imposed. In that event, we intend to pay the under-withheld amount to the IRS, and we may treat such under-withholding as an expense that will be borne by all partners on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the relevant non-U.S. Holder).

Under the backup withholding rules, you may be subject to backup withholding tax (at the applicable rate, currently 28%) with respect to distributions paid unless: (1) you are a corporation or come within another exempt category and demonstrate this fact when required or (2) you provide a taxpayer identification number, certify as to no loss of exemption from backup withholding tax and otherwise comply with the applicable requirements of the backup withholding tax rules. If you are an exempt holder, you should indicate your exempt status on a properly completed IRS Form W-9. A non-U.S. Holder may qualify as an exempt recipient by submitting a properly completed IRS Form W-8BEN. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund.

If you do not timely provide us (or the clearing agent or other intermediary, as appropriate) with IRS Form W-8 or W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all investors. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all investors on a pro rata basis (since we may be unable to allocate any such excess withholding tax cost to the holders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

Under recently enacted legislation, as well as preliminary guidance in the form of proposed regulations and other administrative guidance, the relevant withholding agent may be required to withhold 30% of any interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States paid after December 31, 2013 or gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States paid after December 31, 2014 to (i) a foreign financial institution (for which purposes includes foreign broker-dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is a beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or otherwise qualifies for an exemption from this withholding. Non U.S. and U.S. Holders are encouraged to consult their own tax advisors regarding the possible implications of this proposed legislation on their investment in our common units.

Nominee Reporting

Persons who hold an interest in our partnership as a nominee for another person are required to furnish to us:

(a) the name, address and taxpayer identification number of the beneficial owner and the nominee;

(b) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity;

(c) the amount and description of common units held, acquired or transferred for the beneficial owner; and

(d) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on common units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the common units with the information furnished to us.

New Legislation or Administrative or Judicial Action

The U.S. federal income tax treatment of common unitholders depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, frequently resulting in revised interpretations of established concepts, statutory changes, revisions to regulations and other modifications and interpretations. No assurance can be given as to whether, or in what form, any proposals affecting us or our common unitholders will be enacted. The IRS pays close attention to the proper application of tax laws to partnerships. The present U.S. federal income tax treatment of an investment in our common units may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. Changes to the U.S. federal income tax laws and interpretations thereof could make it more difficult or impossible to meet the Qualifying Income Exception for us to be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes affect or cause us to change our investments and commitments, affect the tax considerations of an investment in us, change the character or treatment of portions of our income (including, for instance, the treatment of carried interest as ordinary income rather than capital gain) and adversely affect an investment in our common units. See “Risk Factors — Risks Related to U.S. Taxation — Our structure involves complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. Our structure also is subject to potential legislative, judicial or administrative change and differing interpretations, possibly on a retroactive basis” and “Risk Factors — Risks Related to Our Company— Although not enacted, the U.S. Congress has considered legislation that would have: (i) in some cases after a ten-year transition period, precluded us from qualifying as a partnership for U.S. federal income tax purposes or required us to hold carried interest through taxable subsidiary corporations; and (ii) taxed certain income and gains at increased rates. If any similar legislation were to be enacted and apply to us, the after tax income and gain related to our business, as well as our distributions to you and the market price of our common units, could be reduced.” In addition, statutory changes, revisions to regulations and other modifications and interpretations with respect to the tax laws of the states and other jurisdictions in which we operate could result in us or our common unitholders having to pay additional taxes. Our organizational documents and agreements permit the board of directors to modify the amended and restated operating agreement from time to time, without the consent of the common unitholders, in order to address certain changes in U.S. federal and state income tax regulations, legislation or interpretation. In some circumstances, such revisions could have a material adverse impact on some or all of our common unitholders.

THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO CARLYLE AND ITS UNITHOLDERS ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE MEANING AND IMPACT OF TAX LAWS AND OF PROPOSED CHANGES WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH PROSPECTIVE UNITHOLDER. PROSPECTIVE UNITHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF ANY INVESTMENT IN THE COMMON UNITS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of our common units by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans and plans (each of the foregoing described in clauses (i), (ii) and (ii) being referred to as an ERISA Plan).

In considering whether to invest the assets of any ERISA Plan in the common units, a fiduciary of an ERISA Plan should determine, among other things, whether the investment is in accordance with the documents and instruments governing such plan and the applicable provisions of ERISA, the Code or any provisions of Similar Law (as defined below) relating to a fiduciary’s duties to such ERISA Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any Similar Law.

Prohibited Transaction Issues

ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Whether or not our underlying assets were deemed to include “plan assets,” as described below, the acquisition of our common units by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the common units or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

ERISA and the regulations (the “Plan Asset Regulations”) promulgated under ERISA by the DOL generally provide that when an ERISA Plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the 1940 Act, the ERISA Plan’s assets include both the equity interests and an undivided interest in each of the underlying assets of the entity unless it is established either that less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company,” as defined in the Plan Asset Regulations. There can be no assurance that we will satisfy the 25% Test and it is not anticipated that we will qualify as an operating company or register as an investment company under the 1940 Act. It is anticipated that the common units offered hereunder will qualify for the exemption for a “publicly-offered security,” although no assurances can be given in this regard.

For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act. We intend to effect such a registration under the Securities Act and Securities Exchange Act. The Plan Asset Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering thereof as a result of events beyond the control of the issuer. The Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all the relevant facts and circumstances. It is anticipated that our common units to be sold in this offering will be “widely held” and “freely transferable,” although no assurances can be given in this regard.

If our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA.

Governmental plans, certain church plans and non-United States plans (such plans together with ERISA Plans referred to herein as “Plans”), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws or regulations that are substantially similar to the foregoing provisions of ERISA or the Code (collectively referred to herein as “Similar Laws”).

Representation

Because of the foregoing, the common units should not be purchased or held by any person investing “plan assets” of any Plan unless the purchase and holding will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws. Accordingly, by its acquisition of common units or any interest therein each purchaser will be deemed to have represented and warranted that either (i) no portion of the assets used to purchase or hold the common units or any interest therein constitutes the assets of any Plan, or (ii) the purchase and holding of the common units and any interest therein will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a similar violation of any applicable Similar Laws.

Each Plan fiduciary or other persons considering purchasing our common units on behalf of, or with the assets of, any Plan should consult with its legal advisor concerning the matters described herein.

UNDERWRITING

J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of the underwriters. We and the underwriters named below have entered into an underwriting agreement covering the common units to be sold in this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of common units listed next to its name in the following table:

Number of
Underwriter	Common Units

J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
ICBC International Securities Limited
Sandler O’Neill & Partners, L.P.
Keefe, Bruyette & Woods, Inc.
CIBC World Markets Corp.
Itau BBA USA Securities, Inc.
Nomura Securities International, Inc.
Samuel A. Ramirez & Company, Inc.
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
The Williams Capital Group, L.P.
Mizuho Securities USA Inc.
SMBC Nikko Capital Markets Limited

Total

The underwriters are offering the common units subject to their acceptance of the common units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common units offered by this prospectus if any such common units are taken. However, the underwriters are not required to take or pay for the common units covered by the underwriters’ over-allotment option described below.

The underwriters initially propose to offer part of the common units directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $      a unit under the public offering price. Any such dealers may resell common units to certain other brokers or dealers at a discount of up to $      a unit from the initial public offering price. After the initial offering of the common units, the offering price and other selling terms may from time to time be varied by the representatives. The offering of the common units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of           additional common units at the public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common units offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to specified conditions, to purchase approximately the same percentage of common units as the number listed next to the underwriter’s name in the preceding table bears to the total number of common units listed next to the names of all underwriters in the preceding table. If the underwriters’ option is exercised in full, the total price to the public would be $      , the total underwriters’ discounts would be $      and the total proceeds to us would be $     .

The underwriters have informed us that they do not expect sales to discretionary accounts to exceed five percent of the total number of common units offered.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement (other than any registration statement on Form S-8 to register common units issued or available for future grant under the 2012 Carlyle Group Equity Incentive Plan) under the Securities Act relating to, any of our common units or securities convertible into or exchangeable or exercisable for our common units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any of our common units or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of common units or such other securities, in cash or otherwise), in each case without the prior written consent of the representatives for a period of 180 days after the date of this prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to Carlyle occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. These restrictions do not apply to certain sales, issuances, distributions and transfers. See “Common Units Eligible for Future Sale — Lock-Up Arrangements.”

The directors and officers of our general partner as well as           have entered into lock up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of the representatives, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our common units or any securities convertible into or exercisable or exchangeable for our common units (including, without limitation, common units or such other securities which may be deemed to be beneficially owned by such directors, executive officers, and in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of an option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common units or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common units or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any of our common units or any security convertible into or exercisable or exchangeable for our common units. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to Carlyle occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. These restrictions do not apply to certain sales, issuances, distributions and transfers. See “Common Units Eligible for Future Sale — Lock-Up Arrangements.”

The representatives in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The representatives have no present intent or arrangement to release any of the securities subject to these lock-up agreements. The release of any lock-up is considered on a case-by-case basis. Factors in deciding whether to release common units may include the length of time before the lock-up expires, the number of common units involved, the reason for the requested release, market conditions, the trading price of our common units, historical trading volumes of our common units and whether the person seeking the release is an officer, director or affiliate of us. If the representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement for an officer or director of our general partner and provide us with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, we have agreed to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

The following table shows the per common unit and total underwriting discounts payable by us. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional           common units.

Paid by Us
	No Exercise	Full Exercise

Per common unit	$	$
Total	$	$

In addition, we estimate that the expenses of this offering payable by us, other than underwriting discounts, will be approximately $     .

In order to facilitate the offering of the common units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common units. The underwriters may sell more common units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of common units available for purchase by the underwriters under their over-allotment option. The underwriters can close out a covered short sale by exercising their over-allotment option or purchasing common units in the open market. In determining the source of common units to close out a covered short sale, the underwriters will consider, among other things, the open market price of common units compared to the price available under their over-allotment option. The underwriters may also sell common units in excess of their over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing common units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in the offering. In addition, to stabilize the price of the common units, the underwriters may bid for and purchase common units in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the common units in the offering, if the syndicate repurchases previously distributed common units to cover syndicate short positions or to stabilize the price of the common units. These activities may raise or maintain the market price of the common units above independent market levels or prevent or retard a decline in the market

price of the common units. The underwriters may conduct these transactions on           or in the over-the-counter market, or otherwise. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We have applied to list the common units on the NASDAQ Global Select Market under the symbol ‘‘CG.”

The underwriters and/or their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financial and brokerage activities. In the ordinary course of their various business activities, the underwriters and/or their respective affiliates and/or their respective senior employees own, and may in the future acquire, limited partnership interests in some of the investment funds we manage, and have participated, or in the future may participate, in co-investments with our investment funds in portfolio companies of these investment funds. The underwriters and/or their respective affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. Certain of the underwriters and/or their respective affiliates have, from time to time, performed, and may in the future perform, various investment banking, financial advisory and lending services for us, the investment funds we manage and our funds’ portfolio companies, for which they have received or will receive customary fees and expenses. In addition, the underwriters and/or their respective affiliates may, from time to time, engage in other transactions with and perform services for us, the investment funds we manage and our funds’ portfolio companies, in the ordinary course of their business for which they will receive customary fees. The underwriters and/or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Because FINRA views the common units offered by this prospectus as interests in a direct participation program, this offering is being made in compliance with FINRA Rule 2310 (“Rule 2310”). Accordingly, the total amount of underwriting compensation paid to the underwriters in connection with this offering will not exceed ten percent of the gross proceeds of this offering. In addition, an investment fund that we manage has a minority investment in Sandler O’Neill & Partners, L.P., an underwriter in this offering. Accordingly, Sandler O’Neill & Partners, L.P. may be deemed to be our affiliate within the meaning of Rule 2310. In accordance with Rule 2310, the underwriters in this offering will not confirm sales of the common units to any account over which they exercise discretionary authority without the prior written approval of the customer.

J.P. Morgan Securities LLC and certain of its affiliates act as Joint Lead Arranger and Bookrunner, Syndication Agent and Lender under our revolving credit facility; Citigroup Global Markets Inc. and certain of its affiliates act as Joint Lead Arranger and Bookrunner, Administrative Agent and Collateral Agent and Lender under our revolving credit facility; Credit Suisse Securities (USA) LLC and certain of its affiliates act as Joint Lead Arranger and Bookrunner, Syndication Agent and Lender under our revolving credit facility; and affiliates of Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, SG Americas Securities, LLC and UBS Securities LLC act as Lenders under our revolving credit facility. We intend to use approximately $      of the proceeds from this offering to repay outstanding borrowings under the revolving credit facility. As a result, the underwriters or their affiliates noted above will receive approximately $      million of such proceeds in addition to underwriting compensation. Further, the underwriters noted above, as well as their affiliates, will be agents and/or lenders under our new senior secured credit facility, if operative.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters. The representatives may agree to allocate a number of common units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Pricing of the Offering

Prior to this offering, there has been no public market for our common units. The initial public offering price will be determined by negotiations between us and the representatives. Among the factors to be considered in determining the initial public offering price will be:

•	our future prospects and those of our industry in general;

•	our revenues, earnings and other financial operating information in recent periods;

•	the general condition of the securities markets at the time of this offering;

•	an assessment of our management;

•	the price-earnings ratios, price revenues ratios, market prices of securities and financial and operating information of companies engaged in activities similar to ours; and

•	other factors deemed relevant by the underwriters and us.

The estimated initial public offering price range set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our common units, or that the common units will trade in the public market at or above the initial public offering price.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common units offered by this prospectus in any jurisdiction where action for that purpose is required. The common units offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such common units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common units offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The common units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of common units described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common units which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of common units to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running mangers for any such offer; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

LEGAL MATTERS

The validity of the common units and certain tax matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle composed of certain partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others owns interests representing less than 1% of the capital commitments of certain investment funds advised by Carlyle. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has in the past performed, and may continue to perform, legal services for Carlyle.

EXPERTS

The balance sheet of The Carlyle Group L.P. at December 31, 2011, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined and consolidated financial statements of Carlyle Group at December 31, 2011 and 2010, and for each of the three years in the period ended December 31, 2011, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common units offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common units, we refer you to the registration statement and to its exhibits and schedules. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act and will be required to file reports and other information with the SEC. You will be able to inspect and copy these reports and other information at the public reference facilities maintained by the SEC at the address noted above. You also will be able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. We intend to make available to our common unitholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INDEX TO FINANCIAL STATEMENTS

Page

The Carlyle Group L.P.:
Report of Ernst & Young LLP, Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2011	F-3
Notes to Balance Sheet	F-4
Carlyle Group:
Report of Ernst & Young LLP, Independent Registered Public Accounting Firm	F-5
Combined and Consolidated Financial Statements — December 31, 2011, 2010 and 2009:
Combined and Consolidated Balance Sheets as of December 31, 2011 and 2010	F-6
Combined and Consolidated Statements of Operations for the Years Ended December 31, 2011, 2010 and 2009	F-7
Combined and Consolidated Statement of Changes in Equity and Redeemable Non-Controlling Interests in Consolidated Entities for the Years Ended December 31, 2011, 2010 and 2009	F-8
Combined and Consolidated Statements of Cash Flows for the Years Ended December 31, 2011, 2010 and 2009	F-9
Notes to Combined and Consolidated Financial Statements	F-10

Report of Independent Registered Public Accounting Firm

The Partners of The Carlyle Group L.P.

We have audited the accompanying balance sheet of The Carlyle Group L.P. (the “Partnership”), as of December 31, 2011. This balance sheet is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of The Carlyle Group L.P. at December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

McLean, Virginia
March 14, 2012

THE CARLYLE GROUP L.P.

Balance Sheet
As of December 31, 2011

Assets
Cash	$1

Members’ Equity
Members’ Equity	$1

Notes to Balance Sheet

1.	ORGANIZATION

The Carlyle Group L.P. (the “Partnership”) was formed as a Delaware limited partnership on July 18, 2011. Pursuant to a reorganization into a holding partnership structure, the Partnership will become a holding partnership and its sole assets are expected to be an equity interest through wholly-owned subsidiary entities in Carlyle Holdings I L.P., Carlyle Holdings II L.P. and Carlyle Holdings III L.P. (collectively, “Carlyle Holdings”). Through wholly-owned subsidiary entities, the Partnership will be the sole general partner of Carlyle Holdings and will operate and control all of the businesses and affairs of Carlyle Holdings and, through Carlyle Holdings and its subsidiaries, continue to conduct the business now conducted by these subsidiaries. Carlyle Group Management L.L.C. is the general partner of the Partnership.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting — The Balance Sheet has been prepared in accordance with accounting principles generally accepted in the United States of America. Separate Statements of Operations, Changes in Equity and of Cash Flows have not been presented in the financial statement because there have been no activities of this entity.

3.	PARTNERS’ CAPITAL

Carlyle Group Limited Partner L.L.C., a wholly-owned subsidiary of Carlyle Group Management L.L.C., is the organizational limited partner of the Partnership, and contributed $1 to the Partnership on the date of formation.

Report of Independent Registered Public Accounting Firm

The Members of Carlyle Group

We have audited the accompanying combined and consolidated balance sheets of Carlyle Group, as described in Note 1, (the “Company”) as of December 31, 2011 and 2010, and the related combined and consolidated statements of operations, changes in equity and redeemable non-controlling interests in consolidated entities, and cash flows for each of the three years in the period ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined and consolidated financial position of Carlyle Group, as described in Note 1, at December 31, 2011 and 2010, and the combined and consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the combined and consolidated financial statements, on January 1, 2010, the Company adopted guidance issued by the Financial Accounting Standards Board related to variable interest entities.

/s/ Ernst & Young LLP

McLean, Virginia
March 14, 2012

Carlyle Group

Combined and Consolidated Balance Sheets

	December 31,
	2011	2010
	(Dollars in millions)

Assets
Cash and cash equivalents	$509.6	$616.9
Cash and cash equivalents held at Consolidated Funds	566.6	729.5
Restricted cash	24.6	16.5
Restricted cash and securities of Consolidated Funds	89.2	135.5
Investments and accrued performance fees	2,644.0	2,594.3
Investments of Consolidated Funds	19,507.3	11,864.6
Due from affiliates and other receivables, net	287.0	325.8
Due from affiliates and other receivables of Consolidated Funds, net	287.6	239.6
Fixed assets, net	52.7	39.6
Deposits and other	70.2	41.3
Intangible assets, net	594.9	448.4
Deferred tax assets	18.0	10.8

Total assets	$24,651.7	$17,062.8

Liabilities and equity
Loans payable	$860.9	$597.5
Subordinated loan payable to affiliate	262.5	494.0
Loans payable of Consolidated Funds	9,689.9	10,433.5
Accounts payable, accrued expenses and other liabilities	203.4	211.6
Accrued compensation and benefits	577.9	520.9
Due to Carlyle partners	1,015.9	948.6
Due to affiliates	108.5	23.6
Deferred revenue	89.2	202.2
Deferred tax liabilities	48.3	0.2
Other liabilities of Consolidated Funds	568.1	618.5
Accrued giveback obligations	136.5	119.6

Total liabilities	13,561.1	14,170.2
Commitments and contingencies
Redeemable non-controlling interests in consolidated entities	1,923.4	694.0
Members’ equity	873.1	929.7
Accumulated other comprehensive loss	(55.8)	(34.5)

Total members’ equity	817.3	895.2
Equity appropriated for Consolidated Funds	853.7	938.5
Non-controlling interests in consolidated entities	7,496.2	364.9

Total equity	9,167.2	2,198.6

Total liabilities and equity	$24,651.7	$17,062.8

See accompanying notes.

Carlyle Group

Combined and Consolidated Statements of Operations

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Revenues
Fund management fees	$915.5	$770.3	$788.1
Performance fees
Realized	1,307.4	266.4	11.1
Unrealized	(185.8)	1,215.6	485.6

Total performance fees	1,121.6	1,482.0	496.7
Investment income (loss)
Realized	65.1	11.9	(5.2)
Unrealized	13.3	60.7	10.2

Total investment income	78.4	72.6	5.0
Interest and other income	15.8	21.4	27.3
Interest and other income of Consolidated Funds	714.0	452.6	0.7

Total revenues	2,845.3	2,798.9	1,317.8
Expenses
Compensation and benefits
Base compensation	374.5	265.2	264.2
Performance fee related
Realized	225.7	46.6	1.1
Unrealized	(122.3)	117.2	83.1

Total compensation and benefits	477.9	429.0	348.4
General, administrative and other expenses	323.5	177.2	236.6
Interest	60.6	17.8	30.6
Interest and other expenses of Consolidated Funds	453.1	233.3	0.7
Loss (gain) from early extinguishment of debt, net of related expenses	—	2.5	(10.7)
Equity issued for affiliate debt financing	—	214.0	—
Other non-operating expenses	32.0	—	—

Total expenses	1,347.1	1,073.8	605.6
Other income (loss)
Net investment losses of Consolidated Funds	(323.3)	(245.4)	(33.8)
Gain on business acquisition	7.9	—	—

Income before provision for income taxes	1,182.8	1,479.7	678.4
Provision for income taxes	28.5	20.3	14.8

Net income	1,154.3	1,459.4	663.6
Net loss attributable to non-controlling interests in consolidated entities	(202.6)	(66.2)	(30.5)

Net income attributable to Carlyle Group	$1,356.9	$1,525.6	$694.1

Substantially all revenue is earned from affiliates of the Company. See accompanying notes.

Carlyle Group

Combined and Consolidated Statement of Changes in Equity and Redeemable Non-Controlling Interests in Consolidated Entities

						Redeemable
		Accumulated	Equity	Non-controlling		Non-controlling
		Other	Appropriated for	Interests in		Interests in
	Members’	Comprehensive	Consolidated	Consolidated	Total	Consolidated	Comprehensive
	Equity	Income (Loss)	Funds	Entities	Equity	Entities	Income
	(Dollars in millions)

Equity at December 31, 2008	$82.8	$(23.2)	$—	$302.9	$362.5	$—
Consolidation of a real estate fund	—	—	—	8.7	8.7	—
Contributions	43.5	—	—	14.0	57.5	—
Distributions	(371.9)	—	—	(24.4)	(396.3)	—
Net income (loss)	694.1	—	—	(30.5)	663.6	—	$663.6
Currency translation adjustments	—	9.1	—	5.4	14.5	—	14.5
Change in fair value of cash flow hedge instrument	—	3.1	—	—	3.1	—	3.1

Equity at December 31, 2009	448.5	(11.0)	—	276.1	713.6	—	$681.2

Adjustment relating to initial consolidation of the CLOs	—	—	1,213.3	—	1,213.3	—
Acquisition of hedge funds	—	—	—	—	—	694.0
Equity issued for affiliate debt financing	214.0	—	—	—	214.0	—
Contributions	51.7	—	—	53.1	104.8	—
Distributions	(1,310.1)	—	—	(157.4)	(1,467.5)	—
Net income (loss)	1,525.6	—	(256.6)	190.4	1,459.4	—	$1,459.4
Currency translation adjustments	—	(22.7)	(18.2)	2.7	(38.2)	—	(38.2)
Change in fair value of cash flow hedge instrument	—	(0.8)	—	—	(0.8)	—	(0.8)

Equity at December 31, 2010	929.7	(34.5)	938.5	364.9	2,198.6	694.0	$1,420.4

Acquisition of CLOs	—	—	46.7	—	46.7	—
Acquisition of AlpInvest and related consolidated fund of funds	—	—	—	8,476.5	8,476.5	—
Acquisition and initial consolidation of hedge funds	—	—	—	—	—	516.8
Issuance of equity related to acquisitions	18.3	—	—	—	18.3	—
Contributions	15.1	—	—	383.8	398.9	962.5
Distributions	(1,446.9)	—	—	(1,095.9)	(2,542.8)	(335.3)
Net income (loss)	1,356.9	—	(126.4)	(161.6)	1,068.9	85.4	$1,154.3
Currency translation adjustments	—	(22.6)	(5.1)	(471.5)	(499.2)	—	(499.2)
Change in fair value of cash flow hedge instruments	—	1.3	—	—	1.3	—	1.3

Equity at December 31, 2011	$873.1	$(55.8)	$853.7	$7,496.2	$9,167.2	$1,923.4	$656.4

See accompanying notes.

Carlyle Group

Combined and Consolidated Statements of Cash Flows

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Cash flows from operating activities
Net income	$1,154.3	$1,459.4	$663.6
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	83.1	24.5	28.6
Amortization of deferred financing fees	1.1	1.6	2.8
Non-cash equity issued for affiliate debt financing	—	214.0	—
Non-cash performance fees	62.6	(1,344.4)	(485.6)
Loss (gain) on early extinguishment of debt	—	2.5	(10.7)
Other non-cash amounts	31.5	(25.9)	17.6
Consolidated Funds related:
Realized/unrealized loss (gain) on investments of Consolidated Funds	284.4	(502.0)	30.2
Realized/unrealized loss from loans payable of Consolidated Funds	56.7	752.4	—
Purchases of investments by Consolidated Funds	(6,818.9)	(3,254.3)	(0.9)
Proceeds from sale and settlements of investments by Consolidated Funds	7,970.8	5,432.6	2.5
Non-cash interest income, net	(96.0)	(113.7)	—
Change in cash and cash equivalents held at Consolidated Funds	243.7	149.8	18.9
Change in other receivables held at Consolidated Funds	8.5	(58.5)	—
Change in other liabilities held at Consolidated Funds	(142.8)	126.7	—
Investment income	(82.8)	(69.0)	(0.9)
Purchases of investments	(135.1)	(114.8)	(24.3)
Proceeds from the sale of investments	300.9	41.9	24.8
Proceeds from sale of trading securities and other	0.2	7.9	—
Change in deferred taxes	(19.8)	2.0	—
Change in due from affiliates and other receivables	16.3	14.5	(11.7)
Change in deposits and other	(16.5)	(20.7)	(2.1)
Change in accounts payable, accrued expenses and other liabilities	(51.6)	41.9	12.3
Change in accrued compensation and benefits	(91.7)	121.8	91.7
Change in due to affiliates	29.8	(5.9)	17.8
Change in deferred revenue	(110.7)	(7.3)	44.1

Net cash provided by operating activities	2,678.0	2,877.0	418.7
Cash flows from investing activities
Change in restricted cash	(8.6)	(0.3)	—
Purchases of fixed assets, net	(34.2)	(21.2)	(27.5)
Purchases of intangible assets	(8.1)	(58.5)	—
Acquisitions, net of cash acquired	(53.9)	(105.6)	—

Net cash used in investing activities	(104.8)	(185.6)	(27.5)
Cash flows from financing activities
Borrowings under revolving credit facility	520.5	—	—
Repayments under revolving credit facility	(209.7)	—	—
Proceeds from loans payable	—	994.0	6.7
Payments on loans payable	(307.5)	(411.9)	(303.6)
Net payment on loans payable of Consolidated Funds	(1,204.7)	(2,280.5)	—
Contributions from members	15.1	46.1	43.5
Distributions to members	(1,498.4)	(787.8)	(215.6)
Contributions from non-controlling interest holders	1,251.1	48.4	14.0
Distributions to non-controlling interest holders	(1,312.0)	(157.4)	(24.4)
Change in due to/from affiliates financing activities	39.0	16.4	(105.3)
Change in due to/from affiliates and other receivables of Consolidated Funds	27.6	(0.7)	(2.6)

Net cash used in financing activities	(2,679.0)	(2,533.4)	(587.3)
Effect of foreign exchange rate changes	(1.5)	(29.2)	3.4
Increase (decrease) in cash and cash equivalents	(107.3)	128.8	(192.7)
Cash and cash equivalents, beginning of period	616.9	488.1	680.8

Cash and cash equivalents, end of period	$509.6	$616.9	$488.1

Supplemental cash disclosures
Cash paid for interest	$59.2	$15.8	$27.7

Cash paid for income taxes	$30.0	$24.0	$11.9

Supplemental non-cash disclosures
Non-cash net assets related to consolidation at acquisition:
Non-cash AlpInvest acquisition	$8,434.7	$—	$—

Non-cash ESG acquisition	$510.1	$—	$—

Net assets related to consolidation of the CLOs	$46.7	$1,213.3	$—

Net assets related to consolidation of Claren Road	$—	$694.0	$—

Non-cash contributions from members	$—	$5.6	$—

Non-cash distributions to members	$(51.5)	$522.3	$156.3

Non-cash contributions from non-controlling interest holders	$95.2	$4.7	$8.7

Non-cash distributions to non-controlling interest holders	$119.2	$—	$—

Carlyle Group

Notes to the Combined and Consolidated Financial Statements

1.	Organization and Basis of Presentation

The Carlyle Group (“Carlyle”) is one of the world’s largest global alternative asset management firms that originates, structures and acts as lead equity investor in management-led buyouts, strategic minority equity investments, equity private placements, consolidations and buildups, growth capital financings, real estate opportunities, bank loans, high-yield debt, distressed assets, mezzanine debt and other investment opportunities.

The accompanying financial statements combine the accounts of four affiliated entities: TC Group, L.L.C., TC Group Cayman L.P., TC Group Investment Holdings, L.P. and TC Group Cayman Investment Holdings, L.P., as well as their majority-owned subsidiaries (collectively “the Company” or “Carlyle Group”), which are under common ownership and control by Carlyle’s individual partners, CalPERS, and Mubadala Development Company (“Mubadala”). In addition, certain Carlyle-affiliated funds, related co-investment entities, and certain collateralized loan obligations (“CLOs”) managed by the Company (collectively the “Consolidated Funds”) have been consolidated in the accompanying financial statements for certain of the periods presented pursuant to U.S. generally accepted accounting principles (“U.S. GAAP”) as described in Note 2. This consolidation generally has a gross-up effect on assets, liabilities and cash flows, and has no effect on the net income attributable to Carlyle Group or members’ equity. The majority economic ownership interests of the investors in the Consolidated Funds are reflected as non-controlling interests in consolidated entities, equity appropriated for consolidated entities, and redeemable non-controlling interests in consolidated entities in the accompanying combined and consolidated financial statements. As further described in Note 2, the CLOs are consolidated as of January 1, 2010 or the acquisition date for CLOs subsequently acquired (see Note 3 and Note 15) and, accordingly, the accompanying combined and consolidated financial statements do not consolidate the same entities in each year and are, in that regard, not comparable.

The Company provides investment management services to, and has transactions with, various private equity funds, real estate funds, CLOs, hedge funds and other investment products sponsored by the Company for the investment of client assets in the normal course of business. The Company serves as the general partner, investment manager or collateral manager, making day-to-day investment decisions concerning the assets of these products. The Company operates its business through four reportable segments: Corporate Private Equity, Real Assets, Global Market Strategies and Fund of Funds Solutions (see Note 14).

Net income is determined in accordance with U.S. GAAP for partnerships and is not comparable to net income of a corporation. All distributions and compensation for services rendered by Carlyle’s individual partners have been reflected as distributions from equity rather than compensation expense in the accompanying combined and consolidated financial statements.

Significant Transactions (see Notes 3 and 9)

On July 1, 2011, the Company completed the acquisition of a 60% equity interest in AlpInvest Partners N.V. (“AlpInvest”), one of the world’s largest investors in private equity which advises a global private equity fund of funds program and related co-investment and secondary activities.

On July 1, 2011 the Company acquired 55% of Emerging Sovereign Group LLC, its subsidiaries, and Emerging Sovereign Partners LLC (collectively, “ESG”), an emerging markets equities and macroeconomic strategies investment manager.

In August 2011, the Company purchased a management contract relating to a CLO previously managed by The Foothill Group, Inc (“Foothill”).

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

On September 30, 2011, the Company amended and extended its Senior Secured Credit Facility to increase the revolving credit facility to $750.0 million.

On October 20, 2011, the Company redeemed $250.0 million aggregate principal amount of the subordinated notes for a redemption price of $260.0 million, plus accrued interest of approximately $5.5 million.

On November 18, 2011, the Company acquired Churchill Financial LLC (“Churchill”) and its primary asset, the CLO management contract of Churchill Financial Cayman Ltd.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

In addition to the four affiliated entities described in Note 1, the accompanying combined and consolidated financial statements consolidate: 1) Carlyle-affiliated funds and co-investment entities, for which the Company is the sole general partner and the presumption of control by the general partner has not been overcome and 2) variable interest entities (VIEs), including certain CLOs, for which the Company is deemed to be the primary beneficiary; consolidation of these entities is a requirement under U.S. GAAP. All significant inter-entity transactions and balances have been eliminated.

For entities that are determined to be VIEs, the Company consolidates those entities where it is deemed to be the primary beneficiary. Pursuant to revised consolidation rules that became effective January 1, 2010, an entity is determined to be the primary beneficiary if it holds a controlling financial interest. A controlling financial interest is defined as (a) the power to direct the activities of a VIE that most significantly impact the entity’s business and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. The revised consolidation rules require an analysis to (a) determine whether an entity in which the Company holds a variable interest is a VIE and (b) whether the Company’s involvement, through holding interests directly or indirectly in the entity or contractually through other variable interests (e.g., management and performance related fees), would give it a controlling financial interest. In evaluating whether the Company is the primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company. The consolidation analysis is generally performed qualitatively. This analysis, which requires judgment, is performed at each reporting date.

In February 2010, Accounting Standards Update (ASU) No. 2010-10, “Amendments for Certain Investment Funds,” was issued. This ASU defers the application of the revised consolidation rules for a reporting enterprise’s interest in an entity if certain conditions are met, including if the entity has the attributes of an investment company and is not a securitization or asset-backed financing entity. An entity that qualifies for the deferral will continue to be assessed for consolidation under the overall guidance on VIEs, before its amendment, and other applicable consolidation guidance.

Beginning January 1, 2010, the Company was required to consolidate 16 CLOs, which are investment vehicles created for the sole purpose of issuing collateralized loan instruments. Upon consolidation, the Company elected the fair value option for eligible liabilities to mitigate accounting mismatches between the carrying value of the assets and liabilities. Upon adoption of the provisions of the revised consolidation guidance, the Company recorded a cumulative effect adjustment to equity appropriated for consolidated funds of $0.7 billion. Also, during 2010 we acquired certain CLO management contracts that resulted in an additional $0.5 billion of equity appropriated for consolidated funds. Refer to Note 3 for additional disclosures related to these acquistions.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

As of December 31, 2011, assets and liabilities of consolidated VIEs reflected in the combined and consolidated balance sheets were $18.4 billion and $10.2 billion, respectively. Other than the assets of the VIEs which are consolidated, the holders of the consolidated VIEs’ liabilities do not have recourse to the Company. The assets and liabilities of the consolidated VIEs are comprised primarily of investments and loans payable, respectively.

The loans payable issued by the CLOs are backed by diversified collateral asset portfolios consisting primarily of loans or structured debt. In exchange for managing the collateral for the CLOs, the Company earns investment management fees, including in some cases subordinated management fees and contingent incentive fees. In cases where the Company consolidates the CLOs, those management fees have been eliminated as intercompany transactions. At December 31, 2011, the Company held $58.0 million of investments in these CLOs which represents its maximum risk of loss. The Company’s investments in these CLOs are generally subordinated to other interests in the entities and entitle the Company to receive a pro rata portion of the residual cash flows, if any, from the entities. Investors in the CLOs have no recourse against the Company for any losses sustained in the CLO structure.

For all Carlyle-affiliated funds and co-investment entities (collectively “the Funds”) that are not determined to be VIEs, the Company consolidates those funds where, as the sole general partner, it has not overcome the presumption of control pursuant to U.S. GAAP. Most Carlyle funds provide a dissolution right upon a simple majority vote of the non-Carlyle affiliated limited partners such that the presumption of control by Carlyle is overcome. Accordingly, these funds are not consolidated in the Company’s combined and consolidated financial statements.

Investments in Unconsolidated Variable Interest Entities

The Company holds variable interests in certain VIEs which are not consolidated because the Company is not the primary beneficiary. The Company’s involvement with such entities is in the form of direct equity interests and fee arrangements. The maximum exposure to loss represents the loss of assets recognized by the Company relating to these unconsolidated entities. The assets recognized in the Company’s combined and consolidated balance sheets related to the Company’s interests in these non-consolidated VIEs and the Company’s maximum exposure to loss relating to non-consolidated VIEs were as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Investments	$2.3	$1.1
Receivables	100.0	73.8

Maximum Exposure to Loss	$102.3	$74.9

Basis of Accounting

The accompanying financial statements are prepared in accordance with U.S. GAAP. Management has determined that the Company’s Funds are investment companies under U.S. GAAP for the purposes of financial reporting. U.S. GAAP for an investment company requires investments to be recorded at estimated fair value and the unrealized gains and/or losses in an investment’s fair value are recognized on a current basis in the statements of operations. Additionally, the Funds do not consolidate their majority-owned and controlled investments (the

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Portfolio Companies). In the preparation of these combined and consolidated financial statements, the Company has retained the specialized accounting for the Funds, pursuant to U.S. GAAP.

All of the investments held and notes issued by the Consolidated Funds are presented at their estimated fair values in the Company’s combined and consolidated balance sheets. Interest income and other income of the Consolidated Funds is included in interest and other income of Consolidated Funds and interest expense and other expenses of the Consolidated Funds is included in interest and other expenses of Consolidated Funds in the Company’s combined and consolidated statements of operations. The excess of the CLO assets over the CLO liabilities upon consolidation is reflected in the Company’s combined and consolidated balance sheets as equity appropriated for Consolidated Funds. Net income attributable to the investors in the CLOs is included in net income (loss) attributable to non-controlling interests in consolidated entities in the combined and consolidated statements of operations and equity appropriated for Consolidated Funds in the combined and consolidated balance sheets.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s estimates are based on historical experiences and other factors, including expectations of future events that management believes to be reasonable under the circumstances. It also requires management to exercise judgment in the process of applying the Company’s accounting policies. Assumptions and estimates regarding the valuation of investments and their resulting impact on performance fees involve a higher degree of judgment and complexity and these assumptions and estimates may be significant to the combined and consolidated financial statements and the resulting impact on performance fees. Actual results could differ from these estimates and such differences could be material.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting, under which the purchase price of the acquisition is allocated to the assets acquired and liabilities assumed using the fair values determined by management as of the acquisition date. Contingent consideration obligations that are elements of consideration transferred are recognized as of the acquisition date as part of the fair value transferred in exchange for the acquired business. Acquisition-related costs incurred in connection with a business combination are expensed.

Revenue Recognition

Fund Management Fees

The Company provides management services to funds in which it holds a general partner interest or has a management agreement. For corporate private equity, real assets and certain global market strategies funds, management fees are calculated based on (a) limited partners’ capital commitments to the funds, (b) limited partners’ remaining capital invested in the funds at cost or (c) the net asset value (“NAV”) of certain of the funds, less offsets for the non-affiliated limited partners’ share of transaction advisory and portfolio fees earned, as defined in the respective partnership agreements.

Management fees for corporate private equity, real assets funds and closed-end carry funds in the global market strategies segment generally range from 1% to 2% of commitments during the

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

investment period of the relevant fund. Following the expiration or termination of the investment period of such funds, the management fees generally step-down to between 0.6% and 2.0% of contributions for unrealized investments. The Company will receive management fees for corporate private equity and real assets funds during a specified period of time, which is generally ten years from the initial closing date, or in some instances, from the final closing date, but such termination date may be earlier in certain limited circumstances or later if extended for successive one-year periods, typically up to a maximum of two years. Depending upon the contracted terms of investment advisory or investment management and related agreements, these fees are called semi-annually in advance and are recognized as earned over the subsequent six month period.

For certain global market strategies funds, management fees are calculated based on assets under management of the funds with generally lower fee rates. Hedge funds generally pay management fees quarterly that range from 1.5% to 2.0% of NAV per year. Management fees for the CLOs typically range from 0.4% to 0.5% on the total par amount of assets in the fund and are due quarterly or semi-annually based on the terms and recognized over the respective period. Management fees for the CLOs and credit opportunities funds are governed by indentures and collateral management agreements. The Company will receive management fees for the CLOs until redemption of the securities issued by the CLOs, which is generally five to ten years after issuance. Open-ended funds typically do not have stated termination dates.

Management fees from fund of funds vehicles generally range from 0.3% to 1.0% on the vehicle’s capital commitments during the first two to five years of the investment period and 0.3% to 1.0% on the lower of cost of capital invested or fair value of the capital invested thereafter.

The Company also provides transaction advisory and portfolio advisory services to the Portfolio Companies, and where covered by separate contractual agreements, recognizes fees for these services when the service has been provided and collection is reasonably assured. Fund management fees includes transaction and portfolio advisory fees of $75.7 million, $50.0 million and $32.9 million for the years ended December 31, 2011, 2010 and 2009, respectively, net of any offsets as defined in the respective partnership agreements.

Performance Fees

Performance fees consist principally of the allocation of profits from certain of the funds to which the Company is entitled (commonly known as carried interest). The Company is generally entitled to a 20% allocation (or approximately 2% to 10% in the case of most of the Company’s fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns and return of certain fund costs (subject to catch-up provisions) from its corporate private equity and real assets funds. Carried interest is recognized upon appreciation of the funds’ investment values above certain return hurdles set forth in each respective partnership agreement. The Company recognizes revenues attributable to performance fees based upon the amount that would be due pursuant to the fund partnership agreement at each period end as if the funds were terminated at that date. Accordingly, the amount recognized as unrealized performance fees reflects the Company’s share of the gains and losses of the associated funds’ underlying investments measured at their then-current fair values.

Carried interest is ultimately realized when: (i) an underlying investment is profitably disposed of, (ii) the fund’s cumulative returns are in excess of the preferred return and (iii) the Company has decided to collect carry rather than return additional capital to limited partner investors. Realized carried interests may be required to be returned by the Company in future periods if the funds’ investment values decline below certain levels. When the fair value of a fund’s investments falls below certain return hurdles, previously recognized performance fees are reversed. In all cases, each

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

fund is considered separately in this regard, and for a given fund, performance fees can never be negative over the life of a fund. If upon a hypothetical liquidation of a fund’s investments at their then current fair values, previously recognized and distributed carried interest would be required to be returned, a liability is established for the potential giveback obligation. As of December 31, 2011 and 2010, the Company has recognized $136.5 million and $119.6 million, respectively, for giveback obligations.

In addition to its performance fees from its corporate private equity and real assets funds, the Company is also entitled to receive performance fees from certain of its global market strategies funds and fund of funds vehicles when the return on assets under management exceeds certain benchmark returns or other performance targets. In such arrangements, performance fees are recognized when the performance benchmark has been achieved, and are included in performance fees in the accompanying combined and consolidated statements of operations.

Investment Income (Loss)

Investment income (loss) represents the unrealized and realized gains and losses resulting from the Company’s equity method investments and other principal investments. Investment income (loss) is realized when the Company redeems all or a portion of its investment or when the Company receives cash income, such as dividends or distributions. Unrealized investment income (loss) results from changes in the fair value of the underlying investment as well as the reversal of unrealized gain (loss) at the time an investment is realized.

Interest Income

Interest income is recognized when earned. Interest income earned by the Company was $8.4 million, $12.8 million and $11.5 million for the years ended December 31, 2011, 2010 and 2009, respectively and is included in interest and other income in the accompanying combined and consolidated statements of operations. Interest income of the Consolidated Funds was $605.7 million, $435.5 million and $0.1 million for the years ended December 31, 2011, 2010 and 2009, respectively, and is included in interest and other income of Consolidated Funds in the accompanying combined and consolidated statements of operations.

Compensation and Benefits — Base Compensation

Compensation includes salaries, bonuses (discretionary awards and guaranteed amounts) and performance payment arrangements. Bonuses are accrued over the service period to which they relate. All payments made to Carlyle partners are accounted for as distributions from equity rather than as employee compensation.

Compensation and Benefits — Performance Fee Related

A portion of the performance fees earned is due to employees and advisors of the Company. These amounts are accounted for as compensation expense in conjunction with the recognition of the related performance fee revenue and, until paid, are recognized as a component of the accrued compensation and benefits liability. Accordingly, upon any reversal of performance fee revenue, the related compensation expense is also reversed. The Company recorded $103.4 million, $163.8 million and $84.2 million of expense related to these arrangements for the years ended December 31, 2011, 2010 and 2009, respectively. The Company had a liability of $293.2 million and $305.8 million in accrued compensation related to the portion of accrued performance fees due to employees and advisors as of December 31, 2011 and 2010, respectively.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Income Taxes

No provision has been made for U.S. federal income taxes in the accompanying combined and consolidated financial statements since the Company is a group of pass-through entities for U.S. income tax purposes and its profits and losses are allocated to the partners who are individually responsible for reporting such amounts. Based on applicable foreign, state and local tax laws, the Company records a provision for income taxes for certain entities. The Company’s AlpInvest subsidiary is subject to entity level income taxes in the Netherlands. Tax positions taken by the Company are subject to periodic audit by U.S. federal, state, local and foreign taxing authorities.

The Company uses the liability method of accounting for deferred income taxes pursuant to U.S. GAAP. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying value of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the statutory tax rates expected to be applied in the periods in which those temporary differences are settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in the period of the change. A valuation allowance is recorded on the Company’s net deferred tax assets when it is more likely than not that such assets will not be realized.

The Company analyzes its tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where it is required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, the Company determines that uncertainties in tax positions exist, a liability is established. The Company recognizes accrued interest and penalties related to uncertain tax positions in the provision for income taxes within the combined and consolidated statements of operations.

Non-controlling Interests in Consolidated Entities

Non-controlling interests in consolidated entities represent the component of equity in consolidated entities held by third-party investors. These interests are adjusted for general partner allocations and by subscriptions and redemptions in hedge funds which occur during the reporting period. Non-controlling interests related to hedge funds are subject to quarterly or monthly redemption by investors in these funds following the expiration of a specified period of time (typically one year), or may be withdrawn subject to a redemption fee during the period when capital may not be withdrawn. As limited partners in these types of funds have been granted redemption rights, amounts relating to third-party interests in such consolidated funds are presented as redeemable non-controlling interests in consolidated entities within the combined and consolidated balance sheets. When redeemable amounts become contractually payable to investors, they are classified as a liability and included in other liabilities of Consolidated Funds in the combined and consolidated balance sheets.

Investments

Investments include (i) the Company’s ownership interests (typically general partner interests) in the Funds, (ii) the investments held by the Consolidated Funds (all of which are presented at fair value in the Company’s combined and consolidated financial statements) and (iii) certain credit-oriented investments. The valuation procedures utilized for investments of the Funds vary depending on the nature of the investment. The fair value of investments in publicly-traded securities is based on the closing price of the security with adjustments to reflect appropriate discounts if the securities are subject to restrictions. Upon the sale of a security, the realized net gain or loss is computed on a weighted average cost basis, with the exception of the CLOs, which

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

compute the realized net gain or loss on a first in, first out basis. Securities transactions are recorded on a trade date basis.

The fair value of non-equity securities, which may include instruments that are not listed on an exchange, considers, among other factors, external pricing sources, such as dealer quotes or independent pricing services, recent trading activity or other information that, in the opinion of the Company, may not have been reflected in pricing obtained from external sources.

When valuing private securities or assets without readily determinable market prices, the Company gives consideration to operating results, financial condition, economic and/or market events, recent sales prices and other pertinent information. These valuation procedures may vary by investment but include such techniques as comparable public market valuation, comparable acquisition valuation and discounted cash flow analysis. Because of the inherent uncertainty, these estimated values may differ significantly from the values that would have been used had a ready market for the investments existed, and it is reasonably possible that the difference could be material. Furthermore, there is no assurance that, upon liquidation, the Company will realize the values presented herein.

Equity-Method Investments

The Company accounts for all investments in the unconsolidated Funds in which it has significant influence using the equity method of accounting. The carrying value of equity-method investments is determined based on amounts invested by the Company, adjusted for the equity in earnings or losses of the Funds allocated based on the respective Fund partnership agreement, less distributions received. The Company evaluates its equity-method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable.

Cash and Cash Equivalents

Cash and cash equivalents include cash held at banks and cash held for distributions, including temporary investments with original maturities of less than six months when purchased. Included in cash and cash equivalents is cash withheld from carried interest distributions for potential giveback obligations of $76.6 million and $51.8 million at December 31, 2011 and 2010, respectively.

Cash and Cash Equivalents Held at Consolidated Funds

Cash and cash equivalents held at Consolidated Funds consists of cash and cash equivalents held by the Consolidated Funds, which, although not legally restricted, is not available to fund the general liquidity needs of the Company.

Restricted Cash

In addition to the unrestricted cash held for potential giveback obligations discussed above, the Company is required to withhold a certain portion of the carried interest proceeds from one of its corporate private equity funds to provide a reserve for potential giveback obligations. In connection with this agreement, cash and cash equivalents of $13.6 million and $14.9 million are included in restricted cash at December 31, 2011 and 2010, respectively. The remaining balance in restricted cash at December 31, 2011 primarily represents cash held by the Company’s foreign subsidiaries due to certain government regulatory capital requirements.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Restricted Cash and Securities of Consolidated Funds

Certain CLOs receive cash from various counterparties to satisfy collateral requirements on derivative transactions. Cash received to satisfy these collateral requirements of $31.7 million and $34.8 million is included in restricted cash and securities of Consolidated Funds at December 31, 2011 and 2010, respectively.

Certain CLOs hold U.S. Treasury notes, Obligation Assimilable du Tresor Securities (“OATS”) Strips, French government securities, guaranteed investment contracts and other highly liquid asset-backed securities as collateral for specific classes of loans payable in the CLOs. As of December 31, 2011 and 2010, securities of $57.5 million and $100.7 million are included in restricted cash and securities of Consolidated Funds.

Derivative Instruments

Derivative instruments are recognized at fair value in the combined and consolidated balance sheets with changes in fair value recognized in the combined and consolidated statements of operations for all derivatives not designated as hedging instruments. For all derivatives where hedge accounting is applied, effectiveness testing and other procedures to assess the ongoing validity of the hedges are performed at least quarterly. For instruments designated as cash flow hedges, the Company records changes in the estimated fair value of the derivative, to the extent that the hedging relationship is effective, in other comprehensive income (loss). If the hedging relationship for a derivative is determined to be ineffective, due to changes in the hedging instrument or the hedged items, the fair value of the portion of the hedging relationship determined to be ineffective will be recognized as a gain or loss in the combined and consolidated statements of operations.

Fixed Assets

Fixed assets consist of furniture, fixtures and equipment, leasehold improvements, and computer hardware and software and are stated at cost, less accumulated depreciation and amortization. Depreciation is recognized on a straight-line method over the assets’ estimated useful lives, which for leasehold improvements are the lesser of the lease terms or the life of the asset, and three to seven years for other fixed assets. Fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Intangible Assets and Goodwill

The Company’s intangible assets consist of acquired contractual rights to earn future fee income, including management and advisory fees, customer relationships, and acquired trademarks. Finite-lived intangible assets are amortized over their estimated useful lives, which range from three to ten years, and are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Goodwill represents the excess of cost over the identifiable net assets of businesses acquired and is recorded in the functional currency of the acquired entity. Goodwill is recognized as an asset and is reviewed for impairment annually as of October 1st and between annual tests when events and circumstances indicate that impairment may have occurred.

Due to Carlyle Partners

The Company recognizes a distribution from capital and distribution payable to the individual Carlyle partners when services are rendered and carried interest allocations are earned. Also

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

included are certain amounts due to partners related to the acquisition of Claren Road Asset Management, LLC, its subsidiaries, and Claren Road Capital, LLC (collectively, “Claren Road”), AlpInvest and ESG. Any unpaid distributions, which reflect the Company’s obligation to those partners, are presented as due to Carlyle partners in the accompanying combined and consolidated balance sheets.

Deferred Revenue

Deferred revenue represents management fees and other revenue received prior to the balance sheet date, which have not yet been earned.

Comprehensive Income

Comprehensive income consists of net income and other comprehensive income. The Company’s other comprehensive income is comprised of unrealized gains and losses on cash flow hedges and foreign currency translation adjustments.

Foreign Currency Translation

Non-U.S. dollar denominated assets and liabilities are translated at period-end rates of exchange, and the combined and consolidated statements of operations are translated at rates of exchange in effect throughout the period. Foreign currency gains (losses) resulting from transactions outside of the functional currency of an entity of $3.4 million, $25.9 million and $(8.5) million for the years ended December 31, 2011, 2010 and 2009, respectively, are included in general, administrative and other expenses in the combined and consolidated statements of operations.

Recent Accounting Pronouncements

In May 2011, the FASB amended its guidance for fair value measurements and disclosures to converge U.S. GAAP and International Financial Reporting Standards (“IFRS”). The amended guidance, included in ASU 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP,” is effective for the Company for its interim reporting period beginning after December 15, 2011. The amended guidance is generally clarifying in nature, but does change certain existing measurement principles in ASC 820 and requires additional disclosure about fair value measurements and unobservable inputs. The Company has not completed its assessment of the impact of this amended guidance, but does not expect the adoption to have a material impact on the Company’s financial statements.

In June 2011, the FASB amended its guidance on the presentation of comprehensive income. This guidance eliminates the option to report other comprehensive income and its components in the consolidated statement of changes in equity. An entity may elect to present items of net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive, statements. Each component of net income and of other comprehensive income needs to be displayed under either alternative. In December 2011, the FASB issued a final standard to defer the new requirement to present components of reclassifications of other comprehensive income on the face of the income statement. This guidance is effective for interim and annual periods beginning after December 15, 2011. The Company adopted this guidance as of January 1, 2012, and the adoption did not have a material impact on the Company’s financial statements.

In September 2011, the FASB amended its guidance for testing goodwill for impairment by allowing an entity to use a qualitative approach to test goodwill for impairment. The amended

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

guidance, included in ASU 2011-08, “Testing Goodwill for Impairment” is effective for the Company for its annual reporting period beginning after December 15, 2011. The amended guidance is intended to reduce complexity by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The Company does not expect the adoption to have a material impact on the Company’s financial statements.

In December 2011, the FASB amended its guidance for offsetting financial instruments. The amended guidance, included in ASU 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities,” is effective for the Company for its annual reporting period beginning on or after January 1, 2013. The amended guidance requires additional disclosure about netting arrangements to enable financial statement users to evaluate the effect or potential effect of such arrangements on an entity’s financial position. The Company does not expect the adoption to have a material impact on the Company’s financial statements.

3.	Acquisitions and Acquired Intangible Assets

Acquisition of Churchill

On November 18, 2011, the Company acquired 100% of Churchill, a CLO asset manager focused on senior loans to middle-market companies. The Company consolidated the financial position and results of operations of Churchill effective November 18, 2011 and accounted for this transaction as a business combination. The consideration transferred in this acquisition consisted solely of the Company’s assumption from the seller of certain operating liabilities of Churchill. The fair value of the assets acquired were approximately $8.1 million and the fair value of the liabilities assumed were $0.2 million, which resulted in a gain of $7.9 million, which is included in gain on business acquisition in the combined and consolidated statements of operations. The CLO was determined to be a VIE, however, the Company was not determined to be the primary beneficiary and accordingly does not consolidate this CLO.

Acquisition of AlpInvest and ESG

On July 1, 2011, the Company completed the acquisition of a 60% equity interest in AlpInvest for total purchase consideration of approximately €138.4 million ($199.3 million as of July 1, 2011), including the amount contributed by the 40% non-controlling interest holders. The Company consolidated the financial position and results of operations of AlpInvest effective July 1, 2011 and accounted for this transaction as a business combination. The Company also consolidated certain AlpInvest-managed funds effective July 1, 2011.

On July 1, 2011, the Company acquired 55% of ESG. The purchase price consisted of $45.0 million in cash, an ownership interest in Carlyle and performance-based contingent payments of up to $110.5 million, which is the maximum amount of additional consideration that could be paid, of which $73.5 million would be payable within five years of closing and $37.0 million would be payable by year six. The 45% interest entitles the holders, while employed by ESG, to 45% of the net cash flow profits from ESG, which is accounted for as a compensatory award. The Company consolidated the financial position and results of operations of ESG effective July 1, 2011 and accounted for this transaction as a business combination. The Company also consolidated four ESG-managed funds effective July 1, 2011 and one additional ESG-managed fund for which it obtained control during the third quarter of 2011.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The acquisition-date fair value of the consideration transferred for the AlpInvest and ESG acquisitions, and the estimated fair values of the assets acquired, liabilities assumed, and non-controlling interests at the acquisition date are as follows:

	AlpInvest	ESG
	(Dollars in millions)

Acquisition-date fair value of consideration transferred
Cash	$183.8	$45.0
Equity interests and other contingent consideration	15.5	67.4

Total	$199.3	$112.4

Estimated fair value of assets acquired, liabilties assumed, and non-controlling interests
Cash and receivables	$169.0	$11.3
Investments and accrued performance fees	216.6	25.0
Net fixed assets and other assets	9.6	0.1
Finite-lived intangible assets — contractual rights	70.6	88.0
Finite-lived intangible assets — trademarks	1.4	1.5
Goodwill(1)	9.8	28.0
Assets of Consolidated Funds	8,555.5	398.1
Accrued expenses and accrued compensation and benefits	(233.3)	(11.7)
Deferred tax liabilities	(60.6)	(1.1)
Liabilities of Consolidated Funds	(62.8)	(36.3)
Due to Carlyle partners	—	(23.6)
Redeemable non-controlling interests in consolidated entities	—	(366.9)
Non-controlling interests in consolidated entities	(8,476.5)	—

Total	$199.3	$112.4

(1)	Goodwill recognized in connection with the acquisitions reflects the excess of the purchase price over the fair value of the tangible and specifically identifiable intangible assets acquired and liabilities assumed and is not deductible for tax purposes. The goodwill arising from the AlpInvest and ESG acquisitions is included in the Company’s Fund of Funds Solutions and Global Market Strategies segments, respectively.

The fair value of the equity interests in the Company (in the form of limited partner interests in the Company) was based on both the contractual terms of the interests and an assumed enterprise valuation of the Company of approximately $10.0 billion. In valuing the Company for this purpose, a discounted cash-flow approach was utilized to assess the value of various cash-flow streams of the Company. In addition, a market multiple approach was utilized to corroborate on a macro basis the results of the discounted cash-flow approach. The fair value of the contingent consideration was based on probability-weighted discounted cash flow models. The contingent consideration associated with the AlpInvest acquisition relates to potential carried interest in certain existing AlpInvest funds that will be payable to the AlpInvest sellers if such carried interest is realized. In determining the acquisition-date fair value, the Company considered the expected carried interest to be realized, the potential variability of the amount of carried interest, and the expected timing of the realization. The acquisition-date fair value of the contingent consideration was $15.5 million and $60.4 million for the AlpInvest and ESG acquisitions, respectively. Of the total contingent consideration of $75.9 million, $56.2 million was recorded in due to Carlyle partners (related to

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

amounts payable to the ESG sellers who are now partners of the Company) and $19.7 million was recorded in accounts payable, accrued expenses and other liabilities.

These fair value measurements are based on significant inputs not observable in the market and thus represent Level III measurements as defined in the accounting guidance for fair value measurement. As of December 31, 2011, the fair value of the contingent consideration payable to the ESG sellers who are now partners of the Company was $69.7 million and has been included in due to Carlyle partners in the accompanying combined and consolidated balance sheets. Changes in the fair value of these amounts of $13.5 million for the year ended December 31, 2011 are recorded in members’ equity in the combined and consolidated balance sheets. As of December 31, 2011, the fair value of contingent consideration payable to non-Carlyle partners was $12.1 million and has been included in accounts payable, accrued expenses and other liabilities in the accompanying combined and consolidated balance sheets. Changes in the fair value of the contingent consideration payable to non-Carlyle partners of $0.4 million for the year ended December 31, 2011 are recorded in other non-operating expenses in the combined and consolidated statements of operations. Refer to Note 4 for additional disclosures related to the fair value of these instruments as of December 31, 2011. In connection with these transactions, the Company incurred approximately $8.9 million of acquisition costs that were recorded as an expense for the year ended December 31, 2011.

The following supplemental information presents, on an unaudited pro forma basis, the impact to the Company’s combined and consolidated financial results for the periods presented as if the AlpInvest and ESG acquisitions had been consummated as of January 1, 2010. The pro forma combined and consolidated financial results for the year ended December 31, 2010 also include the pro forma impact of the Company’s acquisition of Claren Road on December 31, 2010 as if that acquisition had been consummated as of January 1, 2010.

	Year Ended December 31,
	2011(1)	2010
	(Dollars in millions)

Total revenues	$3,044.0	$3,284.1

Net income attributable to Carlyle Group	$1,389.7	$1,550.0

(1)	Total revenues and net income attributable to Carlyle include $101.2 million and $53.3 million, respectively, from AlpInvest and ESG since the acquisition dates.

The unaudited pro forma supplemental information is based on estimates and assumptions, which management believes are reasonable. It is not necessarily indicative of the Company’s combined and consolidated results of operations in future periods or the results that actually would have been realized had the Company and the acquired businesses been a combined entity during the periods presented.

Acquisition of Claren Road

On December 31, 2010, the Company acquired 55% of Claren Road, a credit hedge fund manager. The Company consolidates the financial position and results of operations of Claren Road effective December 31, 2010, and has accounted for this transaction as a business combination in the accompanying combined and consolidated financial statements. The Company also consolidated two Claren Road-managed hedge funds effective December 31, 2010. At December 31, 2010, these hedge funds had assets totaling $767.9 million.

The purchase consideration was comprised of $157.8 million in cash and promissory notes in the amount of $97.5 million. Also included in the consideration were contingently issuable equity

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

interests in the Company equivalent to $51.3 million as of the closing date. The contingently issuable equity interests are subject to annual performance conditions over a period of four years and, once issued, may be redeemed for cash under certain circumstances. The contingently issuable equity interests have been accounted for as contingent consideration pursuant to ASC 805, Business Combinations. Assuming that all annual performance conditions are met, the amount of equity interests that could be issued would have a maximum aggregate value of $61.6 million and a minimum aggregate value of $41.0 million. Also, the Company may pay additional contingent consideration up to $146.7 million, which represents management’s estimate of the maximum amount of consideration to be paid, over a period of ten years based on the achievement of certain performance criteria, including Assets Under Management (AUM) growth. The 45% interest entitles the holders, while employed by Claren Road, to 45% of the net cash flow profits from Claren Road and a separation payment once they cease employment, for which a $97.3 million liability was recorded as of December 31, 2010. The 45% interest is accounted for as a compensatory award. In connection with this transaction, the Company incurred approximately $2.9 million of acquisition costs that were recorded as an expense for the year ended December 31, 2010.

The acquisition-date fair value of the consideration transferred for the Claren Road acquisition, and the estimated fair values of the assets acquired, liabilities assumed, and non-controlling interests at the acquisition date, are as follows (Dollars in millions):

Acquisition-date fair value of consideration transferred
Cash	$157.8
Promissory notes	97.5
Contingently issuable equity interest in the Company	51.3
Contingent and other consideration	141.0

Total	$447.6

Estimated fair value of assets acquired, liabilities assumed, and non-controlling interests
Receivables and other current assets	$112.4
Net fixed assets and other noncurrent assets	2.3
Finite-lived intangible assets — contractual rights	389.6
Finite-lived intangible assets — trademarks	4.0
Assets of Consolidated Funds	767.9
Other liabilities	(65.1)
Liabilities of Consolidated Funds	(69.5)
Redeemable non-controlling interests in consolidated entities	(694.0)

Total	$447.6

The fair value of the equity interests in the Company was based on an enterprise valuation of the Company. The fair value of the contingent consideration was based on probability-weighted discounted cash flow models. These fair value measurements are based on significant inputs not observable in the market and thus represent Level III measurements as defined in the accounting guidance for fair value measurement. At December 31, 2011 and 2010, the fair value of the contingently issuable equity interests of $36.9 million and $51.3 million, respectively, and the fair value of the contingent and other consideration payable to the Claren Road sellers who are now partners of the Company of $91.5 million and $122.7 million, respectively, have been recorded as due to Carlyle partners in the accompanying combined and consolidated financial statements. Changes

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

in the fair value of these amounts of $7.4 million for the year ended December 31, 2011 are recorded in members’ equity in the combined and consolidated balance sheets. On December 31, 2011, equity interests in the Company of approximately $11.3 million were issued to the Claren Road sellers. At December 31, 2011 and 2010, the fair value of contingent consideration payable to non-Carlyle partners of $21.5 million and $18.3 million, respectively, is included in accounts payable, accrued expenses and other liabilities in the accompanying combined and consolidated balance sheets. Changes in the fair value of the contingent consideration payable to non-Carlyle partners of $3.2 million for the year ended December 31, 2011 are recorded in other non-operating expenses in the combined and consolidated statements of operations. Refer to Note 4 for additional disclosures related to the fair value of these instruments as of December 31, 2011 and 2010.

Acquisition of CLO Management Contracts

In August, 2011, the Company purchased a management contract relating to a CLO managed by Foothill for approximately $8.6 million in cash. In August 2010, the Company purchased CLO management contracts from Stanfield Capital Partners, LLC for cash consideration of $50.6 million in cash. In December 2010, the Company purchased CLO management contracts from Mizuho Alternative Investment, LLC for cash consideration of $12.2 million. The acquired contractual rights are finite-lived intangible assets. Pursuant to the accounting guidance for consolidation, these CLOs are required to be consolidated and the results of the acquired CLOs have been included in the combined and consolidated statements of operations since their acquisition. These transactions were accounted for as asset acquisitions.

Intangible Assets

The following table summarizes the carrying amount of intangible assets as of December 31, 2011 and 2010:

	As of December 31,
	2011	2010
	(Dollars in millions)

Acquired contractual rights	$615.8	$448.0
Acquired trademarks	6.8	4.0
Accumulated amortization	(64.5)	(3.6)

Finite-lived intangible assets, net	558.1	448.4
Goodwill(1)	36.8	—

Intangible assets, net	$594.9	$448.4

(1)	Included in this balance is goodwill of €6.8 million as of December 31, 2011, related to the acquisition of AlpInvest.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table summarizes the changes in the carrying amount of goodwill, by segment as of December 31, 2011. There was no goodwill associated with the Company’s Corporate Private Equity and Real Assets segments.

	Global	Fund of
	Market	Funds
	Strategies	Solutions	Total
	(Dollars in millions)

Balance as of December 31, 2010	$—	$—	$—
Goodwill acquired during the year	28.0	9.8	37.8
Foreign currency translation	—	(1.0)	(1.0)

Balance as of December 31, 2011	$28.0	$8.8	$36.8

Intangible asset amortization expense was $60.9 million and $3.6 million for the years ended December 31, 2011 and 2010, respectively, and is included in general, administrative, and other expenses in the combined and consolidated statements of operations. There was no amortization expense for the year ended December 31, 2009.

The following table summarizes the estimated amortization expense for 2012 through 2016 and thereafter (Dollars in millions):

2012	$72.5
2013	72.5
2014	72.2
2015	69.6
2016	63.6
Thereafter	207.7

$558.1

4.	Fair Value Measurement

The fair value measurement accounting guidance establishes a hierarchal disclosure framework which ranks the observability of market price inputs used in measuring financial instruments at fair value. The observability of inputs is impacted by a number of factors, including the type of financial instrument, the characteristics specific to the financial instrument and the state of the marketplace, including the existence and transparency of transactions between market participants. Financial instruments with readily available quoted prices, or for which fair value can be measured from quoted prices in active markets, will generally have a higher degree of market price observability and a lesser degree of judgment applied in determining fair value.

Financial instruments measured and reported at fair value are classified and disclosed based on the observability of inputs used in the determination of fair values, as follows:

Level I — inputs to the valuation methodology are quoted prices available in active markets for identical instruments as of the reporting date. The type of financial instruments included in Level I include unrestricted securities, including equities and derivatives, listed in active markets. The Company does not adjust the quoted price for these instruments, even in situations where the Company holds a large position and a sale could reasonably impact the quoted price.

Level II — inputs to the valuation methodology are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date. The type of

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

financial instruments in this category includes less liquid and restricted securities listed in active markets, securities traded in other than active markets, government and agency securities, and certain over-the-counter derivatives where the fair value is based on observable inputs. Investments in hedge funds are classified in this category when their net asset value is redeemable without significant restriction.

Level III — inputs to the valuation methodology are unobservable and significant to overall fair value measurement. The inputs into the determination of fair value require significant management judgment or estimation. Financial instruments that are included in this category include investments in privately-held entities, non-investment grade residual interests in securitizations, collateralized loan obligations, and certain over-the-counter derivatives where the fair value is based on unobservable inputs. Investments in fund of funds are generally included in this category.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given financial instrument is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument.

In certain cases, debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices, market transactions in comparable investments and various relationships between investments.

In the absence of observable market prices, the Company values its investments using valuation methodologies applied on a consistent basis. For some investments little market activity may exist. Management’s determination of fair value is then based on the best information available in the circumstances and may incorporate management’s own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for non-performance and liquidity risks. Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties, and certain debt positions. The valuation technique for each of these investments is described below:

Corporate Private Equity Investments — The fair values of corporate private equity investments are determined by reference to projected net earnings, earnings before interest, taxes, depreciation and amortization (“EBITDA”), the discounted cash flow method, public market or private transactions, valuations for comparable companies and other measures which, in many cases, are unaudited at the time received. Valuations may be derived by reference to observable valuation measures for comparable companies or transactions (e.g., multiplying a key performance metric of the investee company such as EBITDA by a relevant valuation multiple observed in the range of comparable companies or transactions), adjusted by management for differences between the investment and the referenced comparables, and in some instances by reference to option pricing models or other similar models. Certain fund investments in the Company’s real assets, global market strategies and fund of funds solutions segments are comparable to corporate private equity and are valued in accordance with these policies.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Real Estate Investments — The fair values of real estate investments are determined by considering projected operating cash flows, sales of comparable assets, if any, and replacement costs, among other measures. The methods used to estimate the fair value of real estate investments include the discounted cash flow method and/or capitalization rates (“cap rates”) analysis. Valuations may be derived by reference to observable valuation measures for comparable assets (e.g., multiplying a key performance metric of the investee asset, such as net operating income, by a relevant cap rate observed in the range of comparable transactions), adjusted by management for differences between the investment and the referenced comparables, and in some instances by reference to pricing models or other similar methods. Additionally, where applicable, projected distributable cash flow through debt maturity will also be considered in support of the investment’s carrying value.

Credit-Oriented Investments — The fair values of credit-oriented investments are generally determined on the basis of prices between market participants provided by reputable dealers or pricing services. Specifically, for investments in distressed debt and corporate loans and bonds, the fair values are generally determined by valuations of comparable investments. In some instances, the Company may utilize other valuation techniques, including the discounted cash flow method.

CLO Investments and CLO Loans Payable — The Company has elected the fair value option to measure the loans payable of the CLOs at fair value subsequent to the date of initial adoption of the new consolidation rules, as the Company has determined that measurement of the loans payable and preferred shares issued by the CLOs at fair value better correlates with the value of the assets held by the CLOs, which are held to provide the cash flows for the note obligations. The investments of the CLOs are also carried at fair value.

The fair values of the CLO loan and bond assets were primarily based on quotations from reputable dealers or relevant pricing services. In situations where valuation quotations are unavailable, the assets are valued based on similar securities, market index changes, and other factors. The fair values of the CLO loans payable and the CLO structured asset positions were determined based on both discounted cash flow analyses and third-party quotes. Those analyses considered the position size, liquidity, current financial condition of the CLOs, the third-party financing environment, reinvestment rates, recovery lags, discount rates, and default forecasts and is compared to broker quotations from market makers and third party dealers. Generally, the bonds and loans in the CLOs are not actively traded and are classified as Level III.

The Company corroborates quotations from pricing services either with other available pricing data or with its own models.

Fund Investments — The Company’s investments in funds are valued based on its proportionate share of the net assets provided by the third party general partners of the underlying fund partnerships based on the most recent available information which is typically a lag of up to 90 days. The terms of the investments generally preclude the ability to redeem the investment. Distributions from these investments will be received as the underlying assets in the funds are liquidated, the timing of which cannot be readily determined.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis by the above fair value hierarchy levels as of December 31, 2011:

	Level I	Level II	Level III	Total
	(Dollars in millions)

Assets
Investments of Consolidated Funds:
Equity securities	$61.9	$718.4	$1,666.3	$2,446.6
Bonds	—	—	557.0	557.0
Loans	—	—	10,355.2	10,355.2
Partnership and LLC interests(1)	—	—	4,198.6	4,198.6
Hedge funds	—	1,929.1	—	1,929.1
Other	—	—	20.8	20.8

	$61.9	$2,647.5	$16,797.9	$19,507.3
Trading securities and other	—	—	35.0	35.0
Restricted securities of Consolidated Funds	57.5	—	—	57.5

Total	$119.4	$2,647.5	$16,832.9	$19,599.8

Liabilities
Loans payable of the CLOs	$—	$—	$9,689.9	$9,689.9
Interest rate swaps	—	7.3	—	7.3
Subordinated loan payable to affiliate	—	—	262.5	262.5
Contingent cash consideration(2)	—	—	132.3	132.3
Contingent equity(3)	—	—	36.9	36.9

Total	$—	$7.3	$10,121.6	$10,128.9

(1)	Balance represents Fund Investments that the Company consolidates one fiscal quarter in arrears.

(2)	Related to the acquisitions of Claren Road, AlpInvest and ESG (see Note 3).

(3)	Related to the acquisition of Claren Road (see Note 3).

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table summarizes the Company’s assets and liabilities measured at fair value on a recurring basis by the above fair value hierarchy levels as of December 31, 2010:

	Level I	Level II	Level III	Total
	(Dollars in millions)

Assets
Investments of Consolidated Funds:
Equity securities	$9.5	$166.0	$36.8	$212.3
Bonds	—	—	460.3	460.3
Loans	—	—	10,433.5	10,433.5
Partnership and LLC interests	—	5.7	14.8	20.5
Hedge funds	—	698.5	—	698.5
Other	—	5.6	33.9	39.5

	$9.5	$875.8	$10,979.3	$11,864.6
Trading securities and other	—	—	21.8	21.8
Restricted securities of Consolidated Funds	100.7	—	—	100.7

Total	$110.2	$875.8	$11,001.1	$11,987.1

Liabilities
Loans payable of the CLOs	$—	$—	$10,418.5	$10,418.5
Interest rate swap	—	8.5	—	8.5
Derivative instruments of the CLOs	—	—	1.9	1.9
Subordinated loan payable to affiliate	—	—	494.0	494.0
Contingent cash consideration(1)	—	—	43.7	43.7
Contingent equity(1)	—	—	51.3	51.3

Total	$—	$8.5	$11,009.4	$11,017.9

(1)	Related to the acquisition of Claren Road (see Note 3).

During 2011, $170.8 million of equity securities and $7.0 million of partnership and LLC interests were transferred from Level II to Level I due to the release of certain restrictions on these securities and interests. Transfers are measured as of the beginning of the quarter in which the transfer occurs.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The changes in financial instruments measured at fair value for which the Company has used Level III inputs to determine fair value are as follows (Dollars in millions):

	Financial Assets Year Ended December 31, 2011
	Investments of Consolidated Funds
				Partnership		Trading
	Equity			and LLC		Securities and
	Securities	Bonds	Loans	Interests	Other	Other	Total

Balance, beginning of period	$36.8	$460.3	$10,433.5	$14.8	$33.9	$21.8	$11,001.1
Initial consolidation of the CLOs and AlpInvest	2,347.8	13.6	1,286.9	4,378.4	—	0.2	8,026.9
Transfers out(1)	(7.1)	—	—	—	—	—	(7.1)
Purchases	77.5	431.6	5,292.9	215.5	—	9.2	6,026.7
Sales	(48.9)	(322.7)	(2,300.9)	(159.5)	(20.6)	(0.2)	(2,852.8)
Settlements	(10.7)	(2.8)	(4,151.1)	—	—	—	(4,164.6)
Realized and unrealized gains (losses), net	(729.1)	(23.0)	(206.1)	(250.6)	7.5	4.0	(1,197.3)

Balance, end of period	$1,666.3	$557.0	$10,355.2	$4,198.6	$20.8	$35.0	$16,832.9

Changes in unrealized gains (losses) included in earnings related to financial assets still held at the reporting date	$(220.2)	$(27.1)	$(264.9)	$76.7	$5.3	$4.0	$(426.2)

	Financial Assets Year Ended December 31, 2010
	Investments of Consolidated Funds
				Partnership		Trading
	Equity			and LLC		Securities and
	Securities	Bonds	Loans	Interests	Other	Other	Total

Balance, beginning of period	$98.9	$—	$—	$50.5	$14.5	$43.9	$207.8
Initial consolidation of the CLOs(2)	25.5	592.0	12,282.4	—	113.4	(24.2)	12,989.1
Transfers out(1)	(208.1)	—	—	(10.6)	(10.5)	—	(229.2)
Purchases	4.6	165.7	3,080.0	6.9	—	—	3,257.2
Sales	(34.1)	(319.1)	(4,886.7)	(10.5)	(22.3)	—	(5,272.7)
Realized and unrealized gains (losses), net	150.0	21.7	(42.2)	(21.5)	(61.2)	2.1	48.9

Balance, end of period	$36.8	$460.3	$10,433.5	$14.8	$33.9	$21.8	$11,001.1

Changes in unrealized gains (losses) included in earnings related to financial assets still held at the reporting date	$13.5	$35.7	$230.9	$(19.1)	$(14.3)	$(0.7)	$246.0

1)	Transfers out of Level III financial assets were due to changes in the observability of market inputs used in the valuation of such assets. Transfers are measured as of the beginning of the quarter in which the transfer occurs.

2)	Beginning January 1, 2010, the Company consolidated the CLOs (excluding certain CLOs that were consolidated beginning in August 2010 and December 2010 upon their acquisition). The Company’s investment in these CLOs of $24.2 million has been eliminated in the combined and consolidated balance sheets on January 1, 2010.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Financial Liabilities Year Ended December 31, 2011
		Derivative	Subordinated	Contingent
	Loans Payable	Instruments of	Loan Payable	Cash	Contingent
	of the CLOs	the CLOs	to Affiliate	Consideration	Equity	Total

Balance, beginning of period	$10,418.5	$1.9	$494.0	$43.7	$51.3	$11,009.4
Initial consolidation of the CLOs	453.0	—	—	—	—	453.0
Contingent consideration from acquisitions	—	—	—	75.9	—	75.9
Issuances	—	—	—	—	(11.3)	(11.3)
Borrowings	510.4	—	—	—	—	510.4
Paydowns	(1,699.0)	(0.1)	(260.0)	(6.4)	—	(1,965.5)
Sales	—	(3.2)	—	—	—	(3.2)
Realized and unrealized (gains) losses, net	7.0	1.4	28.5	19.1	(3.1)	52.9

Balance, end of period	$9,689.9	$—	$262.5	$132.3	$36.9	$10,121.6

Changes in unrealized (gains) losses included in earnings related to financial liabilities still held at the reporting date	$(44.9)	$—	$15.5	$3.5	$—	$(25.9)

	Financial Liabilities Year Ended December 31, 2010
		Derivative	Subordinated	Contingent
	Loans Payable	Instruments of	Loan Payable	Cash	Contingent
	of the CLOs	the CLOs	to Affiliate	Consideration	Equity	Total

Balance, beginning of period	$—	$—	$—	$—	$—	$—
Initial consolidation of the CLOs	12,410.5	—	—	—	—	12,410.5
Borrowings	2.8	—	494.0	—	—	496.8
Paydowns	(2,275.2)	(0.1)	—	—	—	(2,275.3)
Contingent consideration from acquisitions	—	—	—	43.7	51.3	95.0
Realized and unrealized losses, net	280.4	2.0	—	—	—	282.4

Balance, end of period	$10,418.5	$1.9	$494.0	$43.7	$51.3	$11,009.4

Changes in unrealized (gains) losses included in earnings related to financial liabilities still held at the reporting date	$579.6	$(2.5)	$—	$—	$—	$577.1

Total realized and unrealized gains and losses included in earnings for Level III investments for trading securities are included in investment income, and such gains and losses for investments of Consolidated Funds and loans payable and derivative instruments of the CLOs are included in net investment losses of Consolidated Funds in the combined and consolidated statements of operations.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

5.	Investments

Investments and Accrued Performance Fees

Investments and accrued performance fees consist of the following:

	As of December 31,
	2011	2010
	(Dollars in millions)

Accrued performance fees	$2,189.1	$2,216.6
Equity method investments, excluding accrued performance fees	419.9	355.9
Trading securities, at fair value	35.0	21.8

Total	$2,644.0	$2,594.3

Accrued Performance Fees

The components of accrued performance fees are as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Corporate Private Equity	$1,599.2	$1,823.8
Real Assets	270.9	208.3
Global Market Strategies	170.0	184.5
Fund of Funds Solutions	149.0	—

Total	$2,189.1	$2,216.6

Accrued performance fees are shown gross of the Company’s accrued giveback obligations, which are separately presented in the combined and consolidated balance sheets. The components of the accrued giveback obligations are as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Corporate Private Equity	$(77.8)	$(70.2)
Real Assets	(57.5)	(48.2)
Global Market Strategies	(1.2)	(1.2)

Total	$(136.5)	$(119.6)

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Performance Fees

The performance fees included in revenues are derived from the following segments:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Corporate Private Equity	$845.8	$1,259.0	$499.3
Real Assets	150.4	78.4	(5.7)
Global Market Strategies	145.9	144.6	3.1
Fund of Funds Solutions	(20.5)	—	—

Total	$1,121.6	$1,482.0	$496.7

Approximately 8% and 31% of accrued performance fees at December 31, 2011 and 2010, respectively, are related to an investment in China Pacific Insurance (Group) Co. Ltd., a publicly-traded foreign company by Carlyle Asia Partners L.P., a corporate private equity fund and related external co-investments. Performance fees from this investment were $(88.5) million, $9.7 million and $525.5 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Approximately 55% and 29% of accrued performance fees at December 31, 2011 and 2010, respectively, are related to Carlyle Partners IV, L.P. and Carlyle Partners V, L.P., two of the Company’s corporate private equity funds. Performance fees from these funds were $964.2 million and $678.1 million, respectively, of total performance fees for the years ended December 31, 2011 and 2010, respectively. There were no performance fees from these funds for the year ended December 31, 2009. Total revenues recognized from Carlyle Partners IV, L.P. and Carlyle Partners V, L.P. were $536.0 million and $678.5 million, respectively, for the year ended December 31, 2011.

Equity-Method Investments

The Company holds investments in its unconsolidated funds, typically as general partner interests, which are accounted for under the equity method. Investments are related to the following segments:

	As of December 31,
	2011	2010
	(Dollars in millions)

Corporate Private Equity	$238.5	$228.9
Real Assets	169.5	117.5
Global Market Strategies	11.9	9.5

Total	$419.9	$355.9

The Company’s equity method investments include its fund investments in Corporate Private Equity, Real Assets, and Global Market Strategies, which are not consolidated but in which Carlyle

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

exerts significant influence. The summarized financial information of the Company’s equity method investees is as follows (Dollars in millions):

							Global
	Corporate Private Equity			Real Assets			Market Strategies
	For the Years Ended			For the Years Ended			For the Years Ended			Aggregate Totals
	December 31,			December 31,			December 31,			For the Years Ended December 31,
	2011	2010	2009	2011	2010	2009	2011	2010	2009	2011	2010	2009

Statement of income information
Investment income	$496.7	$733.2	$181.5	$436.2	$354.7	$341.5	$127.5	$266.3	$172.9	$1,060.4	$1,354.2	$695.9
Expenses	(497.7)	(582.8)	(573.1)	(402.9)	(435.2)	(420.9)	(37.5)	(42.3)	(42.1)	(938.1)	(1,060.3)	(1,036.1)

Net investment income (loss)	(1.0)	150.4	(391.6)	33.3	(80.5)	(79.4)	90.0	224.0	130.8	122.3	293.9	(340.2)
Net realized and unrealized gain	4,320.7	9,911.3	4,185.3	2,231.7	2,364.2	2,196.3	79.3	529.1	477.8	6,631.7	12,804.6	6,859.4

Net income	$4,319.7	$10,061.7	$3,793.7	$2,265.0	$2,283.7	$2,116.9	$169.3	$753.1	$608.6	$6,754.0	$13,098.5	$6,519.2

	Corporate				Global		Aggregate
	Private Equity		Real Assets		Market Strategies		Totals
	As of December 31,		As of December 31,		As of December 31,		As of December 31,
	2011	2010	2011	2010	2011	2010	2011	2010

Balance sheet information
Investments	$36,517.6	$35,697.6	$20,952.4	$19,665.7	$1,936.2	$2,357.7	$59,406.2	$57,721.0
Total assets	$37,729.7	$41,232.6	$21,860.3	$20,535.5	$2,224.3	$2,554.4	$61,814.3	$64,322.5
Debt	$79.9	$115.1	$1,978.1	$867.9	$64.0	$—	$2,122.0	$983.0
Other liabilities	$278.7	$444.3	$260.9	$504.3	$116.0	$43.9	$655.6	$992.5
Total liabilities	$358.6	$559.4	$2,239.0	$1,372.2	$180.0	$43.9	$2,777.6	$1,975.5
Partners’ capital	$37,371.1	$40,673.2	$19,621.3	$19,163.3	$2,044.3	$2,510.5	$59,036.7	$62,347.0

Investment Income

The components of investment income are as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Income from equity investments	$70.5	$66.3	$5.3
Income (loss) from trading securities	8.4	2.6	(4.4)
Other investment income (loss)	(0.5)	3.7	4.1

Total	$78.4	$72.6	$5.0

Carlyle’s income from its equity-method investments is included in investment income in the combined and consolidated statements of operations and consists of:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Corporate Private Equity	$57.3	$49.0	$10.4
Real Assets	12.3	8.0	(7.4)
Global Market Strategies	0.9	9.3	2.3

Total	$70.5	$66.3	$5.3

Trading Securities and Other Investments

Trading securities as of December 31, 2011 and 2010 primarily consisted of $35.0 million and $21.8 million, respectively, of investments in corporate mezzanine securities, bonds and warrants.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Investments of Consolidated Funds

The following table presents a summary of the investments held by the Consolidated Funds. Investments held by the Consolidated Funds do not represent the investments of all Carlyle sponsored funds. The table below presents investments as a percentage of investments of Consolidated Funds (Dollars in millions):

			Percentage of Investments of
	Fair Value		Consolidated Funds
Geographic Region/Instrument Type/Industry	December 31,		December 31,
Description or Investment Strategy	2011	2010	2011	2010
	(Dollars in millions)

United States
Equity securities:
Accommodation and Food Services	$106.1	$—	0.54%	0.00%
Aerospace and defense	53.2	166.0	0.27%	1.40%
Healthcare	—	0.1	0.00%	0.00%
Manufacturing	412.7	—	2.12%	0.00%
Professional, Scientific, Technical Services	500.0	—	2.56%	0.00%
Retail trade	147.1	—	0.75%	0.00%
Other	263.2	—	1.35%	0.00%

Total equity securities (cost of $2,160.6 and $120.3 at December 31, 2011 and 2010, respectively)	1,482.3	166.1	7.59%	1.40%
Partnership and LLC interests:
Real estate	—	20.5	0.00%	0.17%
Fund investments	2,701.0	—	13.85%	0.00%

Total Partnership and LLC interests (cost of $2,593.5 and $23.1 at December 31, 2011 and 2010, respectively)	2,701.0	20.5	13.85%	0.17%
Loans:
Administrative Support, Waste Management, Remediation Services	60.6	—	0.31%	0.00%
Manufacturing	65.0	—	0.33%	0.00%
Professional, Scientific, Technical Services	81.1	—	0.42%	0.00%
Other	129.9	—	0.67%	0.00%

Total loans (cost of $361.4 at December 31, 2011)	336.6	—	1.73%	0.00%
Other:
Real estate	—	5.6	0.00%	0.05%

Total other (cost of $3.8 at December 31, 2010)	—	5.6	0.00%	0.05%
Total investment in hedge funds	1,929.1	698.5	9.89%	5.89%
Assets of the CLOs
Bonds	247.7	242.1	1.27%	2.04%
Equity	25.3	37.3	0.13%	0.31%
Loans	6,911.6	7,636.0	35.43%	64.36%
Other	0.1	0.2	0.00%	0.00%

Total assets of the CLOs (cost of $7,446.8 and $8,031.2 at December 31, 2011 and 2010, respectively)	7,184.7	7,915.6	36.83%	66.71%

Total United States	$13,633.7	$8,806.3	69.89%	74.22%

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

			Percentage of Investments of
	Fair Value		Consolidated Funds
Geographic Region/Instrument Type/Industry	December 31,		December 31,
Description or Investment Strategy	2011	2010	2011	2010
	(Dollars in millions)

Canada
Equity securities:
Other	$5.8	$—	0.03%	0.00%

Total equity securities (cost of $6.1 at December 31, 2011)	5.8	—	0.03%	0.00%
Partnership and LLC interests:
Fund investments	45.0	—	0.23%	0.00%

Total Partnership and LLC interests (cost of $112.0 at December 31, 2011)	45.0	—	0.23%	0.00%
Loans:
Transportation and Warehousing	8.0	—	0.04%	0.00%

Total loans (cost of $9.5 at December 31, 2011)	8.0	—	0.04%	0.00%
Assets of the CLOs
Bonds	15.8	8.0	0.08%	0.07%
Loans	228.5	51.3	1.17%	0.43%

Total assets of the CLOs (cost of $247.2 and $59.3 at December 31, 2011 and 2010, respectively)	244.3	59.3	1.25%	0.50%

Total Canada	$303.1	$59.3	1.55%	0.50%

Europe
Equity securities:
Administrative Support, Waste Management, Remediation Services	$104.4	$—	0.54%	0.00%
Information	88.1	—	0.45%	0.00%
Manufacturing	389.2	—	1.99%	0.00%
Retail Trade	95.4	—	0.49%	0.00%
Wholesale Trade	62.8	—	0.32%	0.00%
Other	106.9	—	0.55%	0.00%

Total equity securities (cost of $1,249.3 at December 31, 2011)	846.8	—	4.34%	0.00%
Partnership and LLC interests:
Fund investments	976.9	—	5.01%	0.00%

Total Partnership and LLC interests (cost of $1,052.6 at December 31, 2011)	$976.9	$—	5.01%	0.00%

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

			Percentage of Investments of
	Fair Value		Consolidated Funds
Geographic Region/Instrument Type/Industry	December 31,		December 31,
Description or Investment Strategy	2011	2010	2011	2010
	(Dollars in millions)

Europe
Loans:
Manufacturing	$158.2	$—	0.81%	0.00%
Other	135.1	—	0.69%	0.00%

Total loans (cost of $413.3 at December 31, 2011)	293.3	—	1.50%	0.00%
Assets of the CLOs
Bonds	288.6	210.1	1.48%	1.77%
Equity	12.5	9.0	0.06%	0.08%
Loans	2,577.2	2,746.2	13.21%	23.15%
Other	20.7	33.7	0.11%	0.28%

Total assets of the CLOs (cost of $3,345.2 and $3,347.9 at December 31, 2011 and 2010, respectively)	2,899.0	2,999.0	14.86%	25.28%

Total Europe	$5,016.0	$2,999.0	25.71%	25.28%

Australia
Assets of the CLOs
Bonds	$4.9	$—	0.03%	0.00%

Total assets of the CLOs (cost of $5.0 at December 31, 2011)	4.9	—	0.03%	0.00%

Total Australia	$4.9	$—	0.03%	0.00%

Global
Equity securities:
Manufacturing	$73.9	$—	0.38%	0.00%

Total equity securities (cost of $85.3 at December 31, 2011)	73.9	—	0.38%	0.00%
Partnership and LLC interests:
Fund investments	475.7	—	2.44%	0.00%

Total Partnership and LLC interests (cost of $427.2 at December 31, 2011)	475.7	—	2.44%	0.00%

Total Global	$549.6	$—	2.82%	0.00%

Total investments of Consolidated Funds (cost of $19,514.9 and $11,585.6 at December 31, 2011 and 2010, respectively)	$19,507.3	$11,864.6	100.00%	100.00%

There were no individual investments with a fair value greater than five percent of total assets for any period presented.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Interest and Other Income of Consolidated Funds

The components of interest and other income of Consolidated Funds are as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Interest income from investments	$605.7	$435.5	$0.1
Other income	108.3	17.1	0.6

Total	$714.0	$452.6	$0.7

Net Investment Gains (Losses) of Consolidated Funds

Net investment gains (losses) of Consolidated Funds include net realized gains (losses) from sales of investments and unrealized gains resulting from changes in fair value of the Consolidated Funds’ investments. The components of net investment gains (losses) of Consolidated Funds are as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Gains (losses) from investments
of Consolidated Funds	$(260.8)	$502.0	$(33.8)
Losses from liabilities of CLOs	(64.2)	(752.4)	—
Gains on other assets of CLOs	1.7	5.0	—

Total	$(323.3)	$(245.4)	$(33.8)

The following table presents realized and unrealized gains (losses) earned from investments of the Consolidated Funds:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Realized gains (losses)	$658.8	$74.1	$(6.4)
Net change in unrealized gains (losses)	(919.6)	427.9	(27.4)

Total	$(260.8)	$502.0	$(33.8)

6.	Non-controlling Interests in Consolidated Entities

The components of the Company’s non-controlling interests in consolidated entities are as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Non-Carlyle interests in Consolidated Funds	$7,290.6	$218.9
Non-Carlyle interests in majority-owned subsidiaries	195.6	137.0
Non-controlling interest in carried interest and cash held for carried interest distributions	10.0	9.0

Non-controlling interests in consolidated entities	$7,496.2	$364.9

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The components of the Company’s non-controlling interests in income (loss) of consolidated entities are as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Non-Carlyle interests in Consolidated Funds	$(189.8)	$163.8	$(25.5)
Non-Carlyle interests in majority-owned subsidiaries	20.2	20.0	(4.3)
Non-controlling interest in carried interest and cash held for carried interest distributions	8.0	6.6	(0.7)

Net income (loss) attributable to other non-controlling interests in consolidated entities	(161.6)	190.4	(30.5)
Net loss attributable to equity appropriated for CLOs	(126.4)	(256.6)	—
Net income attributable to redeemable non-controlling interests in consolidated entities	85.4	—	—

Non-controlling interests in income (loss) of consolidated entities	$(202.6)	$(66.2)	$(30.5)

Other than changes resulting from acquisitions, there have been no significant changes in the Company’s ownership interests in its consolidated entities for the periods presented.

7.	Comprehensive Income (Loss)

The components of comprehensive income for the years ended December 31, 2011, 2010 and 2009 were as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Net income	$1,154.3	$1,459.4	$663.6
Change in fair value of cash flow hedge instruments	1.3	(0.8)	3.1
Currency translation adjustments	(499.2)	(38.2)	14.5

Other comprehensive income (loss)	(497.9)	(39.0)	17.6

Comprehensive income	656.4	1,420.4	681.2
Add: Comprehensive loss attributable to equity appropriated for Consolidated Funds	131.5	274.8	—
Add: Comprehensive (income) loss attributable to non-controlling interests in consolidated entities	633.1	(193.1)	25.1
Deduct: Comprehensive income attributable to redeemable non-controlling interests in consolidated entities	(85.4)	—	—

Comprehensive income attributable to Carlyle Group	$1,335.6	$1,502.1	$706.3

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The components of accumulated other comprehensive loss as of December 31, 2011 and 2010 were as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Unrealized losses on cash flow hedge instruments	$(7.3)	$(8.6)
Currency translation adjustments	(48.5)	(25.9)

Total	$(55.8)	$(34.5)

The balance in accumulated other comprehensive loss related to the cash flow hedges will be reclassified into earnings as interest expense is recognized. The amount of losses reclassified into earnings were $5.6 million, $6.5 million and $7.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. As of December 31, 2011, approximately $5.5 million of the accumulated other comprehensive loss related to these cash flow hedges is expected to be recognized as a decrease to income from continuing operations over the next twelve months.

8.	Fixed Assets, Net

The components of the Company’s fixed assets are as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Furniture, fixtures and equipment	$37.4	$34.4
Computer hardware and software	94.8	68.7
Leasehold improvements	49.1	44.2

Total fixed assets	181.3	147.3
Less: accumulated depreciation	(128.6)	(107.7)

Net fixed assets	$52.7	$39.6

Depreciation and amortization expense of $22.2 million, $20.9 million and $28.6 million for the years ended December 31, 2011, 2010 and 2009, respectively, is included in general, administrative and other expenses in the combined and consolidated statements of operations.

9.	Loans Payable

Senior Secured Credit Facility

At December 31, 2011, the Company had in place a senior secured credit facility with certain financial institutions under which it may borrow up to $500.0 million in a term loan and $750.0 million in a revolving credit facility. The term loan and revolving credit facility mature on September 30, 2016. Principal amounts outstanding under the amended term loan and revolving credit facility accrue interest, at the option of the borrowers, either (a) at an alternate base rate plus an applicable margin not to exceed 0.75%, or (b) at LIBOR plus an applicable margin not to exceed 1.75% (2.05% at December 31, 2011). As of December 31, 2011 and 2010, $500.0 million was

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

outstanding under the term loan. Outstanding principal amounts under the term loan are payable quarterly beginning in September 2014 as follows (Dollars in millions):

2014	$75.0
2015	175.0
2016	250.0

$500.0

The senior secured credit facility is secured by management fees and carried interest allocable to the partners of the Company from certain funds and requires the Company to comply with certain financial and other covenants, which include maintaining management fee earning assets of at least $50.1 billion, a senior debt leverage ratio of less than or equal to 2.5 to 1.0, a total debt leverage ratio of less than 5.5 to 1.0, and a minimum interest coverage ratio of not less than 4.0 to 1.0, in each case, tested on a quarterly basis. The senior secured credit facility also contains non-financial covenants that restrict some of the Company’s corporate activities, including its ability to incur additional debt, pay certain dividends, create liens, make certain acquisitions or investments and engage in specified transactions with affiliates. Non-compliance with any of the financial or non-financial covenants without cure or waiver would constitute an event of default under the senior secured credit facility. An event of default resulting from a breach of a financial or non-financial covenant may result, at the option of the lenders, in an acceleration of the principal and interest outstanding, and a termination of the revolving credit facility. The senior secured credit facility also contains other customary events of default, including defaults based on events of bankruptcy and insolvency, nonpayment of principal, interest or fees when due, breach of specified covenants, change in control and material inaccuracy of representations and warranties. The Company was in compliance with the financial and non-financial covenants for the senior secured credit facility as of December 31, 2011.

As of December 31, 2011, $310.9 million was outstanding under the revolving credit facility. No amounts were outstanding under the revolving credit facility at December 31, 2010. The Company’s weighted average balance outstanding during 2011 was $203.4 million.

Total interest expense under the Senior Secured Credit Facility was $20.9 million, $17.3 million and $26.4 million for the years ended December 31, 2011, 2010 and 2009, respectively, which includes $1.1 million, $1.6 million and $2.8 million in amortization of deferred financing costs, respectively. The fair value of the outstanding term loan and revolving credit facility in the senior secured credit facility approximates par value at December 31, 2011 and 2010, respectively.

The Company is subject to interest rate risk associated with its variable rate debt financing. To manage this risk, the Company entered into an interest rate swap in March 2008 to fix the interest rate on approximately 33% of the $725.0 million in term loan borrowings at 5.069%. The interest rate swap had an initial notional balance of $239.2 million and amortizes through August 20, 2013 (the swap’s maturity date) as the related term loan borrowings are repaid. This instrument was designated as a cash flow hedge and remains in place after the amendment of the senior secured credit facility.

In December 2011, the Company entered into a second interest rate swap to fix the interest rate at 2.832% on the remaining term loan borrowings not hedged by the March 2008 interest rate swap. This interest rate swap matures on September 30, 2016, which coincides with the maturity of the term loan. This instrument has been designated as a cash flow hedge.

The effective portion of losses related to the changes in the fair value of the swaps of $4.3 million, $7.3 million and $3.8 million for the years ended December 31, 2011, 2010 and 2009, respectively, are included in accumulated other comprehensive loss in the combined and

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

consolidated balance sheets. The ineffective portion of losses recognized in earnings were not significant for any period presented.

On December 13, 2011, the Company entered into a new senior credit facility. The new senior credit facility, while currently effective, will not become operative unless and until certain conditions are satisfied, including the consummation of a Qualified IPO, the redemption, repurchase or conversion of the notes issued to Mubadala, and the repayment of borrowings under the revolving credit facility of the existing senior secured credit facility used to finance distributions, if any, to its existing owners. If and when the new senior credit facility becomes operative, it will replace the existing senior secured credit facility, amounts borrowed under the existing senior secured credit facility will be deemed to have been repaid by borrowings in like amount under the new senior credit facility, and the Company will no longer be subject to the financial and other covenants of the existing senior secured credit facility.

The new senior credit facility will include $500.0 million in a term loan and $750.0 million in a revolving credit facility. The new term loan and revolving credit facility will mature on September 30, 2016. Principal amounts outstanding under the new term loan and revolving credit facility will accrue interest, at the option of the borrowers, either (a) at an alternate base rate plus an applicable margin not to exceed 0.75%, or (b) at LIBOR plus an applicable margin not to exceed 1.75%. Outstanding principal amounts due under the term loan are payable quarterly beginning in September 2014 as follows: $75.0 million in 2014, $175.0 million in 2015 and $250.0 million in 2016. The new senior credit facility will be unsecured and will not be guaranteed by any subsidiaries of the Company. The Company will be required to maintain management fee earning assets (as defined in the new senior credit facility) of at least $50.1 billion and a total debt leverage ratio of less than 3.0 to 1.0. The Company will be permitted to incur secured indebtedness in an amount not greater than $125.0 million, subject to certain other permitted liens. The Company will not be subject to a senior debt leverage ratio or a minimum interest coverage ratio.

Other Loans

As part of the Claren Road acquisition, the Company entered into a loan agreement for $47.5 million. The loan matures on December 31, 2015 and interest is payable semi-annually, commencing June 30, 2011 at an adjustable annual rate, currently 6.0%. Total interest expense was $2.9 million for the year ended December 31, 2011. Outstanding principal amounts are payable annually as follows (Dollars in millions):

2012	$7.5
2013	7.5
2014	7.5
2015	17.5

$40.0

As part of the Claren Road acquisition, Claren Road entered into a loan agreement with a financial institution for $50.0 million. The loan matures on January 3, 2017 and interest is payable quarterly, commencing March 31, 2011 at an annual rate of 8.0%. Total interest expense was $3.1 million for the year ended December 31, 2011. Outstanding principal amounts are payable quarterly beginning April 29, 2011 and vary based on annual gross revenue as defined in the loan agreement. Beginning April 3, 2013 additional quarterly principal payments will commence equal to the lesser of (a) $2.0 million and (b) the then unpaid principal amount of the loan. As of December 31, 2011, $10.0 million in principal remains outstanding and was subsequently repaid in 2012.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Debt Covenants

The Company is subject to various financial covenants under its loan agreements including among other items, maintenance of a minimum amount of management fee earning assets. The Company is also subject to various non-financial covenants under its loan agreements. The Company was in compliance with all financial and non-financial covenants under its various loan agreements as of December 31, 2011.

Subordinated Loan Payable to Affiliate

In December 2010, the Company received net cash proceeds of $494.0 million from Mubadala in exchange for $500.0 million in subordinated notes, a 2% equity interest in the Company and additional rights as described below. In the event that a qualified initial public offering (“Qualified IPO”) does not occur within two years of this transaction, the Company is required to issue an additional equity interest in the Company of 0.25% to Mubadala. If a Qualified IPO does not occur within five years of this transaction, the Company is required to issue an additional equity interest in the Company of 0.25% to Mubadala.

The notes mature on December 31, 2020 and are exchangeable for additional equity interests in the Company at Mubadala’s option in the event of a Qualified IPO within five years of this transaction at a 7.5% discount to the IPO price. If a Qualified IPO has not occurred within this period of time, Mubadala has the option to require the Company to redeem the notes for the then outstanding principal amount of the notes being redeemed, together with any applicable accrued and unpaid interest through the redemption date. From and after December 31, 2017, any note may be voluntarily redeemed at the election of the Company for the then outstanding principal amount of the notes being redeemed, together with any applicable accrued and unpaid interest through the redemption date.

Interest on the notes is payable semi-annually, commencing June 30, 2011 at a rate of 7.25% per annum to the extent paid in cash or 7.5% per annum to the extent paid by issuing payment-in-kind notes (“PIK Notes”). Interest payable on the first interest payment date is payable in cash. For any subsequent interest period, the Company may elect to pay up to 50% of the interest payment due by issuing PIK Notes on the same terms and conditions as the originally issued notes. Further, the Company may pay up to 50% of the interest payment due on any PIK Notes by issuing additional PIK Notes. Total interest expense was $33.6 million for the year ended December 31, 2011.

On October 20, 2011, the Company borrowed $265.5 million under its revolving credit facility to redeem $250.0 million aggregate principal amount of the subordinated notes for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $5.5 million. As a result, an aggregate of $250.0 million principal amount of notes remain outstanding at December 31, 2011.

The Company has elected the fair value option to measure the subordinated notes at fair value. At December 31, 2011 and 2010, the fair value of the subordinated notes was $262.5 million and $494.0 million, respectively. The primary reasons for electing the fair value option are to (i) reflect economic events in earnings on a timely basis and (ii) address simplification and cost-benefit considerations. Changes in the fair value of this instrument of $28.5 million for the year ended December 31, 2011 are recognized in earnings and included in other non-operating expenses in the combined and consolidated statements of operations.

The fair value of the subordinated notes is determined based upon modeling their expected cash flows including factoring the value of the embedded put and call features and the probability of conversion upon a Qualified IPO. The cash flows are then discounted at a market rate which is

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

derived by comparison to comparable benchmark securities. The comparable benchmark securities were for companies in the private equity industry similar to the Company and the current yields were adjusted accordingly based on the terms, tenure, seniority, and credit risk for each security. As the probability of a Qualified IPO increases, the value of the notes increases and any value associated with the embedded put and call features decreases. In addition, the period of time over which the expected cash flows are discounted also decreases, which lessens the impact that changes in credit spreads have on the valuation of the notes. The December 31, 2011 valuation at 105% of par primarily reflects the increased probability of a Qualified IPO and to a lesser extent, the change in credit spreads. Refer to Note 4 for additional disclosures related to the fair value of these instruments as of December 31, 2011 and 2010.

The Company accounted for the equity interests issued to Mubadala as an upfront cost related to the issuance of the subordinated notes. Because the Company elected the fair value option to account for the subordinated notes, the Company recognized the fair value of the equity interests in earnings during the year ended December 31, 2010 and presented the $214.0 million expense as equity issued for affiliate debt financing in the combined and consolidated statements of operations. The charge assumed a Company valuation of approximately $10.0 billion and gives consideration to the contingent equity grant of up to an additional 0.5% as described above. In valuing the Company for this purpose, a discounted cash-flow approach was utilized to assess the value of various cashflow streams of the Company. In addition, a market multiple approach was utilized to corroborate on a macro basis the results of the discounted cash flow approach.

Loans Payable of Consolidated Funds

Loans payable of Consolidated Funds represent amounts due to holders of debt securities issued by the CLOs. Several of the CLOs issued preferred shares representing the most subordinated interest, however these tranches are mandatorily redeemable upon the maturity dates of the senior secured loans payable, and as a result have been classified as liabilities, and are included in loans payable of Consolidated Funds in the combined and consolidated balance sheets.

As of December 31, 2011 and 2010 the following borrowings were outstanding, which includes preferred shares classified as liabilities (Dollars in millions):

	As of December 31, 2011
					Weighted
					Average
			Weighted		Remaining
	Borrowing		Average		Maturity in
	Outstanding	Fair Value	Interest Rate		Years

Senior secured notes	$10,291.2	$9,010.7	1.44%		8.85
Subordinated notes, Income notes and Preferred shares	417.3	670.7	n/a	(a)	8.54
Combination notes	9.9	8.5	n/a	(b)	9.92

Total	$10,718.4	$9,689.9

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	As of December 31, 2010
					Weighted
					Average
			Weighted		Remaining
	Borrowing		Average		Maturity in
	Outstanding	Fair Value	Interest Rate		Years

Senior secured notes	$11,037.1	$9,772.2	1.20%		9.36
Subordinated notes, Income notes and Preferred shares	440.7	636.4	n/a	(a)	9.22
Combination notes	11.7	9.9	n/a	(b)	10.72

Total	$11,489.5	$10,418.5

(a)	The subordinated notes, income notes and preferred shares do not have contractual interest rates, but instead receive distributions from the excess cash flows of the CLOs.

(b)	The combination notes do not have contractual interest rates and have recourse only to U.S. Treasury securities and OATS specifically held to collateralize such combination notes.

Loans payable of the CLOs are collateralized by the assets held by the CLOs and the assets of one CLO may not be used to satisfy the liabilities of another. This collateral consisted of cash and cash equivalents, corporate loans, corporate bonds and other securities. As of December 31, 2011 and 2010, the fair value of the CLO assets was $11.0 billion and $11.9 billion, respectively. Included in loans payable of the CLOs are loan revolvers (the APEX Revolvers), which the CLOs entered into with financial institutions on their respective closing dates. The APEX Revolvers provide credit enhancement to the securities issued by the CLOs by allowing the CLOs to draw down on the revolvers in order to offset a certain level of principal losses upon any default of the investment assets held by that CLO. The APEX Revolvers allow for a maximum borrowing of $38.3 million and $84.8 million as of December 31, 2011 and 2010, respectively, and bear weighted average interest at LIBOR plus 0.37% and 0.41% per annum as of December 31, 2011 and 2010, respectively. Amounts borrowed under the APEX Revolvers are repaid based on cash flows available subject to priority of payments under each CLO’s governing documents. Due to their short-term nature, the Company has elected not to apply the fair value option to the APEX revolvers; rather, they are carried at amortized cost at each reporting date which the Company believes approximates fair value. There were no outstanding principal amounts borrowed under the APEX Revolvers as of December 31, 2011. The principal amounts borrowed under the APEX Revolvers as of December 31, 2010 were $15.0 million.

Certain CLOs entered into liquidity facility agreements with various liquidity facility providers on or about the various closing dates in order to fund payments of interest where there are insufficient funds available. The proceeds from such draw-downs are used for payments of interest at each interest payment date and the acquisition or exercise of an option or warrant as part of any collateral enhancement obligation. The liquidity facilities in aggregate allow for a maximum borrowing of $12.9 million and bear weighted average interest at EURIBOR plus 0.25% per annum. Amounts borrowed under the liquidity facilities are repaid based on cash flows available subject to priority of payments under each CLO’s governing documents. There were no borrowings outstanding under the liquidity facility as of December 31, 2011 and 2010.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

10.	Commitments and Contingencies

Capital Commitments

The Company and its unconsolidated affiliates have unfunded commitments to entities within the following segments as of December 31, 2011 (Dollars in millions):

Unfunded
Commitments

Corporate Private Equity	$977.5
Real Assets	259.0
Global Market Strategies	161.7

$1,398.2

In addition to these unfunded commitments, the Company may from time to time exercise its right to purchase additional interests in its investment funds that become available in the ordinary course of their operations.

Guaranteed Loans

On August 4, 2001, the Company entered into an agreement with a financial institution pursuant to which the Company is the guarantor on a credit facility for eligible employees investing in Carlyle sponsored funds. This credit facility renews on an annual basis, allowing for annual incremental borrowings up to an aggregate of $16.1 million, and accrues interest at the lower of the prime rate, as defined, or three-month LIBOR plus 2% (3.25% at December 31, 2011), reset quarterly. As of December 31, 2011 and 2010, approximately $14.3 million and $19.5 million, respectively, was outstanding under the credit facility and payable by the employees. The amount funded by the Company under this guarantee as of December 31, 2011 was not material. The Company believes the likelihood of any material funding under this guarantee to be remote. The fair value of this guarantee is not significant to the combined and consolidated financial statements.

Other Guarantees

In 2009, the Company decided to shut down one of its real assets funds and guaranteed to reimburse investors of the fund for capital contributions made for investments and fees to the extent investment proceeds did not cover such amounts. In December 2010, the Company entered into an agreement to purchase investors’ interests in the fund and the related obligation of $5.2 million is included in the accompanying combined and consolidated financial statements at December 31, 2010. This obligation was settled in January 2011 and the Company has no liabilities related to this transaction at December 31, 2011.

The Company has guaranteed payment of giveback obligations, if any, related to one of its corporate private equity funds to the extent the amount of funds reserved for potential giveback obligations is not sufficient to fulfill such obligations. At December 31, 2011 and 2010, $13.6 million and $14.9 million, respectively, was held in an escrow account and the Company believes the likelihood of any material fundings under this guarantee to be remote.

Contingent Obligations (Giveback)

A liability for potential repayment of previously received performance fees of $136.5 million at December 31, 2011, is shown as accrued giveback obligations in the combined and consolidated balance sheets, representing the giveback obligation that would need to be paid if the funds were

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

liquidated at their current fair values at December 31, 2011. However, the ultimate giveback obligation, if any, does not become realized until the end of a fund’s life (see Note 2). The Company has recorded $56.5 million and $38.8 million, of unbilled receivables from former and current employees and Carlyle’s individual partners as of December 31, 2011 and 2010, respectively, related to giveback obligations, which are included in due from affiliates and other receivables, net in the accompanying combined and consolidated balance sheets. Current and former partners and employees are personally responsible for their giveback obligations. The receivables are collateralized by investments made by individual partners and employees in Carlyle-sponsored funds. In addition, $250.8 million and $193.6 million has been withheld from distributions of carried interest to partners and employees for potential giveback obligations as of December 31, 2011 and 2010, respectively. Such amounts are held by an entity not included in the accompanying combined and consolidated balance sheets.

If, at December 31, 2011, all of the investments held by the Company’s Funds were deemed worthless, a possibility that management views as remote, the amount of realized and distributed carried interest subject to potential giveback would be $856.7 million, on an after-tax basis where applicable.

Leases

The Company leases office space in various countries around the world and maintains its headquarters in Washington, D.C., where it leases its primary office space under a non-cancelable lease agreement expiring on July 31, 2026. In the first quarter of 2011, the Company entered into a lease agreement for office space in Arlington, VA, expiring on June 30, 2022. Office leases in other locations expire in various years from 2011 through 2020. These leases are accounted for as operating leases. Rent expense was approximately $43.7 million, $32.6 million and $43.4 million for the years ended December 31, 2011, 2010 and 2009, respectively, and is included in general, administrative and other expenses in the combined and consolidated statements of operations. Included in rent expense are lease termination costs of $1.7 million, $1.7 million and $16.5 million for the years ended December 31, 2011, 2010 and 2009, respectively.

The future minimum commitments for the leases are as follows (Dollars in millions):

2012	$43.1
2013	42.5
2014	39.7
2015	35.7
2016	24.1
Thereafter	133.7

$318.8

Total minimum rentals to be received in the future under non-cancelable subleases as of December 31, 2011 were $7.6 million.

The Company records contractual escalating minimum lease payments on a straight-line basis over the term of the lease. Deferred rent payable under the leases was $12.9 million and $7.1 million as of December 31, 2011 and 2010, respectively, and is included in accounts payable, accrued expenses and other liabilities in the accompanying combined and consolidated balance sheets.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Legal Matters

In the ordinary course of business, the Company is a party to litigation, investigations, disputes and other potential claims. Certain of these matters are described below. The Company is not currently able to estimate for any such matters the reasonably possible amount of loss or range of loss. The Company does not believe it is probable that the outcome of any existing litigation, investigations, disputes or other potential claims will materially affect the Company or these financial statements.

In May 2009, the Company reached resolution with the Office of the Attorney General of the State of New York (the NYAG) regarding the NYAG’s inquiry into the use of placement agents by various investment managers, including Carlyle, to solicit New York public pension funds for private equity and hedge fund investment commitments. The Company agreed to pay $20.0 million to New York State.

Along with many other companies and individuals in the financial sector, the Company and Carlyle Mezzanine Partners are named as defendants in Foy v. Austin Capital, a case filed in June 2009, pending in the State of New Mexico’s First Judicial District Court, County of Santa Fe, which purports to be a qui tam suit on behalf of the State of New Mexico. The suit alleges that investment decisions by New Mexico public investment funds were improperly influenced by campaign contributions and payments to politically connected placement agents. The plaintiffs seek, among other things, actual damages, actual damages for lost income, rescission of the investment transactions described in the complaint and disgorgement of all fees received. In May 2011, the Attorney General of New Mexico moved to dismiss certain defendants including the Company and Carlyle Mezzanine Partners on the ground that separate civil litigation by the Attorney General is a more effective means to seek recovery for the State from these defendants. The Attorney General has brought two civil actions against certain of those defendants, not including the Carlyle defendants. The Attorney General has stated that its investigation is continuing and it may bring additional civil actions. The Company is currently unable to anticipate when the litigation will conclude or what impact the litigation may have on the Company and its interest holders.

In July 2009, a former shareholder of Carlyle Capital Corporation Limited (CCC), claiming to have lost $20.0 million, filed a claim against CCC, the Company and certain affiliates and one officer of the Company (Huffington v. TC Group L.L.C., et al.) alleging violations of Massachusetts “blue sky” law provisions relating to material misrepresentations and omissions allegedly made during and after the marketing of CCC. The plaintiff seeks treble damages, interest, expenses and attorney’s fees and to have the subscription agreement deemed null and void and a full refund of the investment. In March 2010, the United States District Court for the District of Massachusetts dismissed the plaintiff’s complaint on the grounds that it should have been filed in Delaware instead of Massachusetts, and the plaintiff subsequently filed a notice of appeal to the United States Court of Appeals for the First Circuit. The plaintiff lost his appeal to the First Circuit and has filed a new claim in Delaware State Court. Defendants are awaiting a ruling on a motion for summary judgment. The defendants are vigorously contesting all claims asserted by the plaintiff.

In November 2009, another CCC investor instituted legal proceedings on similar grounds in Kuwait’s Court of First Instance (National Industries Group v. Carlyle Group) seeking to recover losses incurred in connection with an investment in CCC. In July 2011, the Delaware Court of Chancery issued a decision restraining the plaintiff from proceeding in Kuwait against either Carlyle Investment Management L.L.C. or TC Group, L.L.C., based on the forum selection clause in the plaintiff’s subscription agreement, which provided for exclusive jurisdiction in Delaware courts. In September 2011, the plaintiff reissued its complaint in Kuwait naming CCC only, but, in December 2011, expressed an intent to reissue its complaint joining Carlyle Investment Management L.L.C. as a

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

defendant. The Company believes these claims are without merit and intends to vigorously contest all such allegations and is currently unable to anticipate what impact they may have on the Company.

The Guernsey liquidators who took control of CCC in March 2008 filed four suits in July 2010 against the Company, certain of its affiliates and the former directors of CCC in the Delaware Chancery Court, the Royal Court of Guernsey, the Superior Court of the District of Columbia and the Supreme Court of New York, New York County, (Carlyle Capital Corporation Limited v. Conway et al.) seeking $1.0 billion in damages. They allege that the Company and the CCC board of directors were negligent, grossly negligent or willfully mismanaged the CCC investment program and breached certain fiduciary duties allegedly owed to CCC and its shareholders. The Liquidators further allege (among other things) that the directors and the Company put the interests of the Company ahead of the interests of CCC and its shareholders and gave priority to preserving and enhancing the Company’s reputation and its “brand” over the best interests of CCC. The defendants filed a comprehensive motion to dismiss in Delaware in October 2010. In December 2010, the Liquidators dismissed the complaint in Delaware voluntarily and without prejudice and expressed an intent to proceed against the defendants in Guernsey. The Company filed an action in Delaware seeking an injunction against the Liquidators to preclude them from proceeding in Guernsey in violation of a Delaware exclusive jurisdiction clause contained in the investment management agreement. In July 2011, the Royal Court of Guernsey held that the case should be litigated in Delaware pursuant to the exclusive jurisdiction clause. That ruling was appealed by the Liquidators, and in February 2012 was reversed by the Guernsey Court of Appeal, which held that the case should proceed in Guernsey. The Company intends to seek review of that ruling pursuant to an application for special leave to the Privy Council. Also, in October 2011, the plaintiffs obtained an ex parte anti-anti-suit injunction in Guernsey against the Company’s anti-suit claim in Delaware. That ruling also is on appeal in Guernsey. The Liquidators’ lawsuits in New York and the District of Columbia were dismissed in December 2011 without prejudice. The Company believes that regardless of where the claims are litigated, they are without merit and it will vigorously contest all allegations. The Company recognized a loss of $152.3 million in 2008 in connection with the winding up of CCC.

In June 2011, August 2011, and September 2011, three putative shareholder class actions were filed against the Company, certain of its affiliates and former directors of CCC alleging that the fund offering materials and various public disclosures were materially misleading or omitted material information. Two of the shareholder class actions, (Phelps v. Stomber, et al.) and (Glaubach v. Carlyle Capital Corporation Limited, et al.), were filed in the United States District Court for the District of Columbia. The most recent shareholder class action (Phelps v. Stomber, et al.) was filed in the Supreme Court of New York, New York County and has subsequently been removed to the United States District Court for the Southern District of New York. The two original D.C. cases were consolidated into one case, under the caption of Phelps v. Stomber, and the Phelps named plaintiffs have been designated “lead plaintiffs” by the court. The New York case has been transferred to the D.C. federal court and the plaintiffs have requested that it be consolidated with the other two D.C. actions. The defendants have opposed and have moved to dismiss the case as duplicative. The plaintiffs seek all compensatory damages sustained as a result of the alleged misrepresentations, costs and expenses, as well as reasonable attorney fees. The defendants have filed a comprehensive motion to dismiss. We believe the claims are without merit and will vigorously contest all claims.

In September 2006 and March 2009, the Company received requests for certain documents and other information from the Antitrust Division of the U.S. Department of Justice (“DOJ”) in connection with the DOJ’s investigation of global alternative asset firms to determine whether they have engaged in conduct prohibited by U.S. antitrust laws. The Company is fully cooperating with

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

the DOJ’s investigation and is currently unable to anticipate what impact it may have on the Company.

On February 14, 2008, a private class-action lawsuit challenging “club” bids and other alleged anti-competitive business practices was filed in the U.S. District Court for the District of Massachusetts (Police and Fire Retirement System of the City of Detroit v. Apollo Global Management, LLC). The complaint alleges, among other things, that certain global alternative firms, including the Company, violated Section 1 of the Sherman Act by forming multi-sponsor consortiums for the purpose of bidding collectively in company buyout actions in certain going private transactions, which the plaintiffs allege constitutes a “conspiracy in restraint of trade.” The plaintiffs seek damages as provided for in Section 4 of the Clayton Act and injunction against such conduct in restraint of trade in the future. The Company believes the claims are without merit and will vigorously contest all claims and is currently unable to anticipate what impact it may have on the Company.

Other Contingencies

In October 2009, a Luxembourg portfolio company owned by Carlyle Europe Real Estate Partners, L.P. completed the disposition of real estate located in Paris, France. Carlyle Europe Real Estate Partners, L.P. is a real estate fund not consolidated by the Company. The relevant French tax authorities have asserted that such portfolio company had a permanent establishment in France, and have issued a tax assessment seeking to collect €88.2 million, consisting of taxes, interest and penalties. The portfolio company is contesting the French tax assessment and exploring settlement opportunities. Although neither Carlyle Europe Real Estate Partners, L.P. nor the portfolio company are consolidated by the Company, the Company may determine to advance amounts to such non-consolidated entities or otherwise incur costs to resolve the matter, in which case the Company would seek to recover such advance from proceeds of subsequent portfolio dispositions by Carlyle Europe Real Estate Partners, L.P. The amount of any unrecoverable costs that may be incurred by the Company is not estimable at this time.

Indemnifications

In the normal course of business, the Company and its subsidiaries enter into contracts that contain a variety of representations and warranties and provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company believes the risk of material loss to be remote.

Risks and Uncertainties

The funds seek investment opportunities that offer the possibility of attaining substantial capital appreciation. Certain events particular to each industry in which the underlying investees conduct their operations, as well as general economic conditions, may have a significant negative impact on the Company’s investments and profitability. Such events are beyond the Company’s control, and the likelihood that they may occur and the effect on the Company cannot be predicted.

Furthermore, most of the funds’ investments are made in private companies and there are generally no public markets for the underlying securities at the current time. The funds’ ability to liquidate their publicly-traded investments are often subject to limitations, including discounts that may be required to be taken on quoted prices due to the number of shares being sold. The funds’ ability to liquidate their investments and realize value are subject to significant limitations and uncertainties, including among others currency fluctuations and natural disasters.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The funds make investments outside of the United States. Non-U.S. investments are subject to the same risks associated with the Company’s U.S. investments as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risk of political and economic instability, difficulties in managing non-U.S. investments, potentially adverse tax consequences and the burden of complying with a wide variety of foreign laws.

Furthermore, Carlyle is exposed to economic risk concentrations related to certain large investments as well as concentrations of investments in certain industries and geographies.

Additionally, the Company encounters credit risk. Credit risk is the risk of default by a counterparty in the Company’s investments in debt securities, loans, leases and derivatives that result from a borrower’s, lessee’s or derivative counterparty’s inability or unwillingness to make required or expected payments.

The Company considers cash, cash equivalents, securities, receivables, equity-method investments, accounts payable, accrued expenses, other liabilities, loans payable, assets and liabilities of Consolidated Funds and contingent and other consideration for acquistions to be its financial instruments. The carrying amounts reported in the combined and consolidated balance sheets for these financial instruments equal or closely approximate their fair values.

Termination Costs

Employee and office lease termination costs are included in accrued compensation and benefits and accrued expenses in the combined and consolidated balance sheets as well as general, administrative and other expenses in the combined and consolidated statements of operations. As of December 31, 2011 and 2010, the accrual for termination costs primarily represents lease obligations associated with the closed offices, which represents management’s estimate of the total amount expected to be incurred. The changes in the accrual for termination costs for the years ended December 31, 2011, 2010 and 2009 are as follows:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Balance, beginning of period	$23.1	$29.6	$40.9
Compensation expense	2.8	6.8	12.5
Contract termination costs	1.7	1.7	16.5
Costs paid or settled	(12.4)	(15.0)	(40.3)

Balance, end of period	$15.2	$23.1	$29.6

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

11.	Related Party Transactions

Due from Affiliates and Other Receivables, Net

The Company had the following due from affiliates and other receivables at December 31, 2011 and 2010:

	As of December 31,
	2011	2010
	(Dollars in millions)

Unbilled receivable for giveback obligations from current and former employees	$14.9	$12.7
Unbilled receivable for giveback obligations from Carlyle’s individual partners	41.6	26.1
Notes receivable and accrued interest from affiliates	56.8	106.7
Other receivables from unconsolidated funds and affiliates, net	173.7	180.3

Total	$287.0	$325.8

Other receivables from certain of the unconsolidated funds and portfolio companies relate to management fees receivable from limited partners, advisory fees receivable and expenses paid on behalf of these entities. These costs represent costs related to the pursuit of actual or proposed investments, professional fees and expenses associated with the acquisition, holding and disposition of the investments. The affiliates are obligated at the discretion of the Company to reimburse the expenses. Based on management’s determination, the Company accrues and charges interest on amounts due from affiliate accounts at interest rates ranging from 0% to 8%. The accrued and charged interest to the affiliates was not significant during the years ended December 31, 2011, 2010 and 2009, respectively.

The Company has provided loans to certain unconsolidated funds to meet short-term obligations to purchase investments. These notes accrue interest at rates specified in each agreement, ranging from one-month LIBOR plus 2.15% (2.45% at December 31, 2011) to 18%.

These receivables are assessed periodically for collectibility and amounts determined to be uncollectible are charged directly to general, administrative and other expenses in the combined and consolidated statements of operations. A corresponding allowance for doubtful accounts is recorded and such amounts were not significant for any period presented.

Due to Affiliates

The Company had the following due to affiliates balances at December 31, 2011 and 2010:

	As of December 31,
	2011	2010
	(Dollars in millions)

Due to affiliates of Consolidated Funds	$37.3	$1.2
Due to non-consolidated affiliates	44.4	13.1
Other	26.8	9.3

Total	$108.5	$23.6

The Company has recorded obligations for amounts due to certain of its affiliates. These outstanding obligations are payable on demand. The Company periodically offsets expenses it has paid on behalf of its affiliates against these obligations. Based on management’s determination, the

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Company accrues and pays interest on the amounts due to affiliates at interest rates ranging from 0% to the prime rate, as defined, plus 2% (5.25% at December 31, 2011). The interest incurred to the affiliates was not significant during the years ended December 31, 2011, 2010 and 2009, respectively.

Sale of Investments

In September 2010, the Company sold an investment in a real estate venture (accounted for as an equity method investment) to one of its partners for $16.2 million. The difference between the purchase price and the carrying value of the investment was treated as an equity contribution.

Other Related Party Transactions

In May 2011, the Company and its affiliates invested €41.0 million ($53.1 million as of December 31, 2011) and €52.2 million ($67.6 million as of December 31, 2011), respectively, into one of its European real estate funds. The proceeds were used to refinance the fund’s existing loans. The Company’s investment is recorded as an equity-method investment.

In the normal course of business, the Company has made use of aircraft owned by entities controlled by senior managing directors. The senior managing directors paid for their purchases of the aircraft and bear all operating, personnel and maintenance costs associated with their operation for personal use. Payment by the Company for the business use of these aircraft by senior managing directors and other employees is made at market rates, which totaled $5.7 million, $5.9 million and $5.8 million for the years ended December 31, 2011, 2010 and 2009, respectively. These fees are included in general, administrative, and other expenses in the combined and consolidated statements of operations.

Carlyle partners and employees are permitted to participate in co-investment entities that invest in Carlyle funds or alongside Carlyle funds. In many cases, participation is limited by law to individuals who qualify under applicable legal requirements. Although these co-investment entities require Carlyle partners and employees to pay their allocated partnership expenses, they generally do not require Carlyle partners and employees to pay management or performance fees.

Carried interest income from the funds can be distributed to Carlyle partners and employees on a current basis, but is subject to repayment by the subsidiary of Carlyle Group that acts as general partner of the fund in the event that certain specified return thresholds are not ultimately achieved. The Carlyle partners and certain other investment professionals have personally guaranteed, subject to certain limitations, the obligation of these subsidiaries in respect of this general partner obligation. Such guarantees are several and not joint and are limited to a particular individual’s distributions received.

Substantially all revenue is earned from affiliates of Carlyle.

12.	Derivative Instruments in the CLOs

In the ordinary course of business, the CLOs enter into various types of derivative instruments. Derivative instruments serve as components of the CLOs’ investment strategies and are utilized primarily to structure and manage the risks related to currency, credit and interest exposure. The derivative instruments that the CLOs hold or issue do not qualify for hedge accounting under the accounting standards for derivatives and hedging. The CLOs’ derivative instruments include currency swap contracts, currency options, credit risk swap contracts, and interest rate cap contracts, and are carried at fair value in the Company’s combined and consolidated balance sheets.

Certain CLOs purchase put and call options to manage risk from changes in the value of foreign currencies. Certain CLOs entered into currency swap transactions, which represent agreements that

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

obligate two parties to exchange a series of cash flows in different currencies at specified intervals based upon or calculated by reference to changes in specified prices or rates for a specified amount of an underlying asset or otherwise determined notional amount. The currency swap transactions are stated at fair value and the difference between cash to be paid and received on swaps is recognized as net investment gains (losses) of Consolidated Funds in the combined and consolidated statements of operations. The fair value of derivative instruments held by the CLOs are recorded in investments of Consolidated Funds in combined and consolidated balance sheets.

The following table identifies the gross fair value amounts of derivative instruments, which may be offset and presented net in the combined and consolidated balance sheets to the extent that there is a legal right of offset, categorized by the volume of the total notional amounts or number of contracts and by primary underlying risk as of December 31, 2011 and 2010 (Dollars in millions):

	December 31, 2011
	Notional	Fair Value —	Fair Value —
	Amount	Assets	Liabilities

Currency-related
Cross-currency swap contract(s)	$272.7	$16.6	$(5.9)
Currency option(s)	181.3	10.0	—
Interest-related
Interest rate cap contract(s)	32.0	0.1	—

		$26.7	$(5.9)

	December 31, 2010
	Notional	Fair Value —	Fair Value —
	Amount	Assets	Liabilities

Currency-related
Cross-currency swap contract(s)	$354.4	$25.9	$(5.6)
Currency option(s)	102.0	11.4	—
Credit-related
Credit risk swap contract(s)	9.3	0.1	—
Interest-related
Interest rate cap contract(s)	28.0	0.2	—

		$37.6	$(5.6)

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following tables present a summary of net realized and unrealized appreciation (depreciation) on derivative instruments which is included in net investment gains (losses) of Consolidated Funds in the combined and consolidated statements of operations (Dollars in millions):

	Year Ended December 31, 2011
	Realized	Change in
	Appreciation	Unrealized
	(Depreciation)	Depreciation	Total

Currency-related
Cross-currency swap contract(s)	$17.5	$(9.4)	$8.1
Currency option(s)	(0.1)	(1.2)	(1.3)
Credit-related
Credit risk swap contract(s)	—	(0.1)	(0.1)
Interest-related
Interest rate cap contract(s)	—	(0.1)	(0.1)

	$17.4	$(10.8)	$6.6

	Year Ended December 31, 2010
		Change in
	Realized	Unrealized
	Appreciation	Appreciation
	(Depreciation)	(Depreciation)	Total

Currency-related
Cross-currency swap contract(s)	$22.3	$(75.5)	$(53.2)
Currency option(s)	(0.1)	4.4	4.3
Credit-related
Credit risk swap contract(s)	—	(1.2)	(1.2)
Interest-related
Interest rate cap contract(s)	—	0.1	0.1

	$22.2	$(72.2)	$(50.0)

Certain derivative instruments contain provisions which require the CLOs or the counterparty to post collateral if certain conditions are met. Cash received to satisfy these collateral requirements is included in restricted cash and securities of Consolidated Funds (see Note 2) and in other liabilities of Consolidated Funds in the combined and consolidated balance sheets. The Company has elected not to offset derivative positions against the fair value of amounts (or amounts that approximate fair value) recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) under master netting arrangements.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

13.	Income Taxes

The provision for income taxes consists of the following:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Current
Foreign income tax	$27.8	$15.4	$17.2
State and local income tax	7.2	6.0	3.0

Subtotal	35.0	21.4	20.2
Deferred
Foreign income tax	(4.0)	(1.1)	(5.5)
State and local income tax	(2.5)	—	0.1

Subtotal	(6.5)	(1.1)	(5.4)

Total provision for income taxes	$28.5	$20.3	$14.8

Deferred income taxes reflect the net tax effects of temporary differences that may exist between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using enacted tax rates in effect for the year in which the differences are expected to reverse.

A summary of the tax effects of the temporary differences is as follows:

	As of December 31,
	2011	2010
	(Dollars in millions)

Deferred tax assets
Net operating loss carry forward	$0.4	$0.4
Depreciation and amortization	3.0	1.2
Accrued bonuses	10.3	6.7
Other	4.3	2.5

Total deferred tax assets	$18.0	$10.8

Deferred tax liabilities
Intangible assets recorded in purchase accounting	$15.1	$—
Unrealized appreciation on investments	33.0	—
Other	0.2	0.2

Total deferred tax liabilities	$48.3	$0.2

Net deferred tax assets (liabilities)	$(30.3)	$10.6

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table reconciles the provision for income taxes to the U.S. Federal statutory tax rate:

	Year Ended December 31,
	2011	2010	2009

Statutory U.S. federal income tax rate	35.00%	35.00%	35.00%
Income passed through to Partners	(32.72)%	(33.89)%	(33.00)%
Foreign income taxes	(0.27)%	(0.15)%	(0.27)%
State and local income taxes	0.40%	0.41%	0.46%

Effective income tax rate	2.41%	1.37%	2.19%

Under U.S. GAAP for income taxes, the amount of tax benefit to be recognized is the amount of benefit that is “more likely than not” to be sustained upon examination. The Company has recorded a liability for uncertain tax positions of $17.5 million and $17.2 million as of December 31, 2011 and 2010, respectively, which is reflected in accounts payable, accrued expenses and other liabilities in the accompanying combined and consolidated balance sheets. These balances include $3.9 million as of December 31, 2011 and 2010, related to interest and penalties associated with uncertain tax positions. If recognized, the entire amount of uncertain tax positions would be recorded as a reduction in the provision for income taxes. The total expense for interest and penalties related to unrecognized tax benefits for the years ended December 31, 2011, 2010 and 2009 amounted to $1.3 million, $1.5 million and $0.5 million, respectively.

In the normal course of business, the Company is subject to examination by federal and certain state, local and foreign tax regulators. As of December 31, 2011, the Company’s U.S. federal income tax returns for the years 2008 through 2010 are open under the normal three-year statute of limitations and therefore subject to examination. State and local tax returns are generally subject to audit from 2007 to 2010. Foreign tax returns are generally subject to audit from 2005 to 2010. Certain of the Company’s foreign subsidiaries are currently under audit by foreign tax authorities.

The Company does not believe that the outcome of these audits will require it to record reserves for uncertain tax positions or that the outcome will have a material impact on the combined and consolidated financial statements. The Company does not believe that it has any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within the next twelve months.

14.	Segment Reporting

Through December 31, 2011, Carlyle conducts its operations through four reportable segments:

Corporate Private Equity — The Corporate Private Equity segment is comprised of the Company’s operations that advise a diverse group of funds that invest in buyout and growth capital transactions that focus on either a particular geography or a particular industry.

Real Assets — The Real Assets segment is comprised of the Company’s operations that advises U.S. and international funds focused on real estate, infrastructure, energy and renewable energy transactions.

Global Market Strategies — The Global Market Strategies segment advises a group of funds that pursue investment opportunities across various types of credit, equities and alternative instruments, and (as regards certain macroeconomic strategies) currencies, commodities, sovereign debt, and interest rate products and their derivatives.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

Fund of Funds Solutions — The Fund of Funds Solutions segment was launched upon the Company’s acquisition of a 60% equity interest in AlpInvest on July 1, 2011 and advises a global private equity fund of funds program and related co-investment and secondary activities.

The Company’s reportable business segments are differentiated by their various investment focuses and strategies. Overhead costs were allocated based on direct base compensation expense for the funds comprising each segment. With the acquisitions of Claren Road, AlpInvest and ESG, the Company revised how it evaluates certain financial information to include adjustments to reflect the Company’s economic interests in those entities. The Company’s segment presentation has been updated to reflect this change. As the results of operations of Claren Road, AlpInvest, and ESG are only included in the Company’s 2011 segment results, this change did not have an impact on the presentation of segment results for prior periods.

Economic Net Income (“ENI”) and its components are key performance measures used by management to make operating decisions and assess the performance of the Company’s reportable segments. ENI differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it reflects a charge for compensation, bonuses and performance fees attributable to Carlyle partners but does not include net income (loss) attributable to non-Carlyle interests in Consolidated Funds or charges (credits) related to Carlyle corporate actions and non-recurring items. Charges (credits) related to Carlyle corporate actions and non-recurring items include amortization associated with acquired intangible assets, transaction costs associated with acquisitions, gains and losses associated with the mark to market on contingent consideration issued in conjunction with acquisitions, gains and losses from the retirement of debt, charges associated with lease terminations and employee severance and settlements of legal claims.

Fee related earnings (“FRE”) is a component of ENI and is used to assess the ability of the business to cover direct base compensation and operating expenses from total fee revenues. FRE differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI to exclude performance fees, investment income from investments in Carlyle funds, and performance fee related compensation.

Distributable earnings is a component of ENI and is used to assess performance and amounts potentially available for distribution. Distributable earnings differs from income (loss) before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of ENI and also adjusts ENI for unrealized performance fees, unrealized investment income and the corresponding unrealized performance fee compensation expense.

ENI and its components are used by management primarily in making resource deployment and compensation decisions across the Company’s four reportable segments. Management makes operating decisions and assesses the performance of each of the Company’s business segments based on financial and operating metrics and data that is presented without the consolidation of any of the Consolidated Funds. Consequently, ENI and all segment data exclude the assets, liabilities and operating results related to the Consolidated Funds.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table presents the financial data for the Company’s four reportable segments as of and for the year ended December 31, 2011:

	December 31, 2011 and the Year Then Ended
	Corporate		Global	Fund of
	Private		Market	Funds
	Equity	Real Assets	Strategies	Solutions	Total
	(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$511.3	$150.7	$173.5	$35.0	$870.5
Portfolio advisory fees, net	31.3	3.2	3.0	—	37.5
Transaction fees, net	34.7	3.5	—	—	38.2

Total fee revenues	577.3	157.4	176.5	35.0	946.2
Performance fees
Realized	952.9	98.0	204.2	46.2	1,301.3
Unrealized	(99.3)	52.5	(92.9)	(55.4)	(195.1)

Total performance fees	853.6	150.5	111.3	(9.2)	1,106.2
Investment income
Realized	43.2	2.1	20.3	—	65.6
Unrealized	0.3	2.7	12.8	—	15.8

Total investment income	43.5	4.8	33.1	—	81.4
Interest and other income	9.2	2.0	4.0	0.3	15.5

Total revenues	1,483.6	314.7	324.9	26.1	2,149.3
Segment Expenses
Direct compensation and benefits
Direct base compensation	253.1	75.3	61.7	14.3	404.4
Performance fee related
Realized	487.5	8.4	88.4	39.5	623.8
Unrealized	(47.1)	(3.9)	(48.2)	(48.8)	(148.0)

Direct compensation and benefits	693.5	79.8	101.9	5.0	880.2
General, administrative, and other indirect compensation	238.5	79.8	51.0	7.5	376.8
Interest expense	37.5	11.2	10.5	—	59.2

Total expenses	969.5	170.8	163.4	12.5	1,316.2

Economic Net Income	$514.1	$143.9	$161.5	$13.6	$833.1

Fee Related Earnings	$57.4	$(6.9)	$57.3	$13.5	$121.3

Net Performance Fees	$413.2	$146.0	$71.1	$0.1	$630.4

Investment Income	$43.5	$4.8	$33.1	$—	$81.4

Distributable Earnings	$566.0	$84.8	$193.4	$20.2	$864.4

Segment assets as of December 31, 2011	$2,315.2	$566.4	$1,060.2	$353.1	$4,294.9

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table presents the financial data for the Company’s three reportable segments for the year ended December 31, 2010:

	December 31, 2010 and the Year Then Ended
	Corporate		Global
	Private		Market
	Equity	Real Assets	Strategies	Total
		(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$537.6	$144.0	$81.9	$763.5
Portfolio advisory fees, net	14.9	2.6	2.3	19.8
Transaction fees, net	21.5	8.6	0.1	30.2

Total fee revenues	574.0	155.2	84.3	813.5
Performance fees
Realized	267.3	(2.9)	9.8	274.2
Unrealized	996.3	72.7	135.1	1,204.1

Total performance fees	1,263.6	69.8	144.9	1,478.3
Investment income
Realized	4.2	1.4	4.8	10.4
Unrealized	40.6	3.7	16.9	61.2

Total investment income	44.8	5.1	21.7	71.6
Interest and other income	14.8	4.9	2.7	22.4

Total revenues	1,897.2	235.0	253.6	2,385.8
Segment Expenses
Direct compensation and benefits
Direct base compensation	237.6	72.4	40.1	350.1
Performance fee related
Realized	136.0	0.5	4.2	140.7
Unrealized	524.8	(1.6)	70.6	593.8

Direct compensation and benefits	898.4	71.3	114.9	1,084.6
General, administrative, and other indirect compensation	168.1	69.2	32.1	269.4
Interest expense	11.4	3.8	2.6	17.8

Total expenses	1,077.9	144.3	149.6	1,371.8

Economic Net Income	$819.3	$90.7	$104.0	$1,014.0

Fee Related Earnings	$171.7	$14.7	$12.2	$198.6

Net Performance Fees	$602.8	$70.9	$70.1	$743.8

Investment Income	$44.8	$5.1	$21.7	$71.6

Distributable Earnings	$307.2	$12.7	$22.6	$342.5

Segment assets as of December 31, 2010	$2,483.8	$738.3	$943.8	$4,165.9

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following table presents the financial data for the Company’s three reportable segments for the year ended December 31, 2009:

	Year Ended December 31, 2009
	Corporate		Global
	Private		Market
	Equity	Real Assets	Strategies	Total
		(Dollars in millions)

Segment Revenues
Fund level fee revenues
Fund management fees	$536.0	$150.4	$68.8	$755.2
Portfolio advisory fees, net	15.9	1.6	0.7	18.2
Transaction fees, net	12.0	1.8	0.9	14.7

Total fee revenues	563.9	153.8	70.4	788.1
Performance fees
Realized	3.5	5.9	1.6	11.0
Unrealized	491.8	(13.6)	1.5	479.7

Total performance fees	495.3	(7.7)	3.1	490.7
Investment income (loss)
Realized	(2.7)	0.8	0.2	(1.7)
Unrealized	9.5	0.1	(0.2)	9.4

Total investment income (loss)	6.8	0.9	—	7.7
Interest and other income	10.8	14.3	2.2	27.3

Total revenues	1,076.8	161.3	75.7	1,313.8
Segment Expenses
Direct compensation and benefits
Direct base compensation	227.4	74.2	38.8	340.4
Performance fee related
Realized	0.6	2.8	0.2	3.6
Unrealized	260.6	(23.5)	1.0	238.1

Direct compensation and benefits	488.6	53.5	40.0	582.1
General, administrative, and other indirect compensation	168.0	84.2	32.6	284.8
Interest expense	19.8	6.7	4.1	30.6

Total expenses	676.4	144.4	76.7	897.5

Economic Net Income (Loss)	$400.4	$16.9	$(1.0)	$416.3

Fee Related Earnings	$159.5	$3.0	$(2.9)	$159.6

Net Performance Fees	$234.1	$13.0	$1.9	$249.0

Investment Income	$6.8	$0.9	$—	$7.7

Distributable Earnings	$159.7	$6.9	$(1.3)	$165.3

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

The following tables reconcile the Total Segments to Carlyle’s Income Before Provision for Taxes and Total Assets as of and for the years ended December 31, 2011 and 2010:

	Year Ended December 31, 2011
	Total
	Reportable	Consolidated			Carlyle
	Segments	Funds	Reconciling Items		Consolidated
	(Dollars in millions)

Revenues	$2,149.3	$714.0	$(18.0	)(a)	$2,845.3
Expenses	$1,316.2	$592.2	$(561.3	)(b)	$1,347.1
Other income (loss)	$—	$(330.6)	$15.2	(c)	$(315.4)
Economic net income (loss)	$833.1	$(208.8)	$558.5	(d)	$1,182.8
Total assets	$4,294.9	$20,460.3	$(103.5)		$24,651.7

	Year Ended December 31, 2010
	Total
	Reportable	Consolidated			Carlyle
	Segments	Funds	Reconciling Items		Consolidated
	(Dollars in millions)

Revenues	$2,385.8	$452.6	$(39.5	)(a)	$2,798.9
Expenses	$1,371.8	$278.0	$(576.0	)(b)	$1,073.8
Other income (loss)	$—	$(251.5)	$6.1	(c)	$(245.4)
Economic net income (loss)	$1,014.0	$(76.9)	$542.6	(d)	$1,479.7
Total assets	$4,165.9	$12,982.0	$(85.1)		$17,062.8

The following table reconciles the Total Segments to Carlyle’s Income Before Provision for Taxes for the year ended December 31, 2009:

	Year Ended December 31, 2009
	Total
	Reportable	Consolidated			Carlyle
	Segments	Funds	Reconciling Items		Consolidated
	(Dollars in millions)

Revenues	$1,313.8	$0.7	$3.3	(a)	$1,317.8
Expenses	$897.5	$0.7	$(292.6	)(b)	$605.6
Other loss	$—	$(33.8)	$—	(c)	$(33.8)
Economic net income (loss)	$416.3	$(33.8)	$295.9	(d)	$678.4

(a)	The Revenues adjustment principally represents fund management and performance fees earned from the Consolidated Funds which were eliminated in consolidation to arrive at the Company’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities and, for 2011, adjustments to reflect the Company’s ownership interests in Claren Road, ESG and AlpInvest which were included in Revenues in the Company’s segment reporting.

(b)	The Expenses adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to the Company, adjustments for partner compensation, charges and credits associated with Carlyle corporate actions and non-recurring items, and, for 2011,

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

adjustments to reflect the Company’s economic interests in Claren Road, ESG and AlpInvest as detailed below (Dollars in millions):

	Year Ended December 31,
	2011	2010	2009

Partner compensation	$(671.5)	$(768.2)	$(339.7)
Acquisition related charges and amortization of intangibles	91.5	11.0	—
Equity issued for affiliate debt financing	—	214.0	—
Loss on NYAG settlement	—	—	20.0
Losses/(gains) associated with early extinguishment of debt	—	2.5	(10.7)
Other non-operating expenses	32.0	—	—
Severance and lease terminations	4.5	8.5	29.0
Non-Carlyle economic interests in acquired businesses	121.9	—	—
Other adjustments	(0.9)	0.3	8.8
Elimination of expenses of Consolidated Funds	(138.8)	(44.1)	—

	$(561.3)	$(576.0)	$(292.6)

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at the Company’s total Other Income (Loss). For the year ended December 31, 2011, this adjustment also includes the gain on business acquisition.

(d)	The following table is a reconciliation of Income Before Provision for Income Taxes to Economic Net Income, to Fee Related Earnings, and to Distributable Earnings:

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Income before provision for income taxes	$1,182.8	$1,479.7	$678.4
Adjustments:
Partner compensation(1)	(671.5)	(768.2)	(339.7)
Acquisition related charges and amortization of intangibles	91.5	11.0	—
Gain on business acquisition	(7.9)	—	—
Equity issued for affiliate debt financing	—	214.0	—
Other non-operating expenses	32.0	—	—
Loss on NYAG settlement	—	—	20.0
Losses/(gains) associated with early extinguishment of debt	—	2.5	(10.7)
Non-controlling interests in consolidated entities	202.6	66.2	30.5
Severance and lease terminations	4.5	8.5	29.0
Other adjustments	(0.9)	0.3	8.8

Economic Net Income	$833.1	$1,014.0	$416.3

Net performance fees(2)	630.4	743.8	249.0
Investment income(2)	81.4	71.6	7.7

Fee Related Earnings	$121.3	$198.6	$159.6

Realized performance fees, net of related compensation(2)	677.5	133.5	7.4
Investment income (loss) — realized(2)	65.6	10.4	(1.7)

Distributable Earnings	$864.4	$342.5	$165.3

(1)	Adjustments for partner compensation reflect amounts due to Carlyle partners for compensation and carried interest allocated to them, which amounts were classified as partnership distributions in the combined and consolidated financial statements.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

(2)	See reconciliation to most directly comparable U.S. GAAP measure below:

	Year Ended December 31, 2011
			Total
	Carlyle		Reportable
	Consolidated	Adjustments(3)	Segments
	(Dollars in millions)

Performance fees
Realized	$1,307.4	$(6.1)	$1,301.3
Unrealized	(185.8)	(9.3)	(195.1)

Total performance fees	1,121.6	(15.4)	1,106.2
Performance fee related compensation expense
Realized	225.7	398.1	623.8
Unrealized	(122.3)	(25.7)	(148.0)

Total performance fee related compensation expense	103.4	372.4	475.8
Net performance fees
Realized	1,081.7	(404.2)	677.5
Unrealized	(63.5)	16.4	(47.1)

Total net performance fees	$1,018.2	$(387.8)	$630.4

Investment income
Realized	$65.1	$0.5	$65.6
Unrealized	13.3	2.5	15.8

Total investment income	$78.4	$3.0	$81.4

	Year Ended December 31, 2010
			Total
	Carlyle		Reportable
	Consolidated	Adjustments(3)	Segments
	(Dollars in millions)

Performance fees
Realized	$266.4	$7.8	$274.2
Unrealized	1,215.6	(11.5)	1,204.1

Total performance fees	1,482.0	(3.7)	1,478.3
Performance fee related compensation expense
Realized	46.6	94.1	140.7
Unrealized	117.2	476.6	593.8

Total performance fee related compensation expense	163.8	570.7	734.5
Net performance fees
Realized	219.8	(86.3)	133.5
Unrealized	1,098.4	(488.1)	610.3

Total net performance fees	$1,318.2	$(574.4)	$743.8

Investment income (loss)
Realized	$11.9	$(1.5)	$10.4
Unrealized	60.7	0.5	61.2

Total investment income	$72.6	$(1.0)	$71.6

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Year Ended December 31, 2009
			Total
	Carlyle		Reportable
	Consolidated	Adjustments(3)	Segments
	(Dollars in millions)

Performance fees
Realized	$11.1	$(0.1)	$11.0
Unrealized	485.6	(5.9)	479.7

Total performance fees	496.7	(6.0)	490.7
Performance fee related compensation expense
Realized	1.1	2.5	3.6
Unrealized	83.1	155.0	238.1

Total performance fee related compensation expense	84.2	157.5	241.7
Net performance fees
Realized	10.0	(2.6)	7.4
Unrealized	402.5	(160.9)	241.6

Total net performance fees	$412.5	$(163.5)	$249.0

Investment income (loss)
Realized	$(5.2)	$3.5	$(1.7)
Unrealized	10.2	(0.8)	9.4

Total investment income	$5.0	$2.7	$7.7

(3)	Adjustments to performance fees and investment income (loss) relate to amounts earned from the Consolidated Funds, which were eliminated in the U.S. GAAP consolidation but were included in the segment results, and amounts attributable to non-controlling interests in consolidated entities, which were excluded from the segment results. Adjustments to performance fee related compensation expense relate to the inclusion of partner compensation in the segment results. Adjustments are also included in these financial statement captions for the year ended December 31, 2011 to reflect the Company’s 55% economic interest in Claren Road and ESG and the Company’s 60% interest in AlpInvest in the segment results.

(e)	The Total Assets adjustment represents the addition of the assets of the Consolidated Funds which were eliminated in consolidation to arrive at the Company’s total assets.

Information by Geographic Location

Carlyle primarily transacts business in the United States and substantially all of its revenues are generated domestically. The Company has established investment vehicles whose primary focus is making investments in specified geographical locations. The tables below present consolidated revenues and assets based on the geographical focus of the associated investment vehicle.

	Total Revenues		Total Assets
	Share	%	Share	%
	(Dollars in millions)

Year ended December 31, 2011
Americas(1)	$2,416.6	85%	$12,784.4	52%
EMEA(2)	503.0	18%	11,342.9	46%
Asia-Pacific(3)	(74.3)	(3)%	524.4	2%

Total	$2,845.3	100%	$24,651.7	100%

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Total Revenues		Total Assets
	Share	%	Share	%
	(Dollars in millions)

Year ended December 31, 2010
Americas(1)	$1,724.2	62%	$11,551.6	68%
EMEA(2)	586.1	21%	4,264.5	25%
Asia-Pacific(3)	488.6	17%	1,246.7	7%

Total	$2,798.9	100%	$17,062.8	100%

	Total Revenues		Total Assets
	Share	%	Share	%
	(Dollars in millions)

Year ended December 31, 2009
Americas(1)	$377.7	29%	$1,027.1	41%
EMEA(2)	208.3	16%	357.4	14%
Asia-Pacific(3)	731.8	55%	1,125.1	45%

Total	$1,317.8	100%	$2,509.6	100%

(1)	Relates to investment vehicles whose primary focus is the United States, Mexico or South America.

(2)	Relates to investment vehicles whose primary focus is Europe, the Middle East, and Africa.

(3)	Relates to investment vehicles whose primary focus is Asia, including China, Japan, India and Australia.

15.	Subsequent Events

On February 28, 2012, the Company acquired four European CLO management contracts from Highland Capital Management L.P. for approximately €32.4 million. Gross assets of these CLOs are estimated to be approximately €2.1 billion at December 31, 2011.

On March 1, 2012, the Company borrowed $263.1 million under its revolving credit facility to redeem all of the remaining $250.0 million aggregate principal amount of the subordinated notes held by Mubadala for a redemption price of $260.0 million, representing a 4% premium, plus accrued interest of approximately $3.1 million.

The Company has evaluated subsequent events through March 14, 2012, which is the date the financial statements were issued.

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

16.	Supplemental Financial Information

The following supplemental financial information illustrates the consolidating effects of the Consolidated Funds on the Company’s financial position as of December 31, 2011 and 2010 and results of operations for the years ended December 31, 2011, 2010 and 2009. The supplemental statement of cash flows is presented without effects of the Consolidated Funds.

	As of December 31, 2011
	Consolidated
	Operating	Consolidated
	Entities	Funds	Eliminations	Consolidated
		(Dollars in millions)

Assets
Cash and cash equivalents	$509.6	$—	$—	$509.6
Cash and cash equivalents held at Consolidated Funds	—	566.6	—	566.6
Restricted cash	24.6	—	—	24.6
Restricted cash and securities of Consolidated Funds	—	89.2	—	89.2
Investments and accrued performance fees	2,737.2	—	(93.2)	2,644.0
Investments of Consolidated Funds	—	19,507.3	—	19,507.3
Due from affiliates and other receivables, net	297.2	—	(10.2)	287.0
Due from affiliates and other receivables of Consolidated Funds, net	—	287.7	(0.1)	287.6
Fixed assets, net	52.7	—	—	52.7
Deposits and other	60.7	9.5	—	70.2
Intangible assets, net	594.9	—	—	594.9
Deferred tax assets	18.0	—	—	18.0

Total assets	$4,294.9	$20,460.3	$(103.5)	$24,651.7

Liabilities and equity
Loans payable	$860.9	$—	$—	$860.9
Subordinated loan payable to affiliate	262.5	—	—	262.5
Loans payable of Consolidated Funds	—	9,738.9	(49.0)	9,689.9
Accounts payable, accrued expenses and other liabilities	203.4	—	—	203.4
Accrued compensation and benefits	577.9	—	—	577.9
Due to Carlyle partners	1,015.9	—	—	1,015.9
Due to affiliates	71.3	37.3	(0.1)	108.5
Deferred revenue	87.3	1.9	—	89.2
Deferred tax liabilities	48.3	—	—	48.3
Other liabilities of Consolidated Funds	—	589.7	(21.6)	568.1
Accrued giveback obligations	136.5	—	—	136.5

Total liabilities	3,264.0	10,367.8	(70.7)	13,561.1

Redeemable non-controlling interests in consolidated entities	8.0	1,915.4	—	1,923.4

Members’ equity	879.1	22.9	(28.9)	873.1
Accumulated other comprehensive income	(61.8)	—	6.0	(55.8)

Total members’ equity	817.3	22.9	(22.9)	817.3
Equity appropriated for Consolidated Funds	—	863.6	(9.9)	853.7
Non-controlling interests in consolidated entities	205.6	7,290.6	—	7,496.2

Total equity	1,022.9	8,177.1	(32.8)	9,167.2

Total liabilities and equity	$4,294.9	$20,460.3	$(103.5)	$24,651.7

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	As of December 31, 2010
	Consolidated
	Operating	Consolidated
	Entities	Funds	Eliminations	Consolidated
		(Dollars in millions)

Assets
Cash and cash equivalents	$616.9	$—	$—	$616.9
Cash and cash equivalents held at Consolidated Funds	—	729.5	—	729.5
Restricted cash	16.5	—	—	16.5
Restricted cash and securities of Consolidated Funds	—	135.5	—	135.5
Investments and accrued performance fees	2,669.9	—	(75.6)	2,594.3
Investments of Consolidated Funds	—	11,864.6	—	11,864.6
Due from affiliates and other receivables, net	329.7	—	(3.9)	325.8
Due from affiliates and other receivables of Consolidated Funds, net	—	245.2	(5.6)	239.6
Fixed assets, net	39.6	—	—	39.6
Deposits and other	34.1	7.2	—	41.3
Intangible assets, net	448.4	—	—	448.4
Deferred tax assets	10.8	—	—	10.8

Total assets	$4,165.9	$12,982.0	$(85.1)	$17,062.8

Liabilities and equity
Loans payable	$597.5	$—	$—	$597.5
Subordinated loan payable to affiliate	494.0	—	—	494.0
Loans payable of Consolidated Funds	—	10,475.9	(42.4)	10,433.5
Accounts payable, accrued expenses and other liabilities	211.6	—	—	211.6
Accrued compensation and benefits	520.9	—	—	520.9
Due to Carlyle partners	953.1	—	(4.5)	948.6
Due to affiliates	27.7	1.5	(5.6)	23.6
Deferred revenue	200.1	2.1	—	202.2
Deferred tax liabilities	0.2	—	—	0.2
Other liabilities of Consolidated Funds	—	622.4	(3.9)	618.5
Accrued giveback obligations	119.6	—	—	119.6

Total liabilities	3,124.7	11,101.9	(56.4)	14,170.2

Redeemable non-controlling interests in consolidated entities	—	694.0	—	694.0

Members’ equity	929.7	—	—	929.7
Accumulated other comprehensive loss	(34.5)	—	—	(34.5)

Total members’ equity	895.2	—	—	895.2
Equity appropriated for Consolidated Funds	—	946.5	(8.0)	938.5
Non-controlling interests in consolidated entities	146.0	239.6	(20.7)	364.9

Total equity	1,041.2	1,186.1	(28.7)	2,198.6

Total liabilities and equity	$4,165.9	$12,982.0	$(85.1)	$17,062.8

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Year Ended December 31, 2011
	Consolidated
	Operating	Consolidated
	Entities	Funds	Eliminations	Consolidated
		(Dollars in millions)

Revenues
Fund management fees	$1,020.4	$—	$(104.9)	$915.5
Performance fees
Realized	1,399.0	—	(91.6)	1,307.4
Unrealized	(237.6)	—	51.8	(185.8)

Total performance fees	1,161.4	—	(39.8)	1,121.6
Investment income
Realized	82.7	—	(17.6)	65.1
Unrealized	20.4	—	(7.1)	13.3

Total investment income	103.1	—	(24.7)	78.4
Interest and other income	15.6	—	0.2	15.8
Interest and other income of Consolidated Funds	—	714.0	—	714.0

Total revenues	2,300.5	714.0	(169.2)	2,845.3
Expenses
Compensation and benefits
Base compensation	374.5	—	—	374.5
Performance fee related
Realized	225.7	—	—	225.7
Unrealized	(122.3)	—	—	(122.3)

Total compensation and benefits	477.9	—	—	477.9
General, administrative and other expenses	323.2	—	0.3	323.5
Interest	60.6	—	—	60.6
Interest and other expenses of Consolidated Funds	—	592.2	(139.1)	453.1
Other non-operating expenses	32.0	—	—	32.0

Total expenses	893.7	592.2	(138.8)	1,347.1
Other income (loss)
Net investment losses of Consolidated Funds	—	(330.6)	7.3	(323.3)
Gain on acquisition of business	7.9	—	—	7.9

Income (loss) before provision for income taxes	1,414.7	(208.8)	(23.1)	1,182.8
Provision for income taxes	28.5	—	—	28.5

Net income (loss)	1,386.2	(208.8)	(23.1)	1,154.3
Net income (loss) attributable to non-controlling interests in consolidated entities	29.3	—	(231.9)	(202.6)

Net income (loss) attributable to Carlyle Group	$1,356.9	$(208.8)	$208.8	$1,356.9

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Year Ended December 31, 2010
	Consolidated
	Operating	Consolidated
	Entities	Funds	Eliminations	Consolidated
		(Dollars in millions)

Revenues
Fund management fees	$813.6	$—	$(43.3)	$770.3
Performance fees
Realized	275.1	—	(8.7)	266.4
Unrealized	1,209.7	—	5.9	1,215.6

Total performance fees	1,484.8	—	(2.8)	1,482.0
Investment income
Realized	13.6	—	(1.7)	11.9
Unrealized	78.0	—	(17.3)	60.7

Total investment income	91.6	—	(19.0)	72.6
Interest and other income	22.4	—	(1.0)	21.4
Interest and other income of Consolidated Funds	—	452.6	—	452.6

Total revenues	2,412.4	452.6	(66.1)	2,798.9
Expenses
Compensation and benefits
Base compensation	265.2	—	—	265.2
Performance fee related
Realized	46.6	—	—	46.6
Unrealized	117.2	—	—	117.2

Total compensation and benefits	429.0	—	—	429.0
General, administrative and other expenses	176.6	—	0.6	177.2
Interest	17.8	—	—	17.8
Interest and other expenses of Consolidated Funds	—	278.0	(44.7)	233.3
Loss from early extinguishment of debt, net of related expenses	2.5	—	—	2.5
Equity issued for affiliate debt financing	214.0	—	—	214.0

Total expenses	839.9	278.0	(44.1)	1,073.8
Other loss
Net investment losses of Consolidated Funds	—	(251.5)	6.1	(245.4)

Income (loss) before provision for income taxes	1,572.5	(76.9)	(15.9)	1,479.7
Provision for income taxes	20.3	—	—	20.3

Net income (loss)	1,552.2	(76.9)	(15.9)	1,459.4
Net income (loss) attributable to non-controlling interests in consolidated entities	26.6	—	(92.8)	(66.2)

Net income (loss) attributable to Carlyle Group	$1,525.6	$(76.9)	$76.9	$1,525.6

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Year Ended December 31, 2009
	Consolidated
	Operating	Consolidated
	Entities	Funds	Eliminations	Consolidated
		(Dollars in millions)

Revenues
Fund management fees	$788.1	$—	$—	$788.1
Performance fees
Realized	11.1	—	—	11.1
Unrealized	478.9	—	6.7	485.6

Total performance fees	490.0	—	6.7	496.7
Investment income (loss)
Realized	(6.7)	—	1.5	(5.2)
Unrealized	10.1	—	0.1	10.2

Total investment income (loss)	3.4	—	1.6	5.0
Interest and other income	27.3	—	—	27.3
Interest and other income of Consolidated Funds	—	0.7	—	0.7

Total revenues	1,308.8	0.7	8.3	1,317.8
Expenses
Compensation and benefits
Base compensation	264.2	—	—	264.2
Performance fee related
Realized	1.1	—	—	1.1
Unrealized	83.1	—	—	83.1

Total compensation and benefits	348.4	—	—	348.4
General, administrative and other expenses	236.6	—	—	236.6
Interest	30.6	—	—	30.6
Interest and other expenses of Consolidated Funds	—	0.7	—	0.7
Gain from early extinguishment of debt, net of related expenses	(10.7)	—	—	(10.7)

Total expenses	604.9	0.7	—	605.6
Other Loss
Net investment losses of Consolidated Funds	—	(33.8)	—	(33.8)

Income (loss) before provision for income taxes	703.9	(33.8)	8.3	678.4
Provision for income taxes	14.8	—	—	14.8

Net income (loss)	689.1	(33.8)	8.3	663.6
Net income (loss) attributable to non-controlling interests in consolidated entities	(5.0)	—	(25.5)	(30.5)

Net income (loss) attributable to Carlyle Group	$694.1	$(33.8)	$33.8	$694.1

Carlyle Group

Notes to the Combined and Consolidated Financial Statements — (Continued)

	Year Ended December 31,
	2011	2010	2009
	(Dollars in millions)

Cash flows from operating activities
Net income	$1,386.2	$1,552.2	$689.1
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	83.1	24.5	28.6
Amortization of deferred financing fees	1.1	1.6	2.8
Non-cash equity issued for affiliate debt financing	—	214.0	—
Non-cash performance fees	114.4	(1,338.5)	(478.9)
(Gain) loss on early extinguishment of debt	—	2.5	(10.7)
Other non-cash amounts	32.0	(25.9)	17.6
Investment income	(84.2)	(87.9)	0.8
Purchases of investments	(135.1)	(114.8)	(24.3)
Proceeds from the sale of investments	300.9	46.9	27.0
Proceeds from the sale of trading securities	0.2	7.9	—
Change in deferred taxes	(19.8)	2.0	—
Change in due from affiliates and other receivables	26.1	14.5	(11.7)
Change in deposits and other	(21.9)	(16.2)	(3.2)
Change in accounts payable, accrued expenses and other liabilities	(51.6)	41.9	12.4
Change in accrued compensation and benefits	(91.7)	121.8	91.7
Change in due to affiliates	31.3	(5.9)	17.8
Change in deferred revenue	(110.7)	(7.3)	43.8

Net cash provided by operating activities	1,460.3	433.3	402.8
Cash flows from investing activities
Change in restricted cash	(8.6)	(0.3)	—
Purchases of fixed assets, net	(34.2)	(21.2)	(27.5)
Purchases of intangible assets	(8.1)	(58.5)	—
Acquisitions, net of cash acquired	(53.9)	(105.6)	—

Net cash used in investing activities	(104.8)	(185.6)	(27.5)
Cash flows from financing activities
Borrowings under credit facility	520.5	—	—
Repayments under credit facility	(209.7)	—	—
Proceeds from loans payable	—	994.0	6.7
Payments on loans payable	(307.5)	(411.9)	(303.6)
Contributions from members	15.1	46.1	43.5
Distributions to members	(1,498.4)	(787.8)	(215.6)
Contributions from non-controlling interest holders	30.7	48.1	13.9
Distributions to non-controlling interest holders	(38.8)	(25.2)	(10.3)
Change in due to/from affiliates financing activities	32.9	19.0	(105.3)

Net cash used in financing activities	(1,455.2)	(117.7)	(570.7)
Effect of foreign exchange rate changes	(7.6)	(1.2)	2.7

Increase (decrease) in cash and cash equivalents	(107.3)	128.8	(192.7)
Cash and cash equivalents, beginning of period	616.9	488.1	680.8

Cash and cash equivalents, end of period	$509.6	$616.9	$488.1

Appendix A

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
THE CARLYLE GROUP L.P.

A-i

Page

ARTICLE VII MANAGEMENT AND OPERATION OF BUSINESS		A-23
Section 7.1.	Management.	A-23
Section 7.2.	Certificate of Limited Partnership.	A-25
Section 7.3.	Partnership Group Assets; General Partner’s Authority.	A-25
Section 7.4.	Reimbursement of the General Partner.	A-26
Section 7.5.	Outside Activities.	A-27
Section 7.6.	Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with the General Partner and its Affiliates; Certain Restrictions on the General Partner.	A-28
Section 7.7.	Indemnification.	A-28
Section 7.8.	Liability of Indemnitees.	A-30
Section 7.9.	Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest	A-31
Section 7.10.	Other Matters Concerning the General Partner.	A-33
Section 7.11.	Purchase or Sale of Partnership Securities.	A-33
Section 7.12.	Reliance by Third Parties.	A-34
Section 7.13.	Board of Directors	A-34

ARTICLE VIII BOOKS, RECORDS AND ACCOUNTING		A-34
Section 8.1.	Records and Accounting.	A-34
Section 8.2.	Fiscal Year.	A-35

ARTICLE IX TAX MATTERS		A-35
Section 9.1.	Tax Returns and Information.	A-35
Section 9.2.	Tax Elections.	A-35
Section 9.3.	Tax Controversies.	A-35
Section 9.4.	Withholding.	A-35
Section 9.5.	Election to be Treated as a Corporation.	A-36

ARTICLE X ADMISSION OF PARTNERS		A-36
Section 10.1.	Admission of Initial Limited Partners.	A-36
Section 10.2.	Admission of Additional Limited Partners.	A-36
Section 10.3.	Admission of Successor General Partner.	A-37
Section 10.4.	Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners.	A-37

ARTICLE XI WITHDRAWAL OR REMOVAL OF PARTNERS		A-37
Section 11.1.	Withdrawal of the General Partner.	A-37
Section 11.2.	No Removal of the General Partner.	A-38
Section 11.3.	Interest of Departing General Partner and Successor General Partner.	A-38
Section 11.4.	Withdrawal of Limited Partners.	A-39

ARTICLE XII DISSOLUTION AND LIQUIDATION		A-39
Section 12.1.	Dissolution.	A-39
Section 12.2.	Continuation of the Business of the Partnership After Event of Withdrawal.	A-40
Section 12.3.	Liquidator.	A-40
Section 12.4.	Liquidation.	A-41
Section 12.5.	Cancellation of Certificate of Limited Partnership.	A-41
Section 12.6.	Return of Contributions.	A-42
Section 12.7.	Waiver of Partition.	A-42
Section 12.8.	Capital Account Restoration.	A-42

A-ii

Page

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE		A-42
Section 13.1.	Amendments to be Adopted Solely by the General Partner.	A-42
Section 13.2.	Amendment Procedures.	A-43
Section 13.3.	Amendment Requirements.	A-44
Section 13.4.	Meetings.	A-44
Section 13.5.	Notice of a Meeting.	A-49
Section 13.6.	Record Date.	A-49
Section 13.7.	Adjournment.	A-50
Section 13.8.	Waiver of Notice; Approval of Meeting; Approval of Minutes.	A-50
Section 13.9.	Quorum.	A-50
Section 13.10.	Conduct of a Meeting.	A-51
Section 13.11.	Action Without a Meeting.	A-51
Section 13.12.	Voting and Other Rights.	A-51
Section 13.13.	Participation of Special Voting Units in All Actions Participated in by Common Units.	A-52

ARTICLE XIV MERGER		A-53
Section 14.1.	Authority.	A-53
Section 14.2.	Procedure for Merger, Consolidation or Other Business Combination.	A-53
Section 14.3.	Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity.	A-54
Section 14.4.	Certificate of Merger or Consolidation.	A-55
Section 14.5.	Amendment of Partnership Agreement.	A-55
Section 14.6.	Effect of Merger.	A-55
Section 14.7.	Merger of Subsidiaries	A-55

ARTICLE XV RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS		A-56
Section 15.1.	Right to Acquire Limited Partner Interests.	A-56

ARTICLE XVI GENERAL PROVISIONS		A-57
Section 16.1.	Addresses and Notices.	A-57
Section 16.2.	Further Action.	A-58
Section 16.3.	Binding Effect.	A-58
Section 16.4.	Integration.	A-58
Section 16.5.	Creditors.	A-58
Section 16.6.	Waiver.	A-58
Section 16.7.	Counterparts.	A-58
Section 16.8.	Applicable Law.	A-58
Section 16.9.	Forum Selection	A-58
Section 16.10.	Invalidity of Provisions.	A-59
Section 16.11.	Consent of Partners.	A-60
Section 16.12.	Facsimile Signatures.	A-60

A-iii

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
THE CARLYLE GROUP L.P.

This AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE CARLYLE GROUP L.P. dated as of          , is entered into by and among Carlyle Group Management L.L.C., a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Acquisition” means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock (or other equity) acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Agreement of Limited Partnership of The Carlyle Group L.P., as it may be amended, supplemented or restated from time to time.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Beneficial Owner” has the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act (and “Beneficially Own” shall have a correlative meaning).

“Board of Directors” means the Board of Directors of the General Partner.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Account” has the meaning assigned to such term in Section 6.1.

“Capital Contribution” means any cash or cash equivalents or other property valued at its fair market value that a Partner contributes to the Partnership pursuant to this Agreement.

“Carlyle Holdings I” means Carlyle Holdings I L.P., a Delaware limited partnership, and any successors thereto.

“Carlyle Holdings I General Partner” means Carlyle Holdings I GP Inc., a Delaware corporation and the direct or indirect general partner of Carlyle Holdings I, and any successors thereto.

“Carlyle Holdings II” means Carlyle Holdings II L.P., a Québec société en commandite, and any successors thereto.

“Carlyle Holdings II General Partner” means Carlyle Holdings II GP L.P., a Delaware limited partnership and the general partner of Carlyle Holdings II, and any successors thereto.

“Carlyle Holdings III” means Carlyle Holdings III L.P., a Québec société en commandite, and any successors thereto.

“Carlyle Holdings III General Partner” means Carlyle Holdings III GP L.P., a Québec société en commandite and the direct or indirect general partner of Carlyle Holdings III, and any successors thereto.

“Carlyle Holdings General Partners” means, collectively, Carlyle Holdings I General Partner, Carlyle Holdings II General Partner and Carlyle Holdings III General Partner (and the general partner of any future partnership designated as a Carlyle Holdings Partnership hereunder).

“Carlyle Holdings Group” means, collectively, the Carlyle Holdings Partnerships and their respective Subsidiaries.

“Carlyle Holdings Limited Partner” means each Person that becomes a limited partner of a Carlyle Holdings Partnership pursuant to the terms of the relevant Carlyle Holdings Partnership Agreement.

“Carlyle Holdings Partnership Agreements” means, collectively, the Amended and Restated Limited Partnership Agreement of Carlyle Holdings I, the Amended and Restated Limited Partnership Agreement of Carlyle Holdings II and the Amended and Restated Limited Partnership Agreement of Carlyle Holdings III (and the partnership agreement then in effect of any future partnership designated as a Carlyle Holdings Partnership hereunder), as they may each be amended, supplemented or restated from time to time.

“Carlyle Holdings Partnership Unit” means, collectively, one partnership unit in each of Carlyle Holdings I, Carlyle Holdings II and Carlyle Holdings III (and any future partnership designated as a Carlyle Holdings Partnership hereunder) issued under its respective Carlyle Holdings Partnership Agreement.

“Carlyle Holdings Partnerships” means, collectively, Carlyle Holdings I, Carlyle Holdings II and Carlyle Holdings III and any future partnership designated by the General Partner in its sole discretion as a Carlyle Holdings Partnership for purposes of this Agreement.

“Carlyle Partners Ownership Condition” has the meaning assigned to such term in Section 7.13.

“Carrying Value” means, with respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Partnership shall be their respective gross fair market values on the date of contribution as determined by the General Partner, and the Carrying Values of all Partnership assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in United States Treasury Regulation Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, as of: (a) the date of the acquisition of any additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Partnership assets to a Partner in exchange for a Partnership Interest; (c) the date a Partnership Interest is relinquished to the Partnership; (d) the date that the Partnership issues more than a de minimis Partnership Interest to a new Partner in exchange for services; or (e) any other date specified in the United States Treasury Regulations; provided however that adjustments pursuant to clauses (a), (b) (c), (d) and (e) above shall be made only if such adjustments are deemed necessary or appropriate by the General Partner to reflect the relative economic interests of the Partners. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Net Income (Loss)” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.

“Certificate” means a certificate issued in global form in accordance with the rules and regulations of the Depositary or in such other form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Limited Partner Interest representing a fractional part of the Limited Partner Interests of all Limited Partners and having the rights and obligations specified with respect to Common Units in this Agreement.

“Conflicts Committee” means (A) prior to the Closing Date, all of the holders of Special Voting Units (who the Partners acknowledge and agree may be Affiliates of the General Partner and not independent) and (B) from and after the Closing Date, a committee of the Board of Directors composed entirely of one or more directors or managers who have been determined by the Board of Directors in its sole discretion to meet the independence standards (but not, for the avoidance of doubt, the financial literacy or financial expert qualifications) required to serve on an audit committee of a board of directors established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which the Common Units are listed for trading.

“Consenting Parties” has the meaning assigned to such term in Section 16.9.

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Limited Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Departing General Partner” means a former General Partner from and after the effective date of any withdrawal of such former General Partner pursuant to Section 11.1.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Determination Date” has the meaning assigned to such term in Section 7.13.

“Directors” means the members of the Board of Directors.

“Dispute” has the meaning assigned to such term in Section 16.9.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner the General Partner determines in its sole discretion does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Agreement” means one or more exchange agreements providing for the exchange of Carlyle Holdings Partnership Units or other securities issued by members of the Carlyle Holdings Group for Common Units, as contemplated by the Registration Statement.

“Fiscal Year” has the meaning assigned to such term in Section 8.2.

“General Partner” means Carlyle Group Management L.L.C., a Delaware limited liability company and its successors and permitted assigns that are admitted to the Partnership as general partner of the Partnership, each in its capacity as a general partner of the Partnership (except as the context otherwise requires).

“General Partner Agreement” means the amended and restated limited liability company agreement of the General Partner, as the same may be amended or amended and restated from time to time.

“General Partner Interest” means the management and ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which takes the form of General Partner Units, and includes any and all benefits to which a General Partner is entitled as provided in this Agreement, together with all obligations of a General Partner to comply with the terms and provisions of this Agreement.

“General Partner Unit” means a fractional part of the General Partner Interest having the rights and obligations specified with respect to the General Partner Interest.

“Group” means a Person that with or through any of its Affiliates or Associates has any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting, exercising investment power or disposing of any Partnership Securities with any other Person that Beneficially Owns, or whose Affiliates or Associates Beneficially Own, directly or indirectly, Partnership Interests.

“Group Member” means a member of the Partnership Group.

“Indemnitee” means (a) the General Partner, (b) any Departing General Partner, (c) any Person who is or was a Tax Matters Partner (as defined in the Code), officer or director of the General Partner or any Departing General Partner, (d) any officer or director of the General Partner or any Departing General Partner who is or was serving at the request of the General Partner or any Departing General Partner as an officer, director, employee, member, partner, Tax Matters Partner (as defined in the Code), agent, fiduciary or trustee of another Person; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (e) any Person who controls a General Partner or Departing General Partner, (f) any Person who is named in the Registration Statement as being or about to become a director of the General Partner and (g) any Person the General Partner in its sole discretion designates as an “Indemnitee” for purposes of this Agreement.

“Initial Annual Meeting” means the first annual meeting of Limited Partners held following each Determination Date on which the Board of Directors has been classified in accordance with Section 13.4(b)(v).

“Initial Common Units” means the Common Units sold in the Initial Offering.

“Initial Limited Partner” means each of the Organizational Limited Partner, TCG Partners and the Underwriters or their designee(s), in each case upon being admitted to the Partnership in accordance with Section 10.1.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Issue Price” means the price at which a Unit is purchased from the Partnership, net of any sales commissions or underwriting discounts charged to the Partnership.

“Limited Partner” means, unless the context otherwise requires, each Initial Limited Partner, each additional Person that acquires or holds a Limited Partner Interest and is admitted to the Partnership as a limited partner of the Partnership pursuant to the terms of this Agreement and any Departing General Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3, in each case, in such Person’s capacity as a limited partner of the Partnership as long as such Person holds a Limited Partner Interest. For the avoidance of doubt, each holder of a Special Voting Unit shall be a Limited Partner. For purposes of the Delaware Limited Partnership Act, the Limited Partners shall constitute a single class or group of limited partners.

“Limited Partner Interest” means the ownership interest of a Limited Partner in the Partnership, which may be evidenced by Common Units, Special Voting Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner is entitled as provided in this Agreement, including voting rights, together with all obligations of such Limited Partner to comply with the terms and provisions of this Agreement. Except to the extent otherwise expressly designated herein by the General Partner in its sole discretion, for purposes of this Agreement and the Delaware Limited Partnership Act, the Limited Partner Interests shall constitute a single class or group of limited partner interests.

“Listing Date” means the first date on which the Common Units are listed and traded on a National Securities Exchange.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clause (a) or (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to continue the business of the Partnership has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means the General Partner or one or more Persons as may be selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Limited Partnership Act.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act or any successor thereto and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act) that the General Partner in its sole discretion shall designate as a National Securities Exchange for purposes of this Agreement.

“Net Income (Loss)” for any Fiscal Year (or other fiscal period) means the taxable income or loss of the Partnership for such period as determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments; (i) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Net Income (Loss) shall be added to such taxable income or loss; (ii) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (iii) upon an adjustment to the Carrying Value of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; and (iv) any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income (Loss) pursuant to this definition shall be treated as deductible items.

“Non-citizen Assignee” means a Person who the General Partner has determined in its sole discretion does not constitute an Eligible Citizen and as to whose Limited Partner Interests the General Partner has become the Limited Partner, pursuant to Section 4.8.

“Non-Voting Common Unitholder” means any Person who the General Partner may from time to time with such Person’s consent designate as a Non-Voting Common Unitholder.

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Opinion of Counsel” means a written opinion of counsel or, in the case of tax matters, a qualified tax advisor (who may be regular counsel or tax adviser, as the case may be, to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its discretion.

“Option Closing Date” means the date or dates on which any Common Units are sold by the Partnership to the Underwriters upon exercise of the Over-Allotment Option.

“Organizational Limited Partner” means Carlyle Group Limited Partner L.L.C., a Delaware limited liability company and any successors thereto.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided however that if at any time any Person or Group (other than the General Partner or its Affiliates) Beneficially Owns 20% or more of any class of Outstanding Common Units, all Common Units owned by such Person or Group shall not be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement or the Delaware Limited Partnership Act, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement or the Delaware Limited Partnership Act); provided further that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Common Units of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply or (iii) to any Person or Group who acquired 20% or more of any Common Units issued by the Partnership with the prior approval of the Board of Directors; provided further that if at any time a Non-Voting Common Unitholder Beneficially Owns any Common Units, no Common Units Beneficially Owned by the Non-Voting Common Unitholder shall be entitled to be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement. The determinations of the matters described in clauses (i), (ii) and (iii) of the foregoing sentence shall be conclusively determined by the General Partner in its sole discretion, which determination shall be final and binding on all Partners. For the avoidance of doubt, the provisions of this definition applicable to Common Units shall not apply to the Special Voting Units.

“Over-Allotment Option” means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means The Carlyle Group L.P., a Delaware limited partnership.

“Partnership Group” means the Partnership and its Subsidiaries treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interests and Limited Partner Interests.

“Partnership Security” means any equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Special Voting Units and General Partner Units.

“Percentage Interest” means, as of any date of determination, (i) as to any holder of Common Units in its capacity as such, the product obtained by multiplying (a) 100% less the percentage applicable to the Units referred to in clause (v) by (b) the quotient obtained by dividing (x) the number of Common Units held by such holder by (y) the total number of all Outstanding Common Units, (ii) as to any holder of General Partner Units in its capacity as such with respect to such General Partner Units, 0%, (iii) as to any holder of Special Voting Units in its capacity as such with respect to such Special Voting Units, 0%, (iv) as to the Partnership holding Partnership Securities in treasury in its capacity as such with respect to such Partnership Securities held in treasury, 0% and (v) as to any holder of other Units in its capacity as such with respect to such Units, the percentage established for such Units by the General Partner as a part of the issuance of such Units.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).

“Pro Rata” means (a) in respect of Units or any class thereof, apportioned equally among all designated Units, and (b) in respect of Partners or Record Holders, apportioned among all Partners or Record Holders, as the case may be, in accordance with their relative Percentage Interests.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership, or with respect to the first fiscal quarter of the Partnership after the Closing Date the portion of such fiscal quarter after the Closing Date or, with respect to the final fiscal quarter of the Partnership, the relevant portion of such fiscal quarter.

“Record Date” means the date and time established by the General Partner pursuant to Section 13.6 or, if applicable, the Liquidator pursuant to Section 12.3, in each case, in its sole discretion for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer or other business of the Partnership.

“Record Holder” means the Person in whose name a Partnership Interest is registered on the books of the Partnership or, if such books are maintained by the Transfer Agent, on the books of the Transfer Agent, in each case, as of the Record Date.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.9.

“Registration Rights Agreement” means one or more registration rights agreements each among the Partnership and one or more limited partners of the Carlyle Holdings Partnerships providing for the registration of Common Units, as contemplated by the Registration Statement as it may be amended, supplemented or restated from time to time.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-      ) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Securities Act” means the U.S. Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

“Special Approval” means either (a) approval by a majority of the members of the Conflicts Committee or, if there is only one member of the Conflicts Committee, approval by the sole member of the Conflicts Committee, or (b) approval by the vote of the Record Holders representing a majority of the voting power of the Voting Units (excluding Voting Units owned by the General Partner and its Affiliates).

“Special Voting Unit” means a Partnership Interest having the rights and obligations specified with respect to Special Voting Units in this Agreement. For the avoidance of doubt, holders of Special Voting Units, in their capacity as such, shall not be entitled to receive distributions by the Partnership and shall not be allocated income, gain, loss, deduction or credit of the Partnership.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person or (d) any other Person the financial information of which is consolidated by such Person for financial reporting purposes under U.S. GAAP. For the avoidance of doubt, the Carlyle Holdings Partnerships are Subsidiaries of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Tax Receivable Agreement” means the Tax Receivable Agreement to be entered into substantially concurrently with the Initial Offering among the Partnership, Carlyle Holdings I, Carlyle Holdings I General Partner, Carlyle Holdings II, Carlyle Holdings II General Partner, Carlyle Holdings III, Carlyle Holdings III General Partner and the limited partners of the Carlyle Holdings Partnerships, as contemplated by the Registration Statement as it may be amended, supplemented or restated from time to time.

“TCG Partners” means TCG Carlyle Global Partners L.L.C., a Delaware limited liability company, and any successors thereto.

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

“Underwriter” means each Person named as an underwriter in the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement to be entered into in connection with the Initial Offering among the Partnership and the Underwriters, providing for the purchase of Common Units by such Underwriters as it may be amended, supplemented or restated from time to time.

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units, Special Voting Units and General Partner Units.

“Unitholders” means the holders of Units.

“U.S. GAAP” means U.S. generally accepted accounting principles consistently applied.

“Voting Unit” means a Common Unit (other than any Common Unit Beneficially Owned by a Non-Voting Common Unitholder), a Special Voting Unit and any other Partnership Interest that is designated as a “Voting Unit” from time to time.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

Section 1.2.  Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation;” and the terms “hereof,” “herein” or “hereunder refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1.  Formation.

The Partnership has been previously formed as a limited partnership pursuant to the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 18, 2011, pursuant to the provisions of the Delaware Limited Partnership Act, and the execution of the Agreement of Limited Partnership of the Partnership, dated as of July 18, 2011, between the General Partner, as general partner, and the Organizational Limited Partner, as Limited Partner. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Limited Partnership Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2.  Name.

The name of the Partnership shall be “The Carlyle Group L.P.” The Partnership’s business may be conducted under any other name or names as determined by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “LP,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner may change the name of the Partnership at any time and from time to time by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the name of the Partnership) and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3.  Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the General Partner by filing an amendment to the Certificate of Limited Partnership (and upon any such filing this Agreement shall be deemed automatically amended to change the registered office and the registered agent of the Partnership) the registered office of the Partnership in the State of Delaware is located at 1209 Orange Street, Wilmington, DE 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is The Corporation Trust Company. The principal office of the Partnership is located at 1001 Pennsylvania Avenue, NW, Washington, DC 20004 or such other place as the General Partner in its sole discretion may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner is 1001 Pennsylvania Avenue, NW, Washington, DC 20004 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4.  Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner in its sole discretion and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware Limited Partnership Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. To the fullest extent permitted by law, the General Partner shall have no duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any other Person bound by this Agreement to propose or approve the conduct by the Partnership of any business and may, free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership or any other Person bound by this Agreement, decline to propose or approve the conduct by the Partnership of any business and, in so declining to propose or approve, shall not be deemed to have breached this Agreement, any other agreement contemplated hereby, the Delaware Limited Partnership Act or any other provision of law, rule or regulation or equity.

Section 2.5.  Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6.  Power of Attorney.

(a) Each Limited Partner and Record Holder hereby constitutes and appoints the General Partner and, if a Liquidator (other than the General Partner) shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized managers and officers and attorneys-

in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all amendments to this Agreement adopted in accordance with the terms hereof and all certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator determines to be necessary or appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, this Agreement (including, without limitation, issuance and cancellations of Special Voting Units pursuant to Section 5.3); (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger or consolidation or similar certificate) relating to a merger, consolidation, combination or conversion of the Partnership pursuant to Article XIV or otherwise in connection with a change of jurisdiction of the Partnership; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the General Partner or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or (B) to effectuate the terms or intent of this Agreement; provided that when required by Section 13.3 or any other provision of this Agreement that establishes a certain percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of such percentage of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, shall not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Record Holder and the transfer of all or any portion of such Limited Partner’s or Record Holder’s Partnership Interest and shall extend to such Limited Partner’s or Record Holder’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Record Holder hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Record Holder, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Record Holder shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator may request in order to effectuate this Agreement and the purposes of the Partnership.

Section 2.7.  Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Limited Partnership Act and shall continue until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Limited Partnership Act.

Section 2.8.  Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner in its sole discretion determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided further that prior to the withdrawal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

Section 2.9.  Certain Undertakings Relating to the Separateness of the Partnership.

(a) Separateness Generally.  The Partnership shall conduct its business and operations separate and apart from those of any other Person (other than the General Partner) in accordance with this Section 2.9.

(b) Separate Records.  The Partnership shall maintain (i) its books and records, (ii) its accounts, and (iii) its financial statements separate from those of any other Person except for a Person whose financial results are required to be consolidated with the financial results of the Partnership.

(c) No Effect.  Failure by the General Partner or the Partnership to comply with any of the obligations set forth above shall not affect the status of the Partnership as a separate legal entity, with its separate assets and separate liabilities.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1.  Limitation of Liability.

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement or as required by Section 17-607 or Section 17-804 of the Delaware Limited Partnership Act.

Section 3.2.  Management of Business.

No Limited Partner, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Limited Partnership Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Limited Partnership Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners under this Agreement or the Delaware Limited Partnership Act.

Section 3.3.  Outside Activities of the Limited Partners.

Any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group or an Affiliate of a Group Member. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

Section 3.4.  Rights of Limited Partners.

(a) In addition to other rights provided by this Agreement or by applicable law (other than Section 17-305(a) of the Delaware Limited Partnership Act, the provisions of which are to the fullest extent permitted by law expressly replaced in their entirety by the provisions below), and except as limited by Sections 3.4(b) and 3.4(c), each Limited Partner shall have the right, for a purpose that is reasonably related to such Limited Partner’s interest as a Limited Partner in the Partnership, upon reasonable written demand stating the purpose of such demand and at such Limited Partner’s own expense, to obtain:

(i) promptly after its becoming available, a copy of the Partnership’s U.S. federal income tax returns for each year (excluding for the avoidance of doubt, information specific to any other Partner);

(ii)  a current list of the name and last known business, residence or mailing address of each Record Holder; and

(iii) a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed.

(b) The General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole discretion, (i) any information that the General Partner believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or its business or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

(c) Notwithstanding any other provision of this Agreement or Section 17-305 of the Delaware Limited Partnership Act, each of the Partners and each other Person who acquires an interest in a Partnership Security hereby agrees to the fullest extent permitted by law that they do not have rights to receive information from the Partnership or any Indemnitee for the purpose of determining whether to pursue litigation or assist in pending litigation against the Partnership or any Indemnitee relating to the affairs of the Partnership except pursuant to the applicable rules of discovery relating to litigation commenced by such Person.

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1.  Certificates.

Notwithstanding anything otherwise to the contrary herein, unless the General Partner shall determine otherwise in respect of some or all of any or all classes of Partnership Interests, Partnership Interests shall not be evidenced by certificates. Certificates that may be issued shall be executed on behalf of the Partnership by the General Partner (and by any appropriate officer of the General Partner on behalf of the General Partner).

No Certificate evidencing Common Units shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided however that if the General Partner elects to issue Certificates evidencing Common Units in global form, the Certificates evidencing Common Units shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Certificates evidencing Common Units have been duly registered in accordance with the directions of the Partnership.

Section 4.2.  Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If any mutilated Certificate evidencing Common Units is surrendered to the Transfer Agent or any mutilated Certificate evidencing other Partnership Securities is surrendered to the General Partner, the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute, and, if applicable, the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b) The appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and, if applicable, the Transfer Agent shall countersign a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner, in its sole discretion, may direct to indemnify the Partnership, the Partners, the General Partner and, if applicable, the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv) satisfies any other requirements imposed by the General Partner.

If a Record Holder fails to notify the General Partner within a reasonable period of time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Record Holder shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

(c) As a condition to the issuance of any new Certificate under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent, if applicable) reasonably connected therewith.

Section 4.3.  Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the owner with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise required by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Partnership Interest.

Section 4.4.  Transfer Generally.

(a) The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction (i) by which the General Partner assigns its General Partner Units to another Person who becomes the General Partner, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise or (ii) by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding limited liability company or other interests in the General Partner.

Section 4.5.  Registration and Transfer of Limited Partner Interests.

(a) The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

(b) Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by Certificates until the Certificates evidencing such Limited

Partner Interests are surrendered for registration of transfer. No charge shall be imposed by the General Partner for such transfer; provided that as a condition to the issuance of any new Certificate under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c) Subject to (i) the foregoing provisions of this Section 4.5, (ii) Section 4.3, (iii) Section 4.4, (iv) Section 4.7, (v) with respect to any series of Limited Partner Interests, the provisions of any statement of designations or amendment to this Agreement establishing such series, (vi) any contractual provisions binding on any Limited Partner and (vii) provisions of applicable law including the Securities Act, Limited Partner Interests shall be freely transferable. Partnership Interests may also be subject to any transfer restrictions contained in any employee related policies or equity benefit plans, programs or practices adopted on behalf of the Partnership.

Section 4.6.  Transfer of the General Partner’s General Partner Interest.

(a) Subject to Section 4.6(c) below, prior to December 31, 2021, the General Partner shall not transfer all or any part of its General Partner Interest (represented by General Partner Units) to a Person unless such transfer (i) has been approved by the prior written consent or vote of Limited Partners holding of at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the General Partner or its Affiliates) or (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner (other than an individual) or (B) another Person (other than an individual) in connection with the merger or consolidation of the General Partner with or into another Person (other than an individual) or the transfer by the General Partner of all, but not less than all, of its General Partner Interest to another Person (other than an individual).

(b) Subject to Section 4.6(c) below, on or after December 31, 2021, the General Partner may transfer all or any part of its General Partner Interest without Unitholder approval.

(c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement and (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as the General Partner effective immediately prior to the transfer of such General Partner Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7.  Restrictions on Transfers.

(a) Except as provided in Section 4.7(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable U.S. federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).

(b) The General Partner may impose restrictions on the transfer of Partnership Interests if it receives an Opinion of Counsel that such restrictions are necessary or advisable to avoid a significant risk of the Partnership becoming taxable as a corporation or otherwise becoming taxable as an entity for U.S. federal income tax purposes. The General Partner may impose such restrictions by amending this Agreement; provided however, that any amendment that would result in the delisting or suspension of trading of any class of Limited Partner Interests (unless the successor interests contemplated by Section 14.3(c) are traded on a National Securities Exchange) on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

Section 4.8.  Citizenship Certificates; Non-citizen Assignees.

(a) If any Group Member is or becomes subject to any law or regulation that, in the determination of the General Partner in its sole discretion, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner, the General Partner may request any Limited Partner to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner shall be subject to redemption in accordance with the provisions of Section 4.9. The General Partner also may require in its sole discretion that the status of any such Limited Partner be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request that with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.9, such Non-citizen Assignee be admitted as a Limited Partner, and upon approval of the General Partner in its sole discretion, such Non-citizen Assignee shall be admitted as a Limited Partner and shall no longer constitute a Non-citizen Assignee and the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.9.  Redemption of Partnership Interests of Non-citizen Assignees.

(a) If at any time a Limited Partner fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner is not an Eligible Citizen, the General Partner, in its sole discretion, may cause the Partnership to, unless the Limited Partner establishes to the satisfaction of the General Partner that such Limited Partner is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the

General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner as follows:

(i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon the redemption of the Redeemable Interests (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender of the Certificates evidencing such Redeemable Interests) and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid as determined by the General Partner in its sole discretion, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the prime lending rate prevailing on the date fixed for redemption as published by The Wall Street Journal, payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii) The Limited Partner or his duly authorized representative shall be entitled to receive the payment for Redeemable Interests at the place of payment specified in the notice of redemption on the redemption date (or, if later in the case of Redeemable Interests evidenced by Certificates, upon surrender by or on behalf of the Limited Partner, at the place specified in the notice of redemption, of the Certificates, evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank).

(iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests; provided however, that pursuant to Section 7.11, in the sole discretion of the General Partner, the Redeemable Interests may be held in treasury .

(b) The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner as nominee of a Person determined to be other than an Eligible Citizen.

(c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

(d) Notwithstanding anything in Section 4.8 or Section 4.9 to the contrary, no proceeds shall be delivered to a Person to whom the delivery of such proceeds would violate applicable law, and in such case and in lieu thereof, the proceeds shall be delivered to a charity selected by the General Partner in its sole discretion and any redemption shall be effective upon delivery of such payments to such charity.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1.  Organizational Issuances.

Upon issuance by the Partnership of Common Units on or about the Listing Date and the admission of such Unitholders as Limited Partners, the Organizational Limited Partner of the Partnership shall automatically withdraw as a limited partner of the Partnership and as a result shall have no further right, interest or obligation of any kind whatsoever as a limited partner of the Partnership and any capital contribution of the Organizational Limited Partner will be returned to it on the date of such withdrawal.

Section 5.2.  Contributions by the General Partner and its Affiliates.

The General Partner shall not be obligated to make any Capital Contributions to the Partnership.

Section 5.3.  Issuances and Cancellations of Special Voting Units.

(a) On the date of this Agreement the Partnership shall issue one (1) Special Voting Unit to TCG Partners.

(b) The General Partner shall be entitled to issue additional Special Voting Units in its sole discretion.

(c) (i) TCG Partners, as holder of a Special Voting Unit, shall be entitled to a number of votes that is equal to the product of (x) the total number of Carlyle Holdings Partnership Units held of record by each Carlyle Holdings Limited Partner that does not hold a Special Voting Unit multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement). (ii) Each other holder of Special Voting Units, as such, shall be entitled, without regard to the number of Special Voting Units (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Carlyle Holdings Partnership Units held of record by such holder multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement).

(d) In the event that a holder of a Special Voting Unit, other than TCG Partners, shall cease to be the record holder of a Carlyle Holdings Partnership Unit, the Special Voting Unit held by such holder shall be automatically cancelled without any further action of any Person and such holder shall cease to be a Limited Partner with respect to the Special Voting Unit so cancelled. The determination of the General Partner as to whether a holder of a Special Voting Unit is the record holder of a Carlyle Holdings Partnership Unit (other than the Partnership and its Subsidiaries) or remains the record holder of such Special Voting Unit shall be made in its sole discretion, which determination shall be conclusive and binding on all Partners.

(e) Upon the issuance to it of a Special Voting Unit by the General Partner, each holder thereof shall automatically and without further action be admitted to the Partnership as a Limited Partner in respect of the Special Voting Unit so issued.

Section 5.4.  Contributions by the Underwriters.

(a) On the Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters on the Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue the number of Common Units specified in the Underwriting Agreement to be purchased by the Underwriters to the Underwriters or their designee(s) in accordance with the Underwriting Agreement, and such Underwriters or their designee(s) shall be admitted to the Partnership as Limited Partners.

(b) Upon the exercise, if any, of the Over-Allotment Option, on the Option Closing Date and pursuant to the Underwriting Agreement, the Underwriters shall contribute to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit multiplied by the number of Common Units to be purchased by the Underwriters on the Option Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership shall issue to the Underwriters or their designee(s) the number of Common Units subject to the Over-Allotment Option that are to be purchased by them in accordance with the Underwriting Agreement.

Section 5.5.  Interest and Withdrawal.

No interest on Capital Contributions shall be paid by the Partnership. No Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions are made pursuant to this Agreement or upon dissolution of the Partnership and then in each case only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement (including with respect to Partnership Securities subsequently issued by the Partnership pursuant to the Underwriting Agreement or otherwise), no Partner shall have priority over any other Partner either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners agree within the meaning of Section 17-502(b) of the Delaware Limited Partnership Act.

Section 5.6.  Issuances of Additional Partnership Securities.

(a) The Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c) and pursuant to the Underwriting Agreement as part of the Initial Offering. The Partnership may reissue any Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities held by the Partnership in treasury for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine in its sole discretion, all without the approval of any Limited Partners, including pursuant to Section 7.4(c).

(b) Each additional Partnership Interest authorized to be issued by the Partnership pursuant to Section 5.6(a) or Section 7.4(c) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests), as shall be fixed by the General Partner in its sole discretion, including (i) the right to share in Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may or shall be required to redeem the Partnership Interest (including sinking fund provisions); (v) whether such Partnership Interest is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the Percentage Interest as to such Partnership Interest; and (viii) the right, if any, of the holder of each such Partnership Interest to vote on Partnership matters, including matters relating to the relative designations, preferences, rights, powers and duties of such Partnership Interest.

(c) The General Partner is hereby authorized to take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.6 or Section 7.4(c), including the admission of additional Limited Partners in connection therewith and any related amendment of this Agreement, and (ii) all additional issuances of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities. The General Partner shall determine in its sole discretion the relative rights, powers and duties of the holders of the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities being so issued. The General Partner is authorized to do all things that it determines to be necessary or appropriate in connection with any future issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, including compliance with any statute, rule, regulation or guideline of any governmental agency or any National Securities Exchange on which the Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities are listed for trading.

Section 5.7.  Preemptive Rights.

Unless otherwise determined by the General Partner, in its sole discretion, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Interest, whether unissued, held in the treasury or hereafter created.

Section 5.8.  Splits and Combinations.

(a) Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b) Whenever such a distribution, subdivision or combination of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall provide notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding or outstanding options, rights, warrants or appreciation rights relating to Partnership Securities, the Partnership shall require, as a condition to the delivery to a Record Holder of any such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d) The Partnership shall not be required to issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional Units but for the provisions of this Section 5.8(d), the General Partner in its sole discretion may determine that each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.9.  Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Sections 17-607 or 17-804 of the Delaware Limited Partnership Act or this Agreement.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1.  Establishment and Maintenance of Capital Accounts.

There shall be established for each Partner on the books of the Partnership as of the date such Partner becomes a Partner a capital account (each being a “Capital Account”). Each Capital Contribution by any Partner, if any, shall be credited to the Capital Account of such Partner on the date such Capital Contribution is made to the Partnership. In addition, each Partner’s Capital Account shall be (a) credited with (i) such Partner’s allocable share of any Net Income (or items thereof) of the Partnership, and (ii) the amount of any Partnership liabilities that are assumed by the Partner or secured by any Partnership property distributed to the Partner and (b) debited with (i) the amount of distributions (and deemed distributions) to such Partner of cash or the fair market value of other property so distributed, (ii) such Partner’s allocable share of Net Loss (or items thereof) of the Partnership, and (iii) the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by the Partner to the Partnership. Any other item which is required to be reflected in a Partner’s Capital Account under Section 704(b) of the Code and the United States Treasury Regulations promulgated thereunder or otherwise under this Agreement shall be so reflected. The General Partner shall make such adjustments to Capital Accounts as it determines in its sole discretion to be appropriate to ensure allocations are made in accordance with a Partner’s interest in the Partnership. Interest shall not be payable on Capital Account balances. The Partnership Capital Accounts shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and, to the extent not inconsistent with such regulation, the provisions of this Agreement. The Capital Account of each holder of General Partner Units or Special Voting Units shall at all times be zero, except to the extent such holder also holds Partnership Interests other than General Partner Units or Special Voting Units.

Section 6.2.  Allocations.

(a) Net Income (Loss) (including items thereof) of the Partnership for each Fiscal Year shall be allocated to each Partner in accordance with such Partner’s Percentage Interest, except as otherwise determined by the General Partner in its sole discretion in order to comply with the Code or applicable regulations thereunder.

(b) The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any portion or class or classes thereof), the General Partner may (i) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of United States Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Partnership Interests (or any portion or class or classes thereof), and (ii) adopt and employ or modify such conventions and methods as the General Partner determines in its sole discretion to be appropriate for (A) the determination for tax purposes of items of income, gain, loss, deduction and credit and the allocation of such items among Partners and between transferors and transferees under this Agreement and pursuant to the Code and the United States Treasury Regulations promulgated thereunder, (B) the determination of the identities and tax classification of Partners, (C) the valuation of Partnership assets and the determination of tax basis, (D) the allocation of asset values and tax basis, (E) the adoption and maintenance of accounting methods and (F) taking into account differences between the Carrying Values of Partnership assets and such asset adjusted tax basis pursuant to Section 704(c) of the Code and the United States Treasury Regulations promulgated thereunder.

(c) Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the General Partner in its sole discretion.

Section 6.3.  Requirement and Characterization of Distributions; Distributions to Record Holders.

(a) The General Partner, in its sole discretion, may authorize distributions by the Partnership to the Partners, which distributions shall be made Pro Rata in accordance with the Partners’ respective Percentage Interests.

(b) The General Partner may treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of cash to such Partners.

(c) Notwithstanding Section 6.3(a), in the event of the dissolution of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

(e) Notwithstanding any provision to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to a Partner or a Record Holder if such distribution would violate the Delaware Limited Partnership Act or other applicable law.

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1.  Management.

(a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things and on such terms as it determines, in its sole discretion, to be necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including without limitation the following:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible or exchangeable into Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the

Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Article XIV);

(iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, the lending of funds to other Persons; the repayment or guarantee of obligations of any Group Member or other Person and the making of capital contributions to any Group Member or other Person;

(v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than their interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi) the distribution of Partnership cash;

(vii) the selection and dismissal of employees (including employees having such titles as the General Partner may determine in its sole discretion) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

(viii) the maintenance of insurance for the benefit of the Partnership Group, the Partners and Indemnitees;

(ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, limited liability companies, corporations or other entities or relationships (including the acquisition of interests in, and the contributions of property to, the Partnership’s Subsidiaries from time to time), subject to the restrictions set forth in Section 2.4;

(x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or mediation and the incurring of legal expense and the settlement of claims and litigation;

(xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

(xiii) the purchase, sale or other acquisition or disposition of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities;

(xiv) the undertaking of any action in connection with the Partnership’s participation in the management of the Partnership Group through its directors, officers or employees or the Partnership’s direct or indirect ownership of the Group Members, including, without limitation, all things described in or contemplated by the Registration Statement and the agreements described in or filed as exhibits to the Registration Statement; and

(xv) cause to be registered for resale under the Securities Act and applicable state or non-U.S. securities laws, any securities of, or any securities convertible or exchangeable into securities of, the Partnership held by any Person, including the General Partner or any Affiliate of the General Partner.

(b) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation or duty to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have any liability to a Limited Partner for monetary damages, equitable relief or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions.

(c) Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Registration Rights Agreement, the Carlyle Holdings Partnership Agreements and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through its delegation of such authority to any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership, in each case in such form and with such terms as it in its sole discretion shall determine, without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

Section 7.2.  Certificate of Limited Partnership.

(a) The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Limited Partnership Act and is authorized to cause to be filed such other certificates or documents that the General Partner determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent the General Partner determines such action to be necessary or appropriate, the General Partner is authorized to file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

(b) In the event that the General Partner determines the Partnership should seek relief pursuant to Section 7704(e) of the Code to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes, the Partnership and each Partner shall agree to adjustments required by the U.S. tax authorities, and the Partnership shall pay such amounts as required by the U.S. tax authorities, to preserve the status of the Partnership as a partnership for U.S. federal (and applicable U.S. state) income tax purposes.

Section 7.3.  Partnership Group Assets; General Partner’s Authority.

Except as provided in Articles XII and XIV, the General Partner may not sell or exchange all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions without the approval of holders of a majority of the voting power of Outstanding Voting Units; provided however that this provision shall not preclude or limit the General Partner’s ability, in its sole discretion, to mortgage, pledge, hypothecate or grant a security interest in any or all of the assets of the Partnership Group (including for the benefit of Persons other than members of the Partnership Group, including Affiliates of the General Partner), including, in each case, pursuant to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a majority of the voting power of Outstanding Voting Units, the General Partner shall not, on behalf of the Partnership, except as permitted under Sections 4.6 and 11.1, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4.  Reimbursement of the General Partner.

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as general partner or managing member of any Group Member.

(b) The Partnership shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Partnership (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Partnership) incurred in pursuing and conducting, or otherwise related to, the activities of the Partnership. The Partnership shall also, in the sole discretion of the General Partner, bear and/or reimburse the General Partner for (i) any costs, fees or expenses incurred by the General Partner in connection with serving as the General Partner and (ii) all other expenses allocable to the Partnership Group or otherwise incurred by the General Partner in connection with operating the Partnership Group’s business (including expenses allocated to the General Partner by its Affiliates). To the extent that the General Partner determines in its sole discretion that such expenses are related to the business and affairs of the General Partner that are conducted through the Partnership Group (including expenses that relate to the business and affairs of the Partnership Group and that also relate to other activities of the General Partner), the General Partner may cause the Partnership to pay or bear all expenses of the General Partner, including without limitation, costs of securities offerings not borne directly by Partners, board of directors compensation and meeting costs, salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership Group or for the General Partner, cost of periodic reports to Unitholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Partnership shall not pay or bear any income tax obligations of the General Partner. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c) The General Partner may, in its sole discretion, without the approval of the Limited Partners (who shall have no right to vote in respect thereof), propose and adopt on behalf of the Partnership Group equity benefit plans, programs and practices (including plans, programs and practices involving the issuance of or reservation of issuance of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities), or cause the Partnership to issue or to reserve for issuance Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities in connection with, or pursuant to, any such equity benefit plan, program or practice or any equity benefit plan, program or practice maintained or sponsored by the General Partner or any of its Affiliates in respect of services performed directly or indirectly for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that the General Partner or such Affiliates are obligated to provide pursuant to any equity benefit plans, programs or practices maintained or sponsored by them. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities purchased by the

General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any equity benefit plans, programs or practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner’s General Partner Interest.

Section 7.5.  Outside Activities.

(a) On and after the Listing Date, the General Partner, for so long as it is a General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member of the Partnership and any other partnership or limited liability company of which the Partnership is, directly or indirectly, a partner, managing member, trustee or stockholder and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner, managing member, trustee or stockholder of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

(b) Except insofar as the General Partner is specifically restricted by Section 7.5(a), each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty otherwise existing at law, in equity or otherwise to any Group Member or any Partner, Record Holder or Person who acquires an interest in a Partnership Security. None of any Group Member, any Limited Partner or any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

(c) Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engagement in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership, all Partners and all Persons acquiring an interest in a Partnership Security, (ii) it shall not be a breach of the General Partner’s or any other Indemnitee’s duties or any other obligation of any type whatsoever of the General Partner or any other Indemnitee if the Indemnitee (other than the General Partner) engages in any such business interests or activities in preference to or to the exclusion of any Group Member, (iii) the General Partner and the Indemnities shall have no obligation hereunder or as a result of any duty otherwise existing at law, in equity or otherwise to present business opportunities to any Group Member, (iv) the doctrine of “corporate opportunity” or other analogous doctrine shall not apply to any such Indemnitee and (v) the Indemnitees (including the General Partner) shall not be liable to the Partnership, any Limited Partner, Record Holder or any other Person who acquires an interest in a Partnership Security by reason that such Indemnitee or Indemnitees (including the General Partner) pursues or acquires a business opportunity for itself, directs such opportunity to another Person, does not communicate such opportunity or information to any Group Member or uses information in the possession of a Group Member to acquire or operate a business opportunity.

(d) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities and, except as otherwise expressly provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities.

Section 7.6.  Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with the General Partner and its Affiliates; Certain Restrictions on the General Partner.

(a) The General Partner or any of its Affiliates may, but shall be under no obligation to, lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member on terms to which the General Partner agrees in good faith.

(b) Any Group Member (including the Partnership) may lend or contribute to any other Group Member, and any Group Member may borrow from any other Group Member (including the Partnership), funds on terms and conditions determined by the General Partner in its sole discretion. The foregoing authority may be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership on terms to which the General Partner agrees to in good faith.

(d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant on terms to which the General Partner agrees in good faith.

(e) The General Partner or any of its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, on terms to which the General Partner agrees in good faith.

(f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

Section 7.7.  Indemnification.

(a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Section 7.7, all Indemnitees shall be indemnified and held harmless by the Partnership on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee whether arising from acts or omissions to act occurring on, before or after the date of this Agreement; provided that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.7, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j). The indemnification of an Indemnitee of the type identified in clause (d) of the definition of Indemnitee shall be secondary to any and all indemnification to which such person is entitled from, firstly, the relevant other Person, and from, secondly, the relevant Fund (if applicable), and will only be paid to the extent the primary indemnification is not paid and the proviso set forth in the first sentence of this Section 7.7(a) does not apply; provided that such other

Person and such Fund shall not be entitled to contribution or indemnification from or subrogation against the Partnership, unless otherwise mandated by applicable law. If, notwithstanding the foregoing sentence, the Partnership makes an indemnification payment or advances expenses to such an Indemnitee entitled to primary indemnification, the Partnership shall be subrogated to the rights of such Indemnitee against the Person or Persons responsible for the primary indemnification. “Fund” means any fund, investment vehicle or account whose investments are managed or advised by the Partnership (if any) or an affiliate thereof.

(b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a final and non-appealable determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it ultimately shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.7(j), the Partnership shall be required to indemnify a Person described in such sentence in connection with any claim, demand, action, suit or proceeding (or part thereof) commenced by such Person only if (x) the commencement of such claim, demand, action, suit or proceeding (or part thereof) by such Person was authorized by the General Partner in its sole discretion or (y) there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such Person was entitled to indemnification by the Partnership pursuant to Section 7.7(j).

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, insurance, pursuant to any vote of the holders of Outstanding Voting Units entitled to vote on such matter, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates, the other Indemnitees and such other Persons as the General Partner shall determine in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Partnership Group’s activities or such Person’s activities on behalf of the Partnership Group regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 7.7, (i) the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and (iii) any action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

(f) Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership. The General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. Except as required by Section 17-607 and Section 17-804 of the Delaware Limited Partnership Act, in no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) If a claim for indemnification (following the final disposition of the action, suit or proceeding for which indemnification is being sought) or advancement of expenses under this Section 7.7 is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Partnership, such Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim, including reasonable attorneys’ fees. In any such action the Partnership shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(k) This Section 7.7 shall not limit the right of the Partnership, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, Persons other than Indemnitees.

Section 7.8.  Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable to the Partnership, the Limited Partners or any other Persons who have acquired interests in the Partnership Securities or are bound by this Agreement, for any losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a result of any act or omission of an Indemnitee, or for any breach of contract (including breach of this Agreement) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct. The Partnership, the Limited Partners, the Record Holders and any other Person who acquires an interest in a Partnership Security, each on their own behalf and on behalf of the Partnership, waives, to the fullest extent permitted by law, any and all rights to seek punitive damages or damages based upon any Federal, State or other income (or similar) taxes paid or payable by any such Limited Partner, Record Holder or other Person.

(b) The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct, negligence or wrongdoing on the part of any such agent appointed by the General Partner in good faith.

(c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership, the Partners, the Record Holders or any Person who acquires an interest in a Partnership Security, any Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Partnership, to any Partner, to any Record Holder or to any other Person who acquires an interest in a Partnership Security for such Indemnitee’s reliance on the provisions of this Agreement.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted, and provided such Person became an Indemnitee hereunder prior to such amendment, modification or repeal.

Section 7.9.  Modification of Duties; Standards of Conduct; Resolution of Conflicts of Interest

(a) Notwithstanding anything to the contrary set forth in this Agreement or otherwise applicable provision of law or in equity, neither the General Partner nor any other Indemnitee shall have any fiduciary duties, or, to the fullest extent permitted by law, except to the extent expressly provided in this Agreement, other duties, obligations or liabilities, to the Partnership, any Limited Partner, any other Person who has acquired an interest in a Partnership Security, any other Person who is bound by this Agreement or any creditor of the Partnership, and, to the fullest extent permitted by law, the General Partner and the other Indemnitees shall only be subject to any contractual standards imposed and existing under this Agreement. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or in equity, whenever in this Agreement or any other agreement contemplated hereby the General Partner, the Board of Directors or any committee of the Board of Directors is permitted to or required to make a decision (i) in its “discretion” or “sole discretion” or (ii) pursuant to any provision not subject to an express standard of “good faith” (regardless of whether there is a reference to “discretion”, “sole discretion” or any other standard), then the General Partner (or any of its Affiliates or Associates causing it to do so), the Board of Directors, or any committee of the Board of Directors, as applicable, in making such decision, shall not be subject to any fiduciary duty and shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Partnership, the Partners, or any other Person (including any creditor of the Partnership), and shall not be subject to any other or different standards imposed by this Agreement or otherwise existing at law, in equity or otherwise. Notwithstanding the immediately preceding sentence, if a decision or action under this Agreement is to be made or taken by the General Partner in “good faith”, the General Partner shall act under that express standard and shall not be subject to any other or different standard under this Agreement or otherwise existing at law, in equity or otherwise. For all purposes of this Agreement and notwithstanding any applicable provision of law or in equity, a determination or other action or failure to act by the General Partner, the Board of Directors or any committee thereof conclusively will be deemed to be made, taken or omitted to be made or taken in “good faith”, and shall not be a breach of this Agreement, (i) if such determination, action or failure to act was approved by Special Approval or (ii) unless the General Partner, the Board of Directors or committee thereof, as applicable, subjectively believed such determination, action or failure to act was opposed to the best interests of the Partnership. The belief of a majority of the Board of Directors or committee thereof shall be deemed to be the belief of the Board of Directors or such committee. In any proceeding brought by the Partnership, any Limited Partner, any Record Holder, any other Person who acquires an interest in a Partnership Security or any other Person who is bound by this Agreement challenging such action, determination or failure to act, notwithstanding any provision of law or equity to the contrary, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or failure to act was not in good faith. Any action or determination taken or made by the General Partner, its Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any other Indemnitee which is not in breach of this Agreement shall be deemed taken or determined in compliance with this Agreement, the Delaware Limited Partnership Act and any other applicable fiduciary requirements.

(b) Whenever the General Partner makes a determination or takes or fails to take any other action, or any of its Affiliates causes it to do so, in its individual capacity as opposed to in its capacity as a general partner of the Partnership, whether under this Agreement or any other agreement or circumstance contemplated hereby or otherwise, then the General Partner, or such Affiliates or Associates causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or not to take such other action free of any duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever to the Partnership, any Limited Partner, any Record Holder, any Person who acquires an interest in a Partnership Security, any other Person bound by this Agreement or any creditor of the Partnership, and the General Partner, or such Affiliates causing it to do so, shall not, to the fullest extent permitted by law, be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

(c) Whenever a potential conflict of interest exists or arises between the General Partner (in its capacity as the general partner of the Partnership, as limited partner of the Partnership, or in its individual capacity) or any of its Affiliates or Associates, on the one hand, and the Partnership, any Group Member, any Partner, any other Person who acquires an interest in a Partnership Security or any other Person who is bound by this Agreement, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall conclusively be deemed approved by the Partnership, all of the Partners, each Person who acquires an interest in a Partnership Security and any other Person bound hereby and shall not constitute a breach of this Agreement or any agreement contemplated herein, or of duty (including any fiduciary duty) existing at law, in equity or otherwise or obligation whatsoever if the resolution or course of action in respect of such conflict of interest is (i) approved by Special Approval or (ii) approved by the General Partner in good faith. The General Partner and the Conflicts Committee (in connection with any Special Approval by the Conflicts Committee) each shall be authorized in connection with its resolution of any conflict of interest to consider such factors as it determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. The General Partner shall be authorized but not required in connection with its resolution of any conflict of interest to seek Special Approval of such resolution, and the General Partner may also adopt a resolution or course of action that has not received Special Approval. Failure to seek Special Approval shall not be deemed to indicate that a conflict of interest exists or that Special Approval could not have been obtained. Notwithstanding anything to the contrary in this Agreement or any duty otherwise existing at law or equity, and without limitation of Section 7.6, to the fullest extent permitted by the Delaware Limited Partnership Act, the existence of the conflicts of interest described in or contemplated by the Registration Statement are hereby approved, and all such conflicts of interest are waived, by the Partnership and each Partner and any other Person who acquires an interest in a Partnership Security and shall not constitute a breach of this Agreement or any duty existing at law, in equity or otherwise.

(d) Notwithstanding anything to the contrary in this Agreement, the General Partner and its Affiliates shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business or (ii) permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the General Partner or any of its Affiliates to enter into such contracts shall be in its sole discretion.

(e) The Limited Partners, hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

(f) The Limited Partners expressly acknowledge that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable to the Limited Partners for monetary damages or equitable relief for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions.

(g) Notwithstanding any other provision of this Agreement, to the extent that any provision of this Agreement, including the provisions of this Section 7.9, purports (i) to restrict or otherwise modify or eliminate the duties (including fiduciary duties), obligations and liabilities of the General Partner, the Board of Directors, any committee of the Board of Directors (including the Conflicts Committee) or any other Indemnitee otherwise existing at law or in equity or (ii) to constitute a waiver or consent by the Partnership, the Limited Partners or any other Person who acquires an interest in a Partnership Security to any such restriction, modification or elimination, such provision shall be deemed to have been approved by the Partnership, all of the Partners, and each other Person who has acquired an interest in a Partnership Security.

Section 7.10.  Other Matters Concerning the General Partner.

(a) The General Partner and any other Indemnitee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner and any Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner or such Indemnitee believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such advice or opinion.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or any duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty that is permitted or required to be done by the General Partner hereunder.

Section 7.11.  Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership or any other Group Member to purchase or otherwise acquire Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities. Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, any Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that are purchased or otherwise acquired by the Partnership may, in the sole discretion of the General Partner, be held by the Partnership in treasury and, if so held in treasury, shall no longer be deemed to be Outstanding for any purpose. For the avoidance of doubt, (i) Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities that are held by the Partnership in treasury (a) shall not be allocated Net Income (Loss) pursuant to Article VI and (b) shall not be entitled to distributions pursuant to Article VI, and (ii) shall neither be entitled to vote nor be counted for quorum purposes. The General Partner or any other Indemnitee or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities for their own account, subject to the provisions of Articles IV and X.

Section 7.12.  Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner purporting to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. The Partnership, each Limited Partner and each other Person who has acquired an interest in a Partnership Security hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or any such officer shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the General Partner or any such officer executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 7.13.  Board of Directors

(a) On January 31 of each year (each a “Determination Date”), the General Partner will determine whether the voting power collectively held by (i) the holders of Special Voting Units (including Voting Units held by the General Partner and its Affiliates) in their capacity as such, (ii) persons that were formerly employed by or had provided services to (including as a director), or are then employed by or providing services to (including as a director), the General Partner and/or its Affiliates, and (iii) any estate, trust, partnership or limited liability company or other similar entity of which any such person is a trustee, partner, member or similar party, respectively, is at least 10% of the voting power of the Outstanding Voting Units (treating as Outstanding and held by any such persons, Voting Units deliverable pursuant to any equity awards granted to such persons) (the “Carlyle Partners Ownership Condition”).

(b) The method of nomination, election and removal of Directors shall be determined as follows: (i) in any year in which the General Partner has determined on the applicable Determination Date that the Carlyle Partners Ownership Condition has not been satisfied, the Board of Directors shall be elected at an annual meeting of the Limited Partners holding Outstanding Units in accordance with Section 13.4(b); and (ii) in any year in which the General Partner has determined on the applicable Determination Date that the Carlyle Partners Ownership Condition has been satisfied, the provisions of Section 13.4(b) shall not apply and the method for nominating, electing and removing Directors shall be as otherwise provided in the General Partner Agreement.

ARTICLE VIII

BOOKS, RECORDS AND ACCOUNTING

Section 8.1.  Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership or any other place designated by the General Partner in its sole discretion appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders of Units or other Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2.  Fiscal Year.

The fiscal year of the Partnership (each, a “Fiscal Year”) shall be a year ending December 31. The General Partner in its sole discretion may change the Fiscal Year of the Partnership at any time and from time to time in each case as may be required or permitted under the Code or applicable United States Treasury Regulations and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

ARTICLE IX

TAX MATTERS

Section 9.1.  Tax Returns and Information.

As soon as reasonably practicable after the end of each Fiscal Year (which each of the Partners and each other Person who acquires an interest in a Partnership Security hereby acknowledges and agrees may be later than the otherwise applicable due date of the tax return of such Partner or other Person), the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1 with respect to such Fiscal Year. The Partnership also shall provide the Partners with such other information as may be reasonably required in the discretion of the General Partner for purposes of allowing the Partners to prepare and file their own U.S. federal, state and local tax returns. Each Partner shall be required to report for all tax purposes consistently with such information provided by the Partnership. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

Section 9.2.  Tax Elections.

The General Partner shall determine whether to make, refrain from making or revoke any and all elections permitted by the tax laws of the United States, the several states and other relevant jurisdictions, in its sole discretion.

Section 9.3.  Tax Controversies.

Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things required by the General Partner to conduct such proceedings.

Section 9.4.  Withholding.

Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that may be required or be necessary or appropriate to cause the Partnership or any other Group Member to comply with any withholding requirements established under the Code or any other U.S. federal, state, local or non-U.S. law including pursuant to Sections 1441, 1442, 1445, 1446 and 3406 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including by reason of Section 1446 of the Code), the General Partner shall treat the amount withheld as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

Section 9.5.  Election to be Treated as a Corporation.
If the General Partner determines in its sole discretion that it is no longer in the interests of the Partnership to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to treat the Partnership as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes or may effect such change by merger or conversion or otherwise under applicable law.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1.  Admission of Initial Limited Partners.

(a) Upon the issuance by the Partnership of a Special Voting Unit to TCG Partners, the General Partner shall admit TCG Partners to the Partnership as an Initial Limited Partner in respect of the Special Voting Unit issued to it.

(b) Upon the issuance by the Partnership of Common Units to the Underwriters or their designee(s) as described in Section 5.4 in connection with the Initial Offering, the General Partner shall admit such parties to the Partnership as Initial Limited Partners in respect of the Common Units issued to them.

Section 10.2.  Admission of Additional Limited Partners.

(a) By acceptance of the transfer of any Limited Partner Interests in accordance with this Section 10.2 or the issuance of any Limited Partner Interests in accordance herewith (including in a merger, consolidation or other business combination pursuant to Article XIV), and except as provided in Section 4.8, each transferee or other recipient of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so transferred or issued to such Person when any such transfer or issuance is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have agreed to be bound by, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so transferred or issued, (iv) represents that the transferee or other recipient has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents, acknowledgments and waivers contained in this Agreement. The transfer of any Limited Partner Interests and/or the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may become a Record Holder without the consent or approval of any of the Partners. A Person may not become a Limited Partner without acquiring a Limited Partner Interest. The rights and obligations of a Person who is a Non-citizen Assignee shall be determined in accordance with Section 4.8.

(b) The name and mailing address of each Record Holder shall be listed on the books and records of the Partnership maintained for such purpose by the Partnership or the Transfer Agent. The General Partner shall update the books and records of the Partnership from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable). A Limited Partner Interest may be represented by a Certificate, as provided in Section 4.1.

(c) Any transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 10.2(a).

Section 10.3.  Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or the transferee of or successor to all of the General Partner Interest (represented by General Partner Units) pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal of the predecessor or transferring General Partner pursuant to Section 11.1 or the transfer of such General Partner’s General Partner Interest (represented by General Partner Units) pursuant to Section 4.6; provided however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor is hereby authorized to and shall, subject to the terms hereof, carry on the business of the Partnership without dissolution.

Section 10.4.  Amendment of Agreement and Certificate of Limited Partnership to Reflect the Admission of Partners.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary under the Delaware Limited Partnership Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1.  Withdrawal of the General Partner.

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”):

(i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii) The General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

(iii) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iii); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(iv) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(v) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iii), (iv) or (v)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Listing Date and ending at 12:00 midnight, New York City time, on December 31, 2021, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by Limited Partners holding at least a majority of the voting power of the Outstanding Voting Units (excluding Voting Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, New York City time, on December 31, 2021, the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii); or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) Beneficially Own or own of record or control at least 50% of the Outstanding Common Units. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Limited Partners holding of a majority of the voting power of Outstanding Voting Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member, and is hereby authorized to, and shall, continue the business of the Partnership and, to the extent applicable, the other Group Members without dissolution. If, prior to the effective date of the General Partner’s withdrawal pursuant to Section 11.1(a)(i), a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with and subject to Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

Section 11.2.  No Removal of the General Partner.

The Limited Partners shall have no right to remove or expel, with or without cause, the General Partner.

Section 11.3.  Interest of Departing General Partner and Successor General Partner.

(a) In the event of the withdrawal of a General Partner, if a successor General Partner is elected in accordance with the terms of Section 11.1, the Departing General Partner, in its sole discretion and acting in its individual capacity, shall have the option exercisable prior to the effective date of the withdrawal of such Departing General Partner to require its successor to purchase its General

Partner Interest (represented by General Partner Units) in exchange for an amount in cash equal to the fair market value of such General Partner Interest, such amount to be determined and payable as of the effective date of its withdrawal. The Departing General Partner shall be entitled to receive all reimbursements due such Departing General Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing General Partner or its Affiliates (excluding any Group Member) for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of a Departing General Partner’s General Partner Interest shall be determined by agreement between the Departing General Partner and its successor or, failing agreement within 30 days after the effective date of such Departing General Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing General Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing General Partner shall designate an independent investment banking firm or other independent expert, the Departing General Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the General Partner Interest of the Departing General Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing General Partner and other factors it may deem relevant.

(b) If the Departing General Partner does not exercise its option to require the successor General Partner to purchase its General Partner Interest in the manner set forth in Section 11.3(a), the Departing General Partner (or its transferee) shall automatically become a Limited Partner and its General Partner Interest automatically shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a). Any successor General Partner shall indemnify the Departing General Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing General Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner Interest of the Departing General Partner to Common Units will be characterized as if the Departing General Partner (or its transferee) contributed its General Partner Interest to the Partnership in exchange for the newly-issued Common Units and the Partnership reissued a new General Partner Interest in the Partnership to the successor General Partner.

Section 11.4.  Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided however that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1.  Dissolution.

The Partnership shall not be dissolved by the admission of additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, if a successor General Partner is admitted to the Partnership pursuant to Sections 10.3, 11.1 or 12.2, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to, and shall, continue the business of the Partnership. Subject to Section 12.2, the Partnership shall dissolve, and its affairs shall be wound up, upon:

(a) an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and such successor is admitted to the Partnership pursuant to this Agreement;

(b) an election to dissolve the Partnership by the General Partner that is approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units;

(c) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Limited Partnership Act; or

(d) at any time there are no Limited Partners, unless the Partnership is continued without dissolution in accordance with the Delaware Limited Partnership Act.

Section 12.2.  Continuation of the Business of the Partnership After Event of Withdrawal.

Upon an Event of Withdrawal caused by (a) the withdrawal of the General Partner as provided in Sections 11.1(a)(i) and the failure of the Partners to select a successor to such Departing General Partner pursuant to Section 11.1, then within 90 days thereafter, or (b) an event constituting an Event of Withdrawal as defined in Sections 11.1(a)(iii), (iv) or (v), then, to the maximum extent permitted by law, within 180 days thereafter, the Unitholders holding a majority of the voting power of Outstanding Voting Units may elect to continue the business of the Partnership on the same terms and conditions set forth in this Agreement by appointing as the successor General Partner a Person approved by the Unitholders holding a majority of the voting power of Outstanding Voting Units. Unless such an election is made within the applicable time period as set forth above, the Partnership shall dissolve and conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i) the Partnership shall continue without dissolution unless earlier dissolved in accordance with this Article XII;

(ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii) the successor General Partner shall be admitted to the Partnership as General Partner, effective as of the Event of Withdrawal, by agreeing in writing to be bound by this Agreement;

provided that the right of the Unitholders holding a majority of the voting power of Outstanding Voting Units to approve a successor General Partner and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel (x) that the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership nor any Group Member (other than the Carlyle Holdings I General Partner, Carlyle Holdings III General Partner or other Group Member that is formed or existing as a corporation) would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of such right to continue (to the extent not so treated or taxed).

Section 12.3.  Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued pursuant to Section 12.2, the General Partner shall act, or select in its sole discretion one or more Persons to act as Liquidator. If the General Partner is acting as the Liquidator, it shall not be entitled to receive any additional compensation for acting in such capacity. If a Person other than the General Partner acts as Liquidator, such Liquidator (1) shall be entitled to receive such compensation for its services as may be approved by either the Board of Directors of the withdrawing General Partner (or similar governing body) or Unitholders holding at least a majority of the voting power of the Outstanding

Voting Units voting as a single class, (2) shall agree not to resign at any time without 15 days’ prior notice and (3) may be removed at any time, with or without cause, by notice of removal approved by Unitholders holding at least a majority of the voting power of the Outstanding Voting Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the voting power of the Outstanding Voting Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4.  Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Limited Partnership Act and the following:

(a) Disposition of Assets.  The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate distributions of cash (to the extent any cash is available) must be made to the other Partners. The Liquidator may defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b) Discharge of Liabilities.  Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment.

(c) Liquidation Distributions.  All cash and other property in excess of that required to discharge liabilities (whether by payment or the making of reasonable provision for payment thereof) as provided in Section 12.4(b) shall be distributed to the Partners in accordance with their respective Percentage Interests as of a Record Date selected by the Liquidator.

Section 12.5.  Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and other property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Certificate of Limited Partnership shall be cancelled in accordance with the Delaware Limited Partnership Act and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6.  Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7.  Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8.  Capital Account Restoration.

No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership or otherwise.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1.  Amendments to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner, any Unitholder or any other Person, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c) a change that the General Partner determines in its sole discretion is necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or other jurisdiction or to ensure that the Group Members (other than the Carlyle Holdings I General Partner or the Carlyle Holdings III General Partner or other Group Member that is formed or existing as a corporation) will not be treated as associations taxable as corporations or otherwise taxed as entities for U.S. federal income tax purposes (to the extent not so treated);

(d) a change that the General Partner determines in its sole discretion to be necessary or appropriate to address changes in U.S. federal, state or local income tax regulations, legislation or interpretation;

(e) a change that the General Partner determines (i) does not adversely affect the Limited Partners considered as a whole (or adversely affect any particular class of Partnership Interests as compared to another class of Partnership Interests, except under clause (h) below) in any material respect; provided, however, for purposes of determining whether an amendment satisfies the requirements of this Section 13.1(e)(i), the General Partner may in its sole discretion disregard any adverse effect on any class or classes of Partnership Interests the holders of which have approved such amendment pursuant to Section 13.3(c)(ii) to be necessary or appropriate to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any U.S. federal, state or local or non-U.S. agency or judicial authority or contained in any U.S. federal, state or local or non-U.S. statute (including the Delaware Limited Partnership Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed, (iii) to be necessary or appropriate in connection with action taken by the General Partner pursuant to Section 5.8 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(f) a change in the Fiscal Year or taxable year of the Partnership and any other changes that the General Partner determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the General Partner shall so determine in its sole discretion, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(g) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its Indemnitees, from having a material risk of being in any manner subjected to registration under the provisions of the U.S. Investment Company Act of 1940, as amended, the U.S. Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the U.S. Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(h) an amendment that the General Partner determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of any class or series of Partnership Securities or options, rights, warrants or appreciation rights relating to Partnership Securities pursuant to Section 5.6;

(i) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(j) an amendment effected, necessitated or contemplated by a Merger Agreement permitted by Article XIV;

(k) an amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity;

(l) an amendment effected, necessitated or contemplated by an amendment to any Carlyle Holdings Partnership Agreement that requires unitholders of any Carlyle Holdings Partnership to provide a statement, certification or other proof of evidence to the Carlyle Holdings Partnerships regarding whether such unitholder is subject to U.S. federal income taxation on the income generated by the Carlyle Holdings Partnerships;

(m) a merger, conversion or conveyance pursuant to Section 14.3(c), including any amendment permitted pursuant to Section 14.5;

(n) any amendment to Section 16.9 that the General Partner determines in good faith;

(o) any amendment that the General Partner determines to be necessary or appropriate to cure any ambiguity, omission, mistake, defect or inconsistency; or

(p) any other amendments substantially similar to the foregoing.

Section 13.2.  Amendment Procedures.

Except as provided in Sections 5.5, 13.1, 13.3 and 14.5, all amendments to this Agreement shall be made in accordance with the requirements of this Section 13.2. Amendments to this Agreement may be proposed only by the General Partner; provided however that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to propose any amendment to this

Agreement and may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person bound by this Agreement or any creditor of the Partnership. A proposed amendment pursuant to this Section 13.2 shall be effective upon its approval by the General Partner and Unitholders holding a majority of the voting power of the Outstanding Voting Units, unless a greater or lesser percentage is required under this Agreement. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of the voting power of Outstanding Voting Units or call a meeting of the Unitholders to consider and vote on such proposed amendment, in each case in accordance with the other provisions of this Article XIII. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3.  Amendment Requirements.

(a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that requires the vote or consent of Unitholders holding, or holders of, a percentage of the voting power of Outstanding Voting Units (including Voting Units deemed owned by the General Partner and its Affiliates) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of Unitholders or holders of Outstanding Voting Units whose aggregate Outstanding Voting Units constitute not less than the voting or consent requirement sought to be reduced.

(b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such enlargement may be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the General Partner or any of its Affiliates without the General Partner’s consent, which consent may be given or withheld in its sole discretion.

(c) Except as provided in Sections 13.1 and 14.3, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests (treating the Voting Units as a separate class for this purpose) must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d) Notwithstanding the provisions of Sections 13.1 and 13.2, in addition to any other approvals or consents that may be required under this Agreement, neither Section 7.13 nor Section 13.4(b) shall be amended, altered, changed, repealed or rescinded in any respect without the written consent of TCG Partners.

(e) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Article XIV, no amendments shall become effective without the approval of Unitholders holding at least 90% of the voting power of the Outstanding Voting Units unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under the Delaware Limited Partnership Act.

Section 13.4.  Meetings.

(a) All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners representing 50% or more of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing, agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner in its sole discretion on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

(b) (i) Subject to Section 7.13 and Section 13.4(b)(xi), in any year in which the General Partner has determined on the applicable Determination Date that the Carlyle Partners Ownership Condition has not been satisfied, an annual meeting of the Limited Partners holding Outstanding Units for the election of Directors and such other matters as the General Partner shall submit to a vote of the Limited Partners holding Outstanding Units shall be held in June of such year or at such other date and time as may be fixed by the General Partner at such place within or without the State of Delaware as may be fixed by the General Partner and all as stated in the notice of the meeting. Notice of the annual meeting shall be given in accordance with Section 13.5 not less than 10 days nor more than 60 days prior to the date of such meeting.

(ii) The Limited Partners holding Outstanding Units shall vote together as a single class for the election of Directors to the Board of Directors (but such Limited Partners and their Units shall not, however, be treated as a separate class of Partners or Partnership Securities for purposes of this Agreement). The Limited Partners described in the immediately preceding sentence shall elect by a plurality of the votes cast at such meeting persons to serve as Directors who are nominated in accordance with the provisions of this Section 13.4(b). The exercise by a Limited Partner of the right to elect the Directors and any other rights afforded to such Limited Partner under this Section 13.4(b) shall be in such Limited Partner’s capacity as a limited partner of the Partnership and shall not cause a Limited Partner to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize such Limited Partner’s limited liability under the Delaware Limited Partnership Act or the law of any other state in which the Partnership is qualified to do business.

(iii) If the General Partner has provided at least thirty days advance notice of any meeting at which Directors are to be elected, then the Limited Partners holding Outstanding Units that attend such meeting shall constitute a quorum, and if the General Partner has provided less than thirty days advance notice of any such meeting, then Limited Partners holding a majority of the Outstanding Units shall constitute a quorum.

(iv) The number of Directors on the Board of Directors shall be as determined in accordance with the General Partner Agreement.

(v) The Directors shall be divided into three classes, Class I, Class II, and Class III, as determined by the then-existing Board of Directors in its sole discretion, on any Determination Date on which the General Partner has determined that the Carlyle Partners Ownership Condition has not been satisfied, unless the Board of Directors has already been classified in accordance with this Section 13.4(b)(v) on the next preceding Determination Date. The number of Directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of Directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two-thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Each Director shall serve for a term ending as provided herein; provided, however, that the Directors designated to Class I by the Board of Directors shall serve for an initial term that expires at the applicable Initial Annual Meeting, the Directors designated to Class II by the Board of Directors shall serve for an initial term that expires at the first annual meeting of Limited Partners following the applicable Initial Annual Meeting, and the Directors designated to Class III by the Board of Directors shall serve for an initial term that expires at the second annual meeting of Limited Partners following the applicable Initial Annual Meeting. At each succeeding annual meeting of Limited Partners for the election of Directors following an Initial Annual Meeting, successors to the Directors whose term expires at that annual meeting shall be elected for a three-year term.

(vi) Each Director shall hold office for the term for which such Director is elected and thereafter until such Director’s successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If, in any year in which an annual meeting of the Limited Partners for the election of Directors is required to be held in accordance with Section 7.13 and this Section 13.4(b), the number of Directors is changed, any increase or decrease shall be apportioned among the classes of Directors so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. Any vacancy on the Board of Directors (including, without limitation, any vacancy caused by an increase in the number of Directors on the Board of Directors) may only be filled by the vote of a majority of the remaining Directors. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. A Director may be removed only at a meeting of the Limited Partners upon the affirmative vote of Limited Partners holding a majority of the Outstanding Units; provided, however, a Director may only be removed if, at the same meeting, Limited Partners holding a majority of the Outstanding Units nominate a replacement Director (and any such nomination shall not be subject to the nomination procedures otherwise set forth in this Section 13.4), and Limited Partners holding a majority of the Outstanding Units also vote to elect a replacement Director, and, provided, further, a Director may only be removed for cause.

(vii) (A) (1) Nominations of persons for election of Directors to the Board of Directors of the General Partner may be made at an annual meeting of the Limited Partners only pursuant to the General Partner’s notice of meeting (or any supplement thereto) (a) by or at the direction of a majority of the Directors or (b) by a Limited Partner, or a group of Limited Partners, that holds or beneficially owns, and has continuously held or beneficially owned without interruption for the prior eighteen (18) months, 5% of the Outstanding Units (in either case, a “Limited Partner Group”) if each member of the Limited Partner Group was a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner, and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii).

(2) For any nominations brought before an annual meeting by a Limited Partner Group pursuant to clause (b) of paragraph (A)(1) of this Section 13.4(b)(vii), the Limited Partner Group must have given timely notice thereof in writing to the General Partner. To be timely, a Limited Partner Group’s notice shall be delivered to the General Partner not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Limited Partner Group must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Partnership or the General Partner). For purposes of any Initial Annual Meeting, the first anniversary of the preceding year’s annual meeting shall be deemed to be June 30 of that year. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above. Such Limited Partner Group’s notice shall set forth: (a) as to each person whom the Limited Partner Group proposes to nominate for election as Director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act and the rules and regulations promulgated thereunder and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to each member of the Limited Partner Group giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such Limited Partners, as they appear on the Partnership’s books and records, and of such beneficial owners, (ii) the type and number of Units which are owned beneficially and of record by such Limited Partners and such beneficial owners, (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among any or all members of such Limited Partner Group and/or such beneficial owners, any of their respective Affiliates or associates, and any others acting in concert with any of the foregoing, including each nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, equity appreciation or similar rights, hedging transactions, and borrowed or loaned Units) that has been entered into as of the date of the Limited Partner Group’s notice by, or on behalf of, any members of such Limited Partner Group and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of Unit price changes for, or increase or decrease the voting power of, such Limited Partners and such beneficial owner, with respect to Units, (v) a representation that each member of the Limited Partner Group is a Record Holder entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vi) a representation whether any member of the Limited Partner Group or the beneficial owners, if any, intend or are part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Partnership’s Outstanding Units required to elect the nominee and/or (b) otherwise to solicit proxies from Limited Partners in support of such nomination, and (vii) any other information relating to any member of such Limited Partner Group and beneficial owners, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Securities Exchange Act and the rules and regulations promulgated thereunder. A Limited Partner Group providing notice of a proposed nomination for election to the Board of Directors shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the General Partner at the principal executive offices of the General Partner not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of fifteen (15) days prior to the meeting or any adjournment or postponement thereof). The General Partner may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the General Partner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 13.4(b)(vii) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the General Partner is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 13.4(b)(vii) and there is no public announcement by the Partnership or the General Partner naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Limited Partner Group’s notice required by this Section 13.4(b)(vii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the General Partner not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership or the General Partner.

(B) Nominations of persons for election as a Director to the Board of Directors may be made at a special meeting of Limited Partners at which Directors are to be elected pursuant to the General Partner’s notice of meeting (1) by or at the direction of a majority of the Directors or (2) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any Limited Partner Group pursuant to Section 13.4(a) hereof, if each member of such Limited Partner Group is a Record Holder at the time the notice provided for in this Section 13.4(b)(vii) is delivered to the General Partner and if the Limited Partner Group complies with the notice procedures set forth in this Section 13.4(b)(vii). In the event the General Partner calls a special meeting of Limited Partners for the purpose of electing one or more Directors to the Board of Directors, any such Limited Partner Group may nominate a person or persons (as the case may be) for election to such position(s) as specified in the General Partner’s notice of meeting, if the Limited Partner Group’s notice required by paragraph (A)(2) of this Section 13.4(b)(vii) shall be delivered to the General Partner not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Limited Partner Group’s notice as described above.

(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13.4(b) shall be eligible to be elected at an annual or special meeting of Limited Partners to serve as Directors. Except as otherwise provided by law, the chairman designated by the General Partner pursuant to Section 13.10 shall have the power and duty (a) to determine whether a nomination was made in accordance with the procedures set forth in this Section 13.4(b) (including whether the members of the Limited Partner Group or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Limited Partner Group’s nominee in compliance with such Limited Partner Group’s representation as required by clause (A)(2)(b)(vi) of this Section 13.4(b)(vii)) and (b) if any proposed nomination was not made in compliance with this Section 13.4(b), to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 13.4(b), unless otherwise required by law, if each member of the Limited Partner Group (or a qualified representative of each member of the Limited Partner Group) does not appear at the annual or special meeting of Limited Partners to present a nomination, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the General Partner or the Partnership. For purposes of this Section 13.4(b), to be considered a qualified representative of a member of the Limited Partner Group, a person must be a duly authorized officer, manager or partner of such Limited Partner or must be authorized by a writing executed by such Limited Partner or an electronic transmission delivered by such Limited Partner to act for such Limited Partner as proxy at the meeting of Limited Partners and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Limited Partners.

(2) For purposes of this Section 13.4(b)(vii), “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Partnership or the General Partner with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 13.4(b)(vii), a Limited Partner shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.4(b)(vii); provided however, that any references in this Agreement to the Securities Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 13.4(b)(vii) (including paragraphs A(1) and B hereof), and compliance with paragraphs A(1)(b) and B of this Section 13.4(b)(vii) shall be the exclusive means for a Limited Partner to make nominations.

(viii) This Section 13.4(b) shall not be deemed in any way to limit or impair the ability of the Board of Directors to adopt a “poison pill” or unitholder or other similar rights plan with respect to the Partnership, whether such poison pill or plan contains “dead hand” provisions, “no hand” provisions or other provisions relating to the redemption of the poison pill or plan, in each case as such terms are used under Delaware common law.

(ix) The Partnership and the General Partner shall use their commercially reasonable best efforts to take such action as shall be necessary or appropriate to give effect to and implement the provisions of this Section 13.4(b), including, without limitation, amending the organizational documents of the General Partner such that at all times the organizational documents of the General Partner shall provide (i) that in any year in which the General Partner has determined on the applicable Determination Date that the Carlyle Partners Ownership Condition has not been satisfied the Directors shall be elected in accordance with the terms of this Agreement, and (ii) terms consistent with this Section 13.4(b).

(x) If the General Partner delegates to an existing or newly formed wholly owned Subsidiary the power and authority to manage and control the business and affairs of the Partnership Group, the foregoing provisions of this Section 13.4(b) shall be applicable with respect to the Board of Directors or other governing body of such Subsidiary.

(xi) During the period beginning on any Determination Date on which the General Partner has determined that the Carlyle Partners Ownership Condition has been satisfied until the next succeeding Determination Date, if any, on which the General Partner has determined that the Carlyle Partners Ownership Condition has not been satisfied, the provisions of this Section 13.4(b) shall automatically not apply, the Board of Directors shall not be classified, Directors shall not be elected by the Limited Partners, and the Directors shall be nominated and elected and may be removed solely in accordance with the General Partner Agreement.

Section 13.5.  Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6.  Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such National Securities Exchange shall govern). If the General Partner does not set a Record Date, then (a) the Record Date for determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners shall be the close of business on the Business Day immediately preceding the day on which notice is given, and (b) the Record Date for determining the Limited Partners entitled to give approvals without a meeting shall be the date the first written approval is deposited with the Partnership in care of the General Partner in accordance with Section 13.11.

Section 13.7.  Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8.  Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except (i) when the Limited Partner attends the meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at such meeting because the meeting is not lawfully called or convened, and takes no other action, and (ii) that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9.  Quorum.

Subject to Section 13.4(b), the Limited Partners holding a majority of the voting power of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by Limited Partners holding a greater percentage of the voting power of such Limited Partner Interests, in which case the quorum shall be such greater percentage. (For the avoidance of doubt, the Common Units and the Special Voting Units shall not constitute separate classes for this purpose.) At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding a majority Limited Partner votes cast shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or lesser percentage of the voting power shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of the voting power of Outstanding Limited Partner Interests specified in this Agreement (including Outstanding Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of Limited Partners holding at least a majority of the voting power of the Outstanding Limited Partner Interests present and entitled to vote at such meeting (including Outstanding Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10.  Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting, who shall, among other things, be entitled to exercise the powers of the General Partner set forth in this Section 13.10, and the General Partner shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem necessary or advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals, proxies and votes in writing.

Section 13.11.  Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting, without a vote and without prior notice, if consented to in writing or by electronic transmission by Limited Partners owning not less than the minimum percentage of the voting power of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests or a class thereof are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not consented. The General Partner may specify that any written ballot, if any, submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner in its sole discretion. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, any written approvals or approvals transmitted by electronic transmission shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated or transmitted as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership within the meaning of the Delaware Limited Partnership Act so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners. Nothing contained in this Section 13.11 shall be deemed to require the General Partner to solicit all Limited Partners in connection with a matter approved by the requisite percentage of the voting power of Limited Partners or other holders of Outstanding Voting Units acting by written consent or consent by electronic transmission without a meeting.

Section 13.12.  Voting and Other Rights.

(a) Only those Record Holders of Outstanding Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of

“Outstanding” and the limitations set forth in Section 13.4(b)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests. Each Common Unit shall entitle the holder thereof (other than a Non-Voting Common Unitholder) to one vote for each Common Unit held of record by such holder as of the relevant Record Date.

(b) With respect to Limited Partner Interests that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the Beneficial Owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

(c) Notwithstanding any other provision of this Agreement, for the avoidance of doubt, a Non-Voting Common Unitholder shall be subject to the limitations on voting set forth in this Section 13.12(c) for so long as it is a Limited Partner or Beneficially Owns any Common Units. Notwithstanding any other provision of this Agreement or the terms of any Common Units, a Non-Voting Common Unitholder shall have no voting rights whatsoever with respect to the Partnership, including any voting rights that may otherwise exist for Limited Partners or holders of Common Units hereunder, under the Act, at law, in equity or otherwise; provided that any amendment of this Agreement that would have a material adverse effect on the rights or preferences of the Common Units Beneficially Owned by Non-Voting Common Unitholders in relation to other Common Units (treating the Common Units Beneficially Owned by Non-Voting Common Unitholders as a separate class for this purpose) must be approved by the holders of not less than a majority of the Common Units Beneficially Owned by the Non-Voting Common Unitholders. Each Non-Voting Common Unitholder hereby further irrevocably waives any right it may otherwise have to vote to elect or appoint a successor General Partner or Liquidator under the Act in its capacity as Limited Partner or with respect to any Common Units owned by it.

Section 13.13.  Participation of Special Voting Units in All Actions Participated in by Common Units.

(a) Notwithstanding any other provision of this Agreement, the Delaware Limited Partnership Act or any applicable law, rule or regulation, but subject to Section 13.13(b) with respect to the voting matters addressed therein, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby agrees that the holders of Special Voting Units (other than the Partnership and its Subsidiaries) shall be entitled to receive notice of, be included in any requisite quora for and participate in any and all approvals, votes or other actions of the Partners on an equivalent basis as, and treating such Persons for all purposes as if they are, Limited Partners holding Common Units that are not Non-Voting Common Unitholders (including, without limitation, the notices, quora, approvals, votes and other actions contemplated by Sections 4.6(a), 7.3, 7.7(c), 7.9(a), 11.1(b), 12.1(b), 12.2, 12.3, 13.2, 13.3, 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12, 14.3 and 16.1 hereof), including any and all notices, quora, approvals, votes and other actions that may be taken pursuant to the requirements of the Delaware Limited Partnership Act or any other applicable law, rule or regulation. This Agreement shall be construed in all cases to give maximum effect to such agreement.

(b) Notwithstanding Section 13.13(a) or any other provision of this Agreement, the holders of Special Voting Units, as such, collectively shall be entitled (A) prior to the Closing Date, to all of the Limited Partner votes (and no other Limited Partners, as such, shall be entitled to any Limited Partner votes) and (B) from and after the Closing Date, to a number of Limited Partner votes that is equal to the product of (x) the total number of Carlyle Holdings Partnership Units outstanding

(excluding Carlyle Holdings Partnership Units held by the Partnership or its Subsidiaries) as of the relevant Record Datemultiplied by (y) the Exchange Rate (as defined in the Exchange Agreement). Pursuant to Section 5.3 hereof, (i) TCG Partners, as holder of a Special Voting Unit, shall be entitled to a number of votes that is equal to the product of (x) the total number of Carlyle Holdings Partnership Units held of record by each Carlyle Holdings Partner that does not hold a Special Voting Unit multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement) and (ii) each other holder of Special Voting Units, as such, shall be entitled, without regard to the number of Special Voting Units (or fraction thereof) held by such holder, to a number of votes that is equal to the product of (x) the total number of Carlyle Holdings Partnership Units held of record by such holder multiplied by (y) the Exchange Rate (as defined in the Exchange Agreement). The number of votes to which each holder of a Special Voting Unit shall be entitled from and after the Closing Date shall be adjusted accordingly if (i) a Limited Partner holding Common Units, as such, shall become entitled to a number of votes other than one for each Common Unit held and/or (ii) under the terms of the Exchange Agreement the holders of Carlyle Holdings Partnership Units party thereto shall become entitled to exchange each such unit for a number of Common Units other than one. The holders of Special Voting Units shall vote together with the Limited Partners holding Common Units as a single class and, to the extent that the Limited Partners holding Common Units shall vote together with the holders of any other class of Partnership Interest, the holders of Special Voting Units shall also vote together with the holders of such other class of Partnership Interests on an equivalent basis as the Limited Partners holding Common Units.

(c) Notwithstanding anything to the contrary contained in this Agreement, and in addition to any other vote required by the Delaware Limited Partnership Act or this Agreement, the affirmative vote of the holders of at least a majority of the voting power of the Special Voting Units (excluding Special Voting Units held by the Partnership and its Subsidiaries) voting separately as a class shall be required to alter, amend or repeal this Section 13.13 or to adopt any provision inconsistent therewith.

ARTICLE XIV

MERGER

Section 14.1.  Authority.

The Partnership may merge or consolidate or otherwise combine with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts, unincorporated businesses or other Person permitted by the Delaware Limited Partnership Act, including a partnership (whether general or limited (including a limited liability partnership or a limited liability limited partnership)), pursuant to a written agreement of merger, consolidation or other business combination (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2.  Procedure for Merger, Consolidation or Other Business Combination.

Merger, consolidation or other business combination of the Partnership pursuant to this Article XIV requires the prior consent of the General Partner, provided however that, to the fullest extent permitted by law, the General Partner shall have no duty or obligation to consent to any merger, consolidation or other business combination of the Partnership and, to the fullest extent permitted by law, may decline to do so free of any duty (including any fiduciary duty) or obligation whatsoever to the Partnership, any Limited Partner, any other Person bound by this Agreement or any creditor of the Partnership and, in declining to consent to a merger, consolidation or other business combination, shall not be required to act pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger, consolidation or other business combination, the General Partner shall approve the Merger Agreement, which shall set forth:

(a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge, consolidate or combine;

(b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger, consolidation or other business combination (the “Surviving Business Entity”);

(c) The terms and conditions of the proposed merger, consolidation or other business combination;

(d) The manner and basis of converting or exchanging the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be converted or exchanged solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive upon conversion of, or in exchange for, their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other Person (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger, consolidation or other business combination;

(f) The effective time of the merger, consolidation or other business combination which may be the date of the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of such transaction is to be later than the date of the filing of such certificate, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate and stated therein); and

(g) Such other provisions with respect to the proposed merger, consolidation or other business combination that the General Partner determines in its sole discretion to be necessary or appropriate.

Section 14.3.  Approval by Limited Partners of Merger, Consolidation or Other Business Combination; Conversion of the Partnership into another Limited Liability Entity.

(a) Except as provided in Section 14.3(c), the Merger Agreement and the merger, consolidation or other business combination contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of a majority of the voting power of Outstanding Voting Units.

(b) Except as provided in Section 14.3(c), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or consolidation or similar certificate pursuant to Section 14.4, the merger, consolidation or other business combination may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(c) Notwithstanding anything else contained in this Article XIV or otherwise in this Agreement, the General Partner is permitted, without Limited Partner approval, to convert the Partnership into a new limited liability entity, to merge the Partnership into, or convey all of the Partnership’s assets to, another limited liability entity, which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or those arising from its incorporation or formation; provided that (A) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, (B) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (C) the governing instruments of the new entity provide the Limited Partners and the General Partner with substantially the same rights and obligations as are herein contained.

Section 14.4.  Certificate of Merger or Consolidation.

Upon the approval by the General Partner and, to the extent required pursuant to Section 14.3(a), of the Unitholders, of a Merger Agreement and the merger, consolidation or business combination contemplated thereby, a certificate of merger or consolidation or similar certificate shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Limited Partnership Act.

Section 14.5.  Amendment of Partnership Agreement.

Pursuant to Section 17-211(g) of the Delaware Limited Partnership Act, an agreement of merger, consolidation or other business combination approved in accordance with this Article XIV may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 14.5 shall be effective at the effective time or date of the merger, consolidation or other business combination.

Section 14.6.  Effect of Merger.

(a) At the effective time of the certificate of merger or consolidation or similar certificate:

(i) all of the rights, privileges and powers of each of the business entities that has merged, consolidated or otherwise combined, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger, consolidation or other business combination shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger, consolidation or other business combination;

(iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b) A merger, consolidation or other business combination effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

Section 14.7.  Merger of Subsidiaries.

Article XIV does not apply to mergers of Subsidiaries of the Partnership. Mergers of Subsidiaries are within the exclusive authority of the General Partner, subject to Section 7.3.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1.  Right to Acquire Limited Partner Interests.

(a) Notwithstanding any other provision of this Agreement, if at any time (1) less than 10% of the total Limited Partner Interests of any class then Outstanding (other than Special Voting Units) is held by Persons other than the General Partner and its Affiliates, or (2) the Partnership is required to register as an investment company under the U.S. Investment Company Act of 1940, as amended, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates acting in concert with the Partnership for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices per limited partner interest of such class for the 20 consecutive Trading Days immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the primary reporting system then in use in relation to such Limited Partner Interest of such class, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner in its sole discretion, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined by the General Partner in its sole discretion; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and circulated in the Borough of Manhattan, New York City. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests (in the case of Limited Partner Interests evidenced by Certificates, upon surrender of Certificates representing such Limited Partner Interests) in exchange for payment at such office or offices of the Transfer Agent as the Transfer Agent may specify or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest (in the case of Limited Partner Interests evidenced by Certificates, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests) and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1.  Addresses and Notices.

(a) Any notice, demand, request, report, document or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by first class United States mail or by other means of written communication to the Partner at the address in Section 16.1(b), or when made in any other manner, including by press release, if permitted by applicable law.

(b) Any payment, distribution or other matter to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, when delivered in person or upon sending of such payment, distribution or other matter to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise.

(c) Notwithstanding the foregoing, if (i) a Partner shall consent to receiving notices, demands, requests, reports, documents or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery.

(d) An affidavit or certificate of making of any notice, demand, request, report, document, proxy material, payment, distribution or other matter in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent, their agents or the mailing organization shall be prima facie evidence of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter. If any notice, demand, request, report, document, proxy material, payment, distribution or other matter given or made in accordance with the provisions of this Section 16.1 is returned marked to indicate that it was unable to be delivered, such notice, demand, request, report, documents, proxy materials, payment, distribution or other matter and, if returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, demands, requests, reports, documents, proxy materials, payments, distributions or other matters shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) or other delivery if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, demand, request, report, document, proxy material, payment, distribution or other matter to the other Partners. Any notice to the Partnership shall be deemed given if received in writing by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.

Section 16.2.  Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3.  Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Indemnitees and their heirs, executors, administrators and successors shall be entitled to receive the benefits of this Agreement.

Section 16.4.  Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5.  Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6.  Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7.  Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest pursuant to Section 10.1(c) or 10.2(a), without execution hereof.

Section 16.8.  Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9.  Form Selection.

The Partnership, each Partner, each Record Holder, each other Person who acquires an interest in a Partnership Security and each other Person who is bound by this Agreement (collectively, the

“Consenting Parties” and each a “Consenting Party”) (i) irrevocably agrees that, unless the General Partner shall otherwise agree in writing, any claims, suits, actions or proceedings arising out of or relating in any way to this Agreement or any Partnership Interest (including, without limitation, any claims, suits or actions under or to interpret, apply or enforce (A) the provisions of this Agreement, including without limitation the validity, scope or enforceability of this Section 16.9, (B) the duties, obligations or liabilities of the Partnership to the Limited Partners or the General Partner, or of Limited Partners or the General Partner to the Partnership, or among Partners, (C) the rights or powers of, or restrictions on, the Partnership, the Limited Partners or the General Partner, (D) any provision of the Delaware Limited Partnership Act or other similar applicable statutes, (E) any other instrument, document, agreement or certificate contemplated either by any provision of the Delaware Limited Partnership Act relating to the Partnership or by this Agreement or (F) the federal securities laws of the United States or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless of whether such Disputes (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)) (a “Dispute”), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction; (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding; (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper; (iv) expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding; (v) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided that nothing in clause (v) hereof shall affect or limit any right to serve process in any other manner permitted by law; and (vi) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding; (vii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (viii) agrees that if a Dispute that would be subject to this Section 16.9 if brought against a Consenting Party is brought against an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates (other than Disputes brought by the employer or principal of any such employee, officer, director, agent or indemnitee) for alleged actions or omissions of such employee, officer, director, agent or indemnitee undertaken as an employee, officer, director, agent or indemnitee of such Consenting Party or its affiliates, such employee, officer, director, agent or indemnitee shall be entitled to invoke this Section 16.9.

Section 16.10.  Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

If a provision is held to be invalid as written, then it is the intent of the Persons bound by this Agreement that the court making such a determination interpret such provision as having been modified to the least extent possible to find it to be binding, it being the objective of the Persons bound by this Agreement to give the fullest effect possible to the intent of the words of this Agreement.

Section 16.11.  Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

Section 16.12.  Facsimile Signatures.

The use of facsimile signatures affixed in the name and on behalf of the Transfer Agent on Certificates, if any, representing Common Units is expressly permitted by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

GENERAL PARTNER:

Carlyle Group Management L.L.C.

By:
Name:

Title:

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 10.1(c) or 10.2(a).

Carlyle Group Management L.L.C.

By:
Name:

Title:

IN WITNESS WHEREOF, solely to evidence the withdrawal of the undersigned as a limited partner of the Partnership in accordance with Section 5.1 of the Agreement, the undersigned has executed this Agreement as of the date first written above.

Carlyle Group Limited Partner L.L.C.

By:
Name:

Title:

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common units being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the Financial Industry Regulatory Authority and          .

Filing Fee — Securities and Exchange Commission	$11,600
Fee — Financial Industry Regulatory Authority	10,500
Listing Fee — NASDAQ Global Select Market	25,000
Fees and Expenses of Counsel		*
Printing Expenses		*
Fees and Expenses of Accountants		*
Transfer Agent and Registrar’s Fees		*
Miscellaneous Expenses		*

Total		*

*	To be provided by amendment.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The section of the prospectus entitled “Material Provisions of The Carlyle Group L.P. Partnership Agreement — Indemnification” discloses that we generally will indemnify our general partner, officers, directors and affiliates of the general partner and certain other specified persons to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

We currently maintain liability insurance for our directors and officers. In connection with this offering, we will obtain additional liability insurance for our directors and officers. Such insurance will be available to our directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement to be filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Index

1.1	Underwriting Agreement.*
3.1	Certificate of Limited Partnership of the Registrant.**
3.2	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus).
5.1	Opinion of Simpson Thacher & Bartlett LLP regarding validity of the common units registered.*
8.1	Opinion of Simpson Thacher & Bartlett LLP regarding certain tax matters.*
10.1	Form of Limited Partnership Agreement of Carlyle Holdings I L.P.*
10.2	Form of Limited Partnership Agreement of Carlyle Holdings II L.P.*

10.3	Form of Limited Partnership Agreement of Carlyle Holdings III L.P.*
10.4	Form of Tax Receivable Agreement.*
10.5	Form of Exchange Agreement.*
10.6	Form of Registration Rights Agreement with Senior Carlyle Professionals.*
10.7	Registration Rights Agreement with MDC/TCP Investments (Cayman) I, Ltd., MDC/TCP Investments (Cayman) II, Ltd., MDC/TCP Investments (Cayman) III, Ltd., MDC/TCP Investments (Cayman) IV, Ltd., MDC/TCP Investments (Cayman) V, Ltd., MDC/TCP Investments (Cayman) VI, Ltd., and Five Overseas Investment L.L.C.*
10.8	Registration Rights Agreement with California Public Employees’ Retirement System.*
10.9	Form of Equity Incentive Plan.*
10.10	Noncompetition Agreement with William E. Conway, Jr.
10.11	Noncompetition Agreement with Daniel A. D’Aniello.
10.12	Noncompetition Agreement with David M. Rubenstein.
10.13	Amended and Restated Employment Agreement with Adena T. Friedman.**
10.14	Note And Unit Subscription Agreement, dated as of December 16, 2010, by and among TC Group, L.L.C., TC Group Cayman, L.P., TC Group Investment Holdings, L.P., TC Group Cayman Investment Holdings, L.P., TCG Holdings, L.L.C., TCG Holdings Cayman, L.P., TCG Holdings II, L.P., TCG Holdings Cayman II, L.P., Fortieth Investment Company L.L.C., MDC/TCP Investments (Cayman) I, Ltd., MDC/TCP Investments (Cayman) II, Ltd., MDC/TCP Investments (Cayman) III, Ltd., MDC/TCP Investments (Cayman) IV, Ltd., MDC/TCP Investments (Cayman) V, Ltd., MDC/TCP Investments (Cayman) VI, Ltd., and Five Overseas Investment L.L.C.**
10.15	Lease, dated January 10, 2011, between Commonwealth Tower, L.P. and Carlyle Investment Management L.L.C.**
10.16	Lease, dated April 16, 2010, between Teachers Insurance and Annuity Association of America and Carlyle Investment Management L.L.C.**
10.17	First Amendment to Deed of Lease, dated November 8, 2011, between Commonwealth Tower, L.P. and Carlyle Investment Management L.L.C.**
10.18	Non-Exclusive Aircraft Lease Agreement, dated as of June 27, 2011, between Falstaff Partners LLC as Lessor and Carlyle Investment Management L.L.C. as Lessee.**
10.19	Non-Exclusive Aircraft Lease Agreement, dated as of February 11, 2011, between Westwind Acquisition Company, L.L.C. as Lessor and Carlyle Investment Management L.L.C. as Lessee.**
10.20	Non-Exclusive Aircraft Lease Agreement, dated as of June 30, 2007, between Orange Crimson Aviation, L.L.C. as Lessor and TC Group, L.L.C. as Lessee, as amended by Amendment No. 1 thereto, dated as of December 30, 2010, between Orange Crimson Aviation L.L.C. as Lessor and Carlyle Investment Management L.L.C as Lessee and the Assignment and Consent, dated as of June 30, 2007, by and among TC Group L.L.C. as Assignor, Carlyle Investment Management L.L.C. as Assignee and Orange Crimson Aviation L.L.C.**
10.21	Form of Amended and Restated Limited Partnership Agreement of Fund General Partner (Delaware).**
10.22	Form of Amended and Restated Limited Partnership Agreement of Fund General Partner (Cayman Islands).**
10.23	Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of September 30, 2011, among TC Group Investment Holdings, L.P., TC Group Cayman Investment Holdings, L.P., TC Group Cayman, L.P., Carlyle Investment Management L.L.C., as Borrowers ( the “Borrowers”), TC Group, L.L.C., as Parent Guarantor (the “Parent Guarantor”), the Lenders party hereto (the “Lenders”), and Citibank, N.A., as Administrative Agent (the “Administrative Agent”), and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners (the “Joint Lead Arrangers and Bookrunners”), and JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC, as Syndication Agents (the “Syndication Agents”), and Amendment No. 1 to the Credit Agreement, dated as of December 13, 2011, among each of the Borrowers, the Parent Guarantor, the Lenders party thereto, the Administrative Agent, the Joint Lead Arrangers and Bookrunners, the Syndication Agents, and the other parties thereto.

10.24	Credit Agreement, dated as of December 13, 2011, among TC Group Investment Holdings, L.P., TC Group Cayman Investment Holdings, L.P., TC Group Cayman, L.P., Carlyle Investment Management L.L.C., as Borrowers, TC Group, L.L.C., as Parent Guarantor, the Lenders party hereto, and Citibank, N.A., as Administrative Agent, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Bookrunners, and JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC, as Syndication Agents.
10.25	Form of Indemnification Agreement.
21.1	Subsidiaries of the Registrant
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*
23.3	Consent of Jay S. Fishman to be named as a director nominee.
23.4	Consent of Lawton W. Fitt to be named as a director nominee.
23.5	Consent of James H. Hance, Jr. to be named as a director nominee.
23.6	Consent of Janet Hill to be named as a director nominee.
23.7	Consent of Edward J. Mathias to be named as a director nominee.
23.8	Consent of Dr. Thomas S. Robertson to be named as a director nominee.
23.9	Consent of William J. Shaw to be named as a director nominee.
24.1	Power of Attorney**
99.1	Form of Amended and Restated Agreement of Limited Liability Company of the General Partner of the Registrant.

*	To be filed by amendment.

**	Previously filed.

ITEM 17.	UNDERTAKINGS

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(2) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 14th day of March, 2012.

The Carlyle Group L.P.

By:	Carlyle Group Management L.L.C.,
its general partner

By:	/s/ Adena T. Friedman
Name:     Adena T. Friedman
Title:     Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of March, 2012.

Signature		Title

* William E. Conway, Jr.		Co-Chief Executive Officer and Director (co-principal executive officer)

* Daniel A. D’Aniello		Chairman and Director (co-principal executive officer)

* David M. Rubenstein		Co-Chief Executive Officer and Director (co-principal executive officer)

/s/ Adena T. Friedman Adena T. Friedman		Chief Financial Officer (principal financial officer)

* Curtis L. Buser		Chief Accounting Officer (principal accounting officer)

* By:	/s/ Adena T. Friedman Attorney-in-fact

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